UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

SPHERE 3D CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

243 Tresser Boulevard, 17th Floor
Stamford, Connecticut 06901

PROPOSED ARRANGEMENT - YOUR VOTE IS VERY IMPORTANT

Dear Shareholders,

I am pleased to inform you, as previously disclosed that Sphere 3D Corp., a corporation existing under the laws of the Province of Ontario, Canada (“Sphere”), S3D Acquisition Corp., a corporation existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Sphere (“Amalco Sub”), and Cathedra Bitcoin Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Cathedra”), entered into an Arrangement Agreement (the “Arrangement Agreement”) pursuant to which, subject to the terms and conditions set forth therein, Sphere has agreed to acquire all of the issued and outstanding subordinate voting shares (the “Cathedra SV Shares”) and multiple voting shares (the “Cathedra MV Shares” and together with the Cathedra SV Shares, the “Cathedra Shares”) of Cathedra in a stock-for-stock transaction, subject to satisfaction of certain closing conditions (the “Arrangement”). Pursuant to the Arrangement Agreement, at the effective time of the Arrangement (the “Effective Time”), Amalco Sub will acquire all of the issued and outstanding Cathedra Shares (other than those Cathedra Shares held by Dissenting Shareholders), and each holder of Cathedra SV Shares (other than the Dissenting Shareholders) will receive 0.123014 common shares of Sphere (the “Sphere Common Shares”) for each Cathedra SV Share held (the “SVS Exchange Ratio”) and each holder of Cathedra MV Shares will receive 12.3014 Sphere Common Shares for each Cathedra MV Share held (the “MVS Exchange Ratio”, and together with the SVS Exchange Ratio, the “Exchange Ratios”), subject to adjustment in accordance with the Arrangement Agreement; provided, however, that certain Cathedra Shareholders who would otherwise receive Sphere Common Shares in excess of seven (7%) percent of the outstanding Sphere Common Shares (on a non-diluted basis immediately following consummation of the Arrangement as set forth in the Plan of Arrangement) (the “Ownership Cap”) will instead receive, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of shares of a new series of preferred stock of Sphere (to be named Series I preferred shares) to be created in connection with the Arrangement (the “Sphere Series I Shares” and together with the Sphere Common Shares and the Sphere Series H Shares, the “Sphere Shares”). The Arrangement Agreement also provides that, on the terms and subject to the conditions set forth therein and applicable rules and regulations, the board of directors of Sphere (the “Sphere Board”) immediately following the Effective Time shall be composed of Timothy P. Hanley, Marcus Dent, Kurt L. Kalbfleisch, Joel Block and Nicholas Gates, with Mr. Hanley serving as Chairman (the “New Sphere Board”).

The Arrangement will be implemented by way of a plan of arrangement in accordance with the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) and is subject to certain conditions, including, among others, (i) the approval of the Arrangement by at least 66 2/3% of the votes cast by holders of Cathedra SV Shares and holders of Cathedra MV Shares, voting as a single class, present in person or by proxy at a meeting of Cathedra Shareholders (the “Cathedra Meeting”), (ii) the approval of the Arrangement by at least 66 2/3% of the votes cast by holders of Cathedra SV Shares, holders of Cathedra MV Shares, holders of Cathedra stock options, holders of Cathedra warrants and holders of Cathedra restricted share units, voting as a single class, present in person or by proxy at the Cathedra Meeting, (each of (i) and (ii), the “Cathedra Shareholder Approval”), (iii) the approval of the issuance of Sphere Common Shares and Sphere Series I Shares to be issued in exchange for Cathedra Shares and vested Cathedra restricted share units pursuant to the Arrangement (the “Share Issuance Proposal”) by a majority of the votes cast by Sphere Shareholders present in person and by proxy at a special meeting of Sphere Shareholders (such meeting, the “special meeting”), and (iv) the approval of the Arrangement by the British Columbia Supreme Court (the “Court”).

We are sending you the accompanying proxy statement, dated April 16, 2026 (the “Proxy Statement”), to cordially invite you to attend a special meeting of the shareholders of Sphere (the “special meeting”), which will be held entirely online at the following website: https://virtual-meetings.tsxtrust.com/1927 (password: sphereSM2026 (case sensitive)), at 1:00 p.m., Eastern Time, on May 15, 2026, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals:

1)	Proposal No. 1 – The Share Issuance Proposal – to pass an ordinary resolution to approve the issuance of the Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders in exchange for Cathedra Shares and Cathedra Convertible Securities in connection with the Arrangement, in accordance with Nasdaq Stock Market, LLC (“Nasdaq”) Listing Rule 5635(a) (the “Share Issuance Proposal”);

2)	Proposal No. 2 – The Board Size Proposal – subject to the approval of the Share Issuance Proposal and effective upon the consummation of the transaction set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the fixing of the number of directors, within the minimum and maximum number of directors prescribed under the Sphere Articles, to five directors as of the Effective Time (the “Board Size Proposal”);

3)	Proposal No. 3 – The Director Election Proposal – subject to approval of the Board Size Proposal and effective upon consummation of the transactions set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the election of five (5) nominees as directors of New Sphere Board effective immediately following the Effective Time (the “Director Election Proposal”);

4)	Proposal No. 4 – The Incentive Plan Proposal – to pass an ordinary resolution (the “Incentive Plan Amendment Resolution”) to approve an amendment (the “Sphere Plan Amendment”) to the Sphere 3D Corp. 2025 Performance Incentive Plan (the “Sphere Incentive Plan”) to increase the number of Sphere Common Shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement (the “Incentive Plan Proposal”); and

5)	Proposal No. 5 – The Consolidation Proposal – to pass a special resolution to approve an amendment to the Sphere Articles to potentially consolidate the Sphere Common Shares on a one (1) Sphere Common Share for up to five (5) Sphere Common Shares basis (the “Consolidation”) to become effective at an exact ratio and a date to be determined by the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board (the “Consolidation Proposal”, and together with the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal, the “Proposals”).

The Sphere Board evaluated the Arrangement in consultation with Sphere’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the section of the Proxy Statement captioned “The Arrangement — Sphere’s Reasons for the Arrangement,” the Sphere Board has unanimously determined that it is advisable and in the best interests of Sphere and the Sphere Shareholders to consummate the Arrangement with Cathedra as contemplated by the Arrangement Agreement (the “Closing”). The Sphere Board unanimously recommends that you vote “FOR” each of the Proposals described above.

Contemporaneously and in connection with the execution of the Arrangement Agreement, Sphere entered into voting and support agreements (each, a “Sphere Support Agreement”) with each of the directors and senior officers of Sphere, who collectively held approximately 3% of the outstanding Sphere Common Shares as of the date of the Arrangement Agreement, and Cathedra entered into voting and support agreements (each, a “Cathedra Support Agreement” and together with the Sphere Support Agreements, the “Support Agreements”) with each of the directors and senior officers of Cathedra. The Support Agreements provide that the signatories thereto will, subject to limited exceptions, vote or cause to be voted all Cathedra Shares or Sphere Shares, as applicable, beneficially owned by the signatories thereto in favor of the Arrangement (in the case of Cathedra Support Agreements) and against any other matter that could impede, interfere with or delay Cathedra or Sphere, as applicable, from completing the Arrangement and not to option, transfer, sell, gift, pledge, hypothecate, encumber, or otherwise dispose of any such shares until completion of the Arrangement, subject to certain customary exceptions.

The accompanying Proxy Statement provides you with information about the Arrangement, the Proposals and the special meeting. Sphere encourages you to read the Proxy Statement carefully and, in its entirety, including the Arrangement Agreement and the Sphere Plan Amendment, which are attached hereto as Annex A and Annex C, respectively. Registered Sphere Shareholders and duly appointed proxyholders will be able to virtually attend the special meeting, submit questions and vote in real time, provided they are connected to the Internet and follow the instructions in the attached Proxy Statement and Virtual Meeting Guide. Non-registered Sphere Shareholders (i.e., Sphere Shareholders that hold Sphere Common Shares in “street name” with their bank, broker or other nominees that are beneficial owners of Sphere Common Shares (“Sphere Beneficial Shareholders”)) who have not duly appointed themselves as a proxyholder will be able to virtually attend the special meeting as guests, but will not be able to vote at the special meeting. Sphere Shareholders who wish to appoint a person other than the management nominees identified in the form of proxy or voting instruction form (including a Sphere Beneficial Shareholder who wishes to appoint themselves to attend the special meeting) must carefully follow the instructions in the Proxy Statement, Virtual Meeting Guide and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, TSX Trust Company (“TSX Trust”), after submitting the form of proxy or voting instruction form. If you wish that a person other than the management nominees identified on the form of proxy or voting instruction form attend and participate at the special meeting as your proxy and vote your Sphere Common Shares, you MUST register such proxyholder after having submitted your form of proxy or voting instruction form identifying such proxyholder prior to 1:00 p.m. (Eastern Time) on May 14, 2026. Failure to register the proxyholder with TSX Trust will result in the proxyholder not receiving a control number to participate in special meeting and only being able to attend as a guest. Guests will be able to listen to the special meeting but will not be able to vote. Sphere Beneficial Shareholders may also submit a proxy via telephone at 1-800-690-6903 by following the instructions on www.proxyvote.com or on the physical proxy card received in the mail, or by signing, voting and returning the accompanying proxy card by mail in the prepaid reply envelope. Please refer to the Virtual Meeting Guide included with the Proxy Statement and the sections titled “Questions and Answers About the Special Meeting and the Arrangement – How do I attend the special meeting?”, “– How do I vote?” and “The Special Meeting – How to Vote” in the Proxy Statement for additional information regarding accessing the virtual special meeting on the day of the special meeting. Before deciding how to vote, you should consider the risk factors discussed in the “Risk Factors” section of the Proxy Statement. You may also obtain more information about Sphere and Cathedra from the documents Sphere has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that Cathedra has filed with the Canadian Securities Authorities under its profile on SEDAR+ as described under the “Where You Can Find More Information” section of the Proxy Statement. Capitalized terms used are defined in “Certain Defined Terms” or elsewhere in the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

Your vote is important. The Arrangement cannot be completed unless the Share Issuance Proposal, the Board Size Proposal and each Director Nominee of the Director Election Proposal are approved by Sphere Shareholders at the special meeting. In addition, unless the Incentive Plan Proposal is approved or Cathedra waives the condition that the Replacement Equity is issued, the Arrangement cannot be consummated. Completion of the Arrangement is not conditioned on the approval of the Consolidation Proposal by Sphere Shareholders at the special meeting. Approval of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting. Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on any Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of each Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Proposals. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Proposals and such shares will not be counted for purposes of determining whether a quorum is present. Please read the Proxy Statement before exercising your vote. If your shares are held in “street name” by your bank, broker or other nominee, the bank broker, or other nominee are not permitted to vote on the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, but will have discretionary voting authority to vote on the Consolidation Proposal. Your bank, broker or other nominee may not vote on the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal unless you provide voting instructions with respect to such proposals. Conversely, your bank, broker or other nominee will be permitted to vote on the Consolidation Proposal if you do not provide voting instructions with respect to the Consolidation Proposal. Voting your shares will help to ensure that your interests are represented at the special meeting.

Whether or not you plan to attend the special meeting in person (online), you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone (if you are a Sphere Beneficial Shareholder) as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the Proposals described above. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.

I strongly support the proposed Arrangement of Sphere with Cathedra and the Proposals and join with our board of directors in unanimously recommending that you vote “FOR” each of the Proposals described in this Proxy Statement.

Thank you for your continued support of Sphere.

By Order of the Board of Directors,

Duncan McEwan
Chairman of the Board of Directors
April 16, 2026

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENT, INCLUDING THE ARRANGEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying Proxy Statement is dated April 16, 2026 and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to shareholders of Sphere on or about April 17, 2026.

243 Tresser Boulevard, 17th Floor
Stamford, Connecticut 06901

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On May 15, 2026

A special meeting (“special meeting”) of shareholders of Sphere 3D Corp., a corporation existing under the laws of the Province of Ontario, Canada (“Sphere”), will be held entirely online at the following website: https://virtual-meetings.tsxtrust.com/1927 (password: sphereSM2026 (case sensitive)), at 1:00 p.m., Eastern Time, on May 15, 2026, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a strategic acquisition (the “Arrangement”) pursuant to an arrangement agreement entered into by Sphere, S3D Acquisition Corp., a corporation existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Sphere (“Amalco Sub”), and Cathedra Bitcoin Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Cathedra”), on March 5, 2026 (as may be amended from time to time, the “Arrangement Agreement”), whereby Sphere (through Amalco Sub) will acquire all of the issued and outstanding Cathedra Shares with Cathedra becoming a wholly-owned subsidiary of Sphere:

1)	Proposal No. 1 – The Share Issuance Proposal – to pass an ordinary resolution to approve the issuance of the Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders in exchange for Cathedra Shares and Cathedra Convertible Securities in connection with the Arrangement, in accordance with Nasdaq Stock Market, LLC (“Nasdaq”) Listing Rule 5635(a) (the “Share Issuance Proposal”);

2)	Proposal No. 2 – The Board Size Proposal – subject to the approval of the Share Issuance Proposal and effective upon the consummation of the transactions set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the fixing of the number of directors, within the minimum and maximum number of directors prescribed under the Sphere Articles, to five directors as of the Effective Time (the “Board Size Proposal”);

3)	Proposal No. 3 – The Director Election Proposal – subject to the approval of the Board Size Proposal and effective upon the consummation of the transactions set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the election of five (5) nominees as directors to the New Sphere Board effective immediately following the Effective Time (the “Director Election Proposal”);

4)	Proposal No. 4 – The Incentive Plan Proposal – to pass an ordinary resolution (the “Incentive Plan Amendment Resolution”) to approve an amendment (the “Sphere Plan Amendment”) to the Sphere 3D Corp. 2025 Performance Incentive Plan (the “Sphere Incentive Plan”) to increase the number of Sphere Common Shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement (the “Incentive Plan Proposal”); and

5)	Proposal No. 5 – The Consolidation Proposal – to pass a special resolution to approve an amendment to the Sphere Articles to potentially consolidate the Sphere Common Shares on a one (1) Sphere Common Share for up to five (5) Sphere Common Shares basis (the “Consolidation”) to become effective at an exact ratio and a date to be determined by the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board (the “Consolidation Proposal”, and together with the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal, the “Proposals”).

The Sphere Board unanimously recommends that you vote “FOR” each of the Proposals described above.

The accompanying Proxy Statement provides you with information about the Arrangement Agreement, the Plan of Arrangement, the Arrangement, the Proposals and the special meeting. Sphere encourages you to read the Proxy Statement carefully and in its entirety, including the Arrangement Agreement and the Sphere Plan Amendment, which are attached hereto as Annex A and Annex C, respectively. Registered Sphere Shareholders and duly appointed proxyholders will be able to virtually attend the special meeting, submit questions and vote in real time, provided they are connected to the Internet and follow the instructions in the attached Proxy Statement and Virtual Meeting Guide. Non-registered Sphere Shareholders (i.e., Sphere Shareholders that hold Sphere Common Shares in “street name” with their bank, broker or other nominees that are beneficial owners of Sphere Common Shares (“Sphere Beneficial Shareholders”)) who have not duly appointed themselves as a proxyholder will be able to virtually attend the special meeting as guests, but will not be able to vote at the special meeting. Sphere Shareholders who wish to appoint a person other than the management nominees identified in the form of proxy or voting instruction form (including a Sphere Beneficial Shareholder who wishes to appoint themselves to attend the special meeting) must carefully follow the instructions in the Proxy Statement, Virtual Meeting Guide and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, TSX Trust Company (“TSX Trust”), after submitting the form of proxy or voting instruction form. If you wish that a person other than the management nominees identified on the form of proxy or voting instruction form attend and participate at the special meeting as your proxy and vote your Sphere Common Shares, you MUST register such proxyholder after having submitted your form of proxy or voting instruction form identifying such proxyholder prior to 1:00 p.m. (Eastern Time) on May 14, 2026. Failure to register the proxyholder with TSX Trust will result in the proxyholder not receiving a control number to participate in special meeting and only being able to attend as a guest. Guests will be able to listen to the special meeting but will not be able to vote. Sphere Beneficial Shareholders may also submit a proxy via telephone at 1-800-690-6903 by following the instructions on www.proxyvote.com or on the physical proxy card received in the mail, or by signing, voting and returning the accompanying proxy card by mail in the prepaid reply envelope. Please refer to the Virtual Meeting Guide included with the Proxy Statement and the sections titled “Questions and Answers About the Special Meeting and the Arrangement – How do I attend the special meeting?”, “– How do I vote?” and “The Special Meeting – How to Vote” in the Proxy Statement for additional information regarding accessing the virtual special meeting on the day of the special meeting. Capitalized terms used are defined in “Certain Defined Terms” or elsewhere in the Proxy Statement.

Record Date: April 10, 2026. Only Sphere Shareholders of record as of close of business on the record date are entitled to receive notice of and to vote in person (online) or by proxy at the special meeting and any adjournment or postponement of the special meeting.

This Proxy Statement is dated April 16, 2026, and is first being mailed to Sphere Shareholders on or about April 17, 2026.

Sphere Shareholders are cordially invited to attend the special meeting in person (online) or by proxy. It is important that your shares be represented at the special meeting whether or not you are personally able to attend online. If you are unable to attend, please promptly vote your shares via the Internet, by telephone (if you are a Sphere Beneficial Shareholder) or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting via the Internet is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Sphere reduce postage and proxy tabulation costs.

Your vote is important. The Arrangement cannot be completed unless the Share Issuance Proposal, the Board Size Proposal and each Director Nominee of the Director Election Proposal are each approved by Sphere Shareholders at the special meeting. In addition, unless the Incentive Plan Proposal is approved or Cathedra waives the condition that the Replacement Equity is issued, the Arrangement may not be consummated. Completion of the Arrangement is not conditioned on the approval of the Consolidation Proposal by Sphere Shareholders at the special meeting. Approval of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting. Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on any Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of each Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Proposals. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Proposals and such shares will not be counted for purposes of determining whether a quorum is present. Please read the Proxy Statement before exercising your vote. If your shares are held in “street name” by your bank, broker or other nominee, the bank broker, or other nominee are not permitted to vote on the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, but will have discretionary voting authority to vote on the Consolidation Proposal. Your bank, broker or other nominee may not vote on the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal unless you provide voting instructions with respect to such proposals. Conversely, your bank, broker or other nominee will be permitted to vote on the Consolidation Proposal if you do not provide voting instructions with respect to the Consolidation Proposal. Voting your shares will help to ensure that your interests are represented at the special meeting. Whether or not you plan to attend the special meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.

On behalf of the Sphere Board, Sphere Management and Sphere’s employees, we thank you for your continued support of Sphere and look forward to hosting you at the special meeting.

By Order of the Board of Directors,

Duncan McEwan
Chairman of the Board of Directors
April 16, 2026

IMPORTANT VOTING INSTRUCTIONS

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON (ONLINE), SPHERE URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET (2) BY TELEPHONE (IF YOU ARE A SPHERE BENEFICIAL SHAREHOLDER) OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. INSTRUCTIONS ON HOW TO VOTE BEGIN ON PAGE 107. You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.

Sphere urges you to read the Proxy Statement, including its annexes, carefully and in its entirety.

If you are a Sphere Shareholder and have any questions concerning the Arrangement or the Proxy Statement, would like additional copies of the Proxy Statement, need to obtain proxy cards or need help voting, please contact Sphere’s proxy solicitor:

D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
(877) 478-5043 (toll free)
Email: ANY@dfking.com

Important Notice Regarding the Availability of Proxy Materials for the special meeting to be held on May 15, 2026. This Proxy Statement is available at https://docs.tsxtrust.com/2040 (if you are a registered Sphere Shareholders) and www.proxyvote.com (if you are a Sphere Beneficial Shareholders). You will need to refer to the control number printed on your voting instruction form to vote your Sphere Common Shares.

For additional information about Sphere or Cathedra, please see the “Where You Can Find More Information” section of this Proxy Statement.

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CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Sphere,” “we,” “us” or “our” refer to Sphere 3D Corp., a corporation incorporated under the Business Corporations Act (Ontario). References to “$” refer to the lawful currency of the United States of America; and “C$,” to the lawful currency of Canada.

In this Proxy Statement, unless otherwise stated or the context otherwise requires:

“Accelerated Cathedra RSUs” means certain outstanding Cathedra RSUs that will fully vest immediately prior to the Effective Time in accordance with their terms;

“AGP Agreement” means that certain Sales Agreement, dated as of January 3, 2025, by and between Sphere and A.G.P./Alliance Global Partners;

“Amalco Sub” means S3D Acquisition Corp., a corporation existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Sphere;

“Amendment” means the amendment, dated March 5, 2026, to the November 2025 Employment Agreement;

“Annual Meeting” means the 2026 annual meeting of Sphere Shareholders to be held on May 13, 2026;

“April 2025 Employment Agreement” means the amended and restated employment agreement, dated April 17, 2025, among Sphere and Kurt Kalbfleisch, which amended and restated the March 2024 Employment Agreement in its entirety;

“Arrangement” means the arrangement of Cathedra under section 288 of the BCBCA, on the terms and subject to the conditions described in the Plan of Arrangement, subject to any amendments or variations made thereto in accordance with the Arrangement Agreement, the applicable provisions of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of Sphere and Cathedra, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement entered into by and among Cathedra, Sphere and Amalco Sub on March 5, 2026, as may be amended from time to time;

“Arrangement Resolution” means the special resolution of each class of Cathedra Shareholders approving the Plan of Arrangement to be considered by Cathedra Shareholders at the Cathedra Meeting;

“BCBCA” means the Business Corporations Act (British Columbia), as amended to date;

“BCSA” means the Securities Act (British Columbia), as amended to date;

“Cathedra” means Cathedra Bitcoin Inc., a corporation existing under the laws of the Province of British Columbia, Canada;

“Cathedra Circular” means the notice of the Cathedra Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to Cathedra Shareholders in connection with the Cathedra Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement;

“Cathedra Closing Payments” means the payments contemplated by certain agreements set forth in the Cathedra Disclosure Letter;

“Cathedra Disclosure Letter” means the disclosure letter dated the date of the Arrangement Agreement executed by Cathedra and delivered to Sphere;

“Cathedra Convertible Securities” means the Cathedra Options, Cathedra RSUs and Cathedra Warrants that will be exchanged for Replacement Equity as of the Effective Time;

“Cathedra Convertible Security Holders” means the holders of Cathedra Convertible Securities that will be exchanged for Replacement Equity as of the Effective Time;

“Cathedra LTIP” means Cathedra’s long term incentive plan as approved by the Cathedra board of directors on June 18, 2024;

“Cathedra Management” means the management of Cathedra;

“Cathedra Meeting” means the special meeting of Cathedra Shareholders, including any adjournment or adjournments thereof, to be held pursuant to the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution and for any other purpose as may be set out in the Cathedra Circular;

“Cathedra MV Shares” means the multiple voting shares in the authorized capital of Cathedra;

“Cathedra Optionholders” means the holders from time to time of Cathedra Options;

“Cathedra Options” means options to acquire Cathedra SV Shares granted under the Cathedra LTIP;

“Cathedra RSU holders” means the holders from time to time of Cathedra RSUs;

“Cathedra RSUs” means restricted share units to acquire Cathedra SV Shares granted under the Cathedra LTIP;

“Cathedra Shareholder Approval” means the approval of the Arrangement by at least 66 2/3% of the votes cast by holders of Cathedra SV Shares and holders of Cathedra MV Shares, voting as a single class, present in person or by proxy at the Cathedra Meeting, and (ii) the approval of the Arrangement by at least 66 2/3% of the votes cast by holders of Cathedra SV Shares, holders of Cathedra MV Shares, holders of Cathedra Options, holders of Cathedra Warrants and holders of Cathedra RSUs, voting as a single class, present in person or by proxy at the Cathedra Meeting;

“Cathedra Shareholders” means the holders from time to time of Cathedra Shares;

“Cathedra Shares” means the Cathedra SV Shares and the Cathedra MV Shares;

“Cathedra SV Shares” means the subordinate voting shares in the authorized capital of Cathedra;

“Cathedra Termination Payment” means if a Cathedra Termination Payment Event occurs, Cathedra shall pay, as liquidated damages under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $500,000 to Sphere;

“Cathedra Termination Payment Event” means the termination of the Arrangement Agreement (i) by Sphere upon the circumstances described in the paragraph “Cathedra Change in Recommendation” or “Cathedra Material Breach of Non-Solicit” under the heading “Termination of the Arrangement Agreement – Termination by Sphere” (but not including such a termination by Sphere in circumstances where a Cathedra Change in Recommendation resulted from the occurrence of a Material Adverse Effect in respect of Sphere); (ii) by Cathedra upon circumstances described in the paragraph “Cathedra Superior Proposal” under the heading “Termination of the Arrangement Agreement – Termination by Cathedra”; or (iii) by either party upon circumstances described in the paragraph “Failure to Obtain Cathedra Shareholder Approval” under the heading “Termination of the Arrangement Agreement – Termination by Either Party”, but only if: (a) prior to such Cathedra Meeting, a bona fide acquisition proposal, or the intention to make a bona fide acquisition proposal with respect to Cathedra, other than an acquisition proposed and consented to by Sphere, shall have been made to Cathedra and publicly announced, (b) such acquisition proposal has not been withdrawn, and (c) within 12 months following the date of such termination, either (1) such acquisition proposal is consummated by Cathedra; or (2) Cathedra and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Cathedra board of directors approves or recommends such acquisition proposal and that transaction is consummated at any time thereafter;

“Cathedra Warrantholders” means the holders from time to time of Cathedra Warrants;

“Cathedra Warrants” means warrants to acquire Cathedra SV Shares;

“Closing Payments” means, collectively, all amounts, payments, compensation, consideration, fees, costs, expenses, liabilities and other obligations of any kind (whether in cash, securities, digital assets or other property) that are paid, payable, accrued, triggered, accelerated, assumed or required to be paid by Cathedra or any of its subsidiaries or Sphere or any of its subsidiaries as a result of, in connection with, or upon the consummation of the Arrangement or any of the transactions contemplated thereby, whether payable at or following the Effective Time, including, without limitation:

(a) severance, termination, retention, bonus, incentive, commission, transaction, success or change-of-control payments or benefits (including any gross-ups, whether payable pursuant to Section 280G of the U.S. Internal Revenue Code or otherwise) payable to any current or former directors, officers, employees or consultants;

(b) any amounts triggered or accelerated under any employment, consulting, equity compensation, incentive, pension, benefit, severance, deferred compensation, change-of-control or similar plan, agreement or arrangement;

(c) any fees, expenses, break fees, consent fees, penalties or make-whole amounts payable to any third party in connection with the Arrangement or the termination, amendment or acceleration of any contract, agreement or commitment; and

(d) any employer payroll, withholding, sales, excise or similar Taxes arising in connection with any of the foregoing;

“Combined Company” means Sphere, after the consummation of the Arrangement;

“Consideration Securities” means, collectively, the Consideration Shares and the Replacement Equity;

“Consideration Shares” means the Sphere Common Shares and the Sphere Series I Shares to be issued in exchange for Cathedra Shares and the Accelerated Cathedra RSUs pursuant to the Arrangement;

“Consolidation” means a consolidation of the Sphere Common Shares on a one (1) Sphere Common Share for up to five (5) Sphere Common Shares basis to become effective at an exact ratio and a date to be determined by the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board;

“Court” means the Supreme Court of British Columbia;

“DF King” means D.F. King & Co, Inc., the proxy solicitor retained by Sphere in connection with the special meeting;

“Director Nominees” means Timothy P. Hanley, Joel Block, Marcus Dent, Kurt L. Kalbfleisch and Nicholas Gates.

“Dissent Rights” means the rights of dissent exercisable by Cathedra Shareholders in respect of the Arrangement described in the Plan of Arrangement;

“Dissenting Shareholder” means a Cathedra Shareholder who dissents in respect of the Arrangement in strict compliance with the dissent procedures set forth in the Plan of Arrangement;

“Effective Date” means the date on which the Arrangement becomes effective in accordance with the Arrangement Agreement;

“Effective Time” means the time on the Effective Date when the Arrangement will be deemed to be completed as may be agreed to by the Parties as denoted on the filings with the Registrar, to the extent that such filings are required;

“Exchange Act” means the Securities Exchange Act of 1934, as amended to date;

“Final Order” means the final order of the Court under Section 291 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that such that any such amendment is acceptable to the Parties, each acting reasonably) on appeal;

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Treasury Department;

“GAAP” means the generally accepted accounting principles in the United States;

“Governmental Authority” means any (a) multinational, federal, provincial, state, county, regional, municipal, local or other government, governmental or public department or ministry, central bank, court, tribunal, arbitral body, commission, commissioner, stock exchange, board, official, minister, bureau or agency, whether domestic or foreign; (b) subdivision, agent or representative of any of the foregoing; or (c) quasi-governmental or private body exercising any administrative, regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis;

“Incentive Plan Amendment” means the amendment to the Sphere Incentive Plan to increase the number of Sphere Common Shares authorized under the Sphere Incentive Plan, which is attached to this Proxy Statement as Annex C;

“Incentive Plan Amendment Resolution” means the ordinary resolution Sphere Shareholders will be asked to consider at the special meeting and, if deemed advisable, pass approving the Incentive Plan Amendment to the Sphere Incentive Plan to increase the number of shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement, which is attached to this Proxy Statement as Annex B;

“including” means including without limitation, and “include” and “includes” have a corresponding meaning;

“Interim Order” means the interim order of the Court to be issued following the application therefor contemplated by the Arrangement Agreement, in a form acceptable to the Parties, each acting reasonably, and containing declarations and directions with respect to the Arrangement and providing for, among other things, the calling and holding of the Cathedra Meeting, as such order may be amended, modified, supplemented or varied by the Court (provided that any such amendment, modification, supplement or variation is acceptable to the Parties, each acting reasonably);

“Management Members” means Joel Block, as Chief Executive Officer of Sphere effective immediately following the Effective Time, Kurt L. Kalbfleisch, as Chief Financial Officer of Sphere effective immediately following the Effective Time, and Tiah Reppas, as Chief Accounting Officer of Sphere effective immediately following the Effective Time;

“March 2024 Employment Agreement” means the new employment agreement, dated March 27, 2024, among Sphere and Kurt Kalbfleisch, which replaced the employment agreement entered into between Sphere and Mr. Kalbfleisch in 2022;

“Material Adverse Change” means, in respect of any Party, one or more changes, events, or occurrences, and “Material Adverse Effect” means, in respect of any Party, any one or more changes, effects, events or occurrences, which, in either case, either individually or in the aggregate, is or would reasonably be expected to be material and adverse to the business, operations, results of operations or financial condition of that Party and its Subsidiaries, on a consolidated basis, or that would prevent or materially impede the completion of the Arrangement, except any change, effect, event or occurrence resulting from or relating to: (a) the public announcement of the execution of the Arrangement Agreement or the transactions contemplated by the Arrangement Agreement or the performance of any obligation hereunder or, in the case of Cathedra, communication by Sphere of its plans or intentions with respect to Cathedra and/or any of its Subsidiaries; (b) any change in applicable laws or in the interpretation thereof by any Governmental Authority (other than orders, judgments or decrees against the Party and its Subsidiaries) or in IFRS or GAAP; (c) any natural disaster; (d) conditions affecting the cryptocurrency mining industry generally or the price of Bitcoin or other relevant cryptocurrencies; (e) general economic, financial, currency exchange, securities or commodity market conditions, including the imposition of U.S. tariffs on imports from Canada as well as retaliatory tariffs on U.S. exports by Canada; (f) any act of terrorism, outbreak or escalation of hostilities or armed conflict, epidemic, pandemic, public health emergency, or the imposition of any quarantine, shelter-in-place, travel restriction, or similar governmental or regulatory order related thereto; or (g) any change in the market price of the Cathedra SV Shares or the Sphere Common Shares, as applicable, (it being understood, without limiting the applicability of paragraphs (a) to (g), that the cause or causes of any such change in the market price of the Cathedra SV Shares or the Sphere Common Shares may constitute, in and of itself, a Material Adverse Change or Material Adverse Effect and may be taken into account in determining whether a Material Adverse Change or Material Adverse Effect has occurred), provided further that any change, effect, event or occurrence referred to in paragraphs (b) to (f) does not relate primarily only to (or have the effect of relating primarily only to) such Party or have a materially disproportionate effect on such Party and its Subsidiaries (on a consolidated basis) relative to comparable cryptocurrency mining companies; and references in the Arrangement Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Material Adverse Effect” or a “Material Adverse Change” has occurred;

“May 2025 Employment Agreement” means the second amended and restated employment agreement, dated May 8, 2025, among Sphere and Kurt Kalbfleisch which amended and restated the April 2025 Employment Agreement in its entirety;

“MW” means megawatts;

“MI 61-101” means the Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, as published by the Canadian Securities Administrators;

“MVS Exchange Ratio” means 12.3014:1, representing 12.3014 Sphere Common Shares for each Cathedra MV Share;

“Nasdaq” means the Nasdaq Stock Market LLC;

“Nasdaq Listing Rule 5635(a)” means Listing Rule 5635(a) of Nasdaq;

“New Sphere Board” means the board of directors of Sphere immediately following the Effective Time;

“November 2025 Employment Agreement” means the third amended and restated employment agreement, dated November 11, 2025, among Sphere and Kurt Kalbfleisch, which amended and restated the May 2025 Employment Agreement in its entirety;

“OBCA” means the Business Corporations Act (Ontario), as amended to date;

“OTCQB” means the OTCQB Venture Market of the OTC Markets Group Inc.;

“Parties” means Cathedra, Sphere and Amalco Sub, and any other person who becomes a party to the Arrangement Agreement, and “Party” means any of them;

“Permitted Expenditures” means expenditures (including, without limitation, disbursements of cash and dispositions or uses of digital assets, including cryptocurrencies) (i) in the ordinary course of business consistent with past practice, (ii) to pay Transaction Expenses or (iii) to pay the Cathedra Closing Payments or the Sphere Closing Payments, as applicable;

“Plan of Arrangement” means the plan of arrangement, as from time to time amended, supplemented or restated in accordance with the Arrangement Agreement, the Plan of Arrangement or at the direction of the Court in the Final Order with the consent of Sphere, Cathedra and Amalco Sub, each acting reasonably;

“Preferred Shares” means the preferred shares of Sphere, issuable in series;

“Proposals” means the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the Consolidation Proposal;

“record date” means the close of business on April 10, 2026, the record date for the special meeting;

“Replacement Equity” means the Replacement Options, Replacement Warrants and Replacement RSUs;

“Replacement Options” means the options to acquire Sphere Common Shares that, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, will be granted by Sphere to the Cathedra Optionholders pursuant to the Arrangement;

“Replacement RSUs” means the restricted share units issued by Sphere that, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, will be exchanged for all unvested outstanding Cathedra RSUs (other than any Accelerated Cathedra RSUs) held by Joel Block;

“Replacement Warrants” means warrants to acquire Sphere Common Shares that, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, will be issued by Sphere to the Cathedra Warrantholders pursuant to the Arrangement;

“Rosenblatt” means Rosenblatt Securities Inc., the independent financial advisor engaged by Sphere to provide a fairness opinion to the Sphere Board regarding the fairness, from a financial point of view, of the Arrangement to the public holders of Sphere Common Shares;

“SEC” means the United States Securities and Exchange Commission;

“Second Gate” means Second Gate Advisory LLC, an independent third-party financial advisor to Sphere management;

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder;

“SEDAR+” means the System for Electronic Document Analysis Retrieval of the Canadian Securities Administrators, accessible at www.sedarplus.ca;

“special meeting” means the special meeting of Sphere Shareholders, including any adjournment or adjournments thereof, to be held for the purpose of considering and, if thought fit, approving the Proposals and for any other purpose as may be set out in this Proxy Statement;

“Sphere” means Sphere 3D Corp., a corporation existing under the laws of the Province of Ontario, Canada;

“Sphere Articles” means the articles of amalgamation of Sphere, as amended to date;

“Sphere Audit Committee” means the Audit Committee of the Sphere Board;

“Sphere Beneficial Shareholders” means Sphere Shareholders that hold Sphere Common Shares in “street name” with their bank, broker or other nominees that are beneficial owners of Sphere Common Shares;

“Sphere Board” means the existing board of directors of Sphere prior to the Effective Time;

“Sphere Bylaws” means the bylaws of Sphere, as amended to date;

“Sphere Closing Payments” means the payments contemplated by the agreements set forth in the Sphere Disclosure Letter;

“Sphere Common Shares” means the common shares in the capital of Sphere;

“Sphere Compensation Committee” means the Compensation Committee of the Sphere Board;

“Sphere Disclosure Letter” means the disclosure letter dated the date of the Arrangement Agreement executed by Sphere and delivered to Cathedra;

“Sphere Incentive Plan” means the Sphere 3D Corp. 2025 Performance Incentive Plan, as approved by Sphere Shareholders on May 29, 2025;

“Sphere Management” means the management of Sphere;

“Sphere Nominating and Governance Committee” means the Nominating and Governance Committee of the Sphere Board;

“Sphere Options” means options granted to acquire Sphere Common Shares granted under the Sphere Incentive Plan;

“Sphere RSUs” means restricted share units to acquire Sphere Common Shares granted under the Sphere Incentive Plan;

“Sphere Series H Shares” means the outstanding Preferred Shares of Sphere designated as Series H Preferred Shares;

“Sphere Series I Shares” means the Preferred Shares of Sphere to be created pursuant to Section 3.1(a) of the Plan of Arrangement and to be designated as Series I Preferred Shares;

“Sphere Shareholder Approval” means the approval of the Share Issuance Proposal, the Board Size Proposal and the Director Nominee Proposal by a majority of the votes cast by Sphere Shareholders present in person (online) or by proxy at the special meeting;

“Sphere Shareholders” means the holders from time to time of Sphere Common Shares;

“Sphere Shares” means the Sphere Common Shares, Sphere Series H Shares and, once created, the Sphere Series I Shares;

“Sphere Termination Payment” means if a Sphere Termination Payment Event occurs, Sphere shall pay, as liquidated damages under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $500,000 to Cathedra;

“Sphere Termination Payment Event” means the termination of the Arrangement Agreement: (i) by Cathedra upon the circumstances described in the paragraphs “Sphere Change in Recommendation” or “Sphere Material Breach of Non-Solicit” under the heading “Termination of the Arrangement Agreement – Termination by Cathedra” (but not including such a termination by Cathedra in circumstances where a Sphere Change in Recommendation resulted from the occurrence of a Material Adverse Effect in respect of Cathedra); (ii) by Sphere upon circumstances described in the paragraph “Sphere Superior Proposal” under the heading “Termination of the Arrangement Agreement – Termination by Sphere” above; or (iii) by either party upon circumstances described in the paragraph “Failure to Obtain Sphere Shareholder Approval” under the heading “Termination of the Arrangement Agreement – Termination by Either Party”, but only if (a) prior to the special meeting, a bona fide acquisition proposal, or the intention to make a bona fide acquisition proposal with respect to Sphere, other than an acquisition consented to by Cathedra, shall have been made to Sphere and publicly announced, (b) such acquisition proposal has not been withdrawn, and (c) within 12 months following the date of such termination, either (1) such acquisition proposal is consummated by Sphere; or (2) Sphere and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Sphere Board approves or recommends such acquisition proposal and that transaction is consummated at any time thereafter.

“SVS Exchange Ratio” means 0.123014:1, representing 0.123014 Sphere Common Shares for each Cathedra SV Share;

“Transaction Expenses” means reasonable, documented, out-of-pocket fees, costs and expenses of outside legal counsel, financial advisors, accountants, transfer agents, proxy solicitors, filing fees and court fees, in each case incurred solely in connection with the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement;

“TSX Trust” means TSX Trust Company, Sphere’s transfer agent;

“TSXV” means the TSX Venture Exchange;

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“U.S. Person” has the meaning ascribed thereto in Regulation S under the Securities Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes or may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Proxy Statement, including those that address activities, events, or developments that Sphere expects, believes, or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Arrangement, including any statements regarding the expected timetable for completing the Arrangement, Sphere’s or Cathedra’s plans and expectations with respect to the Arrangement, the results, effects, benefits and synergies of the Arrangement, anticipated impact of the Arrangement on the Combined Company’s results of operations, financial position, growth opportunities, competitive position, including the pro forma financial information included in this Proxy Statement, maintaining current Sphere Management and Cathedra Management, strategies and plans and integration, future opportunities for the Combined Company, future financial performance and condition, guidance and any other statements regarding Sphere’s or Cathedra’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties, many of which are outside Sphere’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this Proxy Statement. Shareholders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include the following:

●	Cathedra Shareholders may not approve the Arrangement;

●	Sphere Shareholders may not approve all or any of the Proposals to be presented at the special meeting;

●	the risk that any other condition to the completion of the Arrangement may not be satisfied or that the completion of the Arrangement might be delayed or not occur at all;

●	the risk that either Sphere or Cathedra may terminate the Arrangement Agreement and either Sphere or Cathedra may be required to pay a termination fee to the other party;

●	the Arrangement may not be accretive, and may be dilutive, to Sphere’s earnings per share, which may negatively affect the market price of shares of Sphere Common Shares;

●	Sphere and Cathedra may incur significant transaction expenses and other costs in connection with the Arrangement in excess of those anticipated by Sphere or Cathedra;

●	potential adverse reactions or changes to business or employee relationships of Sphere or Cathedra, including those resulting from the announcement or completion of the Arrangement;

●	the ultimate timing, outcome and results of integrating the operations of Sphere and Cathedra;

●	the effects of the combined business of Sphere and Cathedra, including the Combined Company’s future financial condition, results of operations, strategy and plans; the ability of the Combined Company to realize anticipated synergies in the timeframe expected or at all; and changes in capital markets and the ability of the Combined Company to finance operations in the manner expected;

●	the unaudited pro forma condensed combined financial statements and other financial forecasts contained in this Proxy Statement may not be necessarily predictive of the Combined Company’s actual results of operations or financial condition following the completion of the Arrangement;

●	the Arrangement and the announcement, pendency and/or completion thereof or the failure to complete the Arrangement could have an adverse effect on the price of shares of Sphere Common Shares, or on the business, financial results and operations or employee or business relationships of Sphere and/or Cathedra;

●	the risk related to disruption of management time from ongoing business operations due to the Arrangement, or the diversion of management time on transaction-related issues;

●	the risk that operating costs and business disruption may be greater than expected following the public announcement and/or consummation of the Arrangement;

●	the risk that Sphere or Cathedra may not receive applicable stock exchange and regulatory approvals of the Arrangement;

●	the expected listing of Sphere Common Shares issuable under the Arrangement on Nasdaq;

●	risks related to maintaining compliance with Nasdaq’s continued listing standards (including with respect to the listing of the Consideration Shares on Nasdaq);

●	the risk of any litigation relating to the proposed Arrangement;

●	the risks to Sphere’s and Cathedra’s business generally, including changes in governmental regulations or enforcement practices;

●	the effects of Bitcoin prices;

●	the risk that Cathedra may have liabilities that are not known to Sphere; and

●	the risks resulting from the fact that the Arrangement Agreement contains restrictions on Sphere’s ability to pursue certain transactions during the pendency of the Arrangement Agreement without Cathedra’s consent.

The foregoing list of factors is not exhaustive. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the Combined Company’s operations, cryptocurrency market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters. For further discussion of these and other risks, contingencies, and uncertainties applicable to Sphere and Cathedra, please see “Risk Factors” in this Proxy Statement as well as Sphere’s other filings with the SEC. Please see “Where You Can Find More Information” for more information about the Sphere’s SEC filings.

Additional factors that could cause results to differ materially from those described above can be found in Sphere’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Sphere’s website at www.sphere3d.com, and in other documents Sphere files with the SEC and on SEDAR+. Information contained on, or linked from, Sphere’s website is not incorporated by reference in this Proxy Statement.

All forward-looking statements attributable to Sphere, Cathedra or any person acting on their behalf are expressly qualified by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Sphere nor Cathedra assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ARRANGEMENT

The following questions and answers briefly address some commonly asked questions about the Arrangement and other matters being considered at the special meeting. They may not include all the information that is important to our shareholders. Sphere Shareholders should carefully read this entire Proxy Statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this Proxy Statement?

A:	Sphere has agreed to acquire Cathedra pursuant to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement that are described in this Proxy Statement. If completed, the Arrangement will result in Amalco Sub, a wholly-owned subsidiary of Sphere, acquiring all of the issued and outstanding Cathedra Shares in exchange for newly issued Sphere Common Shares and Sphere Series I Shares. In addition, Sphere will issue the Replacement Warrants, the Replacement Options and the Replacement RSUs in exchange for Cathedra Warrants, Cathedra Options and Cathedra RSUs pursuant to the Plan of Arrangement. As a result of the Arrangement, Cathedra will become a wholly-owned subsidiary of Sphere. Approximately 4,203,089 Sphere Common Shares, representing approximately 42% of outstanding Sphere Common Shares (on a fully diluted basis) will be issued, or identified for future issuance, to Cathedra Shareholders in the Arrangement (in each case, based on the number of Cathedra and Sphere securities outstanding as of the date of the Arrangement Agreement). Immediately after the completion of the Arrangement, it is expected that former Sphere Shareholders will own approximately 58% and former Cathedra Shareholders will own approximately 42% of the Combined Company on a fully diluted basis. A copy of the Arrangement Agreement is attached to this Proxy Statement as Annex A.

Additionally, the Sphere Board believes that the number of outstanding Sphere Common Shares is, or will be following the Arrangement, if consummated, inconsistent with the size, assets and structure of Sphere or the Combined Company, as applicable. Sphere Management believes that the Consolidation may provide flexibility in the capital structure of Sphere or the Combined Company, as applicable, in order to facilitate raising capital in the future while keeping Sphere’s or the Combined Company’s capital structure, as applicable, manageable. Approving the Consolidation Proposal does not automatically mean that the Consolidation will occur. Rather, a vote for the Consolidation Proposal will give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority in its sole discretion, should they decide that it is in the best interest of Sphere or the Combined Company, if applicable, to complete the Consolidation.

You are receiving this Proxy Statement because you have been identified as a holder of a share of a Sphere Common Share as of the record date. This Proxy Statement is being used to solicit proxies on behalf of Sphere for the special meeting to obtain the required approvals of Sphere Shareholders. This Proxy Statement contains important information about the Arrangement and related transactions, the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Consolidation Proposal and the special meeting, and you should read it carefully.

In order to complete the Arrangement, Sphere Shareholders must approve the Share Issuance Proposal, the Board Size Proposal and each Director Nominee of the Director Election Proposal. In addition, unless the Incentive Plan Proposal is approved or Cathedra waives the condition that the Replacement Equity is issued, the Arrangement may not be consummated. Cathedra Shareholders must approve the Arrangement. Cathedra must also obtain the Final Order from the Court approving the Arrangement, and all other conditions to the Arrangement, including receipt of certain regulatory approvals, must be satisfied or waived. Completion of the Arrangement is not conditioned on the approval of the Consolidation Proposal by Sphere Shareholders at the special meeting. See “The Arrangement Agreement and the Plan of Arrangement – Conditions to Closing” section of this Proxy Statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Arrangement. Cathedra will hold a separate meeting to obtain the required approval of Cathedra Shareholders.

Q:	What will I receive under the Arrangement?

A:	Sphere Shareholders will not receive any consideration in the Arrangement. Sphere Shareholders will continue to own their existing Sphere Common Shares after the Arrangement. Immediately after the completion of the Arrangement, it is expected that Sphere Shareholders will own approximately 58% and Cathedra Shareholders will own approximately 42% of the Combined Company on a fully diluted basis.

Q:	When and where is the special meeting?

A:	The special meeting will be held entirely online at the following website: https://virtual-meetings.tsxtrust.com/1927, on May 15, 2026 at 1:00 p.m., Eastern Time and the list of Sphere Shareholders entitled to vote at the meeting can be viewed at the following website: https://virtual-meetings.tsxtrust.com/1927.

Q:	How do I attend the special meeting?

A:

Sphere Shareholders will only be able to attend the special meeting virtually via live audio webcast, which can be accessed by visiting https://virtual-meetings.tsxtrust.com/1927.

Participating in the special meeting online enables registered Sphere Shareholders and duly appointed proxyholders, including Sphere Shareholders that hold Sphere Common Shares in “street name” with their bank, broker or other nominees and beneficial owners of Sphere Common Shares (“Sphere Beneficial Shareholders”) who have duly appointed themselves as proxyholder, to listen to the special meeting and to submit questions. Registered Sphere Shareholders and duly appointed proxyholders can also vote at the appropriate times during the special meeting. Sphere Beneficial Shareholders who have not properly appointed themselves as proxyholder will be able to attend the special meeting as guests, but will not be able to vote or ask questions at the special meeting.

Questions relating to the business of the special meeting may be raised when the particular item of business is being considered at the special meeting and will be addressed at that time, prior to voting on such item of business. Following completion of the business of the special meeting, the Chairman of the Sphere Board will open the floor to questions, during which time registered Sphere Shareholders and duly appointed proxyholders will have an opportunity to ask questions relating to Sphere and the business brought before the special meeting. Registered Sphere Shareholders and duly appointed proxyholders attending virtually may submit questions through the online platform during the special meeting by selecting the “Messaging” tab at the top of the screen, and entering their comment or question in the “Ask a Question” box at the top of the messaging screen. Instructions will be available on the virtual special meeting website and technical assistance will be available. Questions can be submitted at any time during the special meeting. Questions will be read aloud so that all persons in attendance, in person and virtually, may hear.

Questions will be answered in the order received. If you have more than one question, we request that out of courtesy to your fellow Sphere Shareholders, you ask one question at a time and then return to the queue with any follow-up question you may have. Similar questions may be aggregated by the moderator, and questions and answers will be posted on our website following the special meeting. In the event we run out of time to answer all questions, we encourage registered Sphere Shareholders and duly appointed proxyholders to submit their questions in writing to Sphere’s Investor Relations Department at investor.relations@sphere3d.com so they, along with Sphere Management’s answers, can also be posted to Sphere’s website. The responses to questions submitted by registered Sphere Shareholders and duly appointed proxyholders attending the special meeting virtually that are not answered at the special meeting, will also be posted to Sphere’s website.

Instructions for attending the special meeting virtually are contained in the Virtual Meeting Guide included with your Proxy Statement materials. Below are the steps for accessing the special meeting:

Step 1: Log in online at https://virtual-meetings.tsxtrust.com/1927. We recommend that you log in at least 15 minutes before the special meeting starts.

Step 2: Follow these instructions:

Registered Sphere Shareholders: Click “I have a control number” and then enter your control number and password: sphereSM2026 (case sensitive). The control number located on the form of proxy or in the email notification you received from TSX Trust is your control number. If you use your control number to log in to the special meeting, any vote you cast at the special meeting will revoke any proxy you previously submitted. If you do not wish revoke a previously submitted proxy, you should not vote during the special meeting.

Duly appointed proxyholders: Click “I have a control number” and then enter your control number and password: sphereSM2026 (case sensitive). Proxyholders who have been duly appointed and registered with TSX Trust as described in this Proxy Statement will receive a control number by email from TSX Trust after the proxy voting deadline has passed.

Guests (including Sphere Beneficial Shareholders who have not duly appointed themselves as proxyholder): Click “Guest” and then complete the online form.

If you attend the special meeting online, it is important that you are connected to the Internet at all times during the special meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the special meeting. You should allow ample time to check into the special meeting online and complete the related procedures.

For additional information on attending the special meeting, please see “The Special Meeting.”

Q:	What will Sphere Shareholders be asked to vote on at the special meeting?

A:	At the special meeting, Sphere Shareholders will be asked to consider and vote on the following proposals:

1)	Proposal No. 1 - The Share Issuance Proposal – to pass an ordinary resolution to approve the issuance of the Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders in exchange for Cathedra Shares and Cathedra Convertible Securities in connection with the Arrangement, in accordance with Nasdaq Listing Rule 5635(a) (the “Share Issuance Proposal”);

2)	Proposal No. 2 – The Board Size Proposal – effective upon the consummation of transactions set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the fixing of the number of directors, within the minimum and maximum number of directors prescribed under the Sphere Articles, to five directors as of the Effective Time (the “Board Size Proposal”);

3)	Proposal No. 3 – Director Election Proposal – effective upon the consummation of the transactions set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the election of five (5) nominees as directors of the New Sphere Board effective immediately following the Effective Time (the “Director Election Proposal”);

4)	Proposal No. 4 –Incentive Plan Proposal – to pass the Incentive Plan Resolution to approve the Sphere Plan Amendment to the Sphere Incentive Plan to increase the number of Sphere Common Shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement (the “Incentive Plan Proposal”); and

5)	Proposal No. 5 – The Consolidation Proposal – to pass a special resolution to approve an amendment to the Sphere Articles to potentially consolidate the Sphere Common Shares on a one (1) Sphere Common Share for up to five (5) Sphere Common Shares basis (the “Consolidation”) to become effective at an exact ratio and a date to be determined by the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board (the “Consolidation Proposal”, and together with the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal, the “Proposals”).

Q:	Who is eligible to vote at the special meeting?

A:	Sphere Shareholders as of the close of business on April 10, 2026, being the record date, are eligible to vote at the special meeting.

Q:	How many votes do Sphere Shareholders have?

A:	Sphere Shareholders are entitled to cast one vote on each proposal properly brought before the special meeting for each Sphere Common Share that such holder owned as of the record date.

Q:	What constitutes a quorum for the special meeting?

A:	At least two persons present and holding not less than 33 1/3% of all issued and outstanding Sphere Common Shares entitled to vote at the special meeting, present in person (online) or represented by proxy, constitutes a quorum for all matters to come before the special meeting.

Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on any Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting.

If a quorum is not present at the special meeting, then Sphere Shareholders present in person (online) or by proxy, may adjourn the special meeting to a fixed time and place but may not transact any other business.

Q:	What vote by Sphere Shareholders is required to approve the Share Issuance Proposal?

A:	Pursuant to Nasdaq Listing Rule 5635(a) and the Sphere Bylaws, approval of the Share Issuance Proposal will require the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. A majority of the votes cast means that the number of shares voted FOR the Share Issuance Proposal must exceed the number of votes cast AGAINST the Share Issuance Proposal. Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on the Share Issuance Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of the Share Issuance Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Share Issuance Proposal. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Share Issuance Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

Q:	What vote by Sphere Shareholders is required to approve the Board Size Proposal, each of the Director Nominees in connection with the Director Election Proposal and the Incentive Plan Proposal?

A:	Pursuant to the OBCA, the Sphere Articles and the Sphere Bylaws, approval of the Board Size Proposal, each of the Director Nominees of the Director Election Proposal and the Incentive Plan Proposal each require the votes cast FOR the Board Size Proposal, the Incentive Plan Proposal and for each Director Nominee for the Director Election Proposal to exceed the votes cast AGAINST the Board Size Proposal, the Incentive Plan Proposal and for each Director Nominee for the Director Election Proposal. Sphere Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Board Size Proposal, the Director Election Proposal and the Incentive Plan Proposal. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Board Size Proposal, the Director Election Proposal and the Incentive Plan Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

Q:	What vote by Sphere Shareholders is required to approve the Consolidation Proposal?

A:	Pursuant to the OBCA, the Sphere Articles and the Sphere Bylaws, approval of the Consolidation Proposal requires an affirmative vote of not less than two-thirds (66 2/3%) of the votes cast by Sphere Shareholders who are present in person (online) or by proxy at the special meeting in order to become effective. Sphere Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on the Consolidation Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of the Consolidation Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Consolidation Proposal. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Consolidation Proposal and such shares will not be counted for purposes of determining whether a quorum is present. However, if you hold your shares in street name by a broker, broker or other nominee, the bank, broker or other nominees are permitted to exercise discretionary voting authority with respect to the Consolidation Proposal. See “What are “broker non-votes” and what effect do they have on the Proposals?” below. Completion of the Arrangement is not conditioned on the approval of the Consolidation Proposal by Sphere Shareholders at the special meeting.

Q:	Why am I being asked to consider and vote on the Share Issuance Proposal?

A:	As the issued and outstanding Sphere Common Shares are listed for trading on Nasdaq, issuances of Sphere Common Shares are subject to the rules of Nasdaq. Nasdaq Listing Rule 5635(a) generally requires shareholder approval prior to the issuance of common shares, or securities convertible into or exercisable for common shares, in any acquisition, if the common shares to be issued (or into which the securities may be converted or exercised) is equal to 20% or more of the common shares outstanding or 20% or more of the voting power outstanding before the issuance immediately preceding the signing of the binding agreement. This rule is designed to protect existing shareholders from excessive dilution without their consent. The number of Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders as consideration for the Arrangement will exceed 20% of the number Sphere Common Shares outstanding before the issuance. Therefore, under Nasdaq Listing Rule 5635(a), approval of Sphere Shareholders of the Share Issuance Proposal is required.

Q:	Why am I being asked to consider and vote on the Board Size Proposal?

A:	The Arrangement Agreement provides that, on the terms and subject to the conditions set forth therein and applicable rules and regulations, the New Sphere Board immediately following the Effective Time will be composed of Timothy P. Hanley, Marcus Dent, Kurt L. Kalbfleisch, Joel Block and Nicholas Gates, with Mr. Hanley serving as Chairman. The Sphere Board is currently set at three (3) members and the New Sphere Board will consist of five (5) members. Under the OBCA, directors may appoint one or more additional directors between annual meetings, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As three (3) directors were elected at the previous annual meeting, the Sphere Board may only appoint one (1) additional director between meetings, which is insufficient to increase the size of the Sphere Board from three (3) to five (5) directors. Accordingly, Sphere is seeking approval of Sphere Shareholders of the Board Size Proposal to fix the number of directors at five (5) and to elect five (5) directors effective immediately following the Effective Time of the Arrangement.

Q:	Why am I being asked to consider and vote on the Director Election Proposal?

A:	The Arrangement Agreement provides that, on the terms and subject to the conditions set forth therein and applicable rules and regulations, the New Sphere Board immediately following the Effective Time will be composed of Timothy P. Hanley, Marcus Dent, Kurt L. Kalbfleisch, Joel Block and Nicholas Gates, with Mr. Hanley serving as Chairman of the New Sphere Board. The Sphere Board is currently set at three (3) members and the New Sphere Board will consist of five (5) members. Under the OBCA, directors may appoint one or more additional directors between annual meetings, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As three (3) directors were elected at the previous annual meeting, the Sphere Board may only appoint one (1) additional director between meetings, which is insufficient to increase the size of the Sphere Board from three (3) to five (5) directors and to appoint the Director Nominees. Accordingly, Sphere is seeking approval of Sphere Shareholders of the Director Election Proposal to elect the five (5) Director Nominees as directors of the New Sphere Board effective immediately following the Effective Time of the Arrangement.

Q:	Why am I being asked to consider and vote on the Incentive Plan Proposal?

A:	Cathedra equity-based awards that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement, the Plan of Arrangement and the Sphere Incentive Plan. At the Effective Time, all unexercised outstanding Cathedra Options held by Cathedra Optionholders will, pursuant to the Arrangement and in accordance with the Plan of Arrangement, be exchanged for a Replacement Option. The terms of each Replacement Option (other than the term to expiry) will be governed by the Sphere Incentive Plan. Further, at the Effective Time, all unvested outstanding Cathedra RSUs (other than any Accelerated Cathedra RSUs) held by Joel Block will, as at the Effective Time pursuant to the Arrangement Agreement and in accordance with the Plan of Arrangement, be exchanged for a Replacement RSU. The terms of each Replacement RSU will be governed by the Sphere Incentive Plan and the applicable Replacement RSU award agreement. Sphere is seeking approval from Sphere Shareholders to increase the maximum number of Sphere Common Shares that may be issued pursuant to the Sphere Incentive Plan to, among other things, issue the Replacement Options and Replacement RSUs.

Q:	Why am I being asked to consider and vote on the Consolidation Proposal?

A:	The Sphere Board believes that the number of outstanding Sphere Common Shares is, or will be following the Arrangement, if consummated, inconsistent with the size, assets and structure of Sphere or the Combined Company, as applicable. Sphere Management believes that the Consolidation may provide flexibility in the capital structure of Sphere or the Combined Company, as applicable, in order to facilitate raising capital in the future while keeping Sphere’s or the Combined Company’s capital structure manageable. Approving the Consolidation Proposal does not automatically mean that the Consolidation will occur. Rather, a vote for the Consolidation Proposal will give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority, should they decide that it is in the best interest of Sphere or the Combined Company, as applicable, to complete the Consolidation. Completion of the Arrangement is not conditioned on the approval of the Consolidation Proposal by Sphere Shareholders at the special meeting. For a more detailed discussion of the reasoning of the Sphere Board for the Consolidation, see the section titled “Proposal No. 5 – The Consolidation Proposal” in this Proxy Statement.

Q:	Will the newly issued Sphere Common Shares be traded on an exchange?

A:	It is a condition to the completion of the Arrangement that the Sphere Common Shares to be issued pursuant to the Arrangement be approved for listing on Nasdaq, subject to official notice of issuance. Accordingly, Sphere has agreed to use commercially reasonable efforts to obtain approval of the listing for trading of its Sphere Common Shares to be issued as Consideration Shares under the Arrangement on Nasdaq.

Q:	What are Sphere’s reasons for proposing the Arrangement and entering into the Arrangement Agreement?

A:	In evaluating the Arrangement, including the issuance of Sphere Common Shares and Sphere Series I Shares to Cathedra Shareholders in connection with the Arrangement, the Sphere Board consulted with Sphere’s senior management and legal and financial advisors. In recommending that Sphere Shareholders vote in favor of each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, the Sphere Board considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Sphere Board, see the sections titled “The Arrangement – Sphere’s Reasons for the Arrangement” and “The Arrangement – Recommendation of the Sphere Board” in this Proxy Statement.

Q:	What is an Arrangement?

A:	An arrangement is a statutory procedure under Canadian corporate law that allows companies to carry out certain significant corporate transactions upon receiving shareholder and court approval that then becomes binding on all other shareholders by operation of law. The Arrangement will allow Amalco Sub, a wholly-owned subsidiary of Sphere, to acquire all of the outstanding Cathedra Shares pursuant to a plan of arrangement under the BCBCA in exchange for Consideration Shares being issued to Cathedra Shareholders, subject to the receipt of the required approvals, including but not limited to approvals of Cathedra Shareholders, Sphere Shareholders, the Court, and Nasdaq of the listing of the Sphere Common Shares to be issued pursuant to the Arrangement.

Q:	How does the Sphere Board recommend that I vote?

A:	The Sphere Board unanimously recommends that you vote “FOR” each of the Proposals.

Q:	How do I vote?

A:	You may vote by any of the four methods listed below. If your Sphere Common Shares are held in “street name” by your bank, broker or other nominee, please see “How do I attend the special meeting?”, “How do I vote if my Sphere Common Shares are held in street name by my bank, broker or other nominee?” and “What are “broker non-votes” and what effect do they have on the Proposals?”.

Internet. Registered Sphere Shareholders may vote on the Internet at www.voteproxyonline.com and Sphere Beneficial Shareholders may vote on the Internet at http://www.proxyvote.com. You will need to refer to the control number printed on your voting instruction form to vote your Sphere Common Shares. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Sphere Shareholders of record will be available 24 hours a day and will close at 1:00 p.m. (Eastern Time) on May 14, 2026.

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Sphere Board. If mailed, your completed and signed proxy card must be received by 1:00 p.m. (Eastern Time) on May 14, 2026.

Meeting. You may attend (online) and vote electronically at the special meeting.

Telephone. If you have access to a touch-tone telephone and are a Sphere Beneficial Shareholder, you may submit your proxy by calling the telephone number specified on your proxy card and by following the recorded instructions. You will need the control number included on your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 1:00 p.m. (Eastern Time) on May 14, 2026.

The Sphere Board recommends that you vote via the Internet, by telephone (if you are a Sphere Beneficial Shareholder) or by mail. Even if you plan to attend the virtual special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card, by calling the number specified in your proxy card (if you are a Sphere Beneficial Shareholder) or vote over the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.

Q:	How do I vote if my Sphere Common Shares are held in street name by my bank, broker or other nominee?

A:	If your Sphere Common Shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of those Sphere Common Shares and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the shareholder of record with respect to those Sphere Common Shares beneficially owned by you. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions. If you are a Sphere Beneficial Shareholder, please refer to the Virtual Meeting Guide included with this Proxy Statement and the sections titled “How do I attend the special meeting?” , “How do I vote?” and “The Special Meeting” for instructions on how to attend the special meeting virtually and vote your Sphere Common Shares, including at the special meeting.

Q:	What are “broker non-votes” and what effect do they have on the Proposals?

A:	Broker non-votes occur when a bank, broker or other nominee holds shares in "street name" for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the special meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote.

A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares, which includes the Consolidation Proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters, which includes Share Issuance Proposal, the Board Size Proposal, the Director Nominee Proposal and the Incentive Plan Proposal described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your bank, broker or other nominee with instructions on how to cast your vote if you want it to count in the Share Issuance Proposal, the Board Size Proposal, the Director Nominee Proposal and the Incentive Plan Proposal described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your bank, broker or other nominee how to vote, then it will not be voted for the Share Issuance Proposal, the Board Size Proposal, the Director Nominee Proposal and the Incentive Plan Proposal.

Banks, brokers or other nominees holding shares in street name may vote those shares in their discretion for any routine matters. Therefore, we do not expect any broker non-votes on the Consolidation Proposal or any other routine matters properly brought before the special meeting.

Q:	What should I do if I receive more than one set of materials?

A:	You may receive more than one set of voting materials for the special meeting, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your Sphere Common Shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your Sphere Common Shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q:	What happens if I sell my Sphere Common Shares before the special meeting?

A:	The record date for Sphere Shareholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your Sphere Common Shares after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your Sphere Common Shares after the record date you are still encouraged to vote the shares you owned on the record date.

Q:	Do any of the officers or directors of Sphere have interests in the Arrangement that may differ from or be in addition to my interests as a Sphere Shareholder?

A:	In considering the recommendation of the Sphere Board that Sphere Shareholders vote to approve the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, Sphere Shareholders should be aware that, aside from their interests as Sphere Shareholders, Sphere’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, the interests of Sphere Shareholders generally. These interests are described in more detail in the section titled “The Arrangement – Interests of Sphere Directors and Executive Officers in the Arrangement.” The Sphere Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Arrangement Agreement and the Arrangement, in approving the Arrangement and in recommending the approval of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal. Such interests include that certain current directors and executive officers of Sphere are expected to continue as directors and executive officers of Sphere following the consummation of the Arrangement. See “The Arrangement – Background of the Arrangement,” “The Arrangement – Recommendation of the Sphere Board” and “The Arrangement – Sphere’s Reasons for the Arrangement.”

In addition, each of the directors and certain officers of Cathedra, who collectively hold approximately 70% of the outstanding Cathedra SV Shares and the Cathedra MV Shares as of the date of the Arrangement Agreement (the “Cathedra Locked-up Shareholders”) and each of the directors and senior officers of Sphere, who collectively held approximately 3% of the outstanding Sphere Common Shares as of the date of the Arrangement Agreement (the “Sphere Locked-up Shareholders”) have entered into separate voting and support agreements with Sphere and Cathedra (the “Support Agreements”). Each such Support Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of Cathedra signatories) or Share Issuance Proposal (in the case of Sphere signatories), and against certain matters inconsistent with the Arrangement, including any alternative acquisition proposal. See “The Arrangement – Support Agreements.”

Q:	May I vote at the special meeting?

A:	Yes. If you are a Sphere Shareholder of record on the record date, you may attend the special meeting (online) and vote your shares electronically, in lieu of submitting your proxy via the Internet, by telephone (if you are a Sphere Beneficial Shareholder) or by completing, signing, dating, and returning the enclosed proxy card. Please note that attendance alone at the special meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of Sphere Common Shares, you are also invited to attend the special meeting (online). However, because you are not a Sphere Shareholder of record, you may not vote your Sphere Common Shares in person (online) at the special meeting unless you request and obtain a “legal proxy” issued in your own name from your bank, broker or other nominee. If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend (online) and submit a vote on your behalf at the special meeting, with the proper authority from you, for your vote to count. If you are a Sphere Beneficial Shareholder, please refer to the Virtual Meeting Guide included with this Proxy Statement and the sections titled “How do I attend the special meeting?”, “How do I vote?” and “The Special Meeting” for instructions on how to attend the special meeting virtually and vote your Sphere Common Shares, including at the special meeting.

Even if you plan to attend the virtual special meeting, we encourage you to please complete, sign, date and return the enclosed proxy or voting instruction card or vote by calling the number specified in your proxy card (if you are a Sphere Beneficial Shareholder) or over the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.

Q:	How can I change or revoke my vote?

A:	You may revoke your proxy before the voting polls are closed at the special meeting by (i) voting at a later time via the Internet until 1:00 p.m. (Eastern Time) on May 14, 2026, (ii) if you are a Sphere Beneficial Shareholder, voting at a later time by telephone until 1:00 p.m. (Eastern Time) on May 14, 2026, (iii) voting in person (online) at the special meeting, (iv) delivering to Sphere’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy, or (v) giving notice to the inspector of elections at the special meeting.

If your Sphere Common Shares are held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Q:	Am I entitled to dissent rights?

A:	No. The Arrangement provides for the amalgamation of Amalco Sub and Cathedra and not Sphere. Accordingly, under the OBCA, holders of Sphere Common Shares are not entitled to dissent rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.

Q:	Is completion of the Arrangement subject to any conditions?

A:	Yes. Sphere and Cathedra cannot complete the Arrangement unless a number of conditions are satisfied or waived, including , among others, (i) the approval of the Arrangement by at least 66 2/3% of the votes cast by holders of Cathedra SV Shares and holders of Cathedra MV Shares, voting as a single class, present in person or by proxy at the Cathedra Meeting, (ii) the approval of the Arrangement by at least 66 2/3% of the votes cast by holders of Cathedra SV Shares, holders of Cathedra MV Shares, holders of Cathedra Options, holders of Cathedra Warrants and holders of Cathedra RSUs, voting as a single class, present in person or by proxy at the Meeting, (each of (i) and (ii), the “Cathedra Shareholder Approval”), (iii) the approval of the Share Issuance Proposal by a majority of the votes cast by Sphere Shareholders present in person (online) and by proxy at the special meeting, (iv) the approval of the Arrangement by the Court on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to Sphere and Cathedra, (v) the absence of an objection by Nasdaq for listing of the Sphere Common Shares issuable pursuant to the Arrangement Agreement and the Sphere Common Shares issuable pursuant to the exercise or conversion, as applicable, of the Sphere Series I Shares and the Replacement Equity, (vi) certain members of management and consultants of Cathedra entering into employment agreements with Sphere, in form and substance acceptable to Sphere and Cathedra, (vii) receipt by Sphere of support agreements from certain Cathedra Shareholders, in form and substance satisfactory to Sphere and Cathedra, acting reasonably, pursuant to which, for a period of 24 months following the Effective Date, such shareholders agree to vote all Sphere Common Shares held by them at any meeting of Sphere Shareholders in accordance with the recommendations of the Sphere Board, and (viii) the absence of any law or order prohibiting the consummation of the Arrangement. See the “The Arrangement Agreement and the Plan of Arrangement – Conditions to Closing” section of this Proxy Statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Arrangement.

Q:	What happens if the Arrangement Agreement is terminated?

A:	If the Arrangement Agreement is terminated, Cathedra will not be combined with Sphere, and Sphere and Cathedra will continue to operate as separate entities as they did before. The Arrangement Agreement contains certain termination rights for both Sphere and Cathedra, including, among others, (i) by mutual written consent of Sphere and Cathedra; (ii) by either Sphere or Cathedra if (A) the Arrangement Resolution has not been approved or adopted by Cathedra Shareholders at the Cathedra Meeting in accordance with the Interim Order, (B) the Share Issuance Proposal has not been approved or adopted by Sphere Shareholders at the special meeting, (C) after the date of the Arrangement Agreement, any final and non-appealable applicable law shall be effected by a Governmental Authority of competent jurisdiction that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins any of the parties from consummating the Arrangement, (D) the Arrangement is not consummated on or prior to September 30, 2026, or (E) if Nasdaq has objected or indicated a final intent to object, to the listing thereon and to the ongoing inclusion of the Sphere Common Shares to be issued to Cathedra Shareholders on the Nasdaq Capital Market pursuant to the Arrangement and the Sphere Common Shares issuable pursuant to the exercise or conversion, as applicable, of the Sphere Series I Shares and Replacement Equity, subject only to such conditions, including the filing of documentation, as are acceptable to Sphere and Cathedra, acting reasonably; (iii) by a party if the other party breaches any of its representations, warranties or covenants in the Arrangement Agreement in a manner that would cause the corresponding condition to not be satisfied, subject to certain conditions; (iv) by a party if the other party’s board of directors changes its recommendation with respect to the Arrangement; (v) by a party if the other party materially breaches its non-solicitation covenants under the Arrangement Agreement; and (vii) by a party in order for such party to enter into a definitive agreement with respect to a superior competing business combination transaction (provided that such party has not materially breached its non-solicitation restrictions in any material respect and pays the applicable termination fee prior to or concurrently with such termination).

The Arrangement Agreement further provides that, upon termination of the Arrangement Agreement under certain circumstances, Cathedra will be required to pay to Sphere a termination fee of $500,000 in connection with such termination, or Sphere will be required to pay to Cathedra a termination fee of $500,000 in connection with such termination. See the “The Arrangement Agreement and the Plan of Arrangement – Termination of the Arrangement Agreement” section of this Proxy Statement for a more complete summary of the termination provisions under the Arrangement Agreement.

Q:	Is consummation of the Arrangement conditioned on any of the Proposals or are any of the Proposals conditioned on one another?

A:	The consummation of the Arrangement is conditioned on the approval by Sphere Shareholders of the Share Issuance Proposal, the Board Size Proposal, and each Director Nominee of the Director Election Proposal at the special meeting. In addition, unless the Incentive Plan Proposal is approved or Cathedra waives the condition that the Replacement Equity is issued, the Arrangement may not be consummated. Completion of the Arrangement is not conditioned on the approval of the Consolidation Proposal by Sphere Shareholders at the special meeting.

In addition, the Board Size Proposal and the Director Election Proposal is conditioned on the approval by Sphere Shareholders of the Share Issuance Proposal, the Board Size Proposal, the Director Nominee of the Director Election Proposal at the special meeting. The effectiveness of the Incentive Plan Proposal is conditioned upon the approval of each of the Share Issuance Proposal, each Director Nominee of the Director Election Proposal and the Board Size Proposal in this Proxy Statement. Approval by Sphere Shareholders of the Consolidation Proposal is not conditioned on the approval of any other Proposal at the special meeting and approval of the of the Share Issuance Proposal, the Board Size Proposal, the Director Nominee of the Director Election Proposal and the Incentive Plan Proposal is not conditioned on the approval of the Consolidation Proposal at the special meeting.

It is important to note that in the event that the Share Issuance Proposal is not approved, then Sphere may not consummate the Arrangement. In addition, if the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposals are not approved, then Sphere may not consummate the Arrangement unless the underlying condition under the Arrangement Agreement is waived by the applicable Party.

Q.	When does Sphere expect the Arrangement to become effective?

A:	The Arrangement is currently expected to close in the second quarter of 2026. The closing of the Arrangement is conditional on the Cathedra Shareholder Approval, the approval of the Share Issuance Proposal by a majority of votes cast by Sphere Shareholders present in person and by proxy at the special meeting, the approval of the Arrangement by the Court, the absence of an objection by Nasdaq for listing of the Sphere Common Shares issuable pursuant to the Arrangement Agreement and the Sphere Common Shares issuable pursuant to the exercise or conversion, as applicable, of the Sphere Series I Shares and the Replacement Equity, and the satisfaction of certain other closing conditions. See the “The Arrangement Agreement and the Plan of Arrangement – Conditions to Closing” section of this Proxy Statement.

Q:	What will happen if the Arrangement is completed?

A:	If the Arrangement is completed, Amalco Sub will amalgamate with Cathedra such that it will acquire all of the issued and outstanding Cathedra Shares and Cathedra will become a wholly-owned subsidiary of Sphere. Sphere intends to have the Cathedra SV Shares delisted from the TSXV and the OTCQB as promptly as practicable following completion of the Arrangement. In addition, it is expected that Sphere will, subject to applicable law, apply to have Cathedra cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate Cathedra’s reporting obligations in Canada following completion of the Arrangement.

In addition, Sphere will continue to be a reporting issuer in the provinces of Ontario, British Columbia and Alberta in Canada. Subject to certain exceptions, Sphere will continue to be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Sphere to file reports with respect to trades of Sphere securities, provided Sphere complies with the requirements of applicable U.S. securities laws and U.S. market requirements in respect of all financial and other continuous and timely reporting matters, and Sphere files with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the Exchange Act.

Q:	Who will be the directors and executive officers of the Combined Company following the Arrangement?

A:	Sphere anticipates that immediately following the Effective Time, Cathedra’s chief executive officer and chairman of the Cathedra board of directors, Joel Block, and an additional member of Cathedra’s board of directors, Marcus Dent, will join the Sphere Board. Sphere also anticipates the following management team members to be the officers of the Combined Company immediately following the Effective Time: Joel Block, as Chief Executive Officer, Kurt L. Kalbfleisch, as Chief Financial Officer, and Tiah Reppas, as Chief Accounting Officer. Furthermore, Timothy P. Hanley, a current director of the Sphere Board, Kurt L. Kalbfleisch, Chief Executive Officer (prior to the Effective Time), Senior Vice President, Chief Financial Officer and Secretary of Sphere, and Nicholas Gates will also join the New Sphere Board immediately following the Effective Time. Mr. Hanley is anticipated to serve as Chairman of the New Sphere Board. See the section titled “Proposal No. 3 – The Director Election Proposal” of this Proxy Statement.

Q:	Are there any risks I should consider in connection with the Arrangement?

A:	Yes. There are a number of risk factors relating to Sphere’s business and operations, the Arrangement and the Combined Company’s business and operations, all of which should be carefully considered. See the “Risk Factors” section of this Proxy Statement.

Q.	Is this Sphere’s annual meeting? Will I be voting on the election of directors at the special meeting?

A:	This is not Sphere’s annual meeting but you will be asked to elect the members of the New Sphere Board at the special meeting, to be effective upon consummation of the Arrangement. See the section titled “Proposal No. 3 – The Director Election Proposal” of this Proxy Statement. The special meeting will be held entirely online at the following website: https://virtual-meetings.tsxtrust.com/1927, at 1:00 p.m., Eastern Time, on May 15, 2026, unless adjourned or postponed to a later date. If you are a Sphere Shareholder of record as of the record date, you will receive a proxy card for the special meeting.

Q.	Who is making this proxy solicitation?

A:	The solicitation is made on behalf of the registrant, i.e., Sphere, and each director of Sphere. We have also retained DF King to assist in the solicitation of proxies.

Q.	Who is paying for this proxy solicitation?

A:	Sphere pays for the costs of soliciting proxies. For the proxy solicitation services of DF King, we will pay an estimated fee of approximately $15,000, plus reasonable out-of-pocket expenses and fees for any additional services. Sphere will indemnify DF King and its affiliates against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to DF King’s services with certain customary exceptions for willful misconduct and breach. Sphere also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the Sphere Common Shares for their expenses in forwarding solicitation materials to beneficial owners of Sphere Common Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies in person or by electronic means. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this Proxy Statement. You should carefully read the entire Proxy Statement, including its annexes. If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact Sphere’s Investor Relations Department at (647) 952–5049 or investor.relations@sphere3d.com. You may also contact the proxy solicitor at:

D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
(877) 478-5043 (toll free)
Email: ANY@dfking.com

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Arrangement, the Arrangement Agreement or other matters discussed in this Proxy Statement. You may also obtain additional information about Sphere from the documents we file with the SEC or on SEDAR+, or by following the instructions in the “Where You Can Find More Information” section of this Proxy Statement.

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand each of the Proposals to be submitted for a vote at the special meeting, you should carefully read this Proxy Statement, including its annexes, and the other documents referred to by Sphere. See also the “Where You Can Find More Information” section of this Proxy Statement.

The Parties to the Arrangement

Sphere

Founded in 2007, Sphere operates a Bitcoin mining business and is dedicated to becoming a leader in the blockchain and cryptocurrency industry. Sphere plans to continue to grow its enterprise-scale mining operation through the procurement of mining equipment and partnering with experienced service providers.

Shares of Sphere Common Shares currently trade on Nasdaq under the symbol “ANY.” Sphere’s principal executive offices are located at 243 Tresser Blvd, 17th Floor, Stamford, Connecticut 06901. Its telephone number is (647) 952-5049 and its website address is www.sphere3d.com. Information contained on its website is not incorporated by reference into this Proxy Statement.

Amalco Sub

Amalco Sub is a corporation incorporated under the laws of the Province of British Columbia, Canada and is a wholly-owned subsidiary of Sphere incorporated for the purpose of effecting the Arrangement.

Cathedra

Cathedra is a Canadian-based developer and operator of digital infrastructure assets across North America. Cathedra hosts Bitcoin mining clients across its portfolio of three (3) data centers (forty five (45) megawatts (“MW”) total) in Tennessee and Kentucky. Cathedra also operates a fleet of proprietary Bitcoin mining machines at its own and third-party data centers, producing approximately four hundred (400) petahash per second of hash rate as of the date hereof.

Cathedra SV Shares are traded on the TSXV under the symbol “CBIT” and on the OTCQB under the symbol “CBTTF.” Cathedra’s head offices are located at 422 Richards Street, Unit 170, Vancouver, British Columbia V6B 2Z4. Its telephone number is +1 (604) 259-0607 and its website address is www.cathedra.com. Information contained on its website is not incorporated by reference into this Proxy Statement.

Special Meeting of Sphere Shareholders

The Special Meeting

The special meeting will be held entirely online at the following website:  https://virtual-meetings.tsxtrust.com/1927, on May 15, 2026, at 1:00 p.m., Eastern Time, or such other date, time and place to which the special meeting may be adjourned or postponed. Sphere Shareholders are being asked to consider and vote on the following proposals:

1.	Proposal No. 1 – The Share Issuance Proposal - to pass an ordinary resolution to approve the issuance of the Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders in exchange for Cathedra Shares and Cathedra Convertible Securities in connection with the Arrangement, in accordance with Nasdaq Stock Market, LLC (“Nasdaq”) Listing Rule 5635(a) (the “Share Issuance Proposal”);

2.	Proposal No. 2 – The Board Size Proposal – effective upon the consummation of transactions set forth in the Arrangement Agreement, to pass an ordinary resolution to approve the fixing of the number of directors, within the minimum and maximum number of directors prescribed under the Sphere Articles, to five directors as of the Effective Time (the “Board Size Proposal”);

3.	Proposal No. 3 – The Director Election Proposal – to pass an ordinary resolution to approve the election of five (5) nominees as directors of Sphere effective immediately following the Effective Time (the “Director Election Proposal”);

4.

Proposal No. 4 – The Incentive Plan Proposal – to pass an ordinary resolution (the “Incentive Plan Amendment Resolution”) to approve an amendment (the “Sphere Plan Amendment”) to the Sphere 3D Corp. 2025 Performance Incentive Plan (the “Sphere Incentive Plan”) to increase the number of Sphere Common Shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement (the “Incentive Plan Proposal”); and

5.	Proposal No. 5 – The Consolidation Proposal – to pass a special resolution to approve an amendment to the Sphere Articles to potentially consolidate (the “Consolidation”) the Sphere Common Shares on a one (1) Sphere Common Share for up to five (5) Sphere Common Shares basis to become effective at an exact ratio and a date to be determined by the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board (the “Consolidation Proposal” together with the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal, the “Proposals”).

Record Date for the Special Meeting

You can vote at the special meeting all of the Sphere Common Shares you held of record as of the close of business on April 10, 2026, which is the record date for the special meeting. As of the record date, there were 3,829,250 Sphere Common Shares outstanding.

Recommendations of the Sphere Board of Directors

The Sphere Board unanimously recommends that you vote “FOR” each of the Proposals to be considered and voted upon at the special meeting. In connection with this recommendation, the Sphere Board has determined that it is advisable and in the best interests of Sphere and Sphere Shareholders to issue the Sphere Common Shares and Sphere Series I Shares in connection with the Arrangement, to increase the size of the Sphere Board from three (3) members to five (5) members pursuant to the Arrangement Agreement and in connection with consummation of the Arrangement, to elect the Director Nominees effective immediately following the Effective Time and pursuant to the Arrangement Agreement and to increase the number of Sphere Common Shares available for issuance under the Sphere Incentive Plan to, among other things, issue the Replacement Equity in connection with the Arrangement and pursuant to the Arrangement Agreement. The Sphere Board also believes that the number of outstanding Sphere Common Shares is, or will be following the Arrangement, if consummated, inconsistent with the size, assets and structure of Sphere or the Combined Company, as applicable. Sphere Management believes that the Consolidation may provide flexibility in the capital structure of Sphere or the Combined Company, as applicable, in order to facilitate raising capital in the future while keeping Sphere’s or the Combined Company’s capital structure manageable. Approving the Consolidation Proposal does not automatically mean that the Consolidation will occur. Rather, approval of the Consolidation Proposal will give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority in its sole discretion, should they decide that it is in the best interest of Sphere or the Combined Company, as applicable, to complete the Consolidation. See “The Arrangement – Sphere’s Reasons for the Arrangement,” “The Arrangement – Recommendation of the Sphere Board” and “Proposal No. 5 – The Consolidation Proposal – Reasons for the Consolidation” sections of this Proxy Statement for more information about the factors considered by the Sphere Board.

Required Vote

Approval of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting. Because approval of each Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Proposals. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal and the Incentive Plan Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

The Arrangement

The Arrangement Agreement provides that, at the Effective Time, Amalco Sub will acquire all of the issued and outstanding Cathedra Shares with Cathedra continuing as a wholly-owned subsidiary of Sphere. The Arrangement will be implemented under the BCBCA and requires, among other things, approval of (a) at least 66 2/3% of the votes cast on the Arrangement Resolution by holders of Cathedra SV Shares and the holders of Cathedra MV Shares present in person or by proxy at the Cathedra Meeting voting together as a single class, with each Cathedra SV Share entitling the holder thereof to one vote per Cathedra SV Share and each Cathedra MV Share entitling the holder thereof to 152 votes per Cathedra MV Share; (b) at least 66 2/3% of the votes cast on the Arrangement Resolution by holders of Cathedra SV Shares, holders of Cathedra MV Shares, Cathedra Optionholders, Cathedra Warrantholders and Cathedra RSU holders, present in person or by proxy at the Cathedra Meeting voting together as a single class; (c) the approval of the Share Issuance Proposal by a majority of the votes cast by Sphere Shareholders present in person (online) and by proxy at the special meeting, and (d) the Court. See “The Arrangement Agreement and the Plan of Arrangement-Conditions to Completion of the Arrangement” section of this Proxy Statement for more information on the required approvals. After giving effect to the Arrangement, Amalco Sub will own all of the outstanding Cathedra Shares.

A copy of the Arrangement Agreement and the Plan of Arrangement are attached as Annex A to this Proxy Statement. You are urged to read the Arrangement Agreement and the Plan of Arrangement in their entirety because they are the legal documents that govern the Arrangement. For more information on the Arrangement, the Arrangement Agreement and the Plan of Arrangement, see the “The Arrangement Agreement and the Plan of Arrangement” section of this Proxy Statement.

Consideration Issuable Pursuant to the Arrangement

Share Consideration

Sphere Shareholders will not directly receive any consideration under the Arrangement. If the Arrangement is completed, Amalco Sub will acquire all of the Cathedra Shares (other than Cathedra Shares held by Dissenting Shareholders), and each Cathedra Shareholder (other than the Dissenting Shareholders) will receive: (a) that number of fully paid and non-assessable Sphere Common Shares equal to the product determined by multiplying the number of Cathedra SV Shares held by such holder by the SVS Exchange Ratio and (b) that number of fully paid and non-assessable Sphere Common Shares equal to the product determined by multiplying the number of Cathedra MV Shares held by such holder by the MVS Exchange Ratio, of which each of (i) and (ii) is subject to adjustment as set forth in the Arrangement Agreement, if applicable; provided, however, that certain Cathedra Shareholders who would otherwise receive Sphere Common Shares in excess of the Ownership Cap will instead receive, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of Sphere Series I Shares. Upon completion of the Arrangement, it is expected that former Sphere Shareholders will own approximately 58%, and former Cathedra Shareholders will own approximately 42% of the Combined Company on a fully diluted basis.

The Sphere Common Shares so issued will have the same rights and privileges as the currently outstanding Sphere Common Shares. The Sphere Common Shares do not have any pre-emptive rights.

The Sphere Series I Shares so issued are convertible at the option of the holder thereof into one Sphere Common Share for every Sphere Series I Share on the following schedule: (a) up to 33 1/3% of such Sphere Series I Shares following the 12-month anniversary of the Arrangement; (b) up to an aggregate of 66 2/3% of such Sphere Series I Shares following the 24-month anniversary of the Arrangement; and (c) up to an aggregate of 100% of such Sphere Series I Shares following the 36-month anniversary of the Arrangement, in each case, excluding any additional Sphere Series I Shares issued as dividends to the holders of Sphere Series I Shares in accordance with the terms of the articles of amendment to be filed. Each holder may convert such holder’s Sphere Series I Shares, provided that after such conversion the Sphere Common Shares issuable, together with all the Sphere Common Shares held by the shareholder in the aggregate, would not exceed the number Sphere Common Shares issuable under Nasdaq’s rules and regulations, except that such limitation shall not apply in the event Sphere obtains the approval of Sphere Shareholders as required by Nasdaq’s rules and regulations.

Subject to the rights of the holders of any Sphere Series H Preferred Shares, until the 36 month anniversary of the Arrangement, the holders of the Sphere Series I Shares are entitled to dividends payable annually in Sphere Series I Shares at a rate of 8.00% per annum, rounded down to the nearest whole share.

The holders of the Sphere Series I Shares are not entitled to voting rights, but are entitled to receive notice of, and to attend (in a non-voting capacity) all meetings of Sphere Shareholders, other than a meeting of the holders of any other class of shares meeting separately as a class. In the event of an ordinary liquidation, dissolution or winding up of Sphere, whether voluntary or involuntary, the holders of Sphere Series I Shares shall be entitled to receive an amount equal to the greater of (i) the closing sale price of the Sphere Common Shares on the trading day immediately preceding such ordinary liquidation, dissolution or winding up and (ii) the amount that such holder would have been entitled to receive in such liquidation, dissolution or winding-up of Sphere if such Sphere Series I Share had been converted into Sphere Common Shares immediately prior thereto, prior to the payment or distribution of any assets to holders of Sphere Common Shares or any other shares ranking junior to the Sphere Series I Shares. Upon payment of such amounts, the holders of Sphere Series I Shares shall not be entitled to share in any further distribution of Sphere’s assets. In the event of a deemed liquidation of Sphere, the holders of Sphere Series I Shares shall participate in such transaction on a pro rata basis with the holders of Sphere Common Shares, treating all outstanding Sphere Series I Shares as if they had been converted into Sphere Common Shares immediately prior to such deemed liquidation.

No fractional Consideration Shares will be issued as part of the Arrangement. For more information, see “The Arrangement Agreement and the Plan of Arrangement – Consideration Issuable Pursuant to the Arrangement” of this Proxy Statement.

Treatment of Cathedra Equity Awards & Warrants

Cathedra equity-based awards and warrants that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement, the Plan of Arrangement and the applicable Sphere equity incentive plan.

At the Effective Time, all unexercised outstanding Cathedra Options held by Cathedra Optionholders will, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, be exchanged for a Replacement Option. The Replacement Option will allow the holder to purchase the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the original Cathedra Option immediately before the Effective Time, multiplied by (ii) the SVS Exchange Ratio. The exercise price per Sphere Share will be equal to the quotient (rounded up to the nearest cent) of (x) the exercise price per Cathedra SV Share underlying the exchanged Cathedra Option immediately prior to the Effective Time divided by (y) the SVS Exchange Ratio, subject to certain adjustments. The terms of each Replacement Option (other than the term to expiry) will be governed by the equity incentive plan of Sphere.

Further, at the Effective Time, all unvested outstanding Cathedra RSUs (other than any Accelerated Cathedra RSUs) held by Joel Block will, as at the Effective Time pursuant to the Arrangement Agreement and in accordance with the Plan of Arrangement, be exchanged for a Replacement RSU. The Replacement RSU will allow the holder to acquire the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the original Cathedra RSU immediately before the Effective Time, multiplied by (ii) the SVS Exchange Ratio. The terms of each Replacement RSU will reflect the same material economic and vesting terms of the applicable unvested Cathedra RSU and will be governed by the equity incentive plan of Sphere and the applicable RSU award agreement.

All Accelerated Cathedra RSUs outstanding immediately prior to the Effective Time will, in accordance with their terms, fully vest and, at the Effective Time, each holder of an Accelerated Cathedra RSU will receive the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the Accelerated Cathedra RSU immediately before the Effective Time, multiplied by (ii) the SVS Exchange Ratio.

Further, at the Effective Time, all unexercised outstanding Cathedra Warrants held by Cathedra Warrantholders will, as of the Effective Time and pursuant to the Arrangement, be exchanged for a Replacement Warrant. The Replacement Warrant will allow the holder to acquire the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the original Cathedra Warrant immediately before the Effective Time, multiplied by (ii) the SVS Exchange Ratio. The exercise price per Sphere Common Share will be equal to the quotient (rounded up to the nearest one-hundredth of a cent) of (x) the exercise price per Cathedra SV Share underlying the exchanged Cathedra Warrant immediately prior to the Effective Time divided by (y) the SVS Exchange Ratio. The Replacement Warrants will not be exercisable in the United States or by or on behalf of a U.S. Person unless the Sphere Common Shares underlying the Replacement Warrants are registered or an exemption from registration under the Securities Act and applicable state securities laws is available.

For more information, see “The Arrangement Agreement and the Plan of Arrangement – Treatment of Cathedra Equity Awards & Warrants in the Arrangement” of this Proxy Statement.

Sphere’s Reasons for the Arrangement

In evaluating the Arrangement, including the issuance of Sphere Common Shares and Sphere Series I Shares to Cathedra Shareholders in connection with the Arrangement, the Sphere Board consulted with Sphere’s senior management and legal and financial advisors. In recommending that Sphere Shareholders vote in favor of each of the Proposals, the Sphere Board considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Sphere Board for the Arrangement, see “The Arrangement – Sphere’s Reasons for the Arrangement” and “The Arrangement – Recommendation of the Sphere Board of Directors” sections of this Proxy Statement.

Risk Factors

The Arrangement and matters related thereto, including the matters subject to the Proposals, are subject to numerous risks and uncertainties. In evaluating the Proposals, you should carefully read this Proxy Statement. In particular, you should consider the factors discussed in the section titled “Risk Factors” in this Proxy Statement.

Recommendation of the Sphere Board of Directors

After careful consideration, the Sphere Board has determined that it is advisable and in the best interests of Sphere and Sphere Shareholders to consummate the Arrangement as contemplated by the Arrangement Agreement and approve the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal and the Incentive Plan Proposal. Accordingly, the Sphere Board unanimously recommends that Sphere Shareholders vote:

●	“FOR” the Share Issuance Proposal;

●	“FOR” the Board Size Proposal;

●	“FOR” each Director Nominee of the Director Election Proposal; and

●	“FOR” the Incentive Plan Proposal.

After careful consideration, the Sphere Board has determined that it is advisable and in the best interests of Sphere and Sphere Shareholders to give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority, should they decide that it is in the best interest of Sphere or, if applicable, the Combined Company at that time to complete the Consolidation. Accordingly, the Sphere Board unanimously recommends that Sphere Shareholders also vote “FOR” the Consolidation Proposal.

Opinion of the Financial Advisor to Sphere

Opinion of Rosenblatt Securities Inc.

At the meeting of the Sphere Board on March 5, 2026, Rosenblatt rendered an oral opinion, which was subsequently confirmed in its written opinion, dated March 5, 2026, to the Sphere Board that, as of the date thereof and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Arrangement was fair, from a financial point of view, to the public holders of Sphere Common Shares.

The full text of Rosenblatt’s written opinion dated March 5, 2026, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this Proxy Statement and is incorporated herein by reference. You are encouraged to read the opinion carefully in its entirety. Rosenblatt’s opinion was provided solely for the use and benefit of the Sphere Board (solely in its capacity as such) in its evaluation of the Arrangement. Rosenblatt’s opinion is limited solely to the fairness from a financial point of view of the Arrangement to the public holders of Sphere Common Shares, and does not address Sphere’s underlying business decision to effect the Arrangement or the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might be available to Sphere. Rosenblatt’s opinion does not constitute a recommendation as to how any holder of securities of Sphere or Cathedra should vote or act with respect to the Arrangement or any other matter.

For a summary of Rosenblatt’s opinion and the methodology that Rosenblatt used to render its opinion, see the section titled “The Arrangement – Opinion of the Financial Advisor to Sphere – Opinion of Rosenblatt Securities Inc.” beginning on page 117 and the full text of the written opinion of Rosenblatt attached as Annex D to this Proxy Statement.

Board of Directors Following the Arrangement

Sphere has agreed with Cathedra pursuant to the Arrangement Agreement that it will take all actions necessary to provide that, immediately following the Effective Time, Timothy P. Hanley, Joel Block, Marcus Dent, Kurt L. Kalbfleisch and Nicholas Gates shall be appointed as the New Sphere Board.

Timothy P. Hanley, age 69, has served as the Acting Keyes Dean for the College of Business at Marquette University from March 2020 through June 2024. From May 2002 to May 2019, Mr. Hanley worked at Deloitte & Touche LLP (“Deloitte”), where he retired as a Senior Partner. During his 17 years at Deloitte, Mr. Hanley led the firm’s Global Consumer and Industrial Products practice, which he helped grow to more than $14 billion in annual revenue. While at Deloitte, Mr. Hanley served in multiple leadership roles, including the U.S. Vice Chairman and Process and Industrial Products Leader. Since June 2019, Mr. Hanley has been an advisor to Deloitte helping them build a leadership development program in Asia. Mr. Hanley began his career at Arthur Andersen in 1978 and served as an audit partner for large manufacturers. Mr. Hanley served as a board member of the National Association of Manufacturers and regularly advises privately held companies in the consumer products, retail, and distribution industries. Mr. Hanley is a seasoned global executive with experience consulting with manufacturers regarding digital transformation, organizational strategy development and execution, acquisitions, and market development. Mr. Hanley is a qualified financial expert and has significant experience in the boardroom and working with audit committees. Mr. Hanley holds a Bachelor of Science degree in Accounting from Marquette University.

Kurt L. Kalbfleisch, age 60, has served as Sphere’s Chief Executive Officer since November 5, 2025 and as Acting Chief Executive Officer since January 31, 2025, and Senior Vice President, Chief Financial Officer, and Secretary of Sphere since December 1, 2014. Mr. Kalbfleisch also served as Chief Financial Officer of Overland Storage, Inc. (“Overland”) from February 2008 until his resignation from Overland on July 19, 2022. Previously, Mr. Kalbfleisch served in various other roles at Overland since July 2007, including Senior Vice President, Secretary and Vice President of Finance. Prior to joining Overland, he was a manufacturing budget analyst for McDonnell Douglas Corp. Mr. Kalbfleisch also served on the board of Paladin Group. Mr. Kalbfleisch holds a Bachelor of Arts in Business from Point Loma Nazarene University and a Master of Business Administration from the University of San Diego.

Joel Block, age 42, is a seasoned executive with more than 20 years of experience across finance, accounting, operations, and sales. From July 2025 to present, Mr. Block has served as Chief Executive Officer of Cathedra and Chairman of the Cathedra Board. From December 2021 to November 2023, he served as the Chief Financial Officer of US Bitcoin Corp.; prior to this role, from September 2021 to November 2021, he served as US Bitcoin Corp.’s Chief Business Officer. US Bitcoin Corp. merged with Hut 8 Corp. on November 30, 2023. Prior to US Bitcoin Corp., from February 2015 to August 2021 he served as CFO, and then CEO, of Collegewise, one of the US’s largest college admissions companies. From 2005 to 2013, he served in a number of roles at Credit Suisse, including as a Vice President on the Institutional Fixed Income Sales team, where he specialized in interest rate derivatives and hedging transactions. He has served on the board of the Young Presidents Organization Orange County Chapter. He received his Bachelor of Business Administration with concentrations in Finance and Accounting and a minor in Statistics from the University of Michigan Ross School of Business.

Marcus Dent, age 34, is the founder of TFTC.io, a media company focused on Bitcoin and Freedom in the Digital Age. He is also a Managing Partner at Ten31, a bitcoin-focused venture capital firm. Previously, Mr. Dent served as Director of Business Development at Great American mining from 2019 to 2021.

Nicholas Gates, age 37, is a seasoned energy executive with over a decade of experience leading large-scale power and infrastructure projects across the U.S. From March 2021 to January 2025, he served as a Senior Business Development Manager at Priority Power Management, LLC (“Priority Power”) where he led business development efforts to expand Priority Power’s market presence in Bitcoin mining and data centers. Since January 2025, he has served as the Managing Director of Integrated Projects at Priority Power, where he spearheads strategic growth for clients in Bitcoin mining, HPC, and AI through site development and power procurement. Mr. Gates has driven projects. He holds both an MBA in Finance and a Bachelor of Science in Business Administration from The University of Tulsa.

Management Following the Arrangement

Sphere has agreed with Cathedra that it will take all actions necessary to cause the following management team members to be the officers of the Combined Company immediately following the Effective Time: Joel Block, as Chief Executive Officer, Kurt L. Kalbfleisch, as Chief Financial Officer, and Tiah Reppas, as Chief Accounting Officer.

Interests of Sphere Directors and Executive Officers in the Arrangement

In considering the recommendation of the Sphere Board that you vote “FOR” the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, you should be aware that certain of Sphere’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, those of Sphere Shareholders generally. The Sphere Board was aware of and considered these interests when it approved the Arrangement Agreement and the transactions contemplated thereby and unanimously recommended that Sphere Shareholders vote “FOR” each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal. Such interests include that certain current directors and executive officers of Sphere are expected to continue as directors and executive officers of Sphere following the consummation of the Arrangement.

In addition, each director on the Sphere Board and certain officers of Sphere have entered into Support Agreements with Cathedra which provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Arrangement Agreement (in the case of Cathedra Shareholders) or approving the Share Issuance Proposal (in the case of Sphere Shareholders), as applicable, and against any alternative business combination transaction.

See “The Arrangement – Support Agreements” for a detailed summary of the Support Agreements.

Accounting Treatment

Sphere prepares its financial statements in accordance with GAAP and Cathedra prepares its financial statements in accordance with IFRS. In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, Sphere will be treated as the acquirer for accounting purposes and will account for the Arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.

Shareholder Approvals

Sphere Shareholder Approvals

At the special meeting, Sphere Shareholders will be required to consider and vote on the Proposals. The Share Issuance Proposal, the Board Size Proposal and each Director Nominee of the Director Election Proposal will be required to be approved by Sphere Shareholders in order for the Arrangement to be completed. In addition, unless the Incentive Plan Proposal is approved or Cathedra waives the condition that the Replacement Equity is issued, the Arrangement may not be completed. Approval of the Consolidation Proposal by Sphere Shareholders at the special meeting is not required for the Arrangement to be completed. Approval of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting.

Cathedra Shareholder Approvals

At the Cathedra Shareholder Meeting, Cathedra Shareholders will be asked to consider and vote on a special resolution to approve the Arrangement. In order for the Arrangement to become effective, the Arrangement Resolution must be approved by (i) at least 66 2/3% of the votes cast by holders of Cathedra SV Shares and the holders of Cathedra MV Shares present in person or by proxy at the Cathedra Meeting voting together as a single class, with each Cathedra SV Share entitling the holder thereof to one vote per Cathedra SV Share and each Cathedra MV Share entitling the holder thereof to 152 votes per Cathedra MV Share; and (ii) at least 66 2/3% of the votes cast by holders of Cathedra SV Shares, holders of Cathedra MV Shares, Cathedra Optionholders, Cathedra Warrantholders and Cathedra RSU holders, present in person or by proxy at the Cathedra Meeting voting together as a single class.

Court Approval

The Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. In accordance with the Arrangement Agreement, the Interim Order hearing was held on April 1, 2026. Under the Arrangement Agreement, Cathedra is required to diligently pursue an application for Final Order pursuant to section 291 of the BCBCA as reasonably practicable if the Interim Order and the requisite Cathedra Shareholder Approval and approval of the Share Issuance Proposal are obtained, but in any event, no later than five (5) business days after the later of (a) the approval of the Arrangement by Cathedra Shareholders, and (b) the approval of the Share Issuance Proposal. The Court hearing in respect of the Final Order is expected to take place three (3) business days following the date of the Cathedra Shareholder Meeting.

Share Exchange Listing Approval

Sphere will submit a listing of additional shares notification to Nasdaq to have the Sphere Common Shares to be issued pursuant to the Arrangement approved for listing on the Nasdaq Capital Market.

Cathedra Shares are listed on the TSXV and OTCQB and the completion of the Arrangement is subject to the prior conditional approval of the TSXV. Following completion of the Arrangement, the Cathedra Shares will be delisted from the TSXV and OTCQB.

No Dissent Rights

The Arrangement provides for the amalgamation of Amalco Sub and Cathedra and not Sphere. Accordingly, under the OBCA, holders of Sphere Common Shares are not entitled to dissent rights in connection with the Proposals to be voted on at the special meeting. Sphere Shareholders are not being asked to approve the Arrangement itself, but rather the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Consolidation Proposal, none of which give rise to dissent rights under the OBCA.

Who Can Answer Your Questions About Voting Your Shares

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Sphere’s proxy solicitor:

D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
(877) 478-5043 (toll free)
Email: ANY@dfking.com

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) has been prepared based on the historical audited consolidated financial statements of Sphere and Cathedra, as indicated below, and is intended to provide information about how the Arrangement would have affected Sphere’s historical financial statements.

The unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) as of December 31, 2025 gives effect to the Arrangement as if it occurred on December 31, 2025 and combines the historical balance sheets of Sphere and Cathedra as of such date. The unaudited pro forma condensed combined statement of operations (“Unaudited Pro Forma Statement of Operations”) for the year ended December 31, 2025 combines the historical audited consolidated statements of operations of Sphere for the corresponding period, with the respective historical audited consolidated income statements of Cathedra, as if the Arrangement had occurred on January 1, 2025.

The Unaudited Pro Forma Financial Information has been prepared based on, and should be read in conjunction with:

●	the historical audited consolidated financial statements of Sphere for the year ended December 31, 2025, included in this Proxy Statement;

●	the historical audited consolidated financial statements of Cathedra for the year ended December 31, 2025, included in this Proxy Statement;

●	the accompanying notes to the Unaudited Pro Forma Financial Information; and

●	other information relating to Sphere and Cathedra contained in this Proxy Statement. See the section titled “Where You Can Find More Information.”

The Unaudited Pro Forma Financial Information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the Unaudited Pro Forma Financial Information. The Arrangement will be recorded as a business combination using the acquisition method of accounting under GAAP. See section titled “The Arrangement –Accounting Treatment” of this Proxy Statement. Sphere, as the accounting acquirer, will record the acquired assets and assumed liabilities of Cathedra at their fair values as of the acquisition date. Sphere and Cathedra have determined a preliminary estimated purchase price calculated as described in Note 2 to the Unaudited Pro Forma Financial Information. The Unaudited Pro Forma Financial Information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the Combined Company. The Unaudited Pro Forma Financial Information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, which are described in the section titled “The Arrangement – Sphere’s Reasons for the Arrangement” of this Proxy Statement, and, accordingly, do not attempt to predict or suggest future results.

The Unaudited Pro Forma Financial Information is based on the assumptions and adjustments that are described in the accompanying notes. The Unaudited Pro Forma Financial Information and pro forma adjustments have been prepared based on preliminary estimates of fair value of acquired assets and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material. The actual amounts recorded as of the completion of the Arrangement may also differ materially from the information presented in the Unaudited Pro Forma Financial Information as a result of, among other factors, the amount of cash used in operations between the signing of the Arrangement and the closing of the Arrangement; the timing of closing of the Arrangement; changes in the fair value of Sphere Common Shares; and other changes in Sphere and Cathedra’s assets and liabilities that occur prior to the completion of the Arrangement.

The Unaudited Pro Forma Financial Information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any.

The Transaction Accounting Adjustments represent Sphere Management’s best estimates and are based upon currently available information and certain assumptions that Sphere Management believes are reasonable and supportable. As the Unaudited Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Sphere has elected not to present Sphere Management’s Adjustments, which depict synergies and dis-synergies of the Arrangement, and will only be presenting Transaction Accounting Adjustments in the Unaudited Pro Forma Financial Information. Therefore, the Unaudited Pro Forma Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Arrangement, as they are nonrecurring in nature. In addition, the Unaudited Pro Forma Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Arrangement.

Given Sphere’s history of net losses and full valuation allowance on its net deferred tax assets, the pro forma adjustments to the Unaudited Pro Forma Statement of Operations resulted in no income tax adjustment to the pro forma financials.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Cathedra’s consolidated financial statements to that of Sphere’s financial statement presentation. The accounting policies used in the preparation of the Unaudited Pro Forma Financial Information are those set out in Sphere’s audited financial statements for the year ended December 31, 2025. Sphere Management conducted a preliminary evaluation of accounting policies used by Cathedra compared to accounting policies used by Sphere and identified certain adjustments as described below. Following the completion of the Arrangement, Sphere will conduct a comprehensive review of Cathedra’s accounting policies, and as a result of that review, Sphere may identify differences which may have a material impact on the Unaudited Pro Forma Financial Information.

Sphere 3D Corp

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

As of December 31, 2025

	Historical					Pro Forma
	Sphere 3D	Cathedra	Cathedra	Adjustments	Cathedra	Transaction
	in US GAAP USD	in IFRS CAD	in IFRS USD	to US GAAP USD	in US GAAP USD	Accounting Adjustments	Notes	Combined Results
Assets			3.B	3.C
Current Assets:
Cash and cash equivalents	$3,707	$1,084	$791	$-	$791	$-		$4,498
Digital currencies	3,263	584	426	1	427	-		3,690
Trade and other receivables	-	933	680	-	680	(228)	3.D	452
Due from related parties	-	20	14	-	14	-		14
Other current assets	1,707	2,217	1,619	-	1,619	(518)	3.D	2,808
Total current assets	8,677	4,838	3,530	1	3,531	(746)		11,462

Property and equipment, net	14,608	6,202	4,525	671	5,196	-		19,804
Deposits	-	2,295	1,675	-	1,675	-		1,675
Goodwill	-	15,674	11,380	-	11,380	(17,330)	3.E	-
						5,566	2
						384	2
Intangible assets, net	1,610	-	-	-	-	-		1,610
Right-of-use assets	-	1,219	890	-	890	-		890
Investments	-	1,017	740	-	740	(674)	2	66
Other non-current assets	225	919	671	(671)	-	-		225
Total assets	$25,120	$32,164	$23,411	$1	$23,412	$(12,800)		$35,732

	Sphere 3D	Cathedra	Cathedra	Adjustments	Cathedra	Transaction
	in US GAAP USD	in IFRS CAD	in IFRS USD	to US GAAP USD	in US GAAP USD	Accounting Adjustments	Notes	Combined Results
Liabilities and Shareholders’ Equity			3.B	3.C
Current liabilities:
Accounts payable	$427	$2,660	$1,941	$(1,076)	$865	$(228)	3.D	$3,541
						2,477	3.F
Accrued liabilities	544	-	-	1,076	1,076	-		1,620
Due to related parties	-	1,110	810	(400)	410	-		410
Accrued payroll and employee compensation	831	-	-	400	400	490	3.G	1,721
Income tax payable	-	335	244	-	244	-		244
Contract liabilities	-	792	578	-	578	-		578
Customer liabilities	-	2,044	1,493	-	1,493	(518)	3.D	975
Decommissioning liability	-	31	23	-	23	-		23
Current portion of lease liabilities	-	80	58	-	58	-		58
Total current liabilities	1,802	7,052	5,147	-	5,147	2,221		9,170

Lease liabilities	-	1,282	935	-	935	-		935
Total liabilities	1,802	8,334	6,082	-	6,082	2,221		10,105

Temporary equity	18	-	-	-	-	-		18

Shareholders' equity:
Preferred shares – Sphere 3D Corp.						1,914	2	1,914
Common shares - Sphere 3D Corp.	503,414					3,652	2	507,847
						781	3.H
Common shares - Cathedra		22,499	16,332	-	16,332	(16,332)	3.E	-
Accumulated other comprehensive loss	(1,811)	3,545	1,840	(1,595)	(834)	834	3.E	(1,811)
				(1,079)
Accumulated deficit	(478,303)	(6,937)	(4,262)	1,595	(1,587)	1,587	3.E	(482,341)
				1,079
				1		(290)	2
						(781)	3.H
						(490)	3.G
						(2,477)	3.F
Reserves	-	3,910	2,835	-	2,835	(2,835)	3.E	-
Contributed surplus	-	813	584	-	584	(584)	3.E	-
Shareholders' equity	23,300	23,830	17,329	1	17,330	(15,021)		25,609
Total liabilities, temporary equity, and shareholders’ equity	$25,120	$32,164	$23,411	$1	$23,412	$(12,800)		$35,732

Sphere 3D Corp.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

For the Year Ended December 31, 2025

	Historical					Pro Forma
	Sphere 3D	Cathedra	Cathedra	Adjustments	Cathedra
	in US GAAP USD	in IFRS CAD	in IFRS USD	in US GAAP USD	in US GAAP USD	Transaction Accounting Adjustments	Notes	Combined Results
Revenues:			3.B	3.C
Total revenues	$11,181	$21,194	$15,143	($109)	$15,034	$(313)	3.D	$25,902
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	8,554	16,047	11,476	-	11,476	(313)	3.D	19,717
General and administrative	8,266	7,331	5,246	-	5,246	781	3.H	17,298
						2,477	3.F
						490	3.G
						38	3.I
Depreciation and amortization	6,878	4,784	3,421	-	3,421			10,299
Impairment of property and equipment	7,185	-	-	-	-	-		7,185
Loss on disposal of property and equipment	1,652	-	-	-	-	-		1,652

Impairment of goodwill and other assets	300	-	-	855	855	-		1,155
Change in fair value of digital currencies	345	(5)	(1)	(1,191)	(1,192)	-		(847)
Total operating expenses	33,180	28,157	20,142	(336)	19,806	3,473		56,459
Loss from operations	(21,999)	(6,963)	(4,999)	227	(4,772)	(3,786)		(30,557)
Other income (expense):
Investment gain	438	75	54	88	142	-		580
Other income, net	81	-	-	-	-	-		81
Foreign exchange gain (loss)	-	(2,228)	(1,587)	1,595	8	-		8
Interest expense	-	(672)	(479)	-	(479)	-		(479)
Impairment of goodwill		(1,172)	(855)	855	-	-		-
Unrealized gain on investment		120	88	(88)	-	-		-
Gain on disposal of subsidiary	-	167	117	-	117	-		117
Gain on settlement of debt	-	693	495	-	495	-		495
Net (loss) income before taxes	(21,480)	(9,980)	(7,166)	2,677	(4,489)	(3,786)		(29,755)
Provision for income taxes	2	-	-	-	-			2
Net (loss) from continuing operations	$(21,482)	$(9,980)	$(7,166)	$2,677	$(4,489)	$(3,786)		$(29,757)

Basic and diluted net loss per common share	$(7.37)	$(0.34)	$(0.25)		$(0.15)			$(5.31)
Weighted average number of common shares outstanding - basic and diluted	2,914,607	29,091,882	29,091,882		29,091,882	2,685,232	3.J	5,599,839

SPHERE 3D CORP.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Expressed in U.S. Dollars)

1. BASIS OF PRESENTATION

After completion of the Arrangement, the consolidated financial statements of the consolidated entity will be prepared and presented in accordance with GAAP. The Unaudited Pro Forma Financial Information includes (all financial information is prepared in accordance with GAAP):

(a)	The Unaudited Pro Forma Balance Sheet as of December 31, 2025, combines (i) the audited consolidated balance sheet of Sphere as of December 31, 2025, as included in this Proxy Statement, and (ii) the audited consolidated balance sheet of Cathedra, as derived from information included in this Proxy Statement, as of December 31, 2025, giving effect to the Arrangement as if it had been completed on December 31, 2025.

(b)	The Unaudited Pro Forma Statement of Operations from continuing operations for the year ended December 31, 2025 combines (i) the audited consolidated statement of operations of Sphere, as included in this Proxy Statement, and (ii) the audited consolidated statement of income or loss of Cathedra, as derived from information included in this Proxy Statement, for the year ended December 31, 2025, giving effect to the Arrangement as if it had been completed on January 1, 2025.

The Unaudited Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements and notes included therein of Sphere and Cathedra, as referred to above and included elsewhere in this Proxy Statement. Further review may identify differences between the accounting policies of Sphere and Cathedra that, when conformed, could have a material impact on the financial statements of the Combined Company. At this time, Sphere and Cathedra have made adjustments to align accounting policies and are not aware of any remaining accounting policy differences that would have a material impact on the Unaudited Pro Forma Financial Information of the Combined Company.

The Arrangement reflected in the Unaudited Pro Forma Financial Information has been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, under GAAP. Based on the definitions of control, Sphere is considered the legal and accounting acquirer. Under the acquisition method, the total estimated consideration is calculated as described in Note 2 to the Unaudited Pro Forma Financial Information. In accordance with the accounting guidance for business combinations, the assets acquired and liabilities assumed of Cathedra will be measured at their estimated fair values. The Unaudited Pro Forma Financial Information has accounted for Cathedra’s assets and liabilities based on their historical amounts as no valuation has occurred at this time to determine their respective fair values.

It is Sphere Management’s opinion that the Unaudited Pro Forma Financial Information includes all adjustments necessary for the fair presentation of the Arrangement described herein. The Unaudited Pro Forma Financial Information has been presented for informational purposes only and is not intended to reflect the results of operations or the financial position of Sphere which would have actually resulted had the Arrangement been effected on the dates indicated. Furthermore, the Unaudited Pro Forma Financial Information is not necessarily indicative of the results of operations that may be obtained in the future. Actual amounts recorded upon completion of the Arrangement will differ from those recorded in the Unaudited Pro Forma Financial Information and the differences may be material.

Certain amounts included herein have been subject to rounding adjustments. Accordingly, amounts shown as totals in certain tables may not be the arithmetic aggregation of the amounts that precede them.

2. ACQUISITION OF CATHEDRA

Sphere Management has estimated the preliminary consideration and has not yet completed an external valuation analysis of the fair market value of Cathedra’s assets to be acquired and liabilities to be assumed. As a result, Sphere Management has estimated the allocation of the preliminary purchase price to Cathedra’s assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the Unaudited Pro Forma Balance Sheet. The final purchase price allocation will be determined when the final purchase price has been determined, the final assets and liabilities and any asset sales are known, and detailed valuations and any other studies and calculations deemed necessary have been completed. The final purchase price and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma adjustments resulting from changes to assets and liabilities and to the ultimate purchase consideration, and operations during the intervening period to the closing of the Arrangement, among other factors.

Pursuant to the terms of the Arrangement Agreement, Sphere will issue approximately 2,250,048 Sphere Common Shares and 1,526,124 Sphere Series I Shares to the shareholders of Cathedra to acquire 100% of the issued and outstanding common shares of Cathedra as well as Replacement Warrants and share-based awards. This preliminary purchase price is based on the aggregate number of shares of Sphere Common Shares and common shares equivalents expected to be outstanding at the closing of the Arrangement using the fair value of the shares as of the signing date of the Arrangement Agreement. The fair value of Series I Shares was estimated using an if-converted method based on the publicly traded common share price of $1.46 as of March 5, 2026, adjusted for time-based conversion restrictions using an 8% discount rate. This is a preliminary estimate and the actual fair value may differ upon completion of a formal valuation analysis at the time of the consummation of the Arrangement. A preliminary accounting assessment was performed over Sphere Series I Shares to determine the balance sheet classification. The preliminary conclusion resulted in permanent equity classification, which is subject to further accounting assessment and may be subject to change at the time of the consummation of the Arrangement and when the accounting assessment is completed.

The following table summarizes the preliminary estimated consideration:

	Estimated Number of Shares to be issued	Estimated Fair Value Per Share of Sphere Common Share		Estimated Consideration (in thousands)
Estimated number of Sphere Series I Shares to be issued	1,526,124	$1.25		$1,914

Estimated number of Sphere Common Shares to be issued	2,250,048	$1.46	$3,285
Estimated Black-Scholes value of warrants	159,683	$2.30	$367
Total number of estimated Sphere Common Shares to be issued	2,409,731			$3,652
Total Estimated Consideration				$5,566

The actual consideration will fluctuate until the Effective Date of the Arrangement and the final valuation and accounting classification assessment could differ significantly from the preliminary estimate. The following table illustrates the effect of changes in the price of Sphere Common Shares on the estimated purchase price that may result at certain purchase price levels in the Arrangement (in thousands, except per share amounts):

Scenario	Sphere Common Share Price	Estimated Consideration Sensitivity (in thousands)
30% Decrease	$1.02	$3,840
20% Decrease	$1.17	$4,420
10% Decrease	$1.31	$4,987
Base Case	$1.46	$5,566
10% Increase	$1.61	$6,146
20% Increase	$1.75	$6,713
30% Increase	$1.90	$7,292

3)	PRO FORMA ADJUSTMENTS

The adjustments reflect the acquisition method of accounting, which takes into account the total consideration transferred for Cathedra’s assets and liabilities based on their historical amounts as no valuation has occurred at this time to determine their respective fair values.

A.	The preliminary estimated consideration transferred and assets acquired and liabilities assumed are recorded as follows (in thousands):

Cash and cash equivalents	$791
Digital currencies	427
Trade and other receivables	452
Other current assets	1,633
Property and equipment, net	5,196
Investments	66
Right of use assets	890
Other non-current assets	1,675
Accounts payable, accrued expenses and other liabilities	(4,571)
Lease liabilities	(993)
Preliminary purchase price consideration	$5,566

A final determination of fair value may differ materially from the preliminary estimates and will include Sphere Management’s final valuation. The final valuation will change the calculation of consideration, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Financial Information.

B.	The Unaudited Pro Forma Financial Information is presented in U.S. dollars (“USD”), which is also the functional currency of Sphere. Since Cathedra’s historical consolidated financial statements are presented in Canadian dollars (“CAD”), the historical financial information of Cathedra used in the Unaudited Pro Forma Financial Information has been translated into USD using the following historical CAD to USD exchange rates:

Period-end exchange rate as of December 31, 2025: $0.73

Average exchange rate for the year ended December 31, 2025: $0.71

C.	The effects of converting Cathedra’s historical financial information from IFRS Accounting Standards to GAAP have been estimated and included in the Unaudited Pro Forma Financial Information. Further adjustments may be identified.

Certain reclassifications were made to conform the historical presentation of Cathedra consolidated financial statements to that of Sphere’s financial statement presentation as follows;

Presentation in Cathedra’s IFRS Financial Statements	Presentation in Unaudited Pro forma Financial Information	Amount in Thousands
Prepaid expenses	Other current assets	$1,272
Deposits	Other current assets	$67
Other assets	Other current assets	$280
Trade payables and accrued liabilities	Accounts payable	$865
	Accrued expenses	$1,076
	Accrued payroll and employee compensation	$400
Revenues	Bitcoin mining revenue	$15,034
Operating costs	Cost of revenue (exclusive of depreciation and amortization shown below)	$11,476
Depreciation	Depreciation and amortization	$3,421
Realized gain on sale of digital currencies	Change in fair value of digital currencies	$(1,192)
Director fees	General and administrative	$233
Management and consulting fees	General and administrative	$1,821
Office and administration	General and administrative	$811
Professional fees	General and administrative	$1,034
Salaries and wages	General and administrative	$659
Share-based compensation	General and administrative	$639
Travel	General and administrative	$49
Net finance costs	Interest expense	$(479)
Other income	Investment gain	$54
Impairment of goodwill	Impairment of goodwill and other assets	$855
Unrealized gain on investment	Investment gain	$88

The financial information below illustrates the impact of adjustments made to Cathedra’s consolidated financial statements as prepared in accordance with IFRS, in order to present them on a basis consistent with the Sphere’s accounting presentation in accordance with GAAP.

	Historical
	Cathedra	Cathedra	Adjustments		Adjustments		Cathedra
	in IFRS CAD	in IFRS USD	Reclassification		to US GAAP		in US GAAP USD
Assets		3.B	3.C		3.C
Current Assets:
Cash and cash equivalents	$1,084	$791	-		-		$791
Digital currencies	584	426	-		$1	3.C.1	427
Trade and other receivables	933	680	-		-		680
Due from related parties	20	14	-		-		14
Other current assets	2,217	1,619	-		-		1,619
Total current assets	4,838	3,530	-		1		3,531

Property and equipment, net	6,202	4,525	-		$671	3.C.2	5,196
Deposits	2,295	1,675	-		-		1,675
Goodwill	15,674	11,380	-		-		11,380
Right-of-use assets	1,219	890	-		-		890
Investments	1,017	740	-		-		740
Other non-current assets	919	671	-		(671)	3.C.2	-
Total assets	$32,164	$23,411	$-		$1		$23,412

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,660	$1,941	$(1,076)	3.C.3	-		$865
					-
Accrued liabilities	-	-	1,076	3.C.3	-		1,076
Accrued payroll and employee compensation	-	-	400	3.C.3	-		400
Income tax payable	335	244	-		-		244
Contract liabilities	792	578	-		-		578
Customer liabilities	2,044	1,493	-		-		1,493
Decommissioning liability	31	23	-		-		23
Current portion of lease liabilities	80	58	-		-		58
Total current liabilities	5,942	4,337	-		-		4,737

Lease liabilities	1,282	935			-		935
Total liabilities	8,334	5,272	-		-		5,672

Shareholders’ equity:
Common shares - Cathedra	22,499	16,332	-		-		16,332
Accumulated other comprehensive loss	3,545	1,840	-		(1,595)	3.C.4	(834)
					(1,079)	3.C.5
Accumulated deficit	(6,937)	(4,262)	-		1,595	3.C.4	(1,587)
					1,079	3.C.5
					1	3.C.1
Reserves	3,910	2,835	-		-		2,835
Contributed surplus	813	584	-		-		584
Shareholders’ equity	23,830	17,329	-		1		17,330
Total liabilities, temporary equity, and shareholders’ equity	$32,164	$23,411	$-		$1		$23,412

	Historical
	Cathedra in IFRS	Cathedra in IFRS	Adjustments		Adjustments to US		Cathedra in US GAAP
	CAD	USD	Reclassification		GAAP		USD
Revenues:		3.B	3.C		3.C
Total revenues	$21,194	$15,143	-		($(109)	3.C.8	$15,034
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	16,047	11,476	-		-		11,476
General and administrative	7,331	5,246	-		-		5,246
Depreciation and amortization	4,784	3,421	-		-		3,421
Impairment of goodwill and other assets	-	-	855	3.C.6	-		855
Change in fair value of digital currencies	(5)	(1)			(1,191)	3.C.5	(1,192)
Total operating expenses	28,157	20,142	855		(1,191)		19,806
Loss from operations	(6,963)	(4,999)	(855)		1,082		(4,772)
Other income (expense):
Investment gain	75	54	88	3.C.7	-		142
Foreign exchange gain (loss)	(2,228)	(1,587)	-		1,595	3.C.4	8
Interest expense	(672)	(479)	-		-		(479)
Impairment of goodwill	(1,172)	(855)	855	3.C.6	-		-
Unrealized gain on investment	120	88	(88)	3.C.7	-		-
Gain on disposal of subsidiary	167	117	-		-		117
Gain on settlement of debt	693	495	-		-		495
Net (loss) income before taxes	(9,980)	(7,166)	-		2,677		(4,489)
Provision for income taxes	-	-			-		-
Net (loss) from continuing operations	$(9,980)	$(7,166)	$-		$2,677		$(4,489)

Basic and diluted net loss per common share	$(0.34)	$(0.25)					$(0.15)
Weighted average number of common shares outstanding - basic and diluted	29,091,882	29,091,882					29,091,882

Adjustments herein represent the alignment of the accounting policies and reclassifications, including the following:

1.	Adjustment to record the fair value of digital currencies measured using the period-end closing price rather than as an intangible asset with an indefinite useful life initially measured at cost, and subsequently measured under the revaluation model to conform to Sphere’s accounting policy;

2.	Reclassification to present costs of infrastructure within property plant and equipment rather than other non-current assets to conform to Sphere’s accounting policy;

3.	Reclassification of amounts within accounts payable, accrued expenses and due to related parties to conform to Sphere’s balance sheet presentation;

4.	Adjustment to present cumulative translation adjustments within accumulated other comprehensive loss rather than accumulated deficit and other income (expense) to conform to Sphere’s accounting policy;

5.	Adjustment to present the changes in fair market value of digital currencies within operating expenses and accumulated deficit rather than other comprehensive loss and accumulated other comprehensive loss to conform to Sphere’s accounting policy;

6.	Reclassification of impairment of goodwill from other income (expense) to total operating expenses to conform to Sphere’s accounting policy;

7.	Reclassification of unrealized gain on investment to investment gain to conform to Sphere’s accounting policy; and

8.	Revenue adjustment to measure the contract consideration at fair value at contract inception based on the Bitcoin spot price at the beginning of the day, with a corresponding increase to net loss from continuing operations rather than the spot price on the date of receipt to conform to Sphere’s accounting policy.

D.	The adjustment reflects the elimination of related party receivable, prepaids, deposits, customer liabilities, and intra-entity transactions between Sphere and Cathedra upon consummation of the Arrangement.

E.	The adjustment reflects the elimination of Cathedra’s shareholders’ equity, which consists of Cathedra shares, reserves, contributed surplus and accumulated deficit, which will be eliminated upon consolidation.

F.	Sphere and Cathedra expect to incur acquisition-related transaction costs of approximately $2.5 million, comprised of professional, legal and accounting fees of $1.5 million, and $1.0 million in strategic advisory fees related to the Arrangement. These costs will not affect Sphere’s combined statement of operations beyond 12 months after the acquisition date.

G.	The adjustment reflects a transaction bonus to be issued by Sphere in connection within the consummation of the Arrangement (this adjustment is considered to be a one-time charge and is not expected to recur).

H.	The adjustment reflects Sphere restricted stock units that accelerate in accordance with the terms of the applicable equity plans (this adjustment is considered to be a one-time charge and is not expected to recur).

I.

As of December 31, 2025, approximately 2.8 million Cathedra RSUs were issued and outstanding. One of the Cathedra RSUs is expected to be exchanged for a Replacement RSU. As a result, Sphere will issue approximately 340,000 Replacement RSUs to one Cathedra RSU holder. The fair value of the Replacement RSUs has been determined to be approximately $0.5 million using the closing stock price on March 5, 2026, which will be allocated between consideration and post-combination expenses. Of this amount, $0.2 million represents the fair-value-measure of the vested portion of the Replacement RSUs and is considered part of the consideration. The remaining $0.3 million is treated as post-combination expense and will be recognized over the remaining 2.7 year post combination service period. Approximately $38 thousand post-acquisition share-based compensation is reflected in the Unaudited Pro Forma Statement of Operations for the year ended December 31, 2025.

As of December 31, 2025, approximately 725,000 Cathedra Options were issued and outstanding. The Cathedra Options are deemed to be vested on the date of Closing and exchanged for Replacement Options. As a result, Sphere will issue a total of approximately 89,000 Replacement Options to the Cathedra Optionholders. The fair value of the Replacement Options has been determined to be de minimis using the Black-Scholes option pricing model therefore no incremental fair value is reflected in the Unaudited Pro Forma Statement of Operations for the year ended December 31, 2025.

J.	Shares used in computing basic and diluted net loss per share as if the Arrangement had occurred on January 1, 2025 are as follows;

(in thousands, except share and per share data)	Year Ended December 31, 2025
Numerator (basic and diluted)
Pro forma net loss from continuing operations	$(29,757)

Denominator (basic and diluted)
Historical weighted-average shares outstanding	2,914,607
Shares of Sphere Common Shares as consideration transferred	2,088,227
Cathedra’s equity awards converted to Sphere Common Shares	161,821
Sphere’s equity awards converted to Sphere Common Shares	435,184
Total weighted average shares outstanding (basic and diluted)	5,599,839

Pro forma loss per share
Basic and diluted	$(5.31)

A net loss cannot be diluted. When a company is in a net loss position, basic and diluted loss per share are the same.

The computation of pro forma diluted weighted-average shares outstanding for the year ended December 31, 2025, excludes the following;

Year Ended December 31, 2025
Series H Preferred Shares Common Share Equivalents	2,300
Series I Shares Common Share Equivalents	1,526,124
Sphere Options and Cathedra Replacement Options	137,711
Sphere Warrants and Cathedra Replacement Warrants	1,484,217
Sphere RSUs and Cathedra Replacement RSU	396,705

RISK FACTORS

In evaluating the Arrangement, Sphere Shareholders should carefully consider the following risk factors relating to the Arrangement and the Combined Company. The following risk factors are not a definitive list of all risk factors associated with the Arrangement and the Combined Company. Additional risks and uncertainties, including those currently unknown or considered immaterial by Sphere, may also adversely affect the Sphere Shares, and/or the business of the Combined Company following the Arrangement.

Risk Factors Relating to the Arrangement

The Arrangement is subject to a number of conditions which may not be satisfied or waived, may delay the completion of the Arrangement and could result in additional expenditures of money and resources or reduce the anticipated benefits, or result in termination of the Arrangement Agreement and Sphere or Cathedra may have to pay a termination fee.

Each of Sphere’s and Cathedra’s obligations to consummate the Arrangement are subject to the satisfaction (or waiver by Sphere or Cathedra, to the extent permissible under applicable laws) of a number of conditions described in the Arrangement Agreement, including, among others, the approval by Sphere Shareholders of the Share Issuance Proposal, the Cathedra Shareholder Approval, the approval of the Arrangement by the Court on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to Sphere and Cathedra, and the absence of an objection by Nasdaq for listing of the Sphere Common Shares issuable pursuant to the Arrangement Agreement and the Sphere Common Shares issuable pursuant to the exercise or conversion, as applicable, of the Sphere Series I Shares and the Replacement Equity. In addition, the issuance of Sphere Common Shares in connection with the Arrangement is subject to the approval of Sphere Shareholders in accordance with applicable Nasdaq listing rules, including Nasdaq Listing Rule 5635(a). If Sphere Shareholders do not approve the Share Issuance Proposal, Sphere will be unable to issue the shares required to complete the Arrangement, and the Arrangement will not be consummated. Many of the conditions to completion of the Arrangement are not within Sphere’s control and Sphere cannot predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date set out in the Arrangement Agreement, it is possible that the Arrangement Agreement may be terminated. The Arrangement Agreement provides that, upon termination of the Arrangement Agreement under certain circumstances, Sphere or Cathedra would be required to pay the other party a termination fee of $500,000. See “The Arrangement Agreement and the Plan of Arrangement – Conditions to Closing.”

Although Sphere and Cathedra have each agreed to use commercially reasonable or best efforts for specific covenants, subject to certain limitations, to complete the Arrangement promptly, these and other conditions may fail to be satisfied. In addition, completion of the Arrangement may take longer and could cost more than we expect. The requirements for obtaining the required regulatory approvals and clearances could delay the completion of the Arrangement for a significant period of time or prevent them from occurring. Any delay in completing the Arrangement may adversely affect the synergies and other benefits that Sphere expects to achieve if the Arrangement and the integration of businesses were to be completed within the expected timeframe.

If a Governmental Authority asserts objections to the Arrangement, Sphere may be unable to complete the Arrangement or, in order to do so, Sphere or Cathedra may be required to comply with material restrictions or satisfy material conditions.

Closing is subject to the condition that there is no law applicable to the Arrangement that makes consummation of the Arrangement illegal as well as the procurement of relevant approvals.

There can be no assurance as to the cost, scope or impact of the actions that may be required to address any Governmental Authority objections to the Arrangement. If Sphere or Cathedra takes such actions, it may be detrimental to them or to the Combined Company following the consummation of the Arrangement. Furthermore, these actions may have the effect of delaying or preventing consummation of the Arrangement or imposing additional costs on or limiting the revenue or cash available for distribution of the Combined Company following the consummation of the Arrangement. Depending on the nature of any objections by any Governmental Authorities to the Arrangement, Sphere may decline to agree to take such actions resulting in the failure of the Arrangement to be completed.

The business relationships of Sphere or Cathedra, as applicable, may be subject to disruption due to uncertainty associated with the Arrangement, which could have a material adverse effect on the results of operations, cash flows and financial position of Sphere pending and following the Arrangement.

Parties with which Sphere and Cathedra, as applicable, do business may experience uncertainty associated with the Arrangement, including with respect to current or future business relationships with Sphere following the Arrangement. Sphere’s and Cathedra’s business relationships may be subject to disruption as business partners, including, but not limited to, contractors, third-party providers of equipment or services or any other third parties, may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Sphere or Cathedra, as applicable, following the Arrangement. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Sphere, regardless of whether the Arrangement is completed, as well as a material and adverse effect on Sphere’s ability to realize the expected synergies and other benefits of the Arrangement. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Arrangement or termination of the Arrangement Agreement.

The issuance of a significant number of Sphere Common Shares and a resulting “market overhang” could adversely affect the market price of Sphere Common Shares after completion of the Arrangement.

On completion of the Arrangement, a significant number of additional Sphere Common Shares will be issued and available for trading in the public market. The increase in the number of Sphere Common Shares may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, Sphere Common Shares. As a result, existing Sphere Shareholders will experience dilution in their ownership and voting power, which may be significant.

The Arrangement could negatively affect the price of Sphere Common Shares as a result of market response to the Arrangement, significant delays in the consummation of the Arrangement or the termination of the Arrangement Agreement.

The market price of Sphere Common Shares may vary significantly from the price on the date of the Arrangement Agreement. Negative market response to the Arrangement, the issuance of Sphere Common Shares resulting in dilution of Sphere Shareholders, or any significant delays in the consummation of the Arrangement could negatively affect the trading price of Sphere Common Shares. In addition, there can be no assurance that the conditions to the consummation of the Arrangement will be satisfied in a timely manner or at all. If the Arrangement is not consummated or is delayed, the market price of Sphere Common Shares may decline significantly, particularly to the extent the market price reflects a market assumption that the Arrangement will be consummated or will be consummated in a particular timeframe.

Share price changes may result from a variety of factors that are beyond our control, including:

●	market reaction to the announcement of the Arrangement and market assessment of the likelihood of the Arrangement being consummated;

●	changes in the respective businesses, operations or prospects of Sphere or Cathedra, including their respective ability to meet earnings estimates;

●	governmental or litigation developments or regulatory considerations affecting Sphere or Cathedra;

●	general business, market, industry or economic conditions or global supply chain disruptions;

●	volatility in Bitcoin prices, the worldwide supply and demand for Bitcoin; and

●	other factors beyond our control, including those described elsewhere in this “Risk Factors” section.

Failure to complete the Arrangement could negatively impact Sphere’s share price and have a material adverse effect on its results of operations, cash flows and financial position.

The failure to complete the Arrangement for any reason, including as a result of failure to obtain all requisite regulatory and share exchange approvals or if Sphere Shareholders fail to approve the Share Issuance Proposal or Cathedra fails to obtain the Cathedra Shareholder Approval, the ongoing business of Sphere may be materially adversely affected and, without realizing any of the benefits of having completed the Arrangement, Sphere would be subject to a number of risks, including the following:

●	Sphere may experience negative reactions from the financial markets, including negative impacts on its share price;

●	Sphere and its subsidiaries may experience negative reactions from their business partners;

●	Sphere will still be required to pay certain significant costs relating to the Arrangement, such as legal, accounting, financial advisor and printing fees;

●	Sphere may be required to pay a Sphere Termination Payment as required by the Arrangement Agreement;

●	matters relating to the Arrangement (including integration planning) require substantial commitments of time and resources by Sphere’s management, which may have resulted in the distraction of Sphere’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to Sphere; and

●	litigation related to any failure to complete the Arrangement or related to any enforcement proceeding commenced against Sphere to perform its obligations pursuant to the Arrangement Agreement.

If the Arrangement is not completed, the risks described above may materialize and they may have a material adverse effect on Sphere’s results of operations, cash flows, financial position and share price.

Completion of the Arrangement may trigger change in control or other provisions in certain agreements to which Cathedra is a party.

The completion of the Arrangement may trigger change in control or other provisions in certain agreements to which Cathedra is a party. If Cathedra is unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminating such agreements, or seeking monetary damages. Even if Cathedra is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to Cathedra.

Sphere and Cathedra are expected to incur significant transaction costs in connection with the Arrangement, which may be in excess of those anticipated by them.

Sphere and Cathedra have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Arrangement, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Sphere whether or not the Arrangement is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Sphere will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Sphere and Cathedra will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Arrangement and the integration of the two companies’ businesses. While Sphere and Cathedra have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Sphere even if the Arrangement is not completed, could have an adverse effect on Sphere’s financial condition and operating results.

The Arrangement may not be completed due to failure to obtain the necessary court and/or regulatory approvals.

To complete the Arrangement, each of Sphere and Cathedra must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities including the Court, and the absence of an objection by Nasdaq for listing of the Sphere Common Shares issuable pursuant to the Arrangement Agreement and the Sphere Common Shares issuable pursuant to the exercise or conversion, as applicable, of the Sphere Series I Shares and the Replacement Equity. Sphere and Cathedra have not yet obtained these approvals, all of which are required to complete the Arrangement. The regulatory approval processes may take a lengthy period of time to complete which could delay completion of the Arrangement. The approval processes, including the undertakings and conditions that may be required for approval or whether the court and regulatory approvals, may not be obtained.

Uncertainty surrounding the Arrangement could adversely affect Sphere’s retention of strategic partners and personnel and could negatively impact Sphere’s future business and operations.

Because the Arrangement is dependent upon satisfaction of certain conditions, its completion is subject to uncertainty. In response to this uncertainty, Sphere’s strategic partners may delay or defer decisions concerning Sphere. Any delay or deferral of those decisions by strategic partners could have a material adverse effect on the business and operations of Sphere, regardless of whether the Arrangement is ultimately completed.

The Parties could fail to complete the Arrangement or the Arrangement may be completed on different terms.

The Arrangement may not be completed as there are certain conditions that are outside the control of Sphere and Cathedra, or if completed, the Arrangement may be completed on terms that are not the same or similar to those set out in the Arrangement Agreement. The completion of the Arrangement is subject to the satisfaction of a number of conditions which include, among others, (a) obtaining necessary approvals of Sphere Shareholders and Cathedra Shareholders, (b) that Cathedra Shareholders holding not more than 5% of the outstanding Cathedra Shares (calculated on an as-converted basis into Cathedra SV Shares) exercise Dissent Rights; and (c) performance by Sphere and Cathedra of their respective obligations and covenants in the Arrangement Agreement. There can be no assurance that these conditions will be satisfied or, if satisfied, when they will be satisfied.

In addition, each of Sphere and Cathedra has the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty that the Arrangement Agreement will not be terminated by either Sphere or Cathedra before the completion of the Arrangement. For example, Sphere has the right, in certain circumstances, to terminate the Arrangement Agreement if changes occur that, in the aggregate, have a Material Adverse Effect on Cathedra. Although a Material Adverse Effect with respect to Cathedra excludes certain events that are beyond the control of Sphere and Cathedra, there is no assurance that a change having a Material Adverse Effect on Cathedra will not occur before the Effective Date, in which case Sphere could elect to terminate the Arrangement Agreement and the Arrangement would not proceed. In addition, if the Arrangement is not completed by September 30, 2026, Sphere or Cathedra may choose to terminate the Arrangement Agreement in accordance with its terms.

If the Arrangement is not completed, the ongoing business of Sphere may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Arrangement, and Sphere could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Sphere Common Shares, particularly if the market price reflects market assumptions that the Arrangement will be completed or completed on certain terms. Sphere may also experience negative reactions from its partners and there could be a negative impact on Sphere’s ability to attract future acquisition opportunities. Failure to complete the Arrangement or a change in the terms of the Arrangement could each have a material adverse effect on Sphere’s business, financial condition and results of operations.

If the Arrangement is not completed and the Sphere Board decides to seek another merger or business combination, it may not be able to find a party willing to engage in a transaction that is equivalent to, or more attractive than, the Arrangement. In addition, in certain circumstances, Sphere may be required to pay the Sphere Termination Payment to Cathedra.

The Arrangement may be completed even though material adverse changes may result from the announcement of the Arrangement, industry-wide changes or other causes.

As noted above, in general, Sphere or Cathedra can refuse to complete the Arrangement if a material adverse effect has occurred in respect of the other party. However, some types of changes that would result in a material adverse effect of either party are excluded from the definition of a material adverse effect according to the Arrangement Agreement and do not permit either party to refuse to complete the Arrangement. If such adverse changes occur but Sphere and Cathedra still complete the Arrangement, it may have a negative impact on the market price of Sphere Common Shares.

Sphere or Cathedra may waive one or more of the closing conditions without re-soliciting approval by Sphere Shareholders.

Sphere or Cathedra may determine to waive, in whole or part, one or more of the conditions to closing prior to Sphere or Cathedra, as the case may be, being obligated to consummate the Arrangement. Sphere expects to evaluate the materiality of any proposed waiver and its effect on Sphere Shareholders in light of the facts and circumstances at the time, to determine whether any amendment of this Proxy Statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit shareholder approval or amending or supplementing this Proxy Statement as a result of a waiver will be made by Sphere at the time of such waiver based on the facts and circumstances as they exist at that time.

The Sphere Termination Payment, if triggered, and the terms of the Support Agreements may discourage other parties from attempting to acquire Sphere.

Under the Arrangement Agreement, Sphere is required to pay a Sphere Termination Payment of $500,000 to Cathedra in the event of the Sphere Termination Payment Event (see “The Arrangement Agreement — Termination Payments”). Such Sphere Termination Payment may discourage other parties from attempting to engage in a transaction with Sphere or otherwise making an acquisition proposal, even if those parties would otherwise be willing to offer greater value to Sphere Shareholders than that offered by Cathedra under the Arrangement.

Furthermore, as noted above, Sphere Locked-up Shareholders holding approximately 3% of the issued and outstanding Sphere Common Shares have entered into Support Agreements which, subject to the terms of thereof, irrevocably commit them to, among other things, vote their Sphere Common Shares in favor of the Share Issuance Proposal and not in favor of any alternative acquisition proposal or superior proposal (See “The Arrangement — Support Agreements”). As a result, the Support Agreements may discourage other parties from attempting to engage in a transaction with Sphere, even if those parties would otherwise be willing to offer greater value to Sphere Shareholders than that offered by Cathedra under the Arrangement.

Sphere will incur substantial transaction-related costs in connection with the Arrangement even if the Arrangement is not completed.

Certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees must be paid by Sphere even if the Arrangement is not completed. Also, if the Arrangement is not completed, Sphere may be required to pay the Sphere Termination Payment to Cathedra in certain circumstances. Such costs may offset any expected cost savings and other synergies from the Arrangement.

While the Arrangement is pending, Sphere is restricted from taking certain actions.

The Arrangement Agreement restricts Sphere from taking specified actions until the Arrangement is completed without the consent of Cathedra, which may adversely affect the ability of Sphere to execute certain business strategies including, but not limited to, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. These restrictions may prevent Sphere from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement. See “The Arrangement Agreement — Covenants relating to General Conduct of Business.”

The pending Arrangement may divert the attention of Sphere’s management.

The pending Arrangement could cause the attention of Sphere’s management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Arrangement and could have an adverse effect on the business, operating results or prospects of Sphere regardless of whether the Arrangement is ultimately completed.

Sphere Shareholders and Cathedra Shareholders, in each case as of immediately prior to the Arrangement, will have significantly reduced ownership in the Combined Company.

Sphere will issue 0.123014 Sphere Common Shares to Cathedra Shareholders in exchange for each Cathedra SV Share held (other than Cathedra SV Shares held by Dissenting Shareholders), and 12.3014 Sphere Common Shares to Cathedra Shareholders in exchange for each Cathedra MV Share held, in each case, pursuant to the Arrangement Agreement; provided, however, that certain Cathedra Shareholders who would otherwise receive Sphere Common Shares in excess of the Ownership Cap will instead receive, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of Sphere Series I Shares. Further, Sphere will also issue Replacement Options to Cathedra Optionholders, which will entitle the Cathedra Optionholders to receive Sphere Common Shares upon exercise of the Replacement Options, Replacement RSUs to Cathedra RSU holders (other than any Accelerated Cathedra RSUs), which will entitle the Cathedra RSU holders to receive Sphere Common Shares, and Replacement Warrants to Cathedra Warrantholders, which will entitle the Cathedra Warrantholders to receive Sphere Common Shares upon exercise of the Replacement Warrants, in each case in accordance with the terms of the Plan of Arrangement. Following the completion of the Arrangement, it is anticipated that persons who were Sphere Shareholders and Cathedra Shareholders immediately prior to the Arrangement will own approximately 58% and 42% of the Combined Company, respectively, on a fully diluted basis. As a result, each current Sphere Shareholder and each current Cathedra Shareholder will have less influence over the Combined Company as shareholders than they currently have over Sphere and Cathedra, respectively.

The SVS Exchange Ratio and MVS Exchange Ratio will not be adjusted in the event of any change in either Sphere’s or Cathedra’s share price.

Upon completion of the Arrangement, each Cathedra SV Share (other than Cathedra SV Shares held by Dissenting Shareholders) will be converted into 0.123014 Sphere Common Shares and each Cathedra MV Share will be converted into 12.3014 Sphere Common Shares. These SVS Exchange Ratio and MVS Exchange Ratio were fixed in the Arrangement Agreement and will not be adjusted to reflect changes in the market price of either Sphere Common Shares or Cathedra SV Shares before the Arrangement is completed. Share price changes may result from a variety of factors (many of which are beyond Sphere’s and Cathedra’s control), including the following:

●	changes in Sphere’s and Cathedra’s respective businesses, operations and prospects;

●	investor behavior and strategies, including market assessments of the likelihood that the Arrangement will be completed, including related considerations regarding court approval and regulatory clearance or approval, if any, of the Arrangement;

●	interest rates, general market and economic conditions and other factors generally affecting the price of Sphere’s and Cathedra’s shares; and

●	foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the businesses in which Sphere and Cathedra operate.

The price of a Sphere Common Share at the completion of the Arrangement will vary from its price on the date the Arrangement Agreement was executed, the date of this Proxy Statement, the date of the special meeting and the date of the consummation of the Arrangement. As a result, the market value (but not the exchange ratios) represented by the SVS Exchange Ratio and MVS Exchange Ratio will also vary. For example, based on the range of closing prices of Sphere Common Shares during the period from March 4, 2026, the trading day before the date of the public announcement of the Arrangement, through to April 15, 2026, the latest practicable date before the date of this Proxy Statement, the SVS Exchange Ratio represented a market value ranging from a low of $0.16 to a high of $0.23 for each Cathedra SV Share.

Sphere does not currently control Cathedra and its subsidiaries.

Sphere will not control Cathedra and its subsidiaries until completion of the Arrangement and the business and results of operations of Cathedra may be adversely affected by events that are outside of Sphere’s control during the interim period. The performance of Cathedra may be influenced by, among other factors, economic downturns, changes in Bitcoin prices, political instability in the countries in which Cathedra operates, changes in applicable laws, increased regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, disagreements with business partners, and other factors beyond Sphere’s control. As a result of any one or more of these factors, among others, the operations and financial performance of Cathedra may be negatively affected, which may adversely affect the future financial results of the Combined Company.

Sphere and Cathedra may be the targets of legal claims, securities class actions, derivative lawsuits and other claims and negative publicity related to the Arrangement.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources and could delay or prevent the completion of the Arrangement. An adverse judgment could result in monetary damages, which could have a negative impact on Sphere’s and Cathedra’s respective liquidity and financial condition.

Lawsuits that may be brought against Sphere, Cathedra or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Arrangement Agreement already implemented and to otherwise enjoin the parties from consummating the Arrangement. One of the conditions to the consummation of the Arrangement is that no law (including injunction or judgements) is in effect that makes the Arrangement illegal or enjoins or prohibits Sphere or Cathedra from consummating the Arrangement. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Arrangement, that injunction may delay or prevent the Arrangement from being completed within the expected timeframe or at all, which may adversely affect Sphere’s and Cathedra’s respective business, financial position, results of operations and cash flows.

There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Arrangement is completed may adversely affect Sphere’s or Cathedra’s business, financial condition, results of operations and cash flows.

In addition, political and public attitudes towards the Arrangement could result in negative press coverage and other adverse public statements affecting Sphere or Cathedra. Adverse press coverage and other adverse statements could lead to investigations by regulators, legislators and law enforcement officials or in legal claims or otherwise negatively impact the ability of the Combined Company to take advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

Cathedra may have liabilities that are not known to Sphere.

Cathedra may have liabilities that Sphere was unable to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to Cathedra has been provided in exclusive reliance on the information made available to us by Cathedra and its representatives. Through the completion of the Arrangement, Cathedra continues to be obligated to file certain reports on SEDAR+. Additionally, pursuant to the Arrangement Agreement, during the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the termination of the Arrangement Agreement, Cathedra is required to notify us, subject to certain exceptions, of (i) changes that are or are reasonably expected to be material and adverse to the business, results of operations or condition (financial or otherwise) of Cathedra and its subsidiaries, taken as a whole, (ii) communication from third parties alleging that their consent is required in connection with the Arrangement, (iii) communication from governmental authorities, including, but not limited to, Nasdaq, the Financial Industry Regulatory Authority and the TSXV relating to any regulatory approval, and (iv) material proceedings commenced or threatened in connection with the Arrangement. Sphere may learn additional information about Cathedra that materially adversely affects it, including, without limitation, unknown or contingent liabilities, significant capital expenditures that may not be known to Sphere or liabilities related to compliance with applicable laws. As a result of these factors, the Combined Company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the Combined Company reporting losses. Even if Sphere’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Combined Company’s financial condition and results of operations and could contribute to negative market perceptions about Sphere Common Shares.

The Combined Company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the Combined Company in the future.

The Combined Company will account for the Arrangement as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of Cathedra and its subsidiaries will be recorded, as of completion, at their respective fair values and added to those of Sphere. The reported financial condition and results of operations of Sphere for periods after completion of the Arrangement will reflect Cathedra’s balances and results after completion of the Arrangement, but will not be restated retroactively to reflect the historical financial position or results of operations of Cathedra and its subsidiaries for periods prior to the Arrangement.

Under the acquisition method of accounting, the total purchase price will be allocated to Cathedra’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the completion date of the Arrangement, with any excess purchase price over those fair values recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the Combined Company may be required to incur material non-cash charges relating to such impairment. The Combined Company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

Potential payments to Cathedra Shareholders who exercise Dissent Rights could have an adverse effect on the Combined Company’s financial condition or result in the Arrangement not being completed.

Cathedra Shareholders have the right to exercise Dissent Rights and demand payment equal to the fair value of their Cathedra SV Shares. If Dissent Rights are properly exercised in respect of a significant number of Cathedra SV Shares, a substantial payment may be required to be made to such Cathedra Shareholders by Cathedra, which could have an adverse effect on the Combined Company’s financial condition and cash flows. If, as of the Effective Date, the aggregate number of Cathedra SV Shares in respect of which Cathedra Shareholders have validly exercised Dissent Rights exceeds 5% of the Cathedra Shares outstanding (calculated on an as-converted basis into Cathedra SV Shares), Sphere is entitled, in its discretion, not to complete the Arrangement.

Following the completion of the Arrangement, the Combined Company may issue additional securities.

Following the completion of the Arrangement, the Combined Company may issue additional securities (including equity securities) to finance its activities, including in order to finance acquisitions. If the Combined Company were to issue additional equity securities, the ownership interest of existing Sphere Shareholders may be diluted and some or all of the Combined Company’s financial measures on a per share basis could be reduced. Moreover, as the Combined Company’s intention to issue additional equity securities becomes publicly known, the Combined Company’s share price may be materially adversely affected.

The opinion of Sphere’s financial advisor will not reflect changes in circumstances between the signing of the Arrangement Agreement and the closing of the Arrangement.

The Sphere Board has received an opinion from Rosenblatt, its independent financial advisor, in connection with the signing of the Arrangement Agreement, to the effect that, and as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Arrangement is fair from a financial point of view to the public holders of Sphere Common Shares.

Readers are cautioned, however, that changes in the operations, financial condition and prospects of Sphere or Cathedra, general market and economic conditions and other factors that may be beyond the control of Sphere or Cathedra, and on which Rosenblatt’s opinion was based, may significantly alter the value of Sphere or Cathedra or the prices of the Sphere Common Shares or Cathedra SV Shares by the time the Arrangement is completed. The Rosenblatt opinion does not speak as of the time the Arrangement will be completed or as of any date other than the date of such opinion. Because Sphere does not currently anticipate asking Rosenblatt or any other advisor to provide an updated fairness opinion, and because Rosenblatt is under no obligation to update its opinion, such opinion will not address the fairness of the Arrangement from a financial point of view at the time that Sphere stockholders vote on the Share Issuance Proposal (or any other Proposal) or at the time the Arrangement is completed. As a result, because of changed circumstances, the conclusion of the Rosenblatt fairness opinion may be different at the Effective Time than from the date such opinion was rendered. Accordingly, you should take this into consideration when reviewing such opinion and its conclusions.

For a description of the opinion that the Sphere Board received from Rosenblatt, its independent financial advisor, see the section entitled “The Arrangement – Opinion of the Financial Advisor to Sphere – Opinion of Rosenblatt Securities Inc.” on page 117. A copy of the opinion of Rosenblatt is attached as Annex D to this Proxy Statement.

Risk Factors Relating to the Combined Company Following the Arrangement

The market price of Sphere Common Shares may decline if large amounts of Sphere Common Shares are sold following the Arrangement and may be affected by factors different from those that historically have affected or that are currently affecting the market price of Sphere Common Shares.

The market price of Sphere Common Shares may fluctuate significantly following completion of the Arrangement and holders of Sphere Common Shares could lose some or all of the value of their investment. If the Arrangement is consummated, Sphere will issue Sphere Common Shares to former Cathedra Shareholders. The Arrangement Agreement contains no restrictions on the ability of former Cathedra Shareholders to sell or otherwise dispose of such shares following completion of the Arrangement. Former Cathedra Shareholders may decide not to hold the Sphere Common Shares that they receive in the Arrangement, and Sphere’s historic shareholders may decide to reduce their investment in Sphere as a result of the changes to Sphere’s investment profile as a result of the Arrangement. These sales of Sphere Common Shares (or the perception that these sales may occur) could have the effect of depressing the market price for Sphere Common Shares. In addition, the Combined Company’s financial position after completion of the Arrangement may differ from Sphere’s financial position before the completion of the Arrangement, and the results of operations and cash flows of the Combined Company may be affected by factors different from those currently affecting Sphere’s financial position or results of operations and cash flows, all of which could adversely affect the market price of Sphere Common Shares. Accordingly, the market price and performance of Sphere Common Shares is likely to be different from the performance of Sphere Common Shares prior to the Arrangement. Furthermore, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, Sphere Common Shares, regardless of our actual operating performance.

Cathedra’s public filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.

Sphere’s public disclosures are governed by the Exchange Act whereas Cathedra’s disclosures are governed by Canadian securities laws. Although the Exchange Act and Canadian securities laws have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, public disclosures by Cathedra prepared in accordance with Canadian securities laws may not be comparable to similar information made public by Sphere pursuant to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The foregoing is not an exhaustive summary of Canadian or U.S. financial reporting requirements. Investors may not have access to the same level or type of information about Cathedra as would be required for a U.S. reporting company.

The Combined Company may be unable to integrate the businesses of Sphere and Cathedra successfully or realize the anticipated benefits of the Arrangement.

The Arrangement involves the combination of two companies that currently operate as independent public companies. The combination of two independent businesses is complex, costly and time consuming, and significant management attention and resources will be required to integrate the business practices and operations of Cathedra into Sphere. This may divert management’s focus and resources from other strategic opportunities and/or operational matters during this integration stage. The success and the ability to realize the anticipated benefits of the Arrangement will depend upon management’s ability to effectively manage the integration, performance and operations of Cathedra’s business. Potential difficulties and risks that may accompany this Arrangement include the following:

●	the inability to successfully combine the business or personnel of Sphere and Cathedra in a manner that permits the Combined Company to achieve, on a timely basis, or at all, the cost savings and other benefits anticipated to result from the Arrangement;

●	complexities associated with managing and supporting the combined businesses and the expanded operations, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on suppliers, employees, business partners and other constituencies;

●	complexities associated with realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization;

●	the assumption of contractual obligations with less favorable or more restrictive terms;

●	potential unknown liabilities and unforeseen increased expenses or delays associated with the Arrangement;

●	loss of employees, work stoppages or other disruptions; and

●	reduced ability to attract and retain key management and other employees.

In addition, Sphere and Cathedra have operated and, until the completion of the Arrangement, will continue to operate, independently. It is possible that the integration process could result in:

●	diversion of the attention of each company’s management; and

●	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Even if integration is achieved, the Combined Company may not realize the anticipated operational, financial or strategic benefits of the Arrangement within the expected timeframe or at all. Any of these issues could adversely affect each company’s ability to maintain relationships with suppliers, employees, contractors, third-party providers of equipment or services and other constituencies or achieve the anticipated benefits of the Arrangement, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the Combined Company following the Arrangement.

Significant demands will be placed on the Combined Company as a result of the Arrangement.

The success of the Combined Company will depend in large part on the success of the management of the Combined Company in integrating the operations, strategies, technologies and personnel of the two companies following the completion of the Arrangement and significant demands will be placed on the managerial, operational and financial personnel and systems of the Combined Company. There cannot be any assurance that management or the systems, procedures and controls of the Combined Company will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the Arrangement. The future operating results of the Combined Company will be affected by the ability of its officers and key employees to manage changing business conditions, to integrate the acquisition of Cathedra, to implement an expanded business strategy and to improve its operational and financial controls and reporting systems.

The trading price and volume of the Combined Company’s common shares may be volatile following the Arrangement.

There can be no assurance that an active trading market in the Combined Company's securities will be established or sustained. The market price for the Combined Company's securities could be subject to wide fluctuations and the Combined Company cannot predict the prices at which the Sphere Common Shares will trade following consummation of the Arrangement. If an active public market for the Sphere Common Shares following consummation of the Arrangement does not develop, the liquidity of a shareholder's investment may be limited and the share price may decline. Factors such as announcements of quarterly variations in operating results, macroeconomic changes, fluctuations in cryptocurrency prices, changes in energy costs and general market conditions in the digital asset and high-performance computing industries, may have a significant adverse impact on the market price of the securities of the Combined Company.

The stock market has from time to time experienced extreme price and volume fluctuations, which have often been unrelated to the operating performance of particular companies. In recent years, the securities markets in Canada and the United States have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The value of the Sphere Common Shares will be affected by such volatility. There can be no assurance that continuing fluctuations in price will not occur. These broad market fluctuations may adversely affect the trading price of the Combined Company’s common shares. As a result, you may suffer a loss on your investment. It may be anticipated that any quoted market for the Sphere Common Shares will be subject to market trends generally, notwithstanding any potential success of the Combined Company in creating revenues, cash flows or earnings. Many factors may impair the market for the Combined Company’s common shares and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for the Combined Company’s common shares to fluctuate substantially, which may negatively affect the price and liquidity of the Combined Company’s common shares. Many of these factors and conditions are beyond the control of the Combined Company or the Combined Company’s shareholders.

The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Sphere included in this Proxy Statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the Combined Company after the Arrangement may differ materially.

The unaudited pro forma condensed combined financial statements and the unaudited prospective financial information and operating information in this Proxy Statement is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that Sphere believes are reasonable, and is not necessarily indicative of what Sphere’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the Combined Company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this Proxy Statement. The unaudited pro forma condensed combined financial statements have been prepared with Sphere as the accounting acquirer under GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.

The financial forecasts are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts included under the section “The Arrangement – Certain Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, Sphere Management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Sphere’s control and may not be realized. Many factors mentioned in this Proxy Statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the Combined Company’s future results. As a result of these contingencies, actual future results may vary materially from Sphere’s estimates and such differences may be material and adverse to investors. In view of these uncertainties, the inclusion of financial estimates in this Proxy Statement is not and should not be viewed as a representation that the forecasted results will be necessarily predictive of actual future results.

Sphere’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Sphere does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forecasted financial information included in this Proxy Statement has been prepared by, and is the responsibility of, Sphere Management. Neither Sphere’s independent registered public accounting firm, MaloneBailey, LLP (“MB”), nor any other independent registered public accounting firm, including Cathedra’s independent registered public accounting firm, SRCO Professional Corporation (“SRCO”), have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to Sphere’s forecasted financial information and, accordingly, MB and SRCO do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. See “The Arrangement – Certain Unaudited Prospective Financial and Operating Information” for more information.

Certain of the directors and/or officers of the Combined Company may be engaged in a range of business activities, including certain officers, directors and consultants that provide services to other companies involved in digital assets, Bitcoin mining, or high-performance computing. Moreover, such individuals have personal compensatory arrangements and further may also serve as directors and/or officers of other companies, all of which may create conflicts of interest between such individuals and the Combined Company.

The Combined Company's executive officers, directors and consultants may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Combined Company. In some cases, the Combined Company's executive officers, directors and consultants may have fiduciary obligations associated with these business interests that conflict with their duties to the Combined Company or interfere with their ability to devote time to the Combined Company's business and affairs and that could adversely affect the Combined Company's operations. These business interests could require significant time and attention of the Combined Company's executive officers, directors and consultants to the detriment of the Combined Company.

In addition, the Combined Company may also become involved in other transactions which conflict with the interests of its directors, officers and consultants who may from time to time deal with persons, firms, institutions or corporations with which the Combined Company may be dealing, or which may be seeking investments similar to those desired by it. Consequently, the interests of these persons could conflict with those of the Combined Company and could result in decisions that are not aligned with the interests of the Combined Company or its shareholders.

Furthermore, Kurt Kalbfleisch, Sphere’s Chief Executive Officer, is entitled to receive (1) a cash bonus of $300,000 if the Arrangement is consummated and Mr. Kalbfleisch remains employed with Sphere at that time; and (2) a cash bonus of $1,095,000, subject to the achievement of certain specified post-closing performance milestones of the Combined Company. Additionally, Joel Block, Cathedra’s Chief Executive Officer and Chairman of the Board, is entitled to receive a transaction bonus in the aggregate amount of $1.6 million, which is contingent upon closing of the Arrangement and the achievement of specified post-closing performance milestones of the Combined Company.

Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws, and any decision made by any of such directors and officers involving the Combined Company are subject to their duties and obligations to act honestly, in good faith and in the best interests of the Combined Company. However, there is a risk that any conflicts of interests which may arise will not be resolved in favor of the Combined Company or the public holders of Sphere Common Shares, or at all, and the failure to adequately manage or resolve conflicts of interests could have a material adverse effect on the business and results of operations, as well as the reputation and stock price of the Combined Company.

See “Sphere’s Executive Compensation - Sphere Executive Officer Compensation - Employment, Severance and Change in Control Agreements” and “Information About the Parties to the Arrangement - Information About Cathedra - Interests of Cathedra’s Executive Officers and Directors in the Transaction” for more information regarding the compensatory arrangements of Messrs. Kalbfleisch and Block.

Both Cathedra and Sphere have a history of losses and negative operating cash flows.

Cathedra has a history of losses, and Sphere has experienced losses as well. The Combined Company will incur further expenses in the establishment and growth of its combined business. Although the Combined Company intends to generate profit and positive operating cash flows in the future, there are no guarantees that it will be able to do so. The success of the Combined Company will ultimately depend on its ability to compete in a highly competitive and rapidly evolving digital asset and high-performance computing market.

The synergies and other anticipated benefits attributable to the Arrangement may vary from expectations.

The Combined Company may fail to realize the anticipated benefits and synergies expected from the Arrangement, which could adversely affect the Combined Company’s business, financial condition and operating results. Expected benefits from the Arrangement are based on estimates of a variety of key factors, including the prices of Bitcoin, electricity costs, rewards and transaction fees for miners or validators on crypto networks and operating costs, among others. However, achieving results in line with those estimates is subject to risks and uncertainties.

The success of the Arrangement will depend, in significant part, on the Combined Company’s ability to successfully integrate the acquired business, grow the revenue of the Combined Company and realize the anticipated strategic benefits and synergies from the combination. Sphere and Cathedra believe that the combination of the companies will provide operational and financial scale, increase free cash flow, and generate meaningful shareholder return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Arrangement. This growth and the anticipated benefits of the Arrangement may not be realized fully or at all, or may take longer to realize than expected and any failure to realize such synergies could adversely affect the market price of the Combined Company’s common shares. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the Combined Company is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Arrangement within the anticipated timing or at all, the Combined Company’s business, financial condition and operating results may be adversely affected.

The future results of the Combined Company following the Arrangement will suffer if the Combined Company does not effectively manage its expanded operations.

Following the Arrangement, the size of the business of the Combined Company will increase significantly. The Combined Company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The Combined Company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the Combined Company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Arrangement.

The Combined Company may require additional equity and/or debt financing in the future, and no assurance can be given that such capital will be available on terms commercially acceptable to the Combined Company or at all.

The Combined Company may require additional equity and/or debt financing in the future, and no assurance can be given that such capital will be available on terms commercially acceptable to the Combined Company or at all. Accordingly, depending on its ability to achieve the goals set out in its business plan, including scaling capacity by an additional approximately 100 MW and diversifying into broader high-density computing applications, the Combined Company may need to raise further equity and/or debt financing to fund its operations and execute on its business plan.

The Combined Company’s inability to raise financing to support ongoing operations or acquisitions could limit its growth, result in the delay or indefinite postponement of current business objectives and may have a material adverse effect upon future profitability. If additional funds are raised through further issuances of equity or convertible debt securities following the Effective Time, the Combined Company’s shareholders could suffer significant dilution and the market price of the Combined Company’s common shares may be adversely affected, and any new equity securities issued could have rights, preferences and privileges superior to those of the Combined Company's shareholders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Combined Company to obtain additional capital and to pursue business opportunities, including potential acquisitions. If the Combined Company requires additional financing and is unable to obtain it, there may be a possibility that it will not be able to fund its operations and execute on its business plan, which would have a materially adverse effect on its business, results of operations and financial condition.

Risks Related to Sphere’s Business

For the avoidance of doubt, reference to “our”, “we,” “us” in this section “Risks Related to Sphere’s Business” refer to Sphere prior to consummation of the Arrangement.

Sphere’s total revenue is substantially dependent on the price of Bitcoin and volume of Bitcoin transactions. If such price or volume declines, our business, operating results, and financial condition would be adversely affected.

Sphere generates all of its revenue from Bitcoin mining. As such, any declines in the volume of Bitcoin transactions, the price of Bitcoin, or market liquidity for Bitcoin generally may result in lower total revenue. The price of Bitcoin and associated demand for buying, selling, and trading Bitcoin have historically been subject to significant volatility. The price and trading volume of Bitcoin is subject to significant uncertainty and volatility, depending on a number of factors, including:

●	market conditions of, and overall sentiment towards, Bitcoin;

●	changes in liquidity, market-making volume, and trading activities;

●	trading activities on other cryptocurrency trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

●	the speed and rate at which Bitcoin is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

●	decreased investor confidence in Bitcoin and cryptocurrency trading platforms;

●	negative media publicity and events relating to the cryptocurrency economy;

●	unpredictable social media coverage or “trending” of, or other rumors and market speculation regarding Bitcoin;

●	the ability for cryptocurrency to meet user and investor demands;

●	the functionality and utility of Bitcoin and its associated ecosystems and networks;

●	increased competition from other payment services or other cryptocurrency that exhibit better speed, security, scalability, or other characteristics;

●	regulatory or legislative changes and updates affecting the cryptocurrency economy;

●	the maintenance, troubleshooting, and development of the blockchain networks underlying assets, including by miners, validators, and developers worldwide;

●	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of cryptocurrency and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

●	fees and speed associated with processing Bitcoin transactions, including on the underlying blockchain networks and on cryptocurrency trading platforms;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity of cryptocurrency trading platforms;

●	interruptions in service from or failures of major cryptocurrency trading platforms;

●	availability of an active derivatives market for Bitcoin;

●	availability of banking and payment services to support cryptocurrency-related projects;

●	level of interest rates and inflation; and

●	environmental, social, and governance (ESG) concerns about power and water consumption.

There is no assurance that Bitcoin will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of Bitcoin or the demand for trading Bitcoin declines, Sphere’s business, operating results, and financial condition would be adversely affected.

Sphere’s operating results have and will significantly fluctuate due to the highly volatile nature of Bitcoin.

Sphere’s operating results are dependent on Bitcoin and the broader cryptocurrency economy. Due to the highly volatile nature of the cryptocurrency economy and the prices of Bitcoin, Sphere’s operating results have fluctuated, and will continue to fluctuate from quarter to quarter in accordance with market sentiments and movements in the broader cryptocurrency economy. Sphere’s operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

●	Sphere’s dependence on offerings that are dependent on Bitcoin trading activity, including trading volume and the prevailing trading prices for Bitcoin, whose trading prices and volume can be highly volatile;

●	market conditions of, and overall sentiment towards, the cryptocurrency economy; and

●	system failure, outages, or interruptions, including with respect to third-party cryptocurrency trading platforms.

As a result of these factors, it is challenging for Sphere to forecast growth trends accurately and its business and future prospects are difficult to evaluate, particularly in the short term. Further, any decrease in the price of Bitcoin creates a risk of increased losses or impairments. In view of the rapidly evolving nature of Sphere’s business and the cryptocurrency economy, period-to-period comparisons of Sphere’s operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in Sphere’s financial statements may be significantly different from historical or projected rates. Sphere’s operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of Sphere Common Shares may increase or decrease significantly.

Significant disruption in the cryptocurrency market may harm our reputation.

The price of Bitcoin has increased and decreased significantly during recent periods, and various Bitcoin related companies filed for bankruptcy or otherwise restructured. Due to these disruptions in the cryptocurrency market, among others, Sphere’s customers, suppliers and other business partners may deem Sphere’s business to be risky and lose confidence to enter into business transactions with Sphere on terms that it deems acceptable. For example, Sphere’s suppliers may require higher deposits or advance payments from us. In addition, new regulations may subject Sphere to investigation, administrative or regulatory proceedings, and civil or criminal litigation, all of which could harm our reputation and negatively affect our business operation and the value of Sphere Common Shares. As of the date of this Proxy Statement, Sphere does not believe that its operations or financial conditions associated have been materially impacted by any reputational harm that Sphere may face in light of the recent disruption in the cryptocurrency market. However, there is no guarantee that such disruption or any reputational harm resulting therefrom will not have a material adverse effect on Sphere’s business, financial condition and results of operations in the future.

The future development and growth of cryptocurrency is subject to a variety of factors that are difficult to predict and evaluate. If cryptocurrency does not grow as Sphere expects, its business, operating results, and financial condition could be adversely affected.

Cryptocurrency built on blockchain technology were only introduced in 2008. Cryptocurrency is designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other cryptocurrency networks, ranging from cloud computing to tokenized securities networks, have only recently been established. The further growth and development of any cryptocurrency and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of cryptocurrency represents a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

●	many cryptocurrency networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective cryptocurrency and underlying blockchain networks, any of which could adversely affect their respective cryptocurrency;

●	many cryptocurrency networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective cryptocurrency networks;

●	security issues, bugs, and software errors have been identified with many cryptocurrencies and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some cryptocurrencies, such as when creators of certain cryptocurrency networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with cryptocurrency could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a cryptocurrency network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value;

●	if rewards and transaction fees for miners or validators on any particular cryptocurrency network are not sufficiently high to attract and retain miners, a cryptocurrency network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack; and

●	many cryptocurrency networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective cryptocurrency.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of cryptocurrency may be significantly affected and, as a result, Sphere’s business, operating results, and financial condition could be adversely affected.

Changing environmental regulation and public energy policy may expose our business to new risks.

Bitcoin mining operations require a substantial amount of power and can only be successful, and ultimately profitable, if the costs we incur, including for electricity, are lower than the revenue we generate from our operations. As a result, any mining facility we establish can only be successful if we can obtain sufficient electrical power for such mining facility on a cost-effective basis, and our establishment of new mining facilities requires us to find locations where that is the case. For instance, our plans and strategic initiatives for expansion are based, in part, on our understanding of current environmental and energy regulations, policies, and initiatives enacted by regulators, and any such regulations that may be adopted in the future. Although we are not currently subject to environmental and energy regulations, policies or initiatives related to our Bitcoin mining operations in Missouri, Texas and Iowa, the states in which we mine Bitcoin, if new regulations in these jurisdictions are imposed, or if we begin mining Bitcoin in other jurisdictions that have such regulations, policies or initiatives, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

There continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business because the Bitcoin mining industry, with its high energy demand, may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. One such example is the recently passed legislation in the state of New York imposing a two-year moratorium on certain Bitcoin mining operations that run carbon-based power.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition and results of operations. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

Mining Bitcoin requires large amounts of electrical power, and electricity costs are expected to account for a significant portion of our overall costs. The availability and cost of electricity may restrict the geographic locations of our mining activities. Any shortage of electricity supply or increase in electricity costs in any location where we plan to operate may negatively impact the viability and the expected economic return for Bitcoin mining activities in that location and may negatively impact our business model. While the increase in cost of power is mitigated by our fixed price contracts, we are unable to control power outages due to factors such as inclement weather or state requests to curtail our use of power may impact our gross profit. Although we do not have any power purchase contracts directly with any utilities, we have been advised by our hosting partners that they have such contracts. In most cases, we have a fixed cost of power built into our contracts with our hosting partners.

Further, our business model can only be successful and our mining operations can only be profitable if the costs, including electrical power costs, associated with Bitcoin mining are lower than the price of Bitcoin itself. As a result, any mining operation we establish can only be successful if we can obtain sufficient electrical power for that site on a cost-effective basis, and our establishment of new mining data centers requires us to find sites where that is the case. Even if our electrical power costs do not increase, significant fluctuations in, and any prolonged periods of, low Bitcoin prices will decrease our gross profit and may also cause our electrical supply to no longer be cost-effective.

Furthermore, there may be significant competition for suitable cryptocurrency mining sites, and government regulators, including local permitting officials, may potentially restrict our ability to set up cryptocurrency mining operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations. In addition, if cryptocurrency mining becomes more widespread, government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption may significantly increase. The considerable consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could set the public opinion against allowing the use of electricity for Bitcoin mining activities or create a negative consumer sentiment and perception of Bitcoin. This, in turn, could lead to governmental measures restricting or prohibiting cryptocurrency mining or the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we plan to operate could increase our compliance burden total assets, which may include acquiring assets with our cash and Bitcoin on hand or liquidating our equity investment securities or and have a material adverse effect on our business, prospects, financial condition, and operating results. Government regulators in other countries may also ban or substantially limit their local cryptocurrency mining activities, which could have a material effect on our supply chains for mining equipment or services and the price of Bitcoin. It could also increase our domestic competition as some of those cryptocurrency miners or new entrants in this market may consider moving their cryptocurrency mining operations or establishing new operations in the United States.

Additionally, our mining operations could be materially adversely affected by power outages and similar disruptions. Given the power requirements for our mining equipment, it would not be feasible to run this equipment on back-up power generators in the event of a government restriction on electricity or a power outage. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments, penalties or litigation, and could have a material adverse effect on our business, financial condition and results of operations.

The effects of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other governments. Efforts are being made to reduce greenhouse gas emissions, particularly those from coal combustion power plants, upon which some of our hosting facility suppliers may rely for power. The added cost of any environmental taxes, charges, assessments or penalties levied on such power plants, or the cost of litigation filed against such power plants, could be passed on to us. Any enactment of laws or promulgation of regulations regarding greenhouse gas emissions by the United States, or any domestic or foreign jurisdiction in which we conduct business, could have a material adverse effect on our business, financial condition, or results of operations. In addition, as a result of negative publicity regarding environmental concerns associated with Bitcoin mining, some companies have ceased accepting Bitcoin for certain types of purchases, and additional companies may do so in the future, which may have a material adverse effect on our business, financial condition or results of operations.

We rely on hosting arrangements to conduct our business, and the availability of such hosting arrangements is uncertain and competitive and may be affected by changes in regulation in one or more countries.

If we are unable to successfully enter into definitive hosting agreements with mining data centers on favorable terms or those counterparties fail to perform their obligations under such agreements, we may be forced to seek alternative mining data centers to host its mining equipment.

Significant competition for suitable mining data centers is expected to continue, and other government regulators, including local permitting officials, may potentially restrict the ability of potential mining data centers to begin or continue operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations.

We face risks of downtime at hosting sites due to excessive weather or heat, which could have an adverse effect on the mining of Bitcoin and impact our revenues.

A disruption at hosting sites may affect the mining of Bitcoin. Generally, Bitcoin and our business of mining Bitcoin is dependent upon consistent operations at hosting sites. A significant disruption in a hosting site’s ability to function due to adverse weather could disrupt mining operations until the disruption is resolved and have an adverse effect on our ability to mine Bitcoin, impacting our revenues.

We may be affected by price fluctuations in the wholesale and retail power markets.

Market prices for power, generation capacity and ancillary services, are unpredictable. Depending upon the effectiveness of any price risk management activity undertaken by us, including but not limited to attempts to secure hosting services contracts at fixed fees, an increase in market prices for power, generation capacity, and ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

●	increases and decreases in generation capacity;

●	changes in power transmission or fuel transportation capacity constraints or inefficiencies;

●	demand response/mandatory curtailments;

●	volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;

●	technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

●	federal and state power, market and environmental regulation and legislation; and

●	changes in capacity prices and capacity markets.

If we are unable to secure consistent power supply at prices or on terms acceptable to it, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

As cryptocurrency may be determined to be investment securities, we may inadvertently violate the Investment Company Act of 1940 and incur large losses and third party liabilities as a result and potentially be required to register as an investment company or terminate operations.

We believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act of 1940 (the “Investment Company Act”), a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our investments and our mining activities, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The cryptocurrency that we own, acquire or mine may be deemed an investment security by the SEC, and although we do not believe any of the cryptocurrency we own, acquire or mine are securities, any determination we make regarding whether cryptocurrency is a security is a risk-based assessment, not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action. In general, novel or unique assets such as Bitcoin may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of cryptocurrency other than Bitcoin, most notably Kik Interactive Inc.’s Kin tokens and Telegram Group Inc.’s TON tokens, have been deemed to be investment contracts by the SEC. The SEC has also sued Genesis Global Capital LLC and Gemini Trust Company LLC over their crypto-lending program that allegedly violated investor-protection laws. Therefore, we cannot provide any assurances that Bitcoin we mine or otherwise acquire or hold for our own account will never be classified as a security under U.S. law. If Bitcoin were to be classified as a security under U.S. law, we would be obligated to comply with certain requirements by the SEC, which would cause us to incur significant, non-recurring expenses which would materially and adversely impact our business, prospects, financial condition, and operating results.

An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. As of the date of this report, we do not believe we are an inadvertent investment company. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and Bitcoin on hand or liquidating our equity investment securities or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company (if so designated). This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in us incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

If regulatory changes or interpretations of our activities require registration as a money services business under the regulations promulgated by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent we decide to continue operating, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease operations. Any termination of certain operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that our activities cause us to be deemed a money service business under the regulations promulgated by the Financial Crimes Enforcement Network of the U.S. Treasury Department (“FinCEN”) under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause us to be deemed a money transmitter or equivalent designation under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the New York Department of Financial Services has finalized its “BitLicense” framework for businesses that conduct Bitcoin business activity. We will continue to monitor for developments in New York legislation, guidance, and regulations.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting our business in a material and adverse manner. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses and money transmitters. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate us. Any such action may adversely affect an investment in us.

Regulatory changes or actions in one or more countries or jurisdictions may alter the nature of an investment in us or restrict the use of cryptocurrency in a manner that adversely affects our business, prospects or operations.

As cryptocurrency has grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrency illegal, and others allowing their use and trade without restriction. In some jurisdictions, such as in the United States, cryptocurrency is subject to extensive regulatory requirements. Several countries have taken and may continue to take regulatory actions in the future that could severely restrict our right to mine, acquire, own, hold, sell or use cryptocurrency or to exchange for local currency. For example, in China it is illegal to accept payment in Bitcoin and other cryptocurrency for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrency.

Cryptocurrency is viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force (“FATF”) and the Internal Revenue Service (“IRS”) consider a cryptocurrency as currency or an asset or property. Further, the IRS applies general tax principles that apply to property transactions to transactions involving cryptocurrency.

If regulatory changes or interpretations require the regulation of cryptocurrency under the securities laws of the United States or elsewhere, including the Securities Act, the Exchange Act and the Investment Company Act or similar laws of other jurisdictions and interpretations by the SEC, the Commodity Futures Trading Commission (“CFTC”), the IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. Should compliance with these laws become overly burdensome and unprofitable we may decide to cease certain operations and change our business model.

Current and future legislation and SEC rule-making and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrency is viewed or treated for classification and clearing purposes. In particular, cryptocurrency may not be excluded from the definition of “security” by SEC rule making or interpretation requiring registration of all transactions unless another exemption is available, including transacting in cryptocurrency among owners and require registration of trading platforms as “exchanges”.

Due to concerns around resource consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states, and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. Such moratoriums would impede Bitcoin mining and/or Bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. Although we do not mine in New York, it is possible that other states may create similar laws that could have a material adverse effect on our business, financial condition and results of operations.

We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrency under the law. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties, and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue its business model at all, which could have a material adverse effect on its business, prospects or operations and potentially the value of Bitcoin we plan to hold or expect to acquire for our own account.

Our business is dependent on a small number of Bitcoin mining equipment suppliers.

Our business is dependent upon Bitcoin mining equipment suppliers providing an adequate supply of new generation Bitcoin mining machines at economical prices to customers intending to purchase our hosting and other solutions. The growth in our business is directly related to increased demand for hosting services and Bitcoin which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable Bitcoin mining, as well as the trading price of Bitcoin. The market price and availability of new mining machines fluctuate with the price of cryptocurrency and can be volatile. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There are no assurances that cryptocurrency mining equipment suppliers will be able to keep pace with any surge in demand for mining equipment. We currently do not have an agreement with our suppliers to purchase additional machines, and therefore there is no guarantee that we will be able to purchase machines on terms acceptable to us. We intend to complete one or more financings to provide liquidity to purchase additional machines, at which point we anticipate entering into an agreement with one or more machine suppliers to purchase additional machines. Further, manufacturing mining machine purchase contracts are not favorable to purchasers and even if we do enter into agreements with our suppliers, we may have little or no recourse in the event a mining machine manufacturer defaults on its mining machine delivery commitments. If we and our customers are not able to obtain a sufficient number of Bitcoin mining machines at favorable prices, our growth expectations, liquidity, financial condition and results of operations will be negatively impacted.

Bitcoin mining machines rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to a significant shortage.

In order to build and sustain our self-mining operations we will depend on third parties to provide us with application-specific integrated circuit (“ASIC”) chips and other critical components for our mining equipment, which may be subject to price fluctuations or shortages. For example, the ASIC chip is the key component of a mining machine as it determines the efficiency of the device. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. We believe that the previous microchip shortage that the entire industry experienced lead to price fluctuations and disruption in the supply of key miner components. Specifically, the ASIC chips have recently been subject to significant price increases and shortages.

We do not currently have agreements in place for the supply of ASIC chips. There is a risk that a manufacturer or seller of ASIC chips or other necessary mining equipment may adjust the prices based on fluctuations in cryptocurrency prices or otherwise, and the cost of new machines could become unpredictable and extremely high. As a result, at times, we may be forced to obtain Bitcoin mining machines and other hardware at premium prices, to the extent they are even available. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our miners are designed to mine Bitcoin and may not be readily adaptable to other uses, a sustained decline in Bitcoin value could adversely affect our business and results of operations.

We have invested substantial capital in acquiring miners using ASIC chips designed specifically to mine Bitcoin using the 256-bit secure hashing algorithm (“SHA-256”) as efficiently and as rapidly as possible based on our assumption that we will be able to use them to mine Bitcoin and generate revenue from our operations. Therefore, our Bitcoin mining operations focus exclusively on mining Bitcoin, and our Bitcoin mining revenue is based on the value of Bitcoin we mine. Accordingly, if the value of Bitcoin declines and fails to recover, for example, because of the development and acceptance of competing blockchain platforms or technologies, including competing cryptocurrencies which our miners may not be able to mine, the revenue we generate from our Bitcoin mining operations will likewise decline. Moreover, because our miners use these highly specialized ASIC chips, we may not be able to successfully repurpose them in a timely manner, if at all, to other uses, following a sustained decline in Bitcoin value or if the Bitcoin blockchain stops using SHA-256 for solving blocks. This would result in a material adverse effect on our business and could potentially impact our ability to continue as a going concern.

The impact of geopolitical and economic events on the supply and demand for cryptocurrency is uncertain.

Geopolitical crises may motivate large-scale purchases of cryptocurrency, which could increase the price of cryptocurrency rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in uncertain times, such as the risk of purchasing, holding or selling Bitcoin. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturns may discourage investment in cryptocurrency as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrency, which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrency either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

We may not be able to compete with other companies, some of whom have greater resources and experience.

We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar services at this time. The cryptocurrency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of computers to remain competitive. Competition from existing and future competitors, particularly those that have access to competitively-priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected.

The mining data centers at which we maintain our mining equipment may experience damages, including damages that are not covered by insurance.

The mining data centers at which we maintain our mining equipment are, and any future mining data centers at which we maintain our mining equipment will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;

●	any non-compliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods, and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, the mining data centers at which we maintain our mining equipment could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the facilities where our mining equipment is located. Although we have multiple sites in an effort to mitigate this risk, these and other measures we take to protect against these risks may not be sufficient. Any property insurance we obtain in the future may not be adequate to cover any losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mining data centers at which we maintain our mining equipment, such mining data centers may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from our equipment located at such mining data centers.

The dynamic nature of cryptocurrency exchanges which Bitcoin, and other cryptocurrency, are traded on may cause disruptions in the cryptocurrency markets, which may expose us to the effects of negative publicity resulting from fraudulent actors in the cryptocurrency space, and can adversely affect an investment in us.

The cryptocurrency exchanges on which Bitcoin is traded are relatively new. Many cryptocurrency exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, such cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of cryptocurrency trading. In the recent past, a number of companies in the cryptocurrency industry declared bankruptcy. Such bankruptcies have contributed, at least in part, to further price volatility in most cryptocurrencies, a loss of confidence in the participants of the cryptocurrency ecosystem and negative publicity surrounding cryptocurrencies more broadly, and other participants and entities in the cryptocurrency industry have been, and may continue to be, negatively affected. These events have also negatively impacted the demand for the cryptocurrency markets. As a result of these events, many cryptocurrency markets, including the market for Bitcoin, have experienced increased price volatility. The Bitcoin ecosystem may continue to be negatively impacted and experience long term volatility if public confidence decreases. These events are continuing to develop and it is not possible to predict, at this time, every risk that they may pose to us, our service providers, or the cryptocurrency industry as a whole. A perceived lack of stability in the cryptocurrency exchange market and the closure or temporary shutdown of cryptocurrency exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in cryptocurrency networks and result in greater volatility in cryptocurrency values. These potential consequences of a cryptocurrency exchange’s failure could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell, or use cryptocurrency, participate in blockchains or utilize similar cryptocurrency in one or more countries, the ruling of which would adversely affect us.

As cryptocurrency has grown in both popularity and market size, governments around the world have reacted differently to cryptocurrency; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the United States, subject to extensive and evolving regulatory requirements. Until recently, little, or no regulatory attention has been directed toward cryptocurrency by U.S. federal and state governments, foreign governments, and self-regulatory agencies. As cryptocurrency has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress, and certain U.S. agencies have begun to examine cryptocurrency in more detail.

One or more countries, including but not limited to China, which have taken harsh regulatory action in the past, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell, or use cryptocurrency or to exchange for fiat currency. In many nations, particularly in China, it is illegal to accept payment in cryptocurrency for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrency. Such restrictions may adversely affect us as the large-scale use of cryptocurrency as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations, and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account, and harm investors.

Investors may not have the same protections that exist for traditional stock exchanges.

Traditional stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. Depending on a ledger-based platform’s controls and the other policies of the ledger-based platform on which a given cryptocurrency trades, such cryptocurrency may not benefit from the protections afforded to traditional stock exchanges. For ledger-based platforms that do not provide sufficient protections, there is a risk of fraud and manipulation. These factors may decrease liquidity or volume of a given ledger-based platform or of the cryptocurrency industry in general or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system. Such potential decreased liquidity or volume, or increase in volatility may adversely affect us, and could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrency.

We compete with other users and/or companies that are mining cryptocurrency and other potential financial vehicles, including securities backed by or linked to cryptocurrency through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrency directly. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account, and harm investors.

Cryptocurrency may be subject to loss, theft, or restriction on access.

There is a risk that some or all of our Bitcoin that we own could be lost or stolen. Cryptocurrency is stored in sites commonly referred to as “wallets” by holders of cryptocurrency which may be accessed to exchange a holder’s cryptocurrency. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our Bitcoin. We expect to hold our Bitcoin in a combination of insured institutional custody services and multi signature cold storage wallets, and maintain secure backups to reduce the risk of malfeasance, but the risk of loss of our Bitcoin cannot be wholly eliminated. Any restrictions on access to our Bitcoin due to cybercrime or other reasons could limit our ability to convert cryptocurrency to cash, potentially resulting in liquidity issues. Currently, we have Bitcoin wallets custodied by BitGo and Coinbase (each, a “Custodian” and together, the “Custodians”). All of our wallets held by the Custodians are cold wallets. Such arrangements are governed by each Custodian’s terms of service, and we do not have an agreement with either Custodian other than such terms of service. When we decide to sell Bitcoin, we transfer it from our digital wallets held by the applicable Custodian to our trading account wallet, which is held by us. We do not currently have a specific policy for how or when to sell Bitcoin for fiat currency to fund our operations for growth or through what exchange we do so, or whether we should hold our mining rewards for investment purposes. Currently, our Bitcoin is not held for long periods of time and it is generally sold in order to fund our operations. Transfers through BitGo over a certain size require video conference verification to ensure that the request came from one of our authorized signors, and that we in fact authorized the transfer in question.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrency. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks, or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrency is controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. To the extent such private keys are lost, destroyed, or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our Bitcoin could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

We may not have adequate sources of recovery if our Bitcoin holdings are lost, stolen or destroyed.

We rely on BitGo to facilitate the custody of our Bitcoin. If our Bitcoin holdings are lost, stolen or destroyed under circumstances rendering a party, including BitGo, liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, to other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours. While BitGo maintains insurance coverage of such types and amounts as BitGo asserts to be commercially reasonable for its custodial services provided under our custody agreement with BitGo, including certain commercial crime insurance of limited aggregate principal amount which covers losses stemming from fraud, security breach, hack and asset theft, such insurance coverage may be insufficient to protect us against all losses of our Bitcoin holdings held in custody with BitGo, whether or not stemming from security breaches, cyberattacks or other types of unlawful activity.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrency may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect our investments and assets. Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrency from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our Bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency. In the event of a loss, we would be reliant on existing private investigative entities to investigate any such loss of our Bitcoin. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects, or operations of and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Our interactions with a blockchain may expose us to specially designated nationals or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s specially designated nationals list. Our policy prohibits any transactions with such specially designated national individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling cryptocurrency. We do not directly sell Bitcoin to individuals; rather our custodial partners sell Bitcoin on our behalf. We require that our custodial partners who sell our cryptocurrency to have standard industry anti-money laundering (AML), know your customer (KYC) and OFAC policies. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and monetary fines and penalties, which could harm our reputation.

The price of cryptocurrency may be affected by the sale of cryptocurrency by other vehicles investing in cryptocurrency or tracking cryptocurrency markets.

The mathematical protocols under which cryptocurrency is mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in cryptocurrency or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for a cryptocurrency, large redemptions of the securities of those vehicles and the subsequent sale of such cryptocurrency by such vehicles could negatively affect the price and value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Bitcoin is subject to halving, and our Bitcoin mining operations may generate less revenue as a result.

At mathematically predetermined intervals, the number of new Bitcoin awarded for solving a block is cut in half, which is referred to as “halving.” Bitcoin halving occurred in April 2024, at which time the block rewards for Bitcoin halved from 6.25 to 3.125. While we cannot predict the exact date of the next halving, as it is predicated on factors such as the block height and the network hashrate, halving happens every 210,000 blocks, and the next Bitcoin halving is expected to occur in 2028. While Bitcoin prices have historically increased around these halving events, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining rewards. If a corresponding and proportionate increase in the price of Bitcoin does not follow the upcoming or future halving events, the revenue we earn from our Bitcoin mining operations would see a decrease, which could have a material adverse effect on our results of operations and financial condition.

The maximum number of Bitcoins that may be released into circulation is 21 million, and the number of Bitcoin currently in circulation is approximately 19.9 million. As the number of Bitcoin available to be mined narrows, we expect the fees for Bitcoin transactions to increase. Eventually, once the majority of Bitcoin is mined and in circulation, we expect to see revenue from transaction fees to exceed the revenue from mining Bitcoin. Once this occurs, we may need to find additional ways to increase our revenue, which could include entering into other areas within the cryptocurrency industry.

There are risks related to technological obsolescence, the vulnerability of the global supply chain to cryptocurrency hardware disruption, and difficulty in obtaining new hardware which may have a negative effect on our business.

Our mining operations can only be successful and ultimately profitable if the costs of mining cryptocurrency, including hardware and electricity costs, associated with mining cryptocurrency are lower than the price of cryptocurrency. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. The physical degradation of our miners will require us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market.

Also, because we expect to depreciate all new miners, our reported operating results will be negatively affected. Further, the global supply chain for cryptocurrency miners is presently heavily dependent on China. Should disruptions to the China-based global supply chain for cryptocurrency hardware occur, we may not be able to obtain adequate replacement parts for existing miners or to obtain additional miners from the manufacturer on a timely basis. Such events could have a material adverse effect on our ability to pursue our new strategy, which could have a material adverse effect on our business.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the cryptocurrency industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the cryptocurrency industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. As a result, our business and operations may suffer.

The reward for mining cryptocurrency in the future may decrease, and the value of cryptocurrency may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

There is no guarantee that price fluctuations of cryptocurrency will compensate for the reduction in mining rewards. If a corresponding and proportionate increase in the trading price of a cryptocurrency or a proportionate decrease in mining difficulty does not follow the decrease in rewards, the revenue we earn from our Bitcoin mining operations could see a corresponding decrease, which would have a material adverse effect on our business and operations.

The value of Bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Bitcoin market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory, or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrency, inflating and making its market prices more volatile or creating “bubble” type risks for cryptocurrency.

We may not be able to realize the benefits of forks. Forks in a cryptocurrency network may occur in the future which may affect the value of cryptocurrency held by us.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transactions to convert currencies between the two forks. A fork in a cryptocurrency could adversely affect our business because we may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect our business. If we hold a cryptocurrency at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we have not in the past, and have no plans in the future, to use or participate in forks, and, as a result, we may not realize the economic benefit of a new asset created by a fork. Additionally, laws, regulations or other factors may prevent us from benefiting from the new asset.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any cryptocurrency network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any cryptocurrency network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new cryptocurrency or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same cryptocurrency in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in us.

The approach towards and possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of cryptocurrency transactions. To the extent that the cryptocurrency ecosystems do not act to ensure greater decentralization of cryptocurrency mining processing power, the feasibility of a malicious actor obtaining more than 50% of the processing power on any cryptocurrency network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

Cryptocurrency, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitation of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cybersecurity risks, including cyberattacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Malicious cyber-attacks, attempted cybersecurity breaches, and other adverse events affecting our operational systems or infrastructure, or those of third parties, could disrupt our businesses and cause losses.

Despite defensive measures we have taken to protect, detect, respond, and recover from cyber threats, we experience cybersecurity threats and incidents from time to time, and it is possible that such defensive measures will be unsuccessful in mitigating a cybersecurity event. These events may arise from external factors such as governments, organized crime, hackers, and other third parties such as infrastructure-support providers and application developers, or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached, our business would suffer and we could incur material liability. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

We also face the risk of operational disruption, failure or capacity constraints of any of the third-party service providers that facilitate our business activities. In addition, the increased flexibility for our employees to work remotely post-Pandemic has amplified certain risks related to, among other things, the increased demand on our information technology resources and systems, the increased risk of phishing and other cybersecurity attacks, and the increased number of points of possible attack, such as laptops and mobile devices (both of which are now being used in increased numbers), to be secured.

Our remediation costs and lost revenues could be significant if we fall victim to a cyber-attack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed. We may be required to expend significant resources to repair system damage, pay a ransom, protect against the threat of future security breaches or to alleviate problems caused by any breaches.

Our cash and other sources of liquidity may not be sufficient to fund our operations and there is substantial doubt about our ability to continue as a going concern within 12 months from the date of issuance of our financial statements and we may not be successful in raising additional capital necessary to meet expected increases in working capital needs, and if we raise additional funding through sales of equity or equity-based securities your shares will be diluted.

Management has projected that based on our recurring losses, negative cash flows from operating activities, and our hashing rate at December 31, 2025, cash on hand may not be sufficient to allow us to continue operations and there is substantial doubt about our ability to continue as a going concern within 12 months from the date of issuance of our financial statements if we are unable to raise additional funding for operations. We expect our working capital needs to increase in the future as we continue to expand and enhance our operations. Our ability to raise additional funds for working capital through equity or debt financings or other sources may depend on the financial success of our business and successful implementation of our key strategic initiatives, financial, economic and market conditions and other factors, some of which are beyond our control. We require additional capital and if we are unsuccessful in raising that capital at a reasonable cost and at the required times, or at all, we may not be able to continue our business operations in the cryptocurrency mining industry or we may be unable to advance our growth initiatives, either of which could adversely impact our business, financial condition and results of operations. In an effort to mitigate these risks we are taking steps to lower our cost of mining and also refresh our mining fleet to increase our mining efficiency.

Significant changes from our current forecasts, including but not limited to: (i) shortfalls from projected mining earning levels; (ii) increases in operating costs; (iii) decreases in the value of cryptocurrency; and (iv) if we do not maintain compliance with the requirements of Nasdaq and/or we do not maintain our listing with Nasdaq it could have a material adverse impact on our ability to access the level of funding necessary to continue our operations at current levels. These factors, among others, should they occur may result in our inability to continue as a going concern within 12 months from the date of issuance of our financial statements The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of this uncertainty.

We have a history of net losses. We may not achieve or maintain profitability.

We have limited non-recurring revenues derived from operations. We have a history of net losses, and we expect to continue to incur net losses and we may not achieve or maintain profitability. We may see continued losses during 2026 and as a result of these and other factors, we may not be able to achieve, sustain or increase profitability in the near future.

We are subject to many risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources. There is no assurance that we will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered considering our stage of operations.

The failure to attract, hire, retain and motivate key personnel could have a significant adverse impact on our operations.

Our success depends on the retention and maintenance of key personnel, including members of senior management. Achieving this objective may be difficult due to many factors, including competition for such highly skilled personnel; fluctuations in global economic and industry conditions; changes in our management or leadership; competitors’ hiring practices; and the effectiveness of our compensation programs. The loss of any of these key persons could have a material adverse effect on our business, financial condition or results of operations.

Our success is also dependent on our continuing ability to identify, hire, train, motivate and retain highly qualified management and finance personnel. Any such new hires may require a significant transition period prior to making a meaningful contribution. Competition for qualified employees is particularly intense in the technology industry, and we have in the past experienced difficulty recruiting qualified employees. Our failure to attract and to retain the necessary qualified personnel could seriously harm our operating results and financial condition. Competition for such personnel can be intense, and no assurance can be provided that we will be able to attract or retain highly qualified technical and managerial personnel in the future, which may have a material adverse effect on our future growth and profitability. We do not have key person insurance.

Our financial results may fluctuate substantially for many reasons, and past results should not be relied on as indications of future performance.

Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis. We believe that our revenue and operating results will continue to fluctuate, and that period-to-period comparisons are not necessarily indications of future performance. Our revenue and operating results may fail to meet the expectations of public market analysts or investors, which could have a material adverse effect on the price of our common shares. In addition, portions of our expenses are fixed and difficult to reduce if our revenues do not meet our expectations. These fixed expenses magnify the adverse effect of any revenue shortfall.

Our plans for implementing our business strategy and achieving profitability are based upon the experience, judgment and assumptions of our key management personnel, and available information concerning the communications and technology industries. If management’s assumptions prove to be incorrect, it could have a material adverse effect on our business, financial condition, or results of operations.

We may engage in strategic acquisitions and other arrangements that could disrupt our business, cause dilution to our shareholders, reduce our financial resources and harm our operating results.

We may engage in strategic transactions as part of our growth strategy, in the future, we expect to seek additional opportunities to grow our mining operations, including through purchases of miners and facilities from other operating companies, including companies in financial distress. Our ability to grow through future acquisitions will depend on the availability of, and our ability to identify, suitable acquisition and investment opportunities at an acceptable cost, our ability to compete effectively to attract those opportunities and the availability of financing to complete acquisitions. Future acquisitions will likely require us to issue common shares that would dilute our current shareholders’ percentage ownership, assume or otherwise be subject to liabilities of an acquired company, record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets, incur large acquisition and integration costs, immediate write-offs, and restructuring and other related expenses and/or become subject to litigation.

The benefits of an acquisition, including the contemplated transaction with Cathedra that is the subject of this Proxy Statement, may also take considerable time to develop, and we cannot be certain that any particular acquisition will produce the intended benefits in a timely manner or to the extent anticipated or at all. We may experience difficulties integrating the operations, technologies and personnel of an acquired company or be subjected to liability for the target’s pre-acquisition activities or operations as a successor in interest. Such integration may divert management’s attention from normal daily operations of our business. Future acquisitions may also expose us to potential risks, including risks associated with entering markets in which we have no or limited prior experience, especially when competitors in such markets have stronger market positions, the possibility of insufficient revenues to offset the expenses we incur in connection with an acquisition and the potential loss of, or harm to, our relationships with employees and suppliers as a result of integration of new businesses.

We may not be able to timely complete our future strategic growth initiatives or within our anticipated cost estimates, if at all.

As part of our efforts to grow our hashrate and remain competitive in the market, we have completed a self-owned infrastructure for our 8 MW site in Iowa and invested in additional new mining equipment. We are also reliant on third parties for our expansion efforts, including providers of infrastructure equipment, who may be burdened by delays in manufacturing, supply chain problems, less access to capital due to macro-economic conditions, or inflation. This could increase our costs and/or delay our expansion and acquisition efforts. If we are unable to complete our planned expansions or acquisitions on schedule and within our anticipated cost estimates, our deployment of newly purchased mining equipment may be delayed, which could affect our competitiveness and our results of operation, which could have a material adverse effect on our financial condition and the market price for our securities.

We may experience increased compliance costs as a result of future strategic acquisitions.

Future strategic acquisitions could carry substantial compliance burdens, which may limit our ability to realize the anticipated benefits of such acquisitions, and may require our management and personnel to shift their focus to such compliance burdens and away from their other functions. Such increased costs and compliance burdens could affect our ability to realize the anticipated benefits of such strategic acquisitions, and our business, results of operations and financial condition may suffer as a result.

Risks Related to Our Public Company Status and the Sphere Common Shares

Sales of Sphere Common Shares issuable upon exercise of outstanding warrants, the conversion of outstanding preferred shares may cause the market price of our common shares to decline.

As of December 31, 2025 we had warrants outstanding for the purchase of up to 1,324,534 Sphere Common Shares having a weighted-average exercise price of $85.32 per share. The sale of Sphere Common Shares upon exercise of our outstanding warrants, or the sale of a significant amount of Sphere Common Shares issued or issuable upon exercise of the warrants in the open market, or the perception that these sales may occur, could cause the market price of our shares to decline or become highly volatile.

We may issue additional shares or other equity securities without shareholder approval, which would dilute shareholders’ ownership interest in us and may depress the market price of our shares.

We may issue additional shares or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants without shareholder approval in a number of circumstances. The issuance of additional shares or other equity securities could have one or more of the following effects:

●	our existing shareholders’ proportionate ownership interest will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share may be diminished; and

●	the market price of our common shares may decline.

The market price of our common shares is volatile and it may decline significantly.

The market price for Sphere Common Shares is volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following:

●	price and volume fluctuations in the overall stock market, the cryptocurrency market, and of Bitcoin mining stocks from time to time;

●	future capital raising activities;

●	sales of Sphere Common Shares by holders thereof or by us;

●	changes in financial estimates by securities analysts who follow us, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to us and our business;

●	any significant change in our executive officers and other key personnel or Sphere Board;

●	release of transfer restrictions on certain outstanding Sphere Common Shares; and

●	fluctuating or anticipated changes in power markets.

Financial markets may experience price and volume fluctuations that affect the market prices of equity securities of companies and that are unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Sphere Common Shares may decline even if our operating results, underlying asset values or prospects have not changed. As well, certain institutional investors may base their investment decisions on consideration of our governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to meet such criteria may result in a limited or no investment in our common shares by those institutions, which could adversely affect the trading price of our common shares. There can be no assurance that fluctuations in price and volume will not occur due to these and other factors.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be a target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention from day-to-day operations and consume resources, such as cash. In addition, the resolution of those matters may require us to issue additional Sphere Common Shares, which could potentially result in dilution to our existing shareholders. Expenses incurred in connection with these matters (which include fees of lawyers and other professional advisors and potential obligations to indemnify officers and directors who may be parties to such actions) could adversely affect our cash position.

If our performance does not meet market expectations, the price of Sphere Common Shares may decline.

If our performance does not meet market expectations, the price of Sphere Common Shares may decline. The market value of our Sphere Common Shares may vary significantly from the price of Sphere Common Shares on the date of this Proxy Statement.

In addition, fluctuations in the price of Sphere Common Shares could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment in Sphere Common Shares and Sphere Common Shares may trade at prices significantly below the price you paid for them. Factors affecting the trading price of our Sphere Common Shares may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet market expectations in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us;

●	operating and share price performance of other companies that investors deem comparable to us;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	the volume of our shares available for public sale;

●	any significant change in our board or management;

●	sales of substantial amounts of shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our Sphere Common Shares irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for technology, Bitcoin mining or sustainability-related stocks or the stocks of other companies that investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of Sphere Common Shares also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If Sphere fails to comply with the continued listing requirements of Nasdaq, Sphere Common Shares could face possible delisting, which would result in, among other things, a limited public market for Sphere Common Shares and make obtaining future debt or equity financing more difficult for us.

Companies listed on Nasdaq are subject to delisting for, among other things, failure to maintain a minimum closing bid price of $1.00 per share for thirty (30) consecutive business days pursuant to Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A) (the “Nasdaq Listing Rules”).

On March 6, 2025, we received a notice from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC stating that the bid price of our common shares for the last thirty (30) consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Listing Rule”). We had a period of one hundred eighty (180) calendar days to regain compliance with the Listing Rule. In September 2025, we received an extension for a period of one hundred eighty (180) calendar days, or until March 2, 2026, to regain compliance with the Listing Rule.

On February 9, 2026, we filed an Articles of Amendment to effect a share consolidation (also known as a reverse stock split) of our issued and outstanding Sphere Common Shares in the ratio of 1-for-10. The share consolidation was effective on February 9, 2026. Sphere Common Shares began trading on an adjusted basis on the Nasdaq Capital Market at the opening of trading on February 10, 2026. On February 26, 2026, we received notification from the Nasdaq Listing Qualifications Department that we are in compliance with the Listing Rule.

Additionally, on January 13, 2026, Nasdaq filed a proposed rule change with the SEC that would establish a new continued listing requirement. Under the proposal, companies listed on the Nasdaq Global and Capital Markets (such as Sphere) would be required to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $5 million. If this rule is approved and we fail to maintain a $5 million MVLS for a period of thirty (30) consecutive business days, Sphere Common Shares would be subject to immediate suspension and delisting. Unlike other Nasdaq listing deficiencies, such as the Listing Rule, which typically allows for a one hundred eighty (180) day compliance period, the proposed rule does not provide for a cure or compliance period. Furthermore, the proposal specifies that any appeal of a delisting determination under this rule would not stay the suspension of trading.

If Sphere Common Shares are delisted from Nasdaq, they would likely trade on the over-the-counter (“OTC”) market, which could significantly reduce the liquidity and market price of Sphere Common Shares, limit Sphere’s ability to raise additional capital through issuances of equity, result in a loss of confidence by investors, third-party providers, and employees and make Sphere Common Shares subject to “penny stock” rules, which would impose additional burdens on broker-dealers and further restrict secondary market trading of Sphere Common Shares. There can be no assurance that the SEC will not approve this rule, that Sphere will be able to maintain a sufficient market capitalization to comply with this potential new requirement, or that Sphere will comply with any other requirements of Nasdaq for continued listing. Any such delisting would have a material adverse effect on our financial condition and the value of your investment.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

We will continue to incur substantial costs and obligations as a result of being a public company.

As a publicly traded company, we will continue to incur significant legal, accounting, and other expenses. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), regulations related thereto and the rules and regulations of the United States SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

We must comply with the financial reporting requirements of a public company, as well as other requirements associated with being listed on Nasdaq.

We are subject to reporting and other obligations under applicable Canadian securities laws, SEC rules and the rules of Nasdaq. These reporting and other obligations, including National Instrument 52-102 - Continuous Disclosure Obligations and National Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings, place significant demands on our management, administrative, operational, and accounting resources. Moreover, any failure to maintain effective internal controls could cause us to fail to meet our reporting obligations or result in material misstatements in our consolidated financial statements. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be materially harmed, which could also cause investors to lose confidence in our reported financial information, which could result in a lower trading price of our common shares.

Management does not expect that our disclosure controls and procedures and internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that its objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within a company are detected. The inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of some persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a cost-effective control system, misstatements due to error, or fraud may occur and not be detected.

We may be treated as a Passive Foreign Investment Company.

There is also an ongoing risk that we may be treated as a Passive Foreign Investment Company (“PFIC”), for U.S. federal income tax purposes. A non-U.S. corporation generally will be considered to be a PFIC for any taxable year in which 75% or more of its gross income is passive income, or 50% or more of the average value of its assets are considered “passive assets” (generally, assets that generate passive income). This determination is highly factual, and will depend upon, among other things, our market valuation and future financial performance. Based on current business plans and financial expectations, we do not believe we were a PFIC for our tax year ended December 31, 2025, and based on current business plans and financial expectations, we expect that we will not be a PFIC for our current tax year ending December 31, 2026 or for the foreseeable future. If we were to be classified as a PFIC for any future taxable year, holders of our common shares who are U.S. taxpayers would be subject to adverse U.S. federal income tax consequences.

Certain of our directors, officers and management could be in a position of conflict of interest.

Certain of our directors, officers and members of management may also serve as directors and/or officers of other companies. We may contract with such directors, officers, members of management and such other companies or with affiliated parties or other companies in which such directors, officers, or members of management own or control. These persons may obtain compensation and other benefits in transactions relating to us. Consequently, there exists the possibility for such directors, officers, and members of management to be in a position of conflict.

We may issue an unlimited number of common shares. Future sales of common shares will dilute your shares.

Our articles permit the issuance of an unlimited number of common shares, and shareholders will have no preemptive rights in connection with such further issuances. With limited exceptions, we are generally not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The market price of our common shares could decline as a result of sales of common shares or securities that are convertible into or exchangeable for, or that represent the right to receive, common shares after this offering or the perception that such sales could occur.

Risks Related to Cathedra’s Business

Cathedra has a limited operating history, requires additional capital and may not achieve a return on shareholders’ investment.

Cathedra has a limited history with its mining operations and remains in the early stage of development. Cathedra is subject to many risks common to venture enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that Cathedra will be successful in achieving a return on shareholders’ investment or meeting other metrics of success. Cathedra is dependent on retained earnings for substantially all of its working capital needs, and there is no assurance that additional funding will be available for further development and growth. There can be no assurance that Cathedra will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Cathedra incurs substantial expenses in the establishment and operation of its business. A significant portion of Cathedra’s financial resources have been and will continue to be directed to the development of its business and related activities. The success of Cathedra will ultimately depend on its ability to generate cash from its business. There is no assurance that the required funds will be available for future expansion of Cathedra’s business. If Cathedra does not have access to the required funds to continue the operation and development of its business and operational activities, and to the extent that it does not generate cash flow and income, Cathedra’s long-term viability may be materially adversely affected.

Cathedra’s business model may need to evolve, and changes to Cathedra’s strategy or business model may not be successful.

As cryptocurrency assets and blockchain technologies become more widely available, Cathedra expects the services and products associated with them to evolve. In order to stay current with the industry, Cathedra’s business model may need to evolve as well. From time to time, Cathedra may modify aspects of its business model relating to its strategy. Cathedra cannot offer any assurance that these or any other modifications will be successful or will not result in harm to its business. Cathedra may not be able to manage growth effectively, which could damage its reputation, limit its growth and negatively affect its operating results. Furthermore, Cathedra cannot provide any assurance that it will successfully identify all emerging trends and growth opportunities in this business sector, and it may lose out on those opportunities. Such circumstances could have a material adverse effect on Cathedra’s business, prospects or operations.

Cathedra operates in a highly competitive industry, and competition, market conditions and increasing mining complexity may adversely affect Cathedra’s business and the market for its securities.

Cathedra’s business is intensely competitive, and Cathedra will compete with other mining and hosting companies, many of which have greater resources and experience. A fundamental property of mining associated with many cryptocurrencies is that the computational complexity of the mining algorithm increases over time. This factor, along with new industry entrants and price volatility, may make certain cryptocurrencies relatively unprofitable to mine compared to others. As additional computing power is added to the Bitcoin network, mining difficulty increases, which may reduce the amount of Bitcoin Cathedra is able to mine for a given level of computing power and adversely affect Cathedra’s results of operations. Cathedra competes with other users and companies that are mining cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrencies through entities similar to Cathedra. Market and financial conditions, and other conditions beyond Cathedra’s control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for Cathedra’s securities and reduce their liquidity.

Cathedra depends on the experience and efforts of key personnel, directors, consultants and advisors, and the loss of any such persons could have a material adverse effect on Cathedra.

Cathedra’s success is largely dependent on the performance of its directors and officers. Certain members of Cathedra’s management team have experience in the cryptocurrency industry, while others have experience in areas including financial management, corporate finance and sales and marketing. The experience of these individuals is a factor that will contribute to Cathedra’s continued success and growth. Cathedra will rely on its board members, as well as independent consultants and its advisory board, for certain aspects of Cathedra’s business. The amount of time and expertise devoted to Cathedra’s affairs by each member of its management team, consultants, advisory board members and directors will vary according to Cathedra’s needs. Cathedra does not intend to acquire any key man insurance policies and there is, therefore, a risk that the death or departure of any member of management, the board of directors, or any key employee or consultant could have a material adverse effect on Cathedra’s future.

Development of Cathedra’s existing and planned facilities may be delayed, disrupted or cost more than expected.

The continued development of existing and planned facilities is subject to various factors and may be delayed or adversely affected by factors beyond Cathedra’s control, including delays in the delivery or installation of equipment by suppliers, difficulties in integrating new equipment into existing infrastructure, shortages of materials or labor, defects in design or construction, diversion of management resources, insufficient funding, or other resource constraints. Actual costs for development may exceed Cathedra’s planned budget. Delays, cost overruns, changes in market circumstances and other factors may result in outcomes different from those intended.

Cathedra’s expansion efforts may require significant upfront investment and may not generate expected returns.

Cathedra is considering the acquisition or lease of additional properties and the construction of new facilities beyond those projects already announced. Cathedra will be required to commit substantial operational and financial resources to these new facilities in advance of securing customer contracts, and Cathedra may not have sufficient customer demand in those markets to support these facilities once they are built. In addition, unanticipated technological changes could affect customer requirements for Cathedra’s facilities, and Cathedra may not have incorporated such requirements into its facilities. Either of these contingencies, if they were to occur, could make it difficult for Cathedra to realize expected or reasonable returns on these investments.

Failures of Cathedra’s physical infrastructure, service interruptions or an inability to meet service obligations could result in claims, lost revenue and damage to Cathedra’s business.

Cathedra’s business depends on providing customers with highly reliable solutions. Cathedra must safeguard its customers’ infrastructure and equipment located at Cathedra’s facilities and ensure business operations remain operational at all times. If Cathedra does not maintain its facilities, it may be unable to continue providing service to its customers. Furthermore, Cathedra has service level commitment obligations to certain customers. As a result, service interruptions or significant equipment damage at any Cathedra facility could result in difficulty maintaining service level commitments to these customers and potential claims related to such failures. Because Cathedra’s facilities are critical to many of its customers’ businesses, service interruptions or significant equipment damage at Cathedra’s facilities could also result in lost profits or other indirect or consequential damages to its customers. Cathedra cannot guarantee that a court would enforce any contractual limitations on its liability in the event that one of Cathedra’s customers brings a lawsuit against it as a result of a problem at one of Cathedra’s facilities, and Cathedra may decide to reach settlements with affected customers irrespective of any such contractual limitations. Any such settlement may result in a reduction of revenue. In addition, any loss of service, equipment damage or inability to meet Cathedra’s service level commitment obligations could reduce the confidence of its customers and could consequently impair its ability to obtain and retain customers, which would adversely affect both its ability to generate revenues and its results of operations.

Cathedra’s reliance on manufacturing in foreign countries exposes Cathedra to international trade, tax, regulatory and enforcement risks.

Cathedra expects to rely on third-party manufacturers in foreign jurisdictions for its rigs and hosting equipment. As a result, Cathedra’s business will be subject to risks associated with doing business in those jurisdictions, including trade protection measures such as the imposition of or increase in tariffs, import and export licensing and control requirements, potentially negative consequences from changes in tax laws, whether foreign or domestic, difficulties associated with transacting business with parties in a foreign jurisdiction, including increased costs and uncertainties associated with enforcing contractual obligations, and unexpected or unfavorable changes in other regulations and applicable regulatory requirements.

Cathedra relies on third-party vendors and software, and the loss or unavailability of those services or software could disrupt Cathedra’s business.

Cathedra relies on services and software developed and maintained by third-party vendors. Cathedra also expects that it may in the future incorporate software from third-party vendors and open-source software. Cathedra’s business may be disrupted if this software, or functional equivalents of this software, were either no longer available to Cathedra or no longer offered to Cathedra on commercially reasonable terms. In either instance, Cathedra would be required to redesign its services to function with alternative third-party software or open-source software.

Volatility in Bitcoin prices could adversely affect the value of Cathedra’s cryptocurrency inventory, Cathedra’s hosting business and Cathedra’s shareholders.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, reflects anticipated future appreciation in value. Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies, inflating and making their market prices more volatile. As a result, cryptocurrencies may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in their market prices, which could adversely affect the value of Cathedra’s cryptocurrency inventory and thereby affect Cathedra’s shareholders. Cathedra recognizes revenue from Bitcoin mining activities upon receipt of Bitcoin at its fair market value at that time, and declines in the market value of bitcoin may adversely affect Cathedra’s reported revenue, results of operations and financial condition. Additionally, a drop in the Bitcoin price could negatively impact the hosting business. If the Bitcoin price drops to the point that it is not profitable for Cathedra’s hosting clients to continue operating their mining equipment at Cathedra’s hosting facilities, the clients would stop paying and abandon or move their mining rigs and Cathedra would lose that source of revenue.

Bitcoin halving events have reduced, and are expected to continue to reduce, mining rewards, which may adversely affect Cathedra’s profitability.

The Bitcoin reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in Bitcoin using a proof of work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” The Bitcoin blockchain has undergone halvings four times since its inception. Most recently, in April 2024, the block reward decreased from 6.25 to 3.125 Bitcoin per block and, consequently, the number of new Bitcoin issued to cryptocurrency miners as a subsidy decreased to approximately 450 per day, excluding transaction fees. Previous halving events have had significant negative impacts on profitability for several months following the halving. Given that profitability is required for self-acting agents to perform mining to continue to support the validation of transactions, the expected impact of the Bitcoin halving is that market variables of Bitcoin price will adjust over time to ensure that mining remains profitable. The period of market normalization after the next bitcoin halving to incentivize profitability levels is unknown. A Bitcoin halving is scheduled to occur once every 210,000 blocks, or roughly every four years, until the total amount of bitcoin rewards issued reaches 21 million, which is expected to occur around 2140. Once 21 million Bitcoin are generated, the network will stop producing more. While Bitcoin prices have had a history of price fluctuations around bitcoin halving events, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward and the corresponding decrease in the compensation Cathedra receives from mining.

Changes to the Bitcoin network, including software upgrades and forks, could adversely affect Cathedra’s operations and the value of Bitcoin.

The open-source structure of the Bitcoin network protocol means that the core developers of the Bitcoin network and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the network protocol could damage the Bitcoin network. The core developers of the Bitcoin network can propose amendments to the Bitcoin network’s source code through software upgrades that alter the protocols and software of the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. Proposals for upgrades and related discussions take place on online forums, including GitHub and Bitcointalk. To the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrades, the Bitcoin network would be subject to new protocols and software. The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of users and miners in the network could result in a “fork” in the blockchain underlying the Bitcoin network, resulting in the operation of two separate networks. Without an official developer or group of developers that formally control the Bitcoin network, any individual can download the Bitcoin network software and make desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades, typically posted to Bitcoin development forums. A substantial majority of miners and Bitcoin users must consent to such software modifications by downloading the altered software or upgrade; otherwise, the modifications do not become a part of the Bitcoin network. Since the Bitcoin network’s inception, modifications to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. If, however, a proposed modification is not accepted by a vast majority of miners and users, but is nonetheless accepted by a substantial population of participants in the Bitcoin network, a “fork” in the blockchain underlying the bitcoin network could develop, resulting in two separate Bitcoin networks. Such a fork in the blockchain typically would be addressed by community-led efforts to merge the forked blockchain, and several prior forks have been so merged. However, in some cases, there may be a permanent “hard fork” in the blockchain and a new cryptocurrency may be formed as a result of that “hard fork.” For example, Bitcoin Cash™ was created through a fork in the blockchain. Where such forks occur on the blockchain, Cathedra will follow the chain with the greatest proof of work in the fork.

The cryptocurrency industry is evolving and uncertain, and a decline in the development or acceptance of cryptocurrency could adversely affect Cathedra.

The further development and acceptance of the cryptocurrency industry is subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of cryptocurrency may adversely affect an investment in Cathedra. Cryptocurrency may be used, among other things, to buy and sell goods and services, which is a new and rapidly evolving industry subject to a high degree of uncertainty. The factors that affect the further development of the cryptocurrency industry include continued worldwide growth in the adoption and use of cryptocurrency, government and quasi-government regulation of cryptocurrency and its use, or restrictions on or regulation of access to and operation of cryptocurrency systems, changes in customer demographics and public tastes and preferences, the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies, the widespread adoption of cryptocurrency to hedge against economic instability and inflation, and general economic conditions and the regulatory environment relating to cryptocurrency. A decline in the popularity or acceptance of cryptocurrency would harm the business and affairs of Cathedra.

Widespread acceptance and use of cryptocurrency remains uncertain, which could increase volatility and adversely affect Cathedra’s operations, investment strategies and profitability.

Currently, there is relatively little use of Bitcoin and other cryptocurrencies in the retail and commercial marketplace in comparison to their relatively large use by speculators, thus contributing to price volatility that could adversely affect Cathedra’s operations, investment strategies, and profitability. As relatively new products and technologies, Bitcoin, the Bitcoin network, and other cryptocurrencies have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of cryptocurrency demand is generated by speculative demand and investors seeking to profit from the short-term or long-term holding of cryptocurrencies. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in their market prices, either of which could adversely impact Cathedra’s operations, investment strategies and profitability.

Geopolitical events may cause large-scale purchases or sales of cryptocurrencies, resulting in significant volatility that could adversely affect Cathedra.

Crises may motivate large-scale purchases of cryptocurrencies, which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of Cathedra’s cryptocurrency inventory. The possibility of large-scale purchases of cryptocurrencies in times of crisis may have a short-term positive impact on the price of Bitcoin. As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces based on the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in their market prices and adversely affect Cathedra’s operations and profitability.

Cryptocurrency transactions are irreversible, and mistaken or fraudulent transfers may result in unrecoverable losses to Cathedra.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred tokens may be irretrievable. As a result, any incorrectly executed or fraudulent token transactions could adversely affect Cathedra’s investments. Token transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a token or theft of a token generally will not be reversible and Cathedra may not be capable of seeking compensation for any such transfer or theft. Although Cathedra’s transfers of tokens will regularly be made by experienced members of its management team, it is possible that, through computer or human error, or through theft, fraud or criminal action, Cathedra’s tokens could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that Cathedra is unable to seek a corrective transaction with the third party or is incapable of identifying the third party that has received Cathedra’s cryptocurrencies through error or theft, Cathedra will be unable to revert or otherwise recover incorrectly transferred cryptocurrencies. Cathedra will also be unable to convert or recover cryptocurrencies transferred to uncontrolled accounts.

Cryptocurrency exchanges and trading venues are relatively new, largely unregulated and may be vulnerable to fraud, failure or security breaches, which could negatively affect cryptocurrency prices and Cathedra’s business.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure. To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, this could result in a reduction in cryptocurrency prices. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in those Bitcoin exchanges. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and malware, meaning software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems, and may be more likely to be targets of regulatory enforcement action.

A decline in mining incentives could reduce participation in the network, impair network security and adversely affect Cathedra’s mining activities, token holdings and future investment strategies.

If the award of tokens for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. As the number of tokens awarded for solving a block in the blockchain decreases, the incentive for miners to continue to contribute processing power to the network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for the relevant tokens and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of the relevant cryptocurrency that could adversely impact Cathedra’s cryptocurrency inventory and investments. In order to incentivize miners to continue to contribute processing power to the network, the network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record on the blocks they solve only those transactions that include payment of a transaction fee or by the network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for the recording of transactions in the blockchain become too high, the marketplace may be reluctant to accept the network as a means of payment and existing users may be motivated to switch between cryptocurrencies or back to fiat currency. Decreased use and demand for tokens may adversely affect their value and result in a reduction in the market price of tokens. If the award of tokens for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the blockchain could be slowed temporarily. A reduction in the processing power expended by miners could increase the likelihood of a malicious actor or botnet obtaining control of more than 50% of the processing power active on the blockchain, potentially permitting that actor or botnet to manipulate the blockchain in a manner that adversely affects Cathedra’s mining activities. Miners ceasing operations would reduce collective processing power, which would adversely affect the confirmation process for transactions, including decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions, and make the network more vulnerable to a malicious actor or botnet obtaining control of more than 50% of the processing power. Any reduction in confidence in the confirmation process or processing power of the network may adversely impact Cathedra’s mining activities, inventory of tokens, and future investment strategies.

Cathedra may sell cryptocurrency at times of low prices in order to fund operating expenses, which could adversely affect profitability.

Cathedra may sell its coins to pay for expenses incurred, irrespective of then-current coin prices. Consequently, Cathedra’s coins may be sold at a time when the price is low, resulting in a negative effect on its profitability. Cathedra believes that the risk of this outcome is preferable to the potentially greater risks of holding coin inventories and speculating in the price of coins.

Cybersecurity threats, malicious actors and vulnerabilities in cryptocurrency code or Cathedra’s systems could result in theft, loss, disruption and other material adverse effects on Cathedra’s operations.

Cathedra’s cryptocurrency inventory may be exposed to cybersecurity threats and hacks. As with any other computer code, flaws in cryptocurrency codes have been exposed by certain malicious actors. Several errors and defects have been found and corrected in cryptocurrency generally, including those that disabled some functionality for users and exposed users’ information. Discovery of flaws in, or exploitations of, source code that allow malicious actors to take or create money have been relatively rare. Malicious actors may seek to exploit vulnerabilities within cryptocurrency programming codes. Discovery of flaws in, or exploitations of, source code that allow malicious actors to take or create money occur somewhat regularly. For example, hackers have been able to gain unauthorized access to digital wallets and cryptocurrency exchanges. If a malicious actor or botnet, meaning a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers, obtains a majority of the processing power dedicated to mining, it may be able to alter the blockchain on which cryptocurrency transactions rely. In such circumstances, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new cryptocurrency or transactions using such control. The malicious actor or botnet could double spend its own cryptocurrency and prevent the confirmation of other users’ transactions for so long as it maintains control. Such changes could have a material and adverse effect on Cathedra’s operations. The computer network operated by Cathedra may further be vulnerable to intrusions by hackers who could interfere with and introduce defects into the mining operation. Private keys that enable holders to transfer funds may also be lost or stolen, resulting in irreversible losses of cryptocurrencies.

Loss, theft or restricted access to Cathedra’s cryptocurrency holdings or private keys could result in irreversible losses and adversely affect Cathedra’s operations, investments and profitability.

There is a risk that some or all of Cathedra’s tokens could be lost or stolen. Access to Cathedra’s tokens could also be restricted by cybercrime, including, but not limited to, a denial of service attack, conventionally abbreviated as DoS, against a service at which Cathedra maintains a hosted online wallet. Any of these events may adversely affect the operations of Cathedra and, consequently, its crypto holdings, investments and profitability. The loss or destruction of a private key required to access Cathedra’s digital wallets may be irreversible. Cathedra’s loss of access to its private keys or its experience of a data loss relating to Cathedra’s digital wallets could adversely affect its crypto holdings and investments. Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. Cathedra will publish the public key relating to digital wallets in use when it verifies the receipt of cryptocurrency transfers and disseminates such information into the network, but it will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, Cathedra will be unable to access its tokens and such private keys will not be capable of being restored by the network. Any loss of private keys relating to digital wallets used to store Cathedra’s cryptocurrency could adversely affect its investments and profitability.

System failures, security breaches, natural disasters, power loss and similar events could interrupt Cathedra’s operations and have a material adverse effect on Cathedra’s business.

Cathedra’s operations will be dependent on its ability, as well as the ability of third-party operators, to maintain its equipment in effective working order and to protect its systems against cybersecurity breaches, damage from fire, natural disaster, power loss, telecommunications failure or similar events. Security procedures implemented by Cathedra are technical and complex, and Cathedra depends on those security procedures to protect the storage, acceptance and distribution of data relating to its inventory of cryptocurrencies. Cathedra’s and third-party operators’ security procedures may not protect against all errors, software flaws, meaning bugs, or vulnerabilities. Defects in the security procedures may only be discovered after a failure in Cathedra’s mining operations or the safekeeping and storage of its inventory of cryptocurrencies. While Cathedra will continually review and seek to upgrade its technical infrastructure and provide for certain system redundancies and backup power to limit the likelihood of systems overload or failure, any damage, failure or delay that causes interruptions in Cathedra’s operations could have a material adverse effect on Cathedra’s business.

Cathedra’s success depends on its technological systems and those of third-party operators, and Cathedra may be unable to identify or respond to new technological or security threats.

The success of Cathedra is dependent on the accuracy, proper use and continuing development of its technological systems, including its business systems and operational platforms. Cathedra’s ability to effectively use the information generated by its information technology systems, as well as its success in implementing new systems and upgrades, may affect its ability to maximize the efficiency of its miners. As technological change occurs, the security threats to Cathedra’s Bitcoin and mining systems will likely adapt and previously unknown threats may emerge. The ability of Cathedra’s third-party operators to adopt technology in response to changing security needs or trends may pose a challenge to Cathedra’s business. To the extent that Cathedra’s third-party operators are unable to identify and mitigate or stop new security threats, Cathedra’s cryptocurrencies may be subject to theft, loss, destruction or other attack, which would have a material adverse effect on Cathedra’s business.

Server or CPU malfunctions or failures could cause significant economic damage to Cathedra.

There is a risk of serious malfunctions in servers or central processing units and/or their collapse. Cathedra works diligently to reduce this risk by employing a team of experts with many years of experience in building and managing data centers. Cathedra also employs a hardware team, which focuses, among other things, on chip repair and daily evaluation of the technical condition of the server farms that Cathedra operates. While malfunctions in central servers or central processing units may occur only on a specific server farm or part of it or for short periods of time, such server crashes or failures may cause significant economic damage to Cathedra.

Breakdowns or deficiencies in mining rigs or related infrastructure could impair Cathedra’s ability to meet expected operational levels and materially adversely affect Cathedra’s business.

Cathedra owns mining rigs and it is possible that serious defects or deficiencies could arise in these machines, which would make it difficult or impossible for Cathedra to meet its expected operational levels and could result in a material adverse effect on Cathedra’s business. In addition, Cathedra’s infrastructure at its hosting facilities may become deficient, which would require Cathedra to replace that infrastructure and could result in a material adverse effect on Cathedra’s business.

Rapid technological change and difficulty obtaining hardware could render Cathedra’s equipment obsolete and cause downtime or require significant capital expenditures.

To remain competitive, Cathedra will continue to invest in hardware and equipment required to maintain Cathedra’s mining activities. Should competitors introduce new services or software embodying new technologies, Cathedra recognizes that its hardware and equipment and their underlying technology may become obsolete and require substantial capital to replace. The increase in interest in and demand for cryptocurrencies has led to a shortage of mining hardware as individuals purchase equipment for mining at home. Equipment will require replacement from time to time. Shortages of ASIC rigs or GPUs may lead to unnecessary downtime as Cathedra searches for replacement equipment.

Cathedra relies on a third-party custodian for its digital currencies, and Cathedra’s custody arrangements may not protect against all risks.

Cathedra holds its digital currencies with a third-party custodian. Cathedra’s custody strategy is designed to balance security and availability of its bitcoin. Cathedra continuously monitors its cash and Bitcoin holdings with its third-party custodian. Cathedra’s current service provider for Bitcoin custody is an institutional counterparty that is licensed, regulated and insured. At any time, in excess of 98% of Cathedra’s Bitcoin holdings, excluding any Bitcoin that is being traded at that time, is held in a cold-storage, multi-signature, segregated trust account titled in the name of one of Cathedra’s U.S. subsidiaries. Prior to onboarding with its current custodian, Cathedra performed extensive due diligence, examining the new custodian’s internal control procedures to ensure the security, availability, integrity and confidentiality of the custodian’s information and systems. Cathedra’s current custodian maintains SOC 1 Type II and SOC 2 Type II compliance, which Cathedra reviews periodically to ensure the custodian maintains a secure technology infrastructure and that its systems are designed and operating effectively.

Loss of access to the private keys associated with Cathedra’s Bitcoin holdings may be irreversible and could adversely affect an investment in Cathedra.

The loss of access to the private keys associated with Cathedra’s Bitcoin holdings may be irreversible and could adversely affect an investment in Cathedra. An amount of Bitcoin is spendable only by whoever possesses the private key associated with the address on which the Bitcoin is held. To the extent a private key is lost, destroyed, or otherwise compromised, and no backup is accessible, Cathedra may be unable to access the associated Bitcoin.

Cathedra depends on reliable and cost-effective electricity, and interruptions in power supply or increases in electricity costs could materially adversely affect Cathedra’s business, operations and profitability.

Cathedra’s operations are dependent on its ability to maintain reliable and economical sources of power in order to run its cryptocurrency mining assets and its hosting operations. While Cathedra believes its source of power is reliable and current regional infrastructure limits the likelihood of power interruptions, any suspension of its power supply could result in a material adverse effect on Cathedra. Cathedra conducts cryptocurrency mining at various data center facilities in Tennessee and Kentucky. Cathedra’s current and future operations, anticipated growth, and the availability of electricity at economic prices for the purposes of cryptocurrency mining pose certain risks. There is no assurance that a particular electricity rate structure will remain in effect, and Cathedra’s electricity suppliers are under no obligation to lock in rates for any period of time. Any further increases in Cathedra’s electricity costs at its various data center facilities may limit the profitability of its cryptocurrency mining operations and have a material adverse effect on Cathedra’s profitability. Any interruption of electrical supply would also have a material adverse effect on Cathedra’s business. Additionally, Cathedra’s operations could be materially adversely affected by prolonged power outages. Although hardware may be powered by backup generators on a temporary basis, it would not be feasible or cost-effective to run mining equipment on backup power generators for extended periods of time. Therefore, Cathedra may have to reduce or cease its operations in the event of an extended power outage, or as a result of the unavailability or increased cost of electrical power. If this were to occur, Cathedra’s business and results of operations could be materially adversely affected, and investors in its securities could be harmed.

Cathedra’s operations require significant amounts of electrical power, and Cathedra may be unable to obtain sufficient electricity on a cost-effective basis to support its current operations and growth plans.

Cathedra’s operations require significant amounts of electrical power, and, as Cathedra continues to expand its operations, it anticipates that its demand for electrical power will continue to grow. The fluctuating price of electricity and the availability of low-cost electricity to power Cathedra’s expansion may inhibit Cathedra’s profitability. If Cathedra is unable to obtain sufficient electrical power on a cost-effective basis, it may not realize the anticipated benefits of its significant capital investments and may not be able to successfully implement its strategic growth plans. Additionally, Cathedra’s operations could be materially adversely affected by prolonged power outages. Cathedra may have to reduce or cease operations in the event of an extended power outage, or as a result of the unavailability or increased cost of electrical power. If this were to occur, Cathedra’s business and results of operations could be materially adversely affected.

Cathedra’s data centers and hosting facilities are subject to physical, environmental and operational risks that could result in damage, interruptions, liability and losses that may not be fully covered by insurance.

The data centers and hosting facilities in which Cathedra has an interest are subject to a variety of risks relating to physical condition and operation, including the presence of construction or repair defects or other structural or building damage; any non-compliance with, or liabilities under, applicable environmental, health or safety regulations or requirements or building permit requirements; damage resulting from natural disasters, such as hurricanes, ice storms, earthquakes, fires, floods, and windstorms; theft; fraud; citizen and neighbor opposition to bitcoin and the blockchain industry generally; and claims by employees and others for injuries sustained at its properties. For example, Cathedra’s data centers and hosting facilities could be rendered inoperable, temporarily or permanently, as a result of a fire or natural disaster. The security and other measures Cathedra may take to protect against these risks may not be sufficient. Additionally, Cathedra’s data centers and hosting facilities could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirements, it would not be feasible to run mining equipment on backup power generators in the event of a power outage. Available insurance may cover the replacement cost of lost or damaged machines, but may not cover an interruption of Cathedra’s mining activities; therefore, Cathedra’s insurance, if any, may not be adequate to cover the losses it could suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, mining equipment may not be adequately repaired in a timely manner or at all, and Cathedra may lose some or all of the future revenues anticipated to be derived from such mining equipment.

Regulatory developments relating to cryptocurrency may adversely affect Cathedra’s ability to operate and could materially adversely affect Cathedra and holders of its securities.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the ability of Cathedra to continue to operate. The effect of any future regulatory change on Cathedra or any cryptocurrency that Cathedra may mine is impossible to predict, but such change could be substantial and have a material adverse effect on Cathedra. Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost of, and/or subject cryptocurrency companies to, additional regulation. Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. By extension, similar actions by other governments may result in restrictions on the acquisition, ownership, holding, selling, use or trading of the securities of Cathedra. Such a restriction could result in Cathedra liquidating its bitcoin and other cryptocurrency inventory at unfavorable prices and may adversely affect Cathedra’s shareholders.

Environmental regulation may increase Cathedra’s costs, delay development and reduce the profitability of Cathedra’s operations.

Cathedra’s operations are subject to environmental regulations, which may make operations expensive or prohibitive. The continued evolution of environmental regulations may lead to the imposition of stricter standards, more diligent enforcement, and heavier fines and penalties for non-compliance. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations or cause delays in the development of mining projects.

Cathedra may have difficulty obtaining and maintaining banking services, which could reduce the usefulness and public perception of cryptocurrency and adversely affect Cathedra.

A number of companies that provide Bitcoin and other cryptocurrency-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to Bitcoin and other cryptocurrency-related companies or companies that accept cryptocurrencies for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide Bitcoin and other cryptocurrency-related services have had, and may continue to have, in finding banks willing to provide them with bank accounts and other banking services may currently be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, or could decrease their usefulness and harm their public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks were to close the accounts of many, or even a few key, businesses providing bitcoin and other cryptocurrency-related services. This could decrease the market prices of cryptocurrencies and adversely affect the value of Cathedra’s cryptocurrency inventory.

The market for Cathedra’s securities may be volatile, and the market price of Cathedra’s shares could fluctuate significantly.

Securities markets have a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of those companies. There can be no assurance that continuing fluctuations in price will not occur. There can be no assurance that an active trading market for Cathedra’s shares will be established or sustained. The market price of Cathedra’s shares could be subject to wide fluctuations. Factors such as government regulation, interest rates, volatility of Bitcoin and other cryptocurrency prices, share price movements of peer companies and competitors, announcements of quarterly variations in operating results, revenues and costs, Cathedra’s financial condition and results of operations, acquisitions and financings completed by Cathedra, sentiment toward stocks and overall market movements may have a significant adverse impact on the market price of the securities of Cathedra. The stock market has from time to time experienced extreme price and volume fluctuations, which have often been unrelated to the operating performance of a particular company.

THE SPECIAL MEETING

General

This Proxy Statement is being provided to Sphere Shareholders as part of a solicitation of proxies by the Sphere Board for use at the special meeting and at any adjournments or postponements of such special meeting. This Proxy Statement provides Sphere Shareholders with important information about the special meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

The special meeting will be held entirely online at the following website:  https://virtual-meetings.tsxtrust.com/1927, on May 15, 2026 at 1:00 p.m., Eastern Time.

Purpose of the Special Meeting

At the special meeting, Sphere is asking holders of Sphere Common Shares as of the record date to vote on the following proposals:

1)	Proposal No. 1 - The Share Issuance Proposal - to pass an ordinary resolution to approve the Share Issuance Proposal;

2)	Proposal No. 2 – The Board Size Proposal – to pass an ordinary resolution to approve the Board Size Proposal;

3)	Proposal No. 3 – The Director Election Proposal – to pass an ordinary resolution to approve the election of the Director Nominees effective immediately after the Effective Time for the Director Election Proposal;

4)	Proposal No. 4 – The Incentive Plan Proposal – to pass an ordinary resolution to approve the Incentive Plan Proposal; and

5)	Proposal No. 5 – The Consolidation Proposal – to pass a special resolution to approve the Consolidation Proposal.

After determining that it is advisable and in the best interests of Sphere and Sphere Shareholders to consummate the Arrangement as contemplated by the Arrangement Agreement, conditioned upon the Closing, the Sphere Board unanimously authorized, approved, and declared advisable the issuance of the Consideration Shares. Accordingly, the Sphere Board unanimously recommends that Sphere Shareholders vote “FOR” each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal to be considered and voted upon at the special meeting. The Sphere Board also determined that it is advisable and in the best interests of Sphere and Sphere Shareholders to give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority in its sole discretion, should they decide that it is in the best interest of Sphere. Accordingly, the Sphere Board unanimously recommends that Sphere Shareholders also vote “FOR” the Consolidation Proposal.

Sphere Shareholders can cast separate votes on each Proposal.

There are certain risks associated with the Arrangement. See the “Risk Factors – Risks Related to the Arrangement” section of this Proxy Statement for more information regarding such risks. Sphere Shareholders should carefully read this Proxy Statement in its entirety for more detailed information concerning the Arrangement. In particular, Sphere Shareholders are directed to review a copy of the Arrangement Agreement, which is attached as Annex A to this Proxy Statement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The Sphere Board has fixed the close of business on April 10, 2026 as the record date for determination of Sphere Shareholders entitled to notice of, and to vote at, the special meeting. Only Sphere Shareholders as of record holding Sphere Common Shares as of the record date will receive notice of, and be entitled to vote at, the special meeting and any adjournments or postponements of the special meeting.

As of the record date for the special meeting, there were 3,829,250 Sphere Common Shares outstanding and held by 34 Sphere Shareholders of record. Each Sphere Shareholder of record is entitled to one vote at the special meeting for each Sphere Common Share held by that shareholder at the record date. Sphere Common Shares are the only security the holders of which are entitled to notice of, and to vote at, the special meeting. Sphere’s other classes of securities issued and outstanding include the Sphere Series H Shares, which are non-voting preferred shares of Sphere that do not accrue dividends.

If you own Sphere Common Shares that are registered in the name of someone else, such as a bank, broker or other nominee, you need to direct that organization to vote those shares or vote the shares yourself at the special meeting.

Quorum

At least two persons present and holding not less than 33 1/3% of all issued and outstanding Sphere Common Shares entitled to vote at the special meeting, present in person (online) or represented by proxy, constitutes a quorum for all matters to come before the special meeting. A quorum must be present in order for there to be a vote on each of the Proposals to be considered at the special meeting. It is important that Sphere Shareholders vote promptly so that their shares are counted toward the quorum.

Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on any Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Under applicable rules, banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers but do have discretion to vote their customers’ shares on “routine” matters without instructions from their customers. A broker-non vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under applicable rules. As the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal to be voted upon at the special meeting are each considered “non-routine,” banks, brokers or other nominees do not have discretion to vote on these proposals in the absence of your voting instructions. Furthermore, because the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal to be voted on at the special meeting are “non-routine” matters under applicable rules, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to these proposals, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal. Conversely, the Consolidation Proposal is considered a “routine” matter under applicable rules and banks, brokers and other nominees that hold their customers’ shares in street name do have discretion to vote on the Consolidation Proposal which may result in a broker non-vote. Because the Consolidation Proposal to be voted on at the special meeting is a “routine” matter, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Consolidation Proposal, your shares will still be considered present at the special meeting, will be counted for purposes of determining the presence of a quorum and will be voted in the discretion of your bank, broker or other nominee on the Consolidation Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to the Proposals, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate Proposal.

If a quorum is not present at the special meeting, then Sphere Shareholders present in person (online) or by proxy may adjourn the special meeting to a fixed time and place but may not transact any other business. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Sphere will provide notice of the adjourned special meeting to each Sphere Shareholder of record entitled to vote at that special meeting scheduled to a later date.

Security Ownership of Certain Beneficial Owners and Management

To Sphere’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Sphere Common Shares as of April 10, 2026, the record date for the special meeting, by (i) each Sphere Shareholder known to Sphere to beneficially own more than 5% of Sphere Common Shares; (ii) each director of Sphere and Director Nominee; (iii) each named executive officer of Sphere; and (iv) all current directors and executive officers of Sphere as a group.

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote and subject to community property laws where applicable, to Sphere’s knowledge, the persons named in the table below will have sole voting and investment power with respect to all Sphere Common Shares shown as beneficially owned by them. Unless otherwise indicated, the address for each holder listed below is c/o Sphere 3D Corp., 243 Tresser Boulevard, 17th Floor, Stamford, Connecticut 06901.

Beneficial Owner	Number of Common Shares(1)		Beneficial Ownership(2)

Armistice Capital, LLC	873,643	(3)	9.99%
510 Madison Ave., 7th Floor, New York, New York 10022
Patricia Trompeter	—	(4)	—
Kurt L. Kalbfleisch	86,459	(5)	2.25%
Tiah Reppas	18,634	(6)	*
Timothy P. Hanley	34,358	(7)	*
Susan S. Harnett	32,601	(8)	*
Duncan McEwan	43,989	(9)	1.14%
All current directors and executive officers as a group (5 persons)	216,041		5.50%

*	Less than 1%

(1)	These amounts include Sphere Common Shares, which could be acquired upon exercise or vesting of outstanding convertible securities of Sphere within sixty (60) days.
(2)	Based on 3,829,250 Sphere Common Shares outstanding as of April 10, 2026. Percentage calculations assume, for each person and group, that all Sphere Common Shares that may be acquired by such person or group pursuant to restricted stock units that become vested within sixty (60) days of the date hereof or options currently exercisable or that become exercisable within sixty (60) days of the date hereof are outstanding for the purpose of computing the percentage of Sphere Common Shares owned by such person or group. However, such unissued Sphere Common Shares described above are not deemed to be outstanding for calculating the percentage of Sphere Common Shares owned by any other person.
(3)	These shares comprise 873,643 Sphere Common Share warrants for the purchase of 873,643 Sphere Common Shares with an exercise price of $9.40. These warrants are exercisable and include a 9.99% beneficial ownership limitation provision. Armistice Capital, LLC (“Armistice Capital”) exercises voting and investment power over the securities of Sphere. Sphere has no knowledge of how many Sphere Common Shares Armistice Capital held as of the record date for the special meeting.
(4)	Sphere does not have any information regarding the Sphere Common Shares held by Ms. Trompeter’s estate.
(5)	These shares include (i) 64,455 Sphere Common Shares held by Kurt L. Kalbfleisch, (ii) 430 Sphere Common Shares held by Mr. Kalbfleisch’s minor children, (iii) 3,214 Sphere Common Shares issuable upon exercise of vested options within sixty (60) days held by Mr. Kalbfleisch, and (iv) 18,360 Sphere Common Shares issuable upon release of vested restricted stock units within sixty (60) days held by Mr. Kalbfleisch.
(6)	These shares include (i)12,384 Sphere Common Shares held by Tiah Reppas and (ii) 6,250 Sphere Common Shares issuable upon release of vested restricted stock units within sixty (60) days held by Ms. Reppas.
(7)	These shares include (i) 19,971 Sphere Common Shares held by Timothy P. Hanley, (ii) 1,757 Sphere Common Shares issuable upon exercise of vested Sphere Options within sixty (60) days held by Mr. Hanley, and (iii) 12,630 Sphere Common Shares issuable upon release of vested restricted stock units within sixty (60) days held by Mr. Hanley.
(8)	These shares include 19,971 Sphere Common Shares held by Susan Harnett, and (ii) 12,630 Sphere Common Shares issuable upon release of vested restricted stock units within sixty (60) days held by Ms. Harnett.
(9)	These shares include (i) 409 Sphere Common Shares held by Duncan McEwan, and (ii) 43,580 Sphere Common Shares issuable upon exercise of vested Sphere Options within sixty (60) days held by Mr. McEwan.

Required Vote

Approval of each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal to be presented at the special meeting requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting. Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on any Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of each Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Proposals. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will have no effect on the outcome of each of the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, and the Incentive Plan Proposal and such shares will not be counted for purposes of determining whether a quorum is present. However, because brokers, banks, trustee and other nominees that hold their customers’ shares in street name do have discretion to vote on the Consolidation Proposal, the failure of a Sphere Shareholder to submit a proxy or vote at the special meeting with respect to the Consolidation Proposal may result in a broker non-vote and will have an effect on the outcome of the Consolidation Proposal and such shares will be counted for purposes of determining whether a quorum is present.

Voting by Proxy

This Proxy Statement is being sent to you on behalf of the Sphere Board for the purpose of requesting that you allow your Sphere Common Shares to be represented at the special meeting by the persons named in the enclosed proxy card. All Sphere Common Shares represented at the special meeting by properly executed proxy cards voted over the Internet, by telephone (if you are a Sphere Beneficial Shareholder) or by mail will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:

1)	“FOR” Proposal No. 1 - The Share Issuance Proposal - to pass an ordinary resolution to approve the Share Issuance Proposal;

2)	“FOR” Proposal No. 2 – The Board Size Proposal – to pass an ordinary resolution to approve the Board Size Proposal;

3)	“FOR” Proposal No. 3 – Director Election Proposal – to pass an ordinary resolution to approve the election of five (5) nominees as directors of Sphere effective immediately after the Effective Time of the Arrangement for the Director Election Proposal;

4)	“FOR” Proposal No. 4 – The Incentive Plan Proposal – to pass an ordinary resolution to approve the Incentive Plan Proposal; and

5)	“FOR” Proposal No. 5 – The Consolidation Proposal – to pass a special resolution to approve the Consolidation Proposal.

How to Vote

You may vote by any of the four methods listed below. If your Sphere Common Shares are held in “street name” by your bank, broker or other nominee, please see “How do I attend the special meeting”, “How do I vote?”, “How do I vote if my Sphere Common Shares are held in “street name” by my bank, broker or other nominee?” and “What are “broker non-votes” and what effect do they have on the Proposals?”.

Internet. Registered Sphere Shareholders may vote on the Internet at www.voteproxyonline.com and Sphere Beneficial Shareholders may vote on the Internet at http://www.proxyvote.com. You will need to refer to the control number printed on your voting instruction form to vote your Sphere Common Shares. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Sphere Shareholders of record will be available 24 hours a day and will close at 1:00 p.m. (Eastern Time) on May 14, 2026.

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Sphere Board. If mailed, your completed and signed proxy card must be received by 1:00 p.m. (Eastern Time) on May 14, 2026.

Meeting. You may attend (online) and vote electronically at the special meeting.

Telephone. If you have access to a touch-tone telephone and are a Sphere Beneficial Shareholder, you may submit your proxy by calling the telephone number specified on your proxy card and by following the recorded instructions. You will need the control number included on your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 1:00 p.m. (Eastern Time) on May 14, 2026.

Participating in the special meeting online enables registered Sphere Shareholders and duly appointed proxyholders, including Sphere Beneficial Shareholders (i.e., Sphere Shareholders that hold their Sphere Common Shares in “street name” with their bank, broker or other nominees, which are beneficial owners of Sphere Common Shares) who have duly appointed themselves as a proxyholder, to listen to the special meeting and to submit questions. Registered Sphere Shareholders and duly appointed proxyholders can also vote at the appropriate times during the special meeting. Sphere Beneficial Shareholders who have not properly appointed themselves as proxyholder will be able to attend the special meeting as guests, but will not be able to vote or ask questions at the special meeting.

Questions relating to the business of the special meeting may be raised when the particular item of business is being considered at the special meeting and will be addressed at that time, prior to voting on such item of business. Following completion of the business of the special meeting, the Chairman of the Sphere Board will open the floor to questions, during which time registered Sphere Shareholders and duly appointed proxyholders will have an opportunity to ask questions relating to Sphere and the business brought before the special meeting. Registered Sphere Shareholders and duly appointed proxyholders attending virtually may submit questions through the online platform during the special meeting by selecting the “Messaging” tab at the top of the screen, and entering their comment or question in the “Ask a Question” box at the top of the messaging screen. Instructions will be available on the virtual special meeting website and technical assistance will be available. Questions can be submitted at any time during the special meeting. Questions will be read aloud so that all persons in attendance, in person and virtually, may hear.

Questions will be answered in the order received. If you have more than one question, we request that out of courtesy to your fellow Sphere Shareholders, you ask one question at a time and then return to the queue with any follow-up question you may have. Similar questions may be aggregated by the moderator, and questions and answers will be posted on our website following the special meeting. In the event we run out of time to answer all questions, we encourage registered Sphere Shareholders and duly appointed proxyholders to submit their questions in writing to Sphere’s Investor Relations Department at investor.relations@sphere3d.com so they, along with Sphere Management’s answers, can also be posted to Sphere’s website. The responses to questions submitted by registered Sphere Shareholders and duly appointed proxyholders attending the special meeting virtually that are not answered at the special meeting, will also be posted to Sphere’s website.

Instructions for attending the special meeting virtually are contained in the Virtual Meeting Guide included with your Proxy Statement materials. Below are the steps for accessing the special meeting:

Step 1: Log in online at https://virtual-meetings.tsxtrust.com/1927. We recommend that you log in at least 15 minutes before the special meeting starts.

Step 2: Follow these instructions:

Registered Sphere Shareholders: Click “I have a control number” and then enter your control number and password: sphereSM2026 (case sensitive). The control number located on the form of proxy or in the email notification you received from TSX Trust is your control number. If you use your control number to log in to the special meeting, any vote you cast at the special meeting will revoke any proxy you previously submitted. If you do not wish revoke a previously submitted proxy, you should not vote during the special meeting.

Duly appointed proxyholders: Click “I have a control number” and then enter your control number and password: sphereSM2026 (case sensitive). Proxyholders who have been duly appointed and registered with TSX Trust as described in this Proxy Statement will receive a control number by email from TSX Trust after the proxy voting deadline has passed.

Guests (including Sphere Beneficial Shareholders who have not duly appointed themselves as proxyholder): Click “Guest” and then complete the online form.

If you attend the special meeting online, it is important that you are connected to the Internet at all times during the special meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the special meeting. You should allow ample time to check into the special meeting online and complete the related procedures.

The Sphere Board recommends that you vote via the Internet, by telephone (if you are a Sphere Beneficial Shareholder) or by mail. Even if you plan to attend the virtual special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card, by calling the number specified in your proxy card (if you are a Sphere Beneficial Shareholder) or vote over the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.

If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

Revoking Your Proxy

You may revoke your proxy before the voting polls are closed at the special meeting, by the following methods:

●	voting at a later time by Internet until 1:00 p.m. (Eastern Time) on May 14, 2026;

●	if you are a Sphere Beneficial Shareholder, voting at a later time by telephone until 1:00 p.m. (Eastern Time) on May 14, 2026;

●	voting in person (online) at the special meeting;

●	delivering to our Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

●	giving notice to the inspector of elections at the special meeting.

If your Sphere Common Shares are held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed to a later date. If a quorum is not present at the special meeting, then Sphere Shareholders present in person (online) or by proxy may adjourn the special meeting to a fixed time and place but may not transact any other business. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Sphere will provide notice of the adjourned special meeting to each Sphere Shareholder of record entitled to vote at that special meeting scheduled to a later date. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Sphere Shareholders who have already sent in their proxies to revoke them at any time before voting occurs at the rescheduled special meeting.

Householding

One copy of this Proxy Statement and notice will be sent to Sphere Shareholders that share an address, unless they have notified Sphere that they want to continue receiving multiple packages. Each Sphere Shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at a household and helps to reduce Sphere’s expenses. A copy will also be sent upon written or oral request to any Sphere Shareholder of a shared address to which a single copy was delivered. If two or more Sphere Shareholders with a shared address are currently receiving only one copy, then they may request to receive multiple packages in the future, or if a Sphere Shareholder is currently receiving multiple packages, then Sphere Shareholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Sphere 3D Corp., 243 Tresser Boulevard, 17th Floor, Stamford, Connecticut 06901, by calling (647) 952 - 5049 or by emailing at investor.relations@sphere3d.com.

Solicitation of Proxies

The Sphere Board is soliciting your proxy in connection with the special meeting. In addition, Sphere has retained DF King to assist in the solicitation of proxies. Sphere will bear all costs of solicitation related to the special meeting. For the proxy solicitation services of DF King, we will pay DF King and estimated fee of approximately $15,000, plus reasonable out-of-pocket expenses and fees for any additional services. Solicitation initially will be by mail. In addition to sending and making available these materials, some of Sphere’s directors, officers and other employees and DF King may solicit proxies by contacting Sphere Shareholders via the Internet, by mail, personal interview or other electronic medium. None of Sphere’s officers or employees will receive any extra compensation for soliciting Sphere Shareholders. DF King will be compensated as indicated above. Sphere may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common shares that those companies or persons hold of record, and Sphere will reimburse the forwarding expenses.

Other Business

Sphere does not expect that any matter other than the Proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote on such matters in their discretion.

Assistance in Completing the Proxy Card

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Sphere’s proxy solicitor:

D.F. King & Co., Inc.
28 Liberty Street, Floor 53

New York, NY 10005
(877) 478-5043 (toll free)
Email: ANY@dfking.com

THE ARRANGEMENT

This section of the Proxy Statement describes the material aspects of the proposed Arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the full text of the Arrangement Agreement, a copy of which is attached to this Proxy Statement as Annex A, for a more complete understanding of the proposed Arrangement. In addition, important business and financial information about each of Cathedra and Sphere is included in this Proxy Statement. See the “Where You Can Find More Information” section of this Proxy Statement.

Structure of the Arrangement

On March 5, 2026, Sphere entered into an Arrangement Agreement with, among others, Cathedra, pursuant to which, among other things, Sphere has agreed to acquire Cathedra in a stock-for-stock transaction, subject to satisfaction of certain closing conditions. The Arrangement will be effected by way of a plan of arrangement under the BCBCA. Under the terms of the Arrangement Agreement, subject to certain exceptions, holders of Cathedra SV Shares (other than Dissenting Shareholders), will receive 0.123014 shares of Sphere Common Shares in exchange for each Cathedra SV Share held immediately prior to the Effective Time and holders of Cathedra MV Shares will receive 12.3014 shares of Sphere Common Shares in exchange for each Cathedra MV Share held immediately prior to the Effective Time provided, however, that certain Cathedra Shareholders who would otherwise receive Sphere Common Shares in excess of the Ownership Cap will instead receive, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of Sphere Series I Shares. Further, warrants, stock options and unvested restricted share units of Cathedra will be exchanged to become warrants, stock options and restricted share units, respectively, of Sphere based on the SVS Exchange Ratio, in accordance with the terms of the Plan of Arrangement.

Background of the Arrangement

The following chronology summarizes the key meetings and events that led to the signing of the Arrangement Agreement. This chronology does not purport to catalogue every conversation of or among the Board of Directors, Sphere’s management and Sphere’s financial and legal advisors, Cathedra or any other person.

In the ordinary course, the Sphere Board and Sphere Management regularly evaluate Sphere’s operations, performance, strategy, financial position, and future business prospects and risks in light of current business and economic conditions, with a focus on generating long-term value. In connection with such evaluation, the Sphere Board and Sphere Management also review and assess potential strategic alternatives available to Sphere, including potential mergers and acquisitions. Sphere has from time to time engaged various advisors to assist the Sphere Board and Sphere Management in connection with such assessments, including Second Gate, as well as legal counsel to assist with potential transactions and other corporate matters, including Pryor Cashman LLP (“Pryor”), Sphere’s U.S. legal counsel, and Meretsky Law Firm (“Meretsky” and, together with Pryor, “Sphere’s Counsel”), Sphere’s Canadian legal counsel.

As part of its regular strategic assessment process, Sphere Management reviewed the risks and benefits of potential strategic transactions during its strategy meetings. In 2023, Cathedra and Sphere entered into a confidentiality agreement in connection with preliminary discussions regarding a potential business combination. During the first half of 2025, Sphere engaged Cathedra in preliminary discussions regarding a potential business combination. Following extensive evaluation of such opportunity, the parties ultimately determined not to pursue a transaction at that time and ceased discussions.

Sphere Management continued to evaluate strategic transactions and regularly updated the Sphere Board on these opportunities. Following the appointment of new leadership at Cathedra, the parties re-engaged and began exploring potential areas of operational collaboration, particularly with respect to hosting arrangements. These discussions progressed during the second half of 2025 and ultimately resulted in the execution of a hosting agreement in the fourth quarter of 2025.

Beginning in mid-November 2025, Sphere and Cathedra commenced more substantive discussions regarding a potential strategic transaction. These discussions were focused on evaluating potential structures that could enhance operational scale, improve capital efficiency, and better position the combined organization within the evolving digital asset ecosystem.

In early January 2026, following a joint kickoff call that included representatives from Cathedra Management, Greenberg Traurig, P.A. (“GT”), Cathedra’s U.S. legal counsel, DuMoulin Black LLP (“DMB” and, together with GT, “Cathedra’s Counsel”), Cathedra’s Canadian legal counsel, Sphere Management, Sphere’s Counsel and financial advisors of both companies, Sphere and Cathedra granted each other access to confidential information via virtual data rooms to facilitate mutual due diligence.

On January 7, 2026, Sphere Management advised the Sphere Board on the status of its negotiations on the terms of a non-binding term sheet with Cathedra. Later that day, Sphere and Cathedra entered into a term sheet with respect to a potential strategic transaction.

Following execution of the term sheet, the parties engaged in extensive due diligence and transaction structuring. During this period, the companies and their respective advisors held numerous meetings and discussions, including sessions involving senior management, legal counsel, financial advisors, and independent financial advisors, including Rosenblatt, who was engaged by the Sphere Board on February 17, 2026 to provide a fairness opinion. These discussions addressed, among other matters, transaction structure, valuation, governance, financing considerations, and potential risks associated with the proposed transaction.

On January 20, 2026, Sphere’s Counsel delivered initial drafts of the definitive transaction documentation, including the Arrangement Agreement, the Plan of Arrangement, and the form of Support Agreement to Cathedra’s Counsel. On January 23, 2026, Sphere’s Counsel delivered a revised Certificate of Designation for the Sphere Series I Shares to Cathedra’s Counsel.

On January 27, 2026, Cathedra’s Counsel delivered a revised draft of the Arrangement Agreement, the Plan of Arrangement, the Support Agreement and the Certificate of Designation to Sphere’s Counsel. Among the revisions in the updated draft of the Arrangement Agreement were (i) revised representations and warranties, (ii) a $1.0 million termination fee, (iii) a requirement for Sphere to deposit all proceeds from the AGP Agreement or any exercise of Sphere Options, warrants to acquire Sphere Common Shares or Sphere RSUs/RSAs (an “Approved Raise”) into a segregated account, and (iv) no requirement that Cathedra deliver support agreements from certain Cathedra Shareholders.

On January 29, 2026, Sphere Management advised the Sphere Board on the status of negotiations with Cathedra.

On February 2, 2026, Sphere’s Counsel delivered a revised draft of the Arrangement Agreement, the Support Agreement and the Certificate of Designation to Cathedra’s Counsel. Among the revisions in the updated draft of the Arrangement Agreement were (i) further revised representations and warranties; (ii) a C$250,000 termination fee, (iii) no requirement for Sphere to segregate the proceeds from an Approved Raise, and (iv) a reinsertion of the requirement that Cathedra deliver support agreements from certain Cathedra Shareholders.

On February 6, 2026, Cathedra’s Counsel delivered a revised draft of the Arrangement Agreement and the Plan of Arrangement, which they supplemented on February 9, 2026 with drafts of those documents containing comments from Cathedra’s tax counsel. Among the revisions in the updated draft of the Arrangement Agreement were (i) a requirement to obtain Cathedra’s permission to raise funds from an Approved Raise; (ii) a C$500,000 termination fee, and (iii) a deletion of the requirement that Joel Block provide a support agreement.

On February 12, 2026, Sphere Management provided an update to the Sphere Board on the status of negotiations with Cathedra.

On February 16, 2026, Sphere’s Counsel delivered a revised draft of the Arrangement Agreement and the Plan of Arrangement. Among the revisions in the updated draft of the Arrangement Agreement were (i) a cap on the total proceeds Sphere may raise from an Approved Raise without Cathedra’s permission and (ii) reinsertion of the requirement that Joel Block provide a support agreement.

On February 20, 2026, Cathedra’s Counsel delivered a revised draft of the Arrangement Agreement and Plan of Arrangement. Among the revisions in the updated draft of the Arrangement Agreement were (i) the requirement that, for any Approved Raise, amounts raised over the proposed cap would result in an adjustment to the Exchange Ratio to preserve the relative economic value and proportionate ownership of Cathedra Shareholders prior to the Approved Raise; (ii) the inclusion of a new mutual closing condition that Sphere and Joel Block enter into a sale-based non-compete agreement; and (iii) a requirement that each party certify a list of Permitted Expenditures incurred between the date of the Arrangement Agreement and the Effective Date.

The week of February 23, 2026, the Sphere Board met multiple times and received updates from Sphere Management on the status of negotiations with Cathedra. Among other matters discussed during these meetings, after discussion with Sphere’s Counsel and Second Gate, the Sphere Board determined that it was in the best interest of Sphere Shareholders to make certain amendments to certain executive employment agreements, including agreements with Joel Block and Kurt L. Kalbfleisch, to provide that certain compensatory arrangements for these executives be conditioned upon, among other things, the achievement of post-closing performance metrics of the Combined Company.

On March 1, 2026, Sphere’s Counsel delivered a revised draft of the Arrangement Agreement and Plan of Arrangement. Among the revisions in the updated draft of the Arrangement Agreement were (i) the insertion of language permitting Sphere to issue Sphere Common Shares to suppliers in settlement of invoices therefrom or other amounts owed thereto and Sphere Common Shares and/or Sphere RSUs in lieu of cash as payments to members of the Sphere Board for services rendered without Cathedra’s prior written consent; (ii) the deletion of the requirement to certify a list of Permitted Expenditures; and (iii) a closing condition that each party shall have filed all tax returns and paid all taxes shown on such tax returns, which were required to be filed and paid by it prior to the Effective Date.

On March 1, 2026, Cathedra’s Counsel delivered a revised draft of the Arrangement Agreement. Among the revisions in the updated draft of the Arrangement Agreement were (i) a deletion of Sphere’s proposed closing condition related to taxes and inclusion of a covenant that Cathedra use commercially reasonable efforts to file its federal tax returns for fiscal year 2024; and (ii) a requirement that the parties certify Transaction Expenses and Closing Payments at the Effective Date.

On March 2, 2026, Sphere Management provided the Sphere Board with the current drafts of the definitive deal documentation and, along with Second Gate and Sphere’s Counsel, advised the Sphere Board on the status of negotiations with Cathedra.

On March 3, 2026, Sphere’s Counsel delivered a revised draft of the Arrangement Agreement and the Plan of Arrangement to Cathedra’s Counsel. Among the revisions in the updated draft of the Arrangement Agreement was a change to the termination fee to be in USD.

On March 5, 2026, Sphere’s Counsel delivered a revised draft of the Plan of Arrangement to Cathedra’s Counsel, which included a revision to the method of calculating the Ownership Cap.

Also on March 5, 2026, the Sphere Board formally met, and Sphere Management, Second Gate and Sphere’s Counsel advised the Sphere Board on the status of negotiations with Cathedra related to the Arrangement, including the latest terms of the Plan of Arrangement and documentation regarding post-closing compensatory arrangements of certain Sphere and Cathedra officers and employees. They also confirmed that Rosenblatt was in a position to deliver a fairness opinion as to the fairness, from a financial point of view, of the Arrangement to the public holders of Sphere Common Shares. The Sphere Board engaged in fulsome discussion, including asking questions of representatives from Second Gate, Pryor and Meretsky, which provided a fulsome discussion of the fiduciary duties and responsibilities of the Sphere Board in the context of a transaction of this nature. As part of this discussion, at the request of the Sphere Board, representatives of Rosenblatt then delivered to the Sphere Board its oral opinion on March 5, 2026 (which was subsequently confirmed by delivery of a written opinion, dated March 5, 2026 and that is attached to this Proxy Statement as Annex D) that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Arrangement was fair, from a financial point of view, to the public holders of Sphere Common Shares. Rosenblatt’s opinion did not offer any view as to the fairness, from a financial point of view or otherwise, of any consideration or remuneration paid to officers, directors or employees of Sphere or Cathedra (including Joel Block and Kurt L. Kalbfleisch) upon or following the consummation of or otherwise in connection with the Arrangement. Rosenblatt did consider the impact of such consideration and remuneration in rendering its opinion with respect to the fairness of the Arrangement, from a financial point of view, to public holders of Sphere Common Shares generally. See “Sphere’s Executive Compensation - Sphere Executive Officer Compensation - Employment, Severance and Change in Control Agreements” and “Information About the Parties to the Arrangement - Information About Cathedra - Interests of Cathedra’s Executive Officers and Directors in the Transaction” for more information regarding consideration or remuneration paid to officers, directors or employees of Sphere or Cathedra upon or following the consummation of or otherwise in connection with the Arrangement.

Following discussion, all directors unanimously (i) determined that the Arrangement, the Plan of Arrangement and the transactions contemplated thereby to be fair, advisable and in the best interests of Sphere and Sphere Shareholders, (ii) approved and declared advisable to enter into the Arrangement and the Arrangement Agreement, including the issuance of Consideration Shares and amending Sphere’s certificate of incorporation in connection with the Arrangement, and (iii) resolved to recommend that Sphere Shareholders approve such share issuance. All directors signed a unanimous written consent following the meeting to document the foregoing.

Following the March 5, 2026 Sphere Board meeting, representatives of each of Sphere and Cathedra working with Second Gate, Sphere’s Counsel and Cathedra’s Counsel finalized the Arrangement Agreement, Plan of Arrangement and all related documentation. Later that evening, the parties executed and delivered the Arrangement Agreement and related documents and Sphere and Cathedra issued a joint new release publicly announcing the execution of the Arrangement Agreement and the proposed Arrangement that would combine the businesses of Sphere and Cathedra.

Sphere’s Reasons for the Arrangement

In evaluating the Arrangement Agreement and the transactions contemplated thereby, the Sphere Board consulted with Sphere’s senior management and legal and financial advisors. The Sphere Board considered a number of factors when evaluating the Arrangement, many of which support the Sphere Board’s determination that the transactions contemplated by the Arrangement Agreement are advisable to and in the best interests of Sphere and Sphere Shareholders. The Sphere Board considered these factors as a whole and without assigning relative weight to each such factor and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

●	the belief that the Arrangement will materially increase Sphere’s U.S. operating footprint by integrating Sphere’s mining machine fleet with Cathedra’s data center operations, which increased scale is expected to drive efficiencies and improve investor relevance;

●	the belief that the expected material increase in Sphere’s market capitalization will increase Sphere’s capital markets presence and provide greater trading liquidity to Sphere Shareholders;

●	the belief that the restrictions imposed on Sphere’s business and operations during the pendency of the Arrangement are reasonable and not unduly burdensome;

●	that the Exchange Ratio to Cathedra Shareholders is fixed and will not fluctuate in the event that the market price of Cathedra SV Shares increases relative to the market price of Sphere Common Shares between the date of the Arrangement Agreement and the Closing;

●	that the boards of directors of both Cathedra and Sphere have unanimously recommended support for the Arrangement, and the directors and senior officers of Cathedra and Sphere have entered into Support Agreements pursuant to which they have agreed, among other things, to vote in favor of the Arrangement (in the case of Cathedra Shareholders) and in favor of the Share Issuance Proposal (in the case of Sphere Shareholders), as applicable;

●	the likelihood of consummation of the Arrangement and the Sphere Board’s evaluation of the likely timeframe necessary to close the Arrangement;

●	that Sphere Shareholders will have the opportunity to vote on the Share Issuance Proposal, which is a condition precedent to the Arrangement;

●	that it is a condition to the consummation of the Arrangement that Joel Block and Sphere shall have entered into a sale based non-compete agreement effective as of the Effective Time;

●	that following the Arrangement, two of the current directors of Cathedra, including Joel Block (the chief executive officer and a director of Cathedra), will join the board of directors of the Combined Company, and management of the Combined Company will feature proven and experienced business leaders at both the board and executive management levels;

●	the Sphere Board’s knowledge of, and discussions with, Sphere’s senior management and advisors regarding Sphere’s and Cathedra’s business operations, financial condition, results of operations and prospects, taking into account Sphere’s due diligence investigation of Cathedra; and

●

the opinion, dated March 5, 2026, of Rosenblatt to the Sphere Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Arrangement to the public holders of Sphere Common Shares, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Rosenblatt as more fully described below under the section titled “The Arrangement – Opinion of the Financial Advisor to Sphere – Opinion of Rosenblatt Securities Inc.” and Annex D to this Proxy Statement.

The Sphere Board also considered a variety of risks and other potentially negative factors associated with the Arrangement Agreement and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

●	the possibility that the Arrangement may not be completed or that completion may be unduly delayed for reasons beyond the control of Sphere or Cathedra, or the failure to receive the requisite Sphere Shareholder Approval or Cathedra Shareholder Approval;

●	that the Exchange Ratio in the Arrangement Agreement is fixed and, as a result, Sphere Shareholders cannot be certain at the time of the special meeting of the total market value of the consideration to be paid, and the possibility that Sphere Shareholders could be adversely affected in the event that the market price of Sphere Common Shares increases relative to the market price of Cathedra SV Shares between the date of the Arrangement Agreement and the Closing;

●	that there are significant risks inherent in integrating the operations of Cathedra into Sphere, including that expected synergies may not be realized, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the Combined Company;

●	that the Arrangement Agreement provides that, upon a Sphere Termination Payment Event, Sphere could be required to make the Sphere Termination Payment to Cathedra;

●	the negative effect that the length of time from announcement of the Arrangement until completion of the Arrangement could have on the market price of Sphere Common Shares, Sphere’s operating results and Sphere’s relationship with its employees, shareholders and industry contacts and others who do business with Sphere;

●	that the restrictions on the conduct of Sphere’s business prior to the consummation of the Arrangement, although believed to be reasonable and not unduly burdensome, may delay or prevent Sphere from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Sphere pending the consummation of the Arrangement;

●	that while the Arrangement Agreement only permits the Cathedra Board to change its recommendation in certain circumstances, the Arrangement Agreement permits Cathedra to terminate the Arrangement Agreement in certain circumstances in order to enter into a definitive agreement with respect to a superior proposal (subject to limitations set out in the Arrangement Agreement, including payment of the Cathedra Termination Payment to Sphere);

●	that the Arrangement Agreement restricts Sphere’s ability to entertain alternative transactions unless certain conditions are satisfied;

●	the substantial costs to be incurred in connection with the Arrangement, including integrating the businesses of Sphere and Cathedra, and advisor and other transaction costs to be incurred in connection with the Arrangement;

●	the possibility of losing key employees as a result of the expected consolidation of Sphere’s and Cathedra’s personnel when the Arrangement is completed;

●	the potential for litigation relating to the Arrangement and the associated costs, burden and inconvenience involved in defending those proceedings;

●	the potential that Sphere’s management team will need to expend a significant amount of its time and attention to implementing the Arrangement, including making arrangements for the integration of Cathedra’s and Sphere’s operations, assets and employees following the Arrangement;

●	the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of Cathedra and its subsidiaries but that may not entitle Sphere to terminate the Arrangement Agreement;

●	that Cathedra Shareholders are entitled to dissent rights under the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order; and

●	other risks of the type and nature described in the section titled “Risk Factors.”

After taking into account the factors set forth above, among others, the Sphere Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Arrangement were outweighed by the potential benefits of the Arrangement to Sphere Shareholders.

This foregoing discussion of the information and factors considered by the Sphere Board, as a whole, in reaching its conclusion and recommendations includes the principal factors considered by the Sphere Board with respect to the Arrangement but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Sphere Board in evaluating the Arrangement Agreement and the transactions contemplated thereby, and the complexity of these matters, the Sphere Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Sphere Board may have given different weight to different factors. The Sphere Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Arrangement Agreement and the issuance of Sphere Common Shares pursuant to the Arrangement Agreement.

In considering the recommendation of the Sphere Board to approve each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, Sphere Shareholders should be aware that Sphere directors and executive officers may have interests in the Arrangement that are different from, or in addition to, the interests of Sphere Shareholders generally, as further described in the section titled “The Arrangement – Interests of Sphere Directors and Executive Officers in the Arrangement.”

It should be noted that this explanation of the reasoning of the Sphere Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Sphere Board of Directors

After careful consideration, the Sphere Board has determined that it is advisable and in the best interests of Sphere and Sphere Shareholders to consummate the Arrangement as contemplated by the Arrangement Agreement and approve each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal. Accordingly, the Sphere Board unanimously recommends that Sphere Shareholders vote “FOR” each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal.

After careful consideration, the Sphere Board has determined that it is advisable and in the best interests of Sphere and Sphere Shareholders to give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority, should they decide that it is in the best interest of Sphere or, if applicable, the Combined Company at that time to complete the Consolidation. Accordingly, the Sphere Board unanimously recommends that Sphere Shareholders also vote “FOR” the Consolidation Proposal.

Required Vote

Approval of each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting. Shareholders who are present at the special meeting in person (online) or represented by proxy but who abstain from voting on any Proposal will be counted as present for purposes of determining whether a quorum is present at the special meeting. Because approval of each Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Proposals. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Proposals and such shares will not be counted for purposes of determining whether a quorum is present.

Opinion of the Financial Advisor to Sphere

Opinion of Rosenblatt Securities Inc.

At the meeting of the Sphere Board on March 5, 2026, Rosenblatt rendered its oral opinion, which was subsequently confirmed in its written opinion, dated March 5, 2026, to the Sphere Board that, as of the date thereof and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Arrangement was fair, from a financial point of view, to the public holders of Sphere Common Shares.

The summary of the written opinion of Rosenblatt set forth below is qualified in its entirety by the full text of Rosenblatt’s written opinion dated March 5, 2026, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, and which is attached as Annex D to this Proxy Statement and is incorporated herein by reference. You are encouraged to read the opinion carefully in its entirety. Rosenblatt’s opinion was provided solely for the use and benefit of the Sphere Board (solely in its capacity as such) in its evaluation of the Arrangement. Rosenblatt’s opinion is limited solely to the fairness from a financial point of view of the Arrangement to the public holders of Sphere Common Shares, and does not address Sphere’s underlying business decision to effect the Arrangement or the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might be available to Sphere. Rosenblatt’s opinion does not constitute a recommendation as to how any holder of securities of Sphere or Cathedra should vote or act with respect to the Arrangement or any other matter.

In arriving at its opinion, Rosenblatt, among other things:

●	reviewed the proposed Arrangement Model and Presentation (the “Arrangement Model”) as prepared and provided by Second Gate, dated January 20, 2025;

●	reviewed certain publicly available financial and other information about Sphere and Cathedra, including the Form 10-K for Sphere, for the fiscal year ended December 31, 2024, filed March 31, 2025, and Sphere’s other SEC filings, including its Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed November 4, 2025;

●	reviewed certain non-public information furnished by Sphere’s Management and Second Gate, including interim, internal financial statements as of December 31, 2025 and financial forecasts and analyses, relating to the business, operations and prospects of Sphere and Cathedra;

●	reviewed the proposed Pro-Forma Cap Table (the “Pro-Forma Cap Table”) as prepared by Sphere’s Management and provided by Second Gate, dated April 11, 2025;

●	reviewed an updated Pro-Forma Cap Table as prepared by Sphere’s Management and provided by Second Gate, dated February 18, 2026;

●	reviewed an updated Arrangement Model provided by Second Gate on February 18, 2026;

●	reviewed an updated Pro-Forma Cap Table provided by Second Gate on February 28, 2026;

●	reviewed an updated Arrangement Model provided by Second Gate, dated February 28, 2026, and, on March 3, 2026, various scenarios of the updated Arrangement Model, including alternative assumptions and sensitivities;

●	reviewed an updated Pro-Forma Cap Table provided by Second Gate on March 4, 2026;

●	held discussions with members of senior management of Sphere and Second Gate concerning the matters described above;

●	in compliance with SEC and Financial Industry Regulatory Authority Inc. regulations, discussed best valuation practices for bitcoin mining and infrastructure companies with Rosenblatt’s FinTech research analyst on February 14, 24, and 25, 2025 in connection with the preparation of the prior fairness opinion;

●	reviewed the share trading price history and valuation multiples for Sphere and Cathedra and compared them with those of certain publicly traded companies from market databases (including FactSet) that Rosenblatt deemed relevant;

●	compared the proposed financial terms of the Arrangement with the financial terms of certain other transactions that Rosenblatt deemed relevant;

●	discounted Sphere and Cathedra’s forecasted free cash flows (based on information provided by Sphere Management) by their respective Weighted Average Costs of Capital (“WACC”) to calculate the valuation for both Sphere and Cathedra; and

●	performed a supplementary analysis of value creation and cash flow for the Combined Company , including a review of the pro forma cash structure and cash balances of the Combined Company, to assess the projected impact of the Arrangement on its liquidity, financial position and net value addition to Sphere shareholders. In connection with this analysis, Rosenblatt considered the expected financial impact of Arrangement-related expenses and other payments, including certain retention, severance and change-of-control arrangements to officers and directors of Sphere and Cathedra, to the extent such amounts are expected to be borne by Sphere and reflected in Sphere’s financial condition and implied equity value. Rosenblatt did not, however, opine on the fairness or appropriateness of any such payments or arrangements.

In connection with its analysis and opinion, Rosenblatt relied on the information supplied to, discussed with or reviewed by it being complete and accurate in all material respects. Rosenblatt did not independently verify any such information (or assume any responsibility for the independent verification of any such information). Rosenblatt relied upon the assessments of the managements of Sphere and Cathedra that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Sphere and Cathedra since the respective dates of the most recent financial statements and other information, financial or otherwise, and Rosenblatt assumed that there would be no developments with respect to any of the foregoing that would be material to Rosenblatt’s analyses or opinion. In addition, Rosenblatt relied upon and assumed, without independent verification, that (a) the representations and warranties of the Parties to the Arrangement Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each Party to the Arrangement Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Arrangement as set forth in the Arrangement Agreement will be satisfied without waiver thereof, and (d) the Arrangement will be consummated in a timely manner in accordance with the terms described in the Arrangement Agreement and other related documents and instruments. Rosenblatt relied upon and assumed, without independent verification, that (i) the Arrangement will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Arrangement will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Arrangement, Sphere, or Cathedra that would be material to Rosenblatt’s analyses or opinion.

Rosenblatt’s opinion did not address among other things: (i) the underlying business decision of the Sphere Board, the Cathedra Board, the security holders of the Parties or any other parties to proceed with or effect the Arrangement, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Arrangement or otherwise, (iii) the fairness of any portion or aspect of the Arrangement to the holders of any class of securities, creditors or other constituencies of Sphere (other than its public shareholders), Cathedra, or to any other party, (iv) the fairness of any portion or aspect of the Arrangement to any one class or group of Sphere’s, Cathedra’s, or any other party’s security holders or other constituents vis-à-vis any other class or group of acquiror’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (v) whether or not Sphere, its security holders or any other party is receiving or paying reasonably equivalent value in the Arrangement, (vi) the solvency, creditworthiness or fair value of Cathedra or any other participant in or stakeholder of the Arrangement, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any Party to the Arrangement, any class of such persons or any other party or (viii) the fairness, financial or otherwise, to the Parties or any other person or entity, of any commercial arrangements between the Parties.

Rosenblatt’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Rosenblatt as of, the date of its opinion, and Rosenblatt assumed no responsibility to update its opinion for developments after the date of its opinion.

Rosenblatt’s opinion is solely for the use and benefit of the Sphere Board (and solely in its capacity as such) in its evaluation of the Arrangement. The opinion does not constitute a recommendation as to how any holder of securities of Sphere or Cathedra should vote or act with respect to the Arrangement or any other matter. Rosenblatt’s opinion did not address the fairness of the Arrangement or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Sphere, other than the fairness of the Arrangement from a financial point of view to the public holders of Sphere Common Shares. In addition, Rosenblatt did not express any opinion as to the fairness of the amount or nature of any compensation or other consideration received or to be received by any officers, directors or employees of any Parties to the Arrangement, or any class of such persons, relative to the Arrangement or otherwise.

Furthermore, Rosenblatt was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of either Sphere or Cathedra, nor was Rosenblatt provided with any such appraisal or evaluation. Rosenblatt undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which either Sphere or Cathedra may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Sphere or Cathedra are or may be parties or are or may be subject.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Rosenblatt to the Sphere Board in connection with delivery of its opinion on March 5, 2026. This summary describes the material analyses underlying Rosenblatt’s opinion but does not purport to be a complete description of the analyses performed by Rosenblatt in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Rosenblatt’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Rosenblatt’ analyses.

For the purposes of Rosenblatt’s analyses:

●	“EBITDA” was generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization.

●	“Enterprise Value” (or “EV”) was generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price on a specified date, plus (a) debt, including financing leases less (b) cash, cash equivalents, short-term investments, and Bitcoin based on its price on a specified date plus (c) the book value of preferred stock and non-controlling interests less (d) equity method/investments in unconsolidated subsidiaries, where applicable (in each of the foregoing cases as of the relevant company’s most recently reported quarter end and adjusted for subsequent events).

Discounted Cash Flow Analysis – Sphere

Rosenblatt performed a discounted cash flow analysis of Sphere in order to derive an implied equity value reference range for Sphere based on the present value of its projected unlevered free cash flows. Rosenblatt utilized this methodology because it directly values a business based on its ability to generate cash flows.

To perform this analysis, Rosenblatt utilized financial forecasts for Sphere for the fiscal years ending December 31, 2026 through December 31, 2030, as prepared by Sphere management and Second Gate, an independent third-party financial advisor to Sphere Management, and provided to Rosenblatt. Rosenblatt relied upon the updated Arrangement Models from Second Gate without independent verification and assumed them to be accurately and reasonably prepared on bases reflecting the best then-available estimates and judgments of Sphere management as to the future financial performance of Sphere.

Rosenblatt noted that Sphere's projected revenues are materially dependent on Bitcoin price assumptions, and that a significant portion of revenues is derived from self-mining operations, making the valuation output sensitive to Bitcoin price fluctuations. Rosenblatt considered this sensitivity in the context of its overall analysis, including by evaluating multiple valuation methodologies. The terminal year (fiscal year 2030) Bitcoin price assumption was provided by Second Gate and was relied upon by Rosenblatt without independent verification. Rosenblatt expressed no view as to the achievability of this price target.

Rosenblatt calculated the net present value of the projected unlevered free cash flows for the forecast period by discounting them using a WACC of 14.8% for Sphere, derived using the Capital Asset Pricing Model based on inputs including a risk-free rate, market risk premium, and an industry beta of comparable companies, adjusted for Sphere’s all-equity capital structure.

Rosenblatt calculated a terminal value for Sphere using a perpetuity method applied to the terminal year (2030) unlevered free cash flow, reflecting Rosenblatt's professional judgment regarding long-term growth expectations. Rosenblatt then calculated an implied enterprise value for Sphere by summing the present value of unlevered free cash flows during the forecast period and the present value of the terminal value. To derive an implied equity value reference range, Rosenblatt adjusted for Sphere's net debt position as of December 31, 2025, with cash adjusted for the approximately 25% decline in Bitcoin price from December 31, 2025 to February 27, 2026.

Based on a sensitivity analysis using WACCs ranging from 13.0% to 17.0% and perpetual growth rates ranging from 0.0% to 2.0%, Rosenblatt derived an implied equity value reference range for Sphere of approximately $16 million to $26 million.

Discounted Cash Flow Analysis – Cathedra

Rosenblatt performed a discounted cash flow analysis of Cathedra in order to derive an implied equity value reference range for Cathedra based on the present value of its projected unlevered free cash flows. Rosenblatt utilized this methodology because it directly values a business based on its ability to generate cash flows.

To perform this analysis, Rosenblatt utilized financial forecasts for Cathedra for the fiscal years ending December 31, 2026 through December 31, 2030, provided to Rosenblatt by Second Gate, an independent third-party financial advisor to Sphere Management. Rosenblatt relied upon the updated Arrangement Models from Second Gate without independent verification and assumed them to be accurately and reasonably prepared on bases reflecting the best then-available estimates and judgments of Sphere Management as to the future financial performance of Cathedra.

Rosenblatt noted that while Cathedra's revenue projections are also subject to Bitcoin price assumptions, the impact is comparatively moderated relative to Sphere given that a significant portion of Cathedra's revenues is derived from hosting operations, which are contractually driven. Rosenblatt considered this sensitivity in the context of its overall analysis, including by evaluating multiple valuation methodologies. The terminal year (fiscal year 2030) Bitcoin price assumption was provided by Second Gate and was relied upon by Rosenblatt without independent verification. Rosenblatt expressed no view as to the achievability of this price target.

Rosenblatt calculated the net present value of the projected unlevered free cash flows for the forecast period by discounting them using a WACC of 15.0% for Cathedra, derived using the Capital Asset Pricing Model based on inputs including a risk-free rate, market risk premium, and an industry beta of comparable companies, adjusted for Cathedra's capital structure.

Rosenblatt calculated a terminal value for Cathedra using a perpetual growth rate method applied to the terminal year (2030) unlevered free cash flow, reflecting Rosenblatt's professional judgment regarding long-term growth expectations. Rosenblatt then calculated an implied enterprise value for Cathedra by summing the present value of unlevered free cash flows during the forecast period and the present value of the terminal value. To derive an implied equity value reference range, Rosenblatt adjusted for Cathedra's net debt position as of December 31, 2025, with cash adjusted for the approximately 25% decline in Bitcoin price from December 31, 2025 to February 27, 2026, and with the outstanding tax liability of $703,617 treated as a debt-equivalent obligation.

Based on a sensitivity analysis using WACCs ranging from 13.0% to 17.0% and perpetual growth rates ranging from 1.0% to 3.0%, Rosenblatt derived an implied equity value reference range for Cathedra of approximately $14 million to $27 million.

Selected Publicly Traded Companies Analysis – Sphere

Rosenblatt reviewed financial and stock market information of the selected publicly traded companies noted below (the “Selected Companies”), which Rosenblatt determined, based on its professional judgment and experience, to be generally relevant in certain respects to Sphere for purposes of this analysis. In determining the publicly traded companies to use in this analysis, Rosenblatt referenced publicly traded Bitcoin mining companies and focused on those where a significant portion of revenue came from Bitcoin self-mining. Rosenblatt noted that none of the selected companies should be considered wholly comparable to Sphere, given differences in scale, capital structure, and business mix. All trading comparable metrics were sourced from FactSet, and trading comparable estimates reflect the median equity research analyst forecasts for each respective company.

The Selected Companies used by Rosenblatt in this analysis are as follows:

●	MARA Holdings, Inc. (“MARA”)

●	Riot Platforms, Inc. (“Riot”)

●	Core Scientific Inc. (“Core”)

●	Cleanspark, Inc. (“Cleanspark”)

●	Cipher Mining Inc. (“Cipher”)

●	TeraWulf Inc. (“TeraWulf”)

●	Bitfarms Ltd. (“Bitfarms”)

●	Bit Digital, Inc. (“Bit Digital”)

●	HIVE Digital Technologies Ltd. (“HIVE”)

●	BitFuFu, Inc. Class A (“BitFuFu A”)

●	Digi Power X Inc. (“Digi Power X”)

●	American Bitcoin Corp. (“American Bitcoin”)

Rosenblatt reviewed and analyzed, among other things, the EV of each of the Selected Companies, as well as Sphere, as a multiple of estimated EBITDA for each of the calendar years 2026 and 2027, in each case as of, and based on publicly available consensus research estimates as of, February 27, 2026, and compared to Sphere data as of February 27, 2026.

The Selected Companies and their implied EV to estimated EBITDA for each of the calendar years used by Rosenblatt in this analysis are summarized in the following table:

Selected Companies	EV/EBITDA 2026E	EV/EBITDA 2027E
MARA	90.2x	59.4x
Riot	41.5x	35.2x
Core	21.7x	11.5x
Cleanspark	24.1x	21.5x
Cipher	91.2x	10.6x
TeraWulf	32.9x	9.9x
Bitfarms	15.6x	6.7x
Bit Digital	n/m	n/m
HIVE	n/m	n/m
BitFuFu A	5.3x	3.3x
Digi Power X	14.8x	2.6x
American Bitcoin	6.6x	4.8x
Mean	34.4x	16.6x
Median	22.9x	10.2x
25th Percentile	15.0x	5.3x

Rosenblatt primarily focused on EV/EBITDA as the most relevant valuation metric for purposes of this analysis. Given the complex and differing cost structures of Bitcoin mining businesses, Rosenblatt determined that EV/Revenue, EV/MWh and EV/Hash Rate metrics were not appropriate multiples for purposes of this analysis. Rosenblatt focused its analysis on EV/2027E EBITDA multiples, applying the range from the 25th percentile to the median of the selected comparable companies, representing a multiple range of 5.3x to 10.2x, to Sphere's 2027E EBITDA of $1.2 million as derived by Rosenblatt using the updated Arrangement Models provided by Second Gate.

To derive an implied equity value reference range, Rosenblatt adjusted the resulting implied enterprise value range for Sphere's net debt position, with cash of $6.2 million adjusted for the approximately 25% decline in Bitcoin price from December 31, 2025 to February 27, 2026, and debt of $0.

Based on this analysis, Rosenblatt derived an implied equity value reference range for Sphere of approximately $12 million to $18 million.

Selected Publicly Traded Companies Analysis – Cathedra

Rosenblatt reviewed financial and stock market information of the selected publicly traded companies noted below (the “Cathedra Selected Companies”), which Rosenblatt determined, based on its professional judgment and experience, to be generally relevant in certain respects to Cathedra for purposes of this analysis. In determining the publicly traded companies to use in this analysis, Rosenblatt referenced publicly traded Bitcoin infrastructure hosting companies and focused on those where a significant portion of revenue came from Bitcoin infrastructure hosting. Rosenblatt noted that none of the selected companies should be considered wholly comparable to Cathedra, given differences in scale, capital structure, and business mix, including the fact that a significant portion of Cathedra's revenues is derived from hosting operations rather than self-mining. All trading comparable metrics were sourced from FactSet, and trading comparable estimates reflect the median equity research analyst forecasts for each respective company.

The Cathedra Selected Companies used by Rosenblatt in this analysis are as follows:

●	Bitdeer Technologies Group Class A (“Bitdeer”)

●	Hut 8 Corp. (“Hut”)

Due to the limited number of publicly traded companies with business models comparable to Cathedra, Rosenblatt exercised its professional judgment in selecting the most relevant available companies for this analysis

Rosenblatt reviewed and analyzed, among other things, the EV of each of the Cathedra Selected Companies, as well as Cathedra, as a multiple of estimated EBITDA for each of the calendar years 2026 and 2027, in each case based on publicly available consensus research estimates as of February 27, 2026, and compared to Cathedra data as of February 27, 2026.

The Cathedra Selected Companies and their implied EV to estimated EBITDA for each of the calendar years used by Rosenblatt in this analysis are summarized in the following table:

Selected Companies	EV/EBITDA 2026E	EV/EBITDA 2027E
Bitdeer	8.5x	4.1x
Hut	30.3x	19.3x
Mean	19.4x	11.7x
Median	19.4x	11.7x
25th Percentile	14.0x	7.9x

Rosenblatt primarily focused on EV/EBITDA as the most relevant valuation metric for purposes of this analysis. Given the complex and differing cost structures and revenue contribution from self-mining v/s hosting services of the public Bitcoin infrastructure hosting businesses, Rosenblatt determined that EV/Revenue, EV/MWh and EV/Hash Rate metrics were not appropriate multiples for purposes of this analysis. Rosenblatt focused its analysis on EV/2027E EBITDA multiples, applying the range from the 25th percentile to the median of the selected comparable companies, representing a multiple range of 7.9x to 11.7x, to Cathedra's 2027E EBITDA of approximately $3.6 million as derived by Rosenblatt using the updated Arrangement Models provided by Second Gate.

To derive an implied equity value reference range, Rosenblatt adjusted the resulting implied enterprise value range for Cathedra's net debt position, with cash of $1.1 million adjusted for the approximately 25% decline in Bitcoin price from December 31, 2025 to February 27, 2026, and with the outstanding tax liability of $703,617 treated as a debt-equivalent obligation.

Based on this analysis, Rosenblatt derived an implied equity value reference range for Cathedra of approximately $29 million to $43 million.

Precedent Transactions Analysis – Sphere

Rosenblatt performed a precedent transactions analysis of Sphere in order to derive an implied equity value reference range for Sphere based on transaction metrics observed in selected historical Bitcoin mining asset transactions. Rosenblatt noted that none of the selected transactions involve companies with identical characteristics to the proposed business combination, and that analyzing these transactions requires significant judgment to account for financial and operational differences.

Rosenblatt analyzed two sets of precedent transactions: (i) Bitcoin mining site transactions to value Bitcoin infrastructure hosting part of the business, valued on the basis of price per operating megawatt hour (“MWh”) of capacity, and (ii) Bitcoin mining site and equipment transactions to value Bitcoin self-mining part of the business, valued on the basis of price per operating exahash per second (“EH/s”) of fleet capacity. Transaction values and operating metrics were sourced from the respective company press releases and were assumed to be accurate.

For the mining site transaction analysis, Rosenblatt applied the range from the 25th percentile to the median of the observed price per operating MWh, representing a range of $0.32 million to $0.39 million per MWh, to Sphere's 8.0 owned MWh of capacity as provided by Second Gate, resulting in an implied enterprise value of approximately $2.6 million to $3.4 million for Sphere’s Bitcoin infrastructure hosting business.

For the mining site and equipment transaction analysis, Rosenblatt applied the range from the 25th percentile to the median of the observed price per operating EH/s, representing a range of $12 million to $17 million per EH/s, to Sphere's current fleet of ~1.0 EH/s. Rosenblatt applied a 35% discount to these figures to account for the value of metrics beyond EH/s embedded in the precedent transactions, resulting in an implied enterprise value attributable to mining operations of approximately $11.3 million to $22.1 million for Sphere’s Bitcoin self-mining business

To derive an implied equity value reference range, Rosenblatt summed the enterprise values attributable to Bitcoin infrastructure hosting business and Bitcoin self-mining operations and adjusted for Sphere's net debt position, with cash of $6.2 million adjusted for the approximately 25% decline in Bitcoin price from December 31, 2025 to February 27, 2026, and debt of $0.

Based on this analysis, Rosenblatt derived an implied equity value reference range for Sphere of approximately $20 million to $32 million.

Precedent Transactions Analysis – Cathedra

Rosenblatt performed a precedent transactions analysis of Cathedra in order to derive an implied equity value reference range for Cathedra based on transaction metrics observed in selected historical Bitcoin mining asset transactions. Rosenblatt noted that none of the selected transactions involve companies with identical characteristics to the proposed business combination, and that analyzing these transactions requires significant judgment to account for financial and operational differences.

Rosenblatt analyzed two sets of precedent transactions: (i) Bitcoin mining site transactions, to value Bitcoin infrastructure hosting part of the business, valued on the basis of price per operating MWh of capacity, and (ii) Bitcoin mining site and equipment transactions, to value Bitcoin self-mining part of the business valued on the basis of price per operating EH/s of fleet capacity. Transaction values and operating metrics were sourced from the respective company press releases and were assumed to be accurate.

For the mining site transaction analysis, Rosenblatt applied the range from the 25th percentile to the median of the observed price per operating MWh, representing a range of $0.32 million to $0.39 million per MWh, to Cathedra's 45.0 owned MWh of capacity as provided by Second Gate, resulting in an implied enterprise value attributable to energy assets of approximately $14.6 million to $19.4 million for Cathedra’s Bitcoin infrastructure hosting business.

For the mining site and equipment transaction analysis, Rosenblatt applied the range from the 25th percentile to the median of the observed price per operating EH/s, representing a range of $12 million to $17 million per EH/s, to Cathedra's current fleet of ~0.3 EH/s. Rosenblatt applied a 35% discount to these figures to account for the value of metrics beyond EH/s embedded in the precedent transactions, resulting in an implied enterprise value attributable to mining operations of approximately $3.8 million to $7.4 million for Cathedra’s Bitcoin self-mining business.

To derive an implied equity value reference range, Rosenblatt summed the enterprise values attributable to energy assets and mining operations and adjusted for Cathedra's net debt position, with cash of $1.1 million adjusted for the approximately 25% decline in Bitcoin price from December 31, 2025 to February 27, 2026, and with the outstanding tax liability of $703,617 treated as a debt-equivalent obligation.

Based on this analysis, Rosenblatt derived an implied equity value reference range for Cathedra of approximately $19 million to $27 million.

Market Cap Analysis – Sphere

Rosenblatt performed a market cap analysis of Sphere in order to derive an implied equity value reference range for Sphere based on the historical trading prices of Sphere Common Shares. Unless otherwise indicated, equity values in the foregoing analyses were calculated on a basic share basis. In certain analyses, Rosenblatt also considered fully diluted equity values to reflect the potential impact of dilutive securities.

Rosenblatt analyzed two historical trading ranges for the Sphere Common Shares on the Nasdaq, in each case multiplying the high and low prices observed during the relevant period by Sphere's basic shares outstanding of approximately 3.4 million, as provided by Sphere management and Second Gate. Volume and price data were sourced from FactSet as of March 2, 2026.

For the 60-day trading range analysis, covering the period from December 2, 2025 through February 27, 2026, Rosenblatt observed a share price range of $1.09 to $4.97, resulting in an implied equity value reference range of approximately $4 million to $17 million.

For the 30-day trading range analysis, covering the period from January 16, 2026 through February 27, 2026, Rosenblatt observed a share price range of $1.09 to $3.13, resulting in an implied equity value reference range of approximately $4 million to $11 million.

Rosenblatt further noted that Sphere's current market capitalization as of March 2, 2026 was approximately $5.0 million, based on the closing share price as reported by FactSet.

Market Cap Analysis – Cathedra

Rosenblatt performed a market cap analysis of Cathedra in order to derive an implied equity value reference range for Cathedra based on the historical trading prices of Cathedra SV Shares. Rosenblatt analyzed two historical trading ranges for Cathedra SV Shares on the TSX-V, in each case multiplying the high and low prices observed during the relevant period by Cathedra's basic shares outstanding of approximately 29.4 million, inclusive of both Subordinate Voting Shares and Multiple Voting Shares, as provided by Second Gate. Volume and price data were sourced from FactSet as of March 2, 2026, and all share prices were converted from CAD to USD at an exchange rate of 0.70.

For the 60-day trading range analysis, covering the period from December 2, 2025 through February 27, 2026, Rosenblatt observed a share price range of $0.38 to $1.01, resulting in an implied equity value reference range of approximately $11 million to $30 million.

For the 30-day trading range analysis, covering the period from January 16, 2026 through February 27, 2026, Rosenblatt observed a share price range of $0.38 to $0.72, resulting in an implied equity value reference range of approximately $11 million to $21 million.

Rosenblatt further noted that Cathedra's current market capitalization as of March 2, 2026 was approximately $11.8 million, based on the closing share price as reported by FactSet and converted to USD at the 0.70 exchange rate.

Additional scenarios for Market Cap Analysis

Rosenblatt performed a market capitalization analysis for both Sphere and Cathedra on a fully diluted basis, using the respective closing share prices as of March 2, 2026. This analysis resulted in an implied equity value of approximately $8.2 million for Sphere and $13.9 million for Cathedra.

In addition, Rosenblatt qualitatively evaluated the potential impact of a valuation premium attributable to Sphere’s listing on the Nasdaq Stock Market, including by comparing valuation levels of publicly listed companies relative to non-listed peers, and considered the implications of such premium on the exchange ratio contemplated by the Arrangement.

Equity Valuation Conclusion

Rosenblatt compared the implied equity values of Sphere and Cathedra derived from the foregoing analyses with the relative ownership implied by the exchange ratio in the Arrangement.

In arriving at its opinion, Rosenblatt did not rely on any single valuation methodology but considered the results of all of its analyses and applied relative weights to the various methodologies and factors based on its professional judgment and experience, taking into account the relevance and reliability of each in the context of the specific transaction reviewed. Accordingly, Rosenblatt did not rely on any single analysis or factor, but rather reached its determination based on a holistic assessment of the weighted results of its analyses in concluding that the consideration to be received in the Arrangement is fair, from a financial point of view, to the public holders of Sphere Common Shares.

Miscellaneous

This summary of the analyses is not a complete description of Rosenblatt’s opinion or the analyses underlying, and factors considered in connection with, Rosenblatt’s opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Rosenblatt’s opinion. Rosenblatt made its fairness determination on the basis of its professional judgment and experience after considering the results of all of its analyses.

No company used in the analyses described above is identical to Sphere or Cathedra. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Sphere nor Rosenblatt or any other person assumes responsibility if future results are materially different from those forecast.

Except as described in this summary, Sphere and the Sphere Board imposed no other instructions or limitations on Rosenblatt with respect to the investigations made or procedures followed by Rosenblatt in rendering its opinion. The Exchange Ratios were determined through arms’ length negotiations between Sphere, on the one hand, and Cathedra, on the other, and was approved by the Sphere Board and the Cathedra Board. Rosenblatt did not recommend any specific consideration to Sphere or the Sphere Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Arrangement.

Rosenblatt acted as financial advisor solely to the Sphere Board in connection with the Arrangement. Sphere agreed to pay Rosenblatt certain fees for its services, including an opinion fee of $175,000 (regardless of the conclusion reached in that opinion). In addition, Sphere has agreed to reimburse Rosenblatt for certain of its reasonable and documented out-of-pocket expenses, including reasonable attorney’s fees, up to a total of $20,000, and to indemnify Rosenblatt and related persons for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

In the future, Rosenblatt and its affiliates may provide services to Sphere or Cathedra or their respective affiliates and would expect to receive compensation for such services.

The Sphere Board selected Rosenblatt as its financial advisor in connection with the Arrangement because Rosenblatt has substantial experience in similar transactions and familiarity with Sphere. Rosenblatt is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Certain Unaudited Prospective Financial and Operating Information

Sphere and Cathedra do not, as a matter of course, make public long-term forecasts or projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Arrangement, Second Gate, on behalf of Sphere Management, prepared and provided to the Sphere Board (i) certain unaudited internal financial forecasts with respect to Sphere on a standalone basis, (ii) certain unaudited financial forecasts with respect to Cathedra on a standalone basis utilizing Sphere Management assumptions, and (iii) certain unaudited internal financial forecasts with respect to the Combined Company on a standalone basis (the “Forecasted Financial Information”). Certain financial information underlying the Forecasted Financial Information also was provided to Cathedra Management.

The Forecasted Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The inclusion of this Forecasted Financial Information should not be regarded as an indication that Sphere, Cathedra, or their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

The Forecasted Financial Information includes non-GAAP and non-IFRS financial measures, including net cash flow. For purposes of the Forecasted Financial Information, “net cash flow” means operating cash flow, plus depreciation expense, less severance payments and certain capital expenditures. Please see the tables below for a description of how Sphere and Cathedra define these non-GAAP and non-IFRS financial measures. Sphere believes that free cash flow provides a useful measure of available cash generated by operating activities for investing, to reduce leverage or make distributions. Non-GAAP and non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP or IFRS, as applicable, and non-GAAP and non-IFRS financial measures used by Sphere or Cathedra, as applicable, may not be comparable to similarly titled measures used by other companies. Reconciliation of the Forecasted Financial Information regarding non-GAAP and non-IFRS financial measures to their most directly comparable GAAP and IFRS measures, as applicable, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to revenue, net income (loss) and other consolidated income statement data prepared in accordance with GAAP and IFRS, as applicable. Sphere is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP and non-IFRS measures.

This Forecasted Financial Information was prepared for internal use and is subjective in many respects. While presented with numerical specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Sphere and Cathedra, including, but not limited to, Sphere’s and/or Cathedra’s future results, mining activity, commodity prices, demand for cryptocurrencies, the availability of sufficient cash flow or financing to fund the exploration and development costs associated with their respective projected mining programs, takeaway capacity and the availability of services in the areas in which Sphere and Cathedra operate, geopolitical uncertainties, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Sphere nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements”, and actual results may differ materially and adversely from those set forth below.

The Forecasted Financial Information included in this Proxy Statement has been prepared by, or on behalf of, and is the responsibility of, Sphere Management. None of Sphere’s independent registered public accounting firm, MB, Cathedra’s independent registered certified auditor, SRCO, or any other independent registered public accounting firm have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, MB and SRCO do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The Forecasted Financial Information does not take into account any circumstances or events occurring after the date on which it was prepared. Sphere cannot give assurance that, had the Forecasted Financial Information been prepared either as of the date of the Arrangement Agreement or as of the date of this Proxy Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Sphere does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Arrangement under GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Arrangement on Sphere or Cathedra, the effect on Sphere or Cathedra of any business or strategic decision or action that has been or will be taken as a result of the Arrangement Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Arrangement Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Arrangement. Further, the Forecasted Financial Information does not take into account the effect on Sphere or Cathedra of any possible failure of the Arrangement to occur. None of Sphere, Cathedra or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Sphere Shareholder or Cathedra Shareholder regarding Sphere’s or Cathedra’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Sphere, Cathedra or their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Sphere or Cathedra, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not included in this Proxy Statement to influence any Sphere Shareholder’s decision or to induce any shareholder to vote in favor of any of the Proposals at the special meeting, but is provided solely because the Forecasted Financial Information was made available to the Sphere Board and Sphere’s financial advisors in connection with the Arrangement.

In light of the foregoing, and considering that the Sphere special meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Sphere Shareholders are cautioned not to place undue reliance on such information, and Sphere urges you to review Sphere’s and Cathedra’s most recent public filings with the SEC and on SEDAR+ for a description of Sphere’s and Cathedra’s reported financial results included therein. See the section entitled “Where You Can Find More Information.”

The following tables set forth certain summarized prospective financial and operating information of Sphere, Cathedra, and the Combined Company, each for the fiscal years 2026 through 2030, each on a standalone basis. Second Gate, on behalf of Sphere Management prepared the following forecasts for each of Cathedra, Sphere, and the Combined Company.

The table below sets forth prospective information related to Cathedra as prepared by Second Gate on behalf of Sphere Management.

Projection Year	2026	2027	2028	2029	2030
Total Net Revenue from Self-Mining	$3,243,094	$3,952,315	$3,695,094	$4,330,245	$5,716,606
Total Revenue	$18,345,655	$21,987,062	$21,655,446	$22,539,548	$24,566,234
Total Costs of Goods Sold	$(12,602,229)	$(14,405,424)	$(14,444,891)	$(14,405,424)	$(14,405,424)
Total Other Operating Costs	$(8,433,150)	$(8,669,783)	$(8,669,783)	$(8,669,783)	$(8,669,783)
Net Income	$(2,689,724)	$(1,088,145)	$(1,459,228)	$(546,839)	$1,115,500
Net Cash Flow	$(2,510,257)	$1,924,655	$1,553,572	$2,465,961	$4,128,300

The table below sets forth prospective information related to Sphere as prepared by Second Gate on behalf of Sphere Management.

Projection Year	2026	2027	2028	2029	2030
Total Net Revenue from Self-Mining	$9,598,899	$12,590,226	$11,307,577	$14,135,313	$18,804,172
Total Costs of Goods Sold	$(6,442,859)	$(7,300,297)	$(6,785,773)	$(7,618,411)	$(7,729,214)
Total Other Operating Costs	$(9,452,678)	$(9,489,974)	$(9,467,368)	$(9,503,960)	$(9,508,622)
Net Income	$(6,296,637)	$(4,200,044)	$(4,945,564)	$(2,987,057)	$1,137,508
Net Cash Flow	$(2,973,178)	$(839,289)	$(1,608,119)	$387,684	$4,516,911

The tables below set forth prospective information related to the Combined Company, as prepared by Second Gate on behalf of Sphere Management. The first table is based on an estimate of fifteen (15) MW of expansion for the Combined Company and the second table is based on an estimate of forty (40) MW of expansion for the Combined Company. In both scenarios, the increased energy capacity initially becomes available to the Combined Company in early 2027 with full capacity available in the second quarter of 2027.

15 MW Expansion -- Projection Year	2026	2027	2028	2029	2030
Total Net Revenue from Self-Mining	$8,113,338	$16,076,943	$15,030,639	$17,614,259	$23,253,600
Total Revenue	$14,601,633	$36,588,328	$36,451,108	$39,274,225	$45,553,890
Total Costs of Goods Sold	$(8,511,051)	$(20,879,302)	$(21,612,678)	$(21,553,627)	$(21,553,627)
Total Other Operating Costs	$(9,016,876)	$(16,431,387)	$(16,489,347)	$(16,488,087)	$(16,488,087)
Net Income	$(2,926,294)	$(774,450)	$(1,758,596)	$866,673	$5,634,132
Net Cash Flow	$(4,618,510)	$3,674,609	$5,165,464	$7,790,733	$12,558,191
Ending Working Capital (Includes BTC)	$2,000,000	$5,674,609	$10,840,072	$18,630,805	$31,188,996

40 MW Expansion -- Projection Year	2026	2027	2028	2029	2030
Total Net Revenue from Self-Mining	$8,113,338	$16,076,943	$15,030,639	$17,614,259	$23,253,600
Total Revenue	$14,601,633	$48,132,328	$49,654,558	$52,441,600	$58,721,265
Total Costs of Goods Sold	$(8,511,051)	$(28,871,302)	$(30,753,528)	$(30,669,502)	$(30,669,502)
Total Other Operating Costs	$(8,124,376)	$(16,198,387)	$(16,352,947)	$(16,349,587)	$(16,349,587)
Net Income	$(2,033,794)	$2,244,440	$1,907,172	$4,066,883	$8,776,632
Net Cash Flow	$(10,868,510)	$5,788,499	$7,926,231	$10,085,942	$14,795,691
Ending Working Capital (Includes BTC)	$2,000,000	$7,788,499	$15,714,730	$25,800,673	$40,596,364

SPHERE DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Board of Directors Following the Arrangement

Sphere has agreed with Cathedra that it will take all actions necessary to ensure that, effective immediately following the Effective Time, Timothy P. Hanley, Joel Block, Marcus Dent, Kurt L. Kalbfleisch, and Nicholas Gates shall be appointed to the Sphere Board, provided that, prior to the Effective Time, such nominees are not unwilling or unable to serve in such capacity.

Timothy P. Hanley, age 69, has served as the Acting Keyes Dean for the College of Business at Marquette University from March 2020 through June 2024. From May 2002 to May 2019, Mr. Hanley worked at Deloitte, where he retired as a Senior Partner. During his 17 years at Deloitte, Mr. Hanley led the firm’s Global Consumer and Industrial Products practice, which he helped grow to more than $14 billion in annual revenue. While at Deloitte, Mr. Hanley served in multiple leadership roles, including the U.S. Vice Chairman and Process and Industrial Products Leader. Since June 2019, Mr. Hanley has been an advisor to Deloitte helping them build a leadership development program in Asia. Mr. Hanley began his career at Arthur Andersen in 1978 and served as an audit partner for large manufacturers. Mr. Hanley served as a board member of the National Association of Manufacturers and regularly advises privately held companies in the consumer products, retail, and distribution industries. Mr. Hanley is a seasoned global executive with experience consulting with manufacturers regarding digital transformation, organizational strategy development and execution, acquisitions, and market development. Mr. Hanley is a qualified financial expert and has significant experience in the board room and working with audit committees. Mr. Hanley holds a Bachelor of Science degree in Accounting from Marquette University.

Kurt L. Kalbfleisch, age 60, has served as Sphere’s Chief Executive Officer since November 5, 2025 and as Acting Chief Executive Officer since January 31, 2025 and Senior Vice President, Chief Financial Officer, and Secretary of Sphere since December 1, 2014. Mr. Kalbfleisch also served as Chief Financial Officer of Overland from February 2008 until his resignation from Overland on July 19, 2022. Previously, Mr. Kalbfleisch served in various other roles at Overland since July 2007, including Senior Vice President, Secretary and Vice President of Finance. Prior to joining Overland, he was a manufacturing budget analyst for McDonnell Douglas Corp. Mr. Kalbfleisch also served on the board of Paladin Group. Mr. Kalbfleisch holds a Bachelor of Arts in Business from Point Loma Nazarene University and a Master of Business Administration from the University of San Diego.

Joel Block, age 42, is a seasoned executive with more than 20 years of experience across finance, accounting, operations, and sales. From July 2025 to present, Mr. Block has served as Chief Executive Officer of Cathedra and Chairman of the Cathedra Board. From December 2021 to November 2023, he served as the Chief Financial Officer of US Bitcoin Corp.; prior to this role, from September 2021 to November 2021, he served as US Bitcoin Corp.’s Chief Business Officer. US Bitcoin Corp. merged with Hut 8 Corp. on November 30, 2023. Prior to US Bitcoin Corp., from February 2015 to August 2021 he served as CFO, and then CEO, of Collegewise, one of the US’s largest college admissions companies. From 2005 to 2013, he served in a number of roles at Credit Suisse, including as a Vice President on the Institutional Fixed Income Sales team, where he specialized in interest rate derivatives and hedging transactions. He has served on the board of the Young Presidents Organization Orange County Chapter. He received his Bachelor of Business Administration with concentrations in Finance and Accounting and a minor in Statistics from the University of Michigan Ross School of Business.

Marcus Dent, age 34, is the founder of TFTC.io, a media company focused on Bitcoin and Freedom in the Digital Age. He is also a Managing Partner at Ten31, a bitcoin-focused venture capital firm. Previously, he served as Director of Business Development at Great American mining from 2019 to 2021.

Nicholas Gates, age 37, is a seasoned energy executive with over a decade of experience leading large-scale power and infrastructure projects across the U.S. From March 2021 to January 2025, he served as a Senior Business Development Manager at Priority Power Management, LLC (“Priority Power”) where he led business development efforts to expand Priority Power’s market presence in Bitcoin mining and data centers. Since January 2025, he has served as the Managing Director of Integrated Projects at Priority Power, where he spearheads strategic growth for clients in Bitcoin mining, HPC, and AI through site development and power procurement. Mr. Gates has driven projects. He holds both an MBA in Finance and a Bachelor of Science in Business Administration from The University of Tulsa.

Management Following the Arrangement

Sphere has agreed with Cathedra that it will take all actions necessary to cause the following management team members to be the officers of the Combined Company immediately following the Effective Time: Joel Block, as Chief Executive Officer, Kurt L. Kalbfleisch, as Chief Financial Officer, and Tiah Reppas, as Chief Accounting Officer.

Interests of Sphere Directors and Executive Officers in the Arrangement

In considering the recommendation of the Sphere Board that you vote “FOR” the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal, you should be aware that certain of Sphere’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, those of Sphere Shareholders generally. The Sphere Board was aware of and considered these interests when it approved the Arrangement Agreement and the transactions contemplated thereby and unanimously recommended that Sphere Shareholders vote “FOR” each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal. Such interests include that certain current directors and executive officers of Sphere are expected to continue as directors and executive officers of Sphere following the consummation of the Arrangement. Additionally, pursuant to the Amendment between Kurt L. Kalbfleisch and Sphere, Mr. Kalbfleisch is entitled to receive (1) a cash bonus of $300,000 if the Arrangement is consummated and Mr. Kalbfleisch remains employed with the Combined Company at that time and (2) a cash bonus of $1,095,000, subject to the achievement of certain performance milestones set forth in the Amendment. To the extent the Arrangement is not consummated, the Amendment shall be deemed null and void and of no further effect. See “Sphere Executive Compensation - Employment, Severance and Change in Control Agreements” for more information.

In addition, each director on the Sphere Board and certain officers of Sphere have entered into Support Agreements with Cathedra which provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Arrangement Agreement (in the case of Cathedra Shareholders) or approving the Share Issuance Proposal (in the case of Sphere Shareholders), as applicable, and against any alternative business combination transaction.

See “The Arrangement – Support Agreements” for a detailed summary of the Support Agreements.

Accounting Treatment

Sphere prepares its financial statements in accordance with GAAP and Cathedra prepares its financial statements in accordance with IFRS. In accordance with FASB ASC 805, Business Combinations, Sphere will be treated as the acquirer for accounting purposes and will account for the Arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.

Federal Securities Laws Consequences; Share Transfer Restrictions

Exemption from the Registration Requirements of the Securities Act

The Consideration Shares and the Replacement Equity issued to Cathedra Shareholders pursuant to the Arrangement will not be registered under the Securities Act or the securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements of the Securities Act the issuance of securities that are issued in exchange for securities, claims or property interests and which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed that the securities will be issued shall have the right to appear, by any court or other governmental authority expressly authorized by law to grant such approval.

Under the Arrangement Agreement, Cathedra is required to submit the Plan of Arrangement to the Court and it submitted the Plan of Arrangement on March 30, 2026 for an Interim Order after informing the Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons who are entitled to receive the Consideration Shares or the Replacement Equity under the Arrangement. The Interim Order was obtained on April 1, 2026. Under the Arrangement Agreement, Cathedra is required to ensure that each person entitled to receive the Consideration Shares or the Replacement Equity will be given adequate notice of their right to attend the hearing of the Court to give approval of the Arrangement and to appear as such hearing, together with sufficient information necessary to exercise that right. The Interim Order also specifies such a right of Cathedra Shareholders to appear before the Court so long as they enter an appearance within a reasonable time. Persons entitled to receive the Consideration Shares and the Replacement Equity will also be advised that the Consideration Shares and the Replacement Equity, respectively, will not be registered under the Securities Act and will be issued in reliance on the exemption under Section 3(a)(10) of the Securities Act. Following Cathedra’s receipt of the Interim Order, the Cathedra Shareholder approval of the Arrangement and a hearing at which such persons will have the right to appear, Cathedra will seek a Final Order from the Court as to the substantive and procedural fairness of the Plan of Arrangement. Such Final Order is a condition to the consummation of the Plan of Arrangement and the issuance of the Consideration Shares and Replacement Equity. Sphere therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement (including the receipt of such Final Order from the Court), the issuance of Consideration Shares and Replacement Equity to Cathedra Shareholders will each be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof. The Consideration Shares and the Replacement Equity issued in reliance on Section 3(a)(10) will not be “restricted securities” within the meaning of Rule 144 under the Securities Act and may be resold without registration under the Securities Act, subject to applicable securities laws and any contractual restrictions.

Resales of Sphere Common Shares After the Effective Time

The Sphere Common Shares to be received by Cathedra Shareholders in exchange for their Cathedra SV Shares pursuant to the Arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Sphere after the Effective Time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Any resale of Sphere Common Shares by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.

Any resale of Sphere Common Shares by persons who are not affiliates of Sphere will not be subject to the registration requirements of the Securities Act, and such securities will not be “restricted securities” within the meaning of Rule 144 under the Securities Act.

The foregoing discussion is only a general overview of certain provisions of United States securities law matters applicable to the issuance of Sphere Common Shares to Cathedra Shareholders pursuant to the Plan of Arrangement. All recipients of such Sphere Common Shares are urged to consult with counsel to ensure that any subsequent transfer of such securities or securities underlying such securities complies with applicable securities laws.

Court Approval

The Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. In accordance with the Arrangement Agreement, the Interim Order hearing was held on April 1, 2026. Under the Arrangement Agreement, Cathedra is required to diligently pursue an application for Final Order pursuant to Section 291 of the BCBCA if the Interim Order, required Cathedra Shareholder Approval and approval of the Share Issuance Proposal are obtained, but in any event no later than five (5) business days after the later of (a) the approval of the Arrangement by Cathedra Shareholders, and (b) the approval of the Share Issuance Proposal. The Court hearing in respect of the Final Order is expected to take place three (3) business days following the date of the Cathedra Shareholder Meeting.

Shareholder Approvals

Sphere Shareholder Approvals

At the special meeting, Sphere Shareholders will be required to consider and vote on the Proposals. The Share Issuance Proposal, the Board Size Proposal and each Director Nominee of the Director Election Proposal will be required to be approved by Sphere Shareholders in order for the Arrangement to be completed. In addition, unless the Incentive Plan Proposal is approved or Cathedra waives the condition that the Replacement Equity is issued, the Arrangement cannot be consummated. Approval of the Consolidation Proposal by Sphere Shareholders is not required for the Arrangement to be completed. Approval of each of the Share Issuance Proposal, the Board Size Proposal, each Director Nominee of the Director Election Proposal and the Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Consolidation Proposal requires the affirmative vote of at least 66 2/3% of the votes cast in person (online) or represented by proxy at the special meeting.

Cathedra Shareholder Approval

At the Cathedra Meeting, Cathedra Shareholders will be asked to consider and vote on a special resolution to approve the Arrangement. In order for the Arrangement to become effective, the Arrangement Resolution must be approved by (i) 66 2/3% of the votes cast on the Arrangement Resolution by holders of Cathedra SV Shares and the holders of Cathedra MV Shares present in person or by proxy at the Cathedra Meeting voting together as a single class, with each Cathedra SV Share entitling the holder thereof to one vote per Cathedra SV Share and each Cathedra MV Share entitling the holder thereof to 152 votes per Cathedra MV Share; and (ii) 66 2/3% of the votes cast on the Arrangement Resolution by holders of Cathedra SV Shares, holders of Cathedra MV Shares, Cathedra Optionholders, Cathedra Warrantholders and Cathedra RSU holders, present in person or by proxy at the Cathedra Meeting voting together as a single class.

TSXV and OTCQB Delisting

Cathedra has undertaken covenants in the Arrangement Agreement to use commercially reasonable efforts to cause the Cathedra SV Shares to be delisted from the TSXV and OTCQB following the Effective Time.

Fees, Costs and Expenses

All legal and accounting costs and expenses incurred in connection with the Arrangement Agreement will be paid by the party incurring such costs and expenses.

Support Agreements

In connection with the execution of the Arrangement Agreement, Sphere and Cathedra have entered into a Support Agreement with each of the directors and certain officers of Cathedra, who collectively held approximately 70% of the outstanding Cathedra SV Shares and Cathedra MV Shares combined (on a fully diluted basis) as of the date of the Arrangement Agreement and each of the directors and officers of Sphere, who collectively held approximately 3% of the outstanding Sphere Common Shares as of the date of the Arrangement Agreement. Each Support Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of Cathedra signatories) or adopting the Share Issuance Proposal (in the case of Sphere signatories), and against certain matters inconsistent with the Arrangement, including any alternative business combination. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Support Agreement terminates upon the earliest to occur of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, (c) the date on which the board of directors of Sphere or Cathedra, as applicable, changes its recommendation with respect to the Arrangement and (d) the completion of Sphere Shareholder Meeting or Cathedra Shareholder Meeting, as applicable.

A copy of the form of the Support Agreement is attached to this Proxy Statement as Annex E.

General

Following completion of the Arrangement, Sphere will continue to be the publicly traded parent company of the combined business with the Sphere Common Shares traded on Nasdaq, and Cathedra will be, through Amalco Sub, an indirect wholly owned subsidiary of Sphere. The Combined Company will remain a corporation governed by the laws of the Province of Ontario, Canada. Sphere’s head office will continue to be located at 243 Tresser Blvd, 17th Floor, Stamford, Connecticut 06901.

NO DISSENT RIGHTS FOR SPHERE SHAREHOLDERS

The Arrangement provides for the amalgamation of Amalco Sub and Cathedra and not Sphere. Accordingly, under the OBCA, Sphere Shareholders are not entitled to dissent rights in connection with the Proposals to be voted on at the special meeting. Sphere Shareholders are not being asked to approve the Arrangement itself, but rather the Share Issuance Proposal, the Board Size Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Consolidation Proposal, none of which give rise to dissent rights under the OBCA.

INFORMATION ABOUT THE PARTIES TO THE ARRANGEMENT

Information about Sphere

Overview

Sphere is a Bitcoin miner, growing its digital asset mining operation through the capital-efficient procurement of next-generation mining equipment and partnering with data center operators.

Sphere was incorporated under the Business Corporations Act (Ontario) on May 2, 2007 as T.B. Mining Ventures Inc. On December 20, 2012, Sphere amended its name from “T.B. Mining Ventures Inc.” to “Sphere 3D Corporation.” On March 24, 2015, Sphere completed a short-form amalgamation with a wholly-owned subsidiary. In connection with the short-form amalgamation, Sphere changed its name to “Sphere 3D Corp.” In January 2022, Sphere commenced operations of its Bitcoin mining business and is dedicated to becoming a leader in the blockchain and cryptocurrency industry. Sphere has established and continues to grow an enterprise-scale mining operation through the procurement of mining equipment and partnering with experienced service providers.

On February 9, 2026, we filed an Articles of Amendment to effect a share consolidation (also known as a reverse stock split) of the Sphere Common Shares in the ratio of 1-for-10. The share consolidation was effective on February 9, 2026. The Sphere Common Shares began trading on an adjusted basis on the Nasdaq Capital Market at the opening of trading on February 10, 2026. All share and per share amounts have been restated for all periods presented to reflect the share consolidation.

Business Combination

On March 5, 2026, Sphere and Cathedra entered into a definitive agreement to combine the two companies, in an all-stock transaction, to create a high-density computing power infrastructure company focused on high-performance compute, digital assets, energy optimization, and development of power and infrastructure. The strategic combination is anticipated to enable near-term vertical integration, positioning the new entity to accelerate scalable, high-efficiency deployment across North America by leveraging a focus on low-cost power, and operational efficiency. Under the terms of the Arrangement Agreement, Sphere has agreed to acquire all of the issued and outstanding shares of Cathedra, subject to customary closing conditions, including regulatory, court, and shareholder approvals, such that upon consummation of the Arrangement, Cathedra will be a wholly-owned subsidiary of Sphere.

Bitcoin and Blockchain

Bitcoin is a decentralized digital currency that operates on a peer-to-peer network, allowing users to send and receive payments without relying on banks or central authorities. It runs on a public blockchain, a distributed ledger where all transactions are recorded and secured through cryptographic verification. Within the Bitcoin ecosystem, there are three (3) key participants: users, miners, and nodes. Users are individuals or businesses that send, receive, or store Bitcoin, typically using wallets. Miners are participants who use computational power to solve complex mathematical puzzles, validating transactions and adding them to the blockchain in exchange for newly minted Bitcoin and transaction fees as a reward for their work. Nodes are computers that maintain a full copy of the blockchain and help verify transactions, ensuring the network remains secure and decentralized. Together, these participants enable Bitcoin to function as a trustless, borderless, and censorship-resistant financial system.

In the Bitcoin network, transactions must be validated before they are added to the blockchain. When a user initiates a transaction, it is broadcast to the network and enters the mempool, where it awaits confirmation. Full nodes verify the transaction by checking the sender’s balance and digital signature against the blockchain’s history. Once verified, miners compete to include the transaction in a new block through a process called Proof of Work, where they solve a complex cryptographic puzzle to find a valid hash that meets the network’s difficulty requirements. The first miner to solve the puzzle broadcasts the new block to the network, and if other nodes verify its validity, it is permanently added to the blockchain. As a reward for securing the network, the winning miner receives a block reward, which consists of newly minted Bitcoin, currently 3.125 BTC, along with transaction fees paid by users. Over time, as the block reward continues to halve approximately every four years, transaction fees will become an increasingly important incentive for miners to continue securing the network. This system ensures Bitcoin remains decentralized, secure, and resistant to inflation.

Bitcoin Mining

Sphere obtains Bitcoin as a result of its mining operations, and when necessary, Sphere sells Bitcoin to support its operations and strategic growth. Sphere mines Bitcoin in states which do not have any material state-specific regulatory restrictions on the mining of Bitcoin. However, it is possible that these states or other states in which Sphere may seek to operate may create laws that would impede Bitcoin mining. Sphere does not currently plan to engage in regular trading of Bitcoin other than sales to convert its Bitcoin into USD. Decisions to hold or sell our Bitcoin is currently determined by Sphere Management by analyzing forecasts and monitoring the market in real time. Sphere has a hybrid treasury strategy to hold Bitcoin when possible and sell to fund working capital requirements.

A key component of the Bitcoin mining business segment is to acquire highly specialized computer servers (known in the industry as “miners”), which operate ASIC chips designed specifically to mine Bitcoin, and deploy such miners at-scale utilizing its hosting agreements. ASIC miners are the most effective and energy-efficient machines available today, and Sphere believes deploying them at-scale, will enable it to continue growing its hashrate and optimize the output and longevity of its miners as they are deployed.

Sphere’s Bitcoin mining operation is focused on maximizing its ability to successfully mine Bitcoin by growing its hashrate (the amount of computer power Sphere devotes to supporting the Bitcoin blockchain), to increase its chances of successfully creating new blocks on the Bitcoin blockchain (a process known as “proof of work”). Generally, the greater share of the Bitcoin blockchain’s total network hashrate (the aggregate hashrate deployed to solving a block on the Bitcoin blockchain) a miner’s hashrate represents, the greater that miner’s chances of solving a block and, therefore, earning the block reward. As the proliferation of Bitcoin continues and the market price for Bitcoin increases, Sphere expects additional miner operators to enter the market in response to an increased demand for Bitcoin which Sphere anticipates to follow increased Bitcoin prices. As these new miner operators enter the market and as increasingly powerful miners are deployed in an attempt to solve a block, the Bitcoin blockchain’s network hashrate grows, meaning an existing miner must increase its hashrate at pace commensurate with the growth of network hashrate to maintain its relative chance of solving a block and earning a block reward. As Sphere expects this trend to continue, Sphere will need to continue growing its hashrate to compete in its dynamic and highly competitive industry.

As of December 31, 2025, Sphere owned approximately 12,600 miners, of which approximately 4,200 were in service and have a total hashrate capacity of 0.73 EH/s. Sphere is strategizing for its future growth by refreshing a significant portion of its fleet with newer-generation machines to bolster efficiency. Beginning March 2025, we have a self-owned eight (8) MW facility in Iowa (“Iowa Site”). As of February 2026, with the sale of approximately 7,700 older generation miners not in service for 437 newer generation miners, Sphere has approximately 5,300 miners and its refresh of its miner fleet is substantially complete. Vertically integrating with self-owned facilities, such as Sphere’s Iowa Site, allows Sphere to reduce its reliance on third-party hosting sites and decrease its overall cost to mine a Bitcoin. As a result of its strategic changes, during the latter part of 2024 and ongoing, mining production has decreased as Sphere focused on its long-term strategic goals of transitioning to lower-cost hosting sites, vertically integrating to own its own site, and refreshing its fleet with newer-generation machines.

In 2025, Sphere mined 111.6 Bitcoin, which represented a decrease of 61.0% over the 286.3 Bitcoin Sphere mined in 2024. The decrease was primarily due to the April 2024 halving event, Sphere’s transition to lower-cost hosting sites, and refreshing Sphere’s fleet with newer-generation machines. Based on Sphere’s existing operations and expected deployment of miners Sphere has purchased, Sphere anticipates continuing to increase exahash throughout 2026. Sphere does not have scheduled downtime for its miners. Sphere periodically performs both scheduled and unscheduled maintenance on its miners. Depending on the type of repair, the miner may run at a reduced speed or be taken offline. Sphere uses software programs to monitor the performance of its machines. The miners owned as of December 31, 2025 have an average efficiency (joules per terahash (“J/th”)) of 22.0 J/th compared to an average efficiency of 27.1 J/th in 2024. Sphere expects efficiency to improve in 2026 to approximately 19.0 J/th. The miner efficiency is an indication of how efficiently Sphere can earn Bitcoin and minimize cost to run the miner. Currently, Sphere intends only to mine Bitcoin and Sphere holds no other cryptocurrency other than Bitcoin. Sphere does not have any power purchase agreements for the supply of power.

As of December 31, 2025, Sphere held approximately 37.3 Bitcoin with a fair value of approximately $3.3 million included on its consolidated balance sheet.

Mining Pools

A mining pool is a service operated by a mining pool operator that pools the resources of individual miners to share their processing power over a network. Mining pools emerged in response to the growing difficulty and network hash rate competing for Bitcoin rewards on the Bitcoin blockchain as a way of lowering costs and reducing the risk of an individual miner’s mining activities. The mining pool operator coordinates the computing power of the independent mining enterprises participating in the mining pool. Mining pools are subject to various risks such as disruption and down time. In the event that a pool Sphere utilizes experiences down time or is not yielding returns, Sphere’s results may be impacted.

Sphere is engaged with a Bitcoin mining pool operator as its customer, to provide a service to perform hash calculations for the mining pool operator, which is Sphere’s only performance obligation. Providing hash calculation services is an output of Sphere’s ordinary activities. Sphere has a service agreement with Foundry Digital LLC, a mining pool operator, to provide a service to perform hash calculations. In exchange for providing the service, Sphere is entitled to Full Pay Per Share (“FPPS”), which is a fractional share of the fixed Bitcoin award the mining pool operator receives, plus a fractional share of the transaction fees attached to that blockchain less net Bitcoin fees due to the mining pool operator over the measurement period, as applicable. The pay-outs received are based on the expected value from the block reward plus the transaction fee reward, regardless of whether the mining pool operator successfully records a block to the blockchain. In 2024, Sphere also had a service agreement with an additional mining pool operator, Luxor Technology Corporation.

Sphere’s fractional share is based on a contractual formula, which primarily calculates the hashrate provided to the mining pool as a percentage of total network hashrate and other inputs. The contracts, which are less than twenty-four (24) hours and continuously renew throughout the day, are terminable at any time by either party without compensation and Sphere’s enforceable right to compensation only begins when Sphere starts providing the service to the mining pool operator, which begins daily at midnight Universal Time Coordinated (“UTC”). The terms, conditions, and compensation are at the current market rates, and accordingly the renewal option is not a material right. The contract arises at the point that Sphere provides hash calculation services to the mining pool operator, which is the beginning of the contract day at midnight UTC time (contract inception), as customer consumption is in tandem with daily earnings of delivery of the service. According to the customer contract, daily earnings are calculated from midnight-to-23:59:59 UTC time, and the payout is made one hour later at 1:00 AM UTC time.

Hosting Agreements

On November 1, 2025, Sphere entered into a Hosting Agreement with North Campbell HostCo LLC (the “Campbell Hosting Agreement”), for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of Sphere’s mining equipment. The Campbell Hosting Agreement has an initial term of twelve (12) months and can be terminated based on certain defaults defined in such agreements.

On April 19, 2024, Sphere entered into a Master Hosting Agreement with Simple Mining LLC (“Simple Mining”) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of Sphere’s mining equipment. On September 25, 2024, Sphere entered into Amendment No. 2 to the Master Hosting Agreement (“Simple Mining Hosting”) for certain of its mining machines to be hosted at Simple Mining’s facility in Iowa. The Simple Mining Hosting agreement has a term of two years and can be terminated by Sphere with thirty (30) days advance notice. On September 25, 2024, Sphere entered into Amendment No. 3 to the Master Hosting Agreement (“Simple Mining XP Hosting”) for certain mining machines to be racked at Simple Mining’s facility in Iowa until Sphere’s Iowa Site was completed. The Simple Mining XP Hosting agreement can be terminated by Sphere with thirty (30) days advance notice. In November 2025, the Simple Mining Hosting and Simple Mining XP Hosting agreements were mutually terminated.

On October 18, 2023, Sphere entered into a Hosting Agreement with Joshi Petroleum, LLC (the “Joshi Hosting Agreement”) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of its mining equipment. The Joshi Hosting Agreement has an initial term of three (3) years with subsequent one (1)-year renewal periods until either party provides written notice to the other party of its desire to avoid and given renewal term at least thirty (30) days in advance of the conclusion of the prior initial term or renewal period. Effective January 2, 2026, the Joshi Hosting Agreement was assigned to Evolution Technology LLC.

On April 4, 2023, Sphere entered into a Master Hosting Services Agreement with Rebel Mining Company, LLC (the “Rebel Hosting Agreement”) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of its mining equipment. The Rebel Hosting Agreement had a term of three (3) years with subsequent one (1)-year renewal periods. During the year ended December 31, 2024, Sphere recorded a $0.9 million impairment to prepaid service fees held by Rebel Mining Company and is included in impairment of other assets on the consolidated statement of operations. On January 16, 2025, Sphere terminated the Rebel Hosting Agreement and agreed to a settlement amount of $2.4 million payable to Sphere in satisfaction of all obligations of the Rebel Hosting Agreement and constituting a final settlement of all amounts owed by either party of the Rebel Hosting Agreement. For the year ended December 31, 2025, Sphere recorded a $0.3 million impairment for the portion of the settlement that was not received by Sphere and is in default.

Management Agreement

In March 2025, Sphere’s new eight (8) MW hosting site in Iowa was energized and Sphere entered into a management services agreement with Simple Mining to manage its Iowa Site for a term of twelve (12) months, with automatic renewals for subsequent terms of twelve (12) months unless terminated by either party with written notice thirty (30) days prior to the expiration of the then current term.

At-the-Market Offering Program

On January 3, 2025, Sphere entered into a sales agreement (the “AGP Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent”). In accordance with the terms of the AGP Agreement, Sphere may offer and sell from time to time through or to the Sales Agent, as agent or principal, Sphere Common Shares having an aggregate offering price of up to $8.0 million (the “Placement Shares”). The AGP Agreement can be terminated by either party by giving two (2) days written notice.

Neither Sphere nor the Sales Agent are obligated to sell any Placement Shares pursuant to the AGP Agreement. Subject to the terms and conditions of the AGP Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq, to sell the Placement Shares from time to time based upon Sphere’s instructions, including any price, time or size limits or other customary parameters or conditions Sphere may impose. Sales of the Placement Shares, if any, will be made on Nasdaq at market prices by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act.

Environmental Issues

At Sphere’s Iowa Site, Sphere purchases electricity from the electrical grid. No significant pollution or other types of hazardous emissions result from its direct operations, and it is not anticipated that Sphere’s operations will be materially affected by federal, state or local provisions concerning environmental controls. Sphere’s costs of complying with environmental, health and safety requirements have not historically been material.

Some local, state and federal policymakers have expressed concerns over the energy consumption of data centers, including those supporting Bitcoin mining, HPC, AI workloads, and the ancillary effects on the environment from that energy consumption. These concerns generally relate to grid reliability. Sphere carefully monitors existing and pending climate change legislation, regulation and international treaties or accords for any material effect on its business or markets that Sphere serves, its operational results, its capital expenditures or its financial position.

Intellectual Property

Sphere actively uses specific hardware and software for its Bitcoin mining operations. Sphere does not currently own, and do not have any current plans to seek, any patents in connection with its Bitcoin mining operations.

Competitive Conditions

Sphere’s business is highly competitive and operates twenty-four (24) hours a day, seven (7) days a week. The primary drivers of competition are demand for Bitcoin and the ability to execute miner deployments to generate the highest returns while incurring the lowest costs to mine, thereby achieving maximum efficiency.

Sphere’s competition in the Bitcoin mining space fluctuates due to a number of factors, including, but not limited to, the value of Bitcoin rewards for mining, the amount of network hashrate, and the price of Bitcoin. Sphere anticipates that over the long-term there will be a significant increase in the number of Bitcoin miners attempting to enter into, and expand, their Bitcoin mining activities. Sphere’s main competitors generally include other Bitcoin mining companies, both publicly listed and private. As more Bitcoin miners enter the mining industry, Sphere expects additional pressure on the industry, with greater competition for access to mining rewards, competition for power and high-quality industrial scale mining infrastructure which is in limited supply.

Sphere relies on both owned mining facilities and hosting arrangements to conduct its business, and the availability and stability of these arrangements remain uncertain and highly competitive. Hosting arrangements, in particular, may be affected by changes in regulations across different countries, while owned facilities present additional risks, including operational challenges, infrastructure maintenance, and energy costs. Significant competition for suitable mining data centers is expected to persist, and government regulations—such as local permitting requirements—could further restrict the ability of both hosted and owned mining operations to begin or continue operating in certain locations. These factors could impact Sphere’s ability to secure adequate infrastructure to support some of its hashrate and maintain profitable mining operations.

For a more detailed description of competitive and other risks related to Sphere’s business, see the section titled “Risk Factors – Risks Related to Sphere’s Business.”

Protection of Bitcoin Assets

Sphere’s share of Bitcoin mined from its pool is initially received by Sphere in wallets it controls, which are maintained by BitGo Trust Company, Inc. (“BitGo”), a U.S.-based digital assets exchange. Sphere holds its Bitcoin in cold storage. Bitcoin held in cold storage is reconciled monthly and associated with unique blockchain addresses, with their activity recorded on the blockchain. For security reasons, BitGo does not disclose the geographic location of its cold storage wallets to its customers. Sphere’s custody agreement with BitGo provides that BitGo will obtain and maintain at its sole expense insurance coverage in such types and amounts as are commercially reasonable for the custodial services provided under the custody agreement. Sphere does not carry additional insurance coverage on its Bitcoin holdings. Further, Sphere is not aware of any insurance providers or other third parties having inspection or other verification rights associated with digital assets held in storage.

Bitcoin Sphere mines or holds for its own account may be subject to loss, theft or restriction on access. Hackers or malicious actors may launch attacks to steal, compromise or secure Bitcoins, such as by attacking the Bitcoin network source code, exchanges, miners, third-party platforms (including BitGo), cold and hot storage locations or software, or by other means. Sphere may be in control and possession of substantial holdings of Bitcoin, and as Sphere increases in size, Sphere may become a more appealing target of hackers, malware, cyberattacks or other security threats.

Industry Trends

Bitcoin market prices have historically been volatile, and fluctuations in Bitcoin prices continue to materially influence the economics of Bitcoin mining and the availability of capital within the industry. Periods of elevated Bitcoin prices have historically enabled mining companies, including publicly traded operators, to access equity and debt capital markets to fund infrastructure expansion, equipment purchases, and operational growth. These capital inflows, together with continued improvements in mining hardware efficiency, have contributed to sustained increases in global network hashrate. As network hashrate has grown, mining difficulty has increased accordingly, resulting in greater competition among miners and increasing the importance of operational efficiency, access to low-cost and reliable energy sources, and prudent capital management. Competitive pressures are expected to persist, particularly during periods in which higher Bitcoin prices incentivize additional network participation.

In addition to changes in Bitcoin prices, miner revenues are influenced by the composition of block rewards, which consist of both the fixed block subsidy and transaction fees paid by network users. Transaction fee levels have historically been volatile and are largely dependent on overall network usage and demand for block space. Increased adoption of Bitcoin and evolving on-chain activity have periodically resulted in higher transaction fees, which are paid directly to miners and supplement the block subsidy earned upon successfully validating a block. Following the April 2024 halving event, which reduced the block subsidy to 3.125 BTC per block, transaction fees may represent a more meaningful component of total miner revenue over time; however, the magnitude and consistency of such fees remain uncertain and may fluctuate significantly.

The Bitcoin mining industry has also continued to evolve structurally, with many operators increasingly emphasizing the value of their underlying power infrastructure and data center capabilities. Access to scalable energy capacity has become a primary competitive differentiator, and certain mining companies have begun exploring or implementing diversification strategies, including high-performance computing, artificial intelligence, and data center hosting applications that leverage existing infrastructure. While these initiatives may provide opportunities to diversify revenue streams and improve asset utilization, they also introduce additional operational, capital, and market risks. As a result, the Bitcoin mining industry is increasingly characterized as a capital-intensive digital infrastructure sector operating at the intersection of energy markets, data center development, and digital asset production.

Governmental Regulations

Sphere operates in a complex and rapidly evolving regulatory environment and is subject to a wide range of laws and regulations enacted by U.S. federal, state and local governments, governmental agencies and regulatory authorities, including the SEC, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as similar entities in other countries. Other regulatory bodies, governmental or semi-governmental, have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency businesses.

Regulations may substantially change in the future and it is presently not possible to know how those regulations will apply to Sphere’s businesses, or when they will be effective. As the regulatory and legal environment evolves, Sphere may become subject to new laws and further regulation by the SEC and other agencies, which may affect its mining and other activities. For instance, various bills have been proposed in the U.S. Congress related to Sphere’s business, which may be adopted and have an impact on Sphere. Additionally, governmental agencies and regulatory authorities, such as the SEC, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, may also enact further regulations related to Sphere’s business, which may have an impact on Sphere. For additional discussion regarding Sphere’s belief about the potential risks existing and future regulation poses to Sphere’s business, see the section titled “Risk Factors – Risks Related to Sphere’s Business.”

Employees

As of December 31, 2025, Sphere had four (4) employees, two (2) of which were full-time.

Properties

Sphere is a remote-first company, meaning its employees have the option to work remotely. As a result of this strategy, Sphere does not maintain a corporate headquarters. Sphere believes that its remote working strategy is adequate to meet its needs for the immediate future, and that, should Sphere need physical office space, suitable space will be available in the future.

Legal Proceedings

Sphere is, from time to time, subject to claims and suits arising in the ordinary course of business. Sphere cannot predict the final outcome of such proceedings. Where appropriate, Sphere vigorously defends such claims, lawsuits and proceedings. Paid expenses related to the defense of such claims are recorded by Sphere as incurred and paid. On the basis of current information, Sphere does not believe there is a reasonable possibility that a material loss, if any, will result from any claims, lawsuits and proceedings to which Sphere is subject to either individually, or in the aggregate.

Sphere’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with Sphere’s consolidated financial statements and notes included in this Proxy Statement. In addition to historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including, but not limited, to the risks described in “Risks Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and elsewhere in this Proxy Statement. References to “Notes” are Notes included in our Notes to Consolidated Financial Statements.

Recent Key Events

On March 5, 2026, Sphere and Cathedra entered into the Arrangement Agreement, as described elsewhere in this Proxy Statement.

On March 4, 2026, Sphere granted 472,222 RSUs and 45,532 RSAs with an aggregate fair value of $0.7 million.

During March 2026, under the AGP Agreement, Sphere issued 256,142 Sphere Common Shares for $0.4 million of net proceeds.

On February 9, 2026, Sphere filed an Articles of Amendment to effect a share consolidation (also known as a reverse stock split) of its issued and outstanding common shares in the ratio of 1-for-10. The share consolidation was effective on February 9, 2026. Sphere Common Shares began trading on an adjusted basis on the Nasdaq Capital Market at the opening of trading on February 10, 2026. All share and per share amounts have been restated for all periods presented to reflect the share consolidation.

On February 9, 2026, Sphere sold approximately 7,700 older generation miners included in property and equipment for 437 newer generation miners with a value of $1.1 million.

Results of Operations - Comparison of Years Ended December 31, 2025 and 2024

Revenue

Sphere had revenue of $11.2 million during 2025 compared to $16.6 million during 2024. The $5.4 million decrease in revenue is primarily due to the April 2024 halving event, and the process of removing its older mining equipment and replacing it with newer generation machines, offset by an increase in the fair value of Bitcoin. The refreshing of Sphere’s mining equipment is expected to be an ongoing process through the beginning of 2026 which may result in further fluctuations in exahash. During the years ended December 31, 2025 and 2024, all of Sphere’s revenue was derived from Bitcoin mining.

Operating Expenses

Cost of Revenue (exclusive of depreciation and amortization expense)

For the years ended December 31, 2025 and 2024, direct cost of revenues were $8.6 million and $13.4 million, respectively. The $4.8 million decrease in cost of revenue was primarily due to lower hosting fees related to machines taken offline to be relocated and the transition of removing older mining machines and replacing them with newer generation machines and lower cost of revenue at Sphere’s Iowa Site.

General and Administrative Expense

General and administrative expenses were $8.3 million and $12.4 million for the years ended December 31, 2025 and 2024, respectively. The $4.1 million decrease was primarily due to a decrease of $2.0 million in share-based compensation primarily related to forfeited awards, a decrease in legal fees of $1.4 million related to the resolution of the Gryphon Digital Mining, Inc. litigation, a decrease of $0.7 million in employee and related expenses primarily related to a decrease in headcount, a $0.5 million decrease in insurance expense, and a $0.2 million decrease in directors’ fees. These decreases were offset by an increase of $0.8 million in costs related to strategic business growth efforts.

Depreciation and Amortization Expense

Depreciation and amortization expense was $6.9 million and $7.1 million for the years ended December 31, 2025 and 2024, respectively. The decrease of $0.2 million was primarily due to less depreciation related to its Bitcoin mining machines due to the disposal of machines.

Impairment of Property and Equipment

Impairment of property and equipment was $7.2 million and $1.1 million for the years ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, an impairment of $7.2 million was recorded for the expected sales value of mining equipment primarily due to the decline in Bitcoin price. For the year ended December 31, 2024, an impairment of $1.1 million was recorded related to idle mining equipment not expected to return to use.

Loss on Disposal of Property and Equipment

Loss on disposal of property and equipment was $1.7 million and $3.5 million for the years ended December 31, 2025 and 2024, respectively, and primarily related to the sale of mining equipment.

Change in Fair Value of Bitcoin

Change in fair value of Bitcoin was a loss of $0.3 million and a gain of $0.7 million for the years ended December 31, 2025 and 2024, respectively. The aggregate gain or loss was the change in fair value of Bitcoin held, as well as the gains and losses from when Bitcoin was sold.

Impairment of Other Assets

Impairment of other assets was $0.3 million and $1.1 million for the years ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, an impairment of $0.3 million was recorded for the remaining portion of the Rebel Mining Company settlement that is in default. For the year ended December 31, 2024, an impairment of $0.9 million was recorded related to prepaid service fees held by Rebel Mining Company, and a $0.2 million impairment for an uncollectible other receivable.

Non-Operating Income and Expenses

Investment Income

Investment income was $0.4 million and $9.0 million for the years ended December 31, 2025 and 2024, respectively, and related to realized and unrealized gains on our equity investment in Core Scientific Inc.

Other Income, Net

Other income, net, was $0.1 million and $3.1 million for the years ended December 31, 2025 and 2024, respectively. The change of $3.0 million was primarily related to prior year income of $3.0 million for the early termination of a hosting agreement and not recurring in the current year.

Liquidity and Capital Resources

Sphere’s principal sources of liquidity are its existing cash, cash equivalents, and its AGP Agreement. Sphere expects to fund its operations going forward with existing cash resources, anticipated revenue from its Bitcoin mining operation, and cash that Sphere may raise through future financing transactions. At December 31, 2025, Sphere had cash and cash equivalents of $3.7 million compared to $5.4 million at December 31, 2024. As of December 31, 2025, Sphere had working capital of $6.9 million, reflecting a decrease in current assets of $9.1 million primarily related to the sale of its investment in equity securities, and a decrease in current liabilities of $2.1 million primarily related to a decrease in accounts payable, accrued liabilities and employee compensation.

Warrant Inducement. On October 16, 2025, Sphere entered into a warrant inducement agreement with an existing institutional investor for the immediate exercise of the November 19, 2024 warrants to purchase 436,823 common shares (the “Existing Warrants”) of Sphere. The Existing Warrants had an exercise price of $15.00 and were exercised at a reduced exercise price of $9.40 for total gross cash proceeds of $4.1 million, before deducting financial advisor fees and other transaction expenses of $0.4 million. Sphere used the net proceeds from the offering for the purchase or upgrade of its Bitcoin mining fleet, and other general corporate purposes. In consideration for the immediate exercise in full of the Existing Warrants, the investor received in a private placement new unregistered warrants to purchase up to 873,643 Sphere Common Shares (the “New Warrants”). The New Warrants have an exercise price of $9.40 and are exercisable on January 15, 2026 and expire five (5) years from such date.

At-the-Market Offering Program. On January 3, 2025, Sphere entered into the AGP Agreement with the Sales Agent. In accordance with the terms of the AGP Agreement, Sphere may offer and sell from time to time through or to the Sales Agent, as agent or principal, the Placement Shares. The AGP Agreement can be terminated by either party by giving two (2) days written notice. Sphere expects that any proceeds received from the facility will be used primarily for working capital and general corporate purposes and in furtherance of Sphere corporate strategy which may include to accelerate efficiency, for the purchase/upgrade of its mining fleet, and vertical integration of infrastructure.

Neither Sphere nor the Sales Agent are obligated to sell any Placement Shares pursuant to the AGP Agreement. Subject to the terms and conditions of the AGP Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq, to sell the Placement Shares from time to time based upon its instructions, including any price, time or size limits or other customary parameters or conditions Sphere may impose. Sales of the Placement Shares, if any, will be made on Nasdaq at market prices by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. For the year ended December 31, 2025, through the At-the-Market Offering program 112,791 Sphere Common Shares were issued for net proceeds of $0.7 million.

Sphere Management has projected that based on Sphere’s recurring losses, negative cash flows from operating activities, and Sphere’s hashing rate at December 31, 2025, cash on hand may not be sufficient to allow Sphere to continue operations and there is substantial doubt about Sphere’s ability to continue as a going concern within twelve (12) months from the date of issuance of its financial statements if Sphere is unable to raise additional funding for operations. Sphere expects its working capital needs to increase in the future as Sphere continues to expand and enhance its operations. Sphere’s ability to raise additional funds for working capital through equity or debt financings or other sources may depend on the financial success of its business and successful implementation of its key strategic initiatives, financial, economic and market conditions and other factors, some of which are beyond Sphere’s control. Sphere requires additional capital and if Sphere is unsuccessful in raising that capital at a reasonable cost and at the required times, or at all, Sphere may not be able to continue its business operations in the cryptocurrency mining industry or Sphere may be unable to advance its growth initiatives, either of which could adversely impact Sphere’s business, financial condition and results of operations. In an effort to mitigate these risks Sphere is taking steps to lower its cost of mining and also refresh its mining fleet to increase its mining efficiency.

Significant changes from Sphere’s current forecasts, including but not limited to: (i) shortfalls from projected mining earning levels; (ii) increases in operating costs; (iii) decreases in the value of cryptocurrency; and (iv) if Sphere does not maintain compliance with the requirements of Nasdaq and/or Sphere does not maintain its listing with Nasdaq it could have a material adverse impact on Sphere’s ability to access the level of funding necessary to continue Sphere’s operations at current levels. These factors, among others, should they occur may result in Sphere’s inability to continue as a going concern within twelve (12) months from the date of issuance of Sphere’s financial statements. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of this uncertainty.

The following table shows a summary of our cash flows (used in) provided by operating activities, investing activities and financing activities (in thousands):

	Year Ended December 31,
	2025	2024
Net cash used in operating activities	$(16,118)	$(4,576)
Net cash provided by investing activities	$9,992	$4,028
Net cash provided by financing activities	$4,408	$5,387

Net cash used in operating activities. The use of cash during 2025 was primarily a result of our net loss of $21.5 million, offset by $17.0 million in noncash items, which primarily included an impairment of property and equipment, a realized gain on sale of investment in equity securities, depreciation and amortization, share-based compensation expense, loss on disposal of property and equipment, provision for loss on other assets, change in fair value of Bitcoin, and nonemployee share-based compensation performance award expense.

Net cash provided by investing activities. During 2025, Sphere received $9.0 million from proceeds from the sale of Bitcoin, $8.0 million from proceeds from the sale of investment in equity securities, and $0.6 million for the sale of miners originally included in mining equipment, offset by $7.5 million of payments for the purchase of property and equipment consisting of newer generation mining machines and infrastructure for Sphere’s Iowa Site completed in 2025. During 2024, Sphere received $11.4 million from proceeds from the sale of investment in equity securities and $1.5 million from proceeds from the sale of Bitcoin, offset by $7.1 million of payments for the purchase of property and equipment consisting of newer generation mining machines and $1.8 million in payments for construction in progress primarily for Sphere’s Iowa Site completed in 2025.

Net cash provided by financing activities. During 2025, Sphere received $3.7 million of net proceeds from a warrant inducement transaction, and Sphere received $0.7 million of net proceeds from the issuance of Sphere Common Shares through its At-the-Market Offering program. During 2024, Sphere received $5.4 million, net, from the issuance of Sphere Common Shares and warrants.

Off-Balance Sheet Information

During the ordinary course of business, Sphere may provide standby letters of credit to third parties as required for certain transactions initiated by Sphere. As of December 31, 2025, Sphere has no standby letters of credit outstanding.

Critical Accounting Estimates

The discussion and analysis of Sphere’s financial condition and results of operations are based on Sphere’s consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of Sphere’s consolidated financial statements requires Sphere to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Sphere reviews its estimates on an ongoing basis. Sphere bases its estimates on historical experience and on various other assumptions that Sphere believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Sphere Management has determined that there are no critical accounting estimates that require disclosure. Sphere’s significant accounting policies are outlined in Note 2 to the Consolidated Financial Statements included in this Proxy Statement.

Quantitative and Qualitative Disclosures About Market Risk

Not Applicable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Sphere does not have any disagreements with its accountants on accounting and financial disclosures.

Amalco Sub

Amalco Sub is a corporation existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Sphere formed for the purpose of effecting the Arrangement.

Information About Cathedra

Business Description

Overview

Cathedra Bitcoin Inc. develops and operates digital infrastructure assets across North America. Cathedra hosts Bitcoin mining clients across its portfolio of four data centers (45 MW total) in Tennessee and Kentucky. Cathedra also operates a fleet of proprietary Bitcoin mining machines at its own data centers, producing approximately 400 petahash per second (“PH/s”) of hash rate as of December 31, 2025. Cathedra is headquartered in Vancouver, British Columbia, and its shares trade on the TSX Venture Exchange under the symbol CBIT and on the OTCQB Venture Market under the symbol “CBTTF”.

Cathedra was incorporated under the Business Corporations Act (Ontario) on July 13, 2011, and was subsequently continued under the laws of the Province of British Columbia in 2018. Cathedra has undergone several name changes, adopting its current name, “Cathedra Bitcoin Inc.,” on December 8, 2021. Its registered and records office is located at 170 – 422 Richards Street, Vancouver, British Columbia, Canada, V6B 2Z4.

Business Overview

Cathedra is a data center developer, owner and operator focused on high density compute infrastructure. Cathedra’s principal business includes cryptocurrency mining and the operation of data center facilities designed to support compute-intensive applications, including Bitcoin mining. Cathedra’s strategy is to develop, acquire and operate a diversified power portfolio of power and infrastructure sites across North America. Cathedra seeks to build a leading technology-driven digital infrastructure platform anchored in low-cost energy, industrial scale operating efficiency and disciplined capital allocation.

Cathedra continues to operate and optimize its Bitcoin mining and hosting businesses while expanding its data center footprint to support high-density compute applications, including Bitcoin mining and potentially artificial intelligence and related workloads.

Bitcoin Mining Operations

Through its proprietary Bitcoin mining operations, Cathedra deploys specialized mining hardware and software to contribute hash rate to the Bitcoin network by directing its machines to a mining pool. The mining pool aggregates hash rate from many participants, coordinates the search for valid blocks by distributing work, and handles the submission of solved blocks to the Bitcoin blockchain. When the pool successfully adds a new block, it receives the block reward, consisting of the block subsidy (newly minted Bitcoin, currently 3.125 BTC per block following the April 2024 halving) plus the sum of transaction fees from the included transactions. The pool then distributes Cathedra’s proportional share of the reward (net of a pool fee) based on the amount of hash rate Cathedra contributed during the relevant period. A core component of Cathedra’s business model is to convert electricity into Bitcoin at a cost below prevailing market prices through efficient operations, optimized infrastructure and access to competitively priced power

The main components of Cathedra’s Bitcoin mining operations are application-specific integrated circuit miners, which are specialized machines designed for Bitcoin mining located at certain Cathedra data center facilities, along with power supply units, networking and security equipment, electronic components, cooling equipment and other related hardware.

Hosting and Data Center Services

In addition to proprietary mining, Cathedra provides hosting services to third party customers. Cathedra offers purpose-built data center facilities that include power infrastructure, cooling, networking, and operational support, enabling customers to deploy and operate their own mining rigs. Customers agree to a variety of different payment models, which may include contracted fixed rate power pricing per kilowatt hour (“kWh”), pass-through electricity pricing, revenue sharing or profit-sharing arrangements, or hybrid structures. This flexible approach allows customers to access reliable, low-cost infrastructure to efficiently build and expand their operations while providing Cathedra with a combination of stable and performance-based revenue streams.

Development and Infrastructure

Cathedra identifies and secures strategic sites for data center development, typically in regions with access to low cost, reliable power. Cathedra enters into agreements to acquire or lease land and works with local utilities or power generation facilities near the sites to establish access to low-cost electricity through power contracts. After developing the sites with the necessary infrastructure, Cathedra enters into hosting agreements with miners or deploys its own mining fleet at such facilities.

As part of Cathedra’s hosting offerings at its data center, Cathedra may provide a range of services, including, but not limited to: installation services, physical security, electrical services, network services, ambient cooling and ventilation, technical support, data and network security, data center access, remote access and accident protection and safety.

The following chart sets forth the corporate structure of Cathedra:

Overall Performance, Industry Trends and Economic Factors

For the year ended December 31, 2025, Cathedra generated total revenues of $21.2 million, compared to $23.1 million for the year ended December 31, 2024. This decrease was primarily driven by lower hosting revenue, which declined from $19.3 million in 2024 to $12.2 million in 2025 due to slower-than-expected onboarding of new customers, which left some rack space temporarily unused, Cathedra’s decision to use portions of that rack space for its own Bitcoin mining equipment, and a few disruptions brought on by severe weather conditions. These declines were partially offset by higher mining revenue, which increased from $3.9 million in 2024 to $8.8 million in 2025, resulting from a higher average Bitcoin price and a full year of mining activity following the merger with Kungsleden, Inc. in 2024 (the “Kungsleden Merger”).

The price of Bitcoin and the computational difficulty of the Bitcoin network are the primary external factors affecting Cathedra’s results of operations. Cathedra’s revenue from Bitcoin mining is impacted by changes in the market value of Bitcoin, which has historically experienced substantial volatility. Cathedra records revenue upon receipt of Bitcoin from its mining activities at the fair market value of Bitcoin received. The fair market value is determined using the spot price of the coin on the date of receipt, based on the daily average from https://coinmetrics.io/. A decrease in the market value of Bitcoin may have a material and adverse effect on Cathedra’s results of operations and financial condition.

The difficulty of Bitcoin mining, or the amount of computational resources required to append a new block on the Bitcoin blockchain and thereby earn the associated mining rewards, directly affects Cathedra’s results of operations. Bitcoin mining difficulty is a measure of how much computing power is required to record a new block, and it is affected by the total amount of computing power dedicated to confirming transactions on the Bitcoin network. The Bitcoin protocol is designed such that one block is generated, on average, every 10 minutes, no matter how much computing power is dedicated to confirming transactions on the network. Thus, as more computing power joins the network, the amount of computing power required to generate each block, and hence the mining difficulty, also increases.

Further, the block subsidy component of the Bitcoin network’s mining rewards is programmed to be halved every 210,000 blocks, or approximately every four (4) years (the “Halving”). The Halving reduces the issuance of new coins awarded to miners over time pursuant to a predetermined schedule. This reduction spreads out the issuance of new Bitcoin over a long period, resulting in progressively fewer coins being mined. The Halvings impact the amount of Bitcoin Cathedra mines, which in turn may adversely affect Cathedra’s profitability, as Halvings occur without regard to ongoing demand. The third Halving occurred in May 2020, the fourth Halving occurred on April 19, 2024, and the next Halving is expected to occur in 2028.

Cathedra’s operations are directly dependent on securing sufficient electrical power at competitive prices. Electricity is one of the most significant expenses incurred to run Cathedra’s Bitcoin mining operations, and profitability is subject to variations in the price of electricity, which is impacted by a variety of factors. Cathedra may experience loss of revenue in the event there are disruptions to its electricity supply, as such disruptions may impact its ability to operate its mining equipment.

Bitcoin and other digital assets have been the focus of much regulatory attention, resulting in differing definitional outcomes without a single unifying statement. Changes to, and/or implementation of, laws and regulations related to digital assets and digital asset mining may impact Cathedra’s revenue and profitability. The market for Bitcoin mining has seen increasing numbers of new entrants, as well as existing entrants investing in new technology to remain competitive, which may result in higher Bitcoin network difficulty. See “Information About Cathedra—Regulation” below for additional information regarding applicable regulatory considerations.

Cathedra’s Transactions with Related Parties

During the fiscal year ended December 31, 2025, Cathedra engaged in the following transactions with related persons. Thomas Masiero, a director and a beneficial owner of approximately 34.6% of Cathedra’s outstanding equity, received total compensation of $709,648, including a performance bonus of $415,230, pursuant to a consulting agreement in which he acts as Head of Strategy to Cathedra. Jialin “Gavin” Qu, a director and a beneficial owner of approximately 36.2% of Cathedra’s outstanding equity, was compensated $193,544 pursuant to a consulting agreement in which he acted as Head of Growth to Cathedra.

In addition, Mr. Masiero and Mr. Qu forgave indebtedness owed to them by Cathedra in the aggregate amount of $813,016 (consisting of $405,508 owed to Mr. Masiero and $406,508 owed to Mr. Qu). The indebtedness arose from the payment by Mr. Masiero and Mr. Qu of certain operating expenses of Cathedra incurred in the ordinary course of business. The indebtedness was not evidenced by any formal instrument and did not bear interest. The debt was forgiven in full during the fiscal year ended December 31, 2025, and no consideration was paid by Cathedra in connection with the forgiveness of such indebtedness.

See the section titled “Interests of Cathedra’s Executive Officers and Directors in the Transaction” for additional information regarding certain interests of Cathedra’s executive officers and directors in the Transaction.

Competition

Cathedra competes with other users and companies that are mining cryptocurrencies and other financial vehicles, possibly including securities backed by or linked to cryptocurrencies through entities similar to Cathedra, or exchange-traded funds. The market for Bitcoin mining has seen increasing numbers of new entrants, as well as existing entrants investing in new technology to remain competitive, and Cathedra also competes with other market participants for access to suitable sites, power supply and equipment, as well as with other providers of data center hosting services. The combination of these factors may result in a higher Bitcoin network difficulty, which may render Cathedra’s operations less competitive and reduce the amount of revenue generated from its Bitcoin mining operations.

Regulation

Cathedra is not registered as an investment company under the Investment Company Act and its shareholders do not have the protections associated with ownership of shares in a registered investment company, nor the protections afforded by the Commodity Exchange Act of 1936.

The laws and regulations applicable to Bitcoin and other digital assets are evolving, uncertain and subject to interpretation and change. Governments around the world have taken differing approaches to digital assets; certain jurisdictions have imposed restrictions or bans, while others, including the United States and Canada, have adopted regulatory frameworks that remain fragmented, overlapping and subject to ongoing development.

As digital assets have grown in popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, as well as Canadian and other foreign regulators, have examined the operations of digital asset networks, users, exchanges and businesses that mine, hold or otherwise transact in Bitcoin. These regulators have focused in particular on the extent to which digital assets may be used to facilitate unlawful activity, as well as on the safety, soundness and consumer protections of service providers, including custodians, exchanges and infrastructure operators.

Cathedra’s business consists of Bitcoin mining, data center hosting and related high-density compute infrastructure operations, and includes both (i) operating proprietary mining equipment and (ii) hosting third-party mining equipment at its data centers in North America. Cathedra also retains a significant portion of the Bitcoin it mines on its balance sheet as part of its strategy to maximize per-share Bitcoin holdings. As a result, Cathedra’s business and operations may be subject to regulation by multiple regulators in the United States, Canada and other jurisdictions, including with respect to its mining activities, hosting operations, power usage, and its ownership, custody and disposition of Bitcoin.

Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital asset markets, the participation of industry participants, including custodians, exchanges, service providers and financial institutions, and Cathedra’s ability to continue to mine Bitcoin, host third-party mining operations or hold Bitcoin as part of its business strategy. Regulatory developments may also impact Cathedra’s counterparties, including hosting customers, power providers and other service providers on which its operations depend.

In addition, Cathedra’s operations are highly dependent on access to reliable and cost-effective electricity. U.S. federal and state regulators, as well as Canadian provincial authorities, have increasingly focused on the electricity consumption associated with cryptocurrency mining and its potential impacts on power grids and energy markets. Any laws, regulations or governmental actions that restrict, curtail, discourage or increase the cost of electricity usage for Bitcoin mining or data center operations, including through environmental, energy or land-use regulations, could materially and adversely affect Cathedra’s business, financial condition and results of operations.

The CFTC has taken the position that Bitcoin is a “commodity” under the Commodity Exchange Act and has authority to police fraud and manipulation in spot markets, while the SEC has indicated that Bitcoin itself is not currently considered a security, although certain other digital assets may be. These positions are subject to change and are not binding on courts or other regulators. As a result, the regulatory classification of digital assets remains uncertain and may evolve over time.

Moreover, because transactions in Bitcoin may provide a degree of anonymity, Bitcoin and other digital assets are susceptible to misuse for criminal activities, including money laundering, sanctions evasion and terrorist financing. This misuse, or the perception of such misuse, could lead to increased regulatory oversight of digital asset markets and infrastructure providers. Regulatory or enforcement actions affecting digital asset exchanges, custodians or other service providers could disrupt Cathedra’s ability to access, transfer, liquidate or otherwise use Bitcoin that it holds or earns through its mining and hosting operations.

Activities involving Bitcoin and digital assets may fall within the jurisdiction of multiple regulators and courts, and applicable laws and regulations are rapidly evolving and increasing in scope. Changes in such laws, regulations or their interpretation could result in additional licensing, registration, compliance, reporting or other obligations for Cathedra or its counterparties. Any such developments could increase Cathedra’s operating and compliance costs, limit the availability of critical services, restrict its ability to operate its mining and hosting business or hold Bitcoin, or otherwise have a material adverse effect on its business, financial condition and results of operations.

Furthermore, Bitcoin mining operations, including those conducted by Cathedra, are energy-intensive and have been the subject of increasing attention from regulators, policymakers and the public with respect to electricity consumption and environmental impact. Cathedra’s mining and data center hosting operations are subject to federal, state and local laws and regulations in the United States, as well as provincial and local laws and regulations in Canada, relating to environmental protection, energy usage, land use and permitting. These regulatory frameworks may include requirements related to environmental permitting, emissions, noise, waste management, and the sourcing and consumption of electricity.

In certain jurisdictions, regulators and grid operators have implemented or are evaluating measures to manage the impact of high-density compute and cryptocurrency mining operations on power infrastructure, including through curtailment programs, interconnection requirements, or other operational limitations. Cathedra’s data center facilities and hosting operations may be subject to such requirements, and Cathedra works with utilities and other counterparties to secure access to electricity and maintain compliance with applicable regulatory frameworks.

Regulatory approaches to environmental and energy matters relating to Bitcoin mining and data center operations continue to evolve, and Cathedra monitors developments in the jurisdictions in which it operates in order to assess and respond to applicable requirements.

Employees and Human Capital

Cathedra utilizes a combination of employees, officers, directors, and independent contractors to manage its operations. As of December 31, 2025, Cathedra had approximately ten (10) employees and independent contractors. Of these personnel, all but one (1) are located within the United States. Cathedra is not party to any collective bargaining agreements and considers its relations with its personnel to be good.

Facilities

Determining where to set up a cryptocurrency mining facility is generally based on three (3) key factors: (i) miners need to have access to low-cost electricity to run their operations profitably; (ii) miners need to have a sufficiently fast internet connection to quickly receive and broadcast data with other nodes on the network; and (iii) mining equipment must be kept from overheating to function optimally, which is why locations with low temperatures offer substantial advantages as cooling costs can be kept low. Mining facilities are mainly concentrated in locations where most of the key drivers discussed above are satisfied.

Cathedra’s mining operations are currently carried out at four (4) sites located in the states of Tennessee and Kentucky in the United States, consisting of a combination of owned and leased data center facilities used to host and operate cryptocurrency mining equipment and related infrastructure. These facilities are located in regions with access to power infrastructure suitable for cryptocurrency mining operations. Cathedra’s mining operations are currently carried out at four (4) sites located in the states of Tennessee and Kentucky in the United States. Hash rates, difficulty levels, rig statuses, and power consumption are monitored with Cathedra’s software by Cathedra’s employees, contractors, and/or hosting partners at the various facilities. Cathedra’s facilities support both self-mining and third-party hosting operations. As of October 2025, Cathedra’s total owned and operated data center capacity was approximately 45 MW across its four (4) facilities.

Legal Proceedings

Cathedra, including any of its subsidiaries, is not a party to any legal proceedings currently material to it or of which any of its property is the subject matter, and no such proceedings are known by Cathedra to be contemplated.

Market Price of Common Stock and Dividends and Related Matters of Cathedra

Market Price

Cathedra SV Shares trade on the TSXV under the symbol “CBIT” and on the OTCQB Venture Market under the symbol “CBTTF.” On October 15, 2025, Cathedra completed a 30:1 consolidation of its issued and outstanding shares; all figures in the table below are on a post-consolidation basis. All share and per share amounts have been restated for all periods presented to reflect the share consolidation.

Period	High (C$)	Low (C$)	Trading Volume
Q1 2026	$1.02	$0.27	707,452
Year Ended December 31, 2025
Q4 2025	$2.00	$0.92	1,211,819
Q3 2025	$2.40	$1.20	964,553
Q2 2025	$2.70	$0.75	1,091,981
Q1 2025	$2.25	$0.75	717,093
Year Ended December 31, 2024
Q4 2024	$2.85	$1.80	1,049,558
Q3 2024(1)	$4.20	$1.80	750,113
Q2 2024(1)	N/A	N/A	Nil
Q1 2024(1)	$4.20	$2.55	740,431

(1)	Trading of Cathedra SV Shares was halted on March 7, 2024 in connection with the announcement of the Kungsleden Merger. Trading of the Cathedra SV Shares resumed on August 6, 2024.

Dividends

To date, Cathedra has not declared or paid any dividends. Cathedra does not anticipate paying dividends in the foreseeable future. Any decision to pay dividends will be made by the board of directors based on Cathedra’s earnings, financial requirements and other conditions.

Current Capitalization of Cathedra

The authorized share capital of Cathedra consists of an unlimited number of Cathedra SV Shares without par value, an unlimited number of Cathedra MV Shares without par value and an unlimited number of preferred shares. As of December 31, 2025, there were 8,536,902 Cathedra SV Shares and 208,446 Cathedra MV Shares issued and outstanding. Each Cathedra SV Shares entitles the holder thereof to one (1) vote per share and each Cathedra MV Shares entitles the holder thereof to 152 votes per share. Each Cathedra SV Shares and Cathedra MV Shares is entitled to receive dividends if, as, and when declared by the board of directors, with holders of Cathedra SV Shares and Cathedra MV Shares participating equally on a per-share basis. Upon liquidation, dissolution, or winding up of Cathedra, holders of Cathedra SV Shares and Cathedra MV Shares are entitled to share equally on a per-share basis in the assets of Cathedra remaining after payment of all liabilities.

Cathedra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies and Estimates

The preparation of Cathedra’s consolidated financial statements in conformity with IFRS requires management to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The following are the critical accounting policies and estimates that involve significant judgment and could have a material impact on Cathedra’s financial statements:

Cathedra recognizes revenue from the provision of transaction verification services within digital currency networks, commonly termed “cryptocurrency mining.” As consideration for these services, Cathedra receives digital currency from each specific network in which it participates. Revenue is measured based on the fair value of the coins received. The fair value is determined using the spot price of the coin on the date of receipt, based on the daily average from https://coinmetrics.io/. There is currently no specific definitive guidance in IFRS for the accounting for the production and mining of digital currencies, and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies.

The individual fair value attributed to the different components of a financing transaction is determined using valuation techniques. Cathedra uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine the values attributed to each component of a transaction at the time of the issuance, the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis, and for disclosing the fair value of financial instruments subsequently carried at amortized cost.

Depreciation of assets in Cathedra’s cryptocurrency data centers is based on an estimate of the assets’ expected life. In order to determine the useful life of the assets in the cryptocurrency mining center, assumptions are required about a range of computing industry market and economic factors, including global hash rates, network difficulty, technological changes, release and availability of newer and more efficient hardware, and production costs. Based on Cathedra Management’s review, Cathedra uses the straight-line method of amortization over three years to reflect the current expected useful life of mining equipment.

Impairment exists when the carrying value of an asset exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. These calculations are based on available data, other observable inputs, and projections of cash flows, all of which are subject to estimates and assumptions. Cathedra performed a goodwill impairment assessment in fiscal year 2025, which resulted in an impairment charge of C$1.2 million.

The determination of Cathedra’s tax expense for the period and deferred tax assets and liabilities involves significant estimation and judgment by management. In determining these amounts, management interprets tax legislation in a variety of jurisdictions and makes estimates of the expected timing of the reversal of deferred tax assets and liabilities, the deferral and deductibility of certain items, and interpretation of the treatment for tax purposes of digital currencies by taxation authorities.

Digital currency denominated assets are included in current assets. Digital currencies are carried at their fair value determined by the spot rate based on the daily average from Coin Metrics (for bitcoin) or Coinbase (for other digital currencies). The digital currency market is highly volatile; historical prices are not necessarily indicative of future value, and a significant change in the market prices for digital currencies could have a significant impact on Cathedra’s earnings and financial position.

Cathedra utilizes the Black-Scholes Option Pricing Model to estimate the fair value of stock options granted to directors, officers, employees, and consultants. The use of Black-Scholes requires Cathedra Management to make various estimates and assumptions that impact the value assigned to the stock options, including the forecast future volatility of the stock price, the risk-free interest rate, dividend yield, and the expected life of the stock options.

The consideration transferred (or deemed consideration) and acquired assets and assumed liabilities are recognized at fair value on the date Cathedra effectively obtains control. The measurement of each business combination is based on the information available on the acquisition date. The estimate of fair value of the consideration transferred and acquired intangible assets (including goodwill), property and equipment, other assets, and the liabilities assumed are based on estimates and assumptions, largely based on the projected cash flows, discount rates, and market conditions at the date of acquisition.

Results of Operations for the years ended December 31, 2025 and December 31, 2024

The following discussion compares Cathedra’s results of operations for the fiscal year ended December 31, 2025, with the fiscal year ended December 31, 2024.

Total revenue for fiscal year 2025 was C$21.2 million, compared to C$23.1 million for fiscal year 2024, a decrease of C$1.9 million, or 8.4%. This decrease was primarily driven by lower hosting revenue, partially offset by higher mining revenue. Mining revenue for fiscal year 2025 was C$8.8 million, up from C$3.9 million in fiscal year 2024, an increase of C$4.9 million. This growth resulted from a higher average Bitcoin price (C$101,638 in 2025 compared to C$64,972 in 2024) and fiscal year 2025 reflecting a full year of mining activity following the Kungsleden Merger completed on July 23, 2024. Hosting revenue for fiscal year 2025 was C$12.2 million, down from C$19.3 million in fiscal year 2024, a decrease of C$7.1 million. This decline mainly resulted from three (3) factors: slower-than-expected onboarding of new customers, which left some rack space temporarily unused; Cathedra’s decision to use portions of that rack space for its own Bitcoin mining equipment; and a few disruptions brought on by severe weather conditions.

Cathedra reported a net loss of C$9.7 million for fiscal year 2025, compared to a net loss of C$85,000 for fiscal year 2024. The increased net loss was primarily attributable to decreased hosting revenues, higher operating expenses relating to maintaining public company status and new management contracts, a goodwill impairment charge of C$1.2 million, and foreign exchange losses of C$2.2 million (compared to gains of C$2.2 million in 2024) due to the weakening of the USD against the CAD.

Adjusted EBITDA for fiscal year 2025 was negative C$1.8 million, compared to positive C$4.7 million for fiscal year 2024. This decline reflects lower gross profit from hosting operations and increased administrative expenses associated with maintaining Cathedra’s public company status.

Liquidity and Capital Resources

As of December 31, 2025, Cathedra had cash and cash equivalents of C$1.1 million and total digital currencies of C$0.6 million (consisting of 4.72 Bitcoin and 13,313 USDT). Cathedra’s total shareholders’ equity was C$23.8 million, and it had a working capital deficit. Cathedra’s primary sources of liquidity are cash flows from bitcoin mining and hosting operations, proceeds from the sale of bitcoin, and financing activities.

Net cash used in operating activities was C$3.5 million for fiscal year 2025, compared to C$3.3 million in fiscal year 2024. The increase in cash used was primarily due to increased administrative costs of maintaining a public listing, underutilized rack space during data center tenant transitions, and professional fees related to U.S. listing efforts.

Cash provided by investing activities was C$10.3 million for fiscal year 2025, compared to C$4.4 million in fiscal year 2024. The increase was primarily due to proceeds from the sale of Bitcoin of C$11.5 million and C$1.4 million generated from the sale of a discontinued operation, partially offset by C$2.8 million of capital expenditures on new data center build-out.

Net cash used in financing activities was C$5.9 million for fiscal year 2025, compared to C$1.1 million in fiscal year 2024. The increase was mainly due to a C$4.6 million repayment of a convertible loan and a C$3.5 million term loan repayment, partially offset by C$3.5 million in term loan proceeds and C$0.4 million in other financing proceeds.

Management expects to incur ongoing capital expenditures in the next twelve (12) months related to the purchase of new Bitcoin mining machines and the acquisition or development of its own data centers. Management expects these initiatives will require resources beyond Cathedra’s existing financial resources as of the date hereof. Management believes that Cathedra’s existing financial resources, combined with projected cash and bitcoin inflows from mining activities combined with financing initiatives, will be sufficient to enable Cathedra to meet its operating and capital requirements for at least twelve (12) months from the date hereof.

As of December 31, 2025, Cathedra had total contractual obligations of approximately C$9.4 million, consisting primarily of trade payables and accrued liabilities, amounts due to related parties, contract liabilities, customer liabilities, and lease liabilities. Of this amount, approximately C$7.0 million is due within one year.

Off-Balance Sheet Arrangements

As of December 31, 2025, Cathedra did not have any off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no disagreements between Cathedra and its independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the fiscal years ended December 31, 2025 and December 31, 2024.

Qualitative and Quantitative Disclosure About Market Risk

Not Applicable.

Relationship with Interested Parties

Interests of Cathedra’s Executive Officers and Directors in the Transaction

In considering the approval of Arrangement, shareholders should be aware that certain of Cathedra’s executive officers and directors have interests in the Arrangement that are different from, or in addition to, those of Cathedra’s shareholders generally.

Pursuant to the terms of an employment agreement between Cathedra and Joel Block, Cathedra’s Chief Executive Officer and Chairman of the Board, Mr. Block is entitled to receive a transaction bonus in the aggregate amount of $1.6 million, which is contingent upon the closing of the Arrangement and the achievement of specified post-closing performance milestones of the Combined Company, and is payable in equal monthly installments over a twelve (12)-month period following the satisfaction of such conditions.

In addition, Cathedra Options will be exchanged for Replacement Options in accordance with the Plan of Arrangement. Further, all outstanding Cathedra RSUs, other than those held by Mr. Block, will constitute Accelerated Cathedra RSUs and will vest in full immediately prior to the Effective Time in accordance with their terms, with the holders thereof receiving Consideration Shares based on the applicable Exchange Ratio. The Cathedra RSUs held by Mr. Block will not accelerate and instead will be exchanged for Replacement RSUs in accordance with the Plan of Arrangement, which Replacement RSUs will be subject to substantially the same material economic and vesting terms and governed by the Sphere Incentive Plan.

For additional information regarding related party transactions, see “Information About Cathedra—Transactions with Related Parties” above.

Regulatory Approvals

The proposed transaction is structured as an arrangement under the BCBCA, which requires approval of the Court. Prior to mailing an information circular to Cathedra Shareholders, Cathedra obtained an interim order from the Court, which provides for the calling and holding of the Cathedra Shareholder Meeting, Dissent Rights for Cathedra Shareholders who oppose the Arrangement, and certain other procedural matters.

Subject to the approval of the Arrangement Resolution by Cathedra Shareholders at the Cathedra Shareholder Meeting, the hearing for the Final Order of the Court is currently scheduled to take place on May 20, 2026 at 9:45 a.m. (Vancouver time) in Vancouver, British Columbia. At the hearing, any Cathedra Shareholder or Cathedra Convertible Security Holder who wishes to participate, be represented, or present arguments or evidence may do so by serving a response to petition in compliance with the Interim Order. Upon receipt of the Final Order and satisfaction or waiver of all closing conditions, the Arrangement will become effective.

Cathedra SV Shares are listed and posted for trading on the TSXV. Sphere Common Shares are listed and posted for trading on the Nasdaq Capital Market. The Arrangement is subject to the acceptance of the TSXV and Nasdaq not objecting to the issuance of the shares to be issued as consideration for the Arrangement. The Parties will not proceed with the Arrangement if regulatory acceptance or approval is not obtained.

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT

The summary of the material provisions of the Arrangement Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is attached to this Proxy Statement as Annex A. This summary may not contain all of the information about the Arrangement Agreement that is important to you. We urge you to carefully read the Arrangement Agreement in its entirety, including all of its schedules, as it is the legal document governing the Arrangement. The Arrangement Agreement contains representations and warranties that Cathedra, Sphere and Amalco Sub have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and the Arrangement and agreements contemplated thereby among Cathedra and Sphere, and may be subject to important qualifications and limitations agreed to by Cathedra and Sphere in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC or on SEDAR+, as applicable, and the assertions embodied in the representations and warranties contained in the Arrangement Agreement (and summarized below) are qualified by information in disclosure letters provided by Cathedra to Sphere and by Sphere to Cathedra in connection with the signing of the Arrangement Agreement and by certain information contained in certain of Sphere’s and Cathedra’s public filings with the SEC or on SEDAR+, as applicable. The disclosure letters and filings with the SEC or on SEDAR+, as applicable, contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. In addition, if specific material facts arise that contradict the representations and warranties in the Arrangement Agreement, Sphere or Cathedra, as applicable, will disclose those material facts in the public filings that it makes with the SEC or on SEDAR+, as applicable, in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the Arrangement Agreement and their description in this Proxy Statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Sphere and Cathedra publicly file with the SEC or on SEDAR+, as applicable. For more information, see the “Where You Can Find More Information” section of this Proxy Statement.

The Arrangement

On March 5, 2026, Sphere, Cathedra and Amalco Sub entered into the Arrangement Agreement. The Arrangement Agreement provides that at the Effective Time, Amalco Sub will acquire all of the issued and outstanding common shares of Cathedra in exchange for stock consideration, with Cathedra continuing as a wholly-owned subsidiary of Sphere.

The Arrangement will be implemented by way of a plan of arrangement under the BCBCA and requires approval by: (i) the Court; (ii) at least 66 2/3% of the votes cast on the Arrangement Resolution by holders of Cathedra Shares present in person or by proxy at the Cathedra Meeting voting together as a single class, with each Cathedra SV Share entitling the holder thereof to one vote per Cathedra SV Share and each Cathedra MV Share entitling the holder thereof to 152 votes per Cathedra MV Share and at least 66 2/3% of the votes cast on the Arrangement Resolution by holders of Cathedra Shares and Cathedra Convertible Security Holders, present in person (online) or by proxy at the Cathedra Meeting voting together as a single class; and (iii) the approval of the Share Issuance Proposal by a majority of the votes cast by Sphere Shareholders present in person (online) and by proxy at the special meeting.

If the Final Order is granted, and all other conditions to completion of the Arrangement, as set out in the Arrangement Agreement, are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the Effective Date and, if waived, are not prohibited from being waived), the Arrangement will become effective at the Effective Time in accordance with the terms of the Plan of Arrangement.

Consideration Issuable Pursuant to the Arrangement

At the Effective Time, each Cathedra Shareholder (other than Dissenting Shareholders) will receive consideration of: (a) that number of fully paid and non-assessable Sphere Common Shares equal to the product determined by multiplying the number of Cathedra SV Shares held by such holder by the SVS Exchange Ratio and (b) that number of fully paid and non-assessable Sphere Common Shares equal to the product determined by multiplying the number of Cathedra MV Shares held by such holder by the MVS Exchange Ratio, of which each of (a) and (b) is subject to adjustment as set forth in the Arrangement Agreement, if applicable; provided, however, that certain Cathedra Shareholders who would otherwise receive Sphere Common Shares in excess of the Ownership Cap will instead receive, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of Sphere Series I Shares.

The SVS Exchange Ratio and the MVS Exchange Ratio are subject to adjustment in certain circumstances, including where, on or after the date of the Arrangement Agreement and prior to the Effective Time, Sphere issues (i) Sphere RSUs or Sphere Options or (ii) Sphere Common Shares pursuant to the ATM Agreement for aggregate net proceeds in excess of $1.0 million, in each case to reflect the additional Sphere Common Shares issuable in connection therewith, such that, as nearly as practicable, the relative economic value and proportionate ownership of Cathedra Shareholders immediately prior to such issuance is preserved.

The Sphere Common Shares so issued will have the same rights and privileges as the currently outstanding Sphere Common Shares. The Sphere Common Shares do not have any pre-emptive rights.

The Sphere Series I Shares so issued are convertible at the option of the holder thereof into one Sphere Common Share for every Sphere Series I Share on the following schedule: (a) up to 33 1/3% of such Sphere Series I Shares following the 12-month anniversary of the Arrangement; (b) up to an aggregate of 66 2/3% of such Sphere Series I Shares following the 24-month anniversary of the Arrangement; and (c) up to an aggregate of 100% of such Sphere Series I Shares following the 36-month anniversary of the Arrangement, in each case, excluding any additional Sphere Series I Shares issued as dividends to the holders of Sphere Series I Shares in accordance with the terms of the articles of amendment to be filed. Each holder may convert such holder’s Sphere Series I Shares, provided that after such conversion the Sphere Common Shares issuable, together with all the Sphere Common Shares held by the shareholder in the aggregate, would not exceed the number Sphere Common Shares issuable under Nasdaq’s rules and regulations, except that such limitation shall not apply in the event Sphere obtains the approval of Sphere Shareholders as required by Nasdaq’s rules and regulations.

Subject to the rights of the holders of any Sphere Series H Preferred Shares, until the 36-month anniversary of the Arrangement, the holders of the Sphere Series I Shares are entitled to dividends payable in Sphere Series I Shares at a rate of 8.00% per annum, rounded down to the nearest whole share.

The holders of the Sphere Series I Shares are not entitled to voting rights, but are entitled to receive notice of, and to attend (in a non-voting capacity) all meetings of Sphere Shareholders, other than a meeting of the holders of any other class of shares meeting separately as a class. In the event of an ordinary liquidation, dissolution or winding up of Sphere, whether voluntary or involuntary, the holders of Sphere Series I Shares shall be entitled to receive an amount equal to the greater of (i) the closing sale price of the Sphere Common Shares on the trading day immediately preceding such ordinary liquidation, dissolution or winding up and (ii) the amount that such holder would have been entitled to receive in such liquidation, dissolution or winding-up of Sphere if such Sphere Series I Share had been converted into Sphere Common Shares immediately prior thereto, prior to the payment or distribution of any assets to holders of Sphere Common Shares or any other shares ranking junior to the Sphere Series I Shares. Upon payment of such amounts, the holders of Sphere Series I Shares shall not be entitled to share in any further distribution of Sphere’s assets. In the event of a deemed liquidation of Sphere, the holders of Sphere Series I Shares shall participate in such transaction on a pro rata basis with the holders of Sphere Common Shares, treating all outstanding Sphere Series I Shares as if they had been converted into Sphere Common Shares immediately prior to such deemed liquidation.

No fractional Sphere Common Shares or Sphere Series I Shares will be issued as part of the Arrangement. Where the aggregate number of Sphere Common Shares or Sphere Series I Shares to be issued to a Cathedra Shareholder as stock consideration would result in a fraction of a Sphere Common Share or Sphere Series I Share being issuable, then the number of Sphere Common Shares or Sphere Series I Shares to be issued, as applicable, to such Cathedra Shareholder shall be rounded down to the closest whole number and no former Cathedra Shareholder will be entitled to compensation in respect of a fractional Cathedra Share.

Treatment of Cathedra Equity Awards & Warrants in the Arrangement

Cathedra’s equity-based awards and warrants that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement, the Plan of Arrangement and the applicable Sphere equity incentive plan, as applicable.

Cathedra Options

Each Cathedra Option outstanding immediately prior to the Effective Time, whether or not vested, will be exchanged for a Replacement Option under the equity incentive plan of Sphere, to acquire the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the original Cathedra Option immediately prior to the Effective Time, multiplied by (ii) the SVS Exchange Ratio. The exercise price per Sphere Common Share subject to any such Replacement Option will be the amount (rounded up to the nearest cent) equal to the quotient of (x) the exercise price per Cathedra SV Share subject to such Cathedra Option immediately before the Effective Time divided by (y) the SVS Exchange Ratio. Notwithstanding the foregoing, if required, the exercise price of each Replacement Option will be increased such that (A) the excess (if any) of the aggregate fair market value of the Sphere Common Shares issuable under the Replacement Option immediately following the exchange over (B) the aggregate exercise price of such Replacement Option otherwise determined does not exceed (C) the excess (if any) of the aggregate fair market value of the Cathedra SV Shares issuable under the corresponding Cathedra Option immediately before the exchange over (D) the aggregate exercise price of such Cathedra Option, such that the exchange complies with the requirements of paragraph 7(1.4)(c) of the Income Tax Act (Canada) and section 1.409A-1(b)(5)(v)(D) of the treasury regulations promulgated under the U.S. Internal Revenue Code, and any such adjustment will be made nunc pro tunc. All terms and conditions of the Replacement Options (other than the term to expiry), including the terms, conditions and manner of exercising, shall be governed by the equity incentive plan of Sphere, subject to that any change in such terms, conditions and manner of exercising, shall not be, in the aggregate and viewed as a whole, economically prejudicial to the holders of such Cathedra Options, and any document evidencing a Cathedra Option shall thereafter evidence and be deemed to evidence such Replacement Option.

Cathedra Restricted Share Units

Each unvested Cathedra RSU, other than an Accelerated Cathedra RSU, outstanding immediately prior to the Effective Time shall be exchanged for a Replacement RSU under the equity incentive plan of Sphere, to acquire such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (i) the number of Cathedra SV Shares subject to the original Cathedra RSU immediately prior to the Effective Time, multiplied by (ii) the SVS Exchange Ratio. All terms and conditions of a Replacement RSU, including expiry, vesting, and exercise conditions, will reflect the same material economic and vesting terms of the applicable unvested Cathedra RSU immediately prior to the Effective Time (aside from adjustments to reflect the SVS Exchange Ratio) and will be governed by the equity incentive plan of Sphere and the applicable RSU award agreement.

Each Accelerated Cathedra RSU, outstanding immediately prior to the Effective Time, will be exchanged for such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (i) the number of Cathedra SV Shares subject to such Accelerated Cathedra RSU immediately prior to the Effective Time, multiplied by (ii) the SVS Exchange Ratio.

Cathedra Warrants

Each Cathedra Warrant outstanding immediately prior to the Effective Time, will be exchanged for a Replacement Warrant to acquire such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares issuable on the exercise of such Cathedra Warrant immediately prior to the Effective Time, multiplied by (ii) the SVS Exchange Ratio. The exercise price per Sphere Common Share subject to any such Replacement Warrant will be the amount (rounded up to the nearest one-hundredth of a cent) equal to the quotient of (x) the exercise price per Cathedra SV Share issuable upon exercise of such Cathedra Warrant immediately before the Effective Time divided by (y) the SVS Exchange Ratio. No Replacement Warrant will be exercisable in the United States or by or on behalf of a U.S. Person unless the Sphere Common Shares underlying the Replacement Warrants are registered or an exemption from registration under the Securities Act and applicable state securities laws is available.

Dissent Rights of Cathedra Shareholders

Registered holders of Cathedra Shares may exercise rights of dissent with respect to the Arrangement pursuant to sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order.

None of the following shall be entitled to exercise Dissent Rights: (i) Cathedra Shareholders who vote or have instructed a proxyholder to vote such Cathedra Shares in favor of the Arrangement Resolution (but only in respect of such Cathedra Shares); (ii) Cathedra Locked-up Shareholders; and (iii) holders of Cathedra Options, Cathedra Warrants and Cathedra RSUs.

Payment of Consideration

Sphere and Cathedra have appointed Computershare Investor Services Inc. to act as depositary (the “Depositary”) to handle the exchange of the Cathedra Shares for the Consideration Shares. Following receipt of the Final Order and on or prior to the Effective Date, Sphere will deposit in escrow, or cause to be deposited in escrow, with the Depositary, sufficient Sphere Common Shares and Sphere Series I Shares to satisfy the consideration payable to Cathedra Shareholders pursuant to the Plan of Arrangement.

Upon surrender to the Depositary for cancellation of a certificate or a direct registration statement (DRS) advice (“DRS Advice”), which immediately prior to the Effective Time represented the Cathedra Shares, and such other documents and instruments as the Depositary may reasonably require, the holder of such Cathedra Shares represented by such surrendered certificate or DRS Advice will be entitled to receive in exchange therefor, and the Depositary will deliver to such holder (less any withholding or tax amounts, as applicable) the consideration such holder has the right to receive, and the surrendered certificate or DRS Advice will be cancelled.

After the Effective Time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the Effective Time represented Cathedra Shares shall be deemed at all times to represent only the right to receive in exchange therefor the consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the Plan of Arrangement (less any withholding or tax amounts, as applicable).

Efforts to Obtain Required Cathedra Shareholder Approval

Cathedra is required to, in accordance with the Interim Order, applicable laws and its constating documents, duly call, give notice of, convene and conduct a meeting of its shareholders for the purpose of obtaining the requisite approvals of Cathedra Shareholders relating to the Arrangement, to be held as soon as reasonably practicable on or before the date that is sixty (60) days following the date the Interim Order is issued.

Notwithstanding the foregoing, except as required by applicable law or by valid Cathedra Shareholder action, Cathedra may not adjourn, postpone or cancel its shareholder meeting without Sphere’s prior consent.

Unless the Cathedra board of directors has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, Cathedra will include in its circular the unanimous recommendation of the Cathedra board of directors to Cathedra Shareholders that they vote in favor of the Arrangement Resolution.

Efforts to Obtain Required Sphere Shareholder Approval

Sphere is required to, in accordance with applicable laws and its constating documents, duly call, give notice of, convene and conduct a meeting of its shareholders for the purpose of obtaining the requisite approvals of its shareholders of the Share Issuance Proposal, to be held as promptly as reasonably practicable following the clearance of this Proxy Statement by the SEC (and, in any event, within sixty (60) days of receipt of the SEC clearance).

Notwithstanding the foregoing, except as required by applicable law, by a valid shareholder action or for quorum purposes, Sphere may not adjourn, postpone or cancel its shareholder meeting without Cathedra’s prior written consent.

Unless the Sphere Board has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, Sphere will include in its proxy statement the unanimous recommendation of the Sphere Board to Sphere Shareholders that they vote in favor of the Share Issuance Proposal.

Final Court Approval

After the Interim Order of the Court has been obtained, Cathedra Shareholders have approved the Arrangement and Sphere Shareholders have approved the Share Issuance Proposal, Cathedra is required to (i) diligently pursue and take all steps necessary to submit the Arrangement before the Court as promptly as reasonably practicable, and (ii) diligently pursue an application for the Final Order pursuant to Section 291 of the BCBCA as reasonably practicable but, in any event, within five (5) business days after the later of (A) the approvable of the Arrangement Resolution at the Cathedra Meeting is obtained and (B) the approval of the Share Issuance Proposal at the special meeting. The Court will consider, among other things, the procedural and substantive fairness of the Arrangement to Cathedra Shareholders.

Conditions to Closing

Mutual Conditions Precedent

The completion of the Arrangement is subject to satisfaction of the following conditions precedent which may only be waived with the mutual consent of Sphere and Cathedra:

●	Interim and Final Order. The Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to either Cathedra or Sphere, each acting reasonably, on appeal or otherwise.

●	Cathedra Shareholder Approval. The Arrangement shall have been approved and adopted by Cathedra Shareholders at the Cathedra Meeting in accordance with the Interim Order, the articles and notice of articles of Cathedra and any applicable law, and the Arrangement Resolution shall not have been set aside or modified in a manner unacceptable to either Cathedra or Sphere, each acting reasonably.

●	Sphere Shareholder Approval. The Share Issuance Proposal shall have been approved and adopted by Sphere Shareholders at the special meeting in accordance with the articles and bylaws of Sphere and any applicable law, and shall not have been set aside or modified in a manner unacceptable to either Cathedra or Sphere, each acting reasonably.

●	Illegality. No law shall be in effect and there shall have been no action taken under applicable law or by any Governmental Authority that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins Cathedra or Sphere from consummating the Arrangement.

●	Material Adverse Effect. No action has been taken under applicable law or by any Governmental Authority that results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Arrangement which has, or could have, a Material Adverse Effect on Sphere or Cathedra, including due to any impact upon the assets, rights or interests of any of the Sphere subsidiaries or the Cathedra subsidiaries, subsequent to the Effective Date.

●	Consents. All consents, waivers, permits, exemptions, orders and approvals of, any registrations and filings with, any Governmental Authority and the expiry of any waiting periods, required to permit the completion of the Arrangement shall have been obtained or received on terms that are reasonably satisfactory to each party.

●	Listing of Consideration Shares. Nasdaq shall not have objected, nor indicated any final intent to object, to the listing thereon and to the ongoing inclusion of the Sphere Common Shares to be issued to Cathedra Shareholders on Nasdaq pursuant to the Arrangement and the Sphere Common Shares issuable pursuant to the exercise or conversion, as applicable, of the Sphere Series I Shares and the Replacement Equity, subject only to such conditions, including the filing of documentation, as are acceptable to Sphere and Cathedra, acting reasonably; provided, that in the event of receipt by Sphere of a notice from the Nasdaq Listing Qualifications Department of a deficiency with respect to Nasdaq’s continued listing standards, Cathedra shall be permitted to determine in its sole discretion acting reasonably, whether such deficiency constitutes a failure to meet this condition to closing, it being understood that, solely relating to noncompliance with respect to Nasdaq continued listing standards relating to the price per Sphere Common Share, the market value of Sphere’s listed securities and/or the number of publicly held Sphere Common Shares, only a notice of delisting from the Nasdaq Listing Qualifications Department or a notice of deficiency that, in Cathedra’s sole discretion acting reasonably, cannot be cured within the cure period provided by Nasdaq, may constitute a failure to meet this condition.

●	TSXV Notice. The TSXV shall have accepted notice of the Arrangement.

●	Exempt from Canadian Prospectus or Registration Requirements. The distribution of the Consideration Securities pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of applicable Canadian securities laws, and, except with respect to persons deemed to be “control persons” of Sphere or the equivalent under Canadian securities laws, the Consideration Shares to be distributed in Canada pursuant to the Arrangement shall not be subject to any resale restrictions under applicable Canadian securities laws.

●	Exempt from U.S. Registration Requirements. The distribution of the Consideration Securities pursuant to the Arrangement shall be exempt from the registration requirements of the Securities Act and, except with respect to persons who are “affiliates” (as that term is used in the Securities Act) of Sphere, the Consideration Shares to be issued in the United States pursuant to the Arrangement shall not be subject to resale restrictions under the U.S. securities laws; provided, however, that Cathedra shall not be entitled to rely on this condition in failing to consummate the Arrangement in the event that Cathedra fails to advise the Court prior to the hearing in respect of the Final Order, as required by the terms of the foregoing exemption, that Sphere will rely on the foregoing exemption based on the Court’s approval of the Arrangement (including the fairness thereof). The Consideration Securities to be issued pursuant to the Arrangement shall be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) of the Securities Act.

●	No Termination. The Arrangement Agreement shall not have been terminated in accordance with its terms.

●	Employment Agreements. Sphere and Joel Block shall have executed the Management Member Employment Agreement (consistent with the material terms set forth in the Arrangement Agreement) effective as of the Effective Time and in a form mutually agreed on by Sphere, Cathedra and Joel Block, each acting reasonably. Additionally, Sphere and Thomas Masiero shall have either (i) executed an employment agreement in form and substance reasonably acceptable to Sphere, Cathedra and Thomas Masiero, effective as of the Effective Time, or (ii) caused the consulting agreement between Poimen Trust, Cathedra and Fortress Blockchain (US) Holdings Corp. to remain in effect.

●	Non-Compete Agreement. Joel Block and Sphere shall have executed a sale based non-compete agreement effective as of the Effective Time and in form and substance reasonably acceptable to Sphere, Cathedra and Joel Block.

Conditions in Favor of Sphere

The obligation of Sphere to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Sphere and may be waived by Sphere, in whole or in part, at any time):

●	Representations and Warranties. The representations and warranties of Cathedra set forth in the Arrangement Agreement shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of any such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Cathedra, and Sphere shall have received a certificate of two senior officers of Cathedra (in each case without personal liability) addressed to Sphere and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Sphere, acting reasonably.

●	Performance of Covenants. All covenants of Cathedra under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Cathedra in all material respects, and Sphere shall have received a certificate of two senior officers of Cathedra (in each case without personal liability) addressed to Sphere and dated as of the Effective Date confirming the same, and certifying a list of Transaction Expenses and Cathedra Closing Payments incurred by Cathedra and its subsidiaries for the period from the date of the Arrangement Agreement to the Effective Time, such certificate to be in a form and substance satisfactory to Sphere, acting reasonably.

●	No Cathedra Material Adverse Effect. Between the date of the Arrangement Agreement and the Effective Time, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), any event, change, occurrence or state of facts that, either individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Cathedra, and Sphere shall have received a certificate of two senior officers of Cathedra (in each case without personal liability) addressed to Sphere and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Sphere, acting reasonably.

●	Resignations. Sphere shall have received resignations and releases in favor of Cathedra from such directors and officers of Cathedra or a Cathedra subsidiary as Sphere may indicate in writing, as agreed by Cathedra, acting reasonably, such resignations to be effective as of the Effective Time and in form and substance satisfactory to Sphere, acting reasonably.

●	Dissent Rights. Dissent Rights exercisable by Cathedra Shareholders in respect of the Arrangement shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the outstanding Cathedra Shares (calculated on an as-converted basis into Cathedra SV Shares), and Sphere shall have received a certificate dated as of the Effective Date setting out in detail all Dissent Rights exercised or purported to have been exercised.

●	Support Agreements. Sphere shall have received duly executed support agreements from Joel Block, Thomas Masiero and Jialin Qu in form and substance mutually agreed by Cathedra and Sphere, acting reasonably, pursuant to which, for a period of twenty-four (24) months following the Effective Date, such individuals agree to vote all Sphere Common Shares held by such individuals at any meeting of Sphere Shareholders in accordance with the recommendations of the Sphere Board so long as such individual is not materially and disproportionally adversely impacted by the proposal compared to other Sphere Shareholders.

●	Convertible Securities. Except as set forth in the Cathedra Disclosure Letter, no “put” rights, conversion rights, exercise rights or similar right of shareholders or the holders of convertible securities of any kind, in each case of Cathedra or any of its subsidiaries, shall be triggered by the consummation of the Arrangement Agreement.

●	Document Delivery. Cathedra shall have delivered to Sphere all documents reasonably necessary to document its compliance with Section 5.1(h) of the Arrangement Agreement relating to, among other things, the provision of information concerning Cathedra and its properties, assets and businesses as Sphere may reasonably request.

Conditions in Favor of Cathedra

The obligation of Cathedra to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Cathedra and may be waived by Cathedra, in whole or in part, at any time):

●	Representations and Warranties. The representations and warranties of Sphere set forth in the Arrangement Agreement shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of any such representations to be so true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Sphere, and Cathedra shall have received a certificate of two senior officers of Sphere (in each case without personal liability) addressed to Cathedra and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Cathedra, acting reasonably.

●	Performance of Covenants. All covenants of Sphere under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Sphere in all material respects, and Cathedra shall have received a certificate of two senior officers of Sphere (in each case without personal liability) addressed to Cathedra and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Cathedra, acting reasonably.

●	No Sphere Material Adverse Effect. Between the date of the Arrangement Agreement and the Effective Time, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), any event, change, occurrence or state of facts that, either individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Sphere, and Cathedra shall have received a certificate of two senior officers of Sphere (in each case without personal liability) addressed to Cathedra and dated as of the Effective Date confirming the same, and certifying a list of Transaction Expenses and Sphere Closing Payments incurred by Sphere and its subsidiaries from the date of the Arrangement Agreement to the Effective Time, such certificate to be in a form and substance satisfactory to Cathedra, acting reasonably.

●	Payment of Consideration. The Sphere Series I Shares shall have been created and Sphere shall have allotted and issued Sphere Common Shares to be exchanged for Cathedra Shares pursuant to the Arrangement and delivered such Sphere Common Shares to the Depositary in accordance with the terms of the Arrangement and a Depositary Agreement, if applicable.

●	Replacement Equity. Sphere shall have granted the Replacement Options, Replacement RSUs and Replacement Warrants in exchange for the Cathedra Options, Cathedra RSUs and Cathedra Warrants (as the case may be), as at the Effective Time pursuant to the Arrangement and will have executed and delivered counterparts for stock option agreements in respect of such Replacement Options, award agreements for Replacement RSUs and warrant certificates in respect of such Replacement Warrants, (as may be necessary).

●	Nasdaq Listing of Additional Shares Notification Form. Sphere shall have submitted to Nasdaq a Listing of Additional Shares Notification Form with respect to the Sphere Common Shares to be issued pursuant to the Arrangement and upon the exercise, settlement or conversion of Replacement Options, Replacement RSUs, Replacement Warrants and the Sphere Series I Shares, as applicable.

●	Resignations and Appointments. (i) The directors of Sphere immediately prior to the Effective Time who are not Director Nominees shall have delivered executed resignation letters in form and substance reasonably satisfactory to Sphere and Cathedra, (ii) Kurt L. Kalbfleisch shall be terminated as Chief Executive Officer of Sphere, (iii) the Director Nominees (to the extent they consented to their appointment) shall have been appointed or elected to the Sphere Board as of the Effective Time and (iv) Joel Block shall have been appointed Chief Executive Officer of Sphere effective as of the Effective Time.

●	Convertible Securities. Except as set forth in the Sphere Disclosure Letter delivered in connection with the Arrangement Agreement, no “put” rights, conversion rights, exercise rights or similar right of shareholders or the holders of convertible securities of any kind, in each case of Sphere or any of its subsidiaries, shall be triggered by the consummation of the Arrangement Agreement.

Representations and Warranties

The Arrangement Agreement contains certain representations and warranties made by Sphere and Cathedra, in each case of a nature customary for transactions of this type. The representations and warranties were made solely for the purposes of the Arrangement Agreement and, in some cases, are subject to important qualifications, limitations and exceptions agreed to by Cathedra and Sphere in connection with negotiating the Arrangement Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents publicly filed by Sphere or Cathedra. Accordingly, Cathedra Shareholders and Sphere Shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are also modified, by Cathedra’s and Sphere’s respective disclosure letters delivered in connection with the Arrangement Agreement. The disclosure letters contain information that has been included in the respective party’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the public record.

The representations and warranties of each of Cathedra and Sphere relate to the following matters, among others: organization; capitalization; subsidiaries; authority relative to the Arrangement Agreement; securities law matters; financial matters; material liabilities; books and records; disclosure controls and procedures; internal control over financial reporting; absence of certain changes or events; restrictions on business activities; compliance with laws and constating documents; regulatory approvals; licenses and permits; material contracts; employment matters; employee plans; real property; intellectual property matters; digital assets; Bitcoin miners; environmental matters; title to assets; litigation; bankruptcy; insurance; tax matters; finder’s fee; absence of cease trade orders; related party transactions; expropriation; rights of other persons; non-governmental organizations and community groups; corrupt practices legislation; money laundering; U.S. securities and antitrust laws; stock exchange compliance; change of control; closing payments; data systems; Competition Act (Canada); no collateral benefit and privacy.

In addition to the foregoing representations and warranties, Sphere has provided additional representations and warranties to Cathedra with respect to issuance of Sphere Common Shares; share ownership; and Amalco Sub.

Covenants

Covenants Relating to the Arrangement

The Arrangement Agreement contains customary negative and affirmative covenants of Cathedra and Sphere. Pursuant to the Arrangement Agreement, each of Cathedra and Sphere has covenanted that it shall and shall cause its subsidiaries to perform all obligations required to be performed by the party or any of its subsidiaries under the Arrangement, cooperate with the other party in connection with the Arrangement, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in the Arrangement Agreement, including, among other things: (a) use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Authorities required to be effected in connection with the Arrangement and participate and appear in any proceedings of any party before Governmental Authorities; (b) use commercially reasonable efforts to fulfill all conditions and satisfy all provisions of the Arrangement Agreement and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Arrangement; (c) use commercially reasonable efforts to effect to oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the parties to consummate the Arrangement or the other transactions contemplated hereby; (d) except as disclosed to and approved by the other party, acting reasonable, not settle, pay, discharge, satisfy, compromise, waive, assign or release any material action, claim or proceeding against the other party and/or any of its subsidiaries, or any action, claim or proceeding against the other party by any present, former or purported holder of its securities in connection with the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement; (e) directly or indirectly, not take any action, or permit any action that would, or that reasonably may be expected to, be inconsistent with, interfere with or significantly impede the completion of the Arrangement or the transactions contemplated by the Arrangement Agreement, or would render, or that reasonably may be expected to render, any representation or warranty of a party to be untrue in any material respect at any time prior to the Effective Time as if made at that time; (f) promptly notify the other party of (i) any material adverse change, or any change which could reasonably be expected to become a material adverse change in respect of such party and its subsidiaries, (ii) any notice or other communication from any person alleging that a consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is or may be required in connection with the Arrangement Agreement or the Arrangement, unless prohibited by applicable law and except if such potential consent relates solely to such person’s consent as a Cathedra Shareholder with respect to the Arrangement Resolution or a Sphere Shareholder with respect to the Share Issuance Proposal, as applicable, or (iii) any proceeding commenced or, to the knowledge of Sphere or Cathedra, as applicable, threatened against, relating to or involving or otherwise affecting Sphere or Cathedra or any of their respective subsidiaries, as applicable, in connection with the Arrangement Agreement or the Arrangement; and (g) no later than March 31, 2026, provide to the other party audited annual consolidated financial statements for the fiscal year ended December 31, 2025.

Covenants relating to General Conduct of Business

The Arrangement Agreement also contains customary covenants of Cathedra and Sphere pertaining to the conduct of their respective businesses, including with respect to, among other things, corporate matters, issuing shares or other equity, distributions, dispositions and acquisitions, capital expenditures and indebtedness.

Covenants Specific to Cathedra

Cathedra has covenanted in the Arrangement Agreement to: (i) use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the TSXV to cause the delisting of the Cathedra SV Shares from the TSXV as promptly as practicable after the Effective Time; (ii) subject to applicable laws, except for non-substantive communications, furnish promptly to Sphere a copy of each notice, report, schedule or other document or communication delivered, filed or received by Cathedra in connection with any dealings with Governmental Authorities or the TSXV in connection with, or in any way affecting, the Arrangement or the other transactions contemplated by the Arrangement Agreement; (iii) from and after the date of the Arrangement Agreement until the earlier of the Effective Time and the termination of the Arrangement Agreement in accordance with its terms, and except as set forth in the Cathedra Disclosure Letter, only make Permitted Expenditures, unless otherwise agreed in writing by Sphere; and (iv) use commercially reasonable efforts to: (a) prepare and file the U.S. federal corporate income tax return of Cathedra on IRS Form 1120 for the fiscal year ended December 31, 2024, and (b) restore Two Key Technologies LLC and North Campbell HoldCo LLC into good standing with the Tennessee Department of Revenue due to unfiled franchise and excise tax returns for the fiscal year ended December 31, 2024.

Covenants Specific to Sphere

Sphere has undertaken covenants in the Arrangement Agreement to: (i) subject to applicable laws, except for non-substantive communications, furnish promptly to Cathedra a copy of each notice, report, schedule or other document or communication delivered, filed or received by Sphere in connection with any dealings with Governmental Authorities or Nasdaq in connection with, or in any way affecting, the Arrangement or the other transactions contemplated by the Arrangement Agreement; (ii) prepare and file with all applicable securities authorities all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of the provinces of Canada and the United States for the issue by Sphere of Sphere Common Shares pursuant to the Arrangement and the resale of such securities (other than by “control persons” of Sphere, as that term or its equivalent is used in applicable Canadian securities laws, or “affiliates” of Sphere as that term is used in the U.S. Securities Act); (iii) at or prior to the Effective Time, allot and reserve for issuance a sufficient number of Sphere Common Shares and Sphere Series I Shares to meet the obligations of Sphere under the Arrangement (including upon the exercise, settlement or conversion, as applicable, of the Replacement Options, Replacement Warrants and Replacement RSUs); (iv) at or prior to the Effective Time, authorize, allot and reserve for issuance a sufficient number of Replacement Options, Replacement Warrants and Replacement RSUs to meet the obligations of Sphere under the Arrangement; and (v) take all necessary actions to have the Sphere Common Shares issued in connection with the Arrangement and upon the exercise, settlement or conversion, as applicable, of the Sphere Series I Shares, the Replacement Options, Replacement RSUs and Replacement Warrants listed and to have such Sphere Common Shares posted for trading on the Nasdaq Capital Market.

Other Covenants and Agreements

The Arrangement Agreement contains certain other covenants and agreements by both Sphere and Cathedra, including covenants relating to:

●	efforts to obtain applicable regulatory approvals related to the Arrangement;

●	cooperation between Sphere and Cathedra in connection with public announcements and communications;

●	cooperation between Sphere and Cathedra in the preparation and filing of the Cathedra Circular and this Proxy Statement;

●	access by each party to certain information about the other party during the period prior to the Effective Time and the parties’ agreement to keep information exchanged confidential; and

●	indemnification of directors and officers of Cathedra and its subsidiaries in respect of claims arising from facts or events which occurred on or prior to the Effective Time (described further below under “Insurance Matters”).

Covenants Regarding Non-Solicitation and Acquisition Proposals

Non-Solicitation

Except as expressly provided in the Arrangement Agreement, each of Sphere and Cathedra has agreed that, from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms, it shall not, directly or indirectly, and shall not permit any of their respective representatives (including directors, officers, employees, counsel, accountants, financial advisors, consultants, agents, or other authorized representatives) to:

●	solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any information, permitting any visit to any facilities or properties of a party or any of its subsidiaries, or entering into any form of written or oral agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an acquisition proposal (as defined in the Arrangement Agreement) or potential acquisition proposal in respect of such party;

●	enter into or otherwise engage or participate in any discussions or negotiations with any person (other than the other party or its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal or potential acquisition proposal;

●	prior to Cathedra having obtained the Cathedra Shareholder Approval or Sphere having obtained approval of the Share Issuance Proposal, as applicable, for the board of directors of either party to (a) fail to unanimously recommend or withdraw, amend, modify, qualify, or change in a manner adverse to the other party, or publicly propose to or publicly state that it intends to withdraw, amend, modify, qualify or change in a manner adverse to the other party, its approval or recommendation of the Arrangement; (b) fail to approve or recommend or reaffirm its approval or recommendation of the Arrangement within three (3) business days (and in any case prior to the Cathedra Meeting and the special meeting) after having been requested in writing by such other party to do so; or (c) in the event of a publicly announced acquisition proposal, fail to approve or recommend or reaffirm its approval or recommendation of the Arrangement within five (5) business days after any such announcement of an acquisition proposal (it being understood that the taking of a neutral position or no position with respect to an acquisition proposal beyond a period of five (5) business days after any such announcement of an acquisition proposal (or beyond the date which is one day prior to the Cathedra Meeting and the special meeting, if sooner) shall be considered an adverse modification) (a “Change in Recommendation”); or

●	accept, approve, endorse or recommend, or propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any acquisition proposal (it being understood that publicly taking no position or a neutral position with respect to an acquisition proposal for a period of no more than two (2) business days following the formal announcement of such acquisition proposal shall not be considered to be in violation of the Arrangement Agreement provided such party’s board of directors has rejected such acquisition proposal and affirmed its recommendation in favor of the Arrangement before the end of such two (2) business day period);

Each of Sphere and Cathedra has agreed to, and to cause its subsidiaries and its representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation or other activity commenced prior to the date of the Arrangement Agreement with any person (other than the other party or its affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an acquisition proposal or potential acquisition proposal, and in connection therewith, such party has agreed to: (i) discontinue access to and disclosure of all information, including any data room and any non-public or confidential information, properties, facilities, books and records of such party or any subsidiary of such party; and (ii) request and exercise all rights it has to require: (A) the return or destruction of copies of any information regarding such party or any subsidiary of such party provided to any person other than the other party, and (B) the destruction of all material including or incorporating or otherwise reflecting such information regarding such party or any subsidiary of such party, using all necessary efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

Each of Sphere and Cathedra has agreed: (i) to take all necessary action to enforce each confidentiality, standstill or similar agreement or restriction to which such party or any of its subsidiaries is a party, and (ii) that neither such party nor any of its subsidiaries or any of their respective representatives have or will, without the prior written consent of the other party (which may be withheld or delayed in the other party’s sole and absolute discretion), release any person from, or waive, amend, suspend or otherwise modify such person’s obligations respecting the party or any of its subsidiaries under any confidentiality, standstill or similar agreement or restriction to which such party or any of its subsidiaries is a party.

Notification of Acquisition Proposals

Each of Sphere and Cathedra has agreed that if either party, or any of such party’s subsidiaries or representatives, receives or otherwise becomes aware of (a) any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an acquisition proposal, or (b) any request for copies of, access to, or disclosure of, information relating to the party or any of its subsidiaries, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the party or any of its subsidiaries, then such party shall:

●	promptly (and, in any event, within 24 hours) notify the other party, at first orally and then in writing, of such acquisition proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions; and

●	indicate the identity of all persons making such acquisition proposal, inquiry, proposal, offer or request; and

●	provide a copy of all documents, correspondence or other material received in respect of, from or on behalf of any such person and any other information which the other party may reasonably request; and

●	keep the other party promptly and fully informed of the status of developments and negotiations with respect to such acquisition proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such acquisition proposal, inquiry, proposal, offer or request.

Responding to an Acquisition Proposal

Notwithstanding the covenants described under “Non-Solicitation” above, if prior to obtaining the approval of Cathedra Shareholders at the Cathedra Meeting or Sphere Shareholders at the special meeting, as applicable, a party that receives a request for material non-public information, or to enter into discussions, from a person that proposes to such party an unsolicited bona fide written acquisition proposal that did not result from a breach of the non-solicitation covenants described above under “Non-Solicitation” and that its board of directors determines in good faith after consultation with its financial advisors and outside legal counsel that such acquisition proposal constitutes or would reasonably be expected to constitute a superior proposal then such party may: (i) provide the person making such acquisition proposal with access to material non-public information regarding such party and its subsidiaries; and/or (ii) enter into, participate, facilitate and maintain discussions or negotiations with, and otherwise cooperate with or assist, the person making such acquisition proposal, provided that such party shall not, and shall not allow any of its subsidiaries or representatives to disclose any non-public information with respect to such person without having (A) entered into a confidentiality and standstill agreement on substantially the same terms as the other party’s confidentiality agreement, including a standstill provision at least as stringent as contained in the confidentiality agreement, and provided a copy of such confidentiality and standstill agreement promptly upon execution to the other party; and (B) provided to the other party a list of and access to the information made or to be made available to such person. Any such confidentiality and standstill agreement may not include any provision calling for an exclusive right to negotiate with such party and may not restrict such party or any of its subsidiaries from complying with the non-solicitation covenants described under “Non-Solicitation” above.

Superior Proposals and Right to Match

Sphere and Cathedra have agreed that if a party receives a written acquisition proposal that its board of directors (after consultation with its legal and financial advisors) determines in good faith constitutes a superior proposal prior to the approval of the Arrangement Resolution by Cathedra Shareholders or the approval of the Share Issuance Proposal by Sphere Shareholders, as the case may be, the party’s board of directors may, subject to compliance with the requirements described in the Arrangement Agreement, terminate the Arrangement Agreement in order to enter into a definitive agreement with respect to such superior proposal, if and only if:

●	the board of directors of the party in receipt of the acquisition proposal determines, in good faith, that such acquisition proposal constitutes a superior proposal;

●	the person making the superior proposal was not restricted from making such superior proposal pursuant to an existing standstill or similar restriction;

●	such party has been, and continues to be, in compliance with the non-solicitation covenants described under “Non-Solicitation” above;

●	such party has delivered to the other party a written notice of the determination of the party’s board of directors that such acquisition proposal constitutes a superior proposal and of the intention of the party’s board of directors to enter into such definitive agreement, together with a written notice from the party’s board of directors regarding the value and financial terms that the party’s board of directors, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such acquisition proposal (the “Superior Proposal Notice”);

●	such party has provided the other party with a copy of such acquisition proposal in accordance with the non-solicitation covenants described under “Non-Solicitation” above;

●	at least five (5) business days (the “Matching Period”) have elapsed from the date that is the later of the date on which the other party received the Superior Proposal Notice and the date on which the other party received a copy of such acquisition proposal from the party;

●	during any Matching Period, the other party has had the opportunity (but not the obligation) to offer to amend the Arrangement Agreement and the Arrangement in order for such acquisition proposal to cease to be a superior proposal;

●	such party has: (i) paid to the other party the termination fee of $500,000 payable under the Arrangement Agreement; (ii) terminated the Arrangement Agreement pursuant to the terms of the Arrangement Agreement; and (iii) entered into a binding agreement, understanding or arrangement with respect to the superior proposal.

During the Matching Period, or such longer period as the party issuing the Superior Proposal Notice may approve in writing for such purpose, (i) the other party shall have the right, but not the obligation, to offer to amend the terms of the Arrangement Agreement and the Plan of Arrangement, (ii) the receiving party shall negotiate in good faith with the other party in order to (A) determine whether such proposal would, upon acceptance, result in the acquisition proposal previously constituting a superior proposal ceasing to be a superior proposal, and (B) make such amendments to the terms of the Arrangement Agreement and the Arrangement as would enable the party to proceed with the transactions contemplated by the Arrangement Agreement on such amended terms. If the board of directors of the receiving party determines that such acquisition proposal would cease to be a superior proposal, the party shall promptly so advise the other party and Sphere and Cathedra will amend the Arrangement Agreement to reflect such proposal made by the other party, and will take and cause to be taken all such actions as are necessary to give effect to the foregoing. If the board of directors of the receiving party continues to believe, in good faith after consultation with its financial advisors and outside legal counsel, that such superior proposal remains a superior proposal, and therefore rejects the other party’s amended proposal, the party may, on termination of the Arrangement Agreement in accordance with the Arrangement Agreement and payment of the termination fee, accept, approve, recommend, or enter into an agreement, understanding or arrangement in respect of such superior proposal.

The board of directors of the receiving party shall promptly reaffirm its recommendation of the Arrangement by press release after: (i) any acquisition proposal which the board of directors of the receiving party determines not to constitute a superior proposal is publicly announced; or (ii) the board of directors of the receiving party determines that a proposed amendment to the terms of the Arrangement as described in the foregoing paragraph would result in any acquisition proposal no longer constituting a superior proposal. The other party and its counsel shall be given a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the other party and its counsel.

Each successive amendment or modification of any acquisition proposal shall constitute a new acquisition proposal for the purposes of Sphere’s and Cathedra’s obligations described under this section, and the other party shall be afforded a new five (5) business day Matching Period from the later of the date on which the other party received the Superior Proposal Notice and the date on which the other party received a copy of the acquisition proposal from the party in respect of each such new acquisition proposal.

If the party provides a Superior Proposal Notice to the other party after a date that is less than ten (10) business days before the Cathedra Meeting or special meeting, as the case may be, the party shall either proceed with or shall postpone such meeting, as directed by the other party acting reasonably, to a date that is not more than fifteen (15) business days after the scheduled date of the Cathedra Meeting or special meeting, as the case may be.

Insurance Matters

Pursuant to the Arrangement Agreement, Sphere shall maintain in effect for a period of six (6) years after the Effective Date on a “trailing” or “run-off” basis, Cathedra’s current policy or policies or comparable policies of directors’ and officers’ liability insurance and fiduciary liability insurance providing coverage to the directors and officers of Sphere with respect to claims arising from facts or events which occurred on or before the Effective Date. Such coverage shall be on the same terms, in all material respects, as the coverage currently provided under policies maintained by Cathedra for the protection of directors and officers.

Sphere has also agreed to honor all rights to indemnification or exculpation existing in favor of the officers and directors of Cathedra, which will survive the completion of the Arrangement and will continue in full force and effect for a period of not less than six (6) years from the Effective Date.

Termination of the Arrangement Agreement

Termination by Either Party

The Arrangement Agreement may be terminated prior to the Effective Time by the mutual written agreement of Sphere and Cathedra, or by either Cathedra or Sphere upon notice to the other party if:

●	Occurrence of Outside Date. The Effective Time shall not have occurred on or before September 30, 2026, provided that the failure of the Effective Date to so occur is not due to the failure of the party seeking to terminate the Arrangement Agreement to perform or observe the covenants and agreements of such party set forth in the Arrangement Agreement.

●	Illegality. After the date of the Arrangement Agreement, any final and non-appealable applicable law shall be effected by a governmental entity of competent jurisdiction that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins any of the parties from consummating the Arrangement.

●	Failure to Obtain Cathedra Shareholder Approval. The Arrangement Resolution has not been approved or adopted by Cathedra Shareholders at the Cathedra Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with the Interim Order.

●	Failure to Obtain Sphere Shareholder Approval. The Share Issuance Proposal has not been approved or adopted by Sphere Shareholders at the special meeting (or any adjournment(s) or postponement(s) thereof).

●	Failure to Achieve Listing of Consideration Shares Condition. Either party, in its discretion (but solely to the extent that such determination is permissible and within the discretion of such party pursuant to Section 6.1(h) of the Arrangement Agreement), acting reasonably and in good faith, believes that the mutual condition related to the Listing of Consideration Shares described under “Conditions to Closing – Mutual Conditions Precedent” above has not been satisfied.

Termination by Sphere

The Arrangement Agreement may be terminated prior to the Effective Time by Sphere if:

●	Cathedra Change in Recommendation. (i) The board of directors of Cathedra makes a Change in Recommendation described under “Non-Solicitation” above, or (ii) Cathedra shall have accepted or entered into or publicly proposes to accept or enter into (other than a confidentiality and standstill agreement permitted under “Non-Solicitation” above) a legally binding written agreement, arrangement or understanding with respect to an acquisition proposal;

●	Cathedra Material Breach of Non-Solicit. Cathedra breaches its non-solicitation covenants described under “Non-Solicitation” above in any material respect;

●	Breach of Representation or Warranty or Failure to Perform Covenants by Cathedra. Subject to compliance with the notice and cure provisions of the Arrangement Agreement, (i) Cathedra has not complied in all material respects with its covenants or obligations under the Arrangement Agreement, or (ii) any representation or warranty of Cathedra set out in this Arrangement Agreement shall have been at the date of the Arrangement Agreement untrue or incorrect or shall have become untrue or incorrect in a material respect (except for those expressly stated to speak at or as of any earlier time), in each case, that would cause the mutual conditions precedent or additional conditions precedent to Sphere’s obligations not to be satisfied, and such breach or failure is incapable of being cured prior to September 30, 2026; or

●	Sphere Superior Proposal. Sphere intends to enter into a binding written definitive agreement with respect to a superior proposal; provided that Sphere is then in compliance with the covenants relating to non-solicitation and acquisition proposals described above and that, prior to such termination, Sphere makes the Sphere Termination Payment to Cathedra.

Termination by Cathedra

The Arrangement Agreement may be terminated prior to the Effective Time by Cathedra if:

●	Sphere Change in Recommendation. (i) The board of directors of Sphere makes a Change in Recommendation described under “Non-Solicitation” above, or (ii) Sphere shall have accepted or entered into or publicly proposed to accept or enter into (other than a confidentiality and standstill agreement permitted under “Non-Solicitation” above) a legally binding written agreement, arrangement or understanding with respect to an acquisition proposal;

●	Sphere Material Breach of Non-Solicit. Sphere breaches its non-solicitation covenants described under “Non-Solicitation” above in any material respect;

●	Breach of Representation or Warranty or Failure to Perform Covenants by Sphere. Subject to compliance with the notice and cure provisions of the Arrangement Agreement, (i) Sphere has not complied in all material respects with its covenants or obligations under the Arrangement Agreement, or (ii) any representation or warranty of Sphere set out in this Arrangement Agreement shall have been at the date of the Arrangement Agreement untrue or incorrect or shall have become untrue or incorrect in a material respect (except for those expressly stated to speak at or as of any earlier time), in each case, that would cause the mutual conditions precedent or additional conditions precedent to Cathedra’s obligations not to be satisfied, and such breach or failure is incapable of being cured prior to September 30, 2026; or

●	Cathedra Superior Proposal. Cathedra intends to enter into a binding written definitive agreement with respect to a superior proposal; provided that Cathedra is then in compliance with the covenants relating to non-solicitation and acquisition proposals described above and that, prior to such termination, Cathedra makes the Cathedra Termination Payment to Sphere.

Termination Payments

The Arrangement Agreement provides that (a) if a Sphere Termination Payment Event (as defined below) occurs, Sphere shall pay, as liquidated damages under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $500,000 to Cathedra (the “Sphere Termination Payment”); and (b) if a Cathedra Termination Payment Event (as defined below) occurs, Cathedra shall pay, as liquidated damages under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $500,000 to Sphere (the “Cathedra Termination Payment”).

A “Cathedra Termination Payment Event” means the termination of the Arrangement Agreement:

●	by Sphere upon the circumstances described in the paragraph “Cathedra Change in Recommendation” or “Cathedra Material Breach of Non-Solicit” under the heading “Termination of the Arrangement Agreement-Termination by Sphere” above (but not including such a termination by Sphere in circumstances where a Cathedra Change in Recommendation resulted from the occurrence of a Material Adverse Effect in respect of Sphere);

●	by Cathedra upon circumstances described in the paragraph “Cathedra Superior Proposal” under the heading “Termination of the Arrangement Agreement-Termination by Cathedra” above; or

●	by either party upon circumstances described in the paragraph “Failure to Obtain Cathedra Shareholder Approval” under the heading “Termination of the Arrangement Agreement-Termination by Either Party” above, but only if:

ο	prior to such Cathedra Meeting, a bona fide acquisition proposal, or the intention to make a bona fide acquisition proposal with respect to Cathedra, other than an acquisition proposed and consented to by Sphere, shall have been made to Cathedra and publicly announced,

ο	such acquisition proposal has not been withdrawn, and

ο	within twelve (12) months following the date of such termination, either (1) such acquisition proposal is consummated by Cathedra; or (2) Cathedra and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Cathedra board of directors approves or recommends such acquisition proposal and that transaction is consummated at any time thereafter.

A “Sphere Termination Payment Event” means the termination of the Arrangement Agreement:

●	by Cathedra upon the circumstances described in the paragraphs “Sphere Change in Recommendation” or “Sphere Material Breach of Non-Solicit” under the heading “Termination of the Arrangement Agreement-Termination by Cathedra” above (but not including such a termination by Cathedra in circumstances where a Sphere Change in Recommendation resulted from the occurrence of a Material Adverse Effect in respect of Cathedra);

●	by Sphere upon circumstances described in the paragraph “Sphere Superior Proposal” under the heading “Termination of the Arrangement Agreement-Termination by Sphere” above; or

●	by either party upon circumstances described in the paragraph “Failure to Obtain Sphere Shareholder Approval” under the heading “Termination of the Arrangement Agreement – Termination by Either Party” above, but only if:

●	prior to the special meeting, a bona fide acquisition proposal, or the intention to make a bona fide acquisition proposal with respect to Sphere, other than an acquisition consented to by Cathedra, shall have been made to Sphere and publicly announced,

●	such acquisition proposal has not been withdrawn, and

●	within twelve (12) months following the date of such termination, either (1) such acquisition proposal is consummated by Sphere; or (2) Sphere and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Sphere Board approves or recommends such acquisition proposal and that transaction is consummated at any time thereafter.

For purposes of the Cathedra Termination Payment Event and the Sphere Termination Payment Event referred to above, the term “acquisition proposal” has the meaning assigned to that term in the Arrangement Agreement, except that references to “20% or more” are deemed to be references to “50% or more.”

Amendments

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable laws, the Arrangement Agreement may, at any time and from time to time before and after the holding of the Cathedra Meeting and the special meeting but not later than the Effective Date, be amended by written agreement of the parties, without further notice to or authorization on the part of Cathedra Shareholders or Sphere Shareholders, and any such amendment may, without limitation:

●	change the time for performance of any of the obligations or acts of the parties;

●	waive any inaccuracies or modify any representation or warranty contained therein or in any document delivered pursuant thereto;

●	waive compliance with or modify any of the covenants or conditions therein contained or waive or modify performance of any of the obligations of any of the parties thereto;

●	waive compliance with or modify any mutual conditions precedent therein contained; and

●	complete or modify any schedule of the Arrangement Agreement.

In addition, pursuant to the Plan of Arrangement:

●	Sphere, Cathedra and Amalco Sub reserve the right to amend, modify or supplement the Plan of Arrangement from time to time and at any time prior to the Effective Time, provided that any such amendment, modification or supplement must be (i) set out in writing; (ii) agreed in writing by Cathedra, Sphere and Amalco Sub, (iii) filed with the Court and, if made following the Cathedra Meeting, approved by the Court, and (iii) communicated to Cathedra Shareholders in the manner required by the Court (if so required).

●	Any amendment, modification or supplement to the Plan of Arrangement may be proposed by Cathedra at any time prior to or at the Cathedra Meeting (provided that Sphere shall have consented thereto in writing), with or without any other prior notice or communication, and if so proposed and accepted by Cathedra Shareholders voting at the Cathedra Meeting, in the manner required by the Interim Order, shall become part of the Plan of Arrangement for all purposes.

●	Any amendment, modification or supplement to the Plan of Arrangement that is approved by the Court following the Cathedra Meeting shall be effective only if: (i) it is consented to in writing by each of Sphere and Cathedra; and (ii) if required by the Court, it is consented to by Cathedra Shareholders voting in the manner directed by the Court.

●	Any amendment, modification or supplement to the Plan of Arrangement may be made following the granting of the Final Order without filing such amendment, modification or supplement with the Court or seeking Court approval; provided that: (a) it concerns a matter which, in the reasonable opinion of Sphere and Cathedra, is of an administrative nature required to give effect to the implementation of the Plan of Arrangement and is not adverse to the interest of any Cathedra Shareholder or any holder of Cathedra Options, Cathedra Warrants or Cathedra RSUs or (b) is an amendment of administrative nature (as described in the following bullet).

●	Any amendment, modification or supplement to the Plan of Arrangement may be made following the Effective Date unilaterally by Sphere, provided that it concerns a matter which, in the reasonable opinion of Sphere, is of an administrative nature required to better give effect to the implementation of the Plan of Arrangement and provided that it is not materially adverse to interests of a former Cathedra Shareholder or any former holder of Cathedra Options, Cathedra Warrants or Cathedra RSUs.

●	The Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

Governing Law

The Arrangement Agreement is governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Specific Performance

In addition to any other remedy that may be available to each party under the terms of the Arrangement Agreement, a non-breaching party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief or specific performance, and the parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

PROPOSAL NO. 1 – THE SHARE ISSUANCE PROPOSAL

The Sphere Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Sphere Shareholders for their approval the issuance of the Sphere Common Shares to Cathedra Shareholders in connection with the Arrangement.

Nasdaq Listing Rule 5635(a) sets out that shareholder approval is required prior to the issuance of common shares, or of securities convertible into or exercisable for common shares, in any acquisition if: (i) the common shares have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding; or (ii) the number of common shares to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of common shares outstanding, in each case, before the entry into the definitive agreement. The number of Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders in exchange for Cathedra Shares and Cathedra Convertible Securities in connection with the Arrangement will exceed 20% of the number of Sphere Common Shares outstanding as of the date of the Arrangement Agreement. Therefore, under Nasdaq Listing Rule 5635(a), approval of Sphere Shareholders of the Share Issuance Proposal is required.

As of April 10, 2026, approximately 3,829,250 Sphere Common Shares were issued and outstanding. Upon the consummation of the Arrangement, Cathedra Shareholders and holders of Accelerated Cathedra RSUs would acquire an aggregate of up to approximately 2,250,048 Sphere Common Shares, which represents approximately 58.8% of the Sphere Common Shares issued and outstanding prior to the consummation of the Arrangement. Cathedra Optionholders would acquire an aggregate of up to approximately 89,160 Replacement Options, which represents approximately 2.3% of the Sphere Common Shares issued and outstanding prior to the Arrangement, on a fully diluted basis. Cathedra Warrantholders would acquire an aggregate of up to approximately 159,683 Replacement Warrants, which represents approximately 4.2% of the Sphere Common Shares issued and outstanding prior to the Arrangement, on a fully diluted basis. Certain Cathedra RSU holders would acquire an aggregate of up to approximately 178,074 Replacement RSUs, which represents approximately 4.7% of the Sphere Common Shares issued and outstanding prior to the Arrangement, on a fully diluted basis. Upon the consummation of the Arrangement, Cathedra Shareholders would represent approximately 42% of the shares of the Combined Company on a fully diluted basis. Additionally, Cathedra Shareholders receiving Sphere Series I Shares would acquire an aggregate of up to approximately 1,526,124 Sphere Common Shares upon conversion, excluding Sphere Series I Shares issued as dividends thereon,  which represents approximately 39.9% of the Sphere Common Shares issued and outstanding prior to the consummation of the Arrangement. In the event the Share Issuance Proposal is approved by Sphere Shareholders, but the Arrangement Agreement is terminated (without the Arrangement being completed) prior to the issuance of Sphere Common Shares pursuant to the Arrangement Agreement, Sphere will not issue any Sphere Common Shares or Replacement Equity as a result of the approval of the Share Issuance Proposal.

At the special meeting, Sphere Shareholders will be asked to vote FOR the Share Issuance Proposal. Approval by Sphere Shareholders of the issuance of Sphere Common Shares to Cathedra Shareholders is a condition to the Closing and is necessary for Sphere to issue the Sphere Common Shares and, in certain instances, Series I Shares to Cathedra Shareholders at the Closing. Accordingly, if the Share Issuance Proposal is not approved at the special meeting, a condition to the Closing will not be satisfied and the Arrangement will not be completed.

Required Vote

Assuming the presence of a quorum, approval of the Share Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. A majority of the votes cast means that the number of shares voted FOR the Share Issuance Proposal must exceed the number of votes cast AGAINST the Share Issuance Proposal. Because approval of the Share Issuance Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Share Issuance Proposal. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Share Issuance Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

In connection with the execution of the Arrangement Agreement, Sphere entered into Support Agreements with each of its directors and certain officers. Each Support Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Share Issuance Proposal and against certain matters inconsistent with the Arrangement, including any alternative business combination. See “The Arrangement – Support Agreements.”

If the Arrangement Agreement is not consummated, the Share Issuance Proposal shall be null and void and Sphere will not be able to consummate the Arrangement as contemplated by the Arrangement Agreement.

Board Recommendation

The Sphere Board unanimously recommends that you vote “FOR” the Share Issuance Proposal.

PROPOSAL NO. 2 – THE BOARD SIZE PROPOSAL

The Sphere Articles provide that Sphere will have a minimum of one (1) and a maximum of ten (10) directors, and permit the directors to appoint one or more additional directors provided that the total number of directors so appointed do not exceed one-third of the number of directors elected at the previous annual meeting of directors. As an offering company under the OBCA, Sphere must appoint a minimum of three (3) directors. The Arrangement Agreement provides that, on the terms and subject to the conditions set forth therein and applicable rules and regulations, the New Sphere Board immediately following the Effective Time will be composed of Timothy P. Hanley, Marcus Dent, Kurt L. Kalbfleisch, Joel Block and Nicholas Gates, with Mr. Hanley serving as Chairman. The Sphere Board is currently set at three (3) members and the New Sphere Board will consist of five (5) members. Under the OBCA, directors may appoint one or more additional directors between annual meetings, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As three directors were elected at the Annual Meeting, the Sphere Board may only appoint one additional director between meetings, which is insufficient to increase the size of the Sphere Board from three (3) to five (5) directors. Accordingly, Sphere is seeking approval of Sphere Shareholders of the Board Size Proposal to fix the number of directors at five (5) and to elect five (5) directors effective immediately following the Effective Time. At the special meeting, Sphere Shareholders will be asked to vote FOR the expansion of the Sphere Board from three (3) to five (5) members and for the election as directors of each of the Director Nominees whose names are set out under “Proposal No. 3 – The Director Election Proposal” below. As of the date of this Proxy Statement, management does not contemplate that any Director Nominees will be unable to serve as directors of the New Sphere Board; however, if for any reason any of the Director Nominees do not stand for election or are unable to serve as such, proxies in favor of Sphere Management designees will be voted for another nominee in their discretion unless Sphere Shareholder has specified in his or her proxy that his or her Sphere Common Shares are to be withheld from voting in the election of directors. Each Director Nominee elected as a director will hold office until the next annual general meeting of Sphere Shareholders or sooner if a person ceases to be a director.

Required Vote

Assuming the presence of a quorum, approval of the Board Size Proposal requires the number of shares voted FOR the Board Size Proposal exceed the number of votes cast AGAINST the Board Size Proposal. Because approval of the Board Size Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Board Size. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Board Size Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

In connection with the execution of the Arrangement Agreement, Sphere entered into Support Agreements with each of its directors and certain officers. Each Support Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Board Size Proposal and against certain matters inconsistent with the Arrangement, including any alternative business combination. See “The Arrangement – Support Agreements.”

The effectiveness of this Board Size Proposal is conditioned upon the approval of the Share Issuance Proposal and each Director Nominee of the Director Election Proposal in this Proxy Statement and effective upon the consummation of the transactions set forth in the Arrangement Agreement. If the Arrangement Agreement is not consummated, or the Share Issuance Proposal, each Director Nominee of the Director Election Proposal is not approved, the Board Size Proposal shall be null and void and the size of the board shall remain at three (3) members and those directors elected at Sphere’s Annual Meeting shall continue to serve in such capacity.

Board Recommendation

The Sphere Board unanimously recommends that you vote “FOR” the Board Size Proposal.

Resolution to Approve the Board Size Proposal

Sphere Shareholders are being asked to pass an ordinary resolution to approve setting the size of the board, which is conditioned upon the approval of each of the Share Issuance Proposal and the Director Election Proposal in this Proxy Statement and effective upon the consummation of the transactions set forth in the Arrangement Agreement:

“BE IT RESOLVED THAT:

1. The board of directors be authorized to set the size of the number of directors of Sphere 3D Corp. (“Sphere”) to be elected at any annual meeting of the shareholders of Sphere to be five (5);

2. Any director or officer of Sphere is hereby authorized for, on behalf of, and in the name of Sphere to do and perform or cause to be done or performed all such things, to take or cause to be taken all such actions, to execute and deliver or cause to be executed and delivered all such agreements, documents and instruments, contemplated by, necessary or desirable in connection with the expansion of the board of Sphere, or as such director or officer in his or her discretion may consider necessary, advisable or appropriate in order to give effect to the intent and purposes of the foregoing resolutions, and the doing of such things, the taking of such actions and the execution of such agreements, documents and instruments shall be conclusive evidence that the same have been authorized and approved hereby.”

PROPOSAL NO. 3 – THE DIRECTOR ELECTION PROPOSAL

The Sphere Articles provide that it will have a minimum of one (1) and a maximum of ten (10) directors, and permit the directors to appoint one or more additional directors provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As an offering company under the OBCA, Sphere must appoint a minimum of three (3) directors. The Sphere Board is currently set at three (3) members and upon approval of the Board Size Proposal, and pursuant to the Arrangement Agreement, it will be increased to five (5) members immediately following the Effective Time. See “Proposal No. 2 – The Board Size Proposal.”

The Arrangement Agreement provides that, on the terms and subject to the conditions set forth therein and applicable rules and regulations, the New Sphere Board immediately following the Effective Time will be composed of Timothy P. Hanley, Marcus Dent, Kurt L. Kalbfleisch, Joel Block and Nicholas Gates, with Mr. Hanley serving as Chairman. The Sphere Board is currently set at three (3) members and the New Sphere Board will consist of five (5) members. Under the OBCA, directors may appoint one or more additional directors between annual meetings, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As three directors were elected at the previous annual meeting, the Sphere Board may only appoint one additional director between meetings, which is insufficient to increase the size of the Sphere Board from three to five directors. Accordingly, Sphere is seeking approval of Sphere Shareholders of the Board Size Proposal to fix the number of directors at five (5) and to elect five (5) directors immediately following the Effective Time. Sphere has agreed with Cathedra pursuant to the Arrangement Agreement that it will take all actions necessary to provide that, immediately following the Effective Time, Timothy P. Hanley, Joel Block, Marcus Dent, Kurt L. Kalbfleisch and Nicholas Gates will be appointed to the Sphere Board. Each Director Nominee elected will hold office until the next annual meeting of Sphere Shareholders or until his or her successor is duly elected or appointed pursuant to the OBCA and Sphere’s constating documents, unless his or her office is earlier vacated. Management does not contemplate that any of such Director Nominees will be unable to serve as directors; however, if for any reason any of the Director Nominees does not stand for election or is unable to serve as such, proxies in favor of management designees will be voted for another Director Nominee in their discretion unless Sphere Shareholder has specified in his or her proxy that his or her shares are to be withheld from voting in the election of directors.

At the special meeting, Sphere Shareholders will be asked to vote FOR each Director Nominee of the Director Election Proposal. The names of persons proposed to be nominated pursuant to the Arrangement Agreement as a director; their age, all positions and offices with Sphere held by them, if any; their principal occupation for the last five years; and the periods during which they have served as a director; and the number of Sphere Common Shares beneficially owned or controlled, directly or indirectly, by them or over which control or direction is exercised, as of the record date for the special meeting and other information about them is set forth below.

Name	Age	Director Since	Title	Number of Sphere Common Shares(2)		Beneficial Ownership(3)
Timothy P. Hanley(1)	69	May 31, 2022	Director	34,358	(4)	*
Joel Block	42	N/A	N/A	—		—
Marcus Dent	34	N/A	N/A	—		—
Kurt L. Kalbfleisch	60	N/A	Chief Executive Officer; Chief Financial Officer	86,459	(5)	2.25%
Nicholas Gates	37	N/A	N/A	—		—

*	Less than 1%

1.	Independent director of Sphere, Chair of the Audit Committee of the Sphere Board (the “Sphere Audit Committee”), member of the Compensation Committee of the Sphere Board (the “Sphere Compensation Committee”), and member of the Nominating and Governance Committee of the Sphere Board (the “Sphere Nominating and Governance Committee”).
2.	These amounts include Sphere Common Shares, which could be acquired upon exercise or vesting of outstanding convertible securities of Sphere within sixty (60) days.
3.	Based on 3,829,250 Sphere Common Shares outstanding as of April 10, 2026, the record date for the special meeting. Percentage calculations assume, for each person, that all Sphere Common Shares that may be acquired by such person pursuant to restricted stock units that become vested within sixty (60) days of the date hereof or options currently exercisable or that become exercisable within sixty (60) days of the date hereof are outstanding for the purpose of computing the percentage of Sphere Common Shares owned by such person. However, such unissued Sphere Common Shares described above are not deemed to be outstanding for calculating the percentage of Sphere Common Shares owned by any other person.
4.	These shares include (i) 19,971 Sphere Common Shares held by Timothy P. Hanley, (ii) 1,757 Sphere Common Shares issuable upon exercise of vested Sphere Options within sixty (60) days held by Mr. Hanley, and (iii) 12,630 Sphere Common Shares issuable upon release of vested restricted stock units within sixty (60) days held by Mr. Hanley.
5.	These shares include (i) 64,455 Sphere Common Shares held by Kurt L. Kalbfleisch, (ii) 430 Sphere Common Shares held by Mr. Kalbfleisch’s minor children, (iii) 3,214 Sphere Common Shares issuable upon exercise of vested options within sixty (60) days held by Mr. Kalbfleisch, and (iv) 18,360 Sphere Common Shares issuable upon release of vested restricted stock units within sixty (60) days held by Mr. Kalbfleisch.

Timothy P. Hanley has served as the Acting Keyes Dean for the College of Business at Marquette University from March 2020 through June 2024. From May 2002 to May 2019, Mr. Hanley worked at Deloitte, where he retired as a Senior Partner. During his 17 years at Deloitte, Mr. Hanley led the firm’s Global Consumer and Industrial Products practice, which he helped grow to more than $14 billion in annual revenue. While at Deloitte, Mr. Hanley served in multiple leadership roles, including the U.S. Vice Chairman and Process and Industrial Products Leader. Since June 2019, Mr. Hanley has been an advisor to Deloitte helping them build a leadership development program in Asia. Mr. Hanley began his career at Arthur Andersen in 1978 and served as an audit partner for large manufacturers. Mr. Hanley served as a board member of the National Association of Manufacturers and regularly advises privately held companies in the consumer products, retail, and distribution industries. Mr. Hanley is a seasoned global executive with experience consulting with manufacturers regarding digital transformation, organizational strategy development and execution, acquisitions, and market development. Mr. Hanley is a qualified financial expert and has significant experience in the boardroom and working with audit committees. Mr. Hanley holds a Bachelor of Science degree in Accounting from Marquette University.

Joel Block is a seasoned executive with more than 20 years of experience across finance, accounting, operations, and sales. From July 2025 to present, Mr. Block has served as Chief Executive Officer of Cathedra and Chairman of the Cathedra Board. From December 2021 to November 2023, he served as the Chief Financial Officer of US Bitcoin Corp.; prior to this role, from September 2021 to November 2021, he served as US Bitcoin Corp.’s Chief Business Officer. US Bitcoin Corp. merged with Hut 8 Corp. on November 30, 2023. Prior to US Bitcoin Corp., from February 2015 to August 2021 he served as CFO, and then CEO, of Collegewise, one of the US’s largest college admissions companies. From 2005 to 2013, he served in a number of roles at Credit Suisse, including as a Vice President on the Institutional Fixed Income Sales team, where he specialized in interest rate derivatives and hedging transactions. He has served on the board of the Young Presidents Organization Orange County Chapter. He received his Bachelor of Business Administration with concentrations in Finance and Accounting and a minor in Statistics from the University of Michigan Ross School of Business.

Marcus Dent is the founder of TFTC.io, a media company focused on Bitcoin and Freedom in the Digital Age. He is also a Managing Partner at Ten31, a bitcoin-focused venture capital firm. Previously, Mr. Dent served as Director of Business Development at Great American mining from 2019 to 2021.

Nicholas Gates is a seasoned energy executive with over a decade of experience leading large-scale power and infrastructure projects across the U.S. From March 2021 to January 2025, he served as a Senior Business Development Manager at Priority Power Management, LLC (“Priority Power”) where he led business development efforts to expand Priority Power’s market presence in Bitcoin mining and data centers. Since January 2025, he has served as the Managing Director of Integrated Projects at Priority Power, where he spearheads strategic growth for clients in Bitcoin mining, HPC, and AI through site development and power procurement. Mr. Gates has driven projects. He holds both an MBA in Finance and a Bachelor of Science in Business Administration from The University of Tulsa.

See “Sphere Executive Officers” below for the biography of Mr. Kurt L. Kalbfleisch.

There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer. There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of Sphere acting solely in such capacity) pursuant to which a nominee is to be elected as a director.

To the knowledge of Sphere, none of the Director Nominees:

(a) is, as at the date of this Proxy Statement, or has been, within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including Sphere) that was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, “order” means:

●	a cease trade order;

●	an order similar to a cease trade order; or

●	an order that denied the relevant company access to any exemption under securities legislation, that was in effect for more than thirty (30) consecutive days.

(b) is, as at the date of this Proxy Statement, or has been within ten (10) years before the date of this Proxy Statement, a director or executive officer of any company (including Sphere) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c) has, within the ten (10) years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

(d) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

Resolution to Approve the Director Nominees

Sphere Shareholders are being asked to pass an ordinary resolution to approve the Director Nominees to hold office until the next annual meeting of Sphere Shareholders, which are conditioned upon the approval of the Share Issuance Proposal and the Board Size Proposal in this Proxy Statement and effective upon the consummation of the transactions set forth in the Arrangement Agreement:

"BE IT RESOLVED THAT:

1.	The following five (5) persons be elected as Directors of Sphere 3D Corp. (“Sphere”) to hold office until the next annual meeting of shareholders or until a successor is duly elected, unless his office is earlier vacated in accordance with the articles of Sphere:

(i)	Timothy P. Hanley;

(ii)	Joel Block;

(iii)	Marcus Dent;

(iv)	Kurt L. Kalbfleisch; and

(v)	Nicholas Gates.

2.	Any director or officer of Sphere is hereby authorized for, on behalf of, and in the name of Sphere to do and perform or cause to be done or performed all such things, to take or cause to be taken all such actions, to execute and deliver or cause to be executed and delivered all such agreements, documents and instruments, contemplated by, necessary or desirable in connection with the appointment of the Director Nominees and the foregoing resolution, as may be required from time to time and contemplated and required in connection therewith, or as such director or officer in his or her discretion may consider necessary, advisable or appropriate in order to give effect to the intent and purposes of the foregoing resolutions, and the doing of such things, the taking of such actions and the execution of such agreements, documents and instruments shall be conclusive evidence that the same have been authorized and approved hereby.”

SPHERE’S EXECUTIVE OFFICERS

Kurt L. Kalbfleisch, age 60, has served as Sphere’s Chief Executive Officer since November 5, 2025 and as Acting Chief Executive Officer since January 31, 2025 and Senior Vice President, Chief Financial Officer, and Secretary of Sphere since December 1, 2014. Mr. Kalbfleisch also served as Chief Financial Officer of Overland from February 2008 until his resignation from Overland on July 19, 2022. Previously, Mr. Kalbfleisch served in various other roles at Overland since July 2007, including Senior Vice President, Secretary and Vice President of Finance. Prior to joining Overland, he was a manufacturing budget analyst for McDonnell Douglas Corp. Mr. Kalbfleisch also served on the board of Paladin Group. Mr. Kalbfleisch holds a Bachelor of Arts in Business from Point Loma Nazarene University and a Master of Business Administration from the University of San Diego.

Tiah Reppas, age 49, has served as Sphere’s Chief Accounting Officer since December 17, 2025 and Vice President of Accounting and Finance from April 2025 to December 2025. Ms. Reppas also served as Sphere’s Vice President of Finance and Corporate Controller from November 2017 to January 2019 and Corporate Controller from December 2014 to January 2019. From January 2019 to July 2021, Ms. Reppas served as Corporate Controller of Ra Medical Systems, Inc. (NYSE: VTAK), Chief Accounting Officer and Corporate Controller from January 2020 to July 2021 and Vice President, Chief Accounting Officer and Corporate Controller from March 2021 to July 2021. Since July 2021 Ms. Reppas has been a fractional Chief Accounting Officer, Controller and advisor to small public and private companies. In this capacity she has been responsible for accounting and technical accounting functions, SEC compliance, managed audit, tax and banking audits, reviews and compliance, and supported capital raises and mergers and acquisition activities. Ms. Reppas began her career as an auditor with Deloitte in 1998. Ms. Reppas is an active Certified Public Accountant and holds a Bachelor of Arts, Business Economics with accounting emphasis, from the University of California at Santa Barbara.

Executive officers serve at the pleasure of the Sphere Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer. There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed in this Proxy Statement, the Sphere Board is not aware of any material interest, direct or indirect, of any person who has been a director or executive officer of Sphere at any time since the beginning of Sphere’s last completed financial year, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the special meeting. All directors and officers may be awarded incentive compensation under Sphere’s equity incentive plans in accordance with the terms of those plans.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as described below or otherwise disclosed in this Proxy Statement, neither Sphere, nor any director or officer of Sphere, nor any Sphere Shareholder beneficially owning or exercising control over 10% or more of the voting securities, nor any associate or affiliate of any one of them, has or has had, at any time since the commencement of Sphere’s last completed financial year, any material interest, direct or indirect, in any contract transaction or proposed transaction that has materially affected or would materially affect Sphere or any of its subsidiaries.

SPHERE’S DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires Sphere’s executive officers, directors and persons who beneficially own more than 10% of Sphere Common Shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Based solely on copies of these reports provided to us and written representations from Sphere’s executive officers and directors that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2025.

SPHERE’S CORPORATE GOVERNANCE

General

National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their Sphere, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is Sphere’s required annual disclosure of its corporate governance practices.

Sphere Director Independence

The Sphere Board has determined that the following current directors are independent within the meaning of NI 58-101 and National Instrument 52-110 – Audit Committees (“NI 52-110”) and Nasdaq Marketplace Rule 5605(a)(2): Timothy P. Hanley, Susan Harnett, and Duncan McEwan. The Sphere Board is currently comprised of three (3) independent directors and a majority of independent directors.

Meetings of Sphere’s Independent Directors

The independent directors on the Sphere Board and each of the committees meet regularly without management (including non-independent directors) present as part of Sphere Board meetings scheduled in the ordinary course. During the last completed fiscal year of Sphere, the Sphere Board and the committees met as follows:

	Board Meetings Held	Board Meetings Held Without Management	Unanimous Written Consents
Board	25	3	13
Audit Committee	4	—	—
Nominating and Governance Committee(1)	—	—	—
Compensation Committee(2)	2	2	6

(1)	Though the Sphere Nominating and Governance Committee did not hold any separate meetings in 2025, each member of the Sphere Board is a member of the Sphere Nominating and Governance Committee. Accordingly, business of the Sphere Nominating and Governance Committee was addressed in full Sphere Board meetings.
(2)	Unanimous written consents are joint with the Sphere Compensation Committee and full Sphere Board.

Attendance

Each director serving during the last completed fiscal year attended at least 75% of the meetings of the Sphere Board and the committees of the Sphere Board upon which such director served. It is the Sphere Board’s policy that, absent any unusual circumstances, all director nominees standing for election at an annual meeting of Sphere Shareholders will attend Sphere’s annual meeting of Sphere Shareholders. Each such director attended the annual meeting of Sphere Shareholders held on May 29, 2025.

Directorships

The Sphere Board has a policy of reviewing directorships and committee appointments held by directors in other public companies, ensuring each director is able to fulfill his or her duties and that conflicts of interest are avoided. Ms. Harnett is the only Sphere Board member that currently serves on the board of another public company.

The Sphere Board’s Role in Risk Oversight and Mandate of the Sphere Board

The mandate of the Sphere Board is to supervise the management of the business and affairs of Sphere with a view to evaluating, on an ongoing basis, whether Sphere’s resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations, and corporation social responsibility. Such mandate includes, without limitation, responsibility for risk oversight. While the full Sphere Board is charged with ultimate oversight responsibility for risk management, committees of the Sphere Board also have responsibilities with respect to various aspects of risk management oversight.

The Sphere Board Mandate adopted on March 27, 2015 sets out the key responsibilities of the Sphere Board in fulfilling its role. The full text of the Sphere Board Mandate is available on Sphere’s website at www.sphere3d.com. The Sphere Board’s principal responsibilities relate to the stewardship of management and are summarized below:

●	review and approve Sphere’s strategic planning process and periodic capital and operating plans;

●	review Sphere’s human resources policies, including the approval of the compensation of executive officers, and implement succession planning, including appointing, counseling, and monitoring the performance of executive officers;

●	with assistance from the Sphere Nominating and Governance Committee, adopt and enforce good corporate governance practices;

●	oversee the management of risks and the implementation of internal controls;

●	establish policies and procedures for the disclosure of reliable and timely information to shareholders and other stakeholders, and for the proper communication with shareholders, customers, and governments; and

●	review policies and procedures to confirm ethical behaviors of Sphere and its employees, monitors compliance with applicable laws and legislation, and satisfy itself as to the integrity of the executive officers; and with assistance from the Sphere Nominating and Governance Committee, assess the performance of the Sphere Board, its committees, and each director.

Position Descriptions

The Sphere Board has adopted a written position description for the Sphere Chairman, which is set out in the Sphere Board Mandate available on Sphere’s website at www.sphere3d.com. The Sphere Chairman is principally responsible for overseeing the operations and affairs of the Sphere Board. The Sphere Board has not developed written position descriptions for the Sphere Chief Executive Officer or the Chair of each Sphere Board committee. The Sphere Board committees each have a written charter which orients the conduct of the Chair of each Sphere Board committee. See “Corporate Governance – Sphere Board Committees.” Each such charter is available on Sphere’s website at www.sphere3d.com. The Sphere Chief Executive Officer’s role and responsibilities are set forth in the Sphere Chief Executive Officer’s employment agreement, and annual performance metrics and goals are established and approved by the Sphere Board and the Sphere Compensation Committee.

Orientation and Continuing Education

The Sphere Board has not adopted a formal policy on the orientation and continuing education of new and current directors. When a new director is appointed, the Sphere Board delegates individual directors the responsibility for providing an orientation and education program for such new director. This may be delivered through informal meetings between the new directors and the Sphere Board and senior management, complemented by presentations on the main areas of Sphere’s business, and on the role of the Sphere Board, of the Sphere Board’s committees and of directors. When required, the Sphere Board may arrange for topical seminars to be provided to members of the Sphere Board or committees of the Sphere Board. Such seminars may be provided by one or more members of the Sphere Board and management or by external professionals.

Measures to Encourage Ethical Business Conduct

The Sphere Board has adopted a Code of Business Conduct and Ethics Policy (the “Sphere Code”) to govern the business-related conduct of all employees, officers, directors, agents, and contractors of Sphere to maintain the highest standards of ethical conduct in corporate affairs. This Sphere Code is intended to comply with applicable securities legislation and stock exchange rules. Specifically, the purpose of this Sphere Code is (i) to encourage among Sphere’s representatives a culture of honesty, accountability, and mutual respect; (ii) to provide guidance to help Sphere’s representatives recognize ethical issues; and (iii) to provide mechanisms to support the resolution of ethical issues.

The Sphere Board also monitors compliance by requiring directors and officers to declare any conflicts of interest or any other situation that could represent a potential violation of any applicable rules and regulations. When applicable, the Sphere Board will receive reports from management regarding any allegations of unethical conduct. Sphere has implemented a Whistleblower Policy that includes an employee complaint “hotline” to allow employees to report any ethical or financial/accounting concerns on a confidential or anonymous basis.

The Sphere Nominating and Governance Committee regularly reviews the Sphere Code, the process for administering the Sphere Code and compliance with the Sphere Code. Any changes to the Sphere Code are considered by the Sphere Board for approval. If any substantive amendments are made to the Sphere Code or any waivers are granted for a provision of the Sphere Code applying to Sphere’s principal executive officer or Sphere’s principal financial or accounting officer, the nature of such amendment or waiver will be disclosed on Sphere’s website or in a current report on Form 8-K. The Sphere Code can be found on Sphere’s website at https://investors.sphere3d.com and on SEDAR+ at www.sedarplus.ca and is filed as an exhibit to Sphere’s most recent Annual Report on Form 10-K, which can be found at www.sec.gov.

Nomination of Sphere’s Directors and Officers

During fiscal year 2025, the Sphere Board as a whole was responsible for identifying and evaluating qualified candidates for nomination to the Sphere Board. Sphere recognizes the importance and benefit of having a Sphere` Board and executive officers comprised of highly talented and experienced individuals who reflect the diversity of Sphere’s stakeholders, including its customers and employees and the changing demographics of the communities in which Sphere operates.

While the Sphere Board has not adopted a formal written policy, the Sphere Board and the Sphere Nominating and Governance Committee will, when identifying candidates to nominate for election to the Sphere Board or appoint as executive officers:

(i)	consider the competency and skills that the Sphere Board considers necessary for the Sphere Board, as a whole, to possess, the competency and skills that the Sphere Board considers each existing director to possess, the competency and skills that each new nominee will bring to the Sphere Board, and the ability of each new nominee to devote sufficient time and resources to his or her duties as a director;

(ii)	consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regarding to Sphere’s current and future plans and objectives, as well as anticipated regulatory and market developments;

(iii)	consider the level of representation of women on the Sphere Board and in executive officer positions along with other markers of diversity when making recommendations for nominees to the Sphere Board or for appointment as executive officers and in general with regard to succession planning for the Sphere Board and executive officers; and

(iv)	as required, engage qualified independent external advisors to assist the Sphere Board in conducting its search for candidates that meet the Sphere Board’s criteria regarding skills, experience, and diversity.

Though the Sphere Nominating and Governance Committee does not have an official policy by which it will consider persons for Sphere Board nomination identified by Sphere Shareholders, Sphere Shareholders can nominate directors pursuant to By Law No. 2 described elsewhere in this Proxy Statement.

Industry and institutional knowledge along with commitment and expertise are vital to the successful functioning of the Sphere Board. Given the nature and size of Sphere’s business and its industry, the Sphere Board has determined that while it is committed to fostering diversity among board members, it would be unduly restrictive and not in the best interests of Sphere to adopt specific director term limits. Diversity and Sphere Board renewal will be supported through the other mechanisms designed to address the needs of Sphere (as described elsewhere in this Proxy Statement) and not through the imposition of arbitrary term limits.

Given the nature and size of Sphere’s business and its industry, it may prove to be challenging for Sphere to identify a qualified pool of candidates that adequately reflects the various diverse characteristics that Sphere seeks to promote. Sphere has therefore not adopted any specific women representation targets, but will promote its objectives through the initiatives set out in this Proxy Statement with a view to identifying and fostering the development of a suitable pool of candidates for nomination or appointment over time. As of the date of this Proxy Statement, of the three (3) directors serving on the Sphere Board, one (1) director (33%), namely Ms. Harnett, is female. Although Sphere has not adopted a written policy in this respect, it is conscious of the value of female representation within a group.

Assessment of Sphere’s Directors, the Sphere Board and Sphere Board Committees

Effective March 21, 2013, the Sphere Board established a Sphere Nominating and Governance Committee as a standing committee of the Sphere Board, the primary function of which is to oversee corporate governance activities as described above. The Sphere Nominating and Governance Committee assesses and provides recommendations on an annual basis to the Sphere Board on the effectiveness of the Sphere Board as a whole, the committees, and the contribution of individual directors. All directors are free to make suggestions on improvement of the Sphere Board’s practices at any time and are encouraged to do so. The Chair of the Sphere Nominating and Governance Committee will also meet regularly with each director to discuss such director’s performance and such director’s assessment of the Sphere Board, the committees’, and other directors’ performance.

Sphere Board Committees

The Sphere Board has established the Sphere Audit Committee, Sphere Compensation Committee and Sphere Nominating and Governance Committee. The mandate, organization, powers, and responsibilities of each of the Sphere Audit Committee, the Sphere Compensation Committee and the Sphere Nominating and Governance Committee, along with other Corporate Governance documents can be found on Sphere’s website at https://investors.sphere3d.com.

Sphere Audit Committee

We have a standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act, the primary function of which is to assist the Sphere Board in fulfilling its financial oversight responsibilities, which includes monitoring the quality and integrity of Sphere’s financial statements and the independence and performance of Sphere’s external auditors, acting as a liaison between the Sphere Board and Sphere’s external auditors, reviewing the financial information that will be publicly disclosed and reviewing all audit processes and the systems of internal controls management that the Sphere Board has established.

The Sphere Audit Committee is currently comprised of the following directors: Mr. Hanley (Chair), Mr. McEwan, and Ms. Harnett. Each of the members of the Sphere Audit Committee is independent and “financially literate” within the meaning of NI 52-110. In addition to being independent under Nasdaq Marketplace Rule 5605(a)(2), all members of the Sphere Audit Committee must meet the additional independence standards for audit committee members set forth in Rule 10A-3(b)(1) of the Exchange Act and Nasdaq Rule 5605(c)(2)(A) (“Audit Committee Independence Rules”). The Sphere Board has determined that Mr. Hanley qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

Sphere Compensation Committee

The Sphere Compensation Committee is a standing committee of the Sphere Board, the primary functions of which are to set performance guidelines for and evaluate the performance of the Sphere Chief Executive Officer, review and approve the compensation programs for the Sphere Chief Executive Officer and Sphere’s other executive officers and members of senior management (subject, in the case of equity-based compensation, to approval by the Sphere Board in accordance with applicable laws), review and make recommendations to the Sphere Board with respect to, succession planning, review and administer Sphere’s long-term incentive plans(s), review and approve other compensation and benefit programs of Sphere, and review Sphere’s general human resources policies with senior management. With respect to executive compensation, the Sphere Compensation Committee receives recommendations and information from the Sphere Chief Executive Officer, as well as outside compensation consultants, regarding issues relevant to determinations made by the Sphere Compensation Committee.

The Sphere Compensation Committee is comprised of the following directors: Ms. Harnett (Chair), Mr. McEwan and Mr. Hanley, all of whom are independent as per the definition set forth in NI 52-110 and each of whom have prior executive management experience which includes structuring compensation arrangements.

During fiscal year 2025, the Sphere Compensation Committee did not utilize an independent compensation consultant.

Sphere Nominating and Governance Committee

The Sphere Nominating and Governance Committee is a standing committee of the Sphere Board, the primary functions of which is to provide the Sphere Board with advice and recommendations relating to corporate governance in general, including, without limitation, all matters relating to the stewardship role of the Sphere Board in respect of the management of Sphere, Sphere Board size and composition including the identification of new nominees to the Sphere Board and leading the candidate selection process, orientation of new members, Sphere Board compensation, and such procedures as may be necessary to allow the Sphere Board to function independently of management.

The Sphere Nominating and Governance Committee reviews and assesses the effectiveness of the Board as a whole, the effectiveness and membership of the Sphere Board committees, and the contribution of the individual directors and makes such recommendations to the Sphere Board arising out of such review as it deems appropriate.

The Sphere Nominating and Governance Committee is comprised of the following directors: Mr. McEwan (Chair), Mr. Hanley and Ms. Harnett, all of whom are independent as per the definition set forth in NI 52-110.

Communications by Sphere Shareholders with Sphere Directors

Sphere Shareholders may communicate with the Sphere Board, or any individual director, by transmitting correspondence by mail, facsimile, or email, addressed as follows: Sphere Board Directors (or individual director), c/o the Secretary of Sphere. The Secretary of Sphere will forward such communications to the Sphere Board or to the identified director(s), although spam, junk mail, mass mailings, solicitations, advertisements, and communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Secretary of Sphere.

Legal Proceedings of Sphere Directors, Executive Officers and 5% Beneficial Owners

None of the executive officers, directors, affiliates or any owner of record or beneficial owner of more than five percent (5%) of any class of voting securities of Sphere, nor any associate of any such executive officer, director, officer, affiliate or security holder of Sphere is a party adverse to Sphere or has a material interest adverse to Sphere.

Indebtedness of Sphere Directors and Executive Officers

As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of Sphere or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of Sphere, indebted to Sphere or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of Sphere has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Sphere or any of its subsidiaries.

Indemnification of Sphere Executive Officers and Sphere Directors

In accordance with the Sphere Bylaws, directors and officers are each indemnified by Sphere against all liability and costs arising out of any action or suit against them from the execution of their duties, provided that they have (i) carried out their duties honestly and in good faith with a view to the best interests of Sphere, (ii) have otherwise complied with the provisions of applicable corporate law and (iii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

SPHERE’S EXECUTIVE COMPENSATION

For purposes of Sphere Executive Compensation, Sphere’s named executive officers (“NEOs”) are determined under rules prescribed by the U.S. Securities and Exchange Commission and for smaller reporting companies such as us, generally include: (1) each individual who, at any time during the year, served as Sphere’s principal executive officer, (2) Sphere’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year, and (3) up to two other individuals who served as executive officers during the year and are not serving as executive officers on the last day of the year.

For fiscal year 2025, Sphere’s NEOs were (i) Kurt L. Kalbfleisch, Chief Executive Officer and Chief Financial Officer, (ii) Patricia Trompeter, former Chief Executive Officer, and (iii) Tiah Reppas, Chief Accounting Officer.

All share and per share amounts have been restated for all periods presented to reflect the February 9, 2026 share consolidation (also known as reverse stock split) of Sphere’s issued and outstanding common shares in the ratio of 1-for-10, which was approved by Sphere Shareholders on May 29, 2025.

Sphere Summary Compensation Table for Fiscal Year 2025

The following table sets forth the compensation for services rendered by Sphere’s NEOs for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)		All Other Compensation(2) ($)		Total Compensation ($)
Kurt L. Kalbfleisch	2025	342,523	533,741	1,034,238	(3)	61,889		1,972,391
Chief Executive Officer, Chief Financial Officer and Secretary	2024	320,000	430,460	294,425	(4)	45,602		1,090,487
Patricia Trompeter(5)	2025	90,000	116,507	917,240	(6)	78,667	(7)	1,202,414
Former Chief Executive Officer	2024	444,231	635,000	2,178,850	(8)	18,368		3,276,449
Tiah Reppas(9)	2025	173,423	126,206	291,560	(10)	96,550	(11)	687,739
Chief Accounting Officer

(1)	The amounts shown in this column represent the grant date fair value of the awards granted during fiscal year 2025 and 2024 in accordance with relevant accounting principles and do not reflect compensation received by the Sphere NEO.

(2)	Unless otherwise footnoted, the amounts shown in the “All Other Compensation” column reflect amounts paid on the behalf of Sphere NEOs’ for health insurance premiums and certain out-of-pocket medical expenses.

(3)	This amount is comprised of two restricted stock units as follows: (i) 62,500 shares granted on January 29, 2025 and valued at $8.66 per share on the grant date (the closing market price for a Sphere Common Share on that date), and (ii) 100,000 shares granted on April 22, 2025 and valued at $4.93 per share on the grant date (the closing market price for a Sphere Common Share on that date).

(4)	This amount is comprised of two restricted stock units as follows: (i) 12,500 shares granted on March 27, 2024 and valued at $13.60 per share on the grant date (the closing market price for a Sphere Common Share on that date), and (ii) 10,500 shares granted on May 21, 2024 and valued at $11.85 per share on the grant date (the closing market price for a Sphere Common Share on that date).

(5)	Ms. Trompeter passed away on March 4, 2025.

(6)	This amount is comprised of a restricted stock unit for 105,978 shares granted on January 29, 2025 and valued at $8.66 per share on the grant date (the closing market price for a Sphere Common Share on that date).

(7)	This amount represents accrued vacation paid to Ms. Trompeter’s estate following her passing.

(8)	This amount is comprised of two restricted stock units as follows: (i) 100,000 shares granted on January 15, 2024 and valued at $19.30 per share on the grant date (the closing market price for a Sphere Common Share on that date), and (ii) 21,000 shares granted on May 21, 2024 and valued at $11.85 per share on the grant date (the closing market price for a Sphere Common Share on that date).

(9)	Ms. Reppas was appointed Chief Accounting Officer on December 17, 2025.

(10)	This amount is comprised of two restricted stock units as follows: (i) 10,000 shares granted on March 4, 2025 and valued at $5.90 per share on the grant date (the closing market price for a Sphere Common Share on that date), and (ii) 50,000 shares granted on December 9, 2025 and valued at $4.65 per share on the grant date (the closing market price for a Sphere Common Share on that date).

(11)	This amount includes consulting fees in the amount of $83,700 paid to Ms. Reppas prior to her employment with Sphere.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information about the current holdings of stock and option awards by Sphere NEOs at December 31, 2025.

	Option-based Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Exercisable	Number of Securities Underlying Unexercised Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock Not Vested (#)		Market Value of Units of Stock Not Vested(1) ($)
Kurt L. Kalbfleisch	3,214	—	47.52	6/27/2028	88,672	(2)	264,243
Patricia Trompeter	8,035	—	126.00	3/5/2026	—		—
Tiah Reppas	—	—	—	—	56,250	(3)	167,625

(1)	This column is based on the common share closing market price of $2.98 as of December 31, 2025.

(2)	These shares comprise three stock awards scheduled to vest as follows: (i) 1,172 shares vest on March 31, 2026; (ii) 7,812 shares vest each quarter beginning March 31, 2026 through December 31, 2026; and (iii) 9,375 shares vest each quarter beginning March 1, 2026 through June 1, 2027.

(3)	These shares comprise two stock awards scheduled to vest as follows: (i) 1,250 shares vest each quarter beginning March 1, 2026 through March 1, 2027; and (ii) 15,000 shares vests on March 1, 2026 and 5,000 shares vest each quarter beginning June 1, 2026 through December 1, 2027.

Sphere Executive Officer Compensation

Sphere executive compensation programs are determined by the Sphere Compensation Committee, within the scope of the authority delegated to it by the Sphere Board and subject to applicable law. The goals of Sphere’s program are to attract and retain highly qualified and experienced executives and to provide compensation opportunities that are linked to corporate and individual performance. Decisions by the Sphere Compensation Committee on Sphere’s executive compensation programs are subjective and the result of Sphere’s business judgment, which is informed by the experiences of the Sphere Compensation Committee members. The Sphere Compensation Committee may also utilize outside compensation consultants. During fiscal year 2025, the Sphere Compensation Committee did not utilize an independent compensation consultant. The primary components of Sphere’s executive compensation program are base salary, performance bonuses and long-term equity incentive awards.

Base Salaries. Base salaries are primarily intended to attract and retain highly qualified executives by providing them with fixed, predictable levels of compensation. Such base salaries are subject to periodic review and adjustment by the Sphere Compensation Committee.

Performance Bonuses. The Sphere Compensation Committee did not approve a bonus plan for fiscal year 2025.

Long-Term Equity Incentive Awards. Long-term equity incentives are intended to align Sphere’s NEOs’ interests with those of Sphere Shareholders as the ultimate value of these awards depends on the value of Sphere Common Shares. Sphere has historically granted equity awards in the form of stock options with an exercise price that is equal to the per-share closing market price of Sphere Common Shares on the grant date. In recent years, restricted stock units have also been granted as provided for under the Sphere 3D Corp. 2015 Performance Incentive Plan, as amended (the “2015 Plan”) and currently under the Sphere Incentive Plan. The Sphere Compensation Committee believes that stock options are an effective vehicle for aligning the interests of Sphere’s executives with those Sphere Shareholders as the executive will only realize value on their options if the share price increases during the period between the grant date and the date the stock option is exercised. The stock options and restricted stock units function as a retention incentive for the Sphere NEOs as they typically vest over a multi-year period following the date of grant. Restricted stock units, which are payable in Sphere Common Shares, also link the interests of the award recipient with those of Sphere Shareholders as the potential value of the award is directly linked to the value of Sphere Common Shares. Sphere’s NEOs’ equity awards are subject to accelerated vesting in certain circumstances under their agreements with us are described below.

Employment, Severance, and Change in Control Agreements

Patricia Trompeter. Ms. Trompeter served as Sphere’s Chief Executive Officer from April 5, 2022 until her passing on March 4, 2025.

On January 15, 2024, Sphere entered into a new employment agreement with Ms. Trompeter (the “Trompeter Employment Agreement”), which replaced the employment agreement entered into between Sphere and Ms. Trompeter in 2022. Under the Trompeter Employment Agreement, Sphere paid Ms. Trompeter an annual base salary of $450,000. At the discretion of the Sphere Board, Ms. Trompeter was eligible to receive an annual discretionary bonus up to 150% of her base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Sphere Board. Ms. Trompeter was also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of Sphere’s executive management employees (“Benefits”).

Upon the occurrence of a Change of Control (as defined in the Trompeter Employment Agreement), or if the Change of Control occurred within eight months after the termination of Ms. Trompeter’s employment (i) by us without Cause, (ii) by Ms. Trompeter for Good Reason (each as defined in the Trompeter Employment Agreement), or (iii) because of death, Ms. Trompeter was entitled to receive from 1.5 to 2 times her base salary and bonus depending on the transaction value ranging from $20 million to $65 million. Any unvested equity awards would vest from 25% to 100% depending on the transaction value ranging from $20 million to $65 million.

All compensation and unvested Benefits payable under the Trompeter Employment Agreement terminate on the date of the termination of Ms. Trompeter’s employment, unless Ms. Trompeter’s employment was terminated by us without cause or by Ms. Trompeter for good reason, each as defined in the Trompeter Employment Agreement, or as a result of a material breach by us of any of Sphere’s obligations under the Trompeter Employment Agreement or any other agreement to which Sphere and Ms. Trompeter are parties, in which case Ms. Trompeter was entitled to (i) continued payment of her base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; and (ii) continued Benefits for 12 months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Sphere’s Chief Executive Officer or if no Sphere health insurance plan exists, continuation of reimbursement of Ms. Trompeter’s costs for the aforementioned benefit for a period of 12 months, subject to a maximum reimbursement to Ms. Trompeter of $25,000.

Under the Trompeter Employment Agreement, upon Ms. Trompeter’s passing she received no payments other than accrued and unpaid wages and bonuses, vacation pay, vested equity awards and RSUs, and any other amounts to which Ms. Trompeter may be entitled under the Trompeter Employment Agreement to the effective date of termination, including a pro-rated portion of Ms. Trompeter’s target bonus for the current year of service calculated to the date of Ms. Trompeter’s passing. In addition, if any unvested RSUs or other equity grants would vest within 30 days following Ms. Trompeter’s passing, such RSUs and other equity grants will be deemed vested as of the day immediately prior to Ms. Trompeter’s passing. All such amounts will be paid to Ms. Trompeter’s estate.

Under the Trompeter Employment Agreement, on January 15, 2024, Ms. Trompeter received 100,000 restricted stock units, valued at $1,930,000 based upon the Sphere Common Share price on the date of grant of $19.30, 25% of which vested on January 15, 2024, and the remaining which vested in equal quarterly installments. On March 3, 2025, 9,375 restricted stock units vested in accordance with the Trompeter Employment Agreement, and the remaining 28,125 restricted stock units were cancelled.

In May 2024, the Sphere Board approved 21,000 restricted stock units for Ms. Trompeter valued at $248,850 based upon the common share price on the date of grant of $11.85. The restricted stock units vested on the date of grant.

In January 2025, the Sphere Board approved a fiscal year 2024 annual bonus for Ms. Trompeter in the amount of $635,000 and 105,978 restricted stock units, valued at $917,240 based upon the Sphere Common Share price on the date of grant of $8.66. On March 3, 2025, 13,247 restricted stock units vested in accordance with The Trompeter Employment Agreement, and the remaining 92,731 restricted stock units were cancelled.

Kurt L. Kalbfleisch. On March 27, 2024, we entered into a new employment agreement with Mr. Kalbfleisch (the “March 2024 Employment Agreement”), which replaced the employment agreement entered into between Sphere and Mr. Kalbfleisch in 2022. Under the March 2024 Employment Agreement, Mr. Kalbfleisch served as the Company’s Chief Financial Officer and was paid an annual base salary of $320,000. At the discretion of Sphere’s Chief Executive Officer, Mr. Kalbfleisch was eligible to receive an annual discretionary bonus up to 75% of his base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by Sphere’s Chief Executive Officer and approved by the Sphere Board. Mr. Kalbfleisch was also entitled to Benefits.

All compensation and unvested Benefits payable under the March 2024 Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch’s employment, unless Mr. Kalbfleisch’s employment is terminated by Sphere without cause or by Mr. Kalbfleisch for good reason, each as defined in the March 2024 Employment Agreement, or as a result of a material breach by Sphere of any of its obligations under the March 2024 Employment Agreement or any other agreement to which Sphere and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; (ii) 50% of his target bonus for a period of 18 months; (iii) continued Benefits for eight (8) months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Sphere’s Chief Financial Officer or if no Sphere health insurance plan exists, continuation of reimbursement of Mr. Kalbfleisch’s costs for the Benefits for a period of eight months, subject to a maximum reimbursement to Mr. Kalbfleisch of $25,000; and (iv) the immediate vesting of any outstanding unvested stock options or stock awards.

On March 27, 2024, Mr. Kalbfleisch received 12,500 restricted stock units, valued at $170,000 based upon the Sphere Common Share price on the date of grant of $13.60, 25% of which vested on March 27, 2024, and the remaining which vested in equal quarterly installments beginning June 30, 2024 and ending March 31, 2026.

In May 2024, the Sphere Board approved 10,500 restricted stock units for Mr. Kalbfleisch valued at $124,425 based upon the Sphere Common Share price on the date of grant of $11.85. The restricted stock units vested on the date of grant.

During fiscal year 2024, the Sphere Board approved two discretionary bonuses for Mr. Kalbfleisch in the aggregate amount of $70,460.

In January 2025, the Board approved a fiscal year 2024 annual bonus for Mr. Kalbfleisch in the amount of $360,000 and 62,500 restricted stock units, with a fair value of $540,938 based upon the common share price on the date of grant of $8.66. The RSU vests quarterly beginning March 31, 2025 and ending December 31, 2026. The Sphere Board also approved a 5.0% salary increase for Mr. Kalbfleisch from $320,000 to $336,000 annually.

On April 17, 2025, Sphere entered into an amended and restated employment agreement with Mr. Kalbfleisch (the “April 2025 Employment Agreement”), which amended and restated the March 2024 Employment Agreement in its entirety. Under the April 2025 Employment Agreement, Mr. Kalbfleisch served as Sphere’s Chief Financial Officer and, during the period where no replacement Chief Executive Officer has been appointed, Sphere’s Interim Chief Executive Officer. Sphere will pay Mr. Kalbfleisch an annual base salary of $336,000. At the discretion of Sphere’s Chief Executive Officer (or if Mr. Kalbfleisch is then serving as Interim Chief Executive Officer, the Sphere Board), Mr. Kalbfleisch will be eligible to receive an annual discretionary bonus up to 75% of his base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by Sphere’s Chief Executive Officer (or if Mr. Kalbfleisch is then serving as Interim Chief Executive Officer, the Sphere Board) and approved by the Sphere Board. Mr. Kalbfleisch is also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of Sphere’s executive management employees.

All compensation and unvested Benefits payable under the April 2025 Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch’s employment, unless Mr. Kalbfleisch’s employment is terminated by Sphere without cause or by Mr. Kalbfleisch for good reason, each as defined in the April 2025 Employment Agreement, or as a result of a material breach by Sphere of any of its obligations under the April 2025 Employment Agreement or any other agreement to which Sphere and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; (ii) 50% of his target bonus for a period of 18 months; (iii) continued Benefits for 12 months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Sphere’s Chief Financial Officer or at Mr. Kalbfleisch’s discretion, retaining or obtaining family medical, dental, vision and/or other insurance plans and benefits, the cost of which shall be reimbursed by Sphere for a period of 12 months after the date of termination, subject to a maximum average monthly reimbursement of $5,000; and (iv) the immediate vesting of any outstanding unvested stock options, restricted stock units or other stock awards.

Under the April 2025 Employment Agreement, on April 17, 2025, Mr. Kalbfleisch received 100,000 restricted stock units, valued at $493,300 based upon the Sphere Common Share price on the date of grant of $4.93, 25% of which vested on June 1, 2025, and the remaining which vest in equal quarterly installments beginning September 1, 2025 and ending June 1, 2027.

On May 8, 2025, Sphere entered into a second amended and restated employment agreement with Mr. Kalbfleisch (the “May 2025 Employment Agreement”), which amended and restated the April 2025 Employment Agreement in its entirety. Under the May 2025 Employment Agreement, Mr. Kalbfleisch served as Sphere’s Chief Financial Officer and, during the period where no replacement Chief Executive Officer has been appointed, Sphere’s Interim Chief Executive Officer. The April 2025 Employment Agreement was amended to (i) change the definition of Change of Control to include as an additional trigger that if the majority of the members of the Sphere Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Sphere Board prior to the date of the appointment or election, and (ii) to amend the definition of Good Reason to also include the denial of Mr. Kalbfleisch working remotely.

On November 11, 2025, Sphere entered into a third amended and restated employment agreement with Mr. Kalbfleisch (the “November 2025 Employment Agreement”), which amended and restated the May 2025 Employment Agreement in its entirety. Under the November 2025 Employment Agreement, Mr. Kalbfleisch will serve as Sphere’s Chief Executive Officer and Chief Financial Officer. Sphere will pay Mr. Kalbfleisch an annual base salary of $400,000. At the discretion of the Sphere Board, Mr. Kalbfleisch will be eligible to receive an annual discretionary bonus up to 110% of his base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Sphere Board. Mr. Kalbfleisch is also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of Sphere’s executive management employees.

All compensation and unvested Benefits payable under the November 2025 Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch’s employment, unless Mr. Kalbfleisch’s employment is terminated by us without cause or by Mr. Kalbfleisch for good reason, each as defined in the November 2025 Employment Agreement, or as a result of a material breach by us of any of Sphere’s obligations under the November 2025 Employment Agreement or any other agreement to which Sphere and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; (ii) 75% of his target bonus for a period of 18 months; (iii) continued Benefits for 18 months after the date of termination, or at Mr. Kalbfleisch’s discretion, retaining or obtaining family medical, dental, vision and/or other insurance plans and benefits, the cost of which shall be reimbursed by Sphere for a period of 18 months after the date of termination, subject to a maximum average monthly reimbursement of $5,000; and (iv) the immediate vesting of any outstanding unvested stock options, restricted stock units or other stock awards.

On March 5, 2026, Sphere entered into an amendment (the “Amendment”) to the November 2025 Employment Agreement. The Amendment amends certain provisions of the November 2025 Employment Agreement, including the Benefits available to Mr. Kalbfleisch if the November 2025 Employment Agreement is terminated by Sphere without Cause (as defined in the November 2025 Employment Agreement) or by Mr. Kalbfleisch for Good Reason (as defined in the November 2025 Employment Agreement and as amended by the Amendment). Additionally, on March 5, 2026, Sphere and Cathedra, entered into the Arrangement Agreement and the Amendment provides that as of the closing of the Arrangement, Mr. Kalbfleisch’s Base Salary (as defined in the November 2025 Employment Agreement) shall be reduced to $330,000 and his Target Bonus (as defined in the November 2025 Employment Agreement) for 2026 and subsequent years shall be reduced to 90% of his Base Salary. The Amendment also provides (1) a cash bonus of $300,000 to Mr. Kalbfleisch if the Arrangement is consummated and Mr. Kalbfleisch remains employed with Sphere at that time; and (2) provides a cash bonus of $1,095,000, subject to the achievement of certain performance milestones set forth in the Amendment. To the extent the Arrangement is not consummated, the Amendment shall be deemed null and void and of no further effect.

During fiscal year 2025, the Sphere Board approved a discretionary bonus for Mr. Kalbfleisch in the amount of $93,741. In February 2026, the Sphere Board approved a fiscal year 2025 annual bonus for Mr. Kalbfleisch in the amount of $440,000.

On March 4, 2026, Mr. Kalbfleisch received 150,000 restricted stock units, valued at $207,000 based upon the Sphere Common Share price on the date of grant of $1.38, which vest one day prior to the closing of the Arrangement or 364 days from the date of grant, whichever occurs first.

Tiah Reppas. On December 17, 2025, Sphere appointed Ms. Reppas as its Chief Accounting Officer and entered into an employment agreement with Ms. Reppas (the “Reppas Employment Agreement”) which amends and restates the offer letter between Sphere and Ms. Reppas, dated April 7, 2025 (the “Offer Letter”), in its entirety. Pursuant to the Reppas Employment Agreement, Sphere will pay Ms. Reppas an annual base salary of $280,000. At the discretion of Sphere Board, Ms. Reppas will be eligible to receive an annual discretionary bonus up to 60% of her base salary, and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Sphere Board. Ms. Reppas is also entitled to participate in any employee benefit plans we may from time to time have in effect for any of Sphere’s executive management employees.

All compensation and unvested Benefits payable under the Reppas Employment Agreement shall terminate on the date of the termination of Ms. Reppas’s employment, unless Ms. Reppas’s employment is terminated by us without cause or by Ms. Reppas for good reason, each as defined in the Reppas Employment Agreement, or as a result of a material breach by Sphere of any of its obligations under the Reppas Employment Agreement or any other agreement to which Sphere and Ms. Reppas are parties, in which case Ms. Reppas shall be entitled to (i) continued payment of her base salary at the rate and schedule then in effect for a period of six months after the date of termination; (ii) 25% of her target bonus for a period of six months; (iii) continuation of certain Benefits for six months after the date of termination; and (iv) the immediate vesting of any outstanding unvested stock options, restricted stock units or other stock awards that vest within 12 months after the date of termination.

In the event Sphere consummates a significant corporate transaction, as determined by the Sphere Chief Executive Officer (the “Transaction”) and Ms. Reppas’ employment with Sphere remains in good standing, she will be eligible to receive a one-time bonus of $75,000, payable to her within sixty (60) days of the closing date of the Transaction.

In connection with the Reppas Employment Agreement, on December 9, 2025, Ms. Reppas received 50,000 restricted stock units valued at $232,550, based upon the Sphere Common Share price on the date of grant of $4.65, 30% of which vested on March 1, 2026, and the remaining which vest in equal quarterly installments beginning June 1, 2026 and ending December 1, 2027.

Under the Offer Letter, on March 4, 2025, Ms. Reppas received a signing bonus of $36,206 and 10,000 restricted stock units valued at $59,010, based upon the Sphere Common Share price on the date of grant of $5.90, which vest in equal quarterly installments beginning March 1, 2026 through March 1, 2027.

In February 2026, the Sphere Board approved a fiscal year 2025 annual bonus for Ms. Reppas in the amount of $90,000.

On March 4, 2026, Ms. Reppas received 50,000 restricted stock units, valued at $69,000 based upon the Sphere Common Share price on the date of grant of $1.38, which vest one day prior to the closing of the Arrangement or 364 days from the date of grant, whichever occurs first.

Timing of Option Awards

We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. We have no policy or practice regarding option grant timing because we do not grant, and have not in recent years granted, option awards to Sphere’s NEOs. We do not time the disclosure of material nonpublic information to affect the value of executive compensation. During 2025, we did not grant any option awards to Sphere’s NEOs.

Equity Compensation Plan Information

Sphere maintains its 2015 Plan and Sphere Incentive Plan, which have been approved by Sphere Shareholders. Sphere has no unauthorized compensation plans. The following table provides information about Sphere equity compensation plans as of the last day of fiscal 2025.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders	272,787	$36.18	303,857

(1)	The weighted-average exercise prices do not reflect shares subject to outstanding awards of restricted stock units.

(2)	Of the aggregate number of shares that remained available for future issuance reported in column (c), includes only shares available under the Sphere Incentive Plan. The Sphere Incentive Plan permits the granting of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, and stock units. The 2015 Plan expired on May 14, 2025 and no additional shares may be granted under the 2015 Plan.

Sphere Insider Trading Policy

Sphere has adopted and maintains an insider trading policy governing the purchase, sale, and other dispositions of Sphere securities that are applicable to Sphere itself, all of Sphere’s directors, officers and employees of Sphere and all members of their immediate families and households. Sphere’s insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Sphere’s insider trading policy prohibits Sphere’s directors, officers and employees from trading Sphere securities while in possession of material, nonpublic information. Sphere’s insider trading policy also prohibits Sphere’s directors, officers and employees from disclosing material, nonpublic information of Sphere to others, unless such disclosure is made in accordance with Sphere’s policies regarding the protection and external disclosure of information regarding Sphere. In addition, directors, officers and certain other designated persons of Sphere are required to obtain approval in advance of engaging in transactions in Sphere securities and comply with additional trading restrictions. This summary of Sphere’s insider trading policy does not purport to be complete and is qualified in its entirety by reference to the insider trading policy, a copy of which can be found as Exhibit 19.1 to Sphere’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Policy for Recovery of Erroneously Awarded Compensation

The Sphere Board adopted the Sphere 3D Corp. Executive Compensation Clawback Policy (the “Clawback Policy”) which adheres to the rules of the SEC and Nasdaq listing standards. The Clawback Policy requires the Sphere Board/Sphere Compensation Committee to recoup certain incentive-based compensation granted or paid to current and former Section 16 officers of Sphere (“Covered Officer(s)”) in the event Sphere is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the Clawback Policy, unless an exception applies, the Sphere Board/Sphere Compensation Committee will require recoupment if it determines that incentive-based compensation received by a Covered Officer exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Pay Versus Performance

The following summarizes the relationship between Sphere’s CEO, and Sphere other NEO’s total compensation paid, and Sphere’s financial performance for the years shown in the table (in this discussion, Sphere’s CEO is also referred to as Sphere’s principal executive officer or “PEO”, and Sphere’s NEO other than Sphere’s CEO are referred to as Sphere’s “Non-PEO NEO”):

	Summary Compensation Table Total for PEO(2)		Compensation Actually Paid to PEO(3)		Average Summary Compensation Table Total for	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On Total	Net Loss(5)
Year(1)	Current PEO	Former PEO	Current PEO	Former PEO	Non-PEO NEO(2)	Non-PEO NEO(3)	Shareholder Return(4)	(in thousands)
2025	$1,972,391	$1,202,414	$1,598,796	$340,756	$687,739	$586,572	$32	$(21,482)
2024	N/A	$3,276,449	N/A	$2,464,284	$1,090,487	$971,305	$28	$(9,470)
2023	N/A	$1,422,327	N/A	$1,328,674	$713,376	$602,077	$172	$(23,330)

(1)	Kurt L. Kalbfleisch became Sphere’s CEO November 5, 2025 and was previously Acting CEO since January 31, 2025. Patricia Trompeter was Sphere’s CEO for January 2025 and during the fiscal years ended December 31, 2024 and 2023. During the fiscal year ended December 31, 2025, Sphere’s Non-PEO NEO was Tiah Reppas. During the fiscal years ended December 31, 2024 and 2023, Sphere’s Non-PEO NEO was Kurt L. Kalbfleisch.

(2)	See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for Sphere’s CEO and Sphere’s Non-PEO NEO for each fiscal year covered in the table. The total compensation for Sphere’s CEO and the compensation for Sphere’s Non-PEO NEO for 2023 was calculated from the Summary Compensation Table as disclosed in Sphere’s definitive proxy statement for its annual meeting filed with the SEC on April 5, 2024.

(3)	Reflects “compensation actually paid” (“CAP”) to each of Sphere’s NEOs (including for purposes of this table, former NEOs who are included in Sphere’s Non-PEO NEO group for the applicable year).

	2025			2024		2023
	Current PEO ($)	Former PEO ($)	Non-PEO NEO ($)	PEO ($)	Non-PEO NEO ($)	PEO ($)	Non-PEO NEO ($)
Reported Summary Compensation Table	1,972,391	1,202,414	687,739	3,276,449	1,090,487	1,422,327	713,376
Reported Grant Date Value of Equity Awards	(1,034,238)	(917,240)	(291,560)	(2,178,850)	(294,425)	(400,455)	(227,589)
Year-End Fair Value of Equity Awards Granted During the Year	260,400	—	167,400	354,075	55,324	—	—
Change in Fair Value as of the Year-End for Unvested Equity Awards Granted in Prior Years	(15,150)	—	—	(89,215)	(44,204)	95,969	24,693
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	446,263	80,014	22,993	1,153,619	201,663	152,905	86,898
Change in Fair Value as of Vest Date for Equity Awards Granted in Prior Years that Vested in the Year	(30,870)	(24,432)	—	(51,794)	(37,540)	57,928	4,699
Compensation Actually Paid	1,598,796	340,756	586,572	2,464,284	971,305	1,328,674	602,077

(1)	Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of a hypothetical investment of $100 in Sphere Common Shares on the last trading day of the year. TSR is calculated by dividing the sum of the cumulative amount of dividends for the fiscal year, assuming dividend reinvestment, and the difference between Sphere Common Share price at the end and the beginning of the fiscal year, by Sphere Common Share price at the beginning of the measurement period.

(2)	Represents the net loss reflected in Sphere’s consolidated audited financial statements for the applicable year.

Compensation Actually Paid and Sphere TSR

The following chart sets forth the relationship between Compensation Actually Paid to Sphere’s current PEO, former PEO, Non-PEO NEO, and Sphere’s TSR over the fiscal three-year period from January 1, 2023 through December 31, 2025.

Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to Sphere’s Current PEO, former PEO, Non-PEO NEO, and Sphere’s net loss over the fiscal three-year period from January 1, 2023 through December 31, 2025.

The graphical disclosures above reveal a decrease to Compensation Actually Paid to the current PEO, and Non-PEO NEO from 2023 to 2025. The decrease to Compensation Actually Paid was due to Sphere’s CEO transition during 2025. In addition, Sphere is an early-stage company, that has had limited revenue during the periods presented, and has incurred operating losses since inception. Significant upward and downward shifts in Bitcoin pricing have also impacted the net loss. Consequently, Sphere does not believe there is any meaningful relationship between Sphere’s TSR and Compensation Actually Paid to Sphere’s PEO and NEO during the periods presented, nor any meaningful relationship between Sphere’s net loss and Compensation Actually Paid to Sphere’s PEO and NEO during the periods presented.

SPHERE’S DIRECTOR COMPENSATION

The following table provides compensation information for the members of the Sphere Board during 2025 who were not employed by us or any of our subsidiaries (“Non-Employee Directors”). Ms. Trompeter, Sphere’s former Chief Executive Officer, was a NEO who also served on the Sphere Board during the fiscal year ended December 31, 2025. The 2025 compensation information for Ms. Trompeter is presented in the Sphere Summary Compensation Table above. Ms. Trompeter was not entitled to any additional compensation for her service on the Board during fiscal year 2025.

All share and per share amounts have been restated for all periods presented to reflect the February 9, 2026 share consolidation (also known as reverse stock split) of the issued and outstanding Sphere Common Shares in the ratio of 1-for-10, which was approved by Sphere Shareholders on May 29, 2025.

Name	Fees Earned ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Timothy P. Hanley	60,000	100,004	—	—	160,004
Susan S. Harnett	60,000	100,004	—	—	160,004
Duncan McEwan	60,000	—	100,030	—	160,030

(1)	The amounts shown in this column represent the grant date fair value of the awards granted during fiscal year 2025 in accordance with relevant accounting principles and do not reflect compensation received by the non-employee director.

At December 31, 2025, the end of Sphere’s last fiscal year, Sphere’s Non-Employee Directors held the following derivative securities: (i) Ms. Harnett held restricted stock units for 12,630 Sphere Common Shares; Mr. McEwan held outstanding stock options for 43,580 Sphere Common Shares; and (iii) Mr. Hanley held outstanding stock options for 1,757 Sphere Common Shares and restricted stock units for 12,630 Sphere Common Shares.

During fiscal year 2025, each Non-Employee Director received the following compensation: (a) an annual cash payment of $60,000, payable quarterly in arrears, and on an annual basis and at the election of the Non-Employee Director, either: (i) restricted share units having a value of $100,000 with such restricted stock units to vest 364 days following the date of grant, or (ii) that number of stock options equal to $100,000 divided by the value of the options at the time of grant (to be determined using the Black-Scholes pricing model) with such stock options to vest in full 364 days following the date of grant (the “Board Compensation Program”), provided there are sufficient shares available in our Sphere Incentive Plan.

On May 29, 2025, under Sphere’s Board Compensation Program, Ms. Harnett and Mr. Hanley each received 12,630 restricted stock units valued at $100,004 based upon the Sphere Common Share closing market price of $7.92 on May 29, 2025, the date of grant, vesting in full on May 29, 2026. Mr. McEwan received a stock option for 14,950 shares with an exercise price of $7.92 per share vesting in full on May 29, 2026 and expiring on May 29, 2031.

On March 4, 2026, under Sphere’s Board Compensation Program, Ms. Harnett, Mr. Hanley and Mr. McEwan each received 74,074 restricted stock units valued at $102,222, based upon the Sphere Common Share price on the date of grant of $1.38, which vests in full on March 4, 2027 or upon termination of service, whichever occurs first.

In August 2019, Sphere entered into a change of control agreement with Mr. McEwan (the “COC Agreement”) in order to compensate Mr. McEwan for prior unpaid board services. The COC Agreement provides that in the event of a change of control of Sphere and provided no payment has been made under (i) or (ii) below, Mr. McEwan shall be entitled, in his sole discretion, to provide written notice to Sphere at any time within 30 days of such event, to receive an amount equal to $115,000 for directorship services (the “COC Board Fees”) related to waived fees for periods as of June 30, 2019. The COC Agreement also provides that Mr. McEwan be entitled to the COC Board Fees if (i) he becomes unable to serve on the Sphere Board, either due to prolonged sickness, permanent disability, or death or (ii) is not reappointed as a member of the Sphere Board at a duly convened meeting of its Sphere Shareholders.

The Sphere Board retains complete discretion to adopt or modify our programs for providing cash and/or equity-based compensation to Sphere’s Non-Employee Directors as it deems appropriate from time to time.

Required Vote

Assuming the presence of a quorum, approval of the election of each of the Director Nominees to be appointed to the Sphere Board pursuant to the Arrangement Agreement and upon consummation of the Arrangement requires the affirmative vote of a majority of votes cast for each director nominee by shareholders represented in person or by proxy at the special meeting. Because approval of each Director Nominee in the Director Election Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Director Election Proposals. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Director Election Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

In connection with the execution of the Arrangement Agreement, Sphere entered into Support Agreements with each of its directors and certain officers. Each Support Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving each Director Nominee of the Director Election Proposal and against certain matters inconsistent with the Arrangement, including any alternative business combination. See “The Arrangement – Support Agreements.”

The effectiveness of this Director Election Proposal is conditioned upon the approval of each of the Share Issuance Proposal and the Board Size Proposal in this Proxy Statement and effective upon the consummation of the transactions set forth in the Arrangement Agreement. If the Arrangement Agreement is not consummated, or the Share Issuance Proposal and the Board Size Proposal are not approved, the Director Election Proposal shall be null and void and those directors elected at Sphere’s Annual Meeting shall continue to serve in such capacity.

Board Recommendation

The Sphere Board unanimously recommends that you vote “FOR” each of the Director Nominees.

PROPOSAL NO. 4 – THE INCENTIVE PLAN PROPOSAL

At the special meeting, Sphere Shareholders will be asked to pass an ordinary resolution (the “Incentive Plan Amendment Resolution”) to approve an amendment (the “Incentive Plan Amendment”) to the Sphere Incentive Plan to increase the number of shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement. In addition, as Sphere believes that incentives and share-based awards focus officers, directors and employees on the objective of creating shareholder value and promoting success of Sphere, the Incentive Plan Amendment would allow for incentive equity grants to members of the New Sphere Board, as well as future management members and other employees, which is an important attraction, retention and motivation tool for participants in the plan. A copy of the Incentive Plan Amendment Resolution and the Incentive Plan Amendment are attached to this Proxy Statement as Annex B and Annex C, respectively. The Sphere Incentive Plan was adopted by the Sphere Board on March 25, 2025, and approved by Sphere Shareholders on May 29, 2025. The Incentive Plan Amendment was approved by the Sphere Board on April 16, 2026, subject to approval by Sphere Shareholders at the special meeting. The persons named in the enclosed form of proxy intend to vote “FOR” the approval of the amendment to Sphere Incentive Plan.

Sphere currently maintains the Sphere Incentive Plan. As of the record date for the special meeting, a total of 702,366 of Sphere Common Shares were then subject to outstanding awards granted under the Sphere Incentive Plan. At the Effective Time, all unexercised outstanding Cathedra Options held by Cathedra Optionholders will, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, be exchanged for Replacement Options. The terms of each Replacement Option (other than the term to expiry) will be governed by the Sphere Incentive Plan. Further, at the Effective Time, all unvested outstanding Cathedra RSUs (other than any Accelerated Cathedra RSUs) held by Joel Block will, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, be exchanged for a Replacement RSU. The terms of each Replacement RSUs will be governed by the Sphere Incentive Plan and the applicable RSU award agreement. Sphere is seeking approval from Sphere Shareholders to increase the maximum number of Sphere Common Shares issuable under the Sphere Incentive Plan so that it may issue the Sphere Common Shares subject to the Replacement Options and Replacement RSUs in accordance with the terms of Sphere Incentive Plan, the Arrangement Agreement and the Plan of Arrangement and so that it is able to make future equity grants, including to the New Sphere Board and future members of management.

If Sphere Shareholders do not approve the Incentive Plan Proposal, the existing share limit of the Sphere Incentive Plan will continue in effect and Sphere would not have enough Sphere Common Shares authorized under the Sphere Incentive Plan required to issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement at Closing. As a result, if the Incentive Plan Proposal is not approved by Sphere Shareholders at the special meeting, Sphere may not be able to consummate the Arrangement with Cathedra.

Summary Description of the Sphere Incentive Plan

The principal terms of the Sphere Incentive Plan are summarized below. The following summary is qualified in its entirety by the full text of the Sphere Incentive Plan that is filed as an exhibit to Sphere’s most recent Annual Report on Form 10-K, which can be found at www.sec.gov and on SEDAR+.

Purpose. The purpose of the Sphere Incentive Plan is to promote the success of Sphere and the interests of Sphere Shareholders by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients with that of our shareholders.

Administration. The Sphere Board or one or more committees appointed by the Sphere Board (in the manner and on the terms authorized by the Sphere Board) administers the Sphere Incentive Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted, to the extent permitted by applicable laws (the appropriate acting body, be it the Sphere Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this Proposal as the “Administrator”).

Subject to the express provisions of the Sphere Incentive Plan and applicable laws, the Administrator has broad authority under the Sphere Incentive Plan, including, without limitation, the authority:

1.	to select eligible participants and determine the type(s) of award(s) that they are to receive;

2.	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

3.	to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

4.	to cancel, modify, or waive the Sphere’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

5.	subject to the other provisions of the Sphere Incentive Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession, or substitution of an award;

6.	to determine the method of payment of any purchase price for an award or Sphere Common Shares delivered under the Sphere Incentive Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned Sphere Common Shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

7.	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where Sphere or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

8.	to approve the form of any award agreements used under the Sphere Incentive Plan; and

9.	to construe and interpret the Sphere Incentive Plan, make rules for the administration of the Sphere Incentive Plan, and make all other determinations necessary or advisable for the administration of the Sphere Incentive Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by Sphere Shareholders) will the Administrator (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the Sphere Incentive Plan include officers or employees of Sphere or any of its subsidiaries, directors of Sphere, and certain consultants and advisors to Sphere or any of its subsidiaries. Currently, approximately four (4) officers and employees of Sphere and its subsidiaries (including all of Sphere’s named executive officers), and each of Sphere’s Non-Employee Directors, are considered eligible under the Sphere Incentive Plan.

Authorized Shares; Limits on Awards. The maximum number of Sphere Common Shares that can be issued under the Sphere Incentive Plan is equal to the sum of (i) 639,252 shares, plus (ii) the number of Sphere Common Shares available for grant under the Sphere Incentive Plan on May 14, 2025 (the date the 2015 Plan expired), and (iii) the number of any Sphere Common Shares subject to stock options or restricted stock units granted under the 2015 Plan and outstanding on May 14, 2025 which expire, or for any reason are cancelled or terminated, after that date without being exercised or settled, as applicable (such total number of shares, the “Share Limit”). As of the record date, there were 91,226 Sphere Common Shares available for new award grants under the Sphere Incentive Plan. No new awards may be granted under the 2015 Plan subsequent to its termination on May 14, 2025.

The Share Limit described above automatically increases on the first trading day in January of each calendar year during the term of the Sphere Incentive Plan, by an amount equal to the lesser of (i) ten percent (10%) of the total number of Sphere Common Shares issued and outstanding on December 31 of the immediately preceding calendar year, or (ii) such number of Sphere Common Shares as may be established by the Sphere Board.

The Sphere Incentive Plan generally provides that the number of Sphere Common Shares that are then available for new award grants under the plan, as well as the number of Spere Common Shares subject to then-outstanding awards under the Sphere Incentive Plan and the exercise prices of such awards, will be proportionately adjusted as described below under “Adjustments” in the event of a share split, reverse share split or similar event affecting the common shares.

Except as provided in the next sentence, shares that are subject to or underlie awards granted under the Sphere Incentive which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Sphere Incentive Plan shall again be available for subsequent awards under the Sphere Incentive Plan. Shares that are exchanged by a participant or withheld by Sphere as full or partial payment in connection with any award granted under the Sphere Incentive Plan, as well as any shares exchanged by a participant or withheld by Sphere or one of its subsidiaries to satisfy the tax withholding obligations related to any award granted under the Sphere Incentive Plan, shall be available for subsequent awards under the Sphere Incentive Plan. To the extent that an award granted under the Sphere Incentive Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Sphere Incentive Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Sphere Incentive Plan, the number of shares actually delivered with respect to the award shall be counted against the Share Limit of the Sphere Incentive Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the Sphere Incentive Plan, the number of shares actually delivered with respect to the award shall be counted against the Share Limit of the Sphere Incentive Plan. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be charged against the Share Limit with respect to such exercise.) In addition, the Sphere Incentive Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Sphere through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Sphere Incentive Plan. Sphere may not increase the applicable Share Limit of the Sphere Incentive Plan by repurchasing Sphere Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The Sphere Incentive Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in Sphere Common Shares or units of the Sphere Common Shares, as well as cash bonus awards. The Sphere Incentive Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase Sphere Common Shares at a future date at a specified price per share, also known as exercise price. The per share exercise price of an option generally may not be less than the fair market value of a Sphere Common Share on the date of grant. The maximum term of an option is ten (10) years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the Sphere Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the Sphere Incentive Plan. Incentive stock options may only be granted to employees of Sphere or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a Sphere Common Share on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a Sphere Common Share on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten (10) years from the date of grant. Options and stock appreciation rights may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.

The other types of awards that may be granted under the Sphere Incentive Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the Sphere Incentive Plan may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals. Subject to applicable laws, the Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the Sphere Incentive Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding Sphere Common Shares, provided that as to any dividend equivalent rights granted in connection with an award granted under the Sphere Incentive Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which Sphere does not survive (or does not survive as a public corporation in respect of its common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of Sphere, awards then-outstanding under the Sphere Incentive Plan will not automatically become fully vested pursuant to the provisions of the Sphere Incentive Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the Sphere Incentive Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Sphere Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the Sphere Incentive Plan, awards under the Sphere Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Sphere Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, amalgamations, combinations, conversions, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders (except as noted above under “Authorized Shares; Limits on Awards”).

No Limit on Other Authority. The Sphere Incentive Plan does not limit the authority of the Sphere Board or any committee to grant awards or authorize any other compensation, with or without reference to the Sphere Common Shares, under any other plan or authority.

Termination of or Changes to the Sphere Incentive Plan. The Sphere Board may amend or terminate the Sphere Incentive Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Sphere Board. Unless terminated earlier by the Sphere Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the Sphere Incentive Plan will terminate on March 24, 2035. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the Sphere Incentive Plan

The U.S. federal income tax consequences of the Sphere Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Sphere Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences (including the treatment of awards under Canadian tax laws).

With respect to nonqualified stock options, Sphere is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, Sphere is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Sphere Incentive Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and share-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Sphere will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Sphere Incentive Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), Sphere may not be permitted to deduct the portion of the compensation attributable to the acceleration, or parachute payments, if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the U.S. Internal Revenue Code, the aggregate compensation in excess of $1.0 million attributable to awards held by current or former named executive officers may not be deductible by Sphere in certain circumstances.

Specific Benefits under the Sphere Incentive Plan

Sphere has not approved any awards that are conditioned upon shareholder approval of the amendment to the Sphere Incentive Plan. Sphere is not currently considering any other specific award grants under the Sphere Incentive Plan.

The closing market price for a Sphere Common Share as of the record date for the special meeting was $1.45 per share.

Required Vote

Assuming the presence of a quorum, approval of the Incentive Plan Proposal requires the number of shares voted FOR the Incentive Plan Proposal exceed the number of votes cast AGAINST the Incentive Plan Proposal. Because approval of the Incentive Plan Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Incentive Plan Proposal. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Incentive Plan Proposal and such shares will not be counted for purposes of determining whether a quorum is present.

In connection with the execution of the Arrangement Agreement, Sphere entered into Support Agreements with each of its directors and certain officers. Each Support Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Incentive Plan Proposal and against certain matters inconsistent with the Arrangement, including any alternative business combination. See “The Arrangement – Support Agreements.”

The effectiveness of this Incentive Plan Proposal is conditioned upon the approval of each of the Share Issuance Proposal, each Director Nominee of the Director Election Proposal and the Board Size Proposal in this Proxy Statement and effective upon the consummation of the transactions set forth in the Arrangement Agreement. If the Arrangement Agreement is not consummated, or the Share Issuance Proposal, each Director Nominee of the Director Election Proposal and the Board Size Proposal are not approved, the Incentive Plan Proposal shall be null and void.

Board Recommendation

The Sphere Board unanimously recommends that you vote “FOR” the Incentive Plan Proposal.

PROPOSAL NO. 5 – THE CONSOLIDATION PROPOSAL

General

Sphere is seeking approval of Sphere Shareholders for a special resolution to consolidate all of the issued and outstanding Sphere Common Shares on the basis of one (1) post-consolidation common share for up to five (5) pre-consolidation common shares, or a ratio that is less at the discretion of the Sphere Board or, if applicable, the New Sphere Board (the “Consolidation”), with the Consolidation to be implemented by the Sphere Board or, if applicable, the New Sphere Board, at any time in its discretion. Approval of the Consolidation Proposal does not automatically mean that the Consolidation will occur. Rather, approval of the Consolidation Proposal will give the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board, the authority in its sole discretion, should they decide that it is in the best interest of the Sphere or the Combined Company, respectively, to complete the Consolidation. The following tables outline the number of Sphere Common Shares that would exist following the Consolidation at various theoretical ratios prior to consummation of the Arrangement and assuming consummation of the Arrangement. Any consolidation remains subject to all required regulatory approvals.

The following table outlines the number of Sphere Common Shares that would exist following the Consolidation at various theoretical ratios prior to the consummation of the Arrangement, assuming 3,829,250 Sphere Common Shares (the number of Sphere Common Shares outstanding as of the record date) are issued and outstanding on the effective date of the Consolidation:

Ratio	Number of Shares Post- Consolidation
1:2	1,914,625
1:3	1,276,417
1:4	957,313
1:5	765,850

The following table outlines the number of Sphere Common Shares that would exist following the Consolidation at various theoretical ratios assuming consummation of the Arrangement, that 2,250,048 Sphere Common Shares are issued to Cathedra Shareholders in connection with the consummation of the Arrangement and that there are 4,264,434 Sphere Common Shares issued and outstanding as of the effective date of the Consolidation, comprised of 3,829,250 Sphere Common Shares outstanding on the record date and 435,184 Sphere Common Shares issued as a result of Sphere RSUs which vest upon consummation of the Arrangement for an aggregate total of 6,514,482 Sphere Common Shares:

Ratio	Number of Shares Post- Consolidation
1:2	3,257,241
1:3	2,171,494
1:4	1,628,621
1:5	1,302,896

Reasons for the Consolidation

The Sphere Board believes that the number of outstanding Sphere Common Shares is, or will be following the Arrangement, if consummated, inconsistent with the size, assets and structure of Sphere or the Combined Company, as applicable. Sphere Management believes that the Consolidation may provide flexibility in the capital structure of Sphere or the Combined Company, as applicable, in order to facilitate raising capital in the future while keeping Sphere’s or the Combined Company’s capital structure manageable. Approving the Consolidation Proposal does not automatically mean that the Consolidation will occur. Rather, approval of the Consolidation Proposal will give the Sphere Board, or the New Sphere Board if the Arrangement is consummated prior to the effectuation of such Consolidation, the authority in its sole discretion, should they decide that it is in the best interest of Sphere or the Combined Company, as applicable, to complete the Consolidation.

Implementation, Notice of Consolidation and Letter of Transmittal

Upon determining to proceed with the Consolidation, Sphere or the Combined Company, as applicable, will file articles of amendment to effect the Consolidation. Prior to the completion of a Consolidation, Sphere or the Combined Company, as applicable, will provide its registered shareholders with a letter of transmittal for use in transmitting their share certificates to its transfer agent in order to exchange old certificates for new certificates representing the number of common shares to which such shareholder is entitled as a result of the Consolidation. No delivery of new certificates to a shareholder will be made until such shareholder has surrendered their current issued certificates. Until surrendered, each share certificate formally representing old common shares of Sphere or the Combined Company, as applicable, shall be deemed for all purposes to represent the number of new common shares of Sphere or the Combined Company, as applicable, to which the holder is entitled as a result of the Consolidation.

The Consolidation would be affected simultaneously for all Sphere Common Shares or common shares of the Combined Company, as applicable, and the exchange ratio would be the same for all such common shares. The Consolidation would affect all of the holders of common shares uniformly and would not affect any shareholder’s percentage ownership interests in Sphere or the Combined Company, as applicable. Proportionate voting rights and other rights of the holders of Sphere Common Shares or common shares of the Combined Company, as applicable, will not be affected by the Consolidation, other than as a result of the treatment of fractional shares. Common shares issued pursuant to the Consolidation would remain fully paid and non-assessable. No fractional shares will be issued in connection with the Consolidation and in lieu thereof any Sphere Shareholders or shareholders of the Combined Company, as applicable, that would otherwise be entitled to receive a fractional share will be entitled to have their post-Consolidation share amount rounded up to the nearest whole share (which is described below in the paragraph titled “Fractional Shares”). Each Sphere Shareholder or shareholder of the Combined Company, as applicable, will hold the same percentage of Sphere Common Shares or common shares of the Combined Company, as applicable, immediately following the Consolidation as such Sphere Shareholder or shareholder of the Combined Company held immediately prior to the Consolidation other than the nominal effect of the treatment of fractional shares. In addition, the Consolidation will not itself immediately affect Sphere’s or the Combined Company’s overall market capitalization, i.e., Sphere’s or the Combined Company’s market capitalization immediately before the Consolidation will be the same as immediately after Consolidation, except as a result of any rounding up of fractional shares as described below. However, if Sphere’s or the Combined Company’s trading price increases or declines over time following the Consolidation, Sphere or the Combined Company, as applicable, will have a higher or lower market capitalization depending on that trading price.

The implementation of the special resolution is conditional upon Sphere obtaining the necessary regulatory consents. The special resolution provides that the Sphere Board or the New Sphere Board, as appliable, is authorized, in its sole discretion, to determine not to proceed with the proposed Consolidation, without further approval of Sphere Shareholders or the shareholders of the Combined Company, as applicable. In particular, the Sphere Board may determine not to present the special resolution to the special meeting or, if the special resolution is presented to the special meeting and approved, may determine after the special meeting not to proceed with completion of the proposed Consolidation and filing of the articles of amendment to effect the Consolidation.

Subject to applicable regulatory requirements, a Consolidation will be effective on the date on which articles of amendment of Sphere or the Combined Company are filed and certified by the Ontario Ministry of Government and Consumer Services. If a Consolidation is approved, no further action on the part of Sphere Shareholders or the shareholders of the Combined Company will be required in order for the Sphere Board or New Sphere Board, as applicable, to implement a Consolidation.

Procedure for Non-Registered Shareholders

Non-registered shareholders of Sphere holding their shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Consolidation than those that will be put in place by Sphere for registered shareholders. If the Sphere Board or the New Sphere Board, as applicable, determines to proceed with the Consolidation and you hold Sphere Common Shares with such bank, broker or other nominee, and if you have questions in this regard, you are encouraged to contact your nominee to obtain instructions for processing the Consolidation.

Exchange Act and Stock Listing

After the effectiveness of the articles of amendment, Sphere or the Combined Company, as applicable, would continue to be subject to periodic reporting and other requirements of the Exchange Act, and the Sphere Common Shares or common shares of the Combined Company, as applicable, would continue to be listed on Nasdaq under the symbol “ANY.”

New CUSIP Number

After the effectiveness of the articles of amendment to effect the Consolidation, the post-Consolidation Sphere Common Shares or common shares of the Combined Company, as applicable, would have a new CUSIP number, which is a number used to identify a company’s equity securities.

Effect on Par Value of Common Shares

The Consolidation will not affect the par value of the Sphere Common Shares or common shares of the Combined Company, as applicable, which will remain no par value.

Effect on Common Share Warrants

If the Consolidation is affected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of outstanding warrants to purchase common shares issued by Sphere or the Combined Company, as applicable. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of the Sphere Common Shares or common shares of the Combined Company, as applicable, being delivered upon such exercise immediately following the Consolidation as was the case immediately preceding the Consolidation. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the final exchange ratio determined by the Sphere Board or New Sphere Board, as applicable, subject to Sphere’s or the Combined Company’s treatment of fractional shares.

Effect on Outstanding Options and Rights

If the Consolidation is affected, all outstanding options and future or contingent rights to acquire Sphere Common Shares or the common shares of the Combined Company, as applicable, will be appropriately adjusted to reflect the Consolidation. With respect to outstanding options to purchase Sphere Common Shares or the common shares of the Combined Company, the number of Sphere Common Shares that such holders may purchase upon exercise of such options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of Sphere Common Shares underlying such options are reduced as a result of the Consolidation. Corresponding adjustments will be made to outstanding awards of restricted stock units to reduce the number of Sphere Common Shares subject to such awards.

Potential Anti-Takeover Effect

This Consolidation Proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued Sphere Common Shares vis-à-vis the outstanding Sphere Common Shares and could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Sphere Common Shares could dilute the share ownership of a person seeking to effect a change in the composition of the Sphere Board or contemplating a tender offer or other transaction for the combination of Sphere with another company. However, the Consolidation Proposal providing for the Consolidation is not being proposed in response to any effort of which Sphere is aware to accumulate Sphere Common Shares or obtain control of Sphere, nor is it part of a plan by management to recommend to the Sphere Board and Sphere Shareholders a series of amendments to the Sphere Articles. Other than the Consolidation Proposal for the Consolidation, the Sphere Board does not currently contemplate recommending the adoption of any other amendments to the Sphere Articles that could be construed to reduce or interfere with the ability of third parties to take over or change the control of Sphere.

Fractional Shares

To avoid having any fractional common shares (i.e., less than one (1) full common share) outstanding as a result of the Consolidation, no fractional shares will be issued in connection with the Consolidation. Instead, Sphere or the Combined Company, as applicable, will issue one (1) full share of the post-Consolidation Sphere Common Shares or common shares of the Combined Company to any Sphere Shareholder or shareholder of the Combined Company who would have been entitled to receive a fractional share as a result of the process. Each Sphere Shareholder or shareholder of the Combined Company, as applicable, will hold the same percentage of the outstanding common shares immediately following the Consolidation as that shareholder did immediately prior to the Consolidation, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding Sphere Common Shares following the Consolidation, the Sphere Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal or Dissenter’s Rights

Under the OBCA, Sphere Shareholders will not be entitled to dissenter’s rights or appraisal rights with respect to the Consolidation Proposal.

Resolution to Approve the Consolidation

Sphere Shareholders are being asked to approve the following Consolidation resolution:

“BE IT RESOLVED THAT, as a special resolution:

1. The board of directors be authorized, subject to approval of the applicable regulatory authorities, to take such actions as are necessary to consolidate, at any time following the date of this resolution, all of the issued and outstanding common shares of Sphere 3D Corp. (the “Company”) on the basis that up to five (5) pre-consolidation common shares, or a ratio that is less at the discretion of the board of directors, be consolidated into one (1) post-consolidation common share.

2. Notwithstanding the passing of this resolution by the shareholders of the Company, the board of directors may, at its absolute discretion, determine when such consolidation will take place and may further, at its discretion, determine not to effect such consolidation of all of the issued and outstanding common shares, in each case without requirement for further approval, ratification or confirmation by the common shareholders of the Company.

3. Any director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such person determines to be necessary or desirable or required by any regulatory authority in order to carry out the intent of this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

4. Notwithstanding the foregoing, the board of directors is hereby authorized, without further approval of or notice to the common shareholders of the Company, to revoke this special resolution at any time before it is acted upon.”

Required Vote

The Consolidation Proposal must be approved by an affirmative vote of not less than 66 2/3% of the votes cast by Sphere Shareholders present at the special meeting in person (online) or by proxy in order to become effective. Abstentions will have no effect on the vote for the Consolidation Proposal. Because approval of the Consolidation Proposal is based on the number of votes cast, abstentions will not be counted as votes cast and will have no effect on the outcome of the Consolidation Proposal. The failure of a Sphere Shareholder to submit a proxy or vote at the special meeting will also have no effect on the outcome of the Consolidation Proposal and such shares will not be counted for purposes of determining whether a quorum is present. If you hold your shares in “street name” and you do not instruct your bank, broker or other nominee how to vote, then your bank, broker or other nominee may vote those shares in their discretion. This may result in a broker non-vote, could have an effect on the outcome of the Consolidation Proposal and will be counted for purposes of determining whether a quorum is present.

The effectiveness of this Consolidation Proposal is not conditioned upon the approval of any other Proposal in this Proxy Statement. Moreover, the directors and certain officers that are signatories to the Support Agreements will not be required to vote their shares in favor of approving the Consolidation Proposal. If the Consolidation Proposal is not approved, Consolidation shall be null and void and Sphere or the Combined Company, as applicable, will not be able to effect the Consolidation.

Board Recommendation

The Sphere Board unanimously recommends that you vote “FOR” the Consolidation Proposal.

SPHERE’S FUTURE SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy materials for the next annual meeting of shareholders, your proposal must be submitted in writing by no later than December 3, 2026 at 5:00 p.m. (Eastern Time) to the attention of the Corporate Secretary of Sphere at 243 Tresser Boulevard, 17th Floor, Stamford, Connecticut 06901. On June 27, 2017, Sphere Shareholders adopted the advance notice by-law No. 2 (“Bylaw No. 2”), which establishes the conditions and framework for nominating directors to the Sphere Board. Bylaw No. 2 sets forth the deadline by which Sphere Shareholders must submit director nominations to Sphere and the information to be provided and other procedures to be followed in respect of such nomination. You are therefore advised to review the Sphere Bylaws, which qualify the information set out in this paragraph in its entirety, and are available on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

In addition to satisfying the provisions in Bylaw No. 2 relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, Sphere Shareholders who intend to solicit proxies in support of director nominees other than our nominees at the next annual meeting of shareholders in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 14, 2027.

Failure to comply with the advance notice requirements will permit management to use its discretionary voting authority if and when the proposal is raised at the 2027 Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this Proxy Statement, the Sphere Board knows of no matters that will be presented for consideration at the special meeting other than as described in this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

Where Shareholders Can Find More Information About Sphere

Sphere files annual, quarterly and current reports, proxy statements and other information with the SEC and SEDAR+. Sphere’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Sphere’s website at www.sphere3d.com or on SEDAR+ at www.sedarplus.ca. Unless otherwise provided, the information available on Sphere’s website is not part of this Proxy Statement and is not incorporated by reference.

Sphere undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means, within one (1) business day of receipt of the request, a copy of any and all of the filings it makes with the SEC or on SEDAR+. Requests for copies of Sphere filings should be directed to Kurt L. Kalbfleisch, Corporate Secretary at Sphere 3D Corp., at 243 Tresser Boulevard, 17th Floor, Stamford, Connecticut 06901, by telephone at (647) 952-5049 or by email at investor.relations@sphere3d.com.

Document requests from Sphere should be made by May 8, 2026, which is five (5) business days prior to the date of the special meeting, in order to receive them before the special meeting. Requests for documents should be directed to Kurt L. Kalbfleisch, Corporate Secretary at Sphere 3D Corp., at 243 Tresser Boulevard, 17th Floor, Stamford, Connecticut 06901.

If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact DF King, our proxy solicitor at:

D.F. King & Co., Inc.
28 Liberty Street, Floor 53

New York, NY 10005
(877) 478-5043 (toll free)
Email: ANY@dfking.com

Where Shareholders Can Find More Information About Cathedra

Cathedra files reports with and furnishes other information to the British Columbia Securities Commission. These reports and other information (including financial information) are prepared, in accordance with the disclosure requirements of Canadian securities laws, which differ from those in the United States. Cathedra’s filings are available to the public on SEDAR+ at www.sedarplus.ca or at Cathedra’s website at www.cathedra.com. The information available on Cathedra’s website is not part of this Proxy Statement and is not incorporated by reference.

Cathedra undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means, within one (1) business day of receipt of the request, a copy of any and all of the filings it makes with on SEDAR+. Requests for copies of Cathedra filings should be directed to Investor Relations at Cathedra Bitcoin, Inc., at 422 Richards Street, Unit 170, Vancouver, British Columbia V6B 2Z4, Canada or by telephone at +1 (604) 259-0607 or by email at ir@cathedra.com.

Document requests from Cathedra should be made by May 8, 2026, which is five (5) business days prior to the date of the special meeting, in order to receive them before the special meeting. Requests for documents should be directed to Investor Relations at Cathedra Bitcoin, Inc., at 422 Richards Street, Unit 170, Vancouver, British Columbia V6B 2Z4, Canada.

SPHERE SHAREHOLDERS SHOULD NOT RELY ON INFORMATION OTHER THAN THAT CONTAINED IN THIS PROXY STATEMENT. SPHERE HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. NO ASSUMPTION SHOULD BE MADE THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE OF THIS PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEX TO FINANCIAL INFORMATION

Index to Sphere’s Financial Information

Audited Consolidated Financial Statements for the years ended December 31, 2025 and 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Sphere 3D Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sphere 3D Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and does not expect to have sufficient cash on hand to fund its operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Bitcoin Mining Revenue

As disclosed in Note 2 to the consolidated financial statements, the Company accounts for revenue in accordance with Topic 606, Revenue from Contracts with Customers. The Company provides a service to perform hash calculations to a third-party operated mining pool and in exchange for providing the service, the Company earns non-cash consideration in the form of bitcoin based on the Full-Pay-Per-Share (“FPPS”) payout method set forth by the mining pool operator. Bitcoin mining revenue is comprised of the block reward and transaction fees earned by the Company net of the mining pool fees charged by the mining pool operator. During the years ended December 31, 2025 and 2024, the Company recognized bitcoin mining revenue of approximately $11.2 million and $16.6 million, respectively.

We identified the auditing of mining revenue as a critical audit matter due to the nature and extent of audit effort required to perform audit procedures over the Company’s hash calculation service provided to the mining pool operator, the associated contractual payouts including the blockchain contractual inputs, the Company’s valuation of bitcoin received from the mining pool operator and evaluating the results of those procedures.

The primary procedures we performed to address this critical audit matter included the following:

We independently confirmed with the mining pool operator the significant contractual terms utilized in the determination of mining revenue, total mining rewards earned by the Company, and the Company’s digital asset wallet addresses in which the rewards are deposited.

Using the Company’s digital asset wallet addresses confirmed by the mining pool operator, we reconciled mining revenue earned from and paid by the mining pool operator against on-chain transactions independently obtained from the blockchain.

We evaluated the reasonableness of the prices utilized by the Company to value bitcoin by obtaining independent bitcoin prices and comparing those to the prices used by the Company.

We recalculated the Company’s recorded mining revenue per the calculation prescribed in the FPPS payout method, based on the hash calculation service provided to the mining pool operator, using independently obtained blockchain contractual inputs and independent bitcoin prices.

We undertook an analytical review of total mining revenue by developing an expectation of the hashrate contributed to the mining pool operator and the mining revenue earned, and compared our expectation to the amount recorded by the Company.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2022.

Houston, Texas

March 27, 2026

Sphere 3D Corp.

Consolidated Balance Sheets

(in thousands of U.S. dollars, except shares)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,707	$5,425
Bitcoin	3,263	1,394
Investment in equity securities	—	7,530
Other current assets	1,707	3,438
Total current assets	8,677	17,787
Property and equipment, net	14,608	21,967
Intangible assets, net	1,610	3,095
Other non-current assets	225	379
Total assets	$25,120	$43,228
Liabilities, Temporary Equity and Shareholders Equity
Current liabilities:
Accounts payable	$427	$1,167
Accrued liabilities	544	1,299
Accrued payroll and employee compensation	831	1,398
Other current liabilities	—	31
Total current liabilities	1,802	3,895
Commitments and contingencies (Note 13)
Temporary equity:
Series H preferred shares, no par value, unlimited shares authorized, 161 shares issued and outstanding as of both December 31, 2025 and 2024	18	18

Shareholders equity:
Common shares, no par value; unlimited shares authorized, 3,392,541 and 2,545,342 shares issued and outstanding as of December 31, 2025 and 2024, respectively	503,414	497,957
Accumulated other comprehensive loss	(1,811)	(1,821)
Accumulated deficit	(478,303)	(456,821)
Total shareholders equity	23,300	39,315
Total liabilities, temporary equity, and shareholders equity	$25,120	$43,228

See accompanying notes to consolidated financial statements.

Sphere 3D Corp.

Consolidated Statements of Operations

(in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenues:
Bitcoin mining revenue	$11,181	$16,608

Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	8,554	13,378
General and administrative	8,266	12,445
Depreciation and amortization	6,878	7,113
Impairment of property and equipment	7,185	1,146
Loss on disposal of property and equipment	1,652	3,545
Change in fair value of Bitcoin	345	(682)
Impairment of other assets	300	1,074
Total operating costs and expenses	33,180	38,019
Loss from operations	(21,999)	(21,411)
Other income (expense):
Investment gain	438	8,980
Other income, net	81	3,111
Net loss before taxes	(21,480)	(9,320)
Provision for income taxes	2	150
Net loss	$(21,482)	$(9,470)

Net loss per share:
Basic and diluted	$(7.37)	$(4.78)
Shares used in computing net loss per share:
Basic and diluted	2,914,607	1,980,163

See accompanying notes to consolidated financial statements.

Sphere 3D Corp.

Consolidated Statements of Comprehensive Loss

(in thousands of U.S. dollars)

	Year Ended December 31,
	2025	2024
Net loss	$(21,482)	$(9,470)
Other comprehensive loss:
Foreign currency translation adjustment	10	(13)
Total other comprehensive loss	10	(13)
Comprehensive loss	$(21,472)	$(9,483)

See accompanying notes to consolidated financial statements.

Sphere 3D Corp.

Consolidated Statements of Shareholders Equity

(in thousands of U.S. dollars, except shares)

	Common Shares		Accumulated Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	Loss	Deficit	Equity
Balance at January 1, 2024	1,537,368	$475,702	$(1,808)	$(447,371)	$26,523
Cumulative adjustment from adoption of ASU 2023-08	—	—	—	20	20
Issuance of common shares for conversion of preferred shares	619,348	13,775	—	—	13,775
Issuance of common shares and warrants, net	235,000	5,387	—	—	5,387
Issuance of common shares pursuant to the vesting of restricted stock units	105,531	—	—	—	—
Exercise of warrants	28,136	—	—	—	—
Issuance of common shares for settlement of liabilities	19,959	255	—	—	255
Share-based compensation	—	2,838	—	—	2,838
Other comprehensive loss	—	—	(13)	—	(13)
Net loss	—	—		(9,470)	(9,470)
Balance at December 31, 2024	2,545,342	497,957	(1,821)	(456,821)	39,315
Issuance of common shares, net	112,791	685	—	—	685
Issuance of common shares pursuant to vesting of restricted stock units, net of shares withheld for income taxes	138,185	232	—	—	232
Issuance and exercise of warrants	596,223	3,708	—	—	3,708
Share-based compensation	—	832	—	—	832
Other comprehensive income	—	—	10	—	10
Net loss	—	—	—	(21,482)	(21,482)
Balance at December 31, 2025	3,392,541	$503,414	$(1,811)	$(478,303)	$23,300

See accompanying notes to consolidated financial statements.

Sphere 3D Corp.

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

	Year Ended December 31,
	2025	2024
Operating activities:
Net loss	$(21,482)	$(9,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of property and equipment	7,185	1,146
Depreciation and amortization	6,878	7,113
Realized gain on sale of investment in equity securities	(5,355)	(4,063)
Unrealized (gain) loss on investment in equity securities	4,917	(4,917)
Loss on disposal of property and equipment	1,652	3,545
Share-based compensation	832	2,838
Change in fair value of Bitcoin	345	(682)
Impairment of other assets	300	1,074
Issuance of common shares to nonemployees	232	—
Change in fair value of warrant liabilities	(31)	(174)
Bitcoin issued for services	—	538
Changes in operating assets and liabilities:
Proceeds from sale of Bitcoin	—	14,842
Mining of Bitcoin	(11,181)	(16,608)
Accounts payable and accrued liabilities	(833)	(262)
Accrued payroll and employee compensation	(567)	171
Other assets	980	453
Other liabilities	10	(120)
Net cash used in operating activities	(16,118)	(4,576)
Investing activities:
Proceeds from sale of Bitcoin	8,967	1,522
Proceeds from sale of equity investment	7,969	11,450
Payments for purchase of property and equipment	(7,499)	(8,944)
Proceeds from sale of property and equipment	555	—
Net cash provided by investing activities	9,992	4,028
Financing activities:
Proceeds from exercise of warrants	4,106	—
Proceeds from issuance of common shares and warrants	733	5,495
Payments for issuance costs for common shares and warrants	(431)	(108)
Net cash provided by financing activities	4,408	5,387
Net (decrease) increase in cash, and cash equivalents	(1,718)	4,839
Cash, and cash equivalents, beginning of year	5,425	586
Cash, and cash equivalents, end of year	$3,707	$5,425

See accompanying notes to consolidated financial statements.

Sphere 3D Corp.

Consolidated Statements of Cash Flows continued

(in thousands of U.S. dollars)

	Year Ended December 31,
	2025	2024
Supplemental disclosures of cash flow information:
Cash paid for foreign income taxes	$74	$16
Cash paid for interest	$—	$323
Supplemental disclosures of noncash investing and financing activities:
Property and equipment exchanged for settlement of liabilities	$1,571	$825
Property and equipment received by settlement of other assets	$100	$—
Settlement of prepaid hosting services deposit with equity securities	$—	$10,000
Issuance of common shares for settlement of liabilities	$—	$255

See accompanying notes to consolidated financial statements.

Sphere 3D Corp.

Notes to Consolidated Financial Statements

Any reference to the “Company”, “Sphere 3D”, “we”, “our”, “us”, or similar terms in this section refers to Sphere 3D Corp. and its subsidiaries prior to the Effective Time.

1. Organization and Business

Sphere 3D Corp. was incorporated under the Business Corporations Act (Ontario) on May 2, 2007 as T.B. Mining Ventures Inc. On March 24, 2015, the Company completed a short-form amalgamation with a wholly-owned subsidiary. In connection with the short-form amalgamation, the Company changed its name to “Sphere 3D Corp.” Any reference to the “Company”, “Sphere 3D”, “we”, “our”, “us”, or similar terms refers to Sphere 3D Corp. and its subsidiaries. In January 2022, the Company commenced operations of its Bitcoin mining business and is dedicated to becoming a leader in the blockchain and cryptocurrency industry. The Company has established and plans to continue to grow an enterprise-scale mining operation through the procurement of mining equipment and partnering with experienced service providers.

Share Consolidation

On February 9, 2026, the Company filed an Articles of Amendment to effect a share consolidation (also known as a reverse stock split) of its issued and outstanding common shares in the ratio of 1-for-10. The share consolidation was effective on February 9, 2026. The Company’s common shares began trading on an adjusted basis on the Nasdaq Capital Market at the opening of trading on February 10, 2026. All share and per share amounts have been restated for all periods presented to reflect the share consolidation.

Going Concern

Management has projected that based on our recurring losses, negative cash flows from operating activities, and our hashing rate at December 31, 2025, cash on hand may not be sufficient to allow the Company to continue operations and there is substantial doubt about the Company’s ability to continue as a going concern within 12 months from the date of issuance of its financial statements if we are unable to raise additional funding for operations. We expect our working capital needs to increase in the future as we continue to expand and enhance our operations. Our ability to raise additional funds for working capital through equity or debt financings or other sources may depend on the financial success of our business and successful implementation of our key strategic initiatives, financial, economic and market conditions and other factors, some of which are beyond our control. We require additional capital and if we are unsuccessful in raising that capital at a reasonable cost and at the required times, or at all, we may not be able to continue our business operations in the cryptocurrency mining industry or we may be unable to advance our growth initiatives, either of which could adversely impact our business, financial condition and results of operations. In an effort to mitigate these risks we are taking steps to lower our cost of mining and also refresh our mining fleet to increase our mining efficiency.

Significant changes from our current forecasts, including but not limited to: (i) shortfalls from projected mining earning levels; (ii) increases in operating costs; (iii) decreases in the value of cryptocurrency; and (iv) if we do not maintain compliance with the requirements of The Nasdaq Capital Market (“Nasdaq”) and/or we do not maintain our listing with Nasdaq it could have a material adverse impact on the Company’s ability to access the level of funding necessary to continue its operations at current levels. These factors, among others, should they occur may result in the Company’s inability to continue as a going concern within 12 months from the date of issuance of its financial statements. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”), applied on a basis consistent for all periods. Subsidiaries in which controlling interests are maintained are consolidated. All intercompany balances and transactions have been appropriately eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Foreign Currency Translation

The financial statements of the Company’s subsidiary, for which the functional currency is the local currency, is translated into U.S. dollars using the exchange rate at the consolidated balance sheet date for assets and liabilities and a weighted-average exchange rate during the year for revenue, expenses, gains and losses. Translation adjustments are recorded as accumulated other comprehensive income (loss) within shareholders equity. Gains or losses from foreign currency transactions are recognized in the consolidated statements of operations. Such transactions resulted in a minimal loss for both the years ended December 31, 2025 and 2024.

Cash and Cash Equivalents

Highly liquid investments with insignificant interest rate risk and original maturities of three months or less, when purchased, are classified as cash equivalents. Cash equivalents are composed of money market funds. Cash and cash equivalents that exceed federally insured limits are maintained with financial institutions. The Company has not experienced any losses related to these balances and believes credit risk to be minimal.

Investment in Equity Securities

The Company’s investments were in publicly held equity securities which had readily determinable fair values. These equity investments were recorded at fair value with unrealized holding gains and losses recorded in other income or expense in the consolidated statements of operations.

Bitcoin

Bitcoin is included in current assets in the consolidated balance sheets as the Company has the ability to sell it in a highly liquid marketplace, and the sale of Bitcoin is used to fund operating expenses to support operations. Bitcoin is expected to be realized in cash or sold during the Company’s normal operating cycle. Bitcoin held are accounted for as intangible assets with indefinite useful lives. Bitcoin awarded to the Company through its mining activities was included within operating activities on the consolidated statements of cash flows. The proceeds from the sale of Bitcoin are included within operating or investing activities in the consolidated statements of cash flows depending on the length of time the Bitcoin is held. Bitcoin is valued at fair value at the end of each reporting period with changes in fair value recorded in operating expenses in the consolidated statements of operations. The fair value of Bitcoin is measured using the period-end closing price from the Company’s principal market. When Bitcoin is sold, the gains and losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the Bitcoin as determined on a first in-first out (FIFO) basis and are recorded within the same line item, Change in Fair Value of Bitcoin, in the consolidated statements of operations. Effective January 1, 2024, the Company early adopted ASU 2023-08 and recorded a $20,000 decrease to the opening balance of accumulated deficit and an increase to Bitcoin.

Property and Equipment

Property and equipment primarily consists of mining equipment and infrastructure and is stated at cost, including purchase price, shipping and custom fees, and is depreciated using the straight-line method over the estimated useful lives of the assets, generally three years to ten years.

The carrying amounts of property and equipment are reviewed when events or changes in circumstances indicate the assets may not be recoverable. If any such indication exists, the fair value of the asset is estimated in order to determine the extent of the impairment loss, if any.

Intangible Assets

For intangible assets purchased in a business combination, the estimated fair values of the assets received are used to establish their recorded values. For intangible assets acquired in a non-monetary exchange, the estimated fair values of the assets transferred (or the estimated fair values of the assets received, if more clearly evident) are used to establish their recorded values. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value.

Supplier agreements are amortized on a straight-line basis over their economic lives of five years as this method most closely reflects the pattern in which the economic benefits of the assets will be consumed.

Impairment of Intangible Assets

Regular reviews of intangible assets are performed to determine if any event has occurred that may indicate that intangible assets with finite useful lives and other long-lived assets are potentially impaired. Triggering events for impairment reviews may be indicators such as adverse industry or economic trends, restructuring actions, lower projections of profitability, or a sustained decline in the Company’s market capitalization. Intangible assets are quantitatively assessed for impairment, if necessary, by comparing their estimated fair values to their carrying values. If the carrying value exceeds the fair value, the difference is recorded as an impairment.

Warrants

Warrants are accounted for as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance. Warrants that meet the definition of a derivative financial instrument, and that also meet the equity scope exception criteria, are classified as equity. Equity classified warrants are recorded at their initial fair value and are not subject to fair value remeasurement provided that the criteria for equity classification continues to be met. Warrants that are classified for liabilities are accounted for at fair value on the consolidated balance sheets, subject to fair value remeasurement at each balance sheet date with changes in fair value recognized in other income, net in the consolidated statements of operations. Warrant liabilities include a common share purchase warrant issued in connection with previously outstanding convertible debt. The classification of warrants, including whether warrants should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The fair value of both equity-classified and liability-classified warrants are determined using the Black-Scholes options pricing model (Black-Scholes model) which includes Level 3 inputs.

Revenue Recognition

Revenue is accounted for pursuant to ASU 2014-09, Revenue from Contracts with Customers and all the related amendments (“Topic 606”). Under Topic 606, an entity is required to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, and contract consideration will be recognized on a “sell-in basis” or when control of the purchased goods or services transfer to the distributor.

The Company is engaged with Bitcoin mining pool operators, its customers, to provide a service to perform hash calculations for the mining pool operator, which is the Company’s only performance obligation. Providing hash calculation services is an output of the Company’s ordinary activities. The Company has a service agreement with Foundry Digital LLC, a cryptocurrency mining pool operator, to provide a service to perform hash calculations. In exchange for providing the service, the Company is entitled to Full Pay Per Share (“FPPS”), which is a fractional share of the fixed Bitcoin award the mining pool operator receives, plus a fractional share of the transaction fees attached to that blockchain less net Bitcoin fees due to the mining pool operator over the measurement period, as applicable. The pay-outs received are based on the expected value from the block reward plus the transaction fee reward, regardless of whether the mining pool operator successfully records a block to the blockchain.

The Company’s fractional share is based on a contractual formula, which primarily calculates the hashrate provided to the mining pool as a percentage of total network hashrate and other inputs. The contracts, which are less than 24 hours and continuously renew throughout the day, are terminable at any time by either party without compensation and the Company’s enforceable right to compensation only begins when the Company starts providing the service to the mining pool operator, which begins daily at midnight Universal Time Coordinated (“UTC”). The terms, conditions, and compensation are at the current market rates, and accordingly the renewal option is not a material right. The contract arises at the point that the Company provides hash calculation services to the mining pool operator, which is the beginning of the contract day at midnight UTC time (contract inception), as customer consumption is in tandem with daily earnings of delivery of the service. According to the customer contract, daily earnings are calculated from midnight-to-23:59:59 UTC time, and the payout is made one hour later at 1:00 AM UTC time.

The Company satisfies its performance obligation over time with daily settlement in Bitcoin. The Company’s performance is completed as it transfers the hashrate computations over the continuously renewed contract periods, which are less than 24 hours. The Company has full control of the mining equipment utilized in the mining pool and if the Company determines it will increase or decrease the processing power of its machines and/or fleet (i.e., for repairs or when power costs are excessive) the service provided to the customer will be adjusted.

The transaction consideration the Company receives is noncash consideration in the form of Bitcoin, which the Company measures at fair value at contract inception, midnight UTC time. The noncash consideration is variable, since the amount of block reward earned depends on the amount of hash calculation services, the amount of transaction fees awarded, and operator fees over the same period. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the noncash consideration on the same day that control is transferred, which is the same day as contract inception. The fair value used to calculate the noncash consideration is based on the Bitcoin spot price in the Company’s principal market at the beginning of the day (midnight UTC time) at contract inception. Expenses associated with running the Bitcoin mining operations, such as hosting, operating supplies, utilities, and monitoring services are recorded as cost of revenues.

Operating Segment

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision–making group, in deciding how to allocate resources and assess performance. The Company’s CODM is the Chief Executive Officer. The Company operates as one operating segment and uses net income or loss as a measure of profit or loss on a consolidated basis in making decisions regarding resource allocation and performance assessment. Additionally, the CODM regularly reviews the Company’s expenses on a consolidated basis. The financial metrics used by the CODM help make key operating decisions, such as determination of capital expenditure purchases and significant acquisitions and allocation of budget between cost of revenues and general and administrative expenses. The measure of segment assets is reported on the consolidated balance sheet as total consolidated assets. The significant expense categories regularly provided to the CODM include cost of revenue, general and administrative expenses, depreciation and amortization, impairment of property and equipment, and change in fair value of Bitcoin. These expense categories are reported as separate line items in the consolidated statements of operations.

Income Taxes

Income taxes are provided for by utilizing the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when a judgment is made that it is considered more likely than not that a tax benefit will not be realized. A decision to record a valuation allowance results in an increase in income tax expense or a decrease in income tax benefit. If the valuation allowance is released in a future period, income tax expense will be reduced accordingly.

The calculation of tax liabilities involves evaluating uncertainties in the application of complex global tax regulations. The impact of an uncertain income tax position is recognized at the largest amount that is “more likely than not” to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Comprehensive Income (Loss)

Comprehensive income (loss) and its components encompass all changes in equity other than those arising from transactions with shareholders, including net income (loss) and foreign currency translation adjustments, and is disclosed in the condensed consolidated statements of comprehensive income (loss).

Concentration Risk

The Company maintains its cash and cash equivalent balances with three major commercial banks. Deposits held with the financial institutions exceed the amount of insurance provided on such deposits. The Company is exposed to credit risk in the event of a default by the financial institutions holding the cash and cash equivalents to the extent recorded on the consolidated balance sheets. The accounts offered by the custodian of the Company’s Bitcoin are not insured by the Federal Deposit Insurance Corporation (FDIC). There have not been any losses in such accounts.

There are certain customers who individually represented 10% or more of the Company’s revenue. During the years ended December 31, 2025 and 2024, revenue was concentrated with one mining pool operator, Foundry Digital LLC, and all Bitcoin resided with one custodian. In the prior year, the Company also had a service agreement with an additional mining pool operator, Luxor Technology Corporation.

The Company is dependent on a small number of Bitcoin mining equipment suppliers to provide a supply of new generation Bitcoin mining machines. The growth in the Company’s business is directly related to increased demand for hosting services and Bitcoin which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable Bitcoin mining. As more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. Currently there is not an agreement with suppliers to purchase additional machines, and therefore there is no guarantee that the Company will be able to purchase machines on terms acceptable to it.

Share-based Compensation

Share-based awards, and similar equity instruments, granted to employees, non-employee directors, and consultants are accounted for in accordance with the authoritative guidance for share-based compensation. Share-based compensation award types may include stock options and restricted stock units (“RSUs”), restricted stock awards (“RSAs”), and performance stock units (“PSUs”). Share-based compensation expense is recognized on a straight-lined basis over the requisite service period (usually the vesting period) except for options with graded vesting which is recognized pursuant to an accelerated method. Share-based compensation expense for an award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Forfeitures are recognized as a reduction of share-based compensation expense as they occur.

Adoption and Pending Adoption of Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) that are adopted by the Company as of the specified effective date. If not discussed, the Company believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

In September 2025, the FASB issued accounting standards update (“ASU”) No. 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Clarification and Accounting for Certain Contracts and Customer Share-Based Consideration (“ASU 2025-07”), which narrows the types of contracts subject to derivative accounting by excluding those whose payouts depend solely on an entity’s own operational metrics, rather than market-based variables, and clarifies that share-based or warrant consideration received from a customer is accounted for under Topic 606 until the right to retain the instrument is unconditional, after which the guidance in Topic 815 and 321 applies. The amendments are effective for annual periods beginning after December 15, 2026, which early adoption permitted, and may be applied prospectively or on a modified retrospective basis with an option to elect or revoke the fair value option for certain instruments upon transition. The Company is currently evaluating the impact of ASU 2025-07 but does not expect it to have a material effect on its consolidated financial statements.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which amends existing guidance to allow entities to apply the same principles used in other business combinations when determining the accounting acquirer in a transaction involving a variable interest entity (VIE) that is a business and where consideration is primarily in the form of equity interests. This update addresses comparability concerns and provides for more consistent application of acquisition accounting principles. The amendments are effective for annual periods beginning after December 15, 2026, and interim periods within those years, with early adoption permitted. The Company is currently assessing the potential impact of the standard but does not anticipate that it will have a material impact on its consolidated financial statements.

In May 2025, the FASB also issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, to address diversity in practice and improve the operability of accounting for share-based consideration granted to customers. The amendments clarify how to distinguish between service and performance conditions for vesting, require entities to estimate forfeitures for all share-based consideration payable to customers, and specify that variable consideration guidance in ASC 606 does not apply when measuring such awards. The guidance is effective for fiscal years beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements but does not expect it to have a material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The guidance is to improve the disclosure of expenses in commonly presented expense captions. The new guidance requires a public entity to provide tabular disclosure, on an annual and interim basis, of amounts for the following expense categories: (1) purchases of inventory, (2) employee compensation, (3) depreciation and (4) intangible asset amortization, as included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement that contains any of the expense categories noted. The guidance is effective for 2027 annual reporting, and in the first quarter of 2028 for interim reporting, with early adoption permitted, to be applied on a prospective basis, with retrospective application permitted. The Company will adopt the guidance when it becomes effective, in its 2027 annual reporting and each quarter thereafter, on a prospective basis. The Company is evaluating the impact the updated guidance will have on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires more detailed income tax disclosures. The guidance requires entities to disclose disaggregated information about their effective tax rate reconciliation as well as expanded information on income taxes paid by jurisdiction. The guidance is effective for fiscal year 2025 annual reporting, with early adoption permitted, to be applied on a prospective basis, with retrospective application permitted. The Company adopted the guidance in its 2025 annual reporting on a prospective basis. See Note 12 Income Taxes in the accompanying notes to the consolidated financial statements for further detail.

3. Fair Value Measurements

The authoritative guidance for fair value measurements establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Assets and Liabilities that are Measured at Fair Value on a Recurring Basis

Financial instruments include cash equivalents, investment in equity securities, accounts payable, accrued liabilities, and warrant liabilities. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The carrying amount of cash equivalents, accounts payable and accrued liabilities are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

The following tables provide a summary of assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	December 31, 2025
	Fair Value	Level 1	Level 2	Level 3
Assets:
Bitcoin	$3,263	$3,263	$—	$—

	December 31, 2024
	Fair Value	Level 1	Level 2	Level 3
Assets:
Investment in equity securities	$7,530	$7,530	$—	$—
Bitcoin	1,394	1,394	—	—
Total	$8,924	$8,924	$—	$—
Liabilities:
Warrant liabilities	$31	$—	$—	$31

Investment in equity securities was in publicly held equity securities which had readily determinable fair values. During the years ended December 31, 2025 and 2024, the Company recognized an unrealized gain of nil and $4.9 million, respectively, within other income (expense) in its consolidated statements of operations related to the fair value change of the investment in equity securities.

The fair value of the warrant liabilities was measured using a Black Scholes valuation model with the following assumptions:

	December 31, 2025	December 31, 2024
Common share price	$3.08	$9.39
Expected volatility	75.0%	125.0%
Risk-free interest rate	3.7%	4.2%
Expected term (in years)	0.3	1.3

The following table presents the activities of warrant liabilities that are measured at fair value (in thousands):

Warrant liability as of January 1, 2024	$205
Change in fair value	(174)
Warrant liability as of December 31, 2024	31
Change in fair value	(31)
Warrant liability as of December 31, 2025	$—

Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis

Non-financial assets such as property and equipment and intangible assets are recorded at fair value when an impairment is recognized or at the time acquired in an asset acquisition or business combination measured using significant unobservable inputs (Level 3). As discussed in Note 6, Certain Balance Sheet Items, during the year ended December 31, 2025 and 2024, impairment charges associated with property and equipment were recorded and reduced the carrying amount of such assets subject to the impairment to their estimated fair value.

4. Bitcoin

The following table presents the activities of Bitcoin (in thousands):

Balance at January 1, 2024	$986
Cumulative effect upon adoption of ASU 2023-08	20
Revenue recognized from Bitcoin mined	16,608
Proceeds from sale of Bitcoin	(16,364)
Bitcoin issued for services	(538)
Change in fair value of Bitcoin	682
Balance at December 31, 2024	1,394
Revenue recognized from Bitcoin mined	11,181
Proceeds from sale of Bitcoin	(8,967)
Change in fair value of Bitcoin	(345)
Balance at December 31, 2025	$3,263

The following table presents Bitcoin holdings (in thousands except for number of Bitcoin):

	December 31, 2025	December 31, 2024
Number of Bitcoin held	37.3	14.9
Carrying basis of Bitcoin	$3,835	$1,450

For the years ended December 31, 2025 and 2024, the Company had a realized gain of approximately $0.2 million and $0.7 million, respectively, on the sale of Bitcoin.

All additions of Bitcoin were generated by the Company’s Bitcoin mining operations. All dispositions of Bitcoin were the result of sales on the open market and used to fund operations. Bitcoin holdings are not subject to sale restrictions and do not serve as collateral for any agreements. As of December 31, 2025 and 2024, the Company held no other cryptocurrency.

5.Note Receivable

Rainmaker Promissory Note

In September 2020, the Company entered into a Senior Secured Convertible Promissory Note with Rainmaker Worldwide Inc. (the “Rainmaker Note”), pursuant to which the Company loaned Rainmaker Worldwide Inc. (“Rainmaker”) the principal amount of $3.1 million. The Rainmaker Note is secured as a registered lien under the Uniform Commercial Code and the Personal Property Security Act (Ontario) against the assets of Rainmaker and bears interest at the rate of 10% per annum. In January 2025, the Company and Rainmaker entered into Amendment No. 4 to the Rainmaker Note and the principal amount was revised to $4.6 million and the due date was extended to January 14, 2026, at which time all principal and accrued interest was due and payable.

In January 2026, the Company and Rainmaker entered into a settlement agreement to the Rainmaker Note and both parties agreed the outstanding amount would be settled by a one-time payment of $0.5 million by February 27, 2026 (the “Settlement Date”). If such payment is not received by the Settlement Date, the amount will increase by $50,000 the first business day of each month following the Settlement Date. All amounts related to the Rainmaker Note have been fully reserved in prior periods.

6. Certain Balance Sheet Items

The following table summarizes other current assets (in thousands):

	December 31,
	2025	2024
Bitcoin mining hosting deposit	$870	$2,490
Prepaid insurance	364	547
Prepaid mining hosting services	259	100
Prepaid services	137	270
Other	77	31
Other current assets	$1,707	$3,438

In January 2025, the Company terminated the Rebel Hosting Agreement and agreed to a settlement amount of $2.4 million, which was included in Bitcoin mining hosting deposit at December 31, 2024. For the year ended December 31, 2025, the Company recorded a $0.3 million impairment for the portion of the settlement that was not received by the Company and is in default.

The following table summarizes property and equipment, net (in thousands):

	December 31,
	2025	2024
Mining equipment	$24,019	$27,214
Infrastructure	1,516	—
Construction in progress	—	1,750
Total	25,535	28,964
Accumulated depreciation	(10,927)	(6,997)
Property and equipment, net	$14,608	$21,967

Depreciation expense for property and equipment was $5.4 million and $5.6 million during the years ended December 31, 2025 and 2024, respectively.

The Company sold 2,966 and 3,263 miners during the years ended December 31, 2025 and 2024, respectively, that were included in mining equipment, for proceeds of $1.8 million and $1.0 million, respectively. In addition, for the year ended December 31, 2025, there were infrastructure related assets sold for proceeds of $0.3 million. The Company had a loss on the sale of property and equipment of $1.7 million and $3.5 million during the years ended December 31, 2025 and 2024, respectively.

In March 2025, the infrastructure for an 8 MW site in Iowa (“Iowa Site”) was completed, and the Company entered into a management services agreement with Simple Mining LLC (“Simple Mining”) to manage the mining site.

Impairment of Property and Equipment

For the year ended December 31, 2025, an impairment to property and equipment of $7.2 million was recorded for the expected sales value of mining equipment primarily due to the decline in Bitcoin prices. For the year ended December 31, 2024, an impairment to property and equipment of $1.1 million was recorded related to idle mining equipment not expected to return to use. The indicated fair value was compared to the carrying value of the mining equipment, and the analysis resulted in an impairment charge. The estimated fair value of the mining equipment is classified in Level 3 of the fair value hierarchy.

The following table summarizes other non-current assets (in thousands):

	December 31,
	2025	2024
Utilities Deposit	$225	$—
Prepaid mining hosting services	—	308
Prepaid services	—	68
Other	—	3
Other non-current assets	$225	$379

7. Intangible Assets

The following table summarizes intangible assets, net (in thousands):

	December 31,
	2025	2024
Supplier agreements	$37,525	$37,525
Accumulated amortization	(35,915)	(34,430)
Intangible assets, net	$1,610	$3,095

Amortization expense of intangible assets was $1.5 million for both the years ended December 31, 2025 and 2024. Estimated amortization expense for intangible assets is approximately $1.5 million and $0.1 million in fiscal year 2026 and 2027, respectively.

8. Preferred Shares

Series H Preferred Shares

On October 1, 2021, the Company filed articles of amendment to create a series of preferred shares, being, an unlimited number of Series H Preferred Shares and to provide for the rights, privileges, restrictions and conditions attaching thereto. The Series H Preferred Shares are convertible provided (and only if and to the extent) that prior shareholder approval of the issuance of all Sphere 3D common shares issuable upon conversion of the Series H Preferred Shares has been obtained in accordance with the rules of the Nasdaq Stock Market, at any time from time to time, at the option of the holder thereof, into 14.286 Sphere 3D common shares for every Series H Preferred Share. Each holder of the Series H Preferred Shares, may, subject to prior shareholder approval, convert all or any part of the Series H Preferred Shares provided that after such conversion the common shares issuable, together with all the common shares held by the shareholder in the aggregate would not exceed 9.99% of the total number of outstanding common shares of the Company. Each Series H Preferred Share has a stated value of $1,000. The Series H Preferred Shares are non-voting and do not accrue dividends. These features include, in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, deemed liquidation or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the Series H Preferred Shares shall entitle each of the holders thereof to receive an amount equal to the Series H subscription price per Series H Preferred Share, as defined in the agreement, to be paid before any amount is paid or any assets of the Company are distributed to the holders of its common shares.

In accordance with the authoritative guidance for distinguishing liabilities from equity, the Company has determined that its Series H preferred shares carry certain redemption features beyond the control of the Company. Accordingly, the Series H Preferred Shares are presented as temporary equity. For the years ended December 31, 2025 and 2024, the Company issued nil and 619,348 common shares, respectively, for the conversion of nil and 4,341 Series H Preferred Shares, respectively.

9. Share Capital

At-the-Market Offering Program

On January 3, 2025, the Company entered into a sales agreement (the AGP Agreement) with A.G.P./Alliance Global Partners (the Sales Agent). In accordance with the terms of the AGP Agreement, the Company may offer and sell from time to time through or to the Sales Agent, as agent or principal, the Company’s common shares having an aggregate offering price of up to $8.0 million (the Placement Shares). The AGP Agreement can be terminated by either party by giving two days written notice.

Neither the Company nor the Sales Agent are obligated to sell any Placement Shares pursuant to the AGP Agreement. Subject to the terms and conditions of the AGP Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq, to sell the Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose. Sales of the Placement Shares, if any, will be made on Nasdaq at market prices by any method permitted by law deemed to be an at the market offering as defined in Rule 415 of the Securities Act of 1933, as amended. For the year ended December 31, 2025, through the At-the-Market Offering program 112,791 common shares were issued for net proceeds of $0.7 million.

Warrant Inducement

On October 16, 2025, the Company entered into a warrant inducement agreement with an existing institutional investor of the Company for the immediate exercise of the November 19, 2024 warrants to purchase 436,823 common shares (the November 2024 Warrants) of the Company. The November 2024 Warrants had an exercise price of $15.00 and were exercised at a reduced exercise price of $9.40 for total gross cash proceeds of $4.1 million, before deducting financial advisor fees and other transaction expenses of $0.4 million.

In consideration for the immediate exercise in full of the November 2024 Warrants, the investor received in a private placement new unregistered warrants to purchase up to 873,643 common shares (the October 2025 Warrants). The October 2025 Warrants were approved by the shareholders as required by the agreement, have an exercise price of $9.40, are exercisable beginning January 15, 2026, and expire five years from such date. The warrants contain standard anti-dilution adjustments to the exercise price including for share splits, share dividends, rights offerings and pro rata distributions. A holder will not have the right to exercise any portion of the October 2025 Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of the Company’s common shares outstanding immediately after giving effect to the exercise of the warrants.

The fair value of the October 2025 Warrants and November 2024 Warrants was calculated using a Black-Scholes model. The relative fair value assigned to the October 2025 Warrants and fair value assigned to the modification of the November 2024 Warrants were approximately $6.3 million and $0.2 million, respectively, and were recognized as share issuance costs.

Registered Direct Offering and Concurrent Private Placement

On November 19, 2024, Company entered into a Securities Purchase Agreement (the 2024 Purchase Agreement) with a single institutional investor (the Purchaser) pursuant to which the Company issued and sold (i) 235,000 common shares of the Company (the Shares), and (ii) pre-funded warrants (the Pre-Funded Warrants) to purchase up to 187,536 of the Company’s common shares (such offering, the Registered Offering). The Shares had a purchase price of $14.20 per share; and the Pre-Funded Warrants had a purchase price of $14.199 per share, an exercise price of $0.001 per share, and have been exercised in full. For the years ended December 31, 2025 and 2024, the Pre-Funded Warrants to purchase 159,400 and 28,136 common shares, respectively, were exercised.

In a concurrent private placement (the Private Placement and together with the Registered Offering, the Offerings), the Company also agreed to issue to the same Purchaser warrants to purchase up to 422,537 of its common shares (the November 2024 Warrants). The November 2024 Warrants had an exercise price of $15.00 per share, were exercisable commencing six months from the date of issuance, and expire on May 21, 2030. Such warrants were exercised in full in October 2025, see additional disclosure above under the caption, Warrant Inducement.

The Registered Offering gross proceeds was $6.0 million, and net proceeds after deducting the placement agent’s fees and other offering expenses paid by the Company, was approximately $5.4 million. A.G.P./Alliance Global Partners (Placement Agent) acted as the sole placement agent in connection with the Offerings pursuant to a Placement Agent Agreement, dated as of November 19, 2024, between the Company and the Placement Agent (the Placement Agent Agreement). Pursuant to the Placement Agent Agreement, the Placement Agent was paid a 7.0% commission and reimbursement of certain Placement Agent expenses for an aggregate amount of approximately $0.5 million. The Company paid an additional $0.1 million of costs related to the Offerings. The Company used the net proceeds from the Offerings to accelerate efficiency and for the purchase or upgrade of the Company’s Bitcoin mining fleet, vertical integration of infrastructure, as well as general corporate purposes.

In connection with the Offerings, the Company amended existing warrants to purchase up to 14,286 common shares of the Company, with an exercise price of $665.00 per share, that were previously issued to the Purchaser participating in the Offerings. Effective at the closing date of the Offerings, such existing warrants were amended to reduce the exercise price to $15.00 per share, change the initial exercise date to May 21, 2025, and change the expiration date to May 21, 2030. All the other terms of the prior warrants remained unchanged. The Company accounted for the reduced exercise price and amended expiration date of the existing warrants as a modification. As the nature of the modification was to induce exercise and raise additional capital, the modification was accounted for as an equity issuance cost on the date the offer was accepted by the Purchaser, equal to the excess fair value of the modified warrants post modification of $0.2 million. Such warrants were exercised in full in October 2025, see additional disclosure above under the caption, Warrant Inducement.

The Company assessed the terms of the Pre-Funded Warrants and November 2024 Warrants (together the Offering Warrants) issued in connection with the Registered Offering and determined that these should be classified as equity instruments. Furthermore, the exercise and settlement provisions of the Offering Warrants do not preclude equity classification. Accordingly, the Offering Warrants were determined to be equity classified. The proceeds from the Registered Offering were allocated to each of the equity instruments issued based on their relative fair values and recorded in common shares on the consolidated balance sheets. The fair value of the November 2024 Warrants was calculated using a Black-Scholes model. The relative fair value assigned to the November 2024 Warrants was approximately $2.6 million.

Unlimited authorized shares of common shares at no par value are available to the Company. At December 31, 2025, the following table summarizes outstanding warrants to purchase common shares:

Date issued	Contractual life (years)	Exercise price	Number outstanding	Expiration
September 2021	5.0	$665.00	142,955	September 8, 2026
February 2022	5.0	$280.00	1,429	February 7, 2027
February 2022	5.0	$350.00	1,429	February 7, 2027
February 2022	5.0	$420.00	1,429	February 7, 2027
April 2023	3.0	$13.42	7,356	April 17, 2026
August 2023	3.0	$27.50	80,000	August 11, 2026
August 2023	3.0	$27.50	216,293	August 23, 2026
October 2025	5.0	$9.40	873,643	January 15, 2031
			1,324,534

10. Equity Incentive Plan

In May 2025, the shareholders approved the adoption of the Company’s 2025 Performance Incentive Plan (“2025 Plan”). As of December 31, 2025, an aggregate of 576,644 common shares are authorized for issuance with respect to awards granted under the previous performance plan and the 2025 Plan. In addition, the share limit will automatically increase on the first trading day in January of each calendar year during the term of the 2025 Plan by an amount equal to the lesser of (i) 10% of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, or (ii) such number of common shares as may be established by the Board. The 2025 Plan authorizes the board of directors to grant stock and options awards to directors, employees and consultants. As of December 31, 2025, the Company had approximately 303,857 share-based awards available for future grants under the 2025 Plan.

Stock Options

The following table summarizes option activity:

	Shares Subject to Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding — January 1, 2025	44,315	$51.14
Granted	14,950	$7.92
Exercised	—	$—
Forfeited	(2,679)	$126.00
Outstanding — December 31, 2025	56,586	$36.18	3.6	$—
Vested and expected to vest — December 31, 2025	56,586	$36.18	3.6	$—
Exercisable — December 31, 2025	41,636	$46.33	3.0	$—

The weighted average grant date fair values of options granted during the years ended December 31, 2025 and 2024 were $6.69 per share and $16.68 per share, respectively.

The fair value of option awards are estimated on the date of grant using the Black-Scholes option pricing model. Expected volatility was based on historical volatility of the Company’s common shares. The expected term of options granted was based on the simplified method. The risk-free interest rate was based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. The dividend yield assumption was based on the expectation of no future dividend payments. Option awards can be granted for a maximum term of up to ten years. The assumptions used in the Black-Scholes model were as follows:

	Year Ended December 31,
	2025	2024
Expected volatility	148.0%	124.3-126.1%
Expected term (in years)	3.5	3.5
Risk-free interest rate	4.0%	4.1-4.6%
Dividend yield	—	—

Restricted Stock Units

The following table summarizes RSU activity:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding — January 1, 2025	76,081	$19.83
Granted	353,738	$6.91
Vested and released	(128,013)	$9.87
Forfeited	(122,641)	$12.80
Outstanding — December 31, 2025	179,165	$6.23
Vested and unreleased — December 31, 2025	8,983	$9.30

The estimated fair value of RSUs was based on the closing market value of the Company’s common shares on the date of grant. RSUs typically vest over a period of one year to three years from the original date of grant. The total grant date fair value of RSUs vested during the years ended December 31, 2025 and 2024 was approximately $1.2 million and $2.3 million, respectively. The fair value of RSUs vested during the years ended December 31, 2025 and 2024 was approximately $0.8 million and $1.6 million, respectively. The intrinsic value of RSUs vested during the years ended December 31, 2025 and 2024 was $0.1 million and nil, respectively.

Restricted Stock Units with a Performance Condition

In July 2025, the Company entered into a financial advisory agreement and issued to nonemployees RSU grants with a performance condition. On the grant date, 50% of the RSUs were vested and common shares issued, and the remaining will vest upon achievement of a specific performance condition and expire 12 months from the date of grant. See Note 13 Commitments and Contingencies for more information on the related financial advisory agreement.

The following table summarizes RSU with performance condition activity:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding — January 1, 2025	—	$—
Granted	74,074	$6.25
Vested	(37,038)	$6.25
Forfeited		$—
Outstanding — December 31, 2025	37,036	$6.25

The fair value of RSUs with a performance condition vested during the year ended December 31, 2025 was $0.2 million.

Restricted Stock Awards

During the year ended December 31, 2025, no restricted stock awards (RSA) were granted. During the year ended December 31, 2024, fully vested RSAs were granted to certain employees and consultants in lieu of cash payment for services performed. The estimated fair value of the RSAs was based on the market value of the Company’s common shares on the date of grant. The fair value of RSAs vested during the year ended December 31, 2024 was approximately $0.3 million.

Share-Based Compensation Expense

The following compensation expense related to share-based compensation awards was recorded (in thousands):

	Year Ended December 31,
	2025	2024
Total share-based compensation expense - general and administrative	$832	$2,838

Total unrecognized estimated compensation cost by type of award and the weighted-average remaining requisite service period over which such expense is expected to be recognized (in thousands, unless otherwise noted):

	December 31, 2025
	Unrecognized Expense	Remaining Weighted-Average Recognition Period (years)
RSUs	$880	1.3
Stock options	$42	0.4

11. Net Loss per Share

Basic net loss per share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Preferred shares, common share outstanding purchase warrants, and outstanding options and RSUs are considered common stock equivalents and are only included in the calculation of diluted earnings per common share when net income is reported and their effect is dilutive. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.

At December 31, 2024, the Company included the outstanding 159,400 Pre-Funded Warrants issued in November 2024 in the computation of basic and diluted shares outstanding as the stated exercise price was not substantive.

Anti-dilutive common share equivalents excluded from the computation of diluted net loss per share were as follows:

	December 31,
	2025	2024
Common share purchase warrants	1,324,534	891,916
Options and RSUs outstanding	272,787	120,396
Preferred shares	2,300	2,300

12. Income Taxes

The Company is subject to taxation in Canada and in the United States (U.S.). Sphere 3D Corp. is a Canadian entity that files tax returns in Canada and the U.S. as it carries on a trade or business in various states in the United States. The Company’s tax returns for calendar year 2018 and forward are subject to examination by the Canadian tax authorities. The Company’s tax returns for fiscal year 2022 and forward are subject to examination by the U.S. federal and state tax authorities.

The Company recognizes the impact of an uncertain income tax position on its income tax return at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained.

At December 31, 2025, there were no unrecognized tax benefits. The Company believes it is reasonably possible that, within the next 12 months, the amount of unrecognized tax benefits may remain unchanged. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes. The Company had no material accrual for interest and penalties on its consolidated balance sheets at December 31, 2025 and 2024, and recognized no material interest and/or penalties in the consolidated statements of operations for the years ended December 31, 2025 and 2024.

The components of loss before income taxes were as follows (in thousands):

	Year Ended December 31,
	2025	2024
Domestic	$(20,094)	$(9,320)
Foreign	(1,386)	—
Net loss before income taxes	$(21,480)	$(9,320)

The components of provision for income taxes were as follows (in thousands):

Year Ended December 31, 2025
Foreign:
Current	$2
Deferred	—
Total provision for income taxes	$2

On July 4, 2025, the U.S. enacted tax legislation referred to as the One Big Beautiful Bill (OBBB). The OBBB included significant changes to U.S. income tax laws, including accelerated depreciation on eligible capital expenditures and other tax law changes impacting 2025 with certain changes effective in 2026. The OBBB did not have a material impact on the Company’s 2025 effective tax rate.

The following is a reconciliation of the federal statutory income tax rate to the effective tax rate (in thousands):

	Year Ended December 31, 2025
	Value	Percent
Income tax at statutory rate	$(5,691)	26.5%
Foreign tax effects
United States
Statutory tax rate difference between U.S. and Canada	(4,131)	19.2
State and local taxes net of U.S. federal income tax effect (1)	(1,121)	5.2
Change in valuation allowance	7,960	(37.1)
Changes in state tax rates	(2,523)	11.7
Other	183	(0.8)
Change in valuation allowance	4,822	(22.4)
Nontaxable or nondeductible items
Share-based compensation expense	193	(0.9)
Other	310	(1.4)
Provision for income taxes	$2	—%

(1)	The tax effect in this category primarily reflects state and local taxes in California and Connecticut.

Prior to the adoption of ASU 2023-09, a reconciliation of income taxes computed by applying the federal statutory income tax rate of 26.5% to loss before income taxes to the total income tax provision is as follows (in thousands):

Year Ended December 31, 2024
Income tax at statutory rate	$(2,470)
Change in valuation allowance	48,752
Tax impact of U.S. permanent establishment	(44,819)
Foreign rate differential	(1,801)
State income taxes, net of federal benefit	82
Change to provision and other true-ups	(446)
Share-based compensation expense	651
Other differences	201
Provision for income taxes	$150

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are shown below. A valuation allowance has been recorded, as realization of such assets is uncertain.

Deferred income taxes are comprised as follows (in thousands):

	December 31,
	2025	2024
Deferred tax assets:
Net operating loss and capital loss carryforwards	$113,396	$109,300
Intangible assets	26,943	25,912
Impairment of investments	7,645	6,976
Provision for losses on notes receivable	2,413	2,096
Share-based compensation	482	511
Provision for losses on deposits due to vendor bankruptcy filings	180	332
Other	2,549	1,014
Deferred tax assets, gross	153,608	146,141
Valuation allowance for deferred tax assets	(149,990)	(137,208)
Deferred tax assets, net of valuation allowance	3,618	8,933
Deferred tax liabilities:
Property and equipment	(3,618)	(7,630)
Investment in equity securities	—	(1,303)
Deferred tax liabilities	(3,618)	(8,933)
Net deferred tax assets (liabilities)	$—	$—

At December 31, 2025, the Company had U.S. federal and state net operating loss carryforwards of $183.5 million and $16.3 million, respectively. U.S. federal net operating losses do not expire and will be carried forward indefinitely until utilized. State net operating loss carryforwards begin to expire in 2043. At December 31, 2025, the Company had Canadian net operating loss carryforwards of $260.8 million. These carryforwards will begin expiring December 31, 2031, unless previously utilized. The Company also has net capital loss carryforwards in Canada of $37.8 million, which are available indefinitely to offset taxable capital gains.

13. Commitments and Contingencies

Hosting Agreements

On November 1, 2025, the Company entered into a Hosting Agreement with North Campbell HostCo LLC (the Campbell Hosting Agreement), for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of the Company’s mining equipment. The Campbell Hosting Agreement has an initial term of 12 months and can be terminated based on certain defaults defined in such agreement. An initial deposit of $0.3 million was made based on the Campbell Hosting Agreement. During the year ended December 31, 2025, the Company incurred costs under the Campbell Hosting Agreement of $0.3 million.

On April 19, 2024, the Company entered into a Master Hosting Agreement with Simple Mining LLC (Simple Mining) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of the Company’s mining equipment. On September 25, 2024, the Company entered into Amendment No. 2 to the Master Hosting Agreement (Simple Mining Hosting) for certain of the Company’s mining machines to be hosted at Simple Mining’s facility in Iowa. The Simple Mining Hosting agreement has a term of two years and can be terminated by the Company with 30 days advance notice. On September 25, 2024, the Company entered into Amendment No. 3 to the Master Hosting Agreement (Simple Mining XP Hosting) for certain mining machines to be racked at Simple Mining’s facility in Iowa until the Company’s Iowa Site was completed. The Simple Mining XP Hosting agreement can be terminated by the Company with 30 days advance notice. The Company paid Simple Mining a deposit of $0.6 million representing 30 days of estimated service fees. Effective November 22, 2025, the Simple Mining Hosting and Simple Mining XP Hosting agreements were mutually terminated. During the years ended December 31, 2025 and 2024, the Company incurred aggregate costs under the Simple Mining Hosting and Simple Mining XP Hosting agreements of $3.9 million and $1.7 million, respectively.

On October 18, 2023, the Company entered into a Hosting Agreement with Joshi Petroleum, LLC (the Joshi Hosting Agreement) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of the Company’s mining equipment. The Joshi Hosting Agreement has an initial term of three years with subsequent one year renewal periods until either party provides written notice to the other party of its desire to avoid and given renewal term at least 30 days in advance of the conclusion of the prior initial term or renewal period. As required by the Joshi Hosting Agreement, the Company paid a deposit of $0.3 million representing the last two months of estimated service fees. During both the years ended December 31, 2025 and 2024, the Company incurred costs under the Joshi Hosting Agreement of $1.6 million. Effective January 2, 2026, the Joshi Hosting Agreement was assigned to Evolution Technology LLC.

On April 4, 2023, the Company entered into a Master Hosting Services Agreement with Rebel Mining Company, LLC (the Rebel Hosting Agreement) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of the Company’s mining equipment. The Rebel Hosting Agreement had a term of three years with subsequent one year renewal periods. During the year ended December 31, 2024, the Company recorded a $0.9 million impairment to prepaid service fees held by Rebel Mining Company and is included in impairment of other assets on the consolidated statement of operations. On January 16, 2025, the Company terminated the Rebel Hosting Agreement and agreed to a settlement amount of $2.4 million payable to the Company in satisfaction of all obligations of the Rebel Hosting Agreement and it constitutes a final settlement of all amounts owed by either party of the Rebel Hosting Agreement. For the year ended December 31, 2025, the Company recorded a $0.3 million impairment for the remaining outstanding portion of the settlement that is in default. During the years ended December 31, 2025 and 2024, the Company incurred costs under the Rebel Hosting Agreement of $0.1 million and $3.7 million, respectively.

On February 8, 2023, the Company entered into a Hosting Agreement with Lancium FS 25, LLC (the Lancium Hosting Agreement) for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of the Company’s mining equipment. The Lancium Hosting Agreement had a term of two years with subsequent one year renewal periods. During the years ended December 31, 2025 and 2024, the Company incurred costs under the Lancium Hosting Agreement of nil and $3.0 million, respectively. On November 15, 2024, both parties terminated the Lancium Hosting Agreement, which resulted in the return of the deposit, and waiving of outstanding service fees in exchange for the mining equipment in immersion. During the year ended December 31, 2024, the Company recorded a $2.3 million loss on equipment retained by Lancium, as agreed upon in the Termination Agreement, which is included in loss on disposal of property and equipment on the consolidated statement of operations.

On June 3, 2022, the Company entered into a Master Agreement with Compute North LLC (the Compute North MA) for, the colocation, management, and other services of certain of the Company’s mining equipment. In December 2022, the Compute North MA was assigned to GC Data Center Granbury, LLC (the GC Data Center MA). In the first quarter of 2024, Marathon Digital Holdings acquired GC Data Center Granbury Equity Holdings, LLC and assumed the GC Data Center MA. The GC Data Center MA had a term of five years beginning December 2022. The Company incurred costs under the GC Data Center MA of nil and $2.7 million during the years ended December 31, 2025 and 2024, respectively. On August 28, 2024, the Company and GC Data Center Granbury, LLC (the Host) mutually entered into a termination agreement effective August 31, 2024, and the Host paid a termination fee to the Company of $3.0 million to settle all matters pertaining to the GC Data Center MA including all services and deposit prepayment for estimated services fees, which is included within other income (expense) in its consolidated statements of operations.

Management Agreement

In March 2025, the Company entered into a management services agreement with Simple Mining LLC (Simple Mining) to manage its Iowa Site for a term of 12 months, with automatic renewals for subsequent terms of 12 months unless terminated by either party with written notice 30 days prior to the expiration of the then current term. For the year ended December 31, 2025, management services fees paid to Simple Mining were approximately $0.2 million.

Financial Advisory Agreement

In July 2025, the Company entered into a financial advisory and consulting agreement for a term of 12 months, with automatic 30 days renewal periods. The agreement can be canceled by either party at any time with 10 days written notification to the other party. Fees are $25,000 per month for ongoing work, and a $1.45 million fee for certain transactions, payable in cash and equity. For the year ended December 31, 2025, fees paid under the financial and advisory agreement were $0.4 million.

Letters of Credit

During the ordinary course of business, the Company provides standby letters of credit to third parties as required for certain transactions initiated by the Company. As of December 31, 2025, the Company had no outstanding standby letters of credit.

Litigation

The Company is, from time to time, subject to claims and suits arising in the ordinary course of business. The Company cannot predict the final outcome of such proceedings. Where appropriate, the Company vigorously defends such claims, lawsuits and proceedings. Paid expenses related to the defense of such claims are recorded by the Company as incurred and paid. On the basis of current information, the Company does not believe there is a reasonable possibility that a material loss, if any, will result from any claims, lawsuits and proceedings to which the Company is subject to either individually, or in the aggregate.

14. Subsequent Events

Business Combination

On March 5, 2026, the Company and Cathedra Bitcoin Inc. (Cathedra), entered into a definitive agreement to combine the two companies in an all-stock transaction. Under the terms of the definitive arrangement agreement, entered into on March 5, 2026 (the Arrangement Agreement), the Company has agreed to acquire all of the issued and outstanding shares of Cathedra (the Transaction), subject to customary closing conditions, including regulatory, court, and shareholder approvals, such that upon consummation of the Transaction, Cathedra will be a wholly-owned subsidiary of the Company. If the Arrangement Agreement is terminated in certain specified circumstances, the Company or Cathedra would be required to pay the other party a termination fee of $0.5 million.

Equity Incentive Plan Grants

On March 4, 2026, the Company granted 472,222 RSUs and 45,532 RSAs with an aggregate fair value of $0.7 million. The RSUs have a vesting period of 12 months and the RSAs were granted fully vested.

At-the-Market Offering Program

During March 2026, under the AGP Agreement the Company issued 256,142 common shares for $0.4 million of net proceeds.

Sale and Purchase of Property and Equipment

On February 9, 2026, the Company sold approximately 7,700 older generation miners included in property and equipment for 437 newer generation miners with a value of $1.1 million.

Index to Cathedra’s Financial Information

Audited Consolidated Financial Statements for the years ended December 31, 2025 and 2024

Cathedra Bitcoin Inc.

Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(expressed in Canadian dollars, unless otherwise noted)

SRCO Professional Corporation
Chartered Professional Accountants
Licensed Public Accountants
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7, Canada

Tel: 905 882 9500 & 416 671 7292
Fax: 905 882 9580
Email: info@srco.ca
www.srco.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Cathedra Bitcoin Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Cathedra Bitcoin Inc. and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of income or loss and comprehensive income or loss, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes to the consolidated financial statements, (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses from operations, has negative cash flows from operating activities, working capital deficiency and has a deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022. Richmond Hill, Ontario, Canada March 24, 2026	SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario

Cathedra Bitcoin Inc.

Consolidated Balance Sheets

As at December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Cathedra Bitcoin Inc.

Consolidated Statements of Financial Position

As at December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

As at:	Notes	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents		$1,083,973	$101,367
Digital currencies	4	584,139	6,456,425
Trade and other receivables	5	932,524	1,448,900
Due from related parties	18	19,792	-
Prepaid expenses	6	1,741,537	1,257,493
Deposits	7	92,104	148,309
Other assets		383,873	413,776
Assets classified as held for sale	11	-	31,127,752
Total current assets		$4,837,942	$40,954,022
Non-current assets
Deposits	7	2,295,392	2,473,407
Other non-current assets	8	919,700	891,918
Property and equipment	9	6,201,596	7,409,084
Right-of-use assets	10	1,219,170	1,705,863
Investments	12	1,016,658	916,483
Goodwill	2	15,673,534	16,845,242
Total assets		$32,163,992	$71,196,019
LIABILITIES
Current liabilities
Trade payables and accrued liabilities	13	2,659,980	2,478,212
Due to related parties	18	1,109,675	672,411
Income tax payable	19	334,900	522,299
Contract liabilities		791,671	149,452
Customer liabilities		2,044,454	1,328,644
Decommissioning liability		30,839	32,375
Current portion of lease liabilities	10	80,053	1,132,305
Loans and borrowings	14	-	5,134,121
Liabilities directly associated with assets held for sale	11	-	14,506,358
Total current liabilities		$7,051,572	$25,956,177
Non-current liabilities
Customer liabilities		-	747,053
Lease liabilities	10	1,282,012	695,617
Total liabilities		$8,333,584	$27,398,847
EQUITY
Share capital	15	22,499,148	21,716,754
Reserves	16	3,910,445	3,534,980
Contributed surplus	17	813,016	-
Accumulated other comprehensive income		3,544,813	5,559
Retained earnings (deficit)		(6,937,014)	3,019,093
Total shareholders’ equity		$23,830,408	$28,276,386
Non-controlling interest	11	-	15,520,786
Total liabilities and equity		$32,163,992	$71,196,019

Nature of operations (Note 1)

Segment reporting (Note 23)

Events after reporting period (Note 24)

Approved by the Board of Directors and authorized for issue on March 23, 2026:

“Joel Block”	Director	“David Jaques”	Director

The accompanying notes are an integral part of these consolidated financial statements

Cathedra Bitcoin Inc.

Consolidated Statements of Income or Loss and Comprehensive Income or Loss

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

For the year ended:	Notes	December 31, 2025	December 31, 2024
Revenues	4,23	21,194,411	23,143,723
Cost of revenues
Operating costs	23	(16,046,553)	(16,102,353)
Depreciation	8,9,10	(4,783,926)	(3,168,279)
Gross income		$363,932	$3,873,091
Realized gain on sale of digital currencies	4	4,751	250,549
Income before operating expenses		$368,683	$4,123,640
Operating expenses
Director fees	18	326,178	129,001
Management and consulting fees	18	2,525,353	282,141
Office and administration		1,144,705	428,502
Professional fees	2,18	1,450,071	1,384,919
Salaries and wages	18	921,780	300,562
Share-based compensation	16,18	895,182	217,966
Travel		68,117	33,142
Total operating expenses		$(7,331,386)	$(2,776,233)
Operating income (loss)		$(6,962,703)	$1,347,407
Other income (expenses)
Foreign exchange gain (loss)		(2,228,081)	2,208,663
Net finance costs	10,14	(671,909)	(1,952,690)
Transaction costs	2	–	(341,841)
Other income	9,13	75,914	–
Impairment of goodwill	2	(1,171,708)	–
Gain on settlement of debt	14	693,411	–
Gain on disposal of subsidiary	11	167,365	–
Unrealized gain (loss) on investment	12	120,317	(14,321)
Income (loss) from continuing operations before tax		$(9,977,394)	1,247,218
Current income tax expense	19	–	(513,330)
Income (loss) from discontinued operation	11	290,421	(819,276)
Net loss		$(9,686,973)	$(85,388)
Other comprehensive income (loss)
Items that may be reclassified to income or loss
Exchange differences on translation of foreign operations		1,902,986	(1,391,457)
Exchange differences on translation of discontinued operation		(4,205)	1,093,157
Revaluation gain on digital currencies	4	1,660,137	1,451,423
Total comprehensive income (loss)		$(6,128,055)	$1,067,735

Net income (loss) for the year attributable to:
Shareholders of the Company		(9,956,107)	673,835
Non-controlling interest	11	269,134	(759,223)
		(9,686,973)	(85,388)

Total comprehensive income (loss) for the year attributable to:
Shareholders of the Company		(6,392,984)	733,801
Non-controlling interest	11	264,929	333,934
		(6,128,055)	1,067,735

Basic and diluted earnings (loss) per common share	15	$(0.34)	$0.03
Weighted average number of subordinated voting shares outstanding on a ‘if converted’ basis - basic	15	29,091,882	24,363,466
Weighted average number of subordinated voting shares outstanding on a ‘if converted’ basis - diluted	15	31,854,927	24,363,466

The accompanying notes are an integral part of these consolidated financial statements

Cathedra Bitcoin Inc.

Consolidated Statements of Changes in Equity

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

	Share capital	Reserves	Contributed surplus	Accumulated other comprehensive income/(loss)	Retained earnings (deficit)	Shareholders’ equity	Non- controlling interest	Total equity
Balance - December 31, 2023	$1,278	$-	$-	$(54,407)	$2,345,258	$2,292,129	$-	$2,292,129
Multiple voting shares issued in connection with business combination	21,576,955	2,156,429	-	-	-	23,733,384	-	23,733,384
Recognition of non-controlling interest from sale of interest in the subsidiary	-	-	-	-	-	-	15,186,852	15,186,852
Share-based compensation	-	217,966	-	-	-	217,966	-	217,966
Subordinate voting shares issued on RSU vesting	138,521	(138,521)	-	-	-	-	-	-
Warrants repricing	-	1,299,106	-	-	-	1,299,106	-	1,299,106
Translation adjustment	-	-	-	(1,391,457)	-	(1,391,457)	1,093,157	(298,300)
Unrealized gain from revaluation of digital currencies	-	-	-	1,451,423	-	1,451,423	-	1,451,423
Net income (loss) for the year	-	-	-	-	673,835	673,835	(759,223)	(85,388)
Balance - December 31, 2024	$21,716,754	$3,534,980	$-	$5,559	$3,019,093	$28,276,386	$15,520,786	$43,797,172
Derecognition of subsidiary	-	-	-	-	-	-	(14,696,763)	(14,696,763)
Share-based compensation	-	895,182	-	-	-	895,182	-	895,182
Subordinate voting shares issued on RSU vesting	416,287	(416,287)	-	-	-	-	-	-
Repurchase of share purchase warrants for cancellation	-	(103,430)	-	-	-	(103,430)	-	(103,430)
Units issued in private placement, net of unit issuance costs	516,107	-	-	-	-	516,107	-	516,107
Subscriptions receivable	(150,000)	-	-	-	-	(150,000)	-	(150,000)
Shareholder loan forgiveness	-	-	813,016	-	-	813,016	-	813,016
Exchange differences on translation of foreign operations	-	-	-	1,902,986	-	1,902,986	(4,205)	1,898,781
Reclassification of foreign exchange differences to statement of profit or loss on disposal	-	-	-	(23,869)	-	(23,869)	(1,088,952)	(1,112,821)
Unrealized gain from revaluation of digital currencies	-	-	-	1,660,137	-	1,660,137	-	1,660,137
Net income (loss) for the year	-	-	-	-	(9,956,107)	(9,956,107)	269,134	(9,686,973)
Balance - December 31, 2025	$22,499,148	$3,910,445	$813,016	$3,544,813	$(6,937,014)	$23,830,408	$-	$23,830,408

Business Combination (Note 2)

Share Capital (Note 15)

Reserves (Note 16)

Contributed Surplus (Note 17)

The accompanying notes are an integral part of these consolidated financial statements

Cathedra Bitcoin Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

For the year ended:	December 31, 2025	December 31, 2024
OPERATING ACTIVITIES
Net loss for the year	$(9,686,973)	$(85,388)

Non-cash items:
Depreciation	4,783,926	3,168,279
Share-based compensation	895,182	217,966
Net finance costs	671,909	1,974,469
Unrealized gain (loss) on investment	(120,317)	14,321
Impairment of goodwill	1,171,708	-
Write-down of other assets	-	565,292
Gain on disposal of subsidiary	(167,365)	-
Gain on settlement of debt	(693,411)	-
Gain on sale of property and equipment	(54,360)	-
Foreign exchange	1,848,151	(1,787,983)

Changes in non-cash working capital items:
Digital currencies	(4,209,456)	(3,647,863)
Trade and other receivables	253,433	(379,974)
Prepaid expenses	(541,063)	(634,772)
Deposits	168,153	968,808
Other assets	10,406	2,238
Trade payables and accrued liabilities	156,270	(509,279)
Customer liabilities	733,340	(1,091,425)
Advances from (repayment to) related parties	1,495,991	(2,540,822)
Income tax payable	(166,020)	483,041
Decommissioning liability	-	(46,413)
Net cash used in operating activities	$(3,450,496)	$(3,329,505)

INVESTING ACTIVITIES
Purchase of property and equipment	$(2,799,325)	$-
Acquisition of business, net of cash and cash equivalents acquired	-	1,429,575
Proceeds from sale of property and equipment	152,207	-
Proceeds from sale of digital currencies, net of fees	12,955,639	3,002,559
Net cash generated by investing activities	$10,308,521	$4,432,134

FINANCING ACTIVITIES
Payment of lease obligations	$(1,387,028)	$(1,016,840)
Proceeds from term loan	3,564,168	-
Repayment of term loan	(3,474,841)	-
Repayment of principal and interest on convertible loan	(4,586,983)	-
Repayment of interest on term loan	(244,131)	(100,340)
Repurchase of share purchase warrants for cancellation	(103,430)	-
Proceeds from share issuance, net of issuance cost	366,107	-
Net cash used in financing activities	$(5,866,138)	$(1,117,180)

Effect of foreign exchange rate fluctuation	(9,281)	(6,270)
Increase (decrease) in cash and cash equivalents	$982,606	$(20,821)
Cash and cash equivalents, beginning of year	$101,367	$122,188
Cash and cash equivalents, end of year	$1,083,973	$101,367

Supplemental cash flow information (Note 22)

The accompanying notes are an integral part of these consolidated financial statements

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

1.	Nature of Operations

Cathedra Bitcoin Inc. (“Cathedra”, “we”, “our” or the “Company”) develops and operates high-density compute infrastructure across North America. We host bitcoin mining clients across a portfolio of four data centers (45 megawatts total) in Tennessee and Kentucky. Cathedra also operates a fleet of proprietary bitcoin mining machines at our own and third-party data centers, producing approximately 400 PH/s of hash rate. We are focused on expanding our portfolio of data center infrastructure for high-density compute applications including bitcoin mining and artificial intelligence. Cathedra is headquartered in Vancouver, British Columbia, and our shares trade on the TSX Venture Exchange (the “TSXV”) under the symbol CBIT and on the OTCQB Venture Market under the symbol CBTTF. The Company was incorporated under the Business Corporations Act (Ontario) on July 13, 2011, and our registered and records office is located at 170 – 422 Richards Street, Vancouver, British Columbia, Canada, V6B 2Z4.

These consolidated financial statements (“Financial Statements”) have been prepared on a going concern basis which contemplates that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. During the year ended December 31, 2025, the Company incurred losses from operations of $9,686,973, had negative cash flows from operating activities of $3,450,496, and as of that date, had a working capital deficiency of $2,213,630 and a deficit of $6,937,014. These factors raise substantial doubt about its ability to continue as a going concern. These consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. The Company has relied on its plan to obtain additional equity and debt financing, in addition to operating cash flow, to fund its operations. Although the Company has been successful in the past in obtaining financing and it believes that will continue to be successful, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be available on terms that are advantageous to the Company.

2.	Business Combination

On July 23, 2024, the Company completed a business combination (the “Kungsleden Merger”) with Kungsleden, Inc. (“Kungsleden”), a developer and operator of alternative high-density compute infrastructure.

The Kungsleden Merger was completed according to the terms of a share exchange agreement dated March 6, 2024, as amended on June 18, 2024 (together, the “Share Exchange Agreement”), between Cathedra, Kungsleden and Kungsleden’s shareholders (the “Vendors”).

Pursuant to the terms of the Share Exchange Agreement, Cathedra acquired all of the outstanding shares of Kungsleden from the Vendors in exchange for 208,446 multiple voting shares of Cathedra (the “Multiple Voting Shares”) on the basis of an exchange ratio of one common share of Kungsleden for approximately 6.253429078 Multiple Voting Shares. The 208,446 Multiple Voting Shares issued to the Vendors are convertible into 20,844,600 subordinate voting shares of Cathedra (the “Subordinate Voting Shares”). The Kungsleden Merger resulted in the Vendors owning (on a non-diluted basis) approximately 72.5% of the equity of the Company and existing Cathedra shareholders owning the remaining 27.5% of the equity of the Company. The Vendors hold approximately 80% of the voting rights of Cathedra and existing Cathedra shareholders own the remaining 20%.

The Kungsleden Merger has been accounted for using the acquisition method under IFRS 3, Business Combinations (“IFRS 3”), which requires that one of Cathedra or Kungsleden be determined to be the acquirer for accounting purposes. The Kungsleden Merger has been accounted for as a reverse take-over of Cathedra by Kungsleden. The entities which are party to the Kungsleden Merger meet the definition of a business. These consolidated financial statements reflect the continuance of Kungsleden and the acquisition and assumption of Cathedra’s identifiable assets and liabilities, respectively, at fair value.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Kungsleden is deemed to have issued 379,310 common shares in exchange for all of the issued and outstanding shares of Cathedra. The consideration for shares issued is $22,154,165, including $577,210 (Note 14) being the convertible loan equity portion, based on Kungsleden’s enterprise value of $93,457,280. The Company issued the following replacement awards: 120,175 stock options, 57,228 restricted share units and 1,704,819 share purchase warrants valued $1,579,219 exercisable into subordinate voting shares of Cathedra; see Note 16 for details on valuation approach and assumptions used to value replacement awards.

$
Consideration:
Deemed share consideration	22,154,165
Replacement awards	1,579,219
Total consideration	23,733,384

Assets acquired:
Cash and cash equivalents	1,429,575
Digital currencies	4,029,042
Other receivables	136,545
Prepaid expenses	349,593
Deposits	1,643,960
Other assets	954,772
Property and equipment	4,986,820
Right-of-use assets	1,510,745
Investments	913,658
Goodwill	16,845,242
Total assets acquired	32,799,952

Liabilities assumed:
Trade payables and accrued liabilities	2,637,725
Interest payable	12,543
Decommissioning liability	77,610
Lease liabilities	1,510,745
Convertible loan	4,827,945
Total liabilities assumed	9,066,568

Net assets acquired	23,733,384

Reorganization

For the period from August 12, 2022, the date of formation, through December 31, 2022 and for the period from January 1, 2023 to September 12, 2023, the Kungsleden Business was operated through Poimen Trust (“Poimen”), a trust certified under the State of Tennessee, controlled by the shareholders of the Company. The trustees of Poimen also are the shareholders of the Company. Kungsleden was incorporated to transform the Kungsleden Business from a trust to a corporation through a reorganization under common control (“Transformation”). The Transformation resulted in the transfer of all assets and liabilities and contracts related to the Kungsleden Business at their historical book values from Poimen to Kungsleden on September 13, 2023, the date on which Kungsleden was incorporated.

Revenues of $3,851,629 and net loss of $2,798,571 from the acquired operations are included in the consolidated statement of income and comprehensive income for the year ended December 31, 2024. Had the acquisition of Cathedra Bitcoin Inc. occurred on January 1, 2024, the consolidated revenues would have been $29,339,761 and the consolidated net loss would have been $1,690,909 for the year ended December 31, 2024. In determining these amounts, management has assumed that the fair value adjustments that arose on the date of acquisition would have been the same if the acquisition had occurred on January 1, 2024.

Transaction costs of $540,274 were incurred in connection with the acquisition including consulting fees, legal and professional fees for brokering and due diligence services and were recognized in the consolidated statement of income and comprehensive income.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Impairment of goodwill

Management conducted an impairment assessment of goodwill as of December 31, 2025. For the purposes of impairment testing, the Company considers its ongoing operations as a single cash-generating unit (CGU) that includes all goodwill, property and equipment, other non-current assets, and right-of-use assets, which collectively contribute to generating cash flows from hosting and mining activities. The discounted cash flow model was utilized to estimate value in use, as there was no readily available market price nor any purchase offer received for the business. As a result of this assessment, an impairment loss of $1,171,708 was recognized, as the carrying amount of the CGU, including goodwill, exceeded its recoverable amount.

The significant assumptions applied in determination of the value in use amount as at December 31, 2025 were as follows:

●	Cash flows: Estimated cash flows were projected based on estimated operating results from internal sources as well as industry and market trends. Estimated cash flows are primarily driven by projected revenues based on existing and projected data center capacity, bitcoin mining machine quantities and models with respective efficiencies and operating costs;

●	Terminal value growth rate: The terminal growth rate was based on historical and projected consume price inflation, historical and projected economic indicators, and projected industry growth; and

●	Pre-tax discount rate: The pre-tax discount rate is reflective of the CGU’s weighted average cost of capital (“WACC”). The WACC was estimated based on the risk-free rate, equity risk premium, beta adjustment to the equity risk premium based on a direct comparison approach, an unsystematic risk premium, and cost of debt based on corporate bond yields.

The following inputs are subject to significant estimation uncertainty and may materially affect the value in use determination:

●	Terminal value growth rate of 2%

●	WACC of 35%

●	Average bitcoin price over the forecast period of approximately $203,000

●	Average hash rate over the forecast period of approximately 1,441 EH/s

A sensitivity analysis indicates that varying each input individually or collectively by +/- 5% would result in an insignificant change to the impairment amount recorded.

3.	Material Accounting Policy Information

Basis of Preparation

Statement of Compliance

The Financial Statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Reporting Interpretation Committee (“IFRIC”) for all periods presented.

These Financial Statements were approved and authorized for issuance by the Board of Directors on March 23, 2026.

These Financial Statements have been prepared on an accrual basis and are based on historical cost basis except for certain financial instruments which are measured at their fair value. In addition, these Financial Statements have been prepared using the accrual basis of accounting except for cash flow information.

The Financial Statements of the Company are presented in Canadian dollars unless otherwise indicated.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Basis of Consolidation

Subsidiaries

The Financial Statements include the accounts of the Company and its subsidiaries, which are controlled by the Company. Control is achieved when the parent company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Company controls an investee if, and only if, the Company has all of the following: (i) power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee); (ii) exposure, or rights, to variable returns from its involvement with the investee; and (iii) the ability to use its power over the investee to affect its returns.

The financial statements of the subsidiaries are included in these financial statements from the date that control commences until the date that control ceases. All significant inter-company balances and transactions are eliminated on consolidation. The entities contained in the Financial Statements are as follows:

Entity Name	Place of Business and Operations	Functional Currency	Equity Percentage
Cathedra Bitcoin Inc. (the “Company”) – parent	Canada	CAD	n/a
HPC Holdings LLC (“HPC Holdings”)	United States	USD	100% owned by parent
Kungsleden, Inc. (“Kungsleden” or “K Inc.”)	United States	USD	100% owned by parent
Buckeye HPC LLC (“Buckeye HPC”)	United States	USD	100% owned by HPC Holdings
Sentinel Technology, LLC	United States	USD	100% owned by K Inc.
Churchill Technologies LLC	United States	USD	100% owned by K Inc.
Two Keys Technologies LLC	United States	USD	100% owned by K Inc.
North Campbell HoldCo LLC	United States	USD	100% owned by K Inc.
Buckeye Technologies HoldCo LLC (“Buckeye HoldCo”)	United States	USD	100% owned by K Inc.
Buckeye Technologies OpCo LLC (“Buckeye Technologies”)	United States	USD	100% owned by Buckeye HoldCo
North Campbell LandCo LLC	United States	USD	100% owned by North Campbell HoldCo LLC
North Campbell HostCo LLC	United States	USD	100% owned by North Campbell HoldCo LLC
Crystal Core LLC	United States	USD	100% owned by K Inc.
Fortress Blockchain Holdings Corp. (“FBHC”)	Canada	CAD	100% owned by parent
Fortress Blockchain (US) Holdings Corp. (“FBUS”)	United States	USD	100% owned by FBHC
Cathedra Lease Co LLC (“CLC”)	United States	USD	100% owned by FBUS

During the year ended December 31, 2025, the Company established HPC Holdings, Buckeye HPC, Buckeye HoldCo, and Buckeye Technologies to facilitate further business expansion and development opportunities.

The Company de-consolidated Tirpitz Technology HoldCo LLC along with its wholly owned subsidiaries Tirpitz Technology LandCo LLC and Tirpitz Technology HostCo LLC (collectively, “T Tech”) in March 2025 after losing control, see Note 11 for additional information.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Functional and Presentation Currency

Transactions undertaken in foreign currencies are translated into Canadian dollars at daily exchange rates prevailing when the transactions occur. Monetary assets and liabilities denominated in foreign currencies are translated at period-end exchange rates and non-monetary items are translated at historical exchange rates. Realized and unrealized exchange gains and losses are recognized in the consolidated statements of comprehensive income or loss. The assets and liabilities of foreign operations are translated into Canadian dollars using the period-end exchange rates. Income, expenses, and cash flows of foreign operations are translated into Canadian dollars using average exchange rates. Exchange differences resulting from the translation of foreign operations into Canadian dollars are recognized in other comprehensive income or loss and accumulated in equity.

Comprehensive Income (Loss)

Total comprehensive income (loss) comprises all components of profit or loss and other comprehensive income (loss). Other comprehensive income (loss) includes gains and losses from translating the financial statements of an entity’s whose functional currency differs from the presentation currency and gains from revaluation of digital currencies.

Standards issued but not yet effective

Implementation of IFRS 18 – Presentation and Disclosure of Financial Statements

The introduction of IFRS 18 will provide all entities applying IFRS with more guidance on the presentation and disclosure of information in general purpose financial statements. The new standard will clarify guidance on how to present and disclose information that faithfully represents an entity’s assets, liabilities, equity, revenue and expenses. The new standards are applied retrospectively for annual periods beginning on or after 1 January 2027, with early adoption permitted. The Company is currently assessing the expected impact of this standard and has not early adopted IFRS 18.

Implementation of IFRS S1 – General Requirements for Disclosure of Sustainability-related Financial Information - and IFRS S2 – Climate-related Disclosures

The adoption of IFRS S1 and S2 will introduce new requirements surrounding sustainability and climate-related disclosures for annual reporting purposes. The Canadian Sustainability Standards Board proposed Canadian-specific modifications to the standards issued by the International Sustainability Standards Board in June 2023. The Canadian specific versions of IFRS S1 and S2 are expected to be available for voluntary adoption starting January 1, 2025. The Canadian Securities Administrators have not yet confirmed whether the new standards will be mandatory for Canadian reporting issuers. The Company is currently assessing the expected impact of adopting these standards.

Classification and Measurement of Financial Instruments

In May 2024, the IASB issued amendments to IFRS 9 – Financial Instruments and IFRS 7 – Financial Instruments: Disclosures. The amendments relate to settling financial liabilities using an electronic payment system and assessing contractual cash flow characteristics of financial assets, and create additional disclosure requirements for financial instruments. The amendments are effective for annual periods beginning on or after January 1, 2026, with early adoption permitted. The Company is assessing the impacts to the consolidated financial statements.

Material Accounting Policies

Business Combination

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred which is measured at acquisition date at fair value, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in general and administrative expenses.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The Company determines that it has acquired a business when the acquired set of activities and assets include an input and a substantive process that together significantly contribute to the ability to create outputs. Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests and any previous interest held over the net identifiable assets acquired and liability assumed).

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Company’s CGUs or group of CGUs that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the amounts recognized as of that date.

The measurement period is the period from the date of acquisition to the date that the Company obtains complete information about facts and circumstances that existed as of the acquisition date and is subject to a maximum period of one year.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts.

Digital currencies

The Company accounts for its digital currencies on hand at the end of a reporting period, if any, under IAS 38, Intangible Assets, as an intangible asset with an indefinite useful life initially measured at cost, deemed to be the fair value upon receipt, and subsequently measured under the revaluation model. Under the revaluation model, increases in the digital currencies’ carrying amount is recognized in other comprehensive income and under accumulated other comprehensive income in equity, while decreases are recorded in the consolidated statements of income or loss and comprehensive income or loss. However, increases are recognized in profit or loss to the extent that it reverses a revaluation decrease of digital currencies previously recognized in the statement of profit or loss. There is no recycling of gains from other comprehensive income or loss in the consolidated statements of income or loss and comprehensive income or loss, except to the extent that an increase in fair value reverses a previous decrease in fair value that has been recorded in the consolidated statements of income or loss and comprehensive income or loss, that increase is recorded in the consolidated statements of income or loss and comprehensive income or loss. The fair value of digital currencies on hand at the end of the reporting period is calculated as the quantity of digital currencies on hand multiplied by the price quoted on Coin Metrics (for bitcoin) and Coinbase (for other digital currencies) as at the reporting date. Any difference between the fair value of the digital currencies recorded upon receipt from mining activities, purchases or profit-sharing arrangements and the actual realized price upon disposal are recorded as gain or loss on sale of digital currencies.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The Company has continued to classify digital currencies on hand at the end of the year as current assets as management has determined that cryptocurrency markets have sufficient liquidity to allow conversion within the Company’s normal operating cycle.

The Company values its bitcoin based on the price quoted on Coin Metrics which is an average of quoted rates from various cryptocurrency exchanges. Coin Metrics data is derived from real-time (block-by-block) market price with over 400 metrics for over 100 assets and it has data feed of aggregate network data metrics for all of the top cryptocurrency assets. Management considers this fair value to be a level 2 input under IFRS 13 fair value measurement fair value hierarchy as the price on this source represents the average quoted prices on multiple digital currency exchanges.

Non-monetary transactions

In the normal course of its business, the Company enters into non-monetary transactions. These non-monetary transactions, which are otherwise payable in cash, are accounted for at their fair value. Non-monetary transactions consist of digital currencies paid for its mining and revenue-sharing fees, digital currencies received from customers for hosting services or proceeds received from sale of a subsidiary. Payments are measured at fair value using the price of the digital currencies provided at the time of the transaction.

Financial Instruments

Financial instruments are accounted for in accordance with IFRS 9, Financial Instruments: Classification and Measurement. A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets

On initial recognition, financial assets are recognized at fair value and are subsequently classified and measured at: (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) fair value through profit or loss (“FVTPL”). The classification of financial assets is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. A financial asset is measured at fair value net of transaction costs that are directly attributable to its acquisition except for financial assets at FVTPL where transaction costs are expensed.

Financial assets classified and measured at amortized cost are those assets that are held within a business model whose objective is to hold financial assets in order to collect contractual cash flows, and the contractual terms of the financial asset give rise to cash flows that are solely payments of principal and interest (“SPPI”). Financial assets classified at amortized cost are measured using the effective interest method.

All financial assets not classified and measured at amortized cost or FVOCI are measured at FVTPL. On initial recognition of an equity instrument that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in other comprehensive income.

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

The classification determines the method by which the financial assets or financial liabilities are carried on the statement of financial position subsequent to inception and how changes in value are recorded. Cash and cash equivalents and Investments are measured at FVTPL. Financial instruments including trade and other receivables, due from related parties, trade payables and accrued liabilities, due to related parties, and contract liabilities are measured at amortized cost.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Impairment of financial assets

IFRS 9 uses the expected credit loss (“ECL”) model. The credit loss model groups receivables based on similar credit risk characteristics and days past due in order to estimate bad debts. The ECL model applies to the Company’s receivables.

An ‘expected credit loss’ impairment model applies which requires a loss allowance to be recognized based on expected credit losses. The estimated present value of future cash flows associated with the asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset’s original effective interest rate, either directly or through the use of an allowance account and the resulting loss is recognized in profit or loss for the period.

Financial liabilities

Financial liabilities are designated as either: (i) fair value through profit or loss; or (ii) other financial liabilities. All financial liabilities are classified and subsequently measured at amortized cost except for financial liabilities at FVTPL. The classification determines the method by which the financial liabilities are carried on the statement of financial position subsequent to inception and how changes in value are recorded.

Accounts payable, interest payable, and loan payable are classified under other financial liabilities and carried on the statement of financial position at amortized cost.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and / or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in the statement of profit or loss.

Revenue recognition

Revenue is recorded at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer.

The principles in IFRS 15 are applied using the following five steps:

1.	Identify the contract(s) with a customer

2.	Identify the performance obligation in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations in the contract

5.	Recognize revenue when (or as) the entity satisfies a performance obligation The Company has concluded that the recognition and measurement of the sale of products in all contracts is consistent with the current revenue recognition practice and therefore does not expect any transitional adjustment.

For arrangements priced at fiat currency, the Company recognizes revenue based on the contract price. For arrangement priced at cryptocurrency, the Company recognizes revenue based on the spot price of the cryptocurrency to fiat currency on the date when it is earned.

Hosting revenue

The Company hosts and provides energized space and operating and maintenance services to third-party mining companies who locate their mining hardware at its data centers. The Company accounts for these agreements as a single performance obligation for services being delivered in a series with delivery being measured by monthly hosting fees of the mining hardware. As such, the Company recognizes revenue over the life of the contract as its series of distinct services are performed over the term of the contracts with its customers. The Company has determined that the contracts do not contain a significant financing component because the expected length of time between the transfer of services and receipt of consideration is less than one year, which are typically one month or less.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

For certain contracts, the Company may also be entitled to a monthly cash or non-cash profit-sharing fee, which is primarily based on the actual amount of bitcoin mined by the customer’s hosted mining equipment during the month. The rate of profit sharing is determined at inception of the contract with subsequent amendments, as applicable, and non-cash consideration is generally paid in bitcoin. Non-cash consideration is measured at fair value at contract inception with changes in fair value attributable to reasons other than the form of consideration (other than price of bitcoin) measured as variable consideration (subject to the constraint on variable consideration) and recognized as hosting services are performed. This amount is recognized in revenue as services are performed. Changes in fair value of the non-cash consideration related for reasons other than changes in form are recognized at the end of each month as the related uncertainly is resolved and amount becomes known.

Mining revenue

The Company recognizes revenue from the provision of transaction confirmation services for digital currency blockchains, commonly termed “digital asset mining” or “cryptocurrency mining”. As consideration for these services, the Company receives digital currency from each specific blockchain in which it participates (“coins”). Revenue is measured based on the fair value of the coins received. The fair value is determined using the spot price of the coin on the date of mining, based on the daily average from Coin Metrics for bitcoin. A coin is considered earned on the completion and addition of a block to the blockchain, at which time the economic benefit is received and can be reliably measured.

Contract assets and liabilities

A contract asset is recognized when the Company recognizes revenue before being unconditionally entitled to consideration under the payment terms set out in the contract. Contract assets are assessed for expected credit losses and are reclassified to receivables when the right to consideration has become unconditional.

A contract liability is recognized when the customer pays consideration for goods or services before the Company recognizes the related revenue. A contract liability would also be recognized if the Company has an unconditional right to receive non-refundable consideration before the Company recognizes the related revenue. In such cases, a corresponding receivable would also be recognized.

Customer liabilities

Customer liabilities include deposits from customers. Deposits from customers are reduced when they are returned back to customers or applied to trade receivables based on the contractual terms between the Company and its customers.

Other assets

Parts and peripherals located in the facilities and warehouses are stated at cost, net of write-offs to account for changing market prices for resale. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

Property and equipment

Property and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.

Property and equipment are recorded at purchase cost. Direct labor and other directly attributable costs incurred to construct new assets and upgrade existing assets are capitalized. Repairs and maintenance expenditures are recognized in the consolidated statements of income or loss as incurred. Significant renewals and betterments are capitalized.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Property and equipment are depreciated using the straight-line method based on the estimated useful lives of the assets as follows:

Category	Useful Life
Other mining equipment (mining equipment)	5 years
Miners (mining equipment)	3 years
Infrastructure	Lower of contractual terms or 10-12 years
Land	Infinite

Land acquired by the Company has an infinite useful life and therefore is not depreciated.

The depreciation method, useful life and residual value of an asset are reviewed at least at each financial year-end and adjusted, if appropriate.

When assets are retired or otherwise disposed of, their cost and the related accumulated depreciation are derecognized from the consolidated statements of financial position and the resulting gains or losses on the disposal or sale of the assets are recognized in the consolidated statements of operations.

An asset under construction is stated at cost until the construction is completed, at which time it is reclassified to the property and equipment account to which it relates. During the construction period until the asset is ready for its intended use or sale, borrowing costs, which include interest expense, are capitalized in proportion to the average amount of accumulated expenditures during the period. Capitalization of borrowing costs ceases when the construction is completed, and the asset is ready for its intended use or sale.

Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company recognizes a lease liability and a right-of-use asset at the lease commencement date. The lease liability is initially measured as the present value of future lease payments discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s applicable incremental borrowing rate. The incremental borrowing rate is the rate which the Company would have to pay to borrow, over a similar term and with a similar security, the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments, less any lease incentives receivable;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable by the Company under residual value guarantees;

●	the exercise price of a purchase option if the Company is reasonably certain to exercise that option; and

●	payments of penalties for terminating the lease, if the Company expects to exercise an option to terminate the lease.

The lease liability is subsequently measured by:

●	increasing the carrying amount to reflect interest on the lease liability;

●	reducing the carrying amount to reflect the lease payments made; and

●	remeasuring the carrying amount to reflect any reassessment or lease modifications.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.

Whenever the Company incurs an obligation for costs to restore a leased asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset.

The right-of-use asset is initially measured at cost, which comprises the following:

●	the amount of the initial measurement of the lease liability; any lease payments made at or before the commencement date, less any lease incentives received;

●	any initial direct costs incurred by the Company; and

●	an estimate of costs to be incurred by the Company in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease, unless those costs are incurred to produce inventories.

The right-of-use asset is subsequently measured at cost, less any accumulated depreciation and any accumulated impairment losses, and adjusted for any remeasurement of the lease liability. It is depreciated in accordance with the Company’s accounting policy for property and equipment, from the commencement date to the earlier of the end of its useful life or the end of the lease term. Each lease payment is allocated between the lease liability and finance cost. The finance cost is charged to net earnings over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use assets are presented as property and equipment and the lease liabilities are presented as loans on the consolidated statement of financial position.

The Company does not recognize right-of-use assets and lease liabilities for the short-term leases that have a lease term of 12 months or less.

Goodwill

Goodwill is not amortized but it is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains and losses on disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Impairment of non-financial assets

The Company reviews the carrying amounts of its non-financial assets, including property and equipment, when events or changes in circumstances indicate the assets may not be recoverable. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss, if any. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the asset belongs. Assets carried at fair value, such as digital currencies, are excluded from impairment analysis.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows to be derived from continuing use of asset or cash generating unit are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Fair value less cost to sell is the amount obtainable from the sale of an asset or cash generating unit in an arm’s length transaction between knowledgeable, willing parties, less the cost of disposal. When a binding sale agreement is not available, fair value less costs to sell can be estimated using a discounted cash flow approach with inputs and assumptions consistent with those of a market participant. If the recoverable amount of an asset or cash generating unit is reduced to its recoverable amount, an impairment loss is recognized immediately in the consolidated statement of loss and comprehensive loss. Where an impairment loss subsequently reverses, the carrying amount of the asset or cash generating unit is increased to the revised estimate of its recoverable amount, such that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Income taxes

Prior to the reorganization on September 12, 2023, earnings and losses are included in the personal income tax return of the Company’s shareholders. As a result, the Company did not incur any income tax obligation and the financial statements do not include a provision for income taxes.

Post the Company’s reorganization on September 12, 2023, current and deferred income taxes are recognized as income or expense and included in the consolidated statements of profit or loss. Current income tax assets and liabilities are measured at the amounts expected to be recovered or paid by using the tax rates and tax laws that have been enacted or substantively enacted at each reporting date. Management periodically evaluates positions taken in the tax reporting process with respect to situations in which applicable tax regulation is subject to interpretation. Where appropriate, management establishes provisions based on the amounts expected to be paid to the tax authorities.

Deferred tax assets and liabilities arise from deductible and taxable temporary differences, respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.

Apart from the temporary differences arising from goodwill not deductible for tax purposes, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilized, are recognized. Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates and tax laws at each reporting date which are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced if it is no longer probable that sufficient taxable profit will be available to compensate part or all of the benefits of deferred tax assets. Unrecognized deferred tax assets are re-assessed at each reporting date and recognized if it is probable that future taxable profits will be available for recovery. Tax deductions arising from the reversal of deferred tax assets are excluded from estimates of future taxable income.

Deferred tax assets and liabilities are offset in the consolidated statements of financial position, if and only if it has a legally enforceable right to set off current tax assets and liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same Tax Authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

The Company determines the recognition and measurement of tax assets and liabilities that contain uncertainty over income tax by considering the assumptions used in the examination of tax treatments by the tax authorities, the probability that the tax authorities will accept uncertain tax treatment and re-consideration or estimation if there is a change in facts and circumstances.

If the acceptance of tax treatment is probable, the measurement is in line with income tax fillings. If the acceptance of tax treatment is not probable, the Company uses tax amounts using the method that provides a better prediction of resolution (i.e., most likely amount or expected value). Due to the complexity of some of these uncertainties, their ultimate resolution may result in payments that are materially different from current estimates. Any such differences will be reflected as adjustments to income tax expenses in the periods in which they are determined.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Convertible loan

Convertible loans/debentures are financial instruments which are accounted for separately dependent on the nature of their components: a financial liability and an equity instrument. The identification of such components embedded within a convertible instrument requires significant judgment given that it is based on the interpretation of the substance of the contractual arrangement. Where the conversion option has a fixed conversion rate, the financial liability, which represents the obligation to pay coupon interest on the convertible debentures in the future, is initially measured at its fair value and subsequently measured at amortized cost. The residual amount is accounted for as an equity instrument at issuance. Where the conversion option has a variable conversion rate, the conversion option is recognized as a derivative liability measured at fair value through profit and loss. The residual amount is recognized as a financial liability and subsequently measured at amortized cost. The determination of the fair value is also an area of significant judgment given that it is subject to various inputs, assumptions and estimates including: contractual future cash flows, discount rates, credit spreads and volatility. Transaction costs are apportioned to the debt liability and equity components in proportion to the allocation of proceeds.

All derivative instruments are measured at fair value including embedded derivatives contained within financial or non-financial contracts that are not closely related to the host contract. A derivative embedded in a hybrid contract, with a financial liability or non-financial host, is separated from the host and accounted for as a separate derivative if: the economic characteristics and risks are not closely related to the host; a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative; and the hybrid contract is not measured at fair value through profit or loss .

The debt component is subsequently accounted for at amortized cost using the effective interest rate method. The embedded derivative is subsequently measured at fair value at each reporting date, with gains and losses in fair value recognized in profit or loss.

Transaction costs that relate to the issue of the convertible loan are allocated to the liability component and embedded derivative component in proportion to the allocation of the gross proceeds. Transaction costs relating to the embedded derivative liability component are included in the equity component and transaction costs relating to the financial liability component are included in the carrying amount of the liability component and are amortized over the expected life of the convertible loan using the effective interest method.

Decommissioning liability

A legal or constructive obligation to incur restoration costs may arise when mining equipment are deployed at hosting facilities. Such cost arising from the restoration of the hosting site to its original condition, discounted to their net present value, are provided for and charged to the statement of loss and comprehensive loss, as soon as the obligation to incur such costs arises.

Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The timing or amount of the outflow may still be uncertain. Provisions are measured using the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainties associated with the obligation. Provisions are discounted where the time value of money is considered material.

Unit placements

Proceeds from unit placements are allocated between shares and warrants issued using the residual method. Proceeds are first allocated to shares according to their fair value and any residual in the proceeds is allocated to the warrants.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Share-based compensation

The Company operates a stock option plan and restricted share unit (“RSU”) plan. Share-based compensation to employees is measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based compensation to non-employees is measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to reserves. The fair value of options is determined using the Black-Scholes pricing model which incorporates all market vesting conditions on grant date. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Earnings (loss) per share

Earnings (loss) per share is computed by dividing net income (loss) attributable to equity holders of the Company by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if additional common shares are assumed to be issued under securities that entitle their holders to obtain common shares in the future. For stock options, RSUs, and share purchase warrants, the number of additional shares for inclusion in diluted earnings per share calculations is determined when the exercise price is less than the average market price of the Company’s common shares; the stock options and share purchase warrants are assumed to be exercised and the proceeds are used to repurchase common shares at the average market price for the period. The incremental number of common shares issued under stock options and repurchased from proceeds is included in the calculation of diluted earnings per share.

Common shares that could potentially dilute basic net earnings and net earnings per common share in the future that could be issued from the exercise of share options and warrants are not included in the computation of the diluted earnings per common share because to do so would be anti-dilutive.

Assets held for sale and discontinued operations

Assets are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable. They are measured at the lower of their carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, assets arising from employee benefits, financial assets and investment property that are carried at fair value and contractual rights under insurance contracts, which are specifically exempt from this requirement.

An impairment loss is recognised for any initial or subsequent write-down of the asset to fair value less costs to sell. A gain is recognised for any subsequent increases in fair value less costs to sell of an asset, but not in excess of any cumulative impairment loss previously recognised. A gain or loss not previously recognised by the date of the sale of the asset is recognised at the date of derecognition.

Non-current assets are not depreciated or amortised while they are classified as held for sale. Interest and other expenses attributable to the liabilities of assets classified as held for sale continue to be recognised.

Assets classified as held for sale are presented separately from the other assets in the statement of financial position. The liabilities of assets classified as held for sale are presented separately from other liabilities in the statement of financial position.

A discontinued operation is a component of the entity that has been disposed of or is classified as held for sale and that represents a separate major line of business or geographical area of operations, is part of a single co-ordinated plan to dispose of such a line of business or area of operations, or is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations are presented separately in the statement of income or loss.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Use of Estimates, Assumptions, and Judgements

The preparation of the Financial Statements in accordance with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the Financial Statements and the reported amount of expenses during the reporting period.

The preparation of the Financial Statements requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments applying to the Company’s Financial Statements include:

Revenue Recognition

Revenue is measured based on the fair value of the coins received. The fair value is determined using the spot price of the coin on the date of mining, based on the daily average from Coin Metrics for bitcoin.

There is currently no specific definitive guidance in IFRS or alternative accounting frameworks for the accounting for the production and mining of digital currencies, and management has exercised significant judgement in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in IFRS 15, Revenue from Contracts with Customers, including the stage of completion being the completion and addition of block to a blockchain and the reliability of the measurement of the digital currency received. In the event authoritative guidance is enacted by the IASB or IFRIC, the Company may be required to change its policies which could result in a change in the Company’s financial position and earnings.

Expected Credit Losses

The Company recognizes an amount equal to the lifetime ECL on the trade receivables and amounts due from related parties for which there has been a significant increase in credit risk since initial recognition. Loss allowances are measured based on historical experience and forecasted economic conditions. The amount of ECL is sensitive to changes in circumstances of forecast economic conditions.

Useful Lives of Property and Equipment

Depreciation of property and equipment is dependent upon estimates of useful lives and residual value which are determined through the use of assumptions. Estimates of residual value and useful lives are based on data and information from various sources including industry practice and historic experience. Although management believes the estimated useful lives of the Company’s property and equipment are reasonable, changes in estimates could occur, affecting the expected useful lives and salvage values of the property and equipment.

Significant Estimates

Fair Value of Financial Instruments

The individual fair value attributed to the different components of a financing transaction is determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of the issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. The valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of the instrument that are not quoted in active market.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Useful Life and Residual Value

Depreciation of the assets in the cryptocurrency data center is based on an estimate of the assets’ expected life. In order to determine the useful life of the assets in the cryptocurrency mining center, assumptions are required about a range of computing industry market and economic factors, including global hash rates dedicated to proof of work mining, network difficulty, technological changes, release and availability of newer and more efficient hardware and other inputs, and production costs. Based on the data that management has reviewed, management has determined to use the straight-line method of amortization over three years, to best reflect the current expected useful life of mining equipment. Management will review its estimates and assumptions at each reporting date and will revise its assumptions if new information supports the change.

Impairment of Non-Financial Assets

Impairment exists when the carrying value of an asset exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. These calculations are based on available data, other observable inputs and projections of cash flows, all of which are subject to estimates and assumptions. Recoverable amounts are also sensitive to assumptions about the future usefulness of in-process development and the related marketing rights.

Taxes

The determination of the Company’s tax expense for the period and deferred tax assets and liabilities involves significant estimation and judgement by management. In determining these amounts, management interprets tax legislation in a variety of jurisdictions and makes estimates of the expected timing of the reversal of deferred tax assets and liabilities, the deferral and deductibility of certain items and interpretation of the treatment for tax purposes of digital currencies by taxation authorities. Management also makes estimates of future earnings, which affect the extent to which potential future tax benefits may be used. The Company is subject to assessments by various taxation authorities, which may interpret legislation differently. These differences may affect the final amount or the timing of the payments of taxes. The Company provides for such differences where known based on management’s best estimate of the probable outcome of these matters.

Digital Currency Valuation

Digital currency denominated assets are included in current assets. Digital currencies are carried at their fair value determined by the spot rate based on the daily average from Coin Metrics. The digital currency market is still a new market and is highly volatile; historical prices are not necessarily indicative of future value; a significant change in the market prices for digital currencies would have a significant impact on the Company’s earnings and financial position.

Share-Based Compensation

The Company utilizes the Black-Scholes Option Pricing Model (“Black-Scholes”) to estimate the fair value of stock options granted to directors, officers, employees and consultants. The use of Black-Scholes requires management to make various estimates and assumptions that impact the value assigned to the stock options including the forecast future volatility of the stock price, the risk-free interest rate, dividend yield and the expected life of the stock options. Any changes in these assumptions could have a material impact on the calculation of the share-based compensation; however, the most significant estimate is volatility. Expected future volatility can be difficult to estimate as the Company has had limited history, is in a unique industry, and historical volatility is not necessarily indicative of future volatility.

Business Combination – Purchase Price Allocation

The consideration transferred (or deemed consideration) and acquired assets and assumed liabilities are recognized at fair value on the date of the Company effectively obtains control. The measurement of each business combination is based on the information available on the acquisition date. The estimate of fair value of the consideration transferred (or deemed consideration) and acquired intangible assets (including goodwill), property and equipment, other assets and the liabilities assumed are based on estimates and assumptions. The measurement is largely based on the projected cash flows, discount rates and market conditions at the date of acquisition.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Areas of significant estimates and judgments also include:

●	Collectability of trade and other receivables

●	Completeness of trade payables and accrued liabilities

●	Valuation of right-of-use assets and lease liabilities

●	Valuation of convertible loans

4.	Digital Currencies and Revenues

Mining and Profit-Sharing Revenue

Digital currencies are recorded at their fair value on the date they are received as revenues and are revalued to their fair value at each reporting date. Fair value is determined by using the daily price of bitcoin from Coin Metrics.

	BTC Units	Amount ($)
Bitcoin balance as at December 31, 2023	0.86	47,429
Bitcoin acquired in business combination	44.40	4,029,042
Bitcoin earned	37.89	3,851,629
Bitcoin earned in profit-sharing arrangement	2.33	171,570
Bitcoin exchanged for cash and services	(37.38)	(3,360,913)
Revaluation gain during the year	–	1,451,423
Unrealized translation adjustment	–	264,803
Bitcoin balance as at December 31, 2024	48.10	6,454,983
Bitcoin earned	61.29	8,775,024
Bitcoin exchanged for cash and services	(77.41)	(11,653,136)
Bitcoin exchanged for other digital currency	(5.63)	(826,640)
Bitcoin pledged as collateral	(50.54)	(5,976,307)
Transfer from restricted digital currencies after loan repayment	28.91	4,680,732
Revaluation loss during the year	–	(822,429)
Unrealized translation adjustment	–	(66,308)
Bitcoin balance as at December 31, 2025	4.72	565,919

The Company pledged substantial quantity of its bitcoin as collateral for the term loan during the year ended December 31, 2025. The portion of the collateralized bitcoin was used to prepay the term loan early, please see Note 14 for additional information. The restricted bitcoin balances and changes for the year ended December 31, 2025 are as follows:

	BTC Units	Amount ($)
Restricted bitcoin balance as at December 31, 2024	–	–
Bitcoin pledged as collateral	50.54	5,976,307
Bitcoin withheld to settle the principal and accrued interest	(21.63)	(3,521,263)
Transfer to digital currencies after loan repayment	(28.91)	(4,680,732)
Revaluation gain during the year	–	2,482,936
Unrealized translation adjustment	–	(257,248)
Restricted bitcoin balance as at December 31, 2025	–	–

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The Company used Tether and USD Coin its business operations to receive payments from its customers and make payments to service providers or suppliers. The balances and changes of these digital currencies are shown below:

	Tether Units	Amount ($)
Tether balance as at December 31, 2024	1,002.13	1,442
Tether received as payment in arrangements with customers	3,648,230.10	5,111,528
Tether exchanged for cash and services	(5,445,988.80)	(7,666,549)
Tether exchanged for other digital currency	597,392.79	826,640
Tether purchased with cash	212,676.81	295,819
Tether received from sale of discontinued operation	1,000,000.00	1,443,800
Revaluation loss	–	(370)
Unrealized translation adjustment	–	5,910
Tether balance as at December 31, 2025	13,313.03	18,220

	USD Coin Units	Amount ($)
USD Coin balance as at December 31, 2024	–	–
USD Coin purchased with cash	799,272.58	1,149,993
USD Coin exchanged for cash and services	(799,272.58)	(1,149,993)
USD Coin balance as at December 31, 2025	–	–

Hosting Revenue

During the year ended December 31, 2025, the Company generated hosting revenue of $12,248,650 (2024 - $19,292,094). Two customers exceeded 10% of total hosting revenue of the Company with the following percentages representing their respective shares: 41% and 39% (2024 – three customers exceeded 10% of total hosting revenue of the Company with the following percentages representing their respective shares: 45%, 19% and 12%).

The Company receives monthly prepayments and short-term or long-term deposits from various customers according to the terms of hosting arrangements. The monthly prepayments are classified as contract liabilities, and deposits are classified as customer liabilities in the consolidated statements of financial position.

5.	Trade and Other Receivables

Trade receivables are amounts due from customers for services performed in the ordinary course of business and claimed sales tax input tax credits. They are generally due for settlement within 30 days and are therefore all classified as current. Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components, when they are recognized at fair value. The Company holds the trade receivables with the objective of collecting the contractual cash flows and therefore measure them subsequently at amortized cost using the effective interest method.

Other receivables represent amounts due from third parties from sale of equipment.

	December 31, 2025	December 31, 2024
Trade receivables	$809,170	$1,448,900
Other receivables	123,354	–
Total trade and other receivables	$932,524	$1,448,900

6.	Prepaid Expenses

	December 31, 2025	December 31, 2024
General and administrative	$401,173	$260,825
Hosting business utilities	1,340,364	996,668
Total prepaid expenses	$1,741,537	$1,257,493

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

7.	Deposits

	December 31, 2025	December 31, 2024
Utility deposits	$2,240,568	$2,160,374
Lease deposits	146,928	313,033
Bitcoin mining deposits	–	148,309
Total deposits	$2,387,496	$2,621,716
Less: current portion of deposits	92,104	148,309
Non-current portion of deposits	$2,295,392	$2,473,407

8.	Other Non-Current Assets

In November 2022 and July 2023, the Company contributed US$450,000 (C$639,167 equivalent) and US$350,000 (C$497,129 equivalent) to regulated power and utility entities as a form of aid in construction for the required infrastructure maintenance pursuant to the terms of the arrangements. The Company amortizes the amounts over the lease term of 10 and 6 years, respectively, the terms of the contracts, on a straight-line basis.

In December 2025, the Company contributed US$157,111 (C$216,515 equivalent) to regulated power and utility entity as a form of aid in construction for the required infrastructure maintenance pursuant to the terms of the arrangement. The Company amortizes this amount over the lease term of 10 years on a straight-line basis.

Amortization expense is included in cost of revenues: depreciation in the consolidated statement of income or loss and comprehensive income or loss. For the year ended December 31, 2025, the Company incurred depreciation expense of $148,076 (2024 - $140,400).

9.	Property and Equipment

	Infrastructure	Mining equipment	Construction-in- progress	Land	Total
Cost
Balance, December 31, 2023	$3,051,267	$780,334	$539,862	$136,658	$4,508,121
Additions from business combination	1,917,194	3,069,626	–	–	4,986,820
Additions	–	731,146	–	–	731,146
Designated as assets held for sale	(74,287)	–	(546,229)	–	(620,516)
Translation adjustment	350,890	245,372	6,367	12,016	614,645
Balance, December 31, 2024	$5,245,064	$4,826,478	$–	$148,674	$10,220,216
Additions	2,584,379	338,119	84,307	–	3,006,805
Disposals	(1,256,173)	(1,987,306)	–	–	(3,243,479)
Translation adjustment	(232,267)	(214,484)	(1,457)	(7,057)	(455,265)
Balance, December 31, 2025	$6,341,003	$2,962,807	$82,850	$141,617	$9,528,277

Accumulated depreciation and impairment
Balance, December 31, 2023	$325,518	$122,341	$–	$–	$447,859
Additions	911,895	1,294,455	–	–	2,206,350
Translation adjustment	90,463	66,460	–	–	156,923
Balance, December 31, 2024	$1,327,876	$1,483,256	$–	$–	$2,811,132
Additions	1,619,280	1,929,175	–	–	3,548,455
Reversal on disposals	(974,101)	(1,893,327)	–	–	(2,867,428)
Translation adjustment	(69,186)	(96,292)	–	–	(165,478)
Balance, December 31, 2025	$1,903,869	$1,422,812	$–	$–	$3,326,681

Carrying amount
Balance, December 31, 2023	$2,725,749	$657,993	$539,862	$136,658	$4,060,262
Balance, December 31, 2024	$3,917,188	$3,343,222	$–	$148,674	$7,409,084
Balance, December 31, 2025	$4,437,134	$1,539,995	$82,850	$141,617	$6,201,596

The Company sold infrastructure and mining equipment that are close to the end of their useful lives and realized a gain on sale of $54,360 classified as other income in the consolidated statement of income or loss and comprehensive income or loss.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

10.	Right-of-Use Assets and Lease Liabilities

On March 1, 2023, and July 26, 2023, the Company entered into two agreements to lease building property in Kentucky state. The building properties are used by the Company to provide hosting services to arms-length bitcoin mining customers. The leases have an initial term of 10 years and 6 years, respectively, and the Company will make lease payments of US$10,000 and US$1,000 per month, respectively. The Company used 20%, its estimated incremental borrowing rate, to calculate the present value of the lease payments on initial measurement.

On July 23, 2024, as part of the business combination with Cathedra (Note 2), the Company acquired right-of-use (ROU) assets and lease liabilities comprising two building property lease agreements (the “CBIT leases”) with remaining lease terms of 10 and 18 months. The Company will make lease payments on the CBIT leases of US$103,680 and US$11,200 per month, respectively.

Effective August 1, 2024, the Company and the lessor amended one of the CBIT leases, changing the monthly payments from US$103,680 to an amount based on electricity consumption, which effectively remained fixed. The lease term was extended by five months, making the new end date August 31, 2025; after this, the lease converted to a month-to-month agreement. As a result of the lease amendments, the Company re-measured its lease liability using interest an interest rate of 20%, the Company’s estimated incremental borrowing rate at the time of re-measurement, and a corresponding increase to right-of-use asset.

In July 2025, the Company entered into a new agreement to lease the property located in Franklin, Kentucky. The lease expires on July 31, 2035. The ROU asset and corresponding lease liability were measured using an interest rate of 20%, the Company’s estimated incremental borrowing rate, to calculate the present value of the lease payments on initial measurement.

Right-of-use assets	Building Properties
Cost
Balance, December 31, 2023	$737,903
Additions from business combination (Note 2)	1,510,745
Re-measurement of right-of-use asset	235,663
Translation adjustment	143,656
Balance, December 31, 2024	$2,627,967
Additions	705,542
Translation adjustment	(121,067)
Balance, December 31, 2025	$3,212,442

Accumulated Depreciation
Balance, January 1, 2024	$61,203
Depreciation charge in the year	821,529
Translation adjustment	39,372
Balance, December 31, 2024	$922,104
Depreciation charge in the year	1,136,271
Translation adjustment	(65,103)
Balance, December 31, 2025	$1,993,272

Carrying value
Balance, December 31, 2024	$1,705,863
Balance, December 31, 2025	$1,219,170

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The Company is committed to minimum lease payments as follows:

	December 31, 2025	December 31, 2024
Maturity analysis – contractual undiscounted cash flows
Less than one year	$345,391	$1,347,386
One to five years	1,358,265	752,545
More than five years	1,096,480	532,393
Total undiscounted lease labilities	$2,800,136	$2,632,324

Lease liabilities	$1,362,065	$1,827,922
Current	$80,053	$1,132,305
Non-current	$1,282,012	$695,617

During the year ended December 31, 2025, the Company recognized total interest expense of $268,698 (2024 - $274,284) in connection with its lease liabilities.

11.	Assets Classified as Held for Sale and Discontinued Operation

The Company formed T Tech in November 2023, initially holding a 100% interest. On January 10, 2024, it reorganized and gave up 75% interest in exchange for contribution promises.

Subsequently the Company together with other members of T Tech decided to sell T Tech. The Board of Managers, consisting of Cathedra Bitcoin Inc.’s majority shareholders, approved the sale and assets before the year ended December 31, 2024. Accordingly, the assets and liabilities directly associated with those assets were classified as held for sale.

The major classes of assets classified as held for sales and liabilities directly associated with the assets classified as held for sale as at December 31, 2024 are as follows:

Assets
Cash and cash equivalents	85,209
Digital currencies	1,358,212
Trade receivables	3,381,400
Prepaid expenses	310,802
Property and equipment	16,560,053
Deposits	9,432,076
$31,127,752

Liabilities
Trade payables and accrued liabilities	$3,029,087
Due to related parties	5,616,772
Contract liabilities	1,668,665
Customer liabilities	4,191,834
$14,506,358

Net assets directly associated with assets classified as held for sale	$16,621,394

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The results of T Tech’s operations for the years ended December 31, 2025 and 2024 are as follows:

Year ended:	December 31, 2025	December 31, 2024
Revenues	$1,318,623	$11,531,580
Cost of revenues	1,963,286	12,213,498
Operating expenses	121,411	41,863
Operating loss	$766,074	$723,781
Other income (expense)	(118,590)	(95,495)
Exchange differences on translation of foreign operations reclassified to profit or loss	1,175,085	–
Income/(loss) before tax from discontinued operation	$290,421	$(819,276)
Tax expense	–	–
Profit/(loss) from discontinued operation	$290,421	$(819,276)

The net cash flow generated by T Tech for the years ended December 31, 2025 and 2024 are as follows:

Year ended:	December 31, 2025	December 31, 2024
Operating	(884,664)	(7,789,748)
Investing	–	(7,161,729)
Financing	–	15,059,044
Effect of foreign exchange rate fluctuation	–	(28,176)
Net cash inflow/(outflow)	$(884,664)	$79,391

The Company received full consideration from the sale of T Tech during the year ended December 31, 2025. The Company fulfilled all conditions of the sale in September 2025 and recognized a gain on disposal of subsidiary of $167,365 upon closing of the sale. T Tech was de-consolidated effective March 1, 2025 subsequent to receipt of the first tranche of the consideration and takeover by the buyer, accordingly assets classified as held for sale, liabilities directly associated with those assets and non-controlling interest were de-recognized.

12.	Investments

Initial valuation of investments is based on the acquisition cost, which approximates the fair value. Subsequent valuations reflect asset appraisals, as well as market transaction data, such as financing rounds. The Company’s holdings in private companies are generally valued utilizing net asset values. As of December 31, 2025 and 2024, Cathedra held the following investments without exercise of significant influence over them:

Low Time Preference Fund II, LLC

On November 12, 2021, Cathedra subscribed for limited liability company interests in Low Time Preference Fund II, LLC, for a total value of $312,925 (US$250,000). As of December 31, 2025, the fair value of this investment is $403,768 (December 31, 2024 - $404,327) with unrealized gain of $19,583 (2024 – unrealized loss of $14,321) recognized in the consolidated statement of income or loss.

Silvermoon Inc.

On May 5, 2022, Cathedra received 35,000,000 common shares of Silvermoon Inc. (“Silvermoon”) as part a non-arm’s length share exchange agreement for giving up a 100% ownership in The Good Shepherd Land and Livestock Company Limited, a UK based legal entity. Cathedra held 35,000,000 common shares as of July 23, 2024, and December 31, 2024 and 2025, which represents approximately 21.6% of the issued and outstanding common shares of Silvermoon. The Company exercised no significant influence as of July 23, 2024, and December 31, 2024 and 2025, therefore the investment is classified and accounted for at FVTPL. The fair value of Silvermoon was primarily driven by the underlying 4.25 acres of land in South West United Kingdom which includes 4 dairy buildings which was fair valued based on a third party appraiser who prepared a summary of comparable properties.

As of December 31, 2025, the fair value of this investment is $612,890 (December 31, 2024 - $512,156) with unrealized gain of $100,734 (2024 - $nil) recognized in the consolidated statement of income or loss.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

13.	Trade Payables and Accrued Liabilities

	December 31, 2025	December 31, 2024
Trade payables	$1,232,380	$889,736
Accrued liabilities	1,427,600	1,588,476
Total trade payables and accrued liabilities	$2,659,980	$2,478,212

14.	Loans and borrowings

Convertible loan

In connection with the closing of business combination, the Company amended the conversion price of 3.5% senior secured convertible debentures of the Company due November 11, 2025, originally issued to the debenture holder on November 11, 2021 (the “Debentures”), from $23.40 to $4.50. The aggregate principal amount of the Debentures was $5,733,728 as of December 31, 2024.

The Company applied a debt modification accounting for the change in terms in accordance with IFRS 9, Financial Instruments. The market rate of 18.5% was used to estimate a liability component of the convertible loan.

Liability Component

Balance, December 31, 2023	$-
Recognized in business combination (Note 2)	4,827,945
Accretion (i)	306,176
Balance, December 31, 2024	$5,134,121

(i) Accretion expense is included in net finance costs in the consolidated statement of income or loss.

Equity Component

The equity component of convertible loan of $577,210 was recognized in the business combination (Note 2).

On March 19, 2025, the Company restructured its outstanding debt whereby the convertible loan’s principal amount was extinguished through repayment of the outstanding principal with $4,586,982 plus accrued interest. In addition, the holder of the convertible loan agreed to surrender 363,233 SV share purchase warrants of the Company for cancellation. The balance as of December 31, 2025 and the change for the year then ended is as follows:

Balance, December 31, 2024	$5,134,121
Accretion	190,869
Repayment of interest	(44,596)
Repayment of principal	(4,586,983)
Gain from debt settlement	(693,411)
Balance, December 31, 2025	$-

Term loan

Concurrently, the Company entered into a new term loan of US$2,494,693 ($3,589,364 equivalent) to partially repay the outstanding principal amount of the convertible loan. The loan is secured by approximately 50 of the Company’s bitcoin, carries interest at a rate of 13% per annum, payable monthly; and is interest-only until maturity on March 18, 2026. The Company prepaid this loan in full in July 2025.

Balance, December 31, 2024	$-
Proceeds, net of deferred finance cost	3,564,168
Amortization of deferred financing cost	53,143
Repayment	(3,483,199)
Translation adjustment	(134,112)
Balance, December 31, 2025	$-

At inception, the Company recognized deferred financing cost of $54,277, which was fully amortized over term of the loan. The Company paid $200,856 in term loan interest.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

15.	Share Capital

On July 22, 2024, in connection with the business combination the Company altered the articles of the corporation, which was approved by the Company’s shareholders at its annual and special meeting of shareholders:

a.	Changed the name of its common shares to “subordinate voting shares” (SV shares);

b.	Created a new class of multiple voting shares (MV shares) convertible into 100 subordinate voting shares;

c.	Added special rights and restrictions to the subordinate voting shares and the multiple voting shares, pursuant to which, among other things, the holders of the multiple voting shares are entitled to 1.52 votes per multiple voting share held. On an “as converted” basis, assuming the conversion of the multiple voting shares to subordinate voting shares, the holders of multiple voting shares will have 1.52 votes per subordinate voting share compared to 1 vote per subordinate voting share by the holders of the subordinate voting shares.

Authorized

Unlimited number of subordinate voting shares without par value. Each subordinate voting share entitles the holder to one vote.

Unlimited number of multiple voting shares without par value. Each multiple voting share is convertible into 100 subordinate voting shares and entitles the holder to 1.52 votes.

The consolidated financial statements for the years ended December 31, 2025 and 2024 incorporate the 30-to-1 share consolidation, which became effective on October 16, 2025. All shares and per share amounts have been restated to reflect the share consolidation retrospectively.

Issued and Outstanding

●	On February 7, 2025, the Company issued 3,248 SV shares for vested RSUs.

●	On July 31, 2025, the Company issued 135,690 SV shares for vested RSUs.

●	On December 2, 2025, the Company completed a non-brokered private placement of an aggregate of 430,000 units of the Company at a price of $1.25 per unit for aggregate gross proceeds of $537,500. Each unit consists of one SV share and one SV share purchase warrant, with each entitling the holder thereof to acquire one additional SV share at an exercise price of $1.88 per share for a period of two years following the closing date of the private placement.

●	Upon the closing of the business combination on July 23, 2024, 7,917,119 SV shares and 208,446 MV shares were issued and outstanding.

●	On August 7, 2024, the Company issued 19,356 SV shares to its employees from exercising of vested RSUs.

●	On October 16, 2024, the Company issued 31,489 SV shares from exercising of vested RSUs.

Post-merger share capital

Multiple voting shares (MV shares)	No.	Amount ($)
Kungsleden’s common shares on the acquisition date	33,333	1,278
Share exchange ratio (Note 2)	6.253429078	–
MV shares issued in exchange for Kungsleden’s common shares	208,446	21,576,955
Balance, December 31, 2024 and 2025	208,446	21,578,233

Subordinate voting shares (SV shares)	No.	Amount ($)
Cathedra’s common shares on the acquisition date	7,917,119	–
Exchange ratio	1.00	–
SV shares of the Resulting Issuer	7,917,119	–
Issued on RSU exercise	50,845	138,521
Balance, December 31, 2024	7,967,964	138,521
Issued on RSU exercise	138,938	416,287
Issued in connection to the non-brokered private placement	430,000	516,107
Subscriptions receivables (a)		(150,000)
Balance, December 31, 2025	8,536,902	920,915

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

	December 31, 2025	December 31, 2024
An equivalent number of SV shares based on an a ‘if converted’ basis (convertible from MV shares)	20,844,600	20,844,600
SV shares outstanding	8,536,902	7,967,964
The total SV shares, including SV shares on an a ‘if converted’ basis	29,381,502	28,812,564

(a) The Company collected the entire $150,000 subscriptions subsequent to year-end date.

16.	Reserves

Replacement Awards in Business Combination

The stock options were fair valued using the Black Scholes option pricing model. The weighted average inputs used in the Black Scholes model were as follows:

Share price on business combination date	$3.00
Exercise price	$15.00
Risk-free interest rate	3.60%
Expected annualized share volatility	130.00%
Expected dividend yield	0.00%
Expected life (years)	1.95
Fair value of stock option	$0.90

The share purchase warrants were fair valued using the Black Scholes option pricing model. The weighted average inputs used in the Black Scholes model were as follows:

Share price on business combination date	$3.00
Exercise price	$28.20
Risk-free interest rate	3.58%
Expected annualized share volatility	130.00%
Expected dividend yield	0.00%
Expected life (years)	1.97
Fair value of share purchase warrant	$0.90

The restricted share units were valued using the fair value of SV share of the Company on the issuance date.

Restricted Share Units (RSU)

On July 22, 2024, the Company implemented a long-term equity incentive plan (“LTIP”), comprising a rolling option plan covering up to 10% of the issued and outstanding SV shares, as well as a fixed plan for up to 2,875,139 SV shares designated as RSUs. Subsequently, the fixed allocation of SV shares reserved for RSUs was increased to 2,895,166 SV shares following approval by the shareholders at the annual general meeting held on December 12, 2025.

For the year ended December 31, 2025, the Company recognized share-based compensation of $728,880 (2024 - $217,966).

A summary of changes in restricted share units outstanding for the years ended December 31, 2025 and 2024 follows:

Balance, December 31, 2023	-
Granted as replacement for Cathedra’s RSUs	57,228
Granted (a)	271,380
Cancelled/Forfeited (b)	(3,133)
Exercised	(50,846)
Balance, December 31, 2024	274,629
Granted (c)	2,672,584
Cancelled/Forfeited	(45,230)
Exercised	(138,938)
Balance, December 31, 2025	2,763,045

(a)	1/3 of RSUs to vest annually until July 23, 2027

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

(b)	To settle withholding tax obligations due to the issuance of SV shares to its employees

(c)	The Company granted RSUs as follows:

●	On September 29, 2025, the Company granted 1,447,584 RSUs to the employee of the Company. The award vests in three equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to accelerated vesting upon a Change of Control.

●	On December 2, 2025, the Company granted 445,000 RSUs to directors, officers and consultants of the Company, 210,000 of which vest on the first anniversary of the grant date and the remainder of RSUs vest as follows: One-third vests on the first anniversary of the grant date, with the remaining balance vesting in eight equal quarterly installments on each of March 2, June 2, September 2, and December 2 until fully vested.

●	On December 16, 2025, the Company granted 780,000 RSUs to directors, officers and consultant of the Company with the following vesting terms: One-third vests on the first anniversary of the grant date, with the remaining balance vesting in eight equal quarterly installments on each of March 16, June 16, September 16, and December 16 until fully vested.

Stock Options

A summary of changes in stock options follows:

	Number of stock options	Weighted average exercise price
Balance, December 31, 2023	-	-
Granted as replacement for Cathedra’s stock options	120,175	15.00
Expired	(3,333)	15.30
Balance, December 31, 2024	116,842	15.00
Granted (a)	615,873	1.44
Cancelled	(7,922)	14.33
Balance, December 31, 2025	724,793	13.42

(a)	The Company granted stock options as follows:

●	On February 1, 2025, the Company granted 15,873 stock options to the newly hired employee. All the stock options vest on 12-month anniversary from the grant date.

●	On December 2, 2025, the Company granted 600,000 stock options to a consultant and directors of the Company, 100,000 of which vest immediately and the remainder of stock options vest as follows: One-third vests on the first anniversary of the grant date, with the remaining balance vesting in eight equal quarterly installments on each of March 2, June 2, September 2, and December 2 until fully vested.

The stock options outstanding and exercisable as of December 31, 2025, are as follows:

	Exercise price ($)	Number of stock options outstanding	Weighted average remaining life
	1.42	600,000	4.92
	2.25	15,873	4.09
	3.90	333	1.82
	10.50	2,961	1.38
	12.30	2,961	1.03
	14.55	8,333	0.65
	14.70	66,666	0.67
	15.00	1,000	2.14
	16.80	21,666	0.73
	18.00	5,000	2.14
Outstanding		724,793	4.28
Exercisable		208,920	2.77

The weighted average exercise price of options outstanding and exercisable as of December 31, 2025, is $8.52 (2024 - $15.00)

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

For the year ended December 31, 2025, the Company recognized share-based compensation from stock options of $166,302 (2024 - $nil).

The granted stock options were fair valued using the Black Scholes option pricing model. The weighted average inputs used in the Black Scholes model were as follows:

Share price	$1.44
Exercise price	$1.44
Risk-free interest rate	2.63%
Expected annualized share volatility	121.57%
Expected dividend yield	0.00%
Expected life (years)	3.97
Fair value of stock option	$1.13

Warrants

During the year ended December 31, 2024, the Company repriced 1,227,320 SV share warrants and included a mandatory acceleration provision if the SV share closing price exceeds the SV share price of $4.50 continuously for 10 days. As a result of the warrant repricing, the Company recorded a financing fee of $1,299,106, which is included in net finance costs in the consolidated statement of income and comprehensive income. The following weighted average inputs were used in the Black Scholes option-pricing model:

Weighted average
Grant date share price	3.00
Exercise price	3.60
Expected life (years)	1.96
Volatility	109.49%
Dividend yield	0%
Risk free rate	2.91%

A summary of changes in warrants outstanding for the years ended December 31, 2025 and 2024 is as follows:

	Number of warrants	Weighted average exercise price
Balance, December 31, 2023	-	–
Issued as replacement for Cathedra’s warrants	1,704,820	28.20
Balance, December 31, 2024	1,704,820	11.10
Issued (Note 15)	430,000	1.88
Cancelled (a)(b)	(836,733)	3.60
Balance, December 31, 2025	1,298,087	12.90

(a)	In March 2025, the holder of the convertible debenture agreed to surrender 363,233 pursuant to the terms of the debt settlement agreement, see additional details in Note 14.

(b)	In May 2025, the Company purchased for cancellation an aggregate of 473,500 subordinate voting share purchase warrants for an aggregate amount of US$75,002 ($103,430). The warrants had an exercise price of $3.60.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The warrants outstanding as of December 31, 2025 and 2024 are as follows:

		December 31, 2025		December 31, 2024
Exercise price ($)	Number of warrants outstanding	Weighted average remaining life	Number of warrants outstanding	Weighted average remaining life
1.88	430,000	1.92	-	-
3.60	390,588	0.34	1,227,320	1.70
16.20	89,582	1.38	89,582	2.38
18.90	29,589	0.23	29,589	1.23
23.70	89,582	1.38	89,582	2.38
31.20	89,582	1.38	89,582	2.38
38.70	89,582	1.38	89,582	2.38
46.20	89,582	1.38	89,582	2.38
12.90	1,298,087	1.22	1,704,819	1.87

17.	Contributed Surplus

During the year ended December 31, 2025, the Company’s shareholders agreed to forgive $813,016 of shareholder debt, which was recognized as a capital contribution within contributed surplus in the consolidated statement of financial position.

18.	Related Party Transactions and Balances

Key Management Compensation

Key management personnel include those persons with authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Operating Officer and President (“COO”), Chief Fields Operation and Manufacturing Officer (“CMO”), Chief Technology Officer (“CTO”), Chief Administration Officer (“CAO”) and Directors of the Company. CMO and CTO departed the Company in January 2025 and April 2025, respectively. Former CEO and COO of the Company departed in July 2025, the new CEO was appointed immediately after the departure of the former CEO.

The remuneration of directors and other members of key management personnel during the years ended December 31, 2025 and 2024 are as follows:

For the year ended:	December 31, 2025	December 31, 2024
Director fees	$326,178	$129,001
Management, consulting and professional fees	2,145,369	225,079
Transaction costs	-	341,841
Share-based payments	777,716	217,966
Salaries and wages	767,365	213,718
Total	$4,016,628	$1,127,605

As of December 31, 2025, the Company has a total due to related parties balance of $1,109,675 (December 31, 2024 - $672,411) to directors and management of the Company. During the year ended December 31, 2025, the shareholders of the Company forgave a debt of $813,016, see the additional information in Note 17. The Company has a total due from related parties balance of $19,792 (December 31, 2024 - $nil) from management of the Company, arising from short-term advances and reimbursable expenses incurred in the ordinary course of business; and is expected to be settled in the near term. The balances are unsecured, due on demand and bear no interest.

19.	Income Taxes

A reconciliation of the expected current income tax expense/(recovery) is as follows:

Year ended:	December 31, 2025	December 31, 2024
Income/(loss) from before income taxes	$(9,686,973)	$427,942
Statutory tax rate	26.7%	27.0%
Expected income tax expense (recovery)	(2,589,775)	115,544
Change in statutory, foreign tax, foreign exchange rates and other	20,723	–
Permanent difference	1,451,449	197,285
Utilization of non-capital losses	(288,404)	–
Adjustment to prior years provision versus statutory tax returns and expiry of non-capital losses	217,537	–
Change in deferred tax benefits not recognized	1,188,470	200,501
Current income tax expense (recovery)	$–	$513,330

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

The approximate tax effect of each item that gives rise to the Company’s deferred tax assets as at December 31, 2025 and 2024 are as follows:

Year ended:	December 31, 2025	December 31, 2024
Deferred income tax assets
Non-capital losses	$11,215,729	$11,462,004
Property and equipment	887,292	866,275
Other	287,678	139,214
Total	$12,390,699	$12,467,493
Allowance	(12,390,699)	(12,467,493)
Net deferred income tax assets	$–	$–

The Company has the following deductible temporary differences that have been recognized:

Year ended:	December 31, 2025	Expiry date range	December 31, 2024	Expiry date range
Non-capital losses:
Canada	$10,767,059	2038 to 2045	$9,470,086	2038 to 2024
USA	$32,474,299	No expiry	$32,981,781	No expiry

Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the Company can utilize the benefits therefrom.

20.	Financial Instruments and Risk Management

The Company’s financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk and commodity price risk.

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The financial instruments that represent a potential concentration of credit risk consist primarily of cash, digital currencies, deposits, trade and other receivables. Under certain of our hosting agreements, we are obligated to pay security deposits to the hosting provider at the beginning of the term. If one or more of our hosting providers suffers an adverse credit event, we may be unable to recover part or all of the outstanding deposits. We limit our exposure to credit loss by holding our cash with reputable, well-capitalized financial institutions and performing careful due diligence on potential hosting partners prior to entering into a binding agreement which would require us to pay a security deposit. The carrying amount of financial assets represents the maximum credit exposure for each.

The carrying amount of financial and digital assets represents the maximum credit exposure.

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$1,083,973	$101,367
Digital currencies	584,139	6,456,425
Trade receivables	932,524	1,448,900
Deposits	2,387,496	2,621,716
	$4,988,132	$10,628,408

We believe the Company has no significant credit risk other than what is disclosed herein.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations. We manage our liquidity risk by ensuring that we have enough cash to meet our near-term financial liabilities at all times. As at December 31, 2025, we had a working capital deficit of $2,213,630 (2024 – working capital of $14,997,845).

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Cash flows related to trade payables and accrued liabilities, customer liabilities and convertible loan included below may occur at different times or amounts. A maturity analysis of our outstanding obligations relating to continuing operations of December 31, 2025 is as follows:

	Undiscounted Contractual Cash Flows
	Total carrying amount	Contractual cash flows	Less than 1 year	1 – 5 years	More than 5 years
As at December 31, 2025	$	$	$	$	$
Trade payables and accrued liabilities	2,659,980	2,659,980	2,659,980	-	-
Due to related parties	1,109,675	1,109,675	1,109,675	-	-
Contract liabilities	791,671	791,671	791,671	-	-
Customer liabilities	2,044,454	2,044,454	2,044,454	-	-
Lease liabilities	1,362,065	2,800,136	345,391	1,358,265	1,096,480
Total	7,967,845	9,405,916	6,951,171	1,358,265	1,096,480

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as Bitcoin prices, interest rates, foreign exchange rates and equity prices.

Digital Currency Price Volatility

As of December 31, 2025, we held a digital currency balance in bitcoin and Tether that is subject to market pricing and price volatility. Bitcoin prices are affected by various forces including global supply and demand, interest rates, exchanges rates, inflation or deflation and the political and economic conditions. Further, bitcoin has no underlying backing or contracts to enforce recovery of invested amounts. Our profitability is related to the current and future market price of bitcoin; in addition, we may not be able to liquidate our holdings of bitcoin at our desired price if necessary. Investing in bitcoin is speculative, prices are volatile, and market movements are difficult to predict. Supply and demand for such currencies change rapidly and are affected by a variety of factors, including regulation and general economic trends. Bitcoin has a limited history, its fair values have historically been volatile, and the value of our bitcoin holdings could decline rapidly. A decline in the market price of bitcoin could negatively impact our future operations. Historical performance of bitcoin is not indicative of its future performance. We recorded a loss on revaluation of digital currencies in the amount of $nil during the year ended December 31, 2025 (2024 - $nil).

We do not hedge our bitcoin holdings, but we actively monitor bitcoin pricing, market volatility and our own liquidity needs to determine an appropriate risk mitigation strategy on a continuous basis.

Interest Rate Risk

The interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to interest rate risk on the variable rate of interest we earn on bank deposits. The interest rate risk on bank deposits is insignificant, as our deposits are all short-term. The coupon on our outstanding convertible debenture is fixed and therefore has limited exposure to changes in interest rates.

Foreign Currency Risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. We are exposed to currency risk as we have legal entities domiciled in the United States which hold financial assets in US dollars and bitcoin while our functional currency is the Canadian dollar. We do not hedge our exposure to fluctuations in foreign exchange rates.

If the US dollar had changed against the Canadian dollar by 10% at period end, the Company’s net income and comprehensive income would change by approximately $212,000 (2024 - $71,000), resulting from the translation of the US dollar denominated financial instruments.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

Custody Risk

We hold our digital currencies with a third-party custodian. Our custody strategy is designed to balance security and availability of our bitcoin. We continuously monitor our cash and digital currency holdings with our third-party custodian.

Our current service provider for digital currency custody is an institutional counterparty that is licensed, regulated, and insured. At any time, in excess of 98% of our bitcoin holdings (excluding any bitcoin that is being traded at that time) is held in a cold-storage, multi-signature, segregated trust account that is titled in the name of one of our US subsidiaries. Prior to onboarding with our current custodian, we performed extensive due diligence, examining the new custodian’s internal control procedures to ensure security, availability, integrity, and confidentiality of the custodian’s information and systems. Our current custodian maintains SOC 1 Type II and SOC 2 Type II compliance, which we review periodically to ensure the custodian maintains a secure technology infrastructure and that its systems are designed and operating effectively.

Loss of Access Risk

The loss of access to the private keys associated with our digital currency holdings may be irreversible and could adversely affect an investment. An amount of digital currency is spendable only by whoever possesses the private key associated with the address on which the digital currency is held. To the extent a private key is lost, destroyed, or otherwise compromised, and no backup is accessible, we may be unable to access the associated digital currency. As of December 31, 2025, 4.72 bitcoin equivalent to $565,919 (December 31, 2024 - 48.10 bitcoin equivalent to $6,454,983) and 13,313.03 tether equivalent to $18,220 (December 31, 2024 – 1,002.13 equivalent to $1,442) are held with our third-party custodian in our name.

Fair Value Hierarchy

We apply the following fair value hierarchy for financial instruments that are carried at fair value. The hierarchy prioritizes the inputs used in the valuation methodologies in measuring fair value into three levels.

The three levels are defined as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – inputs to valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

We hold investments in private companies that are classified as FVTPL and is recorded at fair value using unobservable inputs; it is therefore classified as level 3 within the fair value hierarchy. The net asset value of the private company is used to adjust the investment to fair value.

The carrying value of our trade receivables, due to and from related parties, trade payables and accrued liabilities, deposits, and convertible loan approximates fair value because of the relatively short periods to maturity of these instruments and the low credit risk.

21.	Capital Management

Our objective when managing capital is to provide attractive risk-adjusted returns to shareholders while accounting for liquidity needs.

We include equity, comprised of share capital and deficit, in the definition of capital.

Our primary objective with respect to capital management is to ensure that we have sufficient cash resources to fund our ongoing operations and to pursue potential growth opportunities. To secure the additional capital necessary to pursue certain plans, we may attempt to raise additional funds through the issuance of securities.

We monitor capital on the basis of maintaining sufficient liquidity to satisfy our financial obligations.

Cathedra Bitcoin Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

(Expressed in Canadian dollars, unless otherwise noted)

22.	Supplemental Cash Flow Information

Non-cash transactions for the years ended December 31, 2025, and 2024 are as follows:

For the year ended December 31:	2025	2024
Right-of-use asset and lease liability recognized at inception	$705,542	$-
Property and equipment additions in trade payables and accrued liabilities	420,926	-
Subordinate voting shares issued on vesting of RSUs	416,287	138,521
Property and equipment contribution by the shareholder	-	724,579
Property and equipment classified as held for sale	-	546,229

23.	Segment Reporting

Management monitors the operating results of its business units separately for the purpose of making decisions about resource allocation and performance assessment. The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has the following operating segments:

	Bitcoin Mining	Hosting	Corporate	Total
December 31, 2025	($)	($)	($)	($)
Revenues	8,775,024	12,419,387	-	21,194,411
Cost of revenues	6,141,121	14,689,358	-	20,830,479
Net income/(loss)	(5,334,679)	821,746	(5,174,040)	(9,686,973)
Non-current assets	16,069,674	10,365,623	890,753	27,326,050

	Bitcoin Mining	Hosting	Corporate	Total
December 31, 2024	($)	($)	($)	($)
Revenues	3,851,629	19,292,094	-	23,143,723
Cost of revenues	3,443,479	15,827,153	-	19,270,632
Net income/(loss)	(235,577)	1,284,585	(1,134,396)	(85,388)
Non-current assets	21,895,127	7,430,387	916,483	30,241,997

24.	Events After Reporting Period

On March 5, 2026, the Company and Sphere 3D Corp. (“Sphere”) entered into a definitive agreement to combine in an all-stock transaction. Under the terms of the definitive arrangement agreement Sphere agreed to acquire all of the issued and outstanding shares of Cathedra (the “Transaction”), subject to customary closing conditions, including regulatory, court, and shareholder approvals, such that upon consummation of the Transaction, Cathedra will be a wholly-owned subsidiary of Sphere. Upon completion of the Transaction, Cathedra security holders will receive common shares of Sphere (the “Sphere Common Shares”) and/or securities exercisable or convertible into Sphere Common Shares totalling approximately 49% of the issued and outstanding share capital of Sphere immediately following closing on a partially diluted basis.

Annex A

SPHERE 3D CORP.

- and -

CATHEDRA BITCOIN INC.

- and -

S3D ACQUISITION CORP.

ARRANGEMENT AGREEMENT

March 5, 2026

ARTICLE 1 INTERPRETATION	2
1.1 Definitions	2
1.2 Construction	14
1.3 Severability	16
1.4 Currency	16
1.5 Schedules	16

ARTICLE 2 THE ARRANGEMENT	16
2.1 Arrangement	16
2.2 Interim Order	16
2.3 Cathedra Meeting	18
2.4 Sphere Meeting	19
2.5 Cathedra Circular and Sphere Proxy Statement	19
2.6 Securities Law Compliance	22
2.7 Final Order	23
2.8 Court Proceedings	23
2.9 Section 3(a)(10) Exemption	23
2.10 United States Tax Matters	24
2.10.1 Canada Tax Matters	25
2.11 Effective Date	25
2.12 Issue of Consideration Shares	26
2.13 Cathedra Options	26
2.14 Cathedra RSUs	26
2.15 Cathedra Warrants	26
2.16 Withholding Taxes	27
2.17 Adjustment of Consideration	27
2.18 Board of Directors and Executive Officers	27

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF CATHEDRA	28
3.1 Representations and Warranties of Cathedra	28
3.2 Survival of Representations and Warranties	50

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SPHERE	50
4.1 Representations and Warranties of Sphere	50
4.2 Survival of Representations and Warranties	72

ARTICLE 5 COVENANTS	72
5.1 Covenants of Cathedra Regarding the Conduct of Business	72
5.2 Covenants of Sphere Regarding the Conduct of Business	76
5.3 Covenants of Sphere Relating to the Arrangement	79
5.4 Regulatory Approvals	80
5.5 Financial Statements	81

ARTICLE 6 CONDITIONS	81
6.1 Mutual Conditions Precedent	81
6.2 Conditions to Obligations of Sphere	83
6.3 Conditions to Obligations of Cathedra	84
6.4 Co-operation	86
6.5 Notice and Cure	86
6.6 Merger of Conditions	86

ARTICLE 7 NON-SOLICITATION, RIGHT TO MATCH AND TERMINATION FEE	87
7.1 Non-Solicitation	87

A-i

7.2 Superior Proposal and Right to Match	89
7.3 Termination Fee	91

ARTICLE 8 INDEMNIFICATION AND INSURANCE	92
8.1 Indemnification of Directors and Officers	92
8.2 Insurance	92
8.3 Beneficiaries	93

ARTICLE 9 AMENDMENT AND WAIVER	93
9.1 Amendment	93
9.2 Waiver	93

ARTICLE 10 TERMINATION	94
10.1 Term	94
10.2 Termination	94
10.3 Effect of Termination	95
10.4 Remedies	95

ARTICLE 11 GENERAL	96
11.1 Access to Information and Confidentiality	96
11.2 Expenses	96
11.3 Notice	96
11.4 Public Announcement	97
11.5 Time of Essence	98
11.6 Enurement	98
11.7 Entire Agreement	98
11.8 Governing Law	98
11.9 Prohibition Against Assignment	98
11.10 Third Party Beneficiaries	98
11.11 Further Assurances	99
11.12 Counterpart Executions and Electronic Transmissions	99

A-ii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT made as of the 5th day of March, 2026

B E T W E E N:

SPHERE 3D CORP., a company existing under the laws of the Province of Ontario,

(“Sphere”)

AND:

CATHEDRA BITCOIN INC., a company existing under the laws of the Province of British Columbia,

(“Cathedra”)

AND:

S3D ACQUISITION CORP., a company existing under the laws of the Province of British Columbia,

(“Amalco Sub”)

WITNESSES THAT WHEREAS:

A. Sphere and Cathedra have agreed to enter into a business combination pursuant to which Sphere will acquire all of the Cathedra Shares in exchange for Sphere Common Shares to be completed under a plan of arrangement pursuant to Section 288 of the Business Corporation Act (British Columbia), subject to the terms and conditions of this Agreement;

B. Amalco Sub is a wholly-owned, direct Subsidiary of Sphere, and was formed for the sole purpose of consummating the transactions contemplated by this Agreement;

C. The Cathedra Board has determined, after receiving financial and legal advice, that the Consideration Shares to be received by the Cathedra Shareholders are fair from a financial point of view and that the Arrangement is in the best interests of Cathedra, and the Cathedra Board has resolved to recommend that the Cathedra Shareholders vote in favour of the Arrangement Resolution, all subject to the terms and conditions contained in this Agreement;

D. The Sphere Board has determined, after receiving financial and legal advice, that that the Arrangement is fair from a financial point of view and that the Arrangement is in the best interests of Sphere, and the Sphere Board has resolved to recommend that the Sphere Shareholders vote in favour of the Sphere Resolution, all subject to the terms and conditions contained in this Agreement;

E. each of the directors, senior officers and certain securityholders of Cathedra have entered into the Cathedra Support Agreement in favour of Sphere pursuant to which the Cathedra Locked-up Shareholders have agreed to vote any securities of Cathedra over which they exercise control or direction in favour of the Arrangement Resolution; and

F. each of the directors and senior officers of Sphere have entered into the Sphere Support Agreement in favour of Cathedra pursuant to which the Sphere Locked-up Shareholders have agreed to vote any securities of Sphere over which they exercise control or direction in favour of the Sphere Resolution.

NOW THEREFORE in consideration of the mutual premises and the respective covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Agreement and in the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings hereinafter set out:

“Accelerated Cathedra RSUs” means the outstanding Cathedra RSUs that will fully vest immediately prior to the Effective Time in accordance with their terms;

“Acquisition Proposal” means, with respect to a Party, other than the transactions contemplated by this Agreement and other than any transaction involving only a Party and/or one or more of its wholly-owned Subsidiaries, any offer, proposal, expression of interest or inquiry from any person or group of persons “acting jointly or in concert” (within the meaning of National Instrument 62-104 - Take Over Bids and Issuer Bids), whether or not in writing and whether or not delivered to the shareholders of a Party, after the date hereof relating to: (a) any acquisition or sale, direct or indirect, through one or more transactions, of: (i) the assets of that Party and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of that Party and its Subsidiaries, taken as a whole, or which contribute 20% or more of the consolidated revenue of a Party and its Subsidiaries, taken as a whole, or (ii) 20% or more of the issued and outstanding voting or equity securities or any securities exchangeable for or convertible into voting or equity securities of that Party or any one or more of its Subsidiaries that, individually or in the aggregate, contribute 20% or more of the consolidated revenues or constitute 20% or more of the fair market value of the consolidated assets of that Party and its Subsidiaries, taken as a whole; (b) any take-over bid, tender offer, exchange offer or other transaction that, if consummated, would result in such person or group of persons beneficially owning 20% or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of that Party; (c) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, joint venture, partnership, liquidation, dissolution or other similar transaction involving that Party or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues, as applicable, of that Party and its Subsidiaries, taken as a whole; (d) any other similar transaction or series of transactions similar to those referred to in paragraphs (a) through (c) above, involving a Party or any of its Subsidiaries. For the purposes of the definition of “Superior Proposal”, reference in this definition of Acquisition Proposal to “20%” shall be deemed to be replaced by “100%”;

“Act” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as promulgated or amended from time to time;

“Amalco Sub” means S3D Acquisition Corp.;

“Applicable Securities Laws” means such of the Canadian Securities Laws and the U.S. Securities Laws as are applicable to a transaction or a person;

“Arrangement” means the arrangement of Cathedra under section 288 of the Act, on the terms and subject to the conditions described in the Plan of Arrangement, subject to any amendments or variations made thereto in accordance with this Agreement, the applicable provisions of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of Sphere and Cathedra, each acting reasonably;

“Arrangement Resolution” means the special resolution of each class of the Cathedra Shareholders approving the Plan of Arrangement to be considered by the Cathedra Shareholders at the Cathedra Meeting, substantially in the form set out in Schedule “B” to this Agreement;

“ATM Agreement” means that certain Sales Agreement, dated as of January 3, 2025, by and between Sphere and A.G.P./Alliance Global Partners;

“Board” means in respect of any Party, its board of directors;

“Business Day” means a day which is not a Saturday, Sunday or a civic or statutory holiday in the Provinces of British Columbia and Ontario or in the State of New York, on which banks are open for business in the Cities of Vancouver, Toronto and New York;

“Canadian Securities Authorities” means the British Columbia Securities Commission and any other applicable securities commissions and securities regulatory authority of a province or territory of Canada;

“Canadian Securities Laws” means: (a) the Securities Act (British Columbia) and the equivalent legislation in each Province and Territory of Canada; (b) the rules, regulations, instruments and policies adopted by the securities regulatory authority of any Province or Territory of Canada, as amended from time to time; and (c) the policies of the TSXV, each as amended from time to time;

“Cathedra” means Cathedra Bitcoin Inc.;

“Cathedra Assets” means all of Cathedra’s right, title, estate and interest in and to its property and assets, real and personal, moveable and immoveable, of whatsoever nature and kind and wheresoever situate, including, without limitation, the assets as more particularly set forth and described in the Cathedra Financial Statements;

“Cathedra Board” means the Board of Cathedra;

“Cathedra CAPEX Cap” has the meaning ascribed thereto in Subsection 5.1(c)(ix);

“Cathedra Circular” means the notice of the Cathedra Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Cathedra Shareholders in connection with the Cathedra Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement;

“Cathedra Closing Payments” means the payments contemplated by the agreements set forth in Schedule 3.1(q)(iv) and Schedule 3.1(mm) of the Cathedra Disclosure Letter;

“Cathedra Disclosure Letter” means the disclosure letter dated the date hereof executed by Cathedra and delivered to Sphere;

“Cathedra Fairness Opinion” means an oral opinion to be subsequently confirmed in writing from Evans & Evans, Inc. that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration Shares to be received by Cathedra Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Cathedra Shareholders;

“Cathedra Financial Statements” has the meaning ascribed thereto in Subsection 3.1(f);

“Cathedra Intellectual Property” means all Intellectual Property used in the ordinary course of business of Cathedra, including but not limited to the Intellectual Property listed in Schedule 3.1(t)(i) of the Cathedra Disclosure Letter;

“Cathedra Material Contracts” means any contract, agreement, license, lease, arrangement or commitment to which Cathedra or any Cathedra Subsidiary is a party or otherwise bound that: (a) provides for obligations or entitlements of Cathedra and/or the Cathedra Subsidiaries exceeding $50,000 in any year; (b) whose termination would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Cathedra; (c) expressly limiting or restricting the ability of Cathedra or any Cathedra Subsidiary to compete in, solicit in respect of, or otherwise to conduct, their respective businesses or operations in any geographic area or during any period of time; (d) contains any right of first refusal or first offer or similar right or that limits in any material respect the ability of Cathedra or any Cathedra Subsidiary to own, operate, sell, pledge or otherwise dispose of material assets, property or the business of Cathedra or such Cathedra Subsidiary; (e) is a financial risk management contract, such as currency, commodity or interest related hedge contracts; (f) provides for the termination, acceleration of payment or other special rights upon the occurrence of a change in control of Cathedra; (g) is a shareholder, joint venture or partnership agreement; or (h) is with an affiliate of Cathedra or any other person with whom Cathedra does not deal at arm’s length within the meaning of the Income Tax Act, other than a contract between a contract between Cathedra and a wholly-owned Subsidiary of Cathedra or between two or more wholly-owned Subsidiaries of Cathedra;

“Cathedra Locked-up Shareholders” means each of the directors and senior officers of Cathedra and any other person that signs a Cathedra Support Agreement;

“Cathedra LTIP” means Cathedra’s long term incentive plan as approved by the Cathedra Board on June 18, 2024;

“Cathedra Meeting” means the annual general and special meeting of the Cathedra Shareholders, including any adjournment or adjournments thereof, to be held pursuant to the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution and for any other purpose as may be set out in the Cathedra Circular;

“Cathedra MV Shares” means the multiple voting shares in the authorized capital of Cathedra;

“Cathedra Optionholders” means the holders from time to time of Cathedra Options;

“Cathedra Options” means options to acquire Cathedra SV Shares granted under the Cathedra LTIP;

“Cathedra Permitted Encumbrances” means those security interests charging the Cathedra Assets as set forth in the Cathedra Financial Statements and as more specifically set forth in Schedule 1.1(b) of the Cathedra Disclosure Letter;

“Cathedra Public Record” means all information, documents, materials and filings relating to Cathedra that have been filed by or on behalf of Cathedra and publicly disseminated through the System for Electronic Document Analysis and Retrieval (SEDAR+), together with any documents incorporated by reference therein, in each case as filed and publicly available as of the date hereof;

“Cathedra RSU holders” means the holders from time to time of Cathedra RSUs;

“Cathedra RSUs” means restricted share units to acquire Cathedra SV Shares granted under the Cathedra LTIP;

“Cathedra Securityholders” means, collectively, the Cathedra Shareholders and holders of Cathedra Options, Cathedra Warrants and Cathedra RSUs;

“Cathedra Shareholder Approval” has the meaning ascribed thereto in Subsection 2.2(c);

“Cathedra Shareholders” means the holders from time to time of Cathedra Shares;

“Cathedra Shares” means the Cathedra SV Shares and the Cathedra MV Shares;

“Cathedra Subsidiaries” means, together, Fortress Blockchain Holdings Corp., Fortress Blockchain (US) Holdings Corp., Cathedra Lease Co. LLC, Kungsleden, Inc., North Campbell HoldCo LLC, North Campbell LandCo LLC, North Campbell HostCo LLC, Sentinel Technology, LLC, Churchill Technologies LLC, Two Key Technologies LLC, Crystal Core LLC, Buckeye Technologies HoldCo LLC, Buckeye Technologies OpCo LLC, HPC Holdings LLC and Buckeye HPC LLC;

“Cathedra Superior Proposal” means any unsolicited bona fide written Acquisition Proposal from a person or persons who is or are, as at the date of this Agreement, a party that deals at arm’s length with Cathedra, that is not obtained in violation of this Agreement, to acquire 100% of the outstanding Cathedra Shares (other than Cathedra Shares beneficially owned by the person or persons making such Acquisition Proposal) or all or substantially all of the assets of Cathedra and its Subsidiaries on a consolidated basis made after the date of this Agreement: (a) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and the person or persons making such Acquisition Proposal; (b) that is not subject to any financing condition and in respect of which it has been demonstrated to the satisfaction of the Cathedra Board that adequate arrangements have been made in respect of any financing required to complete such Acquisition Proposal; (c) that is not subject to any due diligence condition; and (d) in the event that Cathedra does not have the financial resources to pay the Termination Fee, the terms of such Acquisition Proposal provide that the person making such Superior Proposal shall advance or otherwise provide Cathedra the cash required for Cathedra to pay the Termination Fee and such amount shall be advanced or provided on or before such Termination Fee becomes payable; and (e) in respect of which, the Cathedra Board determines, in its good faith judgment, after receiving the advice of its financial and legal advisors and after taking into account all the terms and conditions of such Acquisition Proposal and all factors and matters considered appropriate in good faith by the Cathedra Board, that it would, if consummated in accordance with its terms (but not assuming away  any  risk of non-completion), result in a transaction which is more favourable, from a financial point of view, to Cathedra Shareholders, than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Sphere pursuant to Subsection 7.2(b));

“Cathedra Support Agreements” means the voting support agreements dated as of the date hereof in the form provided to Cathedra and duly executed by Cathedra, Sphere and each of the Cathedra Locked-up Shareholders;

“Cathedra SV Shares” means the subordinate voting shares in the authorized capital of Cathedra;

“Cathedra Warrantholders” means the holders from time to time of Cathedra Warrants;

“Cathedra Warrants” means warrants to acquire Cathedra SV Shares;

“Change in Recommendation” means the circumstances where, prior to Cathedra having obtained the Cathedra Shareholder Approval or Sphere having obtained the Sphere Shareholder Approval, as applicable, the Board of a Party (a) fails to unanimously recommend or withdraws, amends, modifies, qualifies, or changes in a manner adverse to the other Party, or publicly proposes to or publicly state that it intends to withdraw, amend, modify, qualify or change in a manner adverse to the other Party, its approval or recommendation of the Arrangement; (b) fails to approve or recommend or reaffirm its approval or recommendation of the Arrangement within three (3) Business Days (and in any case prior to the Cathedra Meeting and the Sphere Meeting) after having been requested in writing by such other Party to do so; or (c) in the event of a publicly announced Acquisition Proposal, fails to approve or recommend or reaffirm its approval or recommendation of the  Arrangement within five (5) Business Days after any such announcement of an Acquisition Proposal (it being understood that the taking of a neutral position or no position with respect to an Acquisition Proposal beyond a period of five (5) Business Days after any such announcement of an Acquisition Proposal (or beyond the date which is one day prior to the Cathedra Meeting and the Sphere Meeting, if sooner) shall be considered an adverse modification);

“Closing Payments” means, collectively, all amounts, payments, compensation, consideration, fees, costs, expenses, liabilities and other obligations of any kind (whether in cash, securities, digital assets or other property) that are paid, payable, accrued, triggered, accelerated, assumed or required to be paid by Cathedra or any of its Subsidiaries or Sphere or any of its Subsidiaries as a result of, in connection with, or upon the consummation of the Arrangement or any of the transactions contemplated hereby, whether payable at or following the Effective Time, including, without limitation:

(a)	severance, termination, retention, bonus, incentive, commission, transaction, success or change-of-control payments or benefits (including any gross-ups, whether payable pursuant to Section 280G of the U.S. Internal Revenue Code or otherwise) payable to any current or former directors, officers, employees or consultants;

(b)	any amounts triggered or accelerated under any employment, consulting, equity compensation, incentive, pension, benefit, severance, deferred compensation, change-of-control or similar plan, agreement or arrangement;

(c)	any fees, expenses, break fees, consent fees, penalties or make-whole amounts payable to any third party in connection with the Arrangement or the termination, amendment or acceleration of any contract, agreement or commitment; and

(d)	any employer payroll, withholding, sales, excise or similar Taxes arising in connection with any of the foregoing.

“Confidentiality Agreement” means the confidentiality agreement between Sphere and Cathedra dated August 3, 2023;

“Consideration Securities” means, collectively, the Consideration Shares, the Replacement Warrants, the Replacement Options and the Replacement RSUs;

“Consideration Shares” means the Sphere Common Shares and the Sphere Series I Shares to be issued in exchange for Cathedra Shares and the Accelerated Cathedra RSUs pursuant to the Arrangement;

“Corrupt Practices Legislation” has the meaning ascribed thereto in Subsection 3.1(ii);

“Court” means the Supreme Court of British Columbia;

“Depositary” means any trust company, bank or financial institution agreed to in writing between Sphere and Cathedra for the purpose of, among other things, exchanging certificates representing Cathedra Shares for certificates representing Consideration Shares in connection with the Arrangement;

“Depositary Agreement” means a depositary agreement to be dated on or prior to the Effective Date between Sphere, Cathedra, and the Depositary, pursuant to which the Depositary agrees to act in the capacity of the Depositary for the purposes of the Plan of Arrangement, and to undertake the actions of the Depositary provided for therein;

“Director Nominees” has the meaning ascribed thereto in Section 2.18;

“Dissent Rights” means the rights of dissent exercisable by the Cathedra Shareholders in respect of the Arrangement described in the Plan of Arrangement;

“Effective Date” has the meaning ascribed thereto in Section 2.11;

“Effective Time” means the time on the Effective Date when the Arrangement will be deemed to be completed as may be agreed to by the Parties and as denoted on the filings with the Registrar, to the extent that such filings are required;

“Employee Plan” means any:

(a)	pension, retirement, deferred compensation, registered retirement savings plan, savings, profit-sharing, stock option, stock purchase, bonus, incentive, vacation pay, severance pay, supplemental unemployment benefit, employee assistance, death benefit or other employee or post-retirement benefit plan, trust, arrangement, contract, agreement, policy or commitment (including any arrangement to provide pension benefits in excess of the maximum amounts which are allowed under the Income Tax Act to be provided through a registered pension plan) from which current or former employees or consultants of a Party or any of its Subsidiaries (or their affiliates), in Canada or any other country, benefit or have the potential to benefit; or

(b)	group or individual insurance policy or coverage (including self-insured coverage) for accident and sickness or life insurance (including any individual insurance policy under which any employee or former employee of a Party or any of its Subsidiaries is the named insured and as to which a Party or any of its Subsidiaries makes premium payments, whether or not the Party or any of its Subsidiaries is the owner, beneficiary or both of that policy), or other insured or covered expense reimbursement coverage, from which current or former employees or consultants of a Party or any of its Subsidiaries (or their affiliates), in Canada or any other country, benefit or have the potential to benefit, which is intended to provide or does provide benefits to any or all current or former employees or consultants of a Party or any of its Subsidiaries (or their affiliates), and to which a Party or any of its Subsidiaries is a party or by which a Party or any of its Subsidiaries (or any of the rights, properties or assets of a Party or any of its Subsidiaries) is bound, or with respect to which a Party or any of its Subsidiaries has any liability or potential liability, whether or not any of the foregoing is funded or unfunded, written or oral, formal or informal, and whether or not a Party or any of its Subsidiaries still maintains such plan, trust, arrangement, contract, agreement, policy or commitment

“Encumbrance” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, adverse rights or claims, other third-party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Environment” includes the air (including all layers of the atmosphere), land (including soil, sediment deposited on land, fill, and lands submerged under water), and water (including oceans, lakes, rivers, streams, groundwater, and surface water);

“Environmental Laws” means all Laws relating in any way to the Environment, environmental assessment, health, occupational health and safety, or the use, purchase, storage, treatment, transportation or disposal of Hazardous Substances;

“Final Order” means the final order of the Court under Section 291 of the Act, in a form acceptable to the Parties, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that such that any such amendment is acceptable to the Parties, each acting reasonably) on appeal;

“FINRA” means Financial Industry Regulatory Authority;

“GAAP” means the generally accepted accounting principles in the United States;

“Governmental Authority” means any (a) multinational, federal, provincial, state, county, regional, municipal, local or other government, governmental or public department or ministry, central bank, court, tribunal, arbitral body, commission, commissioner, stock exchange, board, official, minister, bureau or agency, whether domestic or foreign; (b) subdivision, agent or representative of any of the foregoing; or (c) quasi-governmental or private body exercising any administrative, regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Hazardous Substances” means, collectively, any contaminant, toxic substance, dangerous goods, or pollutant or any other substance that when Released to the natural Environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health, including (a) any petroleum substances, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined under Environmental Laws as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “restricted hazardous materials”, “extremely hazardous substances”, “toxic substances”, “contaminants” or “pollutants” or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any Environmental Law;

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis;

“Income Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as amended;

“Intellectual Property” means all domestic and foreign (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, patent disclosures and industrial designs, together with all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (b) trademarks, service marks, trade dress, trading styles, logos, trade names and business names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) copyrightable works, copyrights and applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) computer systems, software, data and related documentation, (f) other proprietary rights, (g) right, title and interest as licensee or authorized user of any of the aforementioned intellectual property, and (h) copies and tangible embodiments thereof in whatever form or medium whether now known or hereafter developed;

“Interim Order” means the interim order of the Court to be issued following the application therefor contemplated by Section 2.2, in a form acceptable to the Parties, each acting reasonably, and containing declarations and directions with respect to the Arrangement and providing for, among other things, the calling and holding of the Cathedra Meeting, as such order may be amended, modified, supplemented or varied by the Court (provided that any such amendment, modification, supplement or variation is acceptable to the Parties, each acting reasonably);

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Law” or “Laws” means all:

(a)	laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies or guidelines of any Governmental Authority;

(b)	judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, decrees or awards, including general principles of common and civil law; and

(c)	terms and conditions of any grant of approval, permission, authority or licence of any Governmental Authority,

domestic or foreign, and the term “Applicable” with respect to such Laws and in a context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property, assets or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property, assets or securities;

“Management Member Employment Agreement” means the employment agreements to be entered into between Joel Block and Sphere on the Effective Date;

“Management Members” means Joel Block, as Chief Executive Officer of Sphere effective as at the Effective Time, Kurt L. Kalbfleisch, as Chief Financial Officer of Sphere effective as at the Effective Time, and Tiah Reppas, as Chief Accounting Officer of Sphere effective as at the Effective Time;

“Material Adverse Change” means, in respect of any Party, any one or more changes, events or occurrences, and “Material Adverse Effect” means, in respect of any Party, any one or more changes, effects, events or occurrences, which, in either case, either individually or in the aggregate, is or would reasonably be expected to be material and adverse to the business, operations, results of operations or financial condition of that Party and its Subsidiaries, on a consolidated basis, or that would prevent or materially impede the completion of the Arrangement, except any change, effect, event or occurrence resulting from or relating to: (a) the public announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder or, in the case of Cathedra, communication by Sphere of its plans or intentions with respect to Cathedra and/or any of its Subsidiaries; (b) any change in Applicable Laws or in the interpretation thereof by any Governmental Authority (other than orders, judgments or decrees against the Party and its Subsidiaries) or in IFRS or GAAP; (c) any natural disaster; (d) conditions affecting the cryptocurrency mining industry generally or the price of bitcoin or other relevant cryptocurrencies; (e) general economic, financial, currency exchange, securities or commodity market conditions, including the imposition of U.S. tariffs on imports from Canada as well as retaliatory tariffs on U.S. exports by Canada; (f) any act of terrorism, outbreak or escalation of hostilities or armed conflict, epidemic, pandemic, public health emergency, or the imposition of any quarantine, shelter-in-place, travel restriction, or similar governmental or regulatory order related thereto; or (g) any change in the market price of the Cathedra SV Shares or the Sphere Common Shares, as applicable, (it being understood, without limiting the applicability of paragraphs (a) to (g), that the cause or causes of any such change in the market price of the Cathedra SV Shares or the Sphere Common Shares may constitute, in and of itself, a Material Adverse Change or Material Adverse Effect and may be taken into account in determining whether a Material Adverse Change or Material Adverse Effect has occurred), provided further that any change, effect, event or occurrence referred to in paragraphs (b) to (f) does not relate primarily only to (or have the effect of relating primarily only to) such Party or have a materially disproportionate effect on such Party and its Subsidiaries (on a consolidated basis) relative to comparable cryptocurrency mining companies; and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Material Adverse Effect” or a “Material Adverse Change” has occurred;

“material fact” has the meaning attributed to such phrase in the Securities Act (British Columbia);

“MI 61-101” means Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions;

“Money Laundering Laws” has the meaning ascribed thereto in Subsection 3.1(jj);

“MVS Exchange Ratio” means 12.3014:1, representing 12.3014 Sphere Common Shares for each Cathedra MV Share;

“NASDAQ” means the Nasdaq Capital Market;

“Outside Date” means September 30, 2026;

“Parties” means Cathedra, Sphere and Amalco Sub, and any other person who becomes a party to this Agreement, and “Party” means any of them;

“Permitted Expenditures” means expenditures (including, without limitation, disbursements of cash and dispositions or uses of digital assets, including cryptocurrencies) (i) in the ordinary course of business consistent with past practice, (ii) to pay Transaction Expenses or (iii) to pay the Cathedra Closing Payments or the Sphere Closing Payments, as applicable;

“person” is to be construed generally and includes any natural person, partnership, limited partnership, limited liability partnership, estate, body corporate, limited liability company, unlimited liability company, joint stock company, trust, estate, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content annexed as Schedule “A” to this Agreement as from time to time amended, supplemented or restated in accordance with this Agreement, the Plan of Arrangement or at the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably;

“Preferred Shares” means the preferred shares of Sphere, issuable in series;

“Principal Holders” means Joel Block, Thomas Masiero and Jialin “Gavin” Qu;

“Registrar” means the “registrar” as defined in the Act;

“Regulatory Approvals” means any consent, waiver, permit, exemption, review, order, decision, non-objection or approval of, or any registration, licence and filing with, any Governmental Authority, NASDAQ, FINRA and the TSXV, or the expiry, waiver or termination of any waiting period imposed by Applicable Law or a Governmental Authority, NASDAQ, FINRA and the TSXV, in each case required in relation to the transactions contemplated by this Agreement;

“Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, passive migration, or allowing to escape or migrate into or through the environment (including ambient air, surface water, ground water, land surface and subsurface strata or within any building, structure, facility or fixture) of any Hazardous Substance, including the abandonment or discarding of Hazardous Substances in barrels, drums, tanks or other containers, regardless of when discovered;

“Replacement Options” means options to acquire Sphere Common Shares that will be granted by Sphere to holders of Cathedra Options pursuant to the Arrangement;

“Replacement RSUs” means restricted share units to acquire Sphere Common Shares that will be granted by Sphere to certain holders of Cathedra RSUs pursuant to the Arrangement;

“Replacement Warrants” means Warrants to acquire Sphere Common Shares that will be issued by Sphere to the holders of Cathedra Warrants pursuant to the Arrangement;

“Representatives” means, collectively, the directors, officers, employees, counsel, accountants, financial advisors, consultants, agents and other authorized representatives of a Party or its Subsidiaries;

“Required Consents” means the consents listed on Schedule “D”;

“SEC” means the U.S. Securities Exchange Commission;

“SEC Clearance” has the meaning ascribed thereto in Subsection 2.4(a);

“Securities Authorities” means the Canadian Securities Authorities and the SEC, as applicable;

“Sphere” means Sphere 3D Corp.;

“Sphere Assets” means all of Sphere’s right, title, estate and interest in and to its property and assets, real and personal, moveable and immoveable, of whatsoever nature and kind and wheresoever situate, including, without limitation, the assets as more particularly set forth and described in the Sphere Financial Statements;

“Sphere Board” means the Board of Sphere;

“Sphere CAPEX Cap” has the meaning ascribed thereto in Subsection 5.2(c)(ix);

“Sphere Common Shares” means the common shares in the capital of Sphere;

“Sphere Closing Payments” means the payments contemplated by the agreements set forth in Schedule 4.1(q)(iv) and Schedule 4.1(ll) and of the Sphere Disclosure;

“Sphere Disclosure Letter” means the disclosure letter dated the date hereof executed by Sphere and delivered to Cathedra;

“Sphere Fairness Opinion” means an oral opinion to be subsequently confirmed in writing from Rosenblatt Securities that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, that the Arrangement is fair, from a financial point of view, to the Sphere Shareholders;

“Sphere Intellectual Property” means all Intellectual Property used in the ordinary course of business of Sphere, including but not limited to the Intellectual Property listed in Schedule 4.1(t)(i) of the Sphere Disclosure Letter;

“Sphere Locked-up Shareholders” means each of the directors and senior officers of Sphere that signs a Sphere Support Agreement;

“Sphere Material Contracts” means any contract, agreement, license, lease, arrangement or commitment to which Sphere or any Sphere Subsidiary is a party or otherwise bound that: (a) provides for obligations or entitlements of Sphere and/or the Sphere Subsidiaries exceeding $50,000 in any year; (b) whose termination could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sphere; (c) expressly limiting or restricting the ability of Sphere or any Sphere Subsidiary to compete in, solicit in respect of, or otherwise to conduct, their respective businesses or operations in any geographic area or during any period of time; (d) contains any right of first refusal or first offer or similar right or that limits in any material respect the ability of Sphere or any Sphere Subsidiary to own, operate, sell, pledge or otherwise dispose of material assets, property or the business of Sphere or such Sphere Subsidiary; (e) is a financial risk management contract, such as currency, commodity or interest related hedge contracts; (f) provides for the termination, acceleration of payment or other special rights upon the occurrence of a change in control of Sphere; (g) is a shareholder, joint venture or partnership agreement; or (h) is with an affiliate of Sphere or any other person with whom Sphere does not deal at arm’s length within the meaning of the Income Tax Act, other than a contract between a contract between Sphere and a wholly-owned Subsidiary of Sphere or between two or more wholly-owned Subsidiaries of Sphere;

“Sphere Meeting” means the special meeting of the Sphere Shareholders, including any adjournment or adjournments thereof, to be held for the purpose of considering and, if thought fit, approving the Sphere Resolution and for any other purpose as may be set out in the Sphere Proxy Statement;

“Sphere Options” means options granted to acquire Sphere Common Shares;

“Sphere PIP” means Sphere’s 2025 Performance Incentive Plan as approved by the Sphere Shareholders on May 29, 2025;

“Sphere Preferred Shares” means the Sphere Series H Shares and once created, the Sphere Series I Shares;

“Sphere Proxy Statement” means the proxy statement on Schedule 14A to be distributed to Sphere Shareholders, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference therein, in connection with the Sphere Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement;

“Sphere Public Record” means all information, documents, materials and filings relating to Sphere that have been filed by or on behalf of Sphere and publicly disseminated through the System for Electronic Document Analysis and Retrieval (SEDAR+) or filed with the SEC, together with any documents incorporated by reference therein, in each case as filed and publicly available as of the date hereof;

“Sphere Resolution” means the resolutions of Sphere Shareholders approving the issuance of the Consideration Shares;

“Sphere RSAs” means restricted share awards to acquire Sphere Common Shares granted under the Sphere PIP;

“Sphere RSUs” means restricted share units to acquire Sphere Common Shares granted under the Sphere PIP;

“Sphere Series H Shares” means the Series H Preferred Shares in the authorized share capital of Sphere;

“Sphere Series I Shares” means the shares of Sphere to be created pursuant to Section 3.1(a) of the Plan of Arrangement and to be designated as Series I Preferred Shares;

“Sphere Shares” means the Sphere Common Shares, Sphere Series H Shares and, once created, the Sphere Series I Shares;

“Sphere Shareholder Approval” means the approval of the Sphere Resolution by a simple majority of Sphere Shareholders present in person or by proxy at the Sphere Meeting;

“Sphere Shareholders” means the holders from time to time of Sphere Common Shares;

“Sphere Subsidiaries” means, collectively, Sphere 3D Inc., a Canadian company, Sphere 3D Mining Corp., a Delaware company, and 101250 Investments Ltd., a Turks & Caicos Island company and S3D Acquisition Corp., a British Columbia company;

“Sphere Superior Proposal” means any unsolicited bona fide written Acquisition Proposal from a person or persons who is or are, as at the date of this Agreement, a party that deals at arm’s length with Sphere, that is not obtained in violation of this Agreement, to acquire 100% of the outstanding Sphere Common Shares (other than Sphere Common Shares beneficially owned by the person or persons making such Acquisition Proposal) or all or substantially all of the assets of Sphere and its Subsidiaries on a consolidated basis made after the date of this Agreement: (a) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and the person or persons making such Acquisition Proposal; (b) that is not subject to any financing condition and in respect of which it has been demonstrated to the satisfaction of the Sphere Board that adequate arrangements have been made in respect of any financing required to complete such Acquisition Proposal; (c) that is not subject to any due diligence condition; (d) in the event that Sphere does not have the financial resources to pay the Termination Fee, the terms of such Acquisition Proposal provide that the person making such Superior Proposal shall advance or otherwise provide Sphere the cash required for Sphere to pay the Termination Fee and such amount shall be advanced or provided on or before such Termination Fee becomes payable; and (e) in respect of which, the Sphere Board determines, in its good faith judgment, after receiving the advice of its financial and legal advisors and after taking into account all the terms and conditions of such Acquisition Proposal and all factors and matters considered appropriate in good faith by the Sphere Board, that it would, if consummated in accordance with its terms (but not assuming away  any  risk of non-completion), result in a transaction which is more favourable, from a financial point of view, to Sphere Shareholders, than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Cathedra pursuant to Subsection 7.2(b));

“Sphere Support Agreements” means the voting support agreements dated as of the date hereof in the form provided to Sphere and duly executed by Sphere, Cathedra and each of the Sphere Locked-up Shareholders;

“Sphere Warrantholders” means the holders from time to time of Sphere Warrants;

“Sphere Warrants” means warrants to acquire Sphere Shares;

“Subsidiary” means, with respect to a specified body corporate, any body corporate, partnership, limited partnership, trust or other entity controlled, directly or indirectly, by such body corporate and, for the purpose of this definition, “control” means the direct or indirect possession of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise;

“Superior Proposal” means a Cathedra Superior Proposal or a Sphere Superior Proposal, as the case may be;

“Superior Proposal Notice” has the meaning given to such term in Subsection 7.2(a)(iv);

“Support Agreements” means, collectively, the Cathedra Support Agreements and the Sphere Support Agreements;

“SVS Exchange Ratio” means 0.123014:1, representing 0.123014 Sphere Common Shares for each Cathedra SV Share;

“Systems” means the hardware equipment and software components of the information management, technology and computer systems of the relevant Party.

“Tax Returns” means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes, including any attached schedules, claim for refund, amended return or declarations of estimated Tax;

“Taxes” means all taxes, fees, imports, assessments or charges of any kind whatsoever and however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which Taxes include all income taxes (including any tax on or based upon net income, gross income, income that is specifically defined, earnings, profits or selected items of income), capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan premiums, excise, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, escheat or unclaimed property, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties, pension or health plan assessments, mining taxes, mining or mineral royalties, governmental charges and other obligations of the same or of a similar nature to any of the foregoing, which a Party or any of its Subsidiaries is required to pay, withhold or collect;

“Termination Fee” means US$500,000;

“Transaction Expenses” means reasonable, documented, out-of-pocket fees, costs and expenses of outside legal counsel, financial advisors, accountants, transfer agents, proxy solicitors, filing fees and court fees, in each case incurred solely in connection with the transactions contemplated by this Agreement and the Plan of Arrangement;

“TSXV” means the TSX Venture Exchange;

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Person” has the meaning ascribed thereto in Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder;

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

“U.S. Securities Laws” means the U.S. Securities Act, the U.S. Securities Exchange Act and any applicable state securities laws.

1.2 Construction

In this Agreement, unless otherwise expressly stated or the context or the subject matter otherwise requires:

(a)	the division of this Agreement into Articles, Sections and Subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation hereof;

(b)	the words “this Agreement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other part hereof and references to an “Article”, “Section”, “Subsection” or “Schedule” followed by a number and/or letter refers to the specified Article, Section or Subsection of, or Schedule to, this Agreement;

(c)	words importing the singular include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, general and limited partnerships, trusts, unincorporated associations or organizations, Governmental Authorities and other legal entities;

(d)	references to “include”, “includes”, “including” or “in particular” will be deemed to be followed by the words “without limitation”;

(e)	unless the context otherwise requires, “or” is inclusive and not exclusive;

(f)	a reference to “approval”, “authorization” or “consent” in this Agreement means written approval, authorization or consent;

(g)	reference to any statute is to that statute as now enacted or as the statute may from time to time be amended, re-enacted, supplemented or replaced and includes any regulation, rule or other subordinate legislation made thereunder, as such regulation, rule or subordinate legislation may from time to time be amended, supplemented or replaced;

(h)	if any date on which any action is required or permitted to be taken under this Agreement is not a Business Day, such action will be required or permitted to be taken on the next succeeding Business Day;

(i)	unless otherwise indicated, all references in this Agreement to sums of money are expressed and will be payable in lawful money of Canada;

(j)	all accounting terms used in this Agreement have the meanings attributable to them under IFRS as it applies to Cathedra and GAAP as it applies to Sphere, and all determinations of an accounting nature required to be made will be made in a manner consistent with IFRS as it applies to Cathedra and GAAP as it applies to Sphere;

(k)	where any representation or warranty is qualified by reference to the “knowledge” of a Party, such Party confirms that it has made due and diligent enquiry of such persons (including appropriate officers, employees and consultants, as applicable) as is reasonable, taking into account the matters that are the subject matter of the representations and warranties;

(l)	reference to the “ordinary course of business”, or any variation thereof, of any person refers to the business of such person, carried on in the regular and ordinary course, consistent with such person’s past practice including with respect to nature, scope, magnitude, timing and frequency, and including commercially reasonably and business-like actions that are in the regular and ordinary course of business for a company operating in the industry in which such business is conducted but, excluding any expenditures in respect of extraordinary items, bonuses, change in control or retention payments, severance, indebtedness retirement, asset acquisitions or dispositions, settlements of litigation, or capital expenditure in excess of the Cathedra CAPEX Cap and Sphere CAPEX Cap, as applicable; and

(m)	where a word, term or phrase is defined in this Agreement, its derivatives or other grammatical forms have a corresponding meaning.

1.3 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, then:

(a)	that provision will (to the extent of the invalidity, illegality or unenforceability) be deemed severed from this Agreement and will be given no effect;

(b)	the validity, legality or enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired by the severance of the invalid, illegal or unenforceable provisions thereof; and

(c)	the Parties will use all reasonable commercial efforts to replace each invalid, illegal or unenforceable provision with a valid, legal and enforceable substitute provision, the effect of which is as close as possible to the intended effect of the invalid, illegal or unenforceable provision.

1.4 Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada, and “$” refers to Canadian dollars. All references in this Agreement to sums of money expressed in lawful money of the United States refers to “US$”.

1.5 Schedules

The following schedules are attached to this Agreement and will be deemed to be incorporated in and form a part hereof:

Schedule	Title

Schedule “A”	Plan of Arrangement

Schedule “B”	Arrangement Resolution

Schedule “C”	Material Terms of Management Member Employment Agreement

Schedule “D”	Required Consents

ARTICLE 2
THE ARRANGEMENT

2.1 Arrangement

Cathedra, Sphere and Amalco Sub agree that the Arrangement shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement. Notwithstanding the foregoing, Cathedra, Sphere and Amalco Sub agree to consider and act reasonably with respect to any proposed amendments to the Arrangement that may be required to accommodate tax advice at any time prior to the application to the court for the Interim Order; provided that such tax advice is not unduly adverse to the other party.

2.2 Interim Order

As soon as reasonably practicable following the execution of this Agreement and in any event no later than twenty (20) Business Days after the date hereof, unless otherwise mutually agreed by the Parties, Cathedra and Amalco Sub shall apply to the Court in a manner acceptable to Sphere, acting reasonably, pursuant to Part 9 - Division 5 of the Act and, with the assistance of Sphere, prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the Cathedra Meeting and for the manner in which such notice is to be provided;

(b)	confirmation of the record date for determining those Cathedra Shareholders entitled to notice of and to vote at the Cathedra Meeting, and that such record date will not change in respect of any adjournment(s) of the Cathedra Meeting;

(c)	that the requisite approval for the Arrangement Resolution (collectively, the “Cathedra Shareholder Approval”), shall be at least:

(i)	66⅔% of the votes cast on the Arrangement Resolution by holders of Cathedra SV Shares and the holders of Cathedra MV Shares present in person or by proxy at the Cathedra Meeting voting together as a single class, with each Cathedra SV Share entitling the holder thereof to one vote per Cathedra SV Share and each Cathedra MV Share entitling the holder thereof to 152 votes per Cathedra MV Share; and

(ii)	66⅔% of the votes cast on the Arrangement Resolution by holders of Cathedra SV Shares, holders of Cathedra MV Shares, Cathedra Optionholders, Cathedra Warrantholders and Cathedra RSU holders, present in person or by proxy at the Cathedra Meeting voting together as a single class;

(d)	that, in all other respects, the terms, conditions and restrictions of the articles and notice of articles of Cathedra, including the quorum requirement and other matters, shall apply in respect of the Cathedra Meeting;

(e)	for the grant of Dissent Rights to the registered holders of Cathedra Shares as contemplated in the Plan of Arrangement;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)	that the Cathedra Meeting may be adjourned or postponed from time to time by Cathedra with the consent of Sphere (such consent not to be unreasonably withheld) subject to the terms of this Agreement without the need for additional approval of the Court;

(h)	that the record date for the Cathedra Shareholders entitled to vote at the Cathedra Meeting will not change in respect of any adjourned or postponed Cathedra Meeting;

(i)	that it is Sphere’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Consideration Shares, the Replacement Options, the Replacement Warrants and the Replacement RSUs to be issued pursuant to the Arrangement, based on the Court’s approval of the Arrangement; and

(j)	for such other matters as Sphere or Cathedra may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably conditioned, withheld or delayed, and subject to the approval of the Court.

2.3 Cathedra Meeting

(a)	Subject to the terms of this Agreement, Cathedra agrees to convene and conduct the Cathedra Meeting in accordance with the Interim Order, Cathedra’s articles and Applicable Law as soon as reasonably practicable and in any event on or before the date that is sixty (60) days following the date the Interim Order is issued.

(b)	Subject to the terms of this Agreement, except as required for quorum purposes or otherwise permitted under this Agreement, Cathedra shall not adjourn, postpone or cancel (except as required by Law or by valid Cathedra Shareholder action), the Cathedra Meeting without Sphere’s prior written consent.

(c)	Subject to the terms of this Agreement, and the compliance by the directors and officers of Cathedra with their fiduciary duties, Cathedra will use its commercially reasonable efforts, at its cost, to solicit proxies in favour of the approval of the Arrangement Resolution.

(d)	Cathedra will advise Sphere, as Sphere may reasonably request, and if requested by Sphere, on a daily basis on each of the last ten (10) Business Days prior to the date of the Cathedra Meeting, as to the aggregate tally of the proxies received by Cathedra in respect of the Arrangement Resolution.

(e)	Cathedra will promptly advise Sphere of any written notice of dissent or purported exercise by any Cathedra Shareholder of Dissent Rights received by Cathedra in relation to the Arrangement and any withdrawal of Dissent Rights received by Cathedra and, subject to Applicable Law, any written communications sent by or on behalf of Cathedra to any Cathedra Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement. Cathedra shall not settle any claims with respect to Dissent Rights without first consulting with Sphere.

(f)	Upon receipt by Cathedra from Sphere of all necessary documents required to be executed by it, including signed undertakings relating to use of shareholder lists required under the Act, Cathedra will use commercially reasonable efforts to prepare or cause to be prepared and provide to Sphere lists of the holders of all classes and series of securities of Cathedra, including lists of the Cathedra Shareholders and the holders of Cathedra Options, Cathedra RSUs and Cathedra Warrants, as well as a security position listing from each depositary of its securities, including The Canadian Depositary for Securities Limited and The Depository Trust Company, as applicable, within five (5) Business Days after the date hereof and will obtain and deliver to Sphere thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be in printed form and, if available, in computer-readable format.

(g)	Cathedra shall provide notice to Sphere of the Cathedra Meeting and allow Sphere’s Representatives to attend the Cathedra Meeting, either in person or electronically, unless such attendance is prohibited by the Interim Order.

(h)	Subject to Applicable Laws, Cathedra shall promptly advise Sphere of any material oral communications, and shall furnish promptly to Sphere a copy of each material notice, report, schedule or other document or communication delivered, filed or received by Cathedra from the TSXV, any of the Securities Authorities or any other Governmental Authority in connection with, or in any way affecting, the Cathedra Meeting, the Arrangement or the other transactions contemplated herein.

2.4 Sphere Meeting

(a)	Subject to the terms of this Agreement, Sphere agrees to convene and conduct the Sphere Meeting in accordance with Sphere’s articles of incorporation, by-laws and Applicable Law as soon as reasonably practicable after the earliest to occur of (i) the SEC informing Sphere that it has no remaining comments to, or will not review, the Sphere Proxy Statement (and Sphere agrees to advise Cathedra of such matters promptly after the SEC informs Sphere of such) or (ii) the passage of at least ten (10) calendar days (as calculated pursuant to Rule 14a-6 of the U.S. Securities Exchange Act) since the filing of a preliminary Sphere Proxy Statement with the SEC not informing Sphere that it intends to review the Sphere Proxy Statement (in either case, “SEC Clearance”), and in any event on or before the date that is sixty (60) days following receipt of SEC Clearance.

(b)	Subject to the terms of this Agreement, except as required for quorum purposes or otherwise permitted under this Agreement, Sphere shall not adjourn, postpone or cancel (except as required by Law or by valid Sphere Shareholder action), the Sphere Meeting without Cathedra’s prior written consent.

(c)	Subject to the terms of this Agreement, and the compliance by the directors and officers of Sphere with their fiduciary duties, Sphere will use its commercially reasonable efforts to solicit proxies in favour of the approval of the Sphere Resolution.

(d)	Sphere will advise Cathedra, as Cathedra may reasonably request, and if requested by Cathedra, on a daily basis on each of the last ten (10) Business Days prior to the date of the Sphere Meeting, as to the aggregate tally of the proxies received by Sphere in respect of the Sphere Resolution.

(e)	Sphere shall provide notice to Cathedra of the Sphere Meeting and allow Cathedra’s Representatives to attend the Sphere Meeting, either in person or electronically, unless such attendance is prohibited by Sphere’s articles of incorporation, by-laws or Applicable Law.

(f)	Subject to Applicable Laws, Sphere shall promptly advise Cathedra of any material oral communications, and shall furnish promptly to Cathedra a copy of each material notice, report, schedule or other document or communication delivered, filed or received by Sphere from NASDAQ, any of the Securities Authorities or any other Governmental Authority in connection with, or in any way affecting, the Sphere Meeting, the Sphere Resolution, the Arrangement or the other transactions contemplated herein.

2.5 Cathedra Circular and Sphere Proxy Statement

(a)	Promptly following the entry into this Agreement, Cathedra shall prepare, together with any other documents required by the Act, Canadian Securities Laws and all other Applicable Laws, and shall use its reasonable best efforts to cause to be filed with the TSXV and the Canadian Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to Sphere furnishing the information required under Section 2.5(e)), the Cathedra Circular relating to matters to be submitted to the Cathedra Shareholders at the Cathedra Meeting. Cathedra shall use its reasonable best efforts to cause the Cathedra Circular to comply as to form and substance in all material respects with the rules and regulations promulgated by Canadian Securities Laws and the requirements of Applicable Law, and to respond as promptly as practicable to any comments of the TSXV, Canadian Securities Authorities or their respective staff. Cathedra will advise Sphere promptly after it receives any oral or written request by the TSXV or Canadian Securities Authorities for an amendment of the Cathedra Circular or receives any comments or has any material oral communications thereon and responses thereto or any request by the TSXV or Canadian Securities Authorities for additional information, and shall provide Sphere with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the TSXV or Canadian Securities Authorities, on the other hand. Cathedra shall use its reasonable best efforts to resolve any comments from the TSXV and Canadian Securities Authorities with respect to the Cathedra Circular as promptly as reasonably practicable after receipt thereof. Cathedra agrees to permit Sphere (to the extent applicable) and its counsel, to participate in all substantive meetings and conferences with the TSXV or Canadian Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Cathedra Circular (or any amendment or supplement thereto) or responding to any substantive comments of the TSXV or Canadian Securities Authorities with respect thereto, Cathedra will (A) provide Sphere with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Sphere, and (C) not file or mail such document or respond to the TSXV or Canadian Securities Authorities prior to receiving the approval of Sphere, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)	Promptly following the entry into this Agreement, Sphere shall prepare, together with any other documents required by U.S. Securities Laws and all other Applicable Laws, and shall use its reasonable best efforts to cause to be filed with the SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to Cathedra furnishing the information required under Section 2.5(f)), the Sphere Proxy Statement relating to matters to be submitted to the Sphere Shareholders at the Sphere Meeting. Sphere shall use its reasonable best efforts to cause the Sphere Proxy Statement to comply as to form and substance in all material respects with the rules and regulations promulgated by the SEC and the requirements of Applicable Law, and to respond as promptly as practicable to any comments of the SEC or their staff. Sphere will advise Cathedra promptly after it receives any oral or written request by the SEC for amendment of the Sphere Proxy Statement or receives any comments or has any material oral communications thereon and responses thereto or any request by the SEC for additional information, and Sphere shall provide Cathedra with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the SEC on the other hand. Sphere shall use its reasonable best efforts to resolve any comments from the SEC with respect to the Sphere Proxy Statement as promptly as reasonably practicable after receipt thereof. Sphere agrees to permit Cathedra (to the extent practicable) and its counsel, to participate in all substantive meeting and conferences with the SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Sphere Proxy Statement (or any amendment or supplement thereto) or responding in writing to any substantive comments of the SEC with respect thereto, Sphere will (A) provide Cathedra with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Cathedra, and (C) not file or mail such document or respond to the SEC prior to receiving the approval of Cathedra, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)	The Cathedra Circular shall: (i) include a copy of the Cathedra Fairness Opinion; (ii) state that the Cathedra Board has reviewed the Cathedra Fairness Opinion, and, subject to the terms of this Agreement, has unanimously determined (subject to any abstentions due to entitlement to “collateral benefits” under MI 61-101 or as otherwise required under the Act), after receiving legal and financial advice, that the Consideration Shares to be received by the Cathedra Shareholders is fair to the Cathedra Shareholders and that the Arrangement and entry into this Agreement are in the best interests of Cathedra; (iii), subject to the terms of this Agreement, contain the unanimous recommendation of the Cathedra Board (subject to any abstentions due to entitlement to “collateral benefits” under MI 61-101 or as otherwise required under the Act) to Cathedra Shareholders that they vote in favour of the Arrangement Resolution; and (iv) include statements that each of the Cathedra Locked-Up Shareholders has signed a Cathedra Support Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Cathedra Shares in favour of the Arrangement Resolution.

(d)	The Sphere Proxy Statement shall: (i) include a copy of the Sphere Fairness Opinion; (ii) state that the Sphere Board has reviewed the Sphere Fairness Opinion and has evaluated the Arrangement in consultation with Sphere’s management and legal and financial advisors, and has unanimously determined that the Arrangement and entry into this Agreement are in the best interests of Sphere; (iii) subject to the terms of this Agreement, contain the unanimous recommendation of the Sphere Board to Sphere Shareholders that they vote in favour of the Sphere Resolution; (iv) include statements that each of the Sphere Locked-Up Shareholders has signed a Sphere Support Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Sphere Common Shares in favour of Sphere Resolution; and (v) state the Director Nominees who shall become members of the Sphere Board as of the Effective Time.

(e)	Sphere will promptly furnish to Cathedra such data and information relating to it, its Subsidiaries (including Amalco Sub), the Consideration Shares, and the holders of Sphere Shares, as is required by Applicable Securities Laws and as Cathedra may reasonably request for the purpose of including such data and information in the Cathedra Circular and any amendments or supplements thereto, including any information required for the preparation by Cathedra of any pro forma financial statements. Sphere shall use reasonable best efforts to obtain any necessary consents from any of its auditors and other advisors to the use of any financial, technical or other expert information required to be included in the Cathedra Circular relating to it or its Subsidiaries (including Amalco Sub) and to the identification in the Cathedra Circular of each such advisor.

(f)	Cathedra will promptly furnish to Sphere such data and information relating to it, its Subsidiaries and the Cathedra Securityholders as is required by Applicable Securities Laws and as Sphere may reasonably request for the purpose of preparing and filing the Sphere Proxy Statement and any amendments or supplements thereto, including any information required under applicable SEC requirements for Sphere to prepare any pro forma financial information required to be included in the Sphere Proxy Statement. Cathedra shall provide to Sphere consolidated audited financial statements for the fiscal year ended December 31, 2025 and December 31, 2024 as well as consolidated unaudited financial statements for the most recently completed fiscal quarter immediately preceding the filing of the Sphere Proxy Statement (only to the extent required by applicable rules and regulations), prepared in CAD and in accordance with IFRS and the related independent auditor report on such audited financial statements, and shall provide Sphere such additional financial information as Sphere may reasonably request to prepare any required pro forma financial statements, including the financial information necessary to prepare the adjustment column to be included in such pro formas to translate Cathedra’s audited financial statements from CAD into U.S. dollars and in accordance with GAAP. Cathedra shall use reasonable best efforts to obtain any necessary consents from any of its auditors and other advisors to the use of any financial, technical or other expert information required to be included in the Sphere Proxy Statement relating to it or its Subsidiaries and to the identification in the Sphere Proxy Statement of each such advisor.

(g)	In accordance with Subsection 2.2(b), the Parties will include such information in the Cathedra Circular and Sphere Proxy Statement, as applicable, as is necessary to describe the Parties’ intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act to issue and exchange Consideration Shares, Replacement Options, Replacement Warrants and Replacement RSUs for Cathedra Shares, Cathedra Options, Cathedra Warrants and Cathedra RSUs, respectively, pursuant to the Arrangement.

(h)	The Parties shall promptly notify each other if at any time before the Effective Date either becomes aware (in the case of Cathedra, only with respect to Cathedra or its Subsidiaries, and in the case of Sphere, only with respect to Sphere or its Subsidiaries) that the Cathedra Circular or Sphere Proxy Statement, as applicable, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Cathedra Circular and Sphere Proxy Statement, as applicable, and the Parties shall cooperate in the preparation of any amendment or supplement to the Cathedra Circular and Sphere Proxy Statement, as applicable, as required or appropriate, and the Parties shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Cathedra Circular and Sphere Proxy Statement, as applicable, and, if required by the Court or Applicable Laws, file the same with the Securities Authorities and as otherwise required.

2.6 Securities Law Compliance

The Parties shall reasonably cooperate with each other in the prompt and diligent preparation of any application for regulatory approvals with the Securities Authorities and any other orders, registrations, consents, filings, rulings, exemptions, no-action letters and approvals and the preparation of any documents reasonably deemed by any of the Parties to be necessary to discharge their respective obligations under this Agreement or otherwise required or advisable under Applicable Laws in connection with the Arrangement, this Agreement or the Plan of Arrangement, including the Cathedra Circular and Sphere Proxy Statement. Sphere may elect, at its sole discretion, to make such securities and other regulatory filings in the United States or other jurisdictions as may be necessary or desirable in connection with the completion of the Sphere Resolution or the Arrangement. Cathedra shall use its commercially reasonable efforts to provide to Sphere all information regarding Cathedra and its affiliates as required by Applicable Securities Laws in connection with such filings. Cathedra shall also use commercially reasonable efforts to obtain any necessary consents from any of its auditors and any other advisors to the use of any financial, technical or other expert information required to be included in such filings and to the identification in such filings of each such advisor.

2.7 Final Order

If (i) the Interim Order is obtained, (i) the Arrangement Resolution is passed at the Cathedra Meeting by the Cathedra Shareholders as provided for in the Interim Order and as required by Applicable Law, and (iii) the Sphere Resolution is passed at the Sphere Meeting by the Sphere Shareholders as required by Applicable Law, Cathedra shall, subject to the terms of this Agreement, as soon as reasonably practicable thereafter, and, in any event, within five (5) Business Days following the later of (a) the approval of the Arrangement Resolution at the Cathedra Meeting, and  (b) the approval of the Sphere Resolution at the Sphere Meeting, take all actions necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 291 of the Act. The notice of petition providing notice of the hearing for approval of the Final Order shall be included in the Cathedra Circular.

2.8 Court Proceedings

Subject to the terms of this Agreement, the Parties will cooperate in seeking the Interim Order and the Final Order, including Sphere providing Cathedra on a timely basis any information required to be supplied by Sphere in connection therewith. Cathedra will provide Sphere’s legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and shall give reasonable and due consideration to all such comments; provided that, all information relating to Sphere included in such materials shall be in form and substance satisfactory to Sphere, acting reasonably. Cathedra will also provide Sphere’s legal counsel on a timely basis with copies of any notice of appearance or notice of intent to oppose and any evidence served on Cathedra or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom. Subject to Applicable Law, Cathedra will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with Sphere’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require Sphere to agree or consent to any increase or variation in consideration or other modification or amendment to such filed or served materials that expands or increases Sphere’s obligations, or diminishes or limits Sphere’s rights, set forth in any such filed or served materials or under this Agreement, the Arrangement and the Support Agreements.

2.9 Section 3(a)(10) Exemption

The Parties agree that the Arrangement will be carried out with the intention that all Consideration Securities issued under the Arrangement to Cathedra Securityholders who are in the United States will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act (the “Section 3(a)(10) Exemption”). In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the terms and conditions of the Arrangement will be subject to the approval of the Court in accordance with section 288 of the Act;

(b)	the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the Arrangement;

(c)	the Circular shall contain a statement advising the Cathedra Securityholders that the Consideration Securities have not been registered under the U.S. Securities Act and will be issued in reliance on the Section 3(a)(10) Exemption and exemptions under applicable U.S. state securities laws and may be subject to restrictions on resale under the securities laws of the United States, including, as applicable, Rule 144 under the U.S. Securities Act with respect to affiliates;

(d)	the Court will be required to satisfy itself as to the procedural and substantive fairness of the terms and conditions of the Arrangement to the Cathedra Securityholders subject to the Arrangement;

(e)	the Court will hold a hearing before approving the procedural and substantive fairness of the terms and conditions of the Arrangement;

(f)	the Court will have determined, prior to approving the Arrangement, that the terms and conditions of the exchanges of securities under the Arrangement are fair to the Cathedra Securityholders pursuant to the Arrangement;

(g)	the order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair to the Cathedra Securityholders pursuant to the Arrangement;

(h)	Cathedra will ensure that each Cathedra Securityholder entitled to Consideration Securities pursuant to the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(i)	the Interim Order will specify that each person entitled to receive Consideration Securities pursuant to the Arrangement will have the right to appear before the Court so long as they enter an appearance within a reasonable time; and

(j)	the Final Order shall include statements substantially to the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of Sphere 3D Corp. pursuant to the Plan of Arrangement.”

“The terms and conditions of the Arrangement are procedurally and substantively fair to the securityholders of Cathedra Bitcoin Inc. and are hereby approved by the Court.”

2.10 United States Tax Matters

The Arrangement  is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (a “Reorganization”) and this Agreement is intended to be a “plan of reorganization” within the meaning under Section 368 of the Internal Revenue Code; however, it is expected that gain may  be required to be recognized by Cathedra and the Cathedra Shareholders as a result of the application of Section 367 of the Internal Revenue Code. No Party makes any representation, warranty, or covenant to any other Party or to any Cathedra Securityholder, Sphere Securityholder, or other holder of Cathedra securities or Sphere securities (including, but not limited to, stock options, warrants, debt instruments, or other similar rights or instruments) regarding the U.S. tax treatment of the Arrangement, including, but not limited to, whether the Arrangement will qualify as a Reorganization or the application of Section 367 of the Internal Revenue Code to the Arrangement.

2.10.1 Canada Tax Matters

The Arrangement is intended to be implemented by way of a Plan of Arrangement under section 288 of the Act and to constitute a three-cornered (or “triangular”) amalgamation within the meaning of subsection 87(9) of the Income Tax Act. Provided that the Plan of Arrangement so qualifies, each of the Parties agrees to treat the Arrangement as an amalgamation to which subsection 87(9) of the ITA applies for all purposes of the ITA and applicable provincial income tax legislation, and each agrees not to take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, except as otherwise required by applicable law. Except as otherwise provided in this Agreement and the Plan of Arrangement, each of the Parties agrees to act in a manner consistent with the Parties’ intention that the Arrangement qualify as an amalgamation to which subsection 87(9) of the ITA applies, including by taking such actions as are reasonably necessary to ensure that: (a) all of the property (other than property distributed to shareholders on the amalgamation) of each predecessor corporation becomes property of the amalgamated corporation by operation of law, (b) all of the liabilities of each predecessor corporation become liabilities of the amalgamated corporation, and (c) each predecessor corporation ceases to exist as a separate legal entity immediately upon the effectiveness of the Arrangement, in each case, as required under subsection 87(1) of the ITA. No Party has taken or agreed to take any action, and none of the Parties is aware of any fact or circumstance, that is reasonably likely to prevent or impede the Arrangement from qualifying as an amalgamation to which subsection 87(9) of the ITA applies; provided, however, that no assurance is given that the Canada Revenue Agency will not apply: (i) any of subsection 84(3), 84.1, 15(1), 56(2) of the ITA, or (ii) the general anti-avoidance rule in section 245 of the ITA to recharacterize any portion of the Arrangement or impose adverse Canadian income tax consequences on any shareholder. Notwithstanding the foregoing, no Party makes any representation, warranty, or covenant to any other Party or to any Cathedra Shareholder, holder of Sphere Shares, or other holder of Cathedra securities or Sphere securities (including, but not limited to, stock options, warrants, debt instruments, or other similar rights or instruments) regarding: (A) the availability of tax-deferred treatment under subsection 87(9) of the ITA, (B) the tax cost or paid-up capital of any shares of the amalgamated corporation issued pursuant to the Arrangement, (C) the possible application of either subsection 84.1 or section 245 of the ITA, or (D) the Canadian federal, provincial, territorial, or foreign income tax consequences of the Arrangement.

2.11 Effective Date

The Arrangement shall be effective on the date (the “Effective Date”) agreed to by Sphere and Cathedra in writing as the effective date of the Arrangement, which date shall be no later than the fifth (5th) Business Day after the satisfaction or, where not prohibited, the waiver (subject to Applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver of those conditions as of the Effective Date) set forth in Article 6, unless another date is agreed to in writing by the Parties. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by Applicable Law, including the Act.

2.12 Issue of Consideration Shares

Sphere will, following receipt by Cathedra of the Final Order and on or prior to the Effective Time, ensure that the Depositary has been provided with a sufficient number of Sphere Common Shares and Sphere Series I Shares to issue the Consideration Shares pursuant to the Arrangement. Any Consideration Shares to be issued in exchange for Cathedra Shares that are subject to an escrow with the TSXV shall be dealt with in accordance with the terms of the applicable escrow agreement and the TSXV Corporate Finance Policies.

2.13 Cathedra Options

All unexercised outstanding Cathedra Options held by Cathedra Optionholders shall, as at the Effective Time pursuant to the Arrangement and in accordance with the Plan of Arrangement, be exchanged for Replacement Options.

Following the Effective Date, the Replacement Options may not be exercised in the United States or by, or on behalf or for the benefit of, a U.S. Person, unless an exemption is available from the registration requirements of the U.S. Securities Laws, and the holder furnishes to Sphere an opinion of counsel or other evidence of exemption satisfactory to Sphere, acting reasonably, to such effect.

2.14 Cathedra RSUs

Each unvested Cathedra RSU (other than any Accelerated Cathedra RSUs) outstanding immediately prior to the Effective Time held by Joel Block shall be exchanged for a Replacement RSU, under the equity incentive plan of Sphere, to acquire such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (A) the number of Cathedra SV Shares subject to such Cathedra RSU immediately prior to the Effective Time multiplied by (B) the SVS Exchange Ratio. All terms and conditions of such Replacement RSUs, including the term to expiry, vesting, conditions to and manner of exercising,  shall reflect the same material economic and vesting terms of the applicable unvested Cathedra RSU immediately prior to the Effective Time (aside from adjustments to reflect the SVS Exchange Ratio) and shall be governed by the equity incentive plan of Sphere and the applicable Replacement RSU award agreement. All Accelerated Cathedra RSU outstanding immediately prior to the Effective Time shall, in accordance with their terms, fully vest immediately prior to the Effective Time. At the Effective Time, each holder of an Accelerated Cathedra RSUs shall receive, in full satisfaction of such Accelerated Cathedra RSUs and in consideration therefor, that number (rounded down to the nearest whole number) of fully paid and non-assessable Sphere Common Shares equal to the product of: (A) the number of Cathedra SV Shares subject to such Accelerated Cathedra RSUs immediately prior to the Effective Time multiplied by (B) the SVS Exchange Ratio.

Following the Effective Date, the Replacement RSUs may not be exercised in the United States or by, or on behalf or for the benefit of, a U.S. Person, unless an exemption is available from the registration requirements of the U.S. Securities Laws, and the holder furnishes to Sphere an opinion of counsel or other evidence of exemption satisfactory to Sphere, acting reasonably, to such effect.

2.15 Cathedra Warrants

All unexercised outstanding Cathedra Warrants held by Cathedra Warrantholders shall, as at the Effective Time and pursuant to the Arrangement, be adjusted such that, upon any exercise thereof following the Effective Time, the holders of such Cathedra Warrants shall be entitled to receive Sphere Shares in accordance with the Plan of Arrangement.

Following the Effective Date, no Replacement Warrant may be exercised in the United States or by, or on behalf of, or for the benefit of, a U.S. Person unless an exemption is available from the registration requirements of the U.S. Securities Laws and the holder furnishes to Sphere an opinion of counsel or other evidence of exemption satisfactory to Sphere, acting reasonably, to such effect.

2.16 Withholding Taxes

Sphere and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any person hereunder and from all dividends or other distributions otherwise payable to any former Cathedra Shareholder such amounts as may be required or permitted to deduct and withhold therefrom under any provision of Applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. Sphere and the Depositary are hereby authorized to sell or dispose of such portion of the Consideration Shares payable to the applicable Cathedra Shareholder as is necessary to provide sufficient funds to Sphere or the Depositary, as applicable, to enable it to comply with such deduction or withholding requirement and Sphere or the Depositary shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Sphere and the Depositary shall not be obligated to seek or obtain a minimum price for any of the Consideration Shares sold or disposed of by it, nor shall Sphere or the Depositary be liable for any loss arising out of any such sale or disposition.

2.17 Adjustment of Consideration

(a)	If, on or after the date of this Agreement and prior to the Effective Time, Sphere issues any Sphere RSUs or Sphere Options, the number of Consideration Shares issuable to Cathedra Shareholders shall be adjusted by recalculating the SVS Exchange Ratio and the MVS Exchange Ratio to reflect the additional Sphere Shares issuable upon the settlement of such Sphere RSUs or Sphere Options, as applicable, such that, as nearly as practicable, the relative economic value and proportionate ownership of the Cathedra Shareholders immediately prior to such issuance is preserved.

(b)	Nothing in this Section 2.17 shall derogate from the covenants, terms and conditions in this Agreement or be construed to permit Cathedra, Sphere or any of their respective Subsidiaries to take any action that is otherwise prohibited under the terms of this Agreement.

2.18 Board of Directors and Executive Officers

(a)	Board of Directors. Sphere shall take all necessary actions (including obtaining shareholder approval, where applicable) to ensure that upon the completion of the Arrangement the Sphere Board shall be comprised of five (5) members of which one (1) shall be a nominee of Sphere, one (1) shall be a nominee of Cathedra, and three (3) independent directors (which may comprise existing independent directors of Sphere or Cathedra), the foregoing subject to NASDAQ listing and governance standards, shareholder approval and mutual agreement among the Parties. The Parties agree that the below nominees shall be appointed to the Sphere Board on the effective date of the Transaction: Tim Hanley, Chairman of the Board, independent director and Sphere nominee; Joel Block, Cathedra nominee; Marcus Dent, independent director and Cathedra nominee; Kurt L. Kalbfleisch, Sphere nominee; and Nicholas Gates, independent director and mutual nominee (the “Director Nominees”). In the event that, prior to the Effective Time, any individual identified herein as a Director Nominee is unwilling or unable to serve in such capacity, the Party that designated such Director Nominee shall select an individual to serve in such initial Director Nominees place.

(b)	Executive Officers. The Parties shall take all action necessary (including, to the extent necessary, procuring the resignation or removal of any executive officer as of the Effective Time) to cause the Management Members to be the officers of Sphere immediately following the Effective Time.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF CATHEDRA

3.1 Representations and Warranties of Cathedra

Except as qualified in the Cathedra Disclosure Letter, Cathedra represents and warrants to and in favour of Sphere and Amalco Sub as follows and acknowledges that Sphere and Amalco Sub are relying upon these representations and warranties in connection with entering into this Agreement and agreeing to complete the Arrangement and other transactions contemplated herein:

(a)	Organization. Cathedra is a corporation incorporated and validly existing under the laws of the Province of British Columbia, has all necessary corporate power and capacity to own or lease its property and assets and to carry on its business as presently owned, leased or conducted, and is duly registered, licensed or qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties and assets, owned or leased, or the nature of its business make such qualification, registration or licensing necessary.

(b)	Capitalization.

(i)	Cathedra’s authorized capital consists of an unlimited number of subordinate voting shares without par value and an unlimited number of multiple voting shares without par value, of which, as of the date hereof, 8,536,902 Cathedra SV Shares and 208,446 Cathedra MV Shares are validly issued and outstanding as fully paid and non-assessable shares free of any pre-emptive rights.

(ii)	The issued and outstanding Cathedra SV Shares are listed and posted for trading on the TSXV and quoted on the OTCQB market of the OTC Markets.

(iii)	Schedule 3.1(b)(iii) of the Cathedra Disclosure Letter sets forth, as of the date hereof, the number of outstanding Cathedra Options, Cathedra RSUs and Cathedra Warrants, and the exercise price, vested percentage, vesting terms, expiry date, where applicable, of such Cathedra Options, Cathedra RSUs and Cathedra Warrants.

(iv)	Except as set forth in Schedule 3.1(b)(iii) of the Cathedra Disclosure Letter, there are not now, and at the Effective Date there will not be, any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income, share price or any other attribute of Cathedra or its business or operations.

(v)	There are not now, and at the Effective Date there will not be, any outstanding bonds, debentures or other evidences of indebtedness of Cathedra having the right to vote (or convertible into or exchangeable for securities having the right to vote) with Cathedra Shareholders or on any matter.

(vi)	Except for 4,785,927 Cathedra SV Shares issuable on the due exercise, settlement or conversion, as applicable, of outstanding Cathedra Options, Cathedra RSUs and Cathedra Warrants, there are not now, and at the Effective Date there will not be, any options, warrants, conversion privileges, rights, agreements, understandings, commitments or other obligations (whether by law, pre-eruptive or contractual) of Cathedra to: (i) issue, sell, or deliver any shares or other ownership interests in Cathedra or securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in Cathedra; or (ii) acquire any shares of or ownership interests in any other person.

(vii)	All securities of Cathedra (including all options, warrants, rights or other convertible or exchangeable securities) have been issued in compliance with all Applicable Laws (including Applicable Securities Laws) and all securities to be issued upon due exercise of any such options, warrants, rights and other convertible or exchangeable securities in accordance with the respective terms thereof will be issued in compliance with all Applicable Laws (including Applicable Securities Laws) as fully paid and non-assessable securities of Cathedra.

(viii)	All outstanding Cathedra Securities have been recorded in the Cathedra Financial Statements in accordance with IFRS and no such grants involved any “back dating”, “forward dating”, “spring loading” or similar concepts.

(ix)	There are no outstanding contractual or other obligations of Cathedra or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of Cathedra or any of its Subsidiaries.

(x)	Other than the Cathedra Shares, there are no securities or other instruments or obligations of Cathedra or any of its Subsidiaries that carry (or which are convertible into, or exchangeable for, securities having, except the Cathedra Options, Cathedra RSUs and Cathedra Warrants) the right to vote generally with the Cathedra Shareholders on any matter.

(xi)	All dividends or distributions on the securities of Cathedra or any of its Subsidiaries that have been declared or authorized have been paid in full.

(c)	Subsidiaries.

(i)	Each of the Cathedra Subsidiaries is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, has all necessary corporate power and capacity to own or lease its property and assets and to carry on its business as presently owned, leased or conducted by it, and is duly registered, licensed or qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties and assets, owned or leased, or the nature of its business makes such qualification, registration or licensing necessary.

(ii)	The authorized share capital and the outstanding securities of each of the Cathedra Subsidiaries are as set out in Schedule 3.1(c)(ii) of the Cathedra Disclosure Letter. Except as set out in Schedule 3.1(c)(ii) of the Cathedra Disclosure Letter, Cathedra, directly or indirectly, beneficially owns all of the issued and outstanding shares and other ownership interests of each of the Cathedra Subsidiaries and all such shares and other ownership interests are duly authorized, validly issued, fully paid and non-assessable (and no such shares have been issued in violation of any pre-emptive or similar rights). There are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any Cathedra Subsidiary to issue, sell or deliver any shares in its share capital or other ownership interests, or any securities or obligations convertible into or exchangeable for, any shares of its share capital or other ownership interests.

(d)	Authority Relative to this Agreement.

(i)	Cathedra has the corporate power and capacity to enter into and perform its obligations under this Agreement and all documents and agreements contemplated by this Agreement to which Cathedra is or will be a party.

(ii)	The execution and delivery of this Agreement by Cathedra and the performance by Cathedra of its obligations hereunder have been duly authorized by the Cathedra Board and no other corporate proceeding on the part of Cathedra is necessary to authorize this Agreement or the transactions contemplated hereby, other than the approval of:

(A)	the Cathedra Circular and other matters relating solely thereto, by the Cathedra Board;

(B)	materials to be filed with the Court in connection with the applications for the Interim Order and the Final Order by the Cathedra Board;

(C)	any matters required by the Interim Order or the Final Order to be authorized by the Cathedra Board or the Cathedra Shareholders; and

(D)	the Arrangement Resolution by the Cathedra Shareholders.

(iii)	This Agreement has been duly executed and delivered by Cathedra and constitutes a legal, valid and binding obligation of Cathedra, enforceable against Cathedra in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to the availability of equitable remedies.

(iv)	Except as set forth in Schedule 3.1(d)(iv) of the Cathedra Disclosure Letter, the execution and delivery by Cathedra of this Agreement does not, and the performance by Cathedra of its obligations hereunder and the completion of the Arrangement do not and will not:

(A)	conflict with, violate or breach any provision of: (1) Cathedra’s or any of the Cathedra Subsidiaries’ constating documents or any resolution of their respective directors or shareholders; or (2) any Applicable Laws in any material respect;

(B)	result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require any consents to be obtained under, or give to others any rights of termination, amendment, acceleration or cancellation of or under, any credit agreement, note, bond, mortgage, indenture or other similar contract, agreement or instrument relating to indebtedness for borrowed money to which Cathedra or any of its Subsidiaries is a party or by which Cathedra or any of its Subsidiaries or any of their respective properties or assets is bound or affected;

(C)	result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, require any consent to be obtained under, or give to others any rights of termination, amendments, acceleration or cancellation of or under:

(1)	any licence, permit, certificate, order, consent, approval or other authorization of Cathedra or any of its Subsidiaries or by which Cathedra, any of its Subsidiaries or any of their respective properties or assets is bound or affected, that would, individually or in the aggregate, have a Material Adverse Effect on Cathedra or would prevent or delay completion of the Arrangement;

(2)	any agreement, arrangement, commitment or understanding to which Cathedra or any of its Subsidiaries is a party or by which Cathedra, any of its Subsidiaries or any of their respective properties or assets is bound or affected that would, individually or in the aggregate, have a Material Adverse Effect on Cathedra or would prevent or delay completion of the Arrangement;

(D)	except for the Cathedra Permitted Encumbrances, result in the imposition of an Encumbrance upon any of the properties or assets of Cathedra of any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on Cathedra; or

(E)	give rise to any option, right of first refusal or similar right becoming exercisable by a third party that would have a Material Adverse Effect on Cathedra or prevent or delay the completion of the Arrangement.

(v)	(A) The Cathedra Board has received an oral fairness opinion from Evans and Evans, Inc., to be subsequently confirmed in writing; (B) the Cathedra Board has unanimously determined (with the exception of any directors on the Cathedra Board that have abstained from voting due to a conflict of interest) that the Arrangement is in the best interests of Cathedra and accordingly, has approved the entering into of this Agreement and has made a recommendation that Cathedra Shareholders vote in favour of the Arrangement Resolution; and (C) each director or officer has advised Cathedra that he or she intends to vote all Cathedra Shares held by him or her, directly or indirectly, in favour of the Arrangement Resolution.

(vi)	There are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements to which Cathedra or the Cathedra Subsidiaries are a party, other than as set out in Schedule 3.1(d)(vi) of the Cathedra Disclosure Letter.

(e)	Securities Law Matters.

(i)	Cathedra is a “reporting issuer” in good standing or the equivalent under the Applicable Canadian Securities Laws of the Provinces and Territories, as applicable, of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island, Québec, Saskatchewan and Yukon.

(ii)	Except as set forth in Schedule 3.1(e)(ii) of the Cathedra Disclosure Letter, since January 1, 2025, Cathedra has prepared and timely filed with appropriate Securities Authorities all documents required to be filed by it under Applicable Canadian Securities Laws and such documents, as of the time they were filed:

(A)	did not contain any misrepresentations (as defined in Applicable Canadian Securities Laws relating to such document);

(B)	did not fail to state a material fact required to be stated in order to make the statements contained in such document not misleading in light of the circumstances in which they were made; and

(C)	complied in all material respects with the requirements of Applicable Securities Laws.

(iii)	Cathedra has not filed a confidential material change report or the equivalent thereof under Applicable Securities Laws with any Governmental Authority that currently remains confidential.

(iv)	None of the Cathedra Subsidiaries are considered to be a “reporting issuer” under Applicable Securities Laws.

(v)	Cathedra is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSXV. Except as done in connection with the Arrangement, Cathedra has not taken any action which would be reasonably expected to result in the delisting or suspension of the Cathedra SV Shares on or from the TSXV.

(f)	Financial Matters.

(i)	Except as set forth in Schedule 3.1(f)(i) of the Cathedra Disclosure Letter, Cathedra’s audited annual consolidated financial statements as at and for the fiscal years ended December 31, 2024, 2023 and 2022 (including the notes thereto) (the “Cathedra Financial Statements”) complied as to form in all material respects with the published rules and regulations of the Canadian Securities Authorities with respect thereto as of their respective date, and were prepared in accordance with IFRS consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of the audited consolidated financial statements, in the related report of Cathedra’s independent auditors, or (ii) in the case of unaudited consolidated interim financial statements, are subject to normal period-end adjustments and may omit notes which are not required by Applicable Laws in the unaudited statements) and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Cathedra and the Cathedra Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited consolidated interim financial statements, to normal period-end adjustments) and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of Cathedra and the Cathedra Subsidiaries on a consolidated basis. There has been no material change in Cathedra’s accounting policies, except as described in the notes to the Cathedra Financial Statements, since December 31, 2024.

(ii)	The accounts receivables of Cathedra as reflected on the Cathedra Financial Statements arose from bona fide transactions in the ordinary course of business, and to the knowledge of Cathedra, are good and collectible accounts in the ordinary course of business subject to an allowance for doubtful accounts taken in accordance with IFRS.

(iii)	Except for Cathedra Permitted Encumbrances, neither Cathedra nor the Cathedra Subsidiaries have assigned or otherwise encumbered the revenue, if any, derived from the Cathedra Assets.

(g)	Material Liabilities. Except as disclosed in the Cathedra Public Record or Schedule 3.1(g) of the Cathedra Disclosure Letter, neither Cathedra nor any of its Subsidiaries have any material liabilities or material obligations of any nature (whether contingent or absolute, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes), including guarantees, support obligations or other similar obligations with respect to the obligations of any person, except liabilities and obligations adequately reflected or reserved against in the audited financial statements of Cathedra as at and for the financial year ended December 31, 2024 or incurred in the ordinary course of business since the end of such period.

(h)	Books and Records. Except as set forth in Schedule 3.1(h) of the Cathedra Disclosure Letter, the corporate records and minute books of Cathedra and the Cathedra Subsidiaries have been maintained in accordance with all Applicable Laws and are complete and accurate, in each case in all material respects. Except as set forth in Schedule 3.1(h) of the Cathedra Disclosure Letter, financial books and records and accounts of Cathedra and the Cathedra Subsidiaries: (i) have been maintained in accordance with Applicable Laws, IFRS and good business practices on a basis consistent with prior years and past practice; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Cathedra and the Cathedra Subsidiaries; and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Cathedra, in each case of sub-clause (i)-(iii), in all material respects.

(i)	Disclosure Controls and Procedures. Cathedra has devised and maintained a system of “disclosure controls and procedures” (as such term is defined in National Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings) designed to ensure that information required to be disclosed by Cathedra under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Applicable Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by Cathedra in the reports and other filings under Applicable Securities Laws is accumulated and communicated to Cathedra’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(j)	Internal Control over Financial Reporting. Cathedra maintains “internal control over financial reporting” (as such term is defined in National Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and includes policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Cathedra and the Cathedra Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of Cathedra and the Cathedra Subsidiaries are being made only in accordance with authorizations of management and directors of Cathedra and the Cathedra Subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Cathedra’s and the Cathedra Subsidiaries’ assets that could have a material effect on its financial statements. To the knowledge of Cathedra, prior to the date of this Agreement: (A) there are no significant deficiencies in the design or operation of, or material weaknesses in, Cathedra’s internal controls over financial reporting that are reasonably likely to adversely affect the ability to record, process, summarize and report financial information on or after the Effective Time, and (B) there is no fraud, whether or not material, that involves management or other employees who have a significant role in Cathedra’s internal control over financial reporting. Since January 1, 2025, Cathedra has received no (x) material complaints from any source regarding accounting, internal accounting controls or auditing matters or (y) expressions of concern from employees of Cathedra regarding questionable accounting or auditing matters.

(k)	Absence of Changes. Except as disclosed in the Cathedra Public Record or Schedule 3.1(k) of the Cathedra Disclosure Letter, since January 1, 2025, Cathedra and each of its Subsidiaries has conducted its business only in the ordinary course of business and consistent with past practice and:

(i)	no Material Adverse Change has occurred with respect to Cathedra;

(ii)	neither Cathedra nor any of its Subsidiaries have incurred liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would, individually or the aggregate, have a Material Adverse Effect on Cathedra;

(iii)	neither Cathedra nor any of its Subsidiaries have experienced any damage, destruction or loss, whether covered by insurance or not, that would have a Material Adverse Effect on Cathedra;

(iv)	neither Cathedra nor any of its Subsidiaries have acquired or sold or committed to acquire or sell property or assets aggregating more than five percent (5%) of Cathedra’s total consolidated property and assets as at December 31, 2024;

(v)	neither Cathedra nor any of its Subsidiaries have entered into, amended, relinquished, terminated or failed to renew any material agreement, arrangement, commitment, understanding, licence, permit, certificate, order, consent, approval or authorization that would individually or in the aggregate, have a Material Adverse Effect on Cathedra;

(vi)	there has been no increase in or modification to the compensation payable or to become payable by Cathedra to any of its directors, officers or employees, or any grant by Cathedra to any of its directors, officers or employees of any increase in severance or termination pay, except in the ordinary course of business;

(vii)	there has not been any increase in or modification to any Employee Plan for any of Cathedra’s current or former employees or consultants (or their relatives), except in the ordinary course of business or pursuant to ordinary course annual increases;

(viii)	Cathedra has not made any material change in its accounting methods, principles or practices, including the basis upon which its assets and liabilities are recorded on its books or its earnings, profits and losses are ascertained;

(ix)	Cathedra has not amended its constating documents or those of any of the Cathedra Subsidiaries;

(x)	Cathedra has not declared, paid or set aside for payment any dividend or distribution of any kind in respect of any of its outstanding securities or made any repayments of capital;

(xi)	Cathedra has not redeemed, repurchased or otherwise acquired any Cathedra Shares;

(xii)	no resolution to approve a subdivision, consolidation or reclassification of any of the Cathedra Shares has been approved by or presented to the Cathedra Shareholders; and

(xiii)	neither Cathedra nor any of its Subsidiaries have entered into any agreements, arrangements, commitments or understandings to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of Cathedra in this Agreement materially untrue or incorrect as of the date when made.

(l)	Restrictions on Business Activities. There are no agreements, arrangements, commitments, understandings, judgments, orders, warrants, writs, injunctions or decrees binding upon Cathedra or any of its Subsidiaries that has or could have the effect of prohibiting or materially restricting or impairing any business practice of Cathedra or any of its Subsidiaries, any acquisition of property or assets by Cathedra or any of its Subsidiaries or the conduct of business by Cathedra or any of its Subsidiaries as currently conducted, other than any such agreements, arrangements, commitments, understandings, judgments, orders, awards, writs, injunctions or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Cathedra.

(m)	Compliance. Cathedra and each of its Subsidiaries have complied with and is not in violation of (i) its constating documents, or any resolution of its directors or shareholders; or (ii) any Applicable Laws; other than instances of non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Cathedra. None of Cathedra or any of its Subsidiaries or, to the knowledge of Cathedra, any of their respective directors or officers, is under any investigation with respect to, has been convicted, charged or, to the knowledge of Cathedra, threatened to be charged with, or has received notice of, any violation or potential violation of any Law from any Governmental Authority, in each case, that could be expected to be material to Cathedra and its Subsidiaries.

(n)	Regulatory Approvals. No consent, approval, order or authorization of, or filing with, any Governmental Authority with jurisdiction over Cathedra, the Cathedra Subsidiaries or any of their respective properties, assets or businesses is required to be obtained by Cathedra or any of its Subsidiaries in connection with the execution and delivery by Cathedra of this Agreement, the performance by Cathedra of its obligations hereunder or the completion of the Arrangement other than:

(i)	in connection with or in compliance with Applicable Securities Laws;

(ii)	obtaining the Interim Order and Final Order, obtaining any approvals required by the Interim Order or the Final Order and filing any documents as may be required to be filed with the Registrar; and

(iii)	authorizations, consents, approvals, orders or filings, the failure of which to obtain or make would not, individually or in the aggregate, prevent or delay completion of the Arrangement or have a Material Adverse Effect on Cathedra.

(o)	Licenses and Permits. Cathedra and each of its Subsidiaries owns, possesses or has obtained, and is in compliance in all material respects with, all material licenses, permits, certificates, orders, consents, approvals and other authorizations of or from any Governmental Authority required by Applicable Laws which are necessary to lawfully conduct its businesses as it is now being conducted or as intended to be conducted as set forth in the Cathedra Public Record or which are necessary for the lawful ownership, use and occupation of its properties and assets, except for such licenses, permits, certificates, orders, consents, approvals or authorizations the failure to own, possess or obtain, and be in compliance with, would not, individually or in the aggregate, have a Material Adverse Effect on Cathedra. All such permits are in full force and effect and, to the knowledge of Cathedra, there are no facts, events or circumstances that would reasonably be expected to result in a failure to obtain or be in compliance with such permits as are necessary to conduct the business of Cathedra or its Subsidiaries as it is proposed to be conducted. Each such permit can be renewed in the ordinary course of business by Cathedra or its Subsidiaries. Neither Cathedra nor any of its Subsidiaries has received a notice of any actual or threatened proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such permit and, to the knowledge of Cathedra, there is no valid basis for any such proceeding, including on the basis of the transactions contemplated hereby. Neither Cathedra nor any of its Subsidiaries has received any notice of any actual or threatened administrative or governmental action or proceeding in connection with the expiration, continuance or renewal of any such permit and, to the knowledge of Cathedra, there is no valid basis for any such proceeding.

(p)	Material Contracts. Schedule 3.1(p) of the Cathedra Disclosure Letter sets forth a complete and accurate list of the Cathedra Material Contracts as of the date hereof. Each Cathedra Material Contract is a valid and binding agreement of Cathedra or a Cathedra Subsidiary and, to the knowledge of Cathedra, each other party thereto, and is in full force and effect, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to the availability of equitable remedies. Neither Cathedra nor any of its Subsidiaries is in breach of, and no event of default (including an event which with notice or lapse of time or both would become a default) relating to Cathedra or any of the Cathedra Subsidiaries has occurred under any Cathedra Material Contract and, to the knowledge of Cathedra, none of the other parties to any of the Cathedra Material Contracts are in breach of and no event of default (including an event which with notice or lapse of time or both would become a default) relating to such other party has occurred under any of the Cathedra Material Contracts, except for breaches or events of default that have been cured or waived or breaches or events of default that would not, individually or in the aggregate, have a Material Adverse Effect on Cathedra.

(q)	Employment Matters.

(i)	Schedule 3.1(q) of the Cathedra Disclosure Letter contains a complete and accurate list as of the date hereof of employees and consultants (including independent contractors) of Cathedra and the Cathedra Subsidiaries with an estimated annual aggregate compensation (calculated on the basis of base salary or consulting fees as applicable and cash bonus, if any, paid during the year ended December 31, 2025) in excess of $50,000 including their respective location, hire date, position, engagement type, salary or fees, benefits and current status (full-time, part-time, consultant, active, non-active), as well as a list of all former employees and consultants of Cathedra or a Cathedra Subsidiary in the past twelve (12) months that had an annual aggregate compensation in excess of $50,000 to whom Cathedra or any of the Cathedra Subsidiaries has or may have any obligations, indicating the nature and value of such obligations.

(ii)	No employee or consultant listed in Schedule 3.1(q) of the Cathedra Disclosure Letter has provided written notice to Cathedra or any of its Subsidiaries that he or she intends to resign, retire or terminate his or her employment or engagement with Cathedra or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or otherwise.

(iii)	All amounts due or accrued due for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, consulting fees vacation with pay, sick days and benefits under any Cathedra Employee Plans and other similar accruals have either been paid or are accrued and accurately reflected in all material respects in the books and records of Cathedra and its Subsidiaries.

(iv)	Except as set forth in Schedule 3.1(q)(iv) of the Cathedra Disclosure Letter, there are no written or oral agreements, obligations or understandings providing for severance, termination or other payments to any director, officer, employee or consultant of Cathedra or any of its Subsidiaries that would be triggered by the completion of the transactions contemplated by this Agreement, except for obligations to provide reasonable notice to employees or consultants hired for indefinite terms who are dismissed without cause.

(v)	All individuals who provide services to Cathedra or a Cathedra Subsidiary, including employees and consultants, have at all times been accurately classified by Cathedra and such Subsidiary with respect to such services as an employee or a non-employee for all purposes, including wages, payroll taxes and participation, and benefit accrual under each Cathedra Employee Plan.

(vi)	There are no current, pending or, to the knowledge of Cathedra, threatened strikes or lockouts at any of Cathedra’s or a Cathedra Subsidiary’s facilities affecting employees or consultants.

(vii)	None of Cathedra or any of the Cathedra Subsidiaries are subject to any claim for wrongful dismissal, constructive dismissal or any other claim in contract or in tort, nor is any such claim or any litigation, arbitration or mediation pending or, to the knowledge of Cathedra, threatened, relating to employment or termination of employment of employees or consultants (including independent contractors), other than claims, litigation, arbitration or mediation that, individually or in aggregate, amount to less than $50,000.

(viii)	Cathedra and the Cathedra Subsidiaries have, at all times during the past four (4) years, operated in all material respects in accordance with all Applicable Laws with respect to employment and labour, and independent contractor relationships, including employment and labour standards, occupational health and safety laws, workers’ compensation, social insurance and pension contribution, human rights and labour relations, and there are, and during the past four (4) years have been, no pending or, to the knowledge of Cathedra, threatened proceedings against Cathedra or any of the Cathedra Subsidiaries before any Governmental Authority with respect to any of the foregoing matters, other than claims, litigation, arbitration or proceedings that, individually or in aggregate, amount to less than $50,000.

(ix)	None of Cathedra and the Cathedra Subsidiaries is a party to or bound by or subject to any collective agreement, has not made any commitment to, or conducted any negotiation or discussion with, any labour union or employee association with respect to any future agreement or arrangement, is not required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees and, to the knowledge of Cathedra, there is no current attempt to organize, certify or establish any labour union or employee association with respect to employees or consultants.

(r)	Employee Plans.

(i)	Schedule 3.1(r)(i) of the Cathedra Disclosure Letter contains a complete list as of the date hereof of all Employee Plans of Cathedra. All of the Employee Plans of Cathedra are and have been established, registered, qualified, funded and administered in accordance with all Applicable Laws, and in accordance with their terms, the terms of the material documents that support such Employee Plans and the terms of agreements between Cathedra and/or any of its Subsidiaries, as the case may be, and their respective employees and former employees who are members of, or beneficiaries under, the Employee Plans.

(ii)	All current obligations of Cathedra or any of the Cathedra Subsidiaries regarding the Employee Plans have been satisfied in all material respects. All contributions, premiums or Taxes required to be made or paid by Cathedra or a Cathedra Subsidiary, as the case may be, under the terms of each Employee Plan or by Applicable Laws in respect of the Employee Plans have been made in a timely fashion in accordance with Applicable Laws and in accordance with the terms of the applicable Employee Plan. As at the date hereof, no currently outstanding notice of underfunding, non-compliance, failure to be in good standing or otherwise has been received by Cathedra or any of the Cathedra Subsidiaries from any applicable Governmental Authority in respect of any Employee Plan that is a pension or retirement plan.

(iii)	To the knowledge of Cathedra, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Authority, or by any party (other than routine claims for benefits) and, to the knowledge of Cathedra, there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration or qualification of any Employee Plan required to be registered or qualified.

(iv)	Except as set forth in Schedule 3.1(r)(iv) of the Cathedra Disclosure Letter, the execution and delivery of this Agreement, the performance by Cathedra of its obligations under this Agreement and the completion of the Arrangement will not constitute an event or condition under any Employee Plan that entitles an employee or former employee to a payment, promise of payment, acceleration or vesting of any other benefit to which that individual would not otherwise be entitled.

(s)	Real Property. Except as disclosed in Schedule 3.1(s) of the Cathedra Disclosure Letter (the “Cathedra Real Property”), neither Cathedra nor any Cathedra Subsidiary leases, owns, has any freehold interest in, or is a party to or bound by or subject to any agreement, contract, commitment, or option to purchase, any freehold interest in real or immovable property. Title to the owned Cathedra Real Property is good and marketable, free and clear of all Encumbrances, except for the Cathedra Permitted Encumbrances. Each lease in respect of any leased Cathedra Real Property is in good standing, legal, valid, binding and full force and effect, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to the availability of equitable remedies. There is no event of breach or default, or any event which, with the giving of notice, the lapse of time or both, would become an event of default, under any lease respecting the leased Cathedra Real Property, except for breaches or events of default that have been cured. To the knowledge of Cathedra, the operation and maintenance by Cathedra and the Cathedra Subsidiaries of the Cathedra Real Property is in material compliance with any restrictive covenants registered or recorded against title to the Cathedra Real Property and does not materially encroach on any property owned by others. To the extent payable by Cathedra or any Cathedra Subsidiary, all payments have been made in respect of (i) local, state and/or federal taxes with respect to the Cathedra Real Property; and (ii) the use of water and electricity with respect to the Cathedra Real Property, in each case, to the extent due and owing.

(t)	Intellectual Property Matters

(i)	Schedule 3.1(t)(i) of the Cathedra Disclosure Letter sets forth:

(A)	all Cathedra Intellectual Property of which Cathedra or a Cathedra Subsidiary is not the exclusive owner, identifying the subject matter, any related registration, and the limits on ownership by Cathedra or such Cathedra Subsidiary,

(B)	all Cathedra Intellectual Property that Cathedra or a Cathedra Subsidiary uses pursuant to license or sublicense of a third party listing the subject matter, any ancillary registration, the source of authorization and the owner, and except as expressly disclosed pursuant to this subsection, neither Cathedra nor a Cathedra Subsidiary is a party to any contract or commitment to pay any royalty, license or other fee with respect to the use of the Cathedra Intellectual Property, and

(C)	all Cathedra Intellectual Property that Cathedra or a Cathedra Subsidiary owns jointly with a third party;

(ii)	except as set out in Schedule 3.1(t)(ii) of the Cathedra Disclosure Letter, neither Cathedra nor a Cathedra Subsidiary has registered any patent, industrial design, trademark, tradename, copyright or other registration with respect to any Cathedra Intellectual Property anywhere in the world and there is no pending application or application for registration that Cathedra or a Cathedra Subsidiary has made with respect to any Cathedra Intellectual Property anywhere in the world;

(iii)	the Cathedra Intellectual Property includes all of the material Intellectual Property necessary for the operation of the ordinary course of business of Cathedra and the Cathedra Subsidiaries, as presently conducted and as presently proposed to be conducted;

(iv)	except as set forth in Schedule 3.1(t)(iv) of the Cathedra Disclosure Letter, Cathedra or a Cathedra Subsidiary owns exclusively or has the right to use pursuant to license or sublicense all Cathedra Intellectual Property. Each Cathedra Intellectual Property owned or used by Cathedra or a Cathedra Subsidiary immediately prior to the Effective Date will be owned or available for use by Cathedra or such Cathedra Subsidiary on substantially similar terms and conditions immediately subsequent to the Effective Date;

(v)	no consents are required for any Cathedra Intellectual Property that is required to be licensed or sublicensed to any third party in connection with Cathedra’s and the Cathedra Subsidiaries’ business to be so licensed or sublicensed to any third party;

(vi)	neither Cathedra nor a Cathedra Subsidiary has granted any third party any license, sublicense agreement or other permission with respect to any Cathedra Intellectual Property or the use of any Cathedra Intellectual Property;

(vii)	Cathedra and the Cathedra Subsidiaries have taken all commercially reasonable actions to maintain and protect all of the Cathedra Intellectual Property owned by Cathedra or a Cathedra Subsidiary. No owned Cathedra Intellectual Property has been abandoned. Each Cathedra Intellectual Property used by Cathedra or a Cathedra Subsidiary pursuant to license or sublicense is being used by Cathedra or a Cathedra Subsidiary in compliance in all material respects with the terms of the applicable license and the execution, delivery and performance of this Agreement by the parties hereto will not impair such authorized use;

(viii)	to the knowledge of Cathedra, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Cathedra Intellectual Property rights of Cathedra or a Cathedra Subsidiary; and

(ix)	except as set forth in Schedule 3.1(t)(ix) of the Cathedra Disclosure Letter, the ordinary course of business of Cathedra and the Cathedra Subsidiaries, as presently conducted does not, and neither Cathedra nor a Cathedra Subsidiary has interfered with, infringed upon, misappropriated, misused, violated or otherwise come into conflict with any Intellectual Property rights of any third party, and neither Cathedra nor a Cathedra Subsidiary has received notice of any, and there is, no action, suit, proceeding, hearing, charge, complaint, claim, demand, or to the knowledge of Cathedra, investigation that is pending or, to the knowledge of Cathedra, threatened that challenges or limits the legality, validity, enforceability, use or ownership of the Cathedra Intellectual Property (including any claim that Cathedra or a Cathedra Subsidiary must license or refrain from using any Intellectual Property rights of any third party) and neither Cathedra nor a Cathedra Subsidiary is subject to any outstanding injunction, judgment, order, decree, ruling or charge regarding same.

(u)	Digital Assets; Bitcoin Miners.

(i)	Except as set forth on Schedule 3.1(u)(i) of the Cathedra Disclosure Letter, Cathedra and its Subsidiaries deposit substantially all of their crypto-assets, including any bitcoin mined, in digital wallets held or operated by Cathedra and its Subsidiaries (the “Cathedra Wallets”). There are no Encumbrances (other than Cathedra Permitted Encumbrances) on, or rights of any person to, the Cathedra Wallets or the crypto-assets contained in such Cathedra Wallets. Cathedra and its Subsidiaries have taken commercially reasonable steps to protect the Cathedra Wallets and crypto-assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to the Cathedra Wallets and crypto-assets.

(ii)	Except as set forth on Schedule 3.1(u)(ii) of the Cathedra Disclosure Letter, Cathedra and its Subsidiaries have the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents applicable to the business of Cathedra and its Subsidiaries (collectively, the “Cathedra Digital Assets”) set forth on Schedule 3.1(u)(ii) of the Cathedra Disclosure Letter, free and clear of all Encumbrances (other than Cathedra Permitted Encumbrances). Neither Cathedra nor any Cathedra Subsidiary have taken any actions where it owns a substantial portion of all outstanding tokens in the then existing issued and circulating supply of such tokens on a blockchain to effectuate change through the governance process of that relevant blockchain that would reasonably foreseeably disrupt the continued existence, validity, legality, governance or public availability of the relevant blockchains.

(iii)	Cathedra and its Subsidiaries currently own and operate approximately 400 petahashes per second (PH/s) of compute capacity primarily for the mining of bitcoin.

(iv)	Schedule 3.1(u)(iv) of the Cathedra Disclosure Letter provides a reasonable estimate, as of the date hereof, of all bitcoin or other cryptocurrency miners owned or leased by Cathedra and its Subsidiaries (“Cathedra Miners”). All Cathedra Miners are owned or rightfully possessed by, operated by and under the control of Cathedra and its Subsidiaries. Except as set forth in Schedule 3.1(u)(iv) of the Cathedra Disclosure Letter, there has been no failure, breakdown or continued substandard performance of any Cathedra Miners that has caused a material disruption or interruption in or to the use of the Cathedra Miners or the related operation of the business of Cathedra and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Cathedra, the Cathedra Miners are generally maintained and in good working condition to perform all computing, information technology and data processing operations necessary for the operations of Cathedra and its Subsidiaries. Cathedra and its Subsidiaries have taken commercially reasonable steps to: (i) protect the Cathedra Miners from malware and other contaminants, hacks and other malicious external or internal threats; (ii) ensure continuity of operations with adequate energy supply and minimal uptime required; and (iii) provide for the remote-site back-up of data and information critical to Cathedra and its Subsidiaries. Cathedra and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans and procedures and information and data security policies, in each case, that are consistent with generally accepted industry standards. Cathedra’s and its Subsidiaries’ use, provision, disclosure and transfer of Cathedra Miners and Cathedra Digital Assets and related services, has complied with all Applicable Laws in all material respects, including all applicable financial services and Money Laundering Laws. Neither Cathedra nor any Cathedra Subsidiary has participated in any cryptocurrency tumbler or equivalent services.

(v)	Environmental Matters.

(i)	To the knowledge of Cathedra, neither Cathedra nor any of its Subsidiaries has been in violation of any applicable Environmental Laws in connection with the ownership, use, maintenance or operation of the Cathedra Assets. Neither Cathedra nor any of its Subsidiaries has received any inquiry from or notice of a pending investigation or threatened investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any such Environmental Laws.

(ii)	Neither Cathedra nor any of its Subsidiaries has any material environmental liabilities outstanding. To the knowledge of Cathedra, no Hazardous Substances have been used in the operation of Cathedra’s and its Subsidiaries’ business except those Hazardous Substances used in the ordinary course of business, and to the knowledge of Cathedra there has been no Release of any such Hazardous Substances in the operation of the Cathedra’s and its Subsidiaries’ business in contravention or violation of any laws, regulations, rules or approvals created by a Governmental Authority applicable to Cathedra or its Subsidiaries.

(w)	Title to Assets

(i)	Cathedra is the owner, directly or through the Cathedra Subsidiaries, of and has good and marketable title to all of the Cathedra Assets, including all of the Cathedra Assets listed in Schedule 3.1(w)(i) of the Cathedra Disclosure Letter and all of the Cathedra Assets reflected in the Cathedra Financial Statements, and all properties and assets acquired by Cathedra and the Cathedra Subsidiaries after the date of the Cathedra Financial Statements, free and clear to its knowledge of all Encumbrances whatsoever, except for Cathedra Permitted Encumbrances or the Encumbrances disclosed or reflected in the Cathedra Financial Statements.

(ii)	Except as set out in Schedule 3.1(w)(ii) of the Cathedra Disclosure Letter or as provided for under the Cathedra Material Contracts or the Cathedra Financial Statements, no persons other than Cathedra or the Cathedra Subsidiaries owns any Cathedra Assets which are being used in the ordinary course of business of Cathedra and there are no agreements or commitments by Cathedra or the Cathedra Subsidiaries to purchase material property or assets, other than in the ordinary course of business.

(iii)	The Cathedra Material Contracts include the only material documents and contracts currently in effect under and by virtue of which Cathedra and the Cathedra Subsidiaries are entitled to the Cathedra Assets or which otherwise relate to or affect the interest of Cathedra and the Cathedra Subsidiaries in the Cathedra Assets, other than documents that are not in the possession or control of Cathedra or the Cathedra Subsidiaries, of which to the knowledge of Cathedra, there are none.

(x)	Cathedra and the Cathedra Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess and control all personal property forming part of the Cathedra Assets that are leased by and material to Cathedra or any of the Cathedra Subsidiaries as used, possessed and controlled by Cathedra or the Cathedra Subsidiaries, as applicable.

(y)	Litigation.

(i)	Except as set out in Schedule 3.1(y) of the Cathedra Disclosure Letter:

(A)	there is no claim, suit, action, arbitration, review, proceeding or investigation, pending, or to the knowledge of Cathedra, threatened by or against Cathedra or any of the Cathedra Subsidiaries or affecting any of their respective properties, assets or businesses before or by any Governmental Authority that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on Cathedra or prevent or delay consummation of the Arrangement or the other transactions contemplated by this Agreement, nor to the knowledge of Cathedra is there any basis for any such claim, suit, action, arbitration, review, proceeding or investigation; and

(B)	neither Cathedra, nor any of its Subsidiaries, nor any of their respective properties or assets, is subject to any outstanding judgment, order, decision, ruling, award, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of Cathedra or the Cathedra Subsidiaries, as the case may be, to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would prevent or delay consummation of the Arrangement or the other transactions contemplated by this Agreement.

(z)	Bankruptcy. None of Cathedra or any of the Cathedra Subsidiaries is insolvent within the meaning of applicable bankruptcy, insolvency or fraudulent conveyance Laws. No act or proceeding has been taken by or against Cathedra or any of the Cathedra Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Cathedra or any of the Cathedra Subsidiaries nor, to the knowledge of Cathedra, is any threatened, or for the appointment of a trustee, receiver, manager or other administrator of Cathedra or any of the Cathedra Subsidiaries or any of their respective properties or assets. None of Cathedra or any of the Cathedra Subsidiaries has sought protection under the Bankruptcy and Insolvency Act (Canada) or the Company Creditors Arrangement Act (Canada) or applicable bankruptcy legislation outside Canada.

(aa)	Insurance. Cathedra and the Cathedra Subsidiaries have as of the date hereof policies of insurance as set forth in Schedule 3.1(aa) of the Cathedra Disclosure Letter and such policies are in full force and effect as of the date hereof and will remain in full force and effect to and including the Effective Date and will not be cancelled or otherwise terminated as a result of the Arrangement or the other transactions contemplated by this Agreement other than such cancellations as would not, individually or in the aggregate, have a Material Adverse Effect on Cathedra.

(bb)	Tax Matters.

(i)	Except as disclosed in Schedule 3.1(bb)(i) of the Cathedra Disclosure Letter Cathedra and each Cathedra Subsidiary has duly and in a timely manner made or prepared all Tax Returns required to be made or prepared by it, and duly and in a timely manner filed all Tax Returns required to be filed by it with the appropriate Governmental Authority, such Tax Returns are complete and correct in all material respects and Cathedra and each Cathedra Subsidiary has paid all Taxes, including instalments on account of Taxes for the current year required by Applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Authority and Cathedra has provided adequate accruals in accordance with IFRS in the most recently published financial statements of Cathedra for any Taxes for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business;

(ii)	Cathedra and each Cathedra Subsidiary have duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit or any person) and has duly and timely remitted to the appropriate Governmental Authority such Taxes or other amounts required by Applicable Law to be remitted by it;

(iii)	Cathedra and each Cathedra Subsidiary have duly and timely collected all amounts on account of any sales or transfer Taxes, including goods and services, harmonized sales and provincial and territorial taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority such amounts required by Law to be remitted to it;

(iv)	neither Cathedra nor any Cathedra Subsidiary has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which: (A) to file any Tax Return covering any Taxes for which Cathedra or any Cathedra Subsidiary is or may be liable; (B) to file any elections, designations or similar filings relating to Taxes for which Cathedra or any Cathedra Subsidiary is or may be liable; (C) Cathedra or any Cathedra Subsidiary is required to pay or remit any Taxes or amounts on account of Taxes; or (D) any Governmental Authority may assess or collect Taxes for which Cathedra or any Cathedra Subsidiary is or may be liable;

(v)	Except as disclosed in Schedule 3.1(bb)(i) of the Cathedra Disclosure Letter and other than ordinary course audits and claims and/or as disclosed in Cathedra’s Public Record, there are no proceedings, investigations, audits or claims in progress or pending or, to the knowledge of Cathedra, threatened against Cathedra nor any Cathedra Subsidiary in respect of Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes;

(vi)	neither Cathedra nor any Cathedra Subsidiary has acquired property from a non-arm’s length person, within the meaning of the Income Tax Act: (A) for consideration the value of which is less than the fair market value of the property; or (B) as a contribution of capital for which no shares were issued by the acquirer of the property;

(vii)	Cathedra has made available to Sphere true and correct copies of: (A) all Tax Returns relating to the Taxes of Cathedra or any Cathedra Subsidiary that to the knowledge of Cathedra have been filed in the last three (3) years; and (B) all material written communications to or from any Governmental Authority relating to the Taxes of Cathedra or any Cathedra Subsidiary that to the knowledge of Cathedra has been received or sent in the last three (3) years;

(viii)	for the purposes of the Income Tax Act, (A) Cathedra and Fortress Blockchain Holdings Corp. are resident in Canada and are taxable Canadian corporations; (B) for all purposes of the Internal Revenue Code Cathedra is also classified as a domestic corporation through the application of section 7874 of the Internal Revenue Code; and (C) all Cathedra Subsidiaries except for Fortress Blockchain Holdings Corp. are non-residents of Canada; and

(ix)	there are no Encumbrances for Taxes upon any properties or assets of Cathedra or of any of the Cathedra Subsidiaries (other than Liens relating to Taxes not yet due and payable and for which adequate reserves have been recorded on the consolidated balance sheet included in Cathedra audited consolidated financial statements as at and for the fiscal year ended December 31, 2024).

(cc)	Finder’s Fee. Except as set forth in Schedule 3.1(cc) of the Cathedra Disclosure Letter, there is no investment banker, broker, finder or other intermediary that has been retained or is authorized to act on behalf of Cathedra or any of the Cathedra Subsidiaries who might be entitled to any fee or commission from Cathedra or any of the Cathedra Subsidiaries in connection with the transactions contemplated by this Agreement.

(dd)	Absence of Cease Trade Orders. No order ceasing or suspending trading of the Cathedra SV Shares, or any other securities of Cathedra has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of Cathedra, are pending, contemplated or threatened under and Securities Laws or by any other regulatory authority.

(ee)	Related Party Transactions. Except as set forth in Schedule 3.1(ee) of the Cathedra Disclosure Letter:

(i)	there are no contracts or other transactions currently in place between Cathedra or any Cathedra Subsidiary, on the one hand, and (A) any officer or director of Cathedra or any Cathedra Subsidiary, any affiliate or associate (including any spouse, parent, sibling or descendant of such person and any trust for the benefit of any of the foregoing persons) of any such, officer, director, or any family member of any of the foregoing; or (B) to the knowledge of Cathedra, any holder of record or beneficial owner of 10% or more of the Cathedra Shares, or any affiliate or associate (including any spouse, parent, sibling or descendant of such person and any trust for the benefit of any of the foregoing persons) of any such holder of record or beneficial owner, on the other hand; and

(ii)	none of Cathedra or any of its Subsidiaries is indebted to any director, officer, employee or agent of, or independent contractor to, Cathedra or any of its Subsidiaries or any of their respective affiliates or associates, including any spouse, parent, sibling or descendant of such person and any trust for the benefit of any of the foregoing persons (except for amounts due in the ordinary course as salaries, bonuses, directors’ fees or the reimbursement of ordinary course expenses).

(ff)	Expropriation. No material part of the property or assets of Cathedra or any Cathedra Subsidiary has been taken, condemned or expropriated by any Governmental Authority nor has any written notice, acknowledgement or proceeding in respect thereof been received by Cathedra or any Cathedra Subsidiary.

(gg)	Rights of Other Persons. Except as set out in Schedule 3.1(gg) of the Cathedra Disclosure Letter, no person has any right of first refusal or option to purchase or any other right of participation in any of the material properties or assets owned by Cathedra, any Cathedra Subsidiary or any part thereof.

(hh)	Non-Governmental Organizations and Community Groups. No material dispute between Cathedra or any of the Cathedra Subsidiaries and any nongovernmental organization, community, community group or civil organization exists or, to Cathedra’s knowledge, is threatened or imminent with respect to any of Cathedra’s or any of the Cathedra Subsidiaries’ properties or operational activities. Cathedra has provided Sphere with full and complete access to all material correspondence received by Cathedra, or the Cathedra Subsidiaries from any non-governmental organization, community, community group or civil organization.

(ii)	Corrupt Practices Legislation. None of Cathedra, any of its Subsidiaries or, to the knowledge of Cathedra, any of its Representatives, has taken, committed to take or been alleged to have taken any action that would cause Cathedra or any of its Subsidiaries to be in violation in any material respect of the Foreign Corrupt Practices Act of the United States or the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Foreign Corrupt Practices Act of 1977 of the United States of America, the Organization for Economic Co-operation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997, or such other anti-corruption or anti-bribery laws, regulations or requirements applicable to the Cathedra (collectively, “Corrupt Practices Legislation”). None of Cathedra or any of its Subsidiaries has received any notice alleging that Cathedra, any of its Subsidiaries or Representatives has violated any Corrupt Practices Legislation and, to the knowledge of Cathedra, no condition or circumstances exist (including any ongoing proceeding) that would form the basis for any such allegations.

(jj)	Money Laundering. The operations of Cathedra and each of its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial record-keeping and reporting requirements and money laundering or similar Laws (collectively, “Money Laundering Laws”). None of Cathedra or any of its Subsidiaries has received any notice alleging that Cathedra, any of its Subsidiaries or Representatives has violated any Money Laundering Laws and, to the knowledge of Cathedra, no condition or circumstances exist (including any ongoing proceeding) that would form the basis for any such allegations.

(kk)	United States Securities and Antitrust Laws.

(i)	Cathedra is a “foreign private issuer” as defined in Rule 3b-4 under the U.S. Securities Exchange Act and Cathedra is not required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

(ii)	Cathedra is not required to file reports pursuant to Sections 13(a) or 15(d) of the U.S. Securities Exchange Act and the Cathedra Shares are not registered, or required to be registered, under Section 12 of the U.S. Securities Exchange Act.

(ll)	Stock Exchange Compliance. Cathedra is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSXV.

(mm)	Change of Control. Except as set forth in Schedule 3.1(mm) of the Cathedra Disclosure Letter, neither Cathedra nor a Cathedra Subsidiary is a party to any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction which includes provisions that would be triggered by this Agreement or the implementation of this Agreement including any change of control that may result, directly or indirectly, from this Agreement or the implementation of this Agreement.

(nn)	Closing Payments. Other than the Cathedra Closing Payments, neither Cathedra nor any of its Subsidiaries has any Closing Payments.

(oo)	Data Systems.

(i)	In respect of the Systems of Cathedra and its Subsidiaries:

(A)	the Systems have been maintained and supported in accordance with prudent industry practices in all material respects;

(B)	commercially reasonable controls are in place to control access and security to such Systems and there are appropriate firewalls, virus protection programs and other cybersecurity measures in place that are consistent with current standards and practices of a reasonably prudent business operating in a similar industry and that such measures and policies reasonably safeguard proper access to and the security of the data of Cathedra and its Subsidiaries;

(C)	all software being used is supported by valid licenses and all licenses in respect of such software are in good standing in all material respects and not in default in any material respect; and

(D)	all related data, content and programs are backed-up regularly with copies stored safely and securely off-site.

(ii)	There have been no written complaints relating to any improper use or disclosure of any information involving Cathedra or its Subsidiaries, nor any breach in the information security, cybersecurity or similar systems in respect of Cathedra or its Subsidiaries in the past three years.

(iii)	To the knowledge of Cathedra, the computer and data processing systems, facilities and services used by Cathedra are substantially free of any material defects, bugs and errors and do not contain any disabling codes or instructions, spyware, trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, software, data or other materials wherein any trade secrets or proprietary information of Cathedra or its Subsidiaries has been disclosed to a third party.

(pp)	Competition Act (Canada). Neither the aggregate value of the assets in Canada of Cathedra and the entities it controls nor the annual gross revenues from sales in or from Canada generated from those assets, all as determined in accordance with Part IX of the Competition Act (Canada) and the Notifiable Transaction Regulations thereunder, exceed $93 million.

(qq)	No Collateral Benefit. Except as set forth is Schedule 3.1(qq) of the Cathedra Disclosure Letter, to the knowledge of Cathedra, no related party of Cathedra together with its associated entities (within the meaning of MI 61-101), beneficially owns or exercises control or direction over 1% or more of the outstanding Cathedra Shares, except for related parties who will not receive a collateral benefit (within the meaning of MI 61-101) as a consequence of the transactions contemplated by this Agreement.

(rr)	Privacy.

(i)	Cathedra and the Cathedra Subsidiaries are and have at all times been in compliance in all material respects with all Applicable Laws relating to the collection, use, disclosure and storage of Personal Information, including the Personal Information Protection and Electronic Documents Act (Canada) (“Privacy Laws”) and industry standards relating to the processing by Cathedra and the Cathedra Subsidiaries of the type of information regulated by Privacy Laws and collected, used or disclosed by Cathedra and the Cathedra Subsidiaries, including information such as an individual’s address, age, gender, income, family status, citizenship, assets, liabilities, credit information, personal references and health records, but not including the name, title or business address or telephone number of an employee (collectively, “Personal Information”), including the disclosing or transferring of Personal Information in the course of operating the business of Cathedra. To the knowledge of Cathedra, (1) there are no complaints made to, or audit, proceeding, investigation (formal or informal) or claim currently pending against, Cathedra or the Cathedra Subsidiaries by any private party or any Governmental Authority with respect to the processing of Personal Information, or in respect of any other Applicable Laws pertaining to privacy, Personal Information, anti-spam, or spyware (including consent, registration or notification requirements), and (2) there is no reasonable basis for any such complaint, audit, proceeding, investigation or claim.

(ii)	Cathedra and the Cathedra Subsidiaries maintain materially appropriate privacy and security policies, procedures and systems in respect of the processing of Personal Information, including as required to safeguard Personal Information from unauthorized access, misuse, loss, destruction, disposal or damage (collectively, the “Privacy Policies”). To the knowledge of Cathedra, Cathedra and the Cathedra Subsidiaries are and have at all times been in compliance with the Privacy Policies, in all material respects. To the knowledge of Cathedra, Cathedra and the Cathedra Subsidiaries have not experienced any unauthorized access, misuse, loss, destruction, disposal or damage to any of the Personal Information under its custody or control.

(iii)	None of (A) the transfer to Sphere Representatives by Cathedra and the Cathedra Subsidiaries of the Personal Information as part of the Sphere’s due diligence and in connection with this Agreement; (B) the execution, delivery or performance of, or consummation of this Agreement or the Arrangement; or (C) Sphere’s possession or use of any Personal Information, will result in any violation of Law or the Privacy Policies, in any material respect.

(iv)	To the knowledge of the Cathedra, Cathedra and the Cathedra Subsidiaries have never experienced a security or data breach in respect of Personal Information or any information pertaining to or concerning the business of Cathedra and the Cathedra Assets, including any and all information relating to their respective businesses, affairs, finances, opportunities, projections, customers, suppliers, assets, liabilities, operations and internal practices.

3.2 Survival of Representations and Warranties

The representations and warranties of Cathedra and contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SPHERE

4.1 Representations and Warranties of Sphere

Sphere and Amalco Sub, jointly and severally, represent and warrant to and in favour of Cathedra as follows and acknowledges that Cathedra is relying upon these representations and warranties in connection with entering into this Agreement and agreeing to complete the Arrangement and other transactions contemplated herein:

(a)	Organization. Sphere is a corporation amalgamated and validly existing under the laws of the Province of Ontario, has all necessary corporate power and capacity to own or lease its property and assets and to carry on its business as presently owned, leased or conducted, and is duly registered, licensed or qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties and assets, owned or leased, or the nature of its business make such qualification, registration or licensing necessary.

(b)	Capitalization.

(i)	Sphere’s authorized capital consists of an unlimited number of common shares; an unlimited number of Preferred Shares, issuable in series; an unlimited number of Series A Preferred Shares; an unlimited number of Series B Preferred Shares; an unlimited number of Series C Preferred Shares; an unlimited number of Series D Preferred Shares; an unlimited number of Series E Preferred Shares; an unlimited number of Series F Preferred Shares; an unlimited number of Series G Preferred Shares; and an unlimited number of Series H Preferred Shares, of which, as of the date hereof, 3,476,336 Sphere Common Shares and 161 Sphere Series H Shares are validly issued and outstanding as fully paid and non-assessable shares. As of the date hereof, there are no Series A, Series B, Series C, Series D, Series E, Series F, or Series G Preferred Shares outstanding.

(ii)	The issued and outstanding Sphere Common Shares are listed and posted for trading on NASDAQ.

(iii)	Schedule 4.1(b)(iii) of the Sphere Disclosure Letter sets forth, as of the date hereof, the number of outstanding Sphere Options, Sphere RSUs, Sphere RSAs, and Sphere Warrants, and the exercise price and vested percentage, vesting terms, and expiry date, where applicable, of such Sphere Options, Sphere RSUs, Sphere RSAs, and Sphere Warrants.

(iv)	Except as set out in Schedule 4.1(b)(iii) of the Sphere Disclosure Letter, there are not now, and at the Effective Date there will not be, any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income, share price or any other attribute of Sphere or its business or operations.

(v)	There are not now, and at the Effective Date there will not be, any outstanding bonds, debentures or other evidences of indebtedness of Sphere having the right to vote (or convertible into or exchangeable for securities having the right to vote) with Sphere Shareholders or on any matter.

(vi)	Except for 1,599,621 Sphere Common Shares issuable on the due exercise or settlement or conversion, as applicable, of Sphere Series H Shares, Sphere Options, Sphere RSUs, Sphere RSAs, and Sphere Warrants outstanding as of the date hereof, or as may be issued pursuant to Section 5.2(c)(ii), there are not now, and at the Effective Date there will not be, any options, warrants, conversion privileges, rights, agreements, understandings, commitments or other obligations (whether by law, pre-emptive or contractual) of Sphere to (i) issue, sell or deliver any shares or other ownership interests in Sphere or securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in Sphere; or (ii) acquire any shares or ownership interests in any other person.

(vii)	All securities of Sphere (including all options, warrants, rights or other convertible or exchangeable securities) have been issued in compliance with all Applicable Laws (including Applicable Securities Laws) and all securities to be issued upon due exercise of any such options, warrants, rights and other convertible or exchangeable securities in accordance with the respective terms thereof will be issued in compliance with all Applicable Laws (including Applicable Securities Laws) as fully paid and non-assessable securities of Sphere.

(viii)	All outstanding Sphere Common Shares, Sphere Series H Shares Sphere Options, Sphere RSUs, Sphere RSAs, and Sphere Warrants have been recorded in Sphere Financial Statements in accordance with GAAP and no such grants involved any “back dating”, “forward dating”, “spring loading” or similar concepts.

(ix)	There are no outstanding contractual or other obligations of Sphere or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of Sphere or any of its Subsidiaries.

(x)	Other than the Sphere Common Shares and Sphere Series H Shares, there are no securities or other instruments or obligations of Sphere or any of its Subsidiaries that carry (or which is convertible into, or exchangeable for, securities having, except the Sphere Options, Sphere RSUs, Sphere RSAs, and Sphere Warrants) the right to vote generally with the Sphere Shareholders on any matter.

(xi)	All dividends or distributions on the securities of Sphere or any of its Subsidiaries that have been declared or authorized have been paid in full.

(xii)	Sphere has duly authorized and has all the requisite authority to create and issue the Sphere Series I Shares. Except for the filing of articles amendment to create the Sphere Series I Shares and the approval of the regulatory authorities under the OBCA, no consents, approvals or filings, including the approval of Sphere Shareholders or any other third party, are required for the creation and issuance of the Sphere Series I Shares, and the Sphere Series I Shares shall be created pursuant to and in accordance with all Applicable Law and the constating documents of Sphere.

(c)	Subsidiaries.

(i)	Each of the Sphere Subsidiaries is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, has all necessary corporate power and capacity to own or lease its property and assets and to carry on its business as presently owned, leased or conducted by it, and is duly registered, licensed or qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties and assets, owned or leased, or the nature of its business makes such qualification, registration or licensing necessary.

(ii)	The authorized share capital and the outstanding securities of each of the Sphere Subsidiaries are set forth in Section 4.1(c)(ii) of the Sphere Disclosure Letter. Sphere, directly or indirectly, beneficially owns all of the issued and outstanding shares and other ownership interests of each of the Sphere Subsidiaries and all such shares and other ownership interests are duly authorized, validly issued, fully paid and non-assessable (and no such shares have been issued in violation of any pre-emptive rights). There are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any Sphere Subsidiary to issue, sell or deliver any shares in its share capital or other ownership interests, or any securities or obligations convertible into or exchangeable for, any shares of its share capital or other ownership interests.

(d)	Authority Relative to this Agreement.

(i)	Each of Sphere and Amalco Sub has the corporate power and capacity to enter into and perform its obligations under this Agreement and all documents and agreements contemplated by this Agreement to which Sphere and Amalco Sub is or will be a party.

(ii)	The execution and delivery of this Agreement by Sphere and Amalco Sub and the performance by Sphere and Amalco Sub of its obligations hereunder have been duly authorized by each of the Sphere Board and the board of directors of Amalco Sub and no other corporate proceeding on the part of Sphere or Amalco Sub is necessary to authorize this Agreement or the transactions contemplated hereby, other than the approval of:

(A)	the Sphere Proxy Statement and other matters relating solely thereto, by the Sphere Board; and

(B)	the Sphere Resolution by the Sphere Shareholders.

(iii)	This Agreement has been duly executed and delivered by each of Sphere and Amalco Sub and is a legal, valid and binding obligation of Sphere and Amalco Sub, enforceable against Sphere and Amalco Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to the availability of equitable remedies.

(iv)	The execution and delivery by Sphere and Amalco Sub of this Agreement does not, and the performance by Sphere and Amalco Sub of their respective obligations hereunder and thereunder and the completion of the Arrangement do not and will not:

(A)	conflict with, violate or breach any provision of: (1) Sphere’s or any of its Subsidiaries’ constating documents or any resolution of their respective directors or shareholders; or (2) any Applicable Laws in any material respect;

(B)	result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require any consents to be obtained under, or give to others any rights of termination, amendment, acceleration or cancellation of or under, any credit agreement, note, bond, mortgage, indenture or other similar contract, agreement or instrument relating to indebtedness for borrowed money to which Sphere or any of its Subsidiaries is a party or by which Sphere or any of its Subsidiaries or any of their respective properties or assets is bound or affected;

(C)	result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, require any consent to be obtained under, or give to others any rights of termination, amendments, acceleration or cancellation of or under:

(1)	any license, permit, certificate, order, consent, approval or other authorization of Sphere or any of its Subsidiaries or by which Sphere, any of its Subsidiaries or any of their respective properties or assets is bound or affected, that would, individually or in the aggregate, have a Material Adverse Effect on Sphere or would prevent or delay completion of the Arrangement;

(2)	any agreement, arrangement, commitment or understanding to which Sphere or any of its Subsidiaries is a party or by which Sphere, any of its Subsidiaries or any of their respective properties or assets is bound or affected that would, individually or in the aggregate, have a Material Adverse Effect on Sphere or would prevent or delay completion of the Arrangement;

(D)	result in the imposition of an Encumbrance upon any of the properties or assets of Sphere or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on Sphere; or

(E)	give rise to any option, right of first refusal or similar right becoming exercisable by a third party that would have a Material Adverse Effect on Sphere or prevent or delay the completion of the Arrangement.

(v)	(A) The Sphere Board has received an oral fairness opinion from Rosenblatt Securities, to be subsequently confirmed in writing; (B) the Sphere Board, after consultation with its outside legal counsel and financial advisors, has unanimously determined that the acquisition of all of the issued and outstanding Cathedra Shares pursuant to the Arrangement is in the best interests of Sphere and accordingly has approved the entering into of this Agreement and the making of a recommendation that Sphere Shareholders vote in favour of the Sphere Resolution; and (C) each director or officer has advised Sphere that he or she intends to vote all Sphere Common Shares held by him or her, directly or indirectly, in favour of the Sphere Resolution.

(vi)	There are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements to which Sphere or the Sphere Subsidiaries are a party.

(e)	Securities Law Matters

(i)	Sphere is a “reporting issuer” not in default or the equivalent under the Applicable Securities Laws of each of the Provinces of British Columbia, Alberta, and Ontario.

(ii)	Since January 1, 2025, Sphere has prepared and filed with appropriate Governmental Authorities all documents required to be filed by it under Applicable Securities Laws and such documents, as of the time they were filed:

(A)	did not contain any misrepresentations (as defined in Applicable Securities Laws relating to such document);

(B)	did not fail to state a material fact required to be stated in order to make the statements contained in such document not misleading in light of the circumstances in which they were made; and

(C)	complied in all material respects with the requirements of Applicable Securities Laws.

(iii)	Sphere has not filed any confidential material change report or the equivalent thereof under Applicable Securities Laws with any Governmental Authority that currently remains confidential.

(iv)	None of the Sphere Subsidiaries are considered to be a “reporting issuer” under Applicable Securities Laws.

(v)	Other than as disclosed in Schedule 4.1(e)(v) of the Sphere Disclosure Letter, Sphere is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. Sphere has not taken any action which would be reasonably expected to result in the delisting or suspension of the Sphere Common Shares on or from NASDAQ.

(f)	Financial Matters.

(i)	Sphere’s audited annual consolidated financial statements as at and for the fiscal years ended December 31, 2024, 2023 and 2022 (including the notes thereto) (the “Sphere Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with GAAP consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of the audited consolidated financial statements, in the related report of Sphere’s independent auditors, or (ii) in the case of unaudited consolidated interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC) and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Sphere and the Sphere Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited consolidated interim financial statements, to normal period-end adjustments) and reflect reserves required by GAAP, in respect of all material contingent liabilities, if any, of Sphere and the Sphere Subsidiaries on a consolidated basis. There has been no material change in Sphere accounting policies, except as described in the notes to the Sphere Financial Statements, since December 31, 2024.

(ii)	The accounts receivables of Sphere as reflected on the Sphere Financial Statements arose from bona fide transactions in the ordinary course of business, and to the knowledge of Sphere, are good and collectible accounts in the ordinary course of business subject to an allowance for doubtful accounts taken in accordance with GAAP.

(iii)	neither Sphere nor the Sphere Subsidiaries have assigned or otherwise encumbered the revenue, if any, derived from the Sphere Assets

(g)	Material Liabilities. Other than as disclosed in the Sphere Public Record, neither Sphere nor any of its Subsidiaries has any material liabilities or material obligations of any nature (whether contingent or absolute, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes), including guarantees, support obligations or other similar obligations with respect to the obligations of any person, except liabilities and obligations adequately reflected or reserved against in the audited consolidated financial statements of Sphere as at and for the financial year ended December 31, 2024 or incurred in the ordinary course of business since the end of such period.

(h)	Books and Records. The corporate records and minute books of Sphere and the Sphere Subsidiaries have been maintained in accordance with all Applicable Laws and are complete and accurate, in each case in all material respects. Financial books and records and accounts of Sphere and the Sphere Subsidiaries: (i) have been maintained in accordance with Applicable Laws, GAAP and good business practices on a basis consistent with prior years and past practice; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Sphere and the Sphere Subsidiaries; and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Sphere, in each case of sub-clause (i)-(iii), in all material respects.

(i)	Disclosure Controls and Procedures. Sphere has devised and maintained a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the U.S. Exchange Act) designed to ensure that information required to be disclosed by Sphere under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Applicable Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by Sphere in the reports and other filings under Applicable Securities Laws is accumulated and communicated to Sphere’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(j)	Internal Control over Financial Reporting. Sphere maintains “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the U.S. Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Sphere and the Sphere Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Sphere and the Sphere Subsidiaries are being made only in accordance with authorizations of management and directors of Sphere and the Sphere Subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Sphere’s and the Sphere Subsidiaries’ assets that could have a material effect on its financial statements. To the knowledge of Sphere, prior to the date of this Agreement: (A) there are no significant deficiencies in the design or operation of, or material weaknesses in, Sphere’s internal controls over financial reporting that are reasonably likely to adversely affect the ability to record, process, summarize and report financial information, and (B) there is no fraud, whether or not material, that involves management or other employees who have a significant role in Sphere’s internal control over financial reporting. Since January 1, 2025, Sphere has received no (x) material complaints from any source regarding accounting, internal accounting controls or auditing matters or (y) expressions of concern from employees of Sphere regarding questionable accounting or auditing matters.

(k)	Absence of Changes. Except as disclosed in the Sphere Public Record, since January 1, 2025, Sphere and each of its Subsidiaries has conducted its business only in the ordinary course of business and consistent with past practice and:

(i)	no Material Adverse Change has occurred with respect to Sphere;

(ii)	neither Sphere nor any of its Subsidiaries have incurred liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would, individually or in the aggregate, have a Material Adverse Effect on Sphere;

(iii)	neither Sphere nor any of its Subsidiaries have experienced any damage, destruction or loss, whether covered by insurance or not, that would have a Material Adverse Effect on Sphere;

(iv)	neither Sphere nor any of its Subsidiaries have acquired or sold or committed to acquire or sell property or assets aggregating more than five percent (5%) of Sphere’s total consolidated property and assets as at December 31, 2024;

(v)	neither Sphere nor any of its Subsidiaries have entered into, amended, relinquished, terminated or failed to renew any material agreement, arrangement, commitment, understanding, license, permit, certificate, order, consent, approval or authorization that would, individually or in the aggregate, have a Material Adverse Effect on Sphere;

(vi)	there has been no increase in or modification to the compensation payable or to become payable by Sphere to any of its directors, officers or employees, or any grant by Sphere to any of its directors, officers or employees of any increase in severance or termination pay, except in the ordinary course of business;

(vii)	there has not been any increase in or modification to any Employee Plan for any of Sphere’s current or former employees or consultants (or their relatives), except in the ordinary course of business or pursuant to ordinary course annual increases;

(viii)	Sphere has not made any material change in its accounting methods, principles or practices, including the basis upon which its assets and liabilities are recorded on its books or its earnings, profits and losses are ascertained;

(ix)	neither Sphere nor any of its Subsidiaries have amended their constating documents;

(x)	Sphere has not declared, paid or set aside for payment any dividend or distribution of any kind in respect of any of its outstanding securities nor made any repayments of capital;

(xi)	Sphere has not redeemed, repurchased or otherwise acquired any Sphere Common Shares or Sphere Series H Shares;

(xii)	no resolution to approve a subdivision, consolidation or reclassification of any of the Sphere Common Shares or Sphere Series H Shares has been approved by or presented to the Sphere Shareholders or holders of Sphere Preferred Shares, as applicable; and

(xiii)	neither Sphere nor any of its Subsidiaries have entered into any agreements, arrangements, commitments or understandings to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of Sphere in this Agreement materially untrue or incorrect as of the date when made.

(l)	Restrictions on Business Activities. There are no agreements, arrangements, commitments, understandings, judgments, orders, warrants, writs, injunctions or decrees binding upon Sphere or any of its Subsidiaries that has or could have the effect of prohibiting or materially restricting or impairing any business practice of Sphere or any of its Subsidiaries, any acquisition of property or assets by Sphere or any of its Subsidiaries or the conduct of business by Sphere or any of its Subsidiaries as currently conducted, other than any such agreements, arrangements, commitments, understandings, judgments, orders, awards, writs, injunctions or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Sphere.

(m)	Compliance. Sphere and each of its Subsidiaries has complied with and is not in violation of (i) its constating documents or any resolution of its directors or shareholders; or (ii) any Applicable Laws, other than instances of non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Sphere. None of Sphere or any of its Subsidiaries or, to the knowledge of Sphere, any of their respective directors or officers, is under any investigation with respect to, has been convicted, charged or, to the knowledge of Sphere, threatened to be charged with, or has received written notice of, any violation or potential violation of any Law from any Governmental Authority, in each case, that could be expected to be material to Sphere and its Subsidiaries.

(n)	Approvals. No consent, approval, order or authorization of, or filing with, any Governmental Authority with jurisdiction over Sphere, the Sphere Subsidiaries or any of their respective properties, assets or businesses is required to be obtained by Sphere or any of its Subsidiaries in connection with the execution and delivery by Sphere of this Agreement, the performance by Sphere of its obligations hereunder or the completion of the Arrangement other than:

(i)	in connection with or in compliance with Applicable Securities Laws;

(ii)	authorizations, consents, approvals, orders or filings, the failure of which to obtain or make would not, individually or in the aggregate, prevent or delay approval of the Sphere Resolution, completion of the Arrangement or have a Material Adverse Effect on Sphere; and

(iii)	the filing of articles of amendment for the Sphere Series I Shares.

(o)	Licences and Permits. Sphere and each of its Subsidiaries owns, possesses or has obtained, and is in compliance in all material respects with, all material licences, permits, certificates, orders, consents, approvals and other authorizations of or from any Governmental Authority required by Applicable Laws which are necessary to lawfully conduct its businesses as it is now being conducted or as intended to be conducted as set forth in the Sphere Public Record or which are necessary for the lawful ownership, use and occupation of its properties and assets, except for such licences, permits, certificates, orders, consents, approvals or authorizations the failure to own, possess or obtain, and be in compliance with, would not, individually or in the aggregate, have a Material Adverse Effect on Sphere. All such permits are in full force and effect and, to the knowledge of Sphere, there are no facts, events or circumstances that would reasonably be expected to result in a failure to obtain or be in compliance with such permits as are necessary to conduct the business of Sphere or its Subsidiaries as it is proposed to be conducted. Each such permit can be renewed in the ordinary course of business by Sphere or its Subsidiaries. Neither Sphere nor any of its Subsidiaries has received no written notice of any actual or threatened proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such permit and, to the knowledge of Sphere, there is no valid basis for any such proceeding, including on the basis of the transactions contemplated hereby. Neither Sphere nor any of its Subsidiaries has received any written notice of any actual or threatened administrative or governmental action or proceeding in connection with the expiration, continuance or renewal of any such permit and, to the knowledge of Sphere, there is no valid basis for any such proceeding.

(p)	Material Contracts. Schedule 4.1(p) of the Sphere Disclosure Letter sets forth a complete and accurate list of the Sphere Material Contracts as of the date hereof. Each Sphere Material Contract is a valid and binding agreement of Sphere or a Sphere Subsidiary and to the knowledge of Sphere, each other party thereto, and is in full force and effect, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to the availability of equitable remedies. Neither Sphere nor any of its Subsidiaries is in breach of, and no event of default (including an event which with notice or lapse of time or both would become a default) relating to Sphere or any of its Subsidiaries has occurred under any Sphere Material Contract and, to the knowledge of Sphere, none of the other parties to any of the Sphere Material Contracts are in breach of and no event of default (including an event which with notice or lapse of time or both would become a default) relating to such other party has occurred under any of the Sphere Material Contracts, except for breaches or events of default that have been cured or waived or breaches or events of default that would not, individually or in the aggregate, have a Material Adverse Effect on Sphere.

(q)	Employment Matters.

(i)	Schedule 4.1(q)(i) of the Sphere Disclosure Letter contains a complete and accurate list as of the date hereof of employees and consultants (including independent contractors) of Sphere and the Sphere Subsidiaries with an estimated annual aggregate compensation (calculated on the basis of base salary or consulting, fees, and cash bonus, if any, paid during the year ended December 31, 2025) in excess of $50,000, including their respective location, hire date, position, engagement type, salary or fees, benefits and current status (full-time, part-time, consultant, active, non-active), as well as a list of all former employees and consultants of Sphere or a Sphere Subsidiary in the past twelve (12) months that had an annual aggregate compensation in excess of $50,000 to whom Sphere or any of the Sphere Subsidiaries has or may have any obligations, indicating the nature and value of such obligations.

(ii)	No employee or consultant listed in Schedule 4.1(q)(i) of the Sphere Disclosure Letter has provided written notice to Sphere or any of its Subsidiaries that he or she intends to resign, retire or terminate his or her employment or engagement with Sphere or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or otherwise.

(iii)	All amounts due or accrued due for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, consulting fees, vacation with pay, sick days and benefits under any Sphere Employee Plans and other similar accruals have either been paid or are accrued and accurately reflected in all material respects in the books and records of Sphere and its Subsidiaries.

(iv)	Except as disclosed in Schedule 4.1(q)(iv) of the Sphere Disclosure Letter, there are no written or oral agreements, obligations or understandings providing for severance, termination or other payments to any director, officer, employee or consultant of Sphere or any of its Subsidiaries that would be triggered by the completion of the transactions contemplated by this Agreement, except for obligations to provide reasonable notice to employees or consultants hired for indefinite terms who are dismissed without cause.

(v)	All individuals who provide services to Sphere or a Sphere Subsidiary, including employees and consultants, have at all times been accurately classified by Sphere and such Subsidiary with respect to such services as an employee or a non-employee for all purposes, including wages, payroll taxes and participation, and benefit accrual under each Sphere Employee Plan.

(vi)	There are no current, pending or, to the knowledge of Sphere, threatened strikes or lockouts at any of Sphere’s or a Sphere Subsidiary’s facilities affecting employees or consultants.

(vii)	Except as disclosed in Schedule 4.1(q)(vii) of the Sphere Disclosure Letter, none of Sphere or any of the Sphere Subsidiaries are subject to any claim for wrongful dismissal, constructive dismissal or any other claim in contract or in tort, nor is any such claim or any litigation, arbitration or mediation pending or, to the knowledge of Sphere, threatened, relating to employment or termination of employment of employees or consultants (including independent contractors), other than claims, litigation, arbitration or mediation that, individually or in aggregate, amount to less than $50,000.

(viii)	Sphere and the Sphere Subsidiaries have, at all times during the past four (4) years, operated in all material respects in accordance with all Applicable Laws with respect to employment and labour and independent contractor relationships, including employment and labour standards, occupational health and safety laws, workers’ compensation, social insurance and pension contribution, human rights and labour relations, and there are, and during the past four (4) years have been, no pending or, to the knowledge of Sphere, threatened proceedings against Sphere or any of the Sphere Subsidiaries before any Governmental Authority with respect to any of the foregoing matters, other than claims, litigation, arbitration or proceedings that, individually or in aggregate, amount to less than $50,000.

(ix)	None of Sphere and the Sphere Subsidiaries is a party to or bound by or subject to any collective agreement, has not made any commitment to, or conducted any negotiation or discussion with, any labour union or employee association with respect to any future agreement or arrangement, is not required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees and, to the knowledge of Sphere, there is no current attempt to organize, certify or establish any labour union or employee association with respect to employees or consultants.

(r)	Employee Plans.

(i)	Schedule 4.1(r)(i) of the Sphere Disclosure Letter contains a complete list as of the date hereof of all Employee Plans of Sphere. All of the Employee Plans of Sphere are and have been established, registered, qualified, funded and administered in accordance with all Applicable Laws, and in accordance with their terms, the terms of the material documents that support such Employee Plans and the terms of agreements between Sphere and/or any of its Subsidiaries, as the case may be, and their respective employees and former employees who are members of, or beneficiaries under, the Employee Plans.

(ii)	All current obligations of Sphere or any of the Sphere Subsidiaries regarding the Employee Plans have been satisfied in all material respects. All contributions, premiums or Taxes required to be made or paid by Sphere or a Sphere Subsidiary, as the case may be, under the terms of each Employee Plan or by Applicable Laws in respect of the Employee Plans have been made in a timely fashion in accordance with Applicable Laws and in accordance with the terms of the applicable Employee Plan. As at the date hereof, no currently outstanding notice of underfunding, non-compliance, failure to be in good standing or otherwise has been received by Sphere or any of the Sphere Subsidiaries from any applicable Governmental Authority in respect of any Employee Plan that is a pension or retirement plan.

(iii)	To the knowledge of Sphere, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Authority, or by any party (other than routine claims for benefits) and, to the knowledge of Sphere, there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration or qualification of any Employee Plan required to be registered or qualified.

(iv)	The execution and delivery of this Agreement, the performance by Sphere of its obligations under this Agreement and the completion of the Arrangement will not constitute an event or condition under any Employee Plan that entitles an employee or former employee to a payment, promise of payment, acceleration or vesting of any other benefit to which that individual would not otherwise be entitled.

(s)	Real Property. Except as disclosed in Schedule 4.1(s) of the Sphere Disclosure Letter (the “Sphere Real Property”), neither Sphere nor any Sphere Subsidiary leases, owns, has any freehold interest in, or is a party to or bound by or subject to any agreement, contract, commitment, or option to purchase, any freehold interest in real or immovable property. Title to the owned Sphere Real Property is good and marketable, free and clear of all Encumbrances. Each lease in respect of any leased Sphere Real Property is in good standing, legal, valid, binding and full force and effect, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to the availability of equitable remedies. There is no event of breach or default, or any event which, with the giving of notice, the lapse of time or both, would become an event of default, under any lease respecting the leased Sphere Real Property, except for breaches or events of default that have been cured. To the knowledge of Sphere, the operation and maintenance by Sphere and the Sphere Subsidiaries of the Sphere Real Property is in material compliance with any restrictive covenants registered or recorded against title to the Sphere Real Property and does not materially encroach on any property owned by others. To the extent payable by Sphere or any Sphere Subsidiary, all payments have been made in respect of (i) local, state and/or federal taxes with respect to the Sphere Real Property; and (ii) the use of water and electricity with respect to the Sphere Real Property, in each case, to the extent due and owing.

(t)	Intellectual Property Matters

(i)	Schedule 4.1(t)(i) of the Sphere Disclosure Letter sets forth:

(A)	all Sphere Intellectual Property of which Sphere or a Sphere Subsidiary is not the exclusive owner, identifying the subject matter, any related registration, and the limits on ownership by Sphere or such Sphere Subsidiary,

(B)	all Sphere Intellectual Property that Sphere or a Sphere Subsidiary uses pursuant to license or sublicense of a third party listing the subject matter, any ancillary registration, the source of authorization and the owner, and except as expressly disclosed pursuant to this subsection, neither Sphere nor a Sphere Subsidiary is a party to any contract or commitment to pay any royalty, license or other fee with respect to the use of the Sphere Intellectual Property, and

(C)	all Sphere Intellectual Property that Sphere or a Sphere Subsidiary owns jointly with a third party;

(ii)	neither Sphere nor a Sphere Subsidiary has registered any patent, industrial design, trademark, tradename, copyright or other registration with respect to any Sphere Intellectual Property anywhere in the world and there is no pending application or application for registration that Sphere or a Sphere Subsidiary has made with respect to any Sphere Intellectual Property anywhere in the world;

(iii)	the Sphere Intellectual Property includes all of the material Intellectual Property necessary for the operation of the ordinary course of business of Sphere and the Sphere Subsidiaries, as presently conducted and as presently proposed to be conducted;

(iv)	Sphere or a Sphere Subsidiary owns exclusively or has the right to use pursuant to license or sublicense all Sphere Intellectual Property. Each Sphere Intellectual Property owned or used by Sphere or a Sphere Subsidiary immediately prior to the Effective Date will be owned or available for use by Sphere or such Sphere Subsidiary on substantially similar terms and conditions immediately subsequent to the Effective Date;

(v)	no consents are required for any Sphere Intellectual Property that is required to be licensed or sublicensed to any third party in connection with Sphere’s and the Sphere Subsidiaries’ business to be so licensed or sublicensed to any third party;

(vi)	neither Sphere nor a Sphere Subsidiary has granted any third party any license, sublicense agreement or other permission with respect to any Sphere Intellectual Property or the use of any Sphere Intellectual Property;

(vii)	Sphere and the Sphere Subsidiaries have taken all commercially reasonable actions to maintain and protect all of the Sphere Intellectual Property owned by Sphere or a Sphere Subsidiary. No owned item of Sphere Intellectual Property has been abandoned. Each item of Sphere Intellectual Property used by Sphere or a Sphere Subsidiary pursuant to license or sublicense is being used by Sphere or a Sphere Subsidiary in compliance in all material respects with the terms of the applicable license and the execution, delivery and performance of this Agreement by the parties hereto will not impair such authorized use;

(viii)	to the knowledge of Sphere, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Sphere Intellectual Property rights of Sphere or a Sphere Subsidiary; and

(ix)	the ordinary course of business of Sphere and the Sphere Subsidiaries, as presently conducted does not, and neither Sphere nor a Sphere Subsidiary has interfered with, infringed upon, misappropriated, misused, violated or otherwise come into conflict with any Intellectual Property rights of any third party, and neither Sphere nor a Sphere Subsidiary has received notice of any, and there is no action, suit, proceeding, hearing, charge, complaint, claim, demand, or to the knowledge of Sphere investigation that is pending or, to the knowledge of Sphere, threatened that challenges or limits the legality, validity, enforceability, use or ownership of the Sphere Intellectual Property (including any claim that Sphere or a Sphere Subsidiary must license or refrain from using any Intellectual Property rights of any third party) and neither Sphere nor a Sphere Subsidiary is subject to any outstanding injunction, judgment, order, decree, ruling or charge regarding same.

(u)	Digital Assets; Bitcoin Miners.

(i)	Sphere and its Subsidiaries deposit substantially all of its crypto-assets, including any bitcoin mined, in digital wallets held or operated by Sphere and its Subsidiaries (the “Sphere Wallets”). There are no Encumbrances on, or rights of any person to, the Sphere Wallets or the crypto-assets contained in such Sphere Wallets. Sphere and its Subsidiaries have taken commercially reasonable steps to protect the Sphere Wallets and crypto-assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to the Sphere Wallets and crypto-assets.

(ii)	Sphere and its Subsidiaries have the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents applicable to the business of Sphere and its Subsidiaries (collectively, the “Sphere Digital Assets”) set forth on Schedule 4.1(u)(ii) of the Sphere Disclosure Letter, free and clear of all Encumbrances. Neither Sphere nor any Sphere Subsidiary have taken any actions where it owns a substantial portion of all outstanding tokens in the then existing issued and circulating supply of such tokens on a blockchain to effectuate change through the governance process of that relevant blockchain that would reasonably foreseeably disrupt the continued existence, validity, legality, governance or public availability of the relevant blockchains.

(iii)	Sphere and its Subsidiaries currently own and/or operates approximately 1,000,000 terahash of compute capacity primarily for the mining of bitcoin and/or other cryptocurrencies.

(iv)	Schedule 4.1(u)(iv) of the Sphere Disclosure Letter provides a list as of the date hereof of all bitcoin or other cryptocurrency miners owned or leased by Sphere and its Subsidiaries (“Sphere Miners”), including each model name/number and a calculation of the total terahashes per second that can be processed by such Sphere Miner. All Sphere Miners are owned or rightfully possessed by, operated by and under the control of Sphere and its Subsidiaries. Except as set forth in Schedule 4.1(u)(iv) of the Sphere Disclosure Letter, there has been no failure, breakdown or continued substandard performance of any Sphere Miners that has caused a material disruption or interruption in or to the use of the Sphere Miners or the related operation of the business of Sphere and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sphere, the Sphere Miners are generally maintained and in good working condition to perform all computing, information technology and data processing operations necessary for the operations of Sphere and its Subsidiaries. Sphere and its Subsidiaries have taken commercially reasonable steps to: (i) protect the Sphere Miners from malware and other contaminants, hacks and other malicious external or internal threats; (ii) ensure continuity of operations with adequate energy supply and minimal uptime required; and (iii) provide for the remote-site back-up of data and information critical to Sphere and its Subsidiaries. Sphere and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans and procedures and information and data security policies, in each case, that are consistent with generally accepted industry standards. Sphere’s and its Subsidiaries’ use, provision, disclosure and transfer of Sphere Miners and Sphere Digital Assets and related services, has complied with all Applicable Laws in all material respects, including all applicable financial services and Money Laundering Laws. Neither Sphere nor any Sphere Subsidiary has participated in any cryptocurrency tumbler or equivalent services.

(v)	Environmental Matters.

(i)	To the knowledge of Sphere, neither Sphere nor any of its Subsidiaries has been in violation of any applicable Environmental Laws in connection with the ownership, use, maintenance or operation of the Sphere Assets. Neither Sphere nor any of its Subsidiaries has received any inquiry from or notice of a pending investigation or threatened investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any such Environmental Laws.

(ii)	Neither Sphere nor any of its Subsidiaries has any material environmental liabilities outstanding. To the knowledge of Sphere, no Hazardous Substances have been used in the operation of Sphere’s and its Subsidiaries’ business except those Hazardous Substances used in the ordinary course of business, and to the knowledge of Sphere, there has been no Release of any such Hazardous Substances in the operation of the Sphere’s and its Subsidiaries’ business in contravention or violation of any laws, regulations, rules or approvals created by a Governmental Authority applicable to Sphere or its Subsidiaries.

(w)	Title to Assets

(i)	Sphere is the owner, directly or through the Sphere Subsidiaries, of and has good and marketable title to all of the Sphere Assets, including all of the Sphere Assets listed in Schedule 4.1(w)(i) of the Sphere Disclosure Letter and all of the Sphere Assets reflected in the Sphere Financial Statements, and all properties and assets acquired by Sphere and the Sphere Subsidiaries after the date of the Sphere Financial Statements, free and clear to its knowledge of all Encumbrances whatsoever.

(ii)	Except as provided for under the Sphere Material Contracts or the Sphere Financial Statements, no persons other than Sphere or the Sphere Subsidiaries owns any Sphere Assets which are being used in the ordinary course of business of Sphere and its Subsidiaries and there are no agreements or commitments by Sphere or the Sphere Subsidiaries to purchase material property or assets, other than in the ordinary course of business.

(iii)	The Sphere Material Contracts include the only material documents and contracts currently in effect under and by virtue of which Sphere and the Sphere Subsidiaries are entitled to the Sphere Assets or which otherwise relate to or affect the interest of Sphere and the Sphere Subsidiaries in the Sphere Assets, other than documents that are not in the possession or control of Sphere or the Sphere Subsidiaries, of which to the knowledge of Sphere, there are none.

(iv)	Sphere and the Sphere Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess and control all personal property forming part of the Sphere Assets that are leased by and material to Sphere or any of the Sphere Subsidiaries as used, possessed and controlled by Sphere or the Sphere Subsidiaries, as applicable.

(x)	Litigation.

(i)	Except as set out in Schedule 4.1(x) of the Sphere Disclosure Letter:

(A)	there is no claim, suit, action, arbitration, review, proceeding or investigation, pending, or to the knowledge of Sphere, threatened, by or against Sphere or any of the Sphere Subsidiaries or affecting any of their respective properties, assets or businesses before or by any Governmental Authority that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on Sphere or prevent or delay consummation of the Arrangement or the other transactions contemplated by this Agreement, nor to the knowledge of Sphere is there any basis for any such claim, suit, action, arbitration, review, proceeding or investigation; and

(B)	neither Sphere, nor any of its Subsidiaries, nor any of their respective properties or assets, is subject to any outstanding judgment, order, decision, ruling, award, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of Sphere or the Sphere Subsidiaries, as the case may be, to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would prevent or delay consummation of the Arrangement or the other transactions contemplated by this Agreement.

(y)	Bankruptcy. None of Sphere or any of the Sphere Subsidiaries is insolvent within the meaning of applicable bankruptcy, insolvency or fraudulent conveyance Laws. Except as disclosed in Schedule 4.1(y) of the Sphere Disclosure Letter, no act or proceeding has been taken by or against Sphere or any of the Sphere Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Sphere or any of the Sphere Subsidiaries nor, to the knowledge of Sphere, is any threatened, or for the appointment of a trustee, receiver, manager or other administrator of Sphere or any of the Sphere Subsidiaries or any of their respective properties or assets. None of Sphere or any of the Sphere Subsidiaries has sought protection under the Bankruptcy and Insolvency Act (Canada) or the Company Creditors Arrangement Act (Canada) or applicable bankruptcy legislation outside Canada.

(z)	Insurance. Sphere and the Sphere Subsidiaries have as of the date hereof policies of insurance as set forth in Schedule 4.1(z) of the Sphere Disclosure Letter and such policies are in full force and effect as of the date hereof and will remain in full force and effect to and including the Effective Date and will not be cancelled or otherwise terminated as a result of the Arrangement or the other transactions contemplated by this Agreement other than such cancellations as would not, individually or in the aggregate, have a Material Adverse Effect on Sphere.

(aa)	Tax Matters.

(i)	Except as disclosed in Schedule 4.1(aa)(i) of the Sphere Disclosure Letter, Sphere and each Sphere Subsidiary has duly and in a timely manner made or prepared all Tax Returns required to be made or prepared by it, and duly and in a timely manner filed all Tax Returns required to be filed by it with the appropriate Governmental Authority, such Tax Returns are complete and correct in all material respects and Sphere and each Sphere Subsidiary has paid all Taxes, including instalments on account of Taxes for the current year required by Applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Authority and Sphere has provided adequate accruals in accordance with GAAP in the most recently published financial statements of Sphere for any Taxes for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business;

(ii)	Sphere and each Sphere Subsidiary have duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit or any person) and has duly and timely remitted to the appropriate Governmental Authority such Taxes or other amounts required by Applicable Law to be remitted by it;

(iii)	Sphere and each Sphere Subsidiary have duly and timely collected all amounts on account of any sales or transfer Taxes, including goods and services, harmonized sales and provincial and territorial taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority such amounts required by Law to be remitted to it;

(iv)	neither Sphere nor any Sphere Subsidiary has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which: (A) to file any Tax Return covering any Taxes for which Sphere or any Sphere Subsidiary is or may be liable; (B) to file any elections, designations or similar filings relating to Taxes for which Sphere or any Sphere Subsidiary is or may be liable; (C) Sphere or any Sphere Subsidiary is required to pay or remit any Taxes or amounts on account of Taxes; or (D) any Governmental Authority may assess or collect Taxes for which Sphere or any Sphere Subsidiary is or may be liable;

(v)	except as disclosed in Schedule 4.1(aa)(v) of the Sphere Disclosure Letter and other than ordinary course audits and claims and/or as disclosed in Sphere’s Public Record, there are no proceedings, investigations, audits or claims in progress or pending or, to the knowledge of Sphere, threatened against Sphere nor any Sphere Subsidiary in respect of Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes;

(vi)	neither Sphere nor any Sphere Subsidiary has acquired property from a non-arm’s length person, within the meaning of the Income Tax Act: (A) for consideration the value of which is less than the fair market value of the property; or (B) as a contribution of capital for which no shares were issued by the acquirer of the property;

(vii)	Sphere has made available to Cathedra true and correct copies of: (A) all Tax Returns relating to the Taxes of Sphere or any Sphere Subsidiary that to the knowledge of Sphere have been filed in the last three (3) years; and (B) all material written communications to or from any Governmental Authority relating to the Taxes of Sphere or any Sphere Subsidiary that to the knowledge of Sphere has been received or sent in the last three (3) years;

(viii)	for the purposes of the Income Tax Act, (A) Sphere and Sphere 3D Inc. are resident in Canada and are taxable Canadian corporations; and (B) all Sphere Subsidiaries except Sphere 3D Inc. are non-residents of Canada; and

(ix)	there are no Encumbrances for Taxes upon any properties or assets of Sphere or of any of the Sphere Subsidiaries (other than Liens relating to Taxes not yet due and payable and for which adequate reserves have been recorded on the consolidated balance sheet included in Sphere’s audited consolidated financial statements as at and for the fiscal year ended December 31, 2024).

(bb)	Finder’s Fee. Except as disclosed in Schedule 4.1(bb) of the Sphere Disclosure Letter, there is no investment banker, broker, finder or other intermediary that has been retained or is authorized to act on behalf of Sphere or any of the Sphere Subsidiaries who might be entitled to any fee or commission from Sphere or any of the Sphere Subsidiaries in connection with the transactions contemplated by this Agreement.

(cc)	Absence of Cease Trade Orders. No order ceasing or suspending trading of the Sphere Common Shares or any other securities of Sphere has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of Sphere, are pending, contemplated or threatened under any Securities Laws or by any other regulatory authority.

(dd)	Related Party Transactions.

(i)	There are no contracts or other transactions currently in place between Sphere or any Sphere Subsidiary, on the one hand, and (A) any officer or director of Sphere or any Sphere Subsidiary, any affiliate or associate (including any spouse, parent, sibling or descendant of such person and any trust for the benefit of any of the foregoing persons) of any such, officer, director, or any family member of any of the foregoing; or (B) to the knowledge of Sphere, any holder of record or beneficial owner of 10% or more of the Sphere Common Shares or Sphere Series H Shares or any affiliate or associate (including any spouse, parent, sibling or descendant of such person and any trust for the benefit of any of the foregoing persons) of any such holder of record or beneficial owner, on the other hand; and

(ii)	none of Sphere or any of its Subsidiaries is indebted to any director, officer, employee or agent of, or independent contractor to, Sphere or any of its Subsidiaries or any of their respective affiliates or associates, including any spouse, parent, sibling or descendant of such person and any trust for the benefit of any of the foregoing persons (except for amounts due in the ordinary course as salaries, bonuses, directors’ fees or the reimbursement of ordinary course expenses).

(ee)	Expropriation. No material part of the property or assets of Sphere or any Sphere Subsidiary has been taken, condemned or expropriated by any Governmental Authority nor has any written notice, acknowledgement or proceeding in respect thereof been received by Sphere or any Sphere Subsidiary.

(ff)	Rights of Other Persons. No person has any right of first refusal or option to purchase or any other right of participation in any of the material properties or assets owned by Sphere, any Sphere Subsidiary or any part thereof.

(gg)	Non-Governmental Organizations and Community Groups. No material dispute between Sphere or any of the Sphere Subsidiaries and any nongovernmental organization, community, community group or civil organization exists or, to Sphere’s knowledge, is threatened or imminent with respect to any of Sphere or any of the Sphere Subsidiaries’ properties or operational activities. Sphere has provided Cathedra with full and complete access to all material correspondence received by Sphere, or the Sphere Subsidiaries from any non-governmental organization, community, community group or civil organization.

(hh)	Corrupt Practices Legislation. None of Sphere, any of its Subsidiaries or, to the knowledge of Sphere, any of its Representatives, has taken, committed to take or been alleged to have taken any action that would cause Sphere or any of its Subsidiaries to be in violation in any material respect of Corrupt Practices Legislation. None of Sphere or any of its Subsidiaries has received any notice alleging that Sphere, any of its Subsidiaries or Representatives has violated any Corrupt Practices Legislation and, to the knowledge of Sphere, no condition or circumstances exist (including any ongoing proceeding) that would form the basis for any such allegations.

(ii)	Money Laundering. The operations of Sphere and each of its Subsidiaries are and have been conducted in compliance in all material respects with applicable Money Laundering Laws. None of Sphere or any of its Subsidiaries has received any notice alleging that Sphere, any of its Subsidiaries or Representatives has violated any Money Laundering Laws and, to the knowledge of cathedra, no condition or circumstances exist (including any ongoing proceeding) that would form the basis for any such allegations.

(jj)	United States Securities Laws and Antitrust Laws.

(i)	Sphere Common Shares are registered pursuant to Section 12(b) of the U.S. Securities Exchange Act. Other than the Sphere Common Shares, Sphere does not have, nor is it required to have, any class of securities registered under the U.S. Exchange Act.

(ii)	Sphere is not an “investment company” registered, or required to register, under the United States Investment Company Act of 1940, as amended.

(iii)	Sphere has timely filed or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2024, under the U.S. Securities Act or the U.S. Exchange Act (all such documents, collectively, the “Sphere SEC Documents”). The Sphere SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Sphere SEC Document filed or furnished prior to the Effective Time) (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, and (B) complied in all material respects with the applicable requirements of the U.S. Exchange Act and the U.S. Securities Act, as applicable.

(kk)	Stock Exchange Compliance. Except as set forth in Schedule 4.1(kk) of the Sphere Disclosure Letter, Sphere is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(ll)	Change of Control. Except as set forth in Schedule 4.1(ll) of the Sphere Disclosure Letter, neither Sphere nor a Sphere Subsidiary is a party to any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction which includes provisions that would be triggered by this Agreement or the implementation of this Agreement including any change of control that may result, directly or indirectly, from this Agreement or the implementation of this Agreement.

(mm)	Closing Payments. Other than the Sphere Closing Payments, neither Cathedra nor any of its Subsidiaries has any Closing Payments.

(nn)	Data Systems.

(i)	In respect of the Systems of Sphere and its Subsidiaries:

(A)	the Systems have been maintained and supported in accordance with prudent industry practices in all material respects;

(B)	commercially reasonable controls are in place to control access and security to such Systems and there are appropriate firewalls, virus protection programs and other cybersecurity measures in place that are consistent with current standards and practices of a reasonably prudent business operating in a similar industry and that such measures and policies reasonably safeguard proper access to and the security of the data of Sphere and its Subsidiaries;

(C)	all software being used is supported by valid licenses and all licenses in respect of such software are in good standing in all material respects and not in default in any material respect; and

(D)	all related data, content and programs are backed-up regularly with copies stored safely and securely off-site.

(ii)	There have been no written complaints relating to any improper use or disclosure of any information involving Sphere or its Subsidiaries, nor any breach in the information security, cybersecurity or similar systems in respect of Sphere or its Subsidiaries in the past three years.

(iii)	To the knowledge of Sphere, the computer and data processing systems, facilities and services used by Sphere are substantially free of any material defects, bugs and errors and do not contain any disabling codes or instructions, spyware, trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, software, data or other materials wherein any trade secrets or proprietary information of Sphere or its Subsidiaries has been disclosed to a third party.

(oo)	Competition Act (Canada). Neither the aggregate value of the assets in Canada of Cathedra and the entities it controls nor the annual gross revenues from sales in or from Canada generated from those assets, all as determined in accordance with Part IX of the Competition Act (Canada) and the Notifiable Transaction Regulations thereunder, exceed $93 million.

(pp)	No Collateral Benefit. To the knowledge of Sphere, no related party of Sphere together with its associated entities (within the meaning of MI 61-101), beneficially owns or exercises control or direction over 1% or more of the outstanding Sphere Common Shares or Sphere Series H Shares, except for related parties who will not receive a collateral benefit (within the meaning of MI 61-101) as a consequence of the transactions contemplated by this Agreement.

(qq)	Privacy.

(i)	Sphere and the Sphere Subsidiaries are and have at all times been in compliance in all material respects with all Applicable Laws relating to Privacy Laws and industry standards relating to the processing by Sphere and the Sphere Subsidiaries of Personal Information, including the disclosing or transferring of Personal Information in the course of operating the business of Sphere. To the knowledge of Sphere, (A) there are no complaints made to, or any audit, proceeding, investigation (formal or informal) or claim currently pending against, Sphere or the Sphere Subsidiaries by any private party or any Governmental Authority with respect to the processing of Personal Information, or in respect of any other Applicable Laws pertaining to privacy, Personal Information, anti-spam, or spyware (including consent, registration or notification requirements), and (B) there is no reasonable basis for any such complaint, audit, proceeding, investigation or claim.

(ii)	Sphere and the Sphere Subsidiaries maintain materially appropriate Privacy Policies. Sphere and the Sphere Subsidiaries are and have at all times been in compliance with the Privacy Policies, in all material respects. To the knowledge of Sphere, Sphere and the Sphere Subsidiaries are and have at all times been in compliance with the Privacy Policies, in all material respects. To the knowledge of Sphere, Sphere and the Sphere Subsidiaries have not experienced any unauthorized access, misuse, loss, destruction, disposal or damage to any of the Personal Information under its custody or control.

(iii)	None of (A) the transfer to Cathedra Representatives by Sphere and the Sphere Subsidiaries of the Personal Information as part of the Cathedra’s due diligence and in connection with this Agreement; (B) the execution, delivery or performance of, or consummation of this Agreement or the Arrangement; or (C) Cathedra’s possession or use of any Personal Information, will result in any violation of Law or the Privacy Policies, in any material respect.

(iv)	To the knowledge of the Sphere, Sphere and the Sphere Subsidiaries have never experienced a security or data breach in respect of Personal Information or any information pertaining to or concerning the business of Sphere and the Sphere Assets, including any and all information relating to their respective businesses, affairs, finances, opportunities, projections, customers, suppliers, assets, liabilities, operations and internal practices.

(rr)	Issuance of Sphere Common Shares. The Sphere Common Shares and Sphere Series I Shares to be issued as the Consideration Shares will, when issued pursuant to the Arrangement, be duly and validly issued as fully paid and non-assessable common shares in the capital of Sphere and fully paid and non-assessable Series I Preferred Shares in the capital of Sphere, respectively.

(ss)	Share Ownership. Neither Sphere, nor any of its affiliates, is a beneficial owner of any securities of Cathedra.

(tt)	Amalco Sub.

(i)	The authorized share capital of Amalco Sub consists of an unlimited number of common shares.

(ii)	As of the date hereof, there are issued and outstanding 100 common shares of Amalco Sub and there are no other securities of Amalco Sub or right to acquire common shares of Amalco Sub outstanding. The stated capital of Amalco Sub is $100.00.

(iii)	Since its formation, Amalco Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any person and has no assets or liabilities except those incurred in connection with this Agreement and the Arrangement, and other than this Agreement, Amalco Sub is not party to or bound by any contract.

4.2 Survival of Representations and Warranties

The representations and warranties of Sphere and Amalco Sub contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5
COVENANTS

5.1 Covenants of Cathedra Regarding the Conduct of Business

Cathedra covenants and agrees that from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except as expressly contemplated or permitted by this Agreement, required by Applicable Law or Governmental Authority or consented to by Sphere in writing, such consent not to be unreasonably withheld, conditioned or delayed:

(a)	the business of Cathedra and the Cathedra Subsidiaries shall be conducted only, and Cathedra and the Cathedra Subsidiaries shall not take any action except, in the ordinary course consistent with past practice or as set forth in Schedule 5.1(a) of the Cathedra Disclosure Letter;

(b)	it will use its best efforts to preserve intact its and each of its Subsidiaries’ business organization, assets, properties, and goodwill, to keep available the services of its and its Subsidiaries’ officers and employees as a group up to the Effective Date and to maintain satisfactory relationships with contractors, suppliers, agents and others having business relationships with Cathedra and/or its Subsidiaries;

(c)	without limiting the generality of Subsection 5.1(a), it will not, and it will cause its Subsidiaries not to, without the prior written consent of Sphere, such consent not to be unreasonably withheld, conditioned or delayed:

(i)	directly or indirectly, take or permit any action that would, or that reasonably may be expected to, be inconsistent with, interfere with or significantly impede the completion of the Arrangement or the transactions contemplated under this Agreement, or would render, or that reasonably may be expected to render, any representation or warranty of Cathedra to be untrue in any material respect at any time prior to the Effective Time as if made at that time;

(ii)	issue or authorize the issuance of any shares or securities or financial instruments convertible or exercisable into shares other than pursuant to the exercise, settlement or conversion, as applicable, of outstanding Cathedra Options, Cathedra Warrants, Cathedra RSUs and Cathedra MV Shares; provided, however, that nothing in this Section 5.1 shall require Sphere’s consent for any issuances of Cathedra RSUs pursuant to the Cathedra LTIP;

(iii)	subdivide, combine or reclassify any of its outstanding securities, or amend the terms thereof, or declare, set aside or pay any dividend or other distribution payable in cash, securities, property, assets or otherwise with respect to its securities;

(iv)	redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of Cathedra or any of its Subsidiaries;

(v)	reorganize, amalgamate, enter into an arrangement with or merge, or agree with any other person to reorganize, amalgamate, enter into an arrangement with or merge except pursuant to the Arrangement;

(vi)	change, amend or modify the charter documents or by-laws of Cathedra or the Cathedra Subsidiaries, other than as disclosed to and approved by Sphere;

(vii)	make any change in Cathedra’s methods of accounting, policies, principles, practices or procedures, except as required by concurrent changes in IFRS;

(viii)	except as disclosed to and approved by Sphere, acting reasonably, settle, pay, discharge, satisfy, compromise, waive, assign or release, (A) any material action, claim or proceeding brought against Cathedra and/or any of its Subsidiaries; or (B) any action, claim or proceeding brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Plan of Arrangement; or

(ix)	except as done in the ordinary course of business: (A) sell, pledge, hypothecate, lease, license, sell and lease back, mortgage, dispose of or encumber or otherwise transfer, any assets, securities, properties, interests or businesses of Cathedra or any of its Subsidiaries; (B) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests, businesses, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contribution of capital, property transfer, or purchase of any other property or assets of any other person; (C) incur, create, assume or otherwise become liable for, any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; (D) pay, discharge or satisfy any material liabilities or obligations; (E) waive, release, grant or transfer any rights of material value; (F) enter into new commitments of a capital expenditure nature in excess of $200,000 in the aggregate (the “Cathedra CAPEX Cap”); or (G) authorize or propose any of the foregoing, or enter into any agreement to do any of the foregoing.

(d)	it will promptly inform Sphere of:

(i)	any material adverse change, or any change which would reasonably be expected to become a material adverse change, in respect of Cathedra and its Subsidiaries;

(ii)	any event occurring prior to the Effective Time that, to the knowledge of Cathedra, would render any representation or warranty of Cathedra herein untrue in any material respect if made on and as of the Effective Date;

(iii)	any breach by Cathedra of its obligations under this Agreement;

(iv)	unless prohibited by Applicable Law and except if such potential consent relates solely to such person’s consent as a Cathedra Shareholder with respect to the Arrangement Resolution, any notice or other communication received by Cathedra or any of its Subsidiaries from any person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is or may be required in connection with this Agreement or the Arrangement (including a copy of any such written notice or communication);

(v)	any notice or other communication received by Cathedra or any of its Subsidiaries from any supplier, customer or any counterparty to a Cathedra Material Contract to the effect that such supplier, customer or counterparty is terminating or otherwise materially adversely modifying (or threatening to terminate or otherwise materially adversely modify) its relationship with Cathedra or any of its Subsidiaries as a result of this Agreement or the Arrangement (including a copy of any such written notice or communication); or

(vi)	any proceeding commenced or, to Cathedra’s knowledge, threatened against, relating to or involving, or otherwise affecting Cathedra or any of its Subsidiaries in connection with this Agreement or the Arrangement.

(e)	it will use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent set forth in Section 6.1 and 6.2 to the extent that satisfaction of such conditions precedent is within Cathedra’s control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the Arrangement, including Cathedra’s commercially reasonable efforts to:

(i)	provide all necessary notices, and obtain all necessary waivers, consents and approvals, required to be made or obtained by it to and from any other parties to the agreements, arrangements, commitments or understandings to which Cathedra or a Cathedra Subsidiary is a party or by which Cathedra, any of its Subsidiaries or any of their respective properties or assets are bound;

(ii)	provide all necessary notices, and obtain all necessary consents, approvals and authorizations, as are required to be made or obtained by it or any of its Subsidiaries under any Applicable Laws;

(iii)	effect all necessary registrations and filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the Arrangement and participate and appear in any proceedings of any Party before Governmental Authorities;

(iv)	oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate the Arrangement or the other transactions contemplated hereby;

(v)	fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement; and

(vi)	cooperate with Sphere in connection with the performance of its obligations hereunder;

(f)	it will use its reasonable commercial efforts to conduct its affairs, and to cause its Subsidiaries to conduct their affairs, so that the condition set forth in Section 6.2(a) is satisfied;

(g)	it shall keep Sphere fully informed as to all material decisions, actions or commitments required to be made with respect to the operations of the business of Cathedra and the Cathedra Subsidiaries;

(h)	it will provide Sphere and Sphere’s Representatives with such information concerning Cathedra and its properties, assets and businesses as Sphere may reasonably request and such access to the properties, books and records of Sphere as Sphere may reasonably require, and shall do, and shall cause its officers and employees to do, all things necessary to ensure that the Arrangement occurs in an orderly manner, without unnecessary disruptions, at the Effective Time, including preparing for an orderly transition in respect of banking, accounting and taxation work and by transferring, as of the Effective Time, account-signing authorities to such Sphere employees as mutually agreed between Sphere and Cathedra;

(i)	subject to Applicable Laws, except for non-substantive communications, furnish promptly to Sphere a copy of each notice, report, schedule or other document or communication delivered, filed or received by Cathedra in connection with any dealings with Governmental Authorities or the TSXV in connection with, or in any way affecting, the Arrangement or the other transactions contemplated herein;

(j)	prior to the Effective Date, Cathedra shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the TSXV to cause the delisting of the Cathedra SV Shares from the TSXV as promptly as practicable after the Effective Time;

(k)	from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Cathedra shall, and shall cause its Subsidiaries to, except as set forth in Schedule 5.1(k) of the Cathedra Disclosure letter, only make Permitted Expenditures, unless otherwise agreed in writing by Sphere; and

(l)	Cathedra will use commercially reasonable efforts to: (i) prepare and file the U.S. federal corporate income Tax Return of Cathedra on IRS Form 1120 for the fiscal year ended December 31, 2024, and (ii) restore Two Key Technologies LLC and North Campbell HoldCo LLC into good standing with the Tennessee Department of Revenue due to unfiled franchise and excise Tax Returns for the fiscal year ended December 31, 2024.

5.2 Covenants of Sphere Regarding the Conduct of Business

Sphere covenants and agrees that from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except as expressly contemplated or permitted by this Agreement, required by Applicable Law or Governmental Authority or consented to by Cathedra in writing, such consent not to be unreasonably withheld, conditioned or delayed:

(a)	the business of Sphere and the Sphere Subsidiaries shall be conducted only, and Sphere and the Sphere Subsidiaries shall not take any action except, in the ordinary course consistent with past practice or as set forth in Schedule 5.2(a) of the Sphere Disclosure Letter;

(b)	except as set forth in Schedule 5.2(a) of the Sphere Disclosure Letter, it will use its best efforts to preserve intact its and each of its Subsidiaries’ business organization, assets, properties and goodwill, to keep available the services of its and its Subsidiaries’ officers and employees as a group up to the Effective Date and to maintain satisfactory relationships with contractors, suppliers, agents and others having business relationships with Sphere and/or its Subsidiaries;

(c)	without limiting the generality of Subsection 5.2(a), it will not, and it will cause its Subsidiaries not to, without the prior written consent of Cathedra, such consent not to be unreasonably withheld, conditioned or delayed:

(i)	directly or indirectly, take or permit any action that would, or that reasonably may be expected to, be inconsistent with, interfere with or significantly impede the completion of the Arrangement or the transactions contemplated under this Agreement, or would render, or that reasonably may be expected to render, any representation or warranty of Sphere to be untrue in any material respect at any time prior to the Effective Time as if made at that time;

(ii)	issue or authorize the issuance of any shares or securities or financial instruments convertible or exercisable into shares other than the Consideration Shares, the Replacement Options, the Replacement Warrants, the Replacement RSUs, or pursuant to the exercise of outstanding Sphere Options, Sphere Warrants, Sphere RSUs and Sphere RSAs; provided, however, that nothing in this Section 5.2 shall require Cathedra’s consent for any issuance of (A) Sphere Common Shares issued as to suppliers in settlement of invoices therefrom or other amounts owed thereto; (B) Sphere Common Shares and/or Sphere RSUs issued in lieu of cash as payments to members of the Sphere Board for service thereon; (C) Sphere Common Shares pursuant to the ATM Agreement, including for net proceeds in excess of US$1,000,000; provided further that if, and to the extent that, Sphere issues Sphere Common Shares pursuant to the ATM Agreement for aggregate net proceeds in excess of US$1,000,000, the number of Consideration Shares issuable to Cathedra Shareholders shall be adjusted by recalculating the SVS Exchange Ratio and the MVS Exchange Ratio to reflect such additional Sphere Common Shares issued for the aggregate net proceeds in excess of US$1,000,000 only, such that, as nearly as practicable, the relative economic value and proportionate ownership of the Cathedra Shareholders immediately prior to such issuance is preserved; (D) Sphere Common Shares in settlement of outstanding Sphere Warrants; or (E) Sphere RSUs and Sphere Options pursuant to the Sphere PIP;

(iii)	subdivide, combine or reclassify any of its outstanding securities, or amend the terms thereof, or declare, set aside or pay any dividend or other distribution payable in cash, securities, property, assets or otherwise with respect to its securities;

(iv)	redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of Sphere or any of its Subsidiaries (other than any outstanding Sphere Warrants);

(v)	reorganize, amalgamate, enter into an arrangement with or merge, or agree with any other person to reorganize, amalgamate, enter into an arrangement with or merge except pursuant to the Arrangement;

(vi)	except for the creation of the Sphere Series I Shares, change, amend or modify the charter documents or by-laws of Sphere or the Sphere Subsidiaries, other than as disclosed to and approved by Cathedra;

(vii)	make any change in Sphere’s methods of accounting policies, principles, practices or procedures, except as required by concurrent changes in GAAP;

(viii)	except as disclosed to and approved by Cathedra, acting reasonably, settle, pay, discharge, satisfy, compromise, waive, assign or release, (A) any material action, claim or proceeding brought against Sphere and/or any of its Subsidiaries; or (B) any action, claim or proceeding brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Plan of Arrangement; or

(ix)	except as done in the ordinary course of business, (A) sell, pledge, hypothecate, lease, license, sell and lease back, mortgage, dispose of or encumber or otherwise transfer, any assets, securities, properties, interests or businesses of Sphere or any of its Subsidiaries; (B) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests, businesses, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contribution of capital, property transfer, or purchase of any other property or assets of any other person; (C) incur, create, assume or otherwise become liable for, any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; (D) pay, discharge or satisfy any material liabilities or obligations other than those related to Sphere Warrantholders; (E) waive, release, grant or transfer any rights of material value; (F) enter into new commitments of a capital expenditure nature in excess of $200,000 in the aggregate (the “Sphere CAPEX Cap”); or (G) authorize or propose any of the foregoing, or enter into any agreement to do any of the foregoing.

(d)	it will promptly inform Cathedra of:

(i)	any material adverse change, or any change which would reasonably be expected to become a material adverse change, in respect of Sphere and its Subsidiaries;

(ii)	any event occurring prior to the Effective Time that, to the knowledge of Sphere, would render any representation or warranty of Sphere untrue in any material respect if made on and as of the Effective Date;

(iii)	any breach by Sphere of its obligations under this Agreement;

(iv)	unless prohibited by Applicable Law and except if such potential consent relates solely to such person’s consent as a Sphere Shareholder with respect to the Sphere Resolution, any notice or other communication received by Sphere or any of its Subsidiaries from any person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is or may be required in connection with this Agreement or the Arrangement (including a copy of any such written notice or communication);

(v)	any notice or other communication received by Sphere or any of its Subsidiaries from any supplier, customer or any counterparty to a Sphere Material Contract to the effect that such supplier, customer or counterparty is terminating or otherwise materially adversely modifying (or threatening to terminate or otherwise materially adversely modify) its relationship with Sphere or any of its Subsidiaries as a result of this Agreement or the Arrangement (including a copy of any such written notice or communication); or

(vi)	any proceeding commenced or, to Sphere’s knowledge, threatened against, relating to or involving, or otherwise affecting Sphere or any of its Subsidiaries in connection with this Agreement or the Arrangement.

(e)	it will use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent set forth in Section 6.1 and 6.3 to the extent that satisfaction of such conditions precedent is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the Arrangement, including its commercially reasonable efforts to:

(i)	provide all necessary notices, and obtain all necessary waivers, consents and approvals. required to be made or obtained by it to and from other parties to the agreements, arrangements, commitments, or understandings to which Sphere or any of its Subsidiaries is a party or by which Sphere, any of its Subsidiaries or any of their respective properties or assets are bound;

(ii)	provide all necessary notices, and obtain all necessary consents, approvals and authorizations, as are required to be made or obtained by it or any of its Subsidiaries under any Applicable Laws,

(iii)	effect all necessary registrations and filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the Arrangement and participate and appear in any proceedings of any Party before Governmental Authorities;

(iv)	oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate the Arrangement or the other transactions contemplated hereby;

(v)	fulfil all conditions and satisfy all provisions of this Agreement and the Arrangement; and

(vi)	cooperate with Cathedra in connection with the performance of its obligations hereunder;

(f)	it will use its reasonable commercial efforts to conduct its affairs, and to cause its Subsidiaries to conduct their affairs, so that the condition set forth in Section 6.3(a) is satisfied;

(g)	it shall keep Cathedra fully informed as to all material decisions, actions or commitments required to be made with respect to the operations of the business of Sphere and the Sphere Subsidiaries;

(h)	it will provide Cathedra and Cathedra’s Representatives with such information concerning Sphere and its properties, assets and businesses as Cathedra may reasonably request and such access to the properties, books and records of Sphere as Cathedra may reasonably require, and shall do, and shall cause its officers and employees to do, all things necessary to ensure that the Arrangement occurs in an orderly manner, without unnecessary disruptions, at the Effective Time, including preparing for an orderly transition in respect of banking, accounting and taxation work and by transferring, as of the Effective Time, account-signing authorities to such Cathedra employees or consultants that will become officers of Sphere at the Effective Time as mutually agreed between Sphere and Cathedra; and

(i)	from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Sphere shall, and shall cause its Subsidiaries to, except as set forth on Schedule 5.2(i) of the Sphere Disclosure letter, only make Permitted Expenditures, unless otherwise agreed in writing by Cathedra.

5.3 Covenants of Sphere Relating to the Arrangement

Subject to Section 5.4, which shall govern in relation to Regulatory Approvals, Sphere covenants and agrees that until the Effective Time or the earlier termination of this Agreement pursuant to Section 10.1, except as expressly contemplated or permitted in this Agreement or consented to by Cathedra in writing, it will, and will cause its Subsidiaries and Representatives to:

(a)	subject to Applicable Laws, except for non-substantive communications, furnish promptly to Cathedra a copy of each notice, report, schedule or other document or communication delivered, filed or received by Sphere in connection with any dealings with Governmental Authorities or NASDAQ in connection with, or in any way affecting, the Arrangement or the other transactions contemplated herein;

(b)	prepare and file with all applicable Securities Authorities, all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the Applicable Securities Laws of the provinces of Canada and the United States for the issue by Sphere of Sphere Common Shares and Sphere Series I Shares pursuant to the Arrangement and the resale of such securities (other than by “control persons” of Sphere, as that term or its equivalent is used in applicable Canadian Securities Laws, or “affiliates” of Sphere as that term is used in the U.S. Securities Act);

(c)	at or prior to the Effective Time, allot and reserve for issuance a sufficient number of Sphere Common Shares and Sphere Series I Shares to meet the obligations of Sphere under the Arrangement (including upon the exercise, settlement or conversion, as applicable, of the Replacement Options, Replacement Warrants and Replacement RSUs);

(d)	at or prior to the Effective Time, authorize, allot and reserve for issuance a sufficient number of Replacement Options, Replacement Warrants, and Replacement RSUs to meet the obligations of Sphere under the Arrangement; and

(e)	take all necessary actions to have the Sphere Common Shares issued in connection with the Arrangement and upon the exercise, settlement or conversion, as applicable, of the Sphere Series I Shares, Replacement Options, Replacement RSUs and Replacement Warrants listed and to have such Sphere Common Shares posted for trading on NASDAQ.

5.4 Regulatory Approvals

(a)	As soon as reasonably practicable after the date of this Agreement, the Parties shall prepare and file all necessary documents, registrations, statements, petitions, filings and applications with any Governmental Authority, NASDAQ, FINRA and the TSXV, as applicable required to obtain any Regulatory Approvals and use their commercially reasonable efforts to obtain and maintain all Regulatory Approvals.

(b)	The Parties shall co-operate and coordinate with one another in connection with obtaining the Regulatory Approvals, including by providing or submitting as promptly as possible all documentation and information that is required or, in the opinion of a Party, acting reasonably, advisable in connection with obtaining the Regulatory Approvals and use their commercially reasonable efforts to ensure that such information does not contain a misrepresentation.

(c)	With respect to obtaining the Regulatory Approvals, each Party shall:

(i)	co-operate with the other Party and keep the other Party fully informed as to the status of and the processes and proceedings relating to obtaining the Regulatory Approvals;

(ii)	promptly notify the other Party of any communication from any Governmental Authority, NASDAQ, FINRA and the TSXV relating to any Regulatory Approval and provide the other Party with copies of any written communications from any Governmental Authority, NASDAQ and the TSXV relating to any Regulatory Approval; and

(iii)	use its commercially reasonable efforts to respond as promptly as reasonably possible to any inquiries or requests received from a Governmental Authority, NASDAQ, FINRA and the TSXV, in respect of any Regulatory Approval;

(d)	permit the other Party to review in advance any proposed written communications of any material nature with a Governmental Authority, NASDAQ, FINRA and the TSXV in respect of any Regulatory Approval, give due consideration to any comments or suggestions received from the other Party and provide the other Party with final copies of all such written communications; and

(e)	not participate, or permit a Representative to participate, in any substantive meeting (whether in person, by phone or otherwise) with a Governmental Authority, NASDAQ, FINRA and the TSXV in respect of any Regulatory Approval unless it consults with the other Party in advance and gives such other Party an opportunity to attend.

5.5	Financial Statements. No later than March 31, 2026, each Party shall provide to the other Party audited annual consolidated financial statements for the fiscal year ended December 31, 2025.

ARTICLE 6
CONDITIONS

6.1 Mutual Conditions Precedent

The respective obligations of the Parties to complete the transactions contemplated herein are subject to the fulfilment of the following conditions at or prior to the Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of the Parties:

(a)	the Court shall have granted the Interim Order in form and substance satisfactory to Sphere and Cathedra, acting reasonably, and the Interim Order shall not have been set aside or modified in a manner unacceptable to Sphere or Cathedra, each acting reasonably, on appeal or otherwise;

(b)	the Cathedra Shareholders shall have approved the Arrangement Resolution at the Cathedra Meeting in accordance with the Interim Order, the articles and notice of articles of Cathedra and any Applicable Laws, and the Arrangement Resolution shall not have been rescinded or amended in a manner unacceptable to Sphere or Cathedra, acting reasonably;

(c)	the Court shall have granted the Final Order in form and substance satisfactory to both Sphere and Cathedra, acting reasonably, and will not have been modified or set aside in a manner that is unacceptable to Sphere or Cathedra, acting reasonably, on appeal or otherwise;

(d)	the Sphere Shareholders shall have approved the Sphere Resolution at the Sphere Meeting in accordance with the articles and by-laws of Sphere and any Applicable Laws, and the Sphere Resolution shall not have been rescinded or amended in a manner unacceptable to Cathedra or Sphere, acting reasonably;

(e)	there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order of Law or under any applicable legislation, against Sphere or Cathedra which shall prevent the consummation of the Arrangement;

(f)	there shall have been no action taken under any Applicable Law or by any Governmental Authority which:

(i)	makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement; or

(ii)	results or would reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Arrangement which has, or could have, a Material Adverse Effect on Sphere or Cathedra, including due to any impact upon the assets, rights or interests of any of the Sphere Subsidiaries or the Cathedra Subsidiaries, subsequent to the Effective Date;

(g)	all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Authority and the expiry of any waiting periods, required to permit the completion of the Arrangement, and all Required Consents shall have been obtained or received on terms that are reasonably satisfactory to each Party;

(h)	NASDAQ shall not have objected, nor indicated any final intent to object, to the listing thereon and to the ongoing inclusion of the Sphere Common Shares to be issued to Cathedra Shareholders on NASDAQ pursuant to the Arrangement and the Sphere Common Shares issuable pursuant to the Sphere Series I Shares, Replacement Options, Replacement RSUs and Replacement Warrants, subject only to such conditions, including the filing of documentation, as are acceptable to Sphere and Cathedra, acting reasonably; provided, that in the event of receipt by Sphere of a notice from the Nasdaq Listing Qualifications Department of a deficiency with respect to NASDAQ’s continued listing standards, Cathedra shall be permitted to determine in its sole discretion acting reasonably, whether such deficiency constitutes a failure to meet the condition set forth in this Section 6.1(h), it being understood that, solely relating to noncompliance with respect to NASDAQ continued listing standards relating to the price per Sphere Common Share, the market value of Sphere’s listed securities and/or the number of publicly held Sphere Common Shares, only a notice of delisting from the Nasdaq Listing Qualifications Department or a notice of deficiency that, in Cathedra’s sole discretion acting reasonably, cannot be cured within the cure period provided by NASDAQ, may constitute a failure to meet the condition set forth in this Section 6.1(h).

(i)	the TSXV shall have accepted notice of Arrangement;

(j)	the distribution of the Consideration Securities pursuant to the Arrangement shall (i) be exempt from registration and prospectus requirements of Applicable Canadian Securities Laws, and (ii) except with respect to persons deemed to be “control persons” of Sphere or the equivalent under Canadian Securities Laws, the Consideration Shares to be distributed in Canada pursuant to the Arrangement shall not be subject to any resale restrictions under applicable Canadian Securities Laws;

(k)	the distribution of the Consideration Securities pursuant to the Arrangement shall be exempt from the registration requirements of the U.S. Securities Act and, except with respect to persons who are “affiliates” (as that term is used in the U.S. Securities Act) of Sphere, the Consideration Shares to be issued in the United States pursuant to the Arrangement shall not be subject to resale restrictions under the U.S. Securities Laws; provided, however, that Cathedra shall not be entitled to rely on the provisions of this Subsection 6.1(k) in failing to consummate the Arrangement in the event that Cathedra fails to advise the Court prior to the hearing in respect of the Final Order, as required by the terms of the foregoing exemption, that Sphere will rely on the foregoing exemption based on the Court’s approval of the Arrangement (including the fairness thereof);

(l)	the Arrangement Agreement shall not have been terminated pursuant to Article 10;

(m)	Sphere and Joel Block shall have executed the Management Member Employment Agreement effective as of the Effective Time and in a form mutually agreed on by Sphere, Cathedra and Joel Block, each acting reasonably, which Management Member Employment Agreement will include the material terms set forth in Schedule “C”;

(n)	Sphere and Thomas Masiero shall have either (i) executed an employment agreement in form and substance reasonably acceptable to Sphere, Cathedra and Thomas Masiero, effective as of the Effective Time, or (ii) caused the consulting agreement between Poimen Trust, Cathedra and Fortress Blockchain (US) Holdings Corp. to remain in effect;

(o)	Joel Block and Sphere shall have executed a sale based non-compete agreement in form and substance reasonably acceptable to Sphere, Cathedra and Joel Block, effective as of the Effective Time;

(p)	the Consideration Securities to be issued pursuant to the Arrangement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.

The conditions precedent in this Section 6.1 are for the mutual benefit of the Parties and may be waived, in whole or in part, at any time if waived by both Parties, such waiver being without prejudice to any other rights that each Party may have.

6.2 Conditions to Obligations of Sphere

The obligations of Sphere to complete the transactions contemplated herein are subject to the fulfilment of the following conditions at or prior to the Effective Time:

(a)	the representations and warranties of Cathedra set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of any such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Cathedra; and Sphere shall have received a certificate of two senior officers of Cathedra (in each case without personal liability) addressed to Sphere and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Sphere, acting reasonably;

(b)	all covenants of Cathedra under this Agreement to be performed on or before the Effective Time shall have been duly performed by Cathedra in all material respects, and Sphere shall have received a certificate of two senior officers of Cathedra (in each case without personal liability) addressed to Sphere and dated as of the Effective Date confirming the same, and certifying a list of Transaction Expenses and Cathedra Closing Payments incurred by Cathedra and its Subsidiaries for the period from the date hereof to the Effective Time, such certificate to be in a form and substance satisfactory to Sphere, acting reasonably;

(c)	from the date of this Agreement to the Effective Date, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), any event, change, occurrence or state of facts that, either individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Cathedra, and Sphere shall have received a certificate of two senior officers of Cathedra (in each case without personal liability) addressed to Sphere and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Sphere, acting reasonably;

(d)	Sphere shall have received resignations and releases in favour of Cathedra from such directors and officers of Cathedra or a Cathedra Subsidiary as Sphere may indicate in writing, as agreed to by Cathedra, acting reasonably, such resignations to be effective as of the Effective Time and in form and substance satisfactory to Sphere, acting reasonably;

(e)	holders of no more than 5% of the outstanding Cathedra Shares (calculated on an as-converted basis into Cathedra SV Shares) shall have exercised Dissent Rights (or, if exercised, remain unwithdrawn), and Sphere shall have received a certificate dated as of the Effective Date setting out in detail all Dissent Rights exercised or purported to have been exercised;

(f)	Sphere shall have received duly executed voting agreements, from the Principal Holders in form and substance mutually agreed by Cathedra and Sphere, acting reasonably, pursuant to which, for a period of twenty four (24) months following the Effective Date, each of the Principal Holders agree to vote all Sphere Common Shares held by them at any meeting of Sphere’s shareholders in accordance with the recommendations of Sphere’s Board, so long as such Principal Holder is not materially and disproportionately adversely impacted by the proposal compared to other Sphere shareholders. For clarity, the creation of a new class or series of shares equal or superior to the Sphere Series I Shares shall not constitute a proposal that will materially and disproportionately adversely impact a Principal Holder;

(g)	except as set forth in Schedule 6.2(g) of the Cathedra Disclosure letter, no “put” rights, conversion rights, exercise rights or similar right of shareholders or the holders of convertible securities of any kind, in each case of Cathedra or any of its subsidiaries, shall be triggered by the consummation of this Agreement; and

(h)	Cathedra shall have delivered to Sphere all documents reasonably necessary to document its compliance with Subsection 5.1(h).

The foregoing conditions precedent are for the benefit of Sphere and may be waived, in whole or in part, by Sphere in writing at any time.

6.3 Conditions to Obligations of Cathedra

The obligation of Cathedra to complete the transactions contemplated herein is subject to the following conditions on or before the Effective Time or such other time as specified below:

(a)	the representations and warranties of Sphere set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of any such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Sphere; and Cathedra shall have received a certificate of two senior officers of Sphere (in each case without personal liability) addressed to Cathedra and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Cathedra, acting reasonably;

(b)	all covenants of Sphere under this Agreement to be performed on or before the Effective Time shall have been duly performed by Sphere in all material respects, and Cathedra shall have received a certificate of two senior officers of Sphere (in each case without personal liability) addressed to Cathedra and dated as of the Effective Date confirming the same, and certifying a list of Transaction Expenses and Sphere Closing Payments incurred by Sphere and its Subsidiaries for the period from the date hereof to the Effective Time, such certificate to be in a form and substance satisfactory to Cathedra, acting reasonably;

(c)	from the date of this Agreement to the Effective Date, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), any event, change, occurrence or state of facts that, either individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Sphere, and Cathedra shall have received a certificate of two senior officers of Sphere (in each case without personal liability) addressed to Cathedra and dated as of the Effective Date confirming the same, such certificate to be in a form and substance satisfactory to Cathedra, acting reasonably;

(d)	the Sphere Series I Shares shall have been created and Sphere will have allotted and issued the Consideration Shares to be exchanged for Cathedra Shares pursuant to the Arrangement and delivered such Consideration Shares to the Depositary in accordance with the terms of the Arrangement and the Depositary Agreement;

(e)	Sphere will have granted the Replacement Options, Replacement RSUs and Replacement Warrants in exchange for the Cathedra Options, Cathedra RSUs and Cathedra Warrants (as the case may be), as at the Effective Time pursuant to the Arrangement and will have executed and delivered counterparts for stock option agreements in respect of such Replacement Options, award agreements for Replacements RSUs and warrant certificates in respect of such Replacement Warrants (as may be necessary);

(f)	Sphere shall have submitted to NASDAQ a Listing of Additional Shares Notification Form with respect to the Sphere Common Shares to be issued pursuant to the Arrangement and upon the exercise, settlement or conversion of Replacement Options, Replacement RSUs, Replacement Warrants and the Sphere Series I Shares, as applicable;

(g)	(i) The directors of Sphere immediately prior to the Effective Time who are not Director Nominees shall have delivered executed resignation letters in form and substance reasonably satisfactory to Sphere and Cathedra, (ii) Kurt L. Kalbfleisch shall be terminated as Chief Executive Officer of Sphere, (iii) the Director Nominees (to the extent they consented to their appointment) shall have been appointed or elected to the Sphere Board effective as of the Effective Time and (iv) Joel Block shall have been appointed as Chief Executive Officer of Sphere effective as of the Effective Time; and

(h)	except as set forth in Schedule 6.3(h) of the Sphere Disclosure letter, no “put” rights, conversion rights, exercise rights or similar right of shareholders or the holders of convertible securities of any kind, in each case of Sphere or any of its subsidiaries, shall be triggered by the consummation of this Agreement.

The foregoing conditions precedent are for the benefit of Cathedra and may be waived, in whole or in part, by Cathedra in writing at any time.

6.4 Co-operation

Each of the Parties shall use all reasonable commercial efforts to satisfy each of the conditions precedent to its obligations and take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under Applicable Laws, to permit the completion of the Arrangement and the other transactions contemplated in this Agreement in accordance with the provisions of this Agreement and to complete and make effective the Arrangement and the other transactions contemplated in this Agreement and to co-operate with each other in connection with the foregoing.

6.5 Notice and Cure

(a)	Each Party shall give prompt notice to the other Party of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would be likely to or could:

(i)	cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect between the date hereof and the Effective Date;

(ii)	result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party prior to the Effective Date; or

(iii)	result in the failure to satisfy any of the conditions precedent in favour of the other Party contained in Section 6.1, 6.2 or 6.3, as the case may be.

(b)	Sphere may not exercise its right to terminate this Agreement pursuant to Subsection 10.2(d)(i) and Cathedra may not exercise its right to terminate this Agreement pursuant to Subsection 10.2(c)(i) unless the Party seeking to terminate this Agreement shall have delivered a written notice to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered, providing that a Party is diligently proceeding to cure such matter and such matter is reasonably capable of being cured, no Party may exercise such termination right until the earlier of (i) the Outside Date and (ii) the date that is fifteen (15) Business Days following receipt of such notice by the Party to whom the notice was delivered, if such matter has not been cured by such date. If such notice has been delivered prior to the making of the application for the Final Order, such application shall, unless the Parties agree otherwise, be postponed or adjourned until the expiry of such period.

6.6 Merger of Conditions

The conditions in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time as contemplated herein.

ARTICLE 7
NON-SOLICITATION, RIGHT TO MATCH AND TERMINATION FEE

7.1 Non-Solicitation

(a)	Except as expressly provided in this Article 7, each Party agrees that, from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, it shall not, directly or indirectly, through any Representative, or otherwise, and shall not permit any such Representative to:

(i)	solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any information, permitting any visit to any facilities or properties of the Party or any of its Subsidiaries, or entering into any form of written or oral agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal or potential Acquisition Proposal;

(ii)	enter into or otherwise engage or participate in any discussions or negotiations with any person (other than the other Party and its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal or potential Acquisition Proposal;

(iii)	make a Change in Recommendation; or

(iv)	accept, approve, endorse or recommend, or propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than two (2) Business Days following the formal announcement of such Acquisition Proposal shall not be considered to be in violation of this Section 7.1 provided the Party’s Board has rejected such Acquisition Proposal and affirmed its recommendation in favour of the Arrangement before the end of such two (2) Business Day period).

(b)	Each Party shall, and shall cause its Subsidiaries and its Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation, or other activity commenced prior to the date of this Agreement with any person (other than the Parties and their affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal or potential Acquisition Proposal, and in connection therewith shall:

(i)	discontinue access to and disclosure of all information, including any data room and any non-public or confidential information, properties, facilities, books and records of the Party or any Subsidiary of the Party; and

(ii)	request, and exercise all rights it has to require: (A) the return or destruction of copies of any information regarding the Party or any Subsidiary of the Party provided to any person other than the other Party, and (B) the destruction of all material including or incorporating or otherwise reflecting such information regarding the Party or any Subsidiary of the Party, using all necessary efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(c)	Each Party represents and warrants that it has not waived any confidentiality, standstill or similar agreement or restriction to which the Party or any of its Subsidiaries is a party, except to permit submissions of expressions of interest prior to the date of this Agreement, and further covenants and agrees: (i) that the Party shall take all necessary action to enforce each confidentiality, standstill or similar agreement or restriction to which the Party or any of its Subsidiaries is a party, and (ii) that neither the Party nor any of its Subsidiaries or any of their respective Representatives have or will, without the prior written consent of the other Party (which may be withheld or delayed in the other Party’s sole and absolute discretion), release any person from, or waive, amend, suspend or otherwise modify such person’s obligations respecting the Party or any of its Subsidiaries under any confidentiality, standstill or similar agreement or restriction to which the Party or any of its Subsidiaries is a party.

(d)	Notwithstanding Subsection 7.1(a) hereof and any other provision of this Agreement, if at any time following the date of this Agreement and prior to obtaining the approval of such Party’s shareholders at the Cathedra Meeting or Sphere Meeting, as applicable, a Party that receives a request for material non-public information, or to enter into discussions, from a person that proposes to such Party an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Article 7 and that its Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, then such Party may: (i) provide the person making such Acquisition Proposal with access to material non-public information regarding such Party and its Subsidiaries; and/or (ii) enter into, participate, facilitate and maintain discussions or negotiations with, and otherwise cooperate with or assist, the person making such Acquisition Proposal, provided that such Party shall not, and shall not allow any of its Subsidiaries or Representatives to disclose any non-public information with respect to such person without having (A) entered into a confidentiality and standstill agreement on substantially the same terms as the other Party’s Confidentiality Agreement, including a standstill provision at least as stringent as contained in the Confidentiality Agreement, and provided a copy of such confidentiality and standstill agreement promptly upon execution to the other Party; and (B) provided to the other Party a list of and access to the information made or to be made available to such person. Any such confidentiality and standstill agreement may not include any provision calling for an exclusive right to negotiate with such Party and may not restrict such Party or any of its Subsidiaries from complying with Article 7.

(e)	If a Party or any of its Subsidiaries or any of their respective Representatives, receives or otherwise become aware of any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, or any request for copies of, access to, or disclosure of, information relating to the Party or any of its Subsidiaries, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the Party or any of its Subsidiaries, the Party shall promptly (and in any event within 24 hours) notify the other Party, at first orally and then in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions; the identity of all persons making the Acquisition Proposal, inquiry, proposal, offer or request; copies of all documents, correspondence or other material received in respect of, from or on behalf of any such person; and any other information which the other Party may reasonably request. The Party shall keep the other Party promptly and fully informed of the status of developments and negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request.

(f)	Each Party shall ensure that the Representatives of the Party and its Subsidiaries are aware of the provisions of this Section 7.1 and agree to be bound thereby, and it shall be responsible for any breach of such provisions by any of such persons.

(g)	The Parties agree that nothing in this Section 7.1 will prevent either Party from taking any actions (or from continuing with any activity commenced prior to the date of this Agreement) in the circumstances where a Party has received the other Parties written consent, such consent to be in the sole and unfettered discretion of such Party.

7.2 Superior Proposal and Right to Match

(a)	If a Party receives a Sphere Superior Proposal or Cathedra Superior Proposal prior to the approval of the Arrangement Resolution by the Cathedra Shareholders or the approval of the Sphere Resolution by the Sphere Shareholders, as the case may be, the Party’s Board may, subject to compliance with Subsection 10.2(c)(ii) or Subsection 10.2(d)(ii), as applicable, terminate this Agreement in order to enter into a definitive agreement with respect to such Sphere Superior Proposal or Cathedra Superior Proposal, if and only if:

(i)	the Board of the Party in receipt of the Acquisition Proposal determines, in good faith, that the Acquisition Proposal constitutes a Cathedra Superior Proposal or Sphere Superior Proposal, as the case may be;

(ii)	the person making the Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, was not restricted from making such Sphere Superior Proposal or Cathedra Superior Proposal pursuant to an existing standstill or similar restriction;

(iii)	such Party has been, and continues to be, in compliance with its obligations under this Article 7;

(iv)	such Party has delivered to the other Party a written notice of the determination of the Party’s Board that such Acquisition Proposal constitutes a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, and of the intention of the Party’s Board to enter into such definitive agreement, together with a written notice from the Party’s Board regarding the value and financial terms that the Party’s Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Acquisition Proposal (the “Superior Proposal Notice”);

(v)	such Party has provided the other Party with a copy of such Acquisition Proposal in accordance with Subsection 7.1(e).

(vi)	at least five (5) Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which the other Party received the Superior Proposal Notice and the date on which the other Party received a copy of such Acquisition Proposal from the Party;

(vii)	during any Matching Period, the other Party has had the opportunity (but not the obligation), in accordance with Subsection 7.2(b), to offer to amend this Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be; and

(viii)	such Party has:

(A)	paid to the other Party the Termination Fee payable under Section 7.3;

(B)	terminated this Agreement pursuant to Subsections 10.2(c)(ii) or 10.2(d)(ii), as applicable; and

(C)	entered into a binding agreement, understanding or arrangement with respect to the Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be.

(b)	During the Matching Period, or such longer period as the Party issuing the Superior Proposal Notice may approve in writing for such purpose, the other Party shall have the right, but not the obligation, to offer to amend the terms of this Agreement and the Plan of Arrangement. The Party’s Board shall review any proposal made by the other Party under Subsection 7.2(a)(vii) to amend the terms of this Agreement and the Plan of Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, ceasing to be a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, and shall negotiate in good faith with the other Party to make such amendments to the terms of this Agreement and the Arrangement as would enable the Party to proceed with the transactions contemplated by this Agreement on such amended terms. If the Party’s Board determines that such Acquisition Proposal would cease to be a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, the Party shall promptly so advise the other Party and the Parties shall amend this Agreement to reflect such proposal made by the other Party, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing. If the Party’s Board continues to believe, in good faith after consultation with its financial advisors and outside legal counsel, that such Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, remains a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, and therefore rejects the other Party’s amended proposal, the Party may, on termination of this Agreement in accordance with Subsections 10.2(c)(ii) or 10.2(d)(ii), as applicable, and payment of the Termination Fee as required pursuant to Section 7.3, accept, approve, recommend, or enter into an agreement, understanding or arrangement in respect of such Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be.

(c)	Each successive amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 7.2, and the other Party shall be afforded a new five (5) Business Day Matching Period from the later of the date on which the other Party received the Superior Proposal Notice and a copy of the Acquisition Proposal from the Party in respect of each such new Acquisition Proposal.

(d)	The Party’s Board shall promptly reaffirm its recommendation of the Arrangement by press release after any Acquisition Proposal which is not determined to be a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be, is publicly announced or the Party’s Board determines that a proposed amendment to the terms of this Agreement as contemplated under Subsection 7.2(b) would result in an Acquisition Proposal no longer being a Sphere Superior Proposal or Cathedra Superior Proposal, as the case may be. The Party shall provide the other Party and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the other Party and its counsel.

(e)	If the Party provides a Superior Proposal Notice to the other Party after a date that is less than ten (10) Business Days before the Cathedra Meeting or Sphere Meeting, as the case may be, the Party shall either proceed with or shall postpone the Meeting, as directed by the other Party acting reasonably, to a date that is not more than fifteen (15) Business Days after the scheduled date of the Cathedra Meeting or Sphere Meeting, as the case may be.

7.3 Termination Fee

(a) If:

(i)	Cathedra shall terminate this Agreement pursuant to Subsection 10.2(c)(ii) in order to enter into a definitive written agreement with respect to a Cathedra Superior Proposal;

(ii)	Sphere shall terminate this Agreement pursuant to Subsection 10.2(d)(iii) (but not including a termination by Sphere pursuant to Subsection 10.2(d)(iii) in circumstances where the Change in Recommendation resulted from the occurrence of a Material Adverse Effect in respect of Sphere);

(iii)	either Party shall terminate this Agreement pursuant to Subsection 10.2(b)(i), but only if prior to such Cathedra Meeting, a bona fide Acquisition Proposal, or the intention to make a bona fide Acquisition Proposal with respect to Cathedra, other than an Acquisition proposed permitted by Section 7.1(g), has been publicly announced and not withdrawn and within 12 months of the date of such termination: (A) such Acquisition Proposal is consummated by Cathedra; or (B) Cathedra and/or one or more of its Subsidiaries enters into a definitive agreement in respect of, or the Cathedra Board approves or recommends such Acquisition Proposal and that transaction is consummated at any time thereafter, provided that, for the purposes of this Subsection 7.3(a)(iii), all references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

then, in any such case, Cathedra shall pay to Sphere by wire transfer the Termination Fee in immediately available funds to an account designated by Sphere, prior to or concurrent with the termination of this Agreement.

(b)	If:

(i)	Sphere shall terminate this Agreement pursuant to Subsection 10.2(d)(ii) in order to enter into a definitive written agreement with respect to a Sphere Superior Proposal;

(ii)	Cathedra shall terminate this Agreement pursuant to Subsection 10.2(c)(iii) (but not including a termination by Cathedra pursuant to Subsection 10.2(c)(iii) in circumstances where the Change in Recommendation resulted from the occurrence of a Material Adverse Effect in respect of Cathedra);

(iii)	either Party shall terminate this Agreement pursuant to Subsection 10.2(b)(ii), but only if prior to such Sphere Meeting, a bona fide Acquisition Proposal, or the intention to make a bona fide Acquisition Proposal with respect to Sphere, other than an Acquisition proposed permitted by Section 7.1(g), has been publicly announced and not withdrawn and within 12 months of the date of such termination: (A) such Acquisition Proposal is consummated by Sphere; or (B) Sphere and/or one or more of its Subsidiaries enters into a definitive agreement in respect of, or the Sphere Board approves or recommends such Acquisition Proposal and that transaction is consummated at any time thereafter, provided that, for the purposes of this Subsection 7.3(b)(iii), all references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

then, in any such case, Sphere shall pay to Cathedra by wire transfer the Termination Fee in immediately available funds to an account designated by Cathedra, prior to or concurrent with the termination of this Agreement.

(c)	For greater certainty, no Party shall be obligated to make more than one payment pursuant to Subsections 7.3(a) or 7.3(b).

(d)	Each Party acknowledges that the amount set out in this Section 7.3 in respect of the Termination Fee represents liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, which the Party shall suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, and is not a penalty. Each Party irrevocably waives any respective rights it may have to raise as a defence that any such liquidated damages are excessive or punitive.

ARTICLE 8
INDEMNIFICATION AND INSURANCE

8.1 Indemnification of Directors and Officers

For a period of six (6) years after the Effective Date, Sphere shall: (i) maintain in effect the current or substantially similar provisions regarding indemnification of directors and officers contained in the constating documents of Cathedra (or any successor entity thereto) and any director, officer or employee indemnification agreements of Cathedra; and (ii) indemnify the directors and officers of Cathedra to the fullest extent to which Cathedra is permitted to indemnify such directors and officers under its constating documents and the Act.

8.2 Insurance

In addition to its obligations in Section 8.1, Sphere shall maintain in effect for a period of six (6) years after the Effective Date on a “trailing” or “run-off” basis, Cathedra’s current policy or policies or comparable policies of directors’ and officers’ liability insurance and fiduciary liability insurance providing coverage to the directors and officers of Sphere with respect to claims arising from facts or events which occurred on or before the Effective Date. Such coverage shall be on the same terms, in all material respects, as the coverage currently provided under policies maintained by Cathedra for the protection of directors and officers.

8.3 Beneficiaries

This Article 8 shall survive the consummation of the Arrangement and is intended to be for the benefit of, and shall be enforceable by, the persons described above and their respective heirs, executors, administrators and personal representatives and shall be binding on Cathedra and its successors and assigns, and, for such purpose, Cathedra hereby confirms that it is acting as agent and trustee on behalf of the persons described above and Sphere acknowledges that this provision shall enure to the benefit of any successor corporation of Cathedra, including by way of wind-up or dissolution.

ARTICLE 9
AMENDMENT AND WAIVER

9.1 Amendment

Subject to the provisions of the Interim Order, the Plan of Arrangement and Applicable Laws, this Agreement may, at any time, and from time to time before and after the holding of the Cathedra Meeting and the Sphere Meeting but not later than the Effective Date, be amended by written agreement of the Parties without further notice to or authorization on the part of the Cathedra Shareholders or Sphere Shareholders, and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of any of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any documents to be delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants or conditions herein contained or waive or modify performance of any of the obligations of any of the Parties hereto;

(d)	waive compliance with or modify any mutual conditions precedent set out herein; and

(e)	complete or modify any Schedule of this Agreement, whether or not it is in substantially the form attached hereto.

9.2 Waiver

(a)	At any time prior to the Effective Date, any Party may:

(i)	extend the time for the performance of any of the obligations or other acts of the other Party; or

(ii)	waive compliance with any of the covenants or agreements of the other Party or with any conditions to its own obligations, but in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

(b)	No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar). No waiver shall be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement shall not operate as a waiver of that right. A single or partial exercise of any right shall not preclude a Party from any other or further exercise of that right or the exercise of any other right under this Agreement.

ARTICLE 10
TERMINATION

10.1 Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Date and the termination of this Agreement in accordance with its terms.

10.2 Termination

This Agreement may be terminated at any time prior to the Effective Time:

(a)	by mutual written consent of Sphere and Cathedra;

(b)	by either Sphere or Cathedra upon notice to the other Party if:

(i)	the Arrangement Resolution shall not have been approved or adopted by the Cathedra Shareholders at the Cathedra Meeting in accordance with the Interim Order;

(ii)	the Sphere Resolution shall not have been approved or adopted by the Sphere Shareholders at the Sphere Meeting;

(iii)	after the date hereof, any final and non-appealable Applicable Law shall be effected by a Governmental Authority of competent jurisdiction that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins any of the Parties from consummating the Arrangement;

(iv)	the Effective Date does not occur on or prior to the Outside Date, provided that the failure of the Effective Date to so occur is not due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein; or

(v)	either party (but solely to the extent such determination is permissible and within the discretion of such party pursuant to Section 6.1(h)), in its discretion, acting reasonably and in good faith, believes that the mutual condition in Section 6.1(h) has not been satisfied.

(c)	by Cathedra:

(i)	subject to Section 6.5, if (A) Sphere has not complied in all material respects with its covenants or obligations under this Agreement; or (B) any representation or warranty of Sphere set out in this Agreement shall have been at the date hereof untrue or incorrect or shall have become untrue or incorrect in a material respect at any time prior to the Effective Time (except for those expressly stated to speak at or as of any earlier time), in each case, that would cause one or more conditions set forth in Sections 6.1 or 6.3 not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date;

(ii)	in order to enter into a binding written definitive agreement with respect to a Cathedra Superior Proposal in compliance with Sections 7.1 and 7.2, provided that Cathedra has paid the Termination Fee to Sphere; or

(iii)	if prior to the Effective Time: (a) the Sphere Board shall have made a Change in Recommendation; (B) Sphere shall have accepted or entered into or publicly proposes to accept or enter into (other than a confidentiality and standstill agreement permitted by Section 7.1) a legally binding written agreement, arrangement or understanding with respect to an Acquisition Proposal; or (C) Sphere breaches Article 7 in any material respect.

(d)	by Sphere:

(i)	subject to Section 6.5, if (A) Cathedra has not complied in all material respects with its covenants or obligations under this Agreement; or (B) any representation or warranty of Cathedra set out in this Agreement shall have been at the date hereof untrue or incorrect or shall have become untrue or incorrect in a material respect at any time prior to the Effective Time (except for those expressly stated to speak at or as of any earlier time), in each case, that would cause one or more conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date;

(ii)	in order to enter into a binding written definitive agreement with respect to a Sphere Superior Proposal in compliance with Sections 7.1 and 7.2, provided that Sphere has paid the Termination Fee to Cathedra; or

(iii)	if prior to the Effective Time: (a) the Cathedra Board shall have made a Change in Recommendation; (B) Cathedra shall have accepted or entered into or publicly proposes to accept or enter into (other than a confidentiality and standstill agreement permitted by Section 7.1) a legally binding written agreement, arrangement or understanding with respect to an Acquisition Proposal; or (C) Cathedra breaches Article 7 in any material respect.

10.3 Effect of Termination

If the termination rights are exercised in accordance with Section 10.1, written notice thereof shall be given to the other Party, specifying the provisions hereof pursuant to which such termination is made and except as set out in this Section 10.3, Sections 7.3, 10.1, and Article 11, which provisions shall survive the termination of this Agreement, no Party shall have any further liability to perform its obligations under this Agreement. Each Party hereby agrees that, upon any termination of this Agreement under circumstances where such Party is entitled to the Termination Fee and such Termination Fee is paid in full to the Party, the Party shall be precluded from any other remedy against the other Party, at law or in equity or otherwise, and the Party shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its Subsidiaries, or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, no termination of this Agreement and nothing in this Section 10.3 shall relieve any Party to this Agreement of liability for willful or intentional breach or any liability arising prior to such termination.

10.4 Remedies

Subject to Section 10.3, the Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party or its Representatives and any such breach would cause the non-breaching Party irreparable harm. Accordingly, the Parties agree that prior to the termination of this Agreement pursuant to Section 10.2, in the event of any breach or threatened breach of this Agreement by one of the Parties, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

ARTICLE 11
GENERAL

11.1 Access to Information and Confidentiality

From the date hereof until the earlier of the Effective Time and the termination of this Agreement, subject to compliance with Applicable Law and the terms of any existing contracts, Each Party shall, and shall cause its Subsidiaries and their respective Representatives to, afford to the other Parties and to the Representatives of such other Party such access as such other Party may reasonably require at all reasonable times, including for the purpose of facilitating integration business planning, to their officers, employees, agents, properties, books, records and contracts, and shall furnish such other Party with all data and information as such other Party may reasonably request. Sphere and Cathedra acknowledge and agree that information furnished pursuant to this Section 11.1 shall be subject to the terms and conditions of the Confidentiality Agreement.

11.2 Expenses

Except as otherwise provided in this Agreement, the Parties agree that all out-of-pocket third-party transaction expenses of the Arrangement, including legal fees, financial advisor fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, will be paid by the Party incurring such expense.

11.3 Notice

(a)	Any notice, direction or other instrument required or permitted to be given hereunder will be in writing and may be given by delivering the same or sending the same by email transmission addressed as follows:

if to Sphere or Amalco Sub:

Sphere 3D Corp.
243 Tresser Blvd., 17th Floor
Stamford, CT 06901
United States of America

Email: Kurt.Kalbfleisch@sphere3d.com
Attention: Kurt L. Kalbfleisch

with a copy to (which shall not constitute notice):

Meretsky Law Firm
121 King Stret West, Sute 2150
Toronto, ON M5H 3T9
Canada

Email: jason@meretsky.com
Attention: Jason D. Meretsky

- and -

Pryor Cashman LLP
7 Times Square, 40th Floor
New York, NY 10036-6569
United States of America

Email: mpanjwani@pryorcashman.com; ewisotsky@pryorcashman.com
Attention: M. Ali Panjwani and Eric Wisotsky

if to Cathedra:

Cathedra Bitcoin Inc.
422 Richards Street, Unit 170
Vancouver, BC V6B 2Z4
Canada

Email:  joel@cathedra.com

Attention: Joel Block

with a copy to (which shall not constitute notice):

DuMoulin Black LLP
10th Floor, 595 Howe Street

Vancouver, BC, V6C 2T5

Email: jkates@dumoulinblack.com
Attention: Justin G. Kates

- and -

Greenberg Traurig, LLP
333 SE 2nd Avenue
Miami, FL 33131
United States of America

Email: Daniella.Silberstein@gtlaw.com; Sami.Ghneim@gtlaw.com
Attention: Daniella Genet Silbrerstein and Sami Ghneim

(b) Any such notice, direction or other instrument, whether delivered or transmitted by email transmission, will be deemed to have been given at the time and on the date on which it was delivered to or received in the office of the addressee, as the case may be, if delivered or transmitted prior to 4:30 p.m. (local time) on a Business Day or at 9:00 a.m. (local time) on the subsequent Business Day if delivered or transmitted subsequent to such time.

(c) Either Party hereto may change its address for service from time to time by notice given to the other Party hereto in accordance with this Section 11.3.

(d) Any notice, direction or other instrument delivered under this Agreement will be signed by one or more duly authorized officers of the Party delivering it.

(e) The delivery of any notice, direction or other instrument, or a copy thereof, to a Party hereunder will be deemed to constitute the representation and warranty of the Party who has delivered it to the other Party that such delivering Party is authorized to deliver such notice, direction or other instrument at such time under this Agreement (unless the receiving Party has actual knowledge to the contrary) and the receiving Party will not be required to make any inquiry to confirm such authority.

11.4 Public Announcement

No Party shall make any press release, public announcement or public statement regarding the Arrangement or the other transactions contemplated herein which has not been previously reviewed and commented on by the other Party, except that any Party may issue a press release or make a filing with a regulatory authority if counsel for such Party advises that such press release or filing is necessary in order to comply with Applicable Laws or the rules and policies of any stock exchange, in which case such Party shall first make a reasonable effort to obtain the approval of the other Party and provided further that nothing herein shall restrict either Party from including in any press release, material change report, continuous disclosure document or other document required to be prepared, sent, delivered, distributed, disseminated or filed, any statement regarding this Agreement, the Arrangement or the other transactions contemplated herein previously approved by the other Party or previously disclosed as permitted pursuant to this section. In addition, each Party shall consult with the other Party regarding, and provide the other Party a draft of, any press release, public announcement or public statement regarding the business, operations, results of operations, properties, assets, liabilities or financial condition of the respective Party or its Subsidiaries, and shall not issue any press release, public announcement or public statement inconsistent with the results of such consultation, and shall consider in good faith any comments or revisions requested by the other Party, provided that a Party may issue any such press release or make such a filing with a regulatory authority if its counsel advises that such press release or filing is necessary to comply with Applicable Laws or the rules and policies of any stock exchange, in which case such Party shall first make a reasonable effort to enable the other Party to review and comment on any such press release or filing and to obtain the approval of the other Party and shall consider in good faith any comments or revisions requested by the other Party.

11.5 Time of Essence

Time is of the essence of this Agreement.

11.6 Enurement

This Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

11.7 Entire Agreement

This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement and understanding between the Parties with respect to the Arrangement and other transactions contemplated hereby and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties except as expressly set forth in this Agreement and the Confidentiality Agreement.

11.8 Governing Law

(a)	This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)	Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

11.9 Prohibition Against Assignment

None of the Parties hereto may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

11.10 Third Party Beneficiaries

Except as provided in Article 8 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons at any time), each Party hereto intends that this Agreement will not benefit or create any right or give rise to any action on behalf of any person other than the Parties hereto, and no person other than the Parties hereto will be entitled to rely on the provisions hereof.

11.11 Further Assurances

Each Party shall, from time to time, and at all times hereafter at the reasonable request of the other Party, but without further consideration, do all such other acts and execute and deliver all such further documents and instruments as shall reasonably be required in order to fully perform and carry out the terms and intent hereof, including the Plan of Arrangement.

11.12 Counterpart Executions and Electronic Transmissions

This Agreement may be executed in counterparts, each of which when delivered (whether in originally executed form or by facsimile or other electronic transmission) will be deemed to be an original and all of which together will constitute one and the same document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
	Name:	Kurt Kalbfleisch
	Title:	Chief Executive Officer

S3D ACQUISITION CORP.

By:	/s/ Kurt Kalbfleisch
	Name:	Kurt Kalbfleisch
	Title:	Chief Executive Officer

CATHEDRA BITCOIN INC.

By:	/s/ Joel Block
	Name:	Joel Block
	Title:	Chief Executive Officer

SCHEDULE “A”

PLAN OF ARRANGEMENT UNDER THE PROVISIONS OF DIVISION 5 OF PART 9 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
INTERPRETATION

1.1 Definition

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings:

“Accelerated Cathedra RSUs” means the outstanding Cathedra RSUs that will fully vest immediately prior to the Effective Time in accordance with their terms;

“Act” means the Business Corporations Act (British Columbia) as now in effect and as it may be amended from time to time prior to the Effective Date;

“Amalco” has the meaning given to it in Section 3.1(d);

“Amalco Share” means the common shares without par value in the capital of Amalco;

“Amalco Sub” means S3D Acquisition Corp.;

“Amalgamation” has the meaning given to it in Section 3.1(d);

“Amalgamation Application” means the Form 13 amalgamation application as contemplated in Section 275 of the Act in substantially the form attached as Appendix I to this Plan of Arrangement;

“Arrangement” means an arrangement under section 288 of the Act, on the terms set forth in this Plan of Arrangement, subject to any amendment or supplement thereto in accordance with the Arrangement Agreement and this Plan of Arrangement or made at the direction of the Court in the Final Order;

“Arrangement Agreement” means the arrangement agreement dated March 5, 2026 between Sphere, Cathedra and Amalco Sub, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Arrangement Resolution” means the special resolution of each class of the Cathedra Shareholders approving this Plan of Arrangement to be considered by the Cathedra Shareholders at the Cathedra Meeting, substantially in the form set out in Schedule “B” to the Arrangement Agreement;

“Business Day” means a day which is not a Saturday, Sunday or a civic or statutory holiday in the Provinces of British Columbia and Ontario or in the State of New York on which banks are open for business in the Cities of Vancouver, Toronto and New York;

“Cathedra” means Cathedra Bitcoin Inc., a corporation existing under the laws of the Province of British Columbia;

“Cathedra Board” means the board of directors of Cathedra;

“Cathedra Circular” means the notice of the Cathedra Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Cathedra Shareholders in connection with the Cathedra Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement;

“Cathedra Disclosure Letter” means the disclosure letter dated March 5, 2026 executed by Cathedra and delivered to Sphere;

“Cathedra Locked-up Shareholders” means each of the directors and senior officers of Cathedra and other person that signs a Cathedra Support Agreement;

“Cathedra LTIP” means Cathedra’s long term incentive plan as approved by the Cathedra Board on June 18, 2024;

“Cathedra Meeting” means the annual general and special meeting of the Cathedra Shareholders, including any adjournment or adjournments thereof, to be held pursuant to the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution and for any other purpose as may be set out in the Cathedra Circular;

“Cathedra MV Shares” means multiple voting shares in the authorized capital of Cathedra;

“Cathedra Optionholders” means the holders from time to time of Cathedra Options;

“Cathedra Options” means options to acquire Cathedra SV Shares granted under the Cathedra LTIP;

“Cathedra RSUholders” means the holders from time to time of Cathedra RSUs, other than holders from time to time of the Accelerated Cathedra RSUs;

“Cathedra RSUs” means restricted share units to acquire Cathedra SV Shares granted under the Cathedra LTIP;

“Cathedra Shareholders” means the holders from time to time of Cathedra Shares;

“Cathedra Shares” means the Cathedra SV Shares and the Cathedra MV Shares;

“Cathedra Support Agreements” means the voting support agreements dated as of the date hereof in the form provided to Cathedra and duly executed by Cathedra, Sphere and each of the Cathedra Locked-up Shareholders;

“Cathedra SV Shares” means subordinate voting shares in the authorized capital of Cathedra;

“Cathedra Warrantholders” means the holders from time to time of Cathedra Warrants;

“Cathedra Warrants” means warrants to acquire Cathedra SV Shares;

“Certificate of Amalgamation” means the certificate to be issued by the Registrar pursuant to Section 281(a) of the Act giving effect to the Amalgamation;

“Consideration Shares” means the Sphere Common Shares and the Sphere Series I Shares to be issued in exchange for Cathedra Shares and Accelerated Cathedra RSUs pursuant to the Arrangement;

“Court” means the Supreme Court of British Columbia;

“Depositary” means any trust company, bank or financial institution agreed to in writing between Sphere and Cathedra for the purpose of, among other things, exchanging certificates representing Cathedra Shares for certificates representing Consideration Shares in connection with the Arrangement;

“Dissent Procedures” has the meaning set out in Section 4.1;

“Dissent Rights” has the meaning set out in Section 4.1;

“Dissenting Shareholder” means a Cathedra Shareholder who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

“DRS Advice” has the meaning set out in Section 5.1(b).

“Effective Date” means the date agreed to by Sphere and Cathedra in writing as the effective date of the Arrangement, which date shall be no later than the fifth (5th) Business Day after the satisfaction or, where not prohibited, the waiver (subject to Applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver of those conditions as of the Effective Date) set forth in Article 6 of the Arrangement Agreement, unless another date is agreed to in writing by Cathedra, Sphere and Amalco Sub;

“Effective Time” means the time on the Effective Date when the Arrangement will be deemed to be completed as may be agreed to by the Parties and as denoted on the filings with the Registrar, to the extent that such filings are required;

“Encumbrance” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, adverse rights or claims, other third-party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Existing Cathedra Directors and Officers” means those persons who are directors or officers of Cathedra immediately prior to the Effective Time;

“Final Order” means the final order of the Court in a form acceptable to Sphere and Cathedra, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both Sphere and Cathedra, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

“Governmental Authority” means any (a) multinational, federal, provincial, state, county, regional, municipal, local or other government, governmental or public department or ministry, central bank, court, tribunal, arbitral body, commission, commissioner, stock exchange, board, official, minister, bureau or agency, whether domestic or foreign; (b) subdivision, agent or representative of any of the foregoing; or (c) quasi-governmental or private body exercising any administrative, regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Cathedra Meeting, as the same may be amended, supplemented or varied (with the consent of Sphere and Cathedra, each acting reasonably);

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Key Holders” means Joel Block, Thomas Masiero and Jialin “Gavin” Qu;

“Law” or “Laws” means all:

(a) laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies or guidelines of any Governmental Authority;

(b) judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, decrees or awards, including general principles of common and civil law; and

(c) terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority,

domestic or foreign, and the term “Applicable” with respect to such Laws and in a context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property, assets or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property, assets or securities;

“Letter of Transmittal” means the letter of transmittal delivered to Cathedra Shareholders for use in connection with the Arrangement;

“MVS Exchange Ratio” means 12.3014:1, representing 12.3014 Sphere Common Shares for each Cathedra MV Share;

“Plan of Arrangement” means this Plan of Arrangement, as from time to time amended, supplemented or restated in accordance with Article 6 hereof, the Arrangement Agreement or at the direction of the Court in the Final Order with the consent of Sphere, Cathedra and Amalco Sub, each acting reasonably;

“Registrar” means the “registrar” as defined in the Act;

“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

“Replacement Option” has the meaning set out in Section 3.1(g)(ii);

“Replacement RSU” has the meaning set out in Section 3.1(g)(iii);

“Replacement Warrant” has the meaning set out in Section 3.1(g)(i);

“Sphere” means Sphere 3D Corp., a corporation existing under the laws of the Province of Ontario;

“Sphere Common Shares” means the common shares in the capital of Sphere;

“Sphere Options” means options granted to acquire Sphere Common Shares;

“Sphere PIP” means Sphere’s 2025 Performance Incentive Plan as approved by the Sphere Shareholders on May 29, 2025;

“Sphere Preferred Shares” means the Sphere Series H Shares and once created, the Series I Preferred Shares in the authorized capital of Sphere;

“Sphere RSUs” means restricted share units to acquire Sphere Common Shares granted under the Sphere PIP;

“Sphere Series I Shares” means the shares of Sphere to be created pursuant to Section 3.1 of the Plan of Arrangement and to be designated as Series I Preferred Shares;

“Subco Shares” means the common shares without par value in the capital of Amalco Sub;

“SVS Exchange Ratio” means 0.123014:1, representing 0.123014 Sphere Common Shares for each Cathedra SV Share;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“United States” means the United States as that term is defined in Regulation S;

“U.S. Person” means a U.S. Person as that term is defined in Regulation S; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2 Other Defined Terms

Any capitalized terms used in the Plan of Arrangement and not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

1.3 Headings

The section and article headings in this Plan have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Plan.

1.4 Interpretation

Words importing the singular number only shall include the plural and vice versa. Words importing gender shall include all genders. Where the word “including” or “includes” is used in this Plan it means “including without limitation” or “includes without limitation”, respectively.

The words “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Plan and include every instrument supplemental or ancillary to or in implementation of this Plan and, except where the context otherwise requires, not to any particular article, section or other portion hereof or thereof. Any reference to any document shall include a reference to any schedule, amendment or supplement thereto or any agreement in replacement thereof, all as permitted under such document.

1.5 Currency

UNLESS OTHERWISE STATED, ALL REFERENCES IN THIS PLAN OF ARRANGEMENT TO SUMS OF MONEY ARE EXPRESSED IN LAWFUL MONEY OF CANADA, AND ’’$’’ REFERS TO CANADIAN DOLLARS. ALL REFERENCES IN THIS AGREEMENT TO SUMS OF MONEY EXPRESSED IN LAWFUL MONEY OF THE UNITED STATES REFERS TO ’‘US$’’.

1.6 Calculation of Days

Unless otherwise specified, time periods within or following which any act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following, if the last day of the period is not a Business Day.

In the event that any day on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.7 Governing Law

The provisions of this Plan shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

1.8 Statutory References

A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

1.9 Time

Time is of the essence in the performance of the parties’ respective obligations.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1 Arrangement Agreement

This Plan of Arrangement is made pursuant and subject to the provisions of, and forms part of, the Arrangement Agreement.

2.2 Arrangement

While this Plan of Arrangement (a) constitutes an arrangement as referred to in Section 288 of the Act and (b) is intended to be a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code, it is expected that any gain will be required to be recognized as a result of the application of Section 367 of the Internal Revenue Code. This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Cathedra, (ii) Sphere, (iii) Amalco Sub, (iv) Amalco (upon and following the Amalgamation), (v) all holders and all beneficial owners of Cathedra Shares, including the Dissenting Shareholders (vi) all holders and all beneficial owners of Cathedra Options, Cathedra Warrants and Cathedra RSUs, and (vii) the Depositary.

2.3 Conclusive Evidence

The issuance of the Certificate of Amalgamation will be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein.

ARTICLE 3
ARRANGEMENT

3.1 Steps

(a)	Prior to the Effective Time, Sphere shall have filed articles of amendment to create the Sphere Series I Shares and to provide for the special rights and restrictions attaching to the Sphere Series I Shares set out in Appendix III to Schedule A of this Plan of Arrangement;

(b)	Commencing at the Effective Time and provided that the terms and conditions of the Arrangement Agreement have been met or waived, the following events or transactions will occur sequentially unless otherwise noted and will be deemed to occur without any further act or formality required on the part of any person, except as expressly provided herein:

(c)	at the Effective Time:

(i)	each Cathedra Share held by a Dissenting Shareholder who is ultimately determined to be entitled to be paid the fair value of the Cathedra Shares in respect of which such Dissenting Shareholder has exercised Dissent Rights will be, and will be deemed to be, transferred by the holder thereof, without any further act or formality on its part, to Cathedra (free and clear of all Encumbrances) and such Dissenting Shareholder will cease to be the holder thereof or have any rights as a holder in respect of such Dissenting Share other than the right to be paid the fair value of such Dissenting Share determined and payable in accordance with Article 4 hereof; and

(ii)	the name of each Dissenting Shareholder will be removed from the register of the Cathedra Shares and such Dissenting Shares will be automatically cancelled as of the Effective Time;

(d)	immediately after the steps in Section 3.1(c) occur, Cathedra and Amalco Sub will amalgamate (the “Amalgamation”) pursuant to the provisions of Division 3 of Part 9 of the Act and their continuation as one corporation (“Amalco”) will become irrevocable, which corporation will be a wholly-owned subsidiary of Sphere, with the effect that:

(i)	except as set out in this Plan of Arrangement, the property of each of Cathedra and Amalco Sub will continue to be the property of Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such amalgamation, and all obligations of Cathedra and Amalco Sub whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

(ii)	Amalco will continue to be liable for the obligations of each of Cathedra and Amalco Sub;

(iii)	all rights, contracts, permits and interests of each of Cathedra and Amalco Sub will continue as rights, contracts, permits and interests of Amalco and, for greater certainty, the Amalgamation will not constitute a transfer or assignment of the rights or obligations of either of Cathedra and Amalco Sub under any such rights, contracts, permits and interests;

(iv)	any existing cause of action, claim or liability to prosecution with respect to either or both of Cathedra and Amalco Sub will be unaffected;

(v)	any civil, criminal or administrative action or proceeding pending by or against any of Cathedra and Amalco Sub may be continued to be prosecuted by or against Amalco;

(vi)	any conviction against, or ruling, order or judgment in favour of or against, any of Cathedra and Amalco Sub may be enforced by or against Amalco;

(vii)	the notice of articles generated upon filing the Amalgamation Application will be the Notice of Articles of Amalco and the Certificate of Amalgamation will evidence recognition of the corporate existence of Amalco; and

(viii)	the articles of Amalco will be in substantially the form attached as Appendix II to Schedule A of this Plan of Arrangement;

(e)	at the same time as the steps in Section 3.1(d) occur:

(i)	each registered holder of Cathedra Shares will exchange their Cathedra Shares for Consideration Shares, and in respect of which Cathedra Shares:

(A)	subject to Section 3.1(f), each registered holder of Cathedra SV Shares (other than the Dissenting Shareholders) will receive that number of fully paid and non-assessable Sphere Common Shares equal to the product determined by multiplying the number of Cathedra SV Shares held by such holder by the SVS Exchange Ratio;

(B)	subject to Section 3.1(f), each registered holder of Cathedra MV Shares (other than the Dissenting Shareholders) will receive that number of fully paid and non-assessable Sphere Common Shares equal to the product determined by multiplying the number of Cathedra MV Shares held by such holder by the MVS Exchange Ratio;

(C)	the registered holder of such Cathedra Shares will cease to be the holder of such Cathedra Shares and will be deemed to be the registered holder of the Consideration Shares to which they are entitled;

(D)	all such Cathedra Shares will be cancelled and the registered holder’s name will be removed from the securities register of Cathedra with respect to such Cathedra Shares; and

(E)	the registered holder of such Cathedra Shares will be deemed to have executed and delivered all consents, assignments and waivers, statutory or otherwise, required to effect such transfer;

(ii)	Sphere will receive one (1) fully paid and non-assessable Amalco Share for each one (1) Subco Share held by Sphere, following which all such Subco Shares will be cancelled;

(iii)	Sphere will add an amount to the paid-up capital account maintained in respect of the Sphere Common Shares equal to the aggregate paid-up capital for income tax purposes of the Cathedra Shares immediately prior to the Effective Time (less the paid-up capital of any Cathedra Shares held by Dissenting Shareholders who do not exchange their Cathedra Shares for Consideration Shares pursuant to the Arrangement); and

(iv)	Amalco will add an amount to the paid-up capital account maintained in respect of the Amalco Shares such that the paid-up capital of the Amalco Shares will be equal to the aggregate paid-up capital for income tax purposes of the Subco Shares immediately prior to the Effective Time;

(f)	Notwithstanding anything to the contrary in this Plan of Arrangement or the Agreement, the Parties agree that, to the extent that, as of immediately following the Effective Time, the aggregate number of Sphere Common Shares that would otherwise be issuable to any of the Key Holders, or any entity controlled or directed by such Key Holder, pursuant to the Arrangement would result in such Key Holder beneficially owning, together with such Key Holder’s affiliates and any persons acting jointly or in concert with such Key Holder, more than seven percent (7%) of the then-outstanding Sphere Common Shares calculated on a non-diluted basis (the “Ownership Cap”), such Key Holder shall instead receive, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of Sphere Series I Shares. For greater certainty, the portion of the consideration up to the Ownership Cap shall be satisfied in Sphere Common Shares and only the portion exceeding the Ownership Cap shall be satisfied in Sphere Series I Shares, and such issuance shall be effected as part of the issuance of the Consideration Shares under the Arrangement. For purposes of determining compliance with the Ownership Cap, the number of “then-outstanding” Sphere Common Shares shall be calculated on a non-diluted basis immediately following the Effective Time after giving effect to the issuance of Consideration Shares pursuant to the Arrangement. Any calculation mechanics necessary to implement the foregoing, including rounding and withholding, shall be applied in a manner consistent with the Plan of Arrangement, including Section 3.2 (No Fractional Shares) and Article 5 (Delivery of Consideration), mutatis mutandis.

(g)	at the same time as the steps in Section 3.1(d) occur:

(i)	each Cathedra Warrant outstanding immediately prior to the Effective Time, shall be exchanged for a warrant issued by Sphere (a “Replacement Warrant”) to acquire such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (A) the number of Cathedra SV Shares issuable upon the exercise of such Cathedra Warrant immediately prior to the Effective Time multiplied by (B) the SVS Exchange Ratio. The exercise price per Sphere Common Share subject to any such Replacement Warrant shall be the amount (rounded up to the nearest one-hundredth of a cent) equal to the quotient of (A) the exercise price per Cathedra SV Share issuable upon exercise of such Cathedra Warrant immediately before the Effective Time divided by (B) the SVS Exchange Ratio. No Replacement Warrant may be exercised in the United States or by or on behalf of a U.S. Person unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available;

(ii)	each Cathedra Option outstanding immediately prior to the Effective Time, whether or not vested, shall be exchanged for an option issued by Sphere (a “Replacement Option”) under the equity incentive plan of Sphere, to acquire such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (A) the number of Cathedra SV Shares subject to such Cathedra Option immediately prior to the Effective Time multiplied by (B) the SVS Exchange Ratio. The exercise price per Sphere Common Share subject to any such Replacement Option shall be the amount (rounded up to the nearest one-hundredth of a cent) equal to the quotient of (A) the exercise price per Cathedra SV Share subject to such Cathedra Option immediately before the Effective Time divided by (B) the SVS Exchange Ratio. Notwithstanding the foregoing, if required, the exercise price of each Replacement Option will be increased such that (A) the excess (if any) of the aggregate fair market value of the Sphere Common Shares issuable under the Replacement Option immediately following the exchange over (B) the aggregate exercise price of such Replacement Option otherwise determined does not exceed (C) the excess (if any) of the aggregate fair market value of the Cathedra SV Shares issuable under the corresponding Cathedra Option immediately before the exchange over (D) the aggregate exercise price of such Cathedra Option, such that the exchange complies with the requirements of paragraph 7(1.4)(c) of the Tax Act and section 1.409A-1(b)(5)(v)(D) of the treasury regulations promulgated under the Internal Revenue Code, and any such adjustment will be made nunc pro tunc. All terms and conditions of the Replacement Options (other than the term to expiry), including the terms, conditions and manner of exercising shall be governed by the equity incentive plan of Sphere, subject to that any change in such terms, conditions and manner of exercising, shall not be, in the aggregate and viewed as a whole, economically prejudicial to the holders of such Cathedra Options, and any document evidencing a Cathedra Option shall thereafter evidence and be deemed to evidence such Replacement Option;

(iii)	each unvested Cathedra RSU, other than an Accelerated Cathedra RSU, outstanding immediately prior to the Effective Time held by Joel Block shall be exchanged for a restricted share unit issued by Sphere (a “Replacement RSU”), under the equity incentive plan of Sphere, to acquire such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (A) the number of Cathedra SV Shares subject to such Cathedra RSU immediately prior to the Effective Time multiplied by (B) the SVS Exchange Ratio. All terms and conditions of a Replacement RSU, including the term to expiry, vesting, conditions to and manner of exercising, shall reflect the same material economic and vesting terms of the applicable unvested Cathedra RSU immediately prior to the Effective Time (aside from adjustments to reflect the SVS Exchange Ratio) and shall be governed by the equity incentive plan of Sphere and the applicable Replacement RSU award agreement;

(iv)	each Accelerated Cathedra RSU, outstanding immediately prior to the Effective Time, shall be exchanged for such number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of: (A) the number of Cathedra SV Shares subject to such Accelerated Cathedra RSU immediately prior to the Effective Time multiplied by (B) the SVS Exchange Ratio; and

(v)	each holder of Cathedra Shares, Cathedra Warrants, Cathedra Options and Cathedra RSUs outstanding immediately prior to the Effective Time, with respect to each step set out above applicable to such holder, will be deemed, at the time such step occurs, to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer all Cathedra Shares, Cathedra Warrants, Cathedra Options and Cathedra RSUs held by such holder in accordance with such step.

3.2 No Fractional Shares

In no event shall any fractional Sphere Common Shares or Sphere Series I Shares be issued under this Plan of Arrangement. Where the aggregate number of Sphere Common Shares or Sphere Series I Shares to be issued to a Cathedra Shareholder as consideration under this Plan of Arrangement would result in a fraction of a Sphere Common Share or Sphere Series I Share being issuable, then the number of Sphere Common Shares or Sphere Series I Shares to be issued, as applicable, to such Cathedra Shareholder shall be rounded down to the closest whole number and no former Cathedra Shareholder will be entitled to compensation in respect of a fractional Cathedra Share.

3.3 Amalgamated Corporation (Amalco)

(a)	Unless and until otherwise determined in the manner required by Applicable Laws, by Amalco or by its directors or the holder of the Amalco Shares, the following provisions shall apply:

(i)	the name of Amalco will be “Cathedra Holdings Inc.” or such other name as mutually agreed to by Cathedra and Sphere;

(ii)	the address of the registered and records office of Amalco will be 25th Floor, 700 West Georgia Street, Vancouver, BC V7Y 1B3.

(iii)	the authorized capital of Amalco will consist of an unlimited number of Amalco Shares;

(iv)	the initial directors of Amalco will be as follows:

(A)	Joel Block; and

(B)	Kurt Kalbfleisch.

(C)	and such persons will hold office until the first annual or general meeting of the shareholders of Amalco or until their successors are duly appointed or elected. The subsequent directors will be elected each year thereafter as provided for in the articles of Amalco. The management and operation of the business and affairs of Amalco will be under the control of the board of directors as it is constituted from time to time;

(v)	the initial officers of Amalco will be as follows:

(A)	Joel Block - Chief Executive Officer;

(B)	Kurt Kalbfleisch - Chief Financial Officer; and

(C)	Tiah Reppas - Chief Accounting Officer.

(vi)	the auditors of Amalco will be the auditors of Sphere;

(vii)	the fiscal year end of Amalco will be December 31st of each calendar year; and

(viii)	there will be no restrictions on the business that Amalco may carry on;

3.4 Paramountcy

From and after the Effective Time:

(a)	this Plan of Arrangement will take precedence and priority over any and all securities of Cathedra issued prior to the Effective Time;

(b)	the rights and obligations of the holders the securities of Cathedra, and any trustee and transfer agent therefor, will be solely as provided in this Plan of Arrangement; and

(c)	all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any securities of Cathedra will be deemed to have been settled, compromised, released and determined without liability except as set out in this Plan of Arrangement.

3.5 U.S. Securities Laws Matters

Notwithstanding any provision herein to the contrary, Sphere, Cathedra and Amalco Sub acknowledge and agree that this Plan of Arrangement will be carried out with the intention that all Consideration Shares, Replacement Options and Replacement RSUs issued on completion of this Plan of Arrangement will be issued by Sphere in reliance on the exemption from the registration requirements of the U.S. Securities Act, as provided by section 3(a)(10) thereof, and pursuant to exemptions from registration under any other applicable United States state securities laws and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement.

Each holder of Cathedra Options, Cathedra Warrants and Cathedra RSUs entitled to receive Replacement Options, Replacement Warrants and Replacement RSUs and each holder of the Cathedra Shares entitled to receive Sphere Series I Shares, will be advised that the Section 3(a)(10) exemption does not exempt the issuance of securities upon the exercise or conversion, as applicable, of Replacement Options, Replacement RSUs, Replacement Warrants and Sphere Series I Shares and that therefore, the Sphere Common Shares issuable upon exercise or conversion, as applicable, of the Replacement Options, Replacement Warrants, Replacement RSUs and Sphere Series I Shares cannot be issued in the United States or to, or for the account or benefit of, a U.S. Person, in reliance on the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act, and such Sphere Common Shares issuable upon exercise or conversion, as applicable, of the Replacement Options, Replacement Warrants, Replacement RSUs and Sphere Series I Shares may only be issued and subsequently resold pursuant to one or more alternative exemptions from registration or an effective registration statement under the U.S. Securities Act and in compliance with applicable state securities law.

ARTICLE 4
DISSENTING SHAREHOLDERS

4.1 Rights of Dissent

Registered holders of Cathedra Shares may exercise rights of dissent (“Dissent Rights”) in connection with this Plan of Arrangement in the manner set forth in sections 237 to 247 of the Act as modified by the Interim Order, the Final Order and this Section 4.1 (the “Dissent Procedures”). In particular, notwithstanding subsection 242(1)(a) of the Act, the written objection to the special resolution approving the Arrangement referred to in subsection 238(2) of the Act must be received by Cathedra not later than 5:00 p.m. (Vancouver Time) on the second Business Day preceding the date of the Cathedra Meeting or any date to which the Cathedra Meeting may be postponed or adjourned and provided further that Dissenting Shareholders who:

(a)	are ultimately entitled to be paid the fair value of their Cathedra Shares, (i) shall be deemed to have transferred such Cathedra Shares to Cathedra as of the Effective Time without any further act or formality, free and clear of all Encumbrances, in consideration for the payment by Cathedra of the fair value thereof, in cash; and (ii) will not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such Dissenting Shareholders not exercised their Dissent Right; or

(b)	are ultimately not entitled, for any reason, to be paid the fair value of their Cathedra Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Cathedra Shares, and shall receive Consideration Shares on the basis determined in accordance with Section 3.1(e)(i)(A) or Section 3.1(e)(i)(B), as applicable.

4.2 Recognition of Dissenting Shareholders

(a)	In no circumstances shall Sphere, Cathedra or any other person be required to recognize a person exercising Dissent Rights unless such person is the registered holder of those Cathedra Shares in respect of which such Dissent Rights are sought to be exercised.

(b)	For greater certainty, in no case shall Sphere, Cathedra, the Depositary, the registrar and transfer agent in respect of the Cathedra Shares or any other person be required to recognize Dissenting Shareholders as holders of the Cathedra Shares in respect of which Dissent Rights have been validly exercised after the completion of the transfers under Section 3.1(c) and the names of such Dissenting Shareholders shall be removed from the registers of holders of the Cathedra Shares in respect of which Dissent Rights have been validly exercised at the same time as the event in Section 3.1(c) occurs.

(c)	In addition to any other restrictions under section 246 of the Act, none of the following shall be entitled to exercise Dissent Rights: (i) Cathedra Shareholders who vote or have instructed a proxyholder to vote such Cathedra Shares in favour of the Arrangement Resolution (but only in respect of such Cathedra Shares); (ii) Cathedra Locked-up Shareholders; and (iii) holders of Cathedra Options, Cathedra Warrants and Cathedra RSUs.

ARTICLE 5
DELIVERY OF CONSIDERATION

5.1 Deposit and Payment of Consideration

(a)	Following receipt of the Final Order and prior to the Effective Time, Sphere shall deposit, or arrange to be deposited, with the Depositary, for the benefit of the Cathedra Shareholders (other than Sphere or Dissenting Shareholders) the Consideration Shares to be delivered to Cathedra Shareholders (other than Sphere or Dissenting Shareholders) pursuant to Section 3.1 hereof upon the exchange of the Cathedra Shares, which Consideration Shares shall be held by the Depositary as agent and nominee for such former Cathedra Shareholders for distribution to such persons in accordance with the terms of this Article 5.

(b)	As soon as practicable following the later of the Effective Time and the date of deposit with the Depositary of a duly completed Letter of Transmittal, the certificates or direct registration system advice (a “DRS Advice”) which immediately prior to the Effective Time represented the Cathedra Shares, and such other documents and instruments as the Depositary may reasonably require, Sphere shall cause the Depositary:

(i)	to forward or cause to be forwarded by first class mail (postage prepaid) to each Cathedra Shareholder (other than Dissenting Shareholders) at the address specified in the Letter of Transmittal;

(ii)	if requested by such Cathedra Shareholder in the Letter of Transmittal, to make available at the Depositary for pick-up by such Cathedra Shareholder; or

(iii)	if the Letter of Transmittal neither specifies an address nor contains a request for pick-up, to forward or cause to be forwarded to such Cathedra Shareholder at the address of such Cathedra Shareholder on the share register of Cathedra, by first class mail (postage prepaid), certificates or a DRS Advice representing that number of Consideration Shares and which such Cathedra Shareholder has the right to receive and the certificate or DRS Advice representing the Cathedra Shares so surrendered shall be cancelled.

(c)	After the Effective Time, until surrendered as contemplated by this Section 5.1, each certificate which immediately prior to the Effective Time represented Cathedra Shares that were transferred and exchanged pursuant to Article 3 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender, subject to Section 3.2, the entitlements described in this Article 5.

5.2 Withholding and Sale Rights

Sphere and the Depositary, as the case may be, will be entitled to deduct and withhold from any consideration payable to any person hereunder all amounts that Sphere or the Depositary, as the case may be, is required to deduct and withhold with respect to that payment under the Tax Act, the Internal Revenue Code, or any provision of Applicable Laws, and to remit such withheld amounts to the relevant taxation authorities. To the extent that amounts are so withheld, those withheld amounts will be treated for all purposes of this Arrangement as having been paid to such person in respect of which that deduction and withholding was made, provided that those withheld amounts are actually remitted to the appropriate taxation authority. Sphere and the Depositary are hereby authorized to sell or otherwise dispose of, at such times and at such prices as it determines, in its sole discretion, such portion of the Consideration Shares otherwise issuable or payable to such holder as is necessary to provide sufficient funds to Sphere or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement, and shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or disposition (after deducting applicable sale commissions and any other reasonable expenses relating thereto) in lieu of the Consideration Shares or other consideration so sold or disposed of. To the extent that Consideration Shares or other consideration are so sold or disposed of, such withheld amounts or shares or other consideration so sold or disposed of, shall be treated for all purposes as having been paid to the holder of the Cathedra Shares in respect of which such deduction, withholding, sale or disposition was made, provided that such withheld amounts, or the net proceeds of such sale or disposition, as the case may be, are actually remitted to the appropriate taxing authority. Neither Sphere nor the Depositary, as the case may be, shall be obligated to seek or obtain a minimum price for any of the Consideration Shares or other consideration sold or disposed of by it hereunder, nor shall any of them be liable for any loss arising out of any such sale or disposition.

5.3 Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions declared or made effective after the Effective Time with respect to Sphere Common Shares or Sphere Series I Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Cathedra Shares that were exchanged pursuant to Section 3.1 unless and until the holder of such certificate shall surrender such certificate in accordance with Section 5.1. Subject to Applicable Law, at  the time of such surrender of any such certificate (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of record of those certificates formerly representing Cathedra Shares, without interest: (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Consideration Shares, to which such holder is entitled; and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, payable with respect to the Consideration Shares, to which such holder is entitled.

5.4 Extinguishment of Rights

Notwithstanding any of the other provisions hereof, any certificate or DRS Advice which immediately prior to the Effective Time represented outstanding Cathedra Shares that were exchanged pursuant to Section 3.1, if it has not been surrendered with all other instruments required by this Section 5.4 on or prior to the sixth (6th) anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature against any party. In such circumstances, the Consideration Shares to which such former registered holder of the Cathedra Shares was ultimately entitled to receive hereunder shall be deemed to have been surrendered to Sphere, together with all entitlement to dividends, distributions and cash thereon held for such former Cathedra Shareholder, for no consideration.

5.5 Adjustment to the Exchange Ratio

If, on or after the date hereof and prior to the Effective Time, Sphere issues any Sphere Common Shares pursuant to the ATM Agreement for aggregate net proceeds in excess of US$1,000,000, Sphere RSUs (excluding any Sphere RSUs issued in lieu of cash as payments to members of the Sphere Board for service thereon) or Sphere Options, the number of Consideration Shares issuable to Cathedra Shareholders shall be adjusted by recalculating the SVS Exchange Ratio and the MVS Exchange Ratio to reflect such additional Sphere Common Shares issued for aggregate net proceeds in excess of US$1,000,000 and/or the additional Sphere Common Shares issuable upon the settlement of such Sphere RSUs or exercise of such Sphere Options, as applicable, such that, as nearly as practicable, the relative economic value and proportionate ownership of the Cathedra Shareholders immediately prior to such issuance is preserved.

5.6 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Cathedra Shares that were to be exchanged pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such  certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any certificates pursuant to this Section 5.6 deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such issuance in exchange for any lost, stolen or destroyed certificate, the holder to whom certificates are to be delivered and issued shall, as a condition precedent to the delivery and issuance thereof, give a bond satisfactory to Sphere and its transfer agent in such sum as Sphere may direct, or otherwise indemnify Sphere and its successor entities, in a manner satisfactory to Sphere, against any claim that may be made against Sphere, or its successor entities, with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 6
GENERAL

6.1 Right to Amendment

Sphere, Cathedra and Amalco Sub reserve the right to amend, modify or supplement this Plan of Arrangement from time to time and at any time prior to the Effective Time, provided that any such amendment, modification or supplement must be (a) set out in writing; (b) agreed in writing by Sphere, Cathedra and Amalco Sub; (c) filed with the Court and, if made following the Meeting, approved by the Court; and (d) communicated to the Cathedra Shareholders in the manner required by the Court (if so required).

6.2 Amendments Before Meeting

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Cathedra at any time prior to or at the Cathedra Meeting (provided that Sphere shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the Cathedra Shareholders voting at the Cathedra Meeting, in the manner required by the Interim Order, shall become part of this Plan of Arrangement for all purposes.

6.3 Amendment After Meeting

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Cathedra Meeting shall be effective only if (a) it is consented to in writing by each of Cathedra and Sphere; and (b) if required by the Court, it is consented to by the Cathedra Shareholders voting in the manner directed by the Court.

6.4 Amendment After Final Order

Any amendment, modification or supplement to this Plan of Arrangement may be made following the granting of the Final Order without filing such amendment, modification or supplement with the Court or seeking Court approval; provided that: (a) it concerns a matter which, in the reasonable opinion of Sphere and Cathedra, is of an administrative nature required to give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any Cathedra Shareholder or any holder of Cathedra Options, Cathedra Warrants or Cathedra RSUs (b) is an amendment contemplated in Section 6.5.

6.5 Amendments of an Administrative Nature

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Sphere, provided that it concerns a matter which, in the reasonable opinion of Sphere, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and provided that it is not materially adverse to interests of a former Cathedra Shareholder or any former holder of Cathedra Options, Cathedra Warrants or Cathedra RSUs.

6.6 Withdrawal

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7
FURTHER ASSURANCES

7.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Cathedra, Sphere and Amalco Sub shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

APPENDIX I TO SCHEDULE A

AMALGAMATION APPLICATION

[see attached]

APPENDIX II TO SCHEDULE A

ARTICLES OF AMALCO

[see attached]

APPENDIX III TO SCHEDULE A

SPHERE ARTICLES OF AMENDMENT

[see attached]

SCHEDULE “B”

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCCA”) involving Cathedra Bitcoin Inc. (the “Company”), as more particularly described and set forth in the management information circular (the “Circular”) of the Company dated April 16, 2026, accompanying the notice of this meeting (as the Arrangement may be amended, modified or supplemented in accordance with its terms), is hereby authorized, approved and adopted.

2.	The plan of arrangement (the “Plan of Arrangement”) involving the Company (as it has been or may be amended, modified or supplemented in accordance with its terms) and the implementation of the Arrangement, the full text of which is set out in Schedule “A” to the Arrangement Agreement, is hereby authorized, approved and adopted.

3.	The (i) arrangement agreement dated as of March 5, 2026 between Sphere 3D Corp., the Company and S3D Acquisition Corp. (the “Arrangement Agreement”) and related transactions, (ii) actions of the directors of the Company in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

4.	The Company be and is hereby authorized to apply for a final order (the “Final Order”) from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented and as described in the Circular).

5.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered to, without notice to or approval of the shareholders of the Company, (i) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver for filing with the Registrar under the BCCA such documents as are necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement and the Final Order, such determination to be conclusively evidenced by the execution and delivery of such documents.

7.	Any one officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

SCHEDULE “C”

MATERIAL TERMS OF MANAGEMENT MEMBER EMPLOYMENT AGREEMENT

The parties agree that the Management Member Employment Agreement shall be based on Sphere’s standard form of executive employment agreement, subject to changes to be mutually agreed to by Sphere and Joel Block, and will include the following terms:

●	Base Salary: US$425,000

●	Target Bonus: 125% of base salary

●	Severance: period of 18 months at 100% of base salary and target bonus

SCHEDULE “D”

REQUIRED CONSENTS

None.

Annex B

FORM OF PLAN AMENDMENT RESOLUTION

“RESOLVED, AS AN ORDINARY RESOLUTION OF SHAREHOLDERS THAT:

1)	Sphere 3D Corp (the “Company”) be and is hereby authorized to amend the Sphere 3D Corp. 2025 Performance Incentive Plan (the “2025 Plan”) to increase the maximum number of common shares of the Company that may be issued pursuant to the 2025 Plan by an additional 1,500,000 shares (the “Plan Amendment”); and

2)	any one officer or any one director of the Company be, and each of them hereby is, authorized and empowered, acting for, in the name of and on behalf of the Company, to execute or to cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, all in such form and containing such terms and conditions, as any one of them shall consider necessary or desirable in connection with the foregoing and shall approve, such approval to be conclusively evidenced by the execution thereof by the Company, and to do or to cause to be done all such other acts and things as any one of them shall consider necessary or desirable in connection with the foregoing or in order to give effect to the intent of the foregoing paragraph of this ordinary resolution.”

B-1

Annex C

SPHERE 3D CORP.

2025 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this Sphere 3D Corp. 2025 Performance Incentive Plan (this “Plan”) of Sphere 3D Corp., a corporation incorporated under the laws of the Province of Ontario (the “Corporation”), is to promote the success of the Corporation and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, the Corporation’s ability to rely on all necessary prospectus and other exemptions under Canadian securities legislation in a manner satisfactory to the Corporation, in its sole discretion, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, subject to any applicable laws that may require a different interpretation, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board (of which not less than two (2) of the then members of the Board who are Non-Employee Directors within the meaning of SEC Rule 16b-3(b)(3) of the Company) or one or more committees appointed by the Board or another committee (within its delegated authority and in the manner and on the terms authorized by the Board) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted, to the extent permitted by applicable laws. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards; provided, however, no such delegation of authority shall be permitted with respect to awards involving “insiders” within the meaning of Section 16 of the Exchange Act. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2	Powers of the Administrator. Subject to the express provisions of this Plan and applicable laws, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s) and in the manner and on the terms authorized by the Board), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations necessary under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3	Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to actually meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. To the fullest extent permitted by law, no director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be the Corporation’s authorized but unissued Common Shares. For purposes of this Plan, “Common Shares” shall mean the common shares of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	2,139,252 Common Shares, plus

(2)	the number of any Common Shares available for grant under the Corporation’s 2015 Performance Incentive Plan, as amended (the “2015 Plan”) on May 14, 2025.

(3)	the number of any Common Shares subject to stock options or restricted stock units granted under the 2015 Plan and outstanding on May 14, 2025 which expire, or for any reason are cancelled or terminated, after that date without being exercised or settled, as applicable.

In addition, the Share Limit will automatically increase on the first trading day in January of each calendar year thereafter during the term of the 2025 Plan (commencing with January 2026) by an amount equal to the lesser of (i) ten percent (10%) of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, or (ii) such number of common shares as may be established by the Board.

The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is the aggregate number of shares authorized for issuance pursuant to Section 4.2(1) and 4.2(2).

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares actually delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that Common Shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of shares actually delivered with respect to the award shall be counted against the share limits of this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of Common Shares sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). Special provisions shall apply to ISOs granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent corporation of any Subsidiary of the Corporation, within the meaning of Section 424(e) and (f) of the Code (a “10% Shareholder”). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any 10% Shareholder unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Shares and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2	[Reserved].

5.3	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Shares or Awards. The purchase price for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

◦	services rendered by the recipient of such award;

◦	cash, check payable to the order of the Corporation, or electronic funds transfer;

◦	notice and third party payment in such manner as may be authorized by the Administrator;

◦	the delivery of previously owned Common Shares;

◦	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

◦	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation. Common Shares delivered pursuant to Awards granted under this Plan, when the applicable consideration therefor shall have been received by the Corporation, shall be duly issued as fully paid and non-assessable.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a Common Share on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Shares were reported on the Market on that date, the closing price (in regular trading) for a Common Share on the Market for the next preceding day on which sales of Common Shares were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a Common Share on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share on the Market for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Market as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal, provincial and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary or if such designation cannot be validly made, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, amalgamation, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable Canadian and U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any recapitalization, merger, amalgamation, combination, consolidation, conversion or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Shares); any exchange of Common Shares or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Shares); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Shares); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Shares); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, provincial, state, local and foreign laws, rules and regulations (including but not limited to provincial, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)	The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b)	The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(c)	In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 24, 2025, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6. Notwithstanding anything herein to the contrary, the Administrator may amend the Plan, without the consent of any participant, in any way it deems appropriate to satisfy Section 409A of the Code and any regulations or other authority promulgated thereunder, including any amendment to the Plan to cause certain awards to not be subject to Section 409A of the Code.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability; Section 409A.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of California and the federal laws of the United States of America applicable thereto without recourse to their conflict of laws rules.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Section 409A. This Plan and all awards hereunder are intended to comply with the requirements of Section 409A of the Code and any regulations or other authority promulgated thereunder. Notwithstanding any provision of the Plan or any award agreement to the contrary, the Administrator reserves the right (without the consent of any participant and without any obligation to do so or to indemnify any participant or the beneficiaries of any participant for any failure to do so) to amend this Plan and/or any award agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Section 409A of the Code after the date hereof without violating Section 409A of the Code. In the event that any payment or benefit made hereunder would constitute payments or benefits pursuant to a non-qualified deferred compensation plan within the meaning of Section 409A of the Code and, at the time of a participant’s “separation from service”, such participant is a “specified employee” within the meaning of Section 409A of the Code, then any such payments or benefits shall be delayed until the six-month anniversary of the date of such participant’s “separation from service”. Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code.

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired Corporation (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof, as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14	Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

SPHERE 3D CORP.

2025 PERFORMANCE INCENTIVE PLAN

Canadian Residents Addendum

Section 1 Application

  This addendum applies to a Participant who is a resident of Canada under the Income Tax Act (Canada) or an applicable tax treaty to which Canada is a party (hereinafter referred to as a “Canadian Participant”).

Section 2 Stock Options

  Stock Options granted to Canadian Participants shall not be settled in cash unless at the request of the Canadian Participant, which request the Corporation may in its sole and entire discretion grant or deny. Stock Options granted to Canadian Participants shall not be settled with Shares other than Shares issued from treasury.

Section 3 Restricted Stock and Incentive Stock Options

  Restricted Stock, Incentive Stock Options and awards that are subject to forfeiture (other than restricted stock units and stock options that are subject to vesting requirements) shall not be granted to Canadian Participants.

Section 4 Stock Appreciation Rights

Stock Appreciation Rights granted to Canadian Participants shall be exercised and settled immediately upon vesting.

Section 5 Restricted Stock Units

Restricted Stock Units, stock bonuses, stock units, phantom stock and similar rights or awards granted to Canadian Participants shall vest and be payable no later than December 31 of the third year following the year in which the award was granted.

Section 6 Tendering of Shares

The tendering of shares by a Canadian Participant to satisfy the Canadian Participant’s federal, provincial or other taxes as required by law to be withheld with respect to such awards, or to satisfy the exercise price of an award, shall not be available to Canadian Participants.

Section 7 Designation of beneficiary

  A designation of beneficiary shall not be available to a Canadian Participant who is a resident in the Province of Quebec. Upon the death of a Canadian Participant who was a resident in the Province of Quebec immediately before the Canadian Participant’s death, any and all distribution of shares and/or cash payable pursuant to the terms of the Plan and any exercise of an award shall solely be made by or to the administrator, executor or liquidator of the Canadian Participant’s estate. A designation of Beneficiary by a Canadian Participant, residing in a Province other than the Province of Quebec or in a territory in Canada, pursuant to the Plan shall be subject to the requirements of the province or territory of domicile of such Canadian Participant.

Section 8 Miscellaneous

  The following shall be inserted in any award to be completed by a Canadian Participant who is a resident in the Province of Quebec: “The parties hereto have agreed that this Subscription Agreement and the Plan be drafted in English. Les parties aux présentes ont convenu que le présent document et les règles du régime soient rédigés en anglaise.

Annex D

STRICTLY CONFIDENTIAL/

FOR SPHERE 3D CORP. BOARD ONLY

March 5, 2026

Board of Directors

Sphere 3D Corp.

243 Tresser Blvd, 17th Floor

Stamford, CT 06901

Dear Members of the Board:

Rosenblatt Securities Inc. (“Rosenblatt”, “we”, “us”, “our” and similar terminology) understands that Sphere 3D Corp., a Nasdaq-listed Ontario corporation (“Sphere”), proposes to enter into a business combination transaction (the “Definitive Agreement”) pursuant to which Cathedra Bitcoin Inc., a Toronto Venture Exchange-listed British Columbia corporation (“Cathedra”, with Sphere and Cathedra sometimes being referred to herein as each, a “Party” and together, the “Parties”), will become a wholly-owned subsidiary of Sphere. Pursuant to the Definitive Agreement, we understand that Sphere has formed a wholly owned merger subsidiary that would merge with and into Cathedra, with Cathedra being the surviving corporation and a wholly-owned subsidiary of Sphere (the “Transaction”).

We understand that as conditions to the closing of the Transaction (the “Closing”), Sphere requires, among other things, the issuance of this fairness opinion (this “Opinion”) to its Board of Directors reviewing the proposed valuation of Cathedra and confirming the fairness of the Transaction from a financial point of view to Sphere’s public shareholders.

Please note that this Opinion is distinct and separate from our fairness opinion letter to you, dated April 22, 2025 (the “Prior Letter”). While the Prior Letter addressed a transaction between the Parties similar to the Transaction, you are advised that circumstances have changed, and therefore the Prior Letter should not be relied upon in your evaluation of the present Transaction. Please review this Opinion in light of the totality of the circumstances of the present Transaction.

Background

We understand that Sphere operates an enterprise-scale bitcoin mining operation. Sphere was founded in 2007 and is currently based in Stamford, Connecticut.

We understand that Cathedra develops and operates high-density computer infrastructure across North America, specifically focused on hosting bitcoin mining clients. Cathedra was founded in 2011 and is currently based in Vancouver, Canada.

As consideration for the Transaction, the shareholders of Cathedra will receive a number of common shares, no par value, of Sphere (such shares to be received in the Transaction, the “Sphere Shares”) in exchange for their common shares of Cathedra and will become shareholders of Sphere. Sphere is currently listed on The Nasdaq Stock Market (“Nasdaq”) under the ticker “ANY”, and is expected to continue to be listed on Nasdaq after the Transaction. The issuance of the Sphere Shares to the Cathedra shareholders shall be registered for issuance pursuant to a Registration Statement on Form S-4 to be filed by Sphere with the U.S. Securities and Exchange Commission (the “SEC”). Cathedra shareholders who own common shares of Cathedra will exchange their Cathedra common shares for their proportionate share of the Sphere Shares. We understand that the currently issued and outstanding common shares of Sphere and the Sphere Shares issued in connection with the Transaction will be listed on Nasdaq. The terms and conditions of the Transaction are more fully set forth in the Definitive Agreement.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 2 of 9

Besides the common shares of each of the Parties, the treatment of specific securities (options, warrants, restricted stock units, and preferred stock, as the case may be) for both Sphere and Cathedra was detailed in, and Rosenblatt has relied without independent inquiry on, the post-transaction pro forma capitalization table provided to us by Sphere management (as updated as described below). Based on this information, Rosenblatt was asked solely to assess the fairness to Sphere shareholders, from a financial point of view, of the proposed exchange ratio of Sphere Shares for common shares of Cathedra on a pro forma, as converted basis and did not perform any independent adjustments or calculations based on the specific terms of any such specific securities.

We understand that, in connection with the proposed Transaction, at the Closing, the former shareholders of Cathedra will be issued Sphere Shares such that, on an adjusted fully-diluted basis, the current shareholders of Sphere will hold 51% of the outstanding common shares of the combined entity, and the current shareholders of Cathedra will hold 49% of the outstanding common shares of the combined entity, immediately following the Closing.

Subject to further discussion and due diligence, the Parties intend that certain existing stock options and other equity-linked securities issued by or related to Cathedra, including those issued by Cathedra for certain employees of Cathedra, will be assumed by Sphere and converted into the right to acquire shares of capital stock of Sphere (preserving the value of such stock options and other securities).

Following our delivery of the Prior Letter, Rosenblatt was subsequently re-engaged by Sphere's Board of Directors on February 17, 2026 to conduct an updated fairness analysis in connection with the Transaction, following a delay in the closing of the proposed Transaction and certain other changes to the Parties and their respective businesses given the passage of time. On February 12, 2026, Rosenblatt held a kick-off call with members of senior management of Sphere 3D and Second Gate Advisory LLC, a separate financial advisor to Sphere unrelated to Rosenblatt (“Second Gate”).

Documents Reviewed

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.

Among other things, we have:

(i)	reviewed the following documents:

(a)	the proposed Merger Model and Presentation (the “Merger Model”) as prepared and provided by Sphere’s financial advisor Second Gate, dated January 20, 2025;

(b)	certain publicly available financial and other information about Sphere and Cathedra, including the Form 10-K for Sphere, for the fiscal year ended December 31, 2024, filed March 31, 2025, and Sphere’s other SEC filings, including its Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed November 4, 2025;

(c)	certain non-public information furnished to us by Sphere 3D’s management and Second Gate, including financial forecasts and analyses, relating to the business, operations and prospects of Sphere 3D and Cathedra;

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 3 of 9

(d)	the proposed Pro-Forma Cap Table (the “Pro-Forma Cap Table”) as prepared by Sphere 3D’s management and provided by Second Gate, dated April 11, 2025;

(e)	an updated Pro-Forma Cap Table as prepared by Sphere 3D's management and provided by Second Gate, dated February 18, 2026

(f)	an updated Merger Model provided by Second Gate on February 18, 2026;

(g)	an updated Pro-Forma Cap Table provided by Second Gate on February 28, 2026;

(h)	an updated Merger Model provided by Second Gate, dated February 28, 2026, and, on March 3, 2026, various scenarios of the updated Merger Model, including alternative assumptions and sensitivities;

(i)	an updated Pro-Forma Cap Table provided by Second Gate on March 4, 2026.

(ii)	held discussions with members of senior management of Sphere 3D and Second Gate concerning the matters described in clauses (i) above; including:

(a)	a follow-up call with Second Gate on February 19, 2026, to review and discuss the updated Merger Model, review changes to the underlying assumptions and financial projections since the delivery of the Prior Letter, and review and understand the revised Pro-Forma Cap Table as provided to us by Second Gate on February 18, 2026.

(b)	a follow-up call with Second Gate on February 28, 2026, to review and discuss the changes to the Pro-Forma Cap Table and the underlying assumptions;

(c)	multiple calls with Second Gate to review and discuss the deal-related bonus structures and compensation arrangements in connection with the Transaction, including a call held on March 2, 2026, with the Chairman of the Board of Sphere 3D; and

(d)	a follow-up call with Second Gate on March 4, 2026, to further review and discuss the final updated terms of the deal-related bonus and compensation arrangements in connection with the Transaction.

(iii)	in compliance with SEC and Financial Industry Regulatory Authority Inc. regulations, discussed best valuation practices for bitcoin mining and infrastructure companies with Rosenblatt’s FinTech research analyst on February 14, 24, and 25, 2025 in connection with our preparation of the Prior Letter;

(iv)	reviewed the share trading price history and valuation multiples for Sphere and Cathedra and compared them with those of certain publicly traded companies from market databases (including FactSet) that we deemed relevant;

(v)	compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant; and

(vi)	discounted Sphere and Cathedra’s forecasted free cash flows (based on information provided to us by Sphere management) by their respective Weighted Average Costs of Capital (WACC) to calculate the valuation for both Sphere and Cathedra.

(vii)	performed a supplementary analysis of value creation and cash flow for the combined entity of Sphere 3D and Cathedra, including a review of the pro-forma cash structure and cash balances of the combined company, to assess the projected impact of the Transaction on its liquidity and financial position and net value addition to Sphere 3D shareholders.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 4 of 9

Assumptions and Qualifications

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material other information (included as updated since our delivery of the Prior Letter) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material, and other information. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Sphere and Cathedra since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of the Parties to the Definitive Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each Party to the Definitive Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction as set forth in the Definitive Agreement will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Proposal, the Definitive Agreement and other related documents and instruments. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, Sphere, or Cathedra that would be material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of either Party, nor were we provided with any such appraisal or evaluation. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Parties may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Parties are or may be parties or are or may be subject.

Except with respect to our engagement to provide the Prior Letter, Rosenblatt has not in the past provided financial consulting services to either of the Parties. Rosenblatt has not acted as financial advisor to Sphere or Cathedra in connection with this Opinion and has not participated in any of the negotiations leading to the Proposal. We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. We have not been requested to, and did not, solicit indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of Sphere or any other party. We have not been requested to, and did not, advise Sphere or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 5 of 9

This Opinion is directed only to the Board of Directors of Sphere and addresses only the fairness of the proposed Transaction from a financial point of view to Sphere’s public shareholders. This Opinion is furnished for the use of the Sphere Board of Directors (in its capacity as such) in connection with its evaluation of the Definitive Agreement and the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of Sphere, any security holder or any other party as to how to act or vote with respect to any matter relating to, or whether to tender, acquire or dispose of any securities of Sphere or Cathedra in connection with, the Transaction or otherwise. The Opinion is based on Rosenblatt’s analyses, which contain estimates and valuation ranges that are not necessarily indicative of actual values or predictive of future results or values.

This Opinion shall be used only by the Board of Directors of Sphere in evaluating the Transaction. It is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excepts or summaries) for any other purposes, provided that (1) it may be filed with or referred to in any registration statement, proxy statement or any other document filed with the SEC, as long as it is included in full and you have received Rosenblatt’s prior written consent with respect to all of the references to it and/or the opinion included in any such registration statement, proxy statement or any other document filed with the SEC or (2) it is to be introduced into evidence or referred to in any litigation pertaining to matters relating to the Definitive Agreement and covered in the Opinion.

Sphere will give Rosenblatt written notice at least three business days in advance of such use in any litigation or it (or the summary) being provided to any shareholder. The Opinion will be provided to the Board of Directors of Sphere for its evaluation and analysis of the Transaction at or prior to the time that Sphere will execute the Definitive Agreement and related documents, and Rosenblatt is not required to update our Opinion as of a later date, anything to the contrary contained herein notwithstanding.

The material in this Opinion may not be reprinted in whole or in part without the prior express written consent of Rosenblatt. The Board of Directors of Sphere alone contracted for and is the intended beneficiary of this Opinion. This Opinion may not be relied upon by any other person or entity without Rosenblatt’s prior express written consent. Any use which any third party makes of the Opinion, or any reliance on it, or decision to be made based upon it, are the responsibilities of that party. This Opinion is further subject to the attached Statement of Assumptions and Limited Conditions.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Sphere Board of Directors, the Cathedra Board of Directors, the security holders of the Parties or any of the other parties to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Sphere (other than its public shareholders), Cathedra, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the fairness of any portion or aspect of the Transaction to any one class or group of Sphere’s, Cathedra’s, or any other party’s security holders or other constituents vis-à-vis any other class or group of acquiror’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (v) whether or not Sphere, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vi) the solvency, creditworthiness or fair value of Cathedra or any other participant in or stakeholder of the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any Party to the Transaction, any class of such persons or any other party or (viii) the fairness, financial or otherwise, to the Parties or any other person or entity, of any commercial arrangements between the Parties. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

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Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 6 of 9

Conclusion

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Transaction is fair to the public shareholders of Sphere from a financial point of view.

Respectfully submitted,

Rosenblatt Securities Inc.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 7 of 9

Statement of Limiting Factors and Assumptions

The analyses and opinions concluded by Rosenblatt Securities Inc. (hereinafter referred to as “Rosenblatt”) and set forth in this Opinion are subject to the following additional assumptions and limiting conditions. Capitalized or other terms used but not defined in this statement shall have the meanings ascribed to them in the Opinion.

We have no present or contemplated material interest in the business or assets that are the subject of this Opinion. We have no personal interest or bias with respect to the subject matter of this Opinion or the parties involved. In accordance with recognized professional ethics, the professional fee for this service is not contingent upon Rosenblatt’s conclusion of value, and neither Rosenblatt nor any of its employees has a present or intended financial interest in either Party.

To the best of our knowledge and belief, the statements of fact contained in this Opinion, upon which the analyses, opinions, and conclusions expressed herein are based, are true and correct.

The fee for this engagement is not contingent upon the values reported. The opinion of value expressed herein is valid only for the stated purpose and only as of the date of the Opinion.

No investigation of legal fee or title to the business or its assets has been made and the ownership claim to the business and its assets is assumed valid. No consideration has been given to liens or encumbrances which may be in place against the business or assets, except as specifically stated in this Opinion.

Rosenblatt is not specifically identified as a tax advisor under IRS Circular 230. Under these standards, written advice may not be relied upon for the purpose of avoiding accuracy-related penalties or reportable transaction understatement penalties, unless the advice satisfies a variety of requirements. Nothing contained in any written product issued by Rosenblatt has been prepared, nor may be relied upon, for the purpose of avoiding tax penalties that may be imposed.

This letter and the conclusions arrived at herein are for the exclusive use of the Board of Directors of Sphere 3D Corp. (“Client” or “Sphere”). Furthermore, the letter and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Rosenblatt based upon information furnished to it by the Client and other sources. The extent to which the conclusions and valuations arrived at herein should be relied upon, they should be governed and weighted accordingly.

All value conclusions are presented as the considered opinion of Rosenblatt based on the facts noted within this Opinion. We assume no responsibility for changes in values or market conditions. The value conclusions derived were for the specific purpose set forth herein and may be invalid if used for any other purpose. This is not a solvency opinion and may not be used out of the context as presented herein nor used to solicit potential buyers. Client agrees to preserve the confidential format and content of our Opinions. Our Opinions and the Rosenblatt name are not to be used in whole or in part outside the Client’s organization, without our prior written approval, except for review by the Client’s auditors, legal counsel, advisors, financial institution (if the purpose of our appraisal is financing), and by representatives of taxing authorities. We will likewise preserve the confidential nature of information received from the Client, or developed during this engagement, in accordance with our established professional standards. Client agrees that Rosenblatt does not, either by entering into this contract or by performing the services rendered, assume, abrogate or undertake to discharge any duty of Client to any other person. Unless otherwise stated in writing, Rosenblatt may reference the work performed for Client in general public announcements.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 8 of 9

All financial statements and other pertinent data relating to the income and expense attributed to the Sphere and Cathedra have been provided either by Sphere management or its representatives and accepted without further verification, except as may be noted in the Opinion. Therefore, to the extent that such information may be found at a later date to have been inaccurate or misrepresented, we cannot accept liability for the consequences such inaccuracy or misrepresentation may have on our value conclusion or the use of our conclusion in actions taken by Client.

While we assume and accept as correct the information furnished to us by others, no guarantee is expressed or implied herein for the validity of such information, whether in written or oral form. We accept as correct the information furnished to us by others. Providers of the information warrant ( and we have assumed) the following:

1.	The above referenced information does not contain any untrue statements of material fact, or omit a material fact which makes the information misleading;

2.	The financial statements and other financial information provided to Rosenblatt fairly present in all material respects the financial condition, results of operations and cash flow of the Sphere and Cathedra; and

3.	Rosenblatt was made aware of all known factors which could significantly affect an independent third-party financial analysis of Sphere or Cathedra.

In addition, we assume that the information supplied by management and others represented a good faith effort to describe the business or assets of the Sphere. We further assume that, unless indicated otherwise, there is no intention of selling control of or liquidating any material asset other than in the normal and ordinary course of business.

Neither all nor any part of the contents of this Opinion shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of Rosenblatt.

We assume that the terms of any leases currently in effect will not be altered by any lessor contending that the new financial structure triggers a material change in the financial condition of the Sphere, unless and to the extent that these assertions are specifically disclosed. We assume there are no hidden or unexpected conditions of either the real or personal property utilized by the business enterprise which would materially and adversely affect value.

We express no opinion as to: (a) the tax consequences of the Transaction which may result; (b) the effect of the tax consequences of any net value received or to be received as a result of the Transaction; (c) the possible impact on the market price resulting from any need to effect the Transaction to pay taxes; and (d) the viability or legality of the Transaction for which our valuation may be utilized.

No opinion is expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by investment banks providing similar fairness opinions. Therefore, this Opinion does not address issues of law, engineering, code conformance, toxic contamination or discharge, the potential presence of hazardous substances, bitcoin regulation or otherwise unless specifically identified in the body of the Opinion.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

CONFIDENTIAL March 5, 2026 Page 9 of 9

Unless express written notice of noncompliance is delivered and brought to the attention of Rosenblatt, we assume that the Sphere is in compliance with all laws and regulations of any government or agency significant and relevant to its operations.

Rosenblatt has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this Opinion. Any additional consultation, attendance during any hearings or depositions, testimony, or additional research required in reference to the present engagement beyond the opinions expressed herein, as of the date of this letter, are subject to specific written arrangements between the parties.

The analyses and market value estimate may, in part, be based on estimates and assumptions which are inherently subject to uncertainty and variation, depending on evolving events. However, some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analyses may vary from our estimates, and the variations may be material.

This Opinion may contain or imply prospective financial estimates or opinions that represent Rosenblatt's expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur, or that a particular price will be offered or accepted.

Any value estimates provided in the Opinion apply to the overall business enterprise, and any proration of the total into fractional interests will invalidate the value estimate, unless such proration or division of interests has been set forth in the Opinion.

No consideration has been given in this Opinion to the underlying market value of the real and personal property, such as furniture, fixtures, machinery and equipment located on the premises, unless otherwise identified in this Opinion.

Rosenblatt assumes no responsibility for economic or physical factors which may affect the opinions herein stated which may occur at some date after the date of this Opinion. Forecasts of future events which influence the valuation process are predicated on the continuation of historical and current trends in the market, as identified in the Opinion.

Rosenblatt reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this Opinion as may be required by consideration of additional data or more reliable data that may become available directly to us.

We assume no responsibility for any financial reporting judgements which are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets or properties encompassed by this Opinion.

Rosenblatt has not been involved in the financial planning, the structuring of the ownership entity(s), and/or the tax and accounting issues related to any Federal Gift and/or Estate Tax Planning Strategy. Furthermore, we have provided no legal advice and we take no responsibility for the legal interpretation of the laws of any state or jurisdiction impacting Sphere, Cathedra, or any other entity.

The liability of Rosenblatt and its employees and associates is limited to the Client only and to the amount of the fee actually received by Rosenblatt. There is no accountability, obligation, or liability to any third party. If the Opinion or any part thereof is disseminated to anyone other than the Client, the Client shall make such party or parties aware of all limiting conditions and assumptions affecting the Opinion.

Rosenblatt Securities Inc. * Member NYSE, SIPC, FINRA

40 Wall Street, 59th Floor, New York, NY 10005 Tel. 212 607 3100 www.rblt.com

Annex E

[●], 2026

To: Undersigned Shareholder of [Sphere 3D Corp./Cathedra Bitcoin Inc.]1

Re: Voting Support Agreement

Sphere 3D Corp. (“Sphere”) is in discussions with Cathedra Bitcoin Inc. (“Cathedra”) regarding a potential business combination transaction (the “Proposed Transaction”) pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “BCBCA”) whereby Sphere will acquire all of the issued and outstanding subordinate voting shares and multiple voting shares of Cathedra by way of an amalgamation between Cathedra and S3D Acquisition Corp., a wholly-owned subsidiary of Sphere. Further details of the Proposed Transaction will be set forth in an arrangement agreement (the “Arrangement Agreement”) among such parties, a draft of which has been provided to you.

The undersigned shareholder (the “Shareholder”) is [a director and/or officer of [Sphere/Cathedra] and] the legal and/or beneficial owner of, or exercises control and direction over, that number of shares of [Sphere/Cathedra] [and that number of options to acquire [common shares/subordinate voting shares] of [Sphere/Cathedra]], [and that number of warrants to acquire [common shares/subordinate voting shares] of [Sphere/Cathedra]], [and that number of restricted share units to acquire [common shares/subordinate voting shares] of [Sphere/Cathedra]] set forth below on the signature page hereto (the “Subject Securities”) and has agreed to enter into this voting support agreement (the “Agreement”) in connection with the Proposed Transaction.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sphere, Cathedra and the Shareholder (collectively, the “Parties”) agree as follows:

1. Agreement to Vote Subject Securities

The Shareholder irrevocably covenants and agrees that, from the date hereof until the date of termination of this Agreement in accordance with the terms herein, at any meeting of securityholders of [Sphere/Cathedra] called for the purpose of approving the Proposed Transaction, the Arrangement Agreement and all related transactions contemplated in the Arrangement Agreement, the Shareholder shall (or cause the holder of record to, if the Shareholder is the beneficial owner but not the holder of record of the Subject Securities or if the Shareholder exercises control and direction over the Subject Securities) vote all of the Subject Securities: (a) in favour of the approval of the Proposed Transaction, the Arrangement Agreement and any actions required in furtherance of the actions contemplated thereby; and (b) to oppose any proposed action by [Sphere/Cathedra] or any other party, the result of which could impede, interfere with or delay [Sphere/Cathedra] from completing the Proposed Transaction or any transactions contemplated thereby. The Shareholder will not, and will not permit any entity under its Control (as defined in the BCBCA), to, deposit any of the Subject Securities into a voting trust or subject any of the Subject Securities to any arrangement or agreement with respect to the voting of such securities, other than pursuant to this Agreement.  The Shareholder hereby waives and agrees in favour of Sphere and Cathedra not to exercise any rights of appraisal or rights of dissent that the Shareholder may have arising from the Proposed Transaction.

[1]	To be executed by Sphere directors and officers, and Cathedra directors, officers and significant shareholders.

2. No Proxy Solicitation

The Shareholder will not, and will not permit any entity under its Control, to:

(a) solicit proxies, or become a participant in a solicitation in opposition to, or competition with the Proposed Transaction, the Arrangement Agreement or any transaction contemplated thereby; (b) initiate, assist, knowingly encourage or otherwise facilitate, any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Sphere or Cathedra in connection with the Proposed Transaction, the Arrangement Agreement or any transaction contemplated thereby; (c) act jointly or in concert with others with respect to voting securities of [Sphere/Cathedra] for the purpose of opposing or competing with [Sphere/Cathedra] in connection with the Proposed Transaction, the Arrangement Agreement or any transaction contemplated thereby; or (d) make, solicit, assist, initiate, knowingly encourage or otherwise facilitate, or continue to make, solicit, assist, initiate, knowingly encourage or otherwise facilitate, any inquiries, proposals or offers from any other Person (including any of its officers or employees) relating to any Acquisition Proposal or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing, or approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal, provided there shall be no obligation pursuant to this clause if [Sphere/Cathedra], as applicable, is aware of the Acquisition Proposal and complies with its obligations under the Arrangement Agreement.

3. No Sale, Transfer or Encumbrance; Additional Purchases

Except with the prior written consent of [Sphere/Cathedra], the Shareholder agrees and covenants in favour of [Sphere/Cathedra] not to option, transfer, sell, gift, pledge, hypothecate, encumber, or otherwise dispose of any of the Subject Securities or enter into any agreement, arrangement or understanding in connection therewith prior to the consummation or earlier termination of the Proposed Transaction; provided, that the foregoing shall not apply to:

(i)	the transfer of Subject Securities to satisfy withholding obligations for any equity award granted pursuant to the terms of [Spheres’][Cathedra’s] equity incentive plan, provided further, that the Shareholder remits to [Sphere][Cathedra] an amount of proceeds from such transfer necessary to cover such withholding taxes;

(ii)	the transfer of Subject Securities if required pursuant to any applicable Law or a final and non-appealable order of any Governmental Authority (including, transfers by operation of Law pursuant to a qualified domestic order, divorce settlement, or divorce decree or separation agreement or wind-up or dissolution of a legal entity);

(iii)	the transfer of Subject Securities to the Shareholder’s spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary (each of the foregoing, “Immediate Family”); provided, that in the case of a transfer to an Immediate Family member that is a trust, such trust does not require or permit the distribution of any of the Subject Securities other than to the Shareholder and/or the Shareholder’s Immediate Family members; provided, further, that any transfer to Immediate Family shall be for bona fide estate planning purposes and shall not involve a disposition for value; provided, further, that, in any such transfer to Immediate Family, such transferee acknowledges and agrees that the transfer restrictions included herein shall continue to apply to such Subject Securities following such transfer;

(iv)	the transfer of Subject Securities to the Shareholder’s “affiliates” (as that term is used in the U.S. Securities Act); provided, such transferee acknowledges and agrees that the Transfer restrictions included herein shall continue to apply to such Subject Securities following such transfer;

(v)	the transfer of Subject Securities in connection with transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the Immediate Family of the Shareholder; provided, such transferee acknowledges and agrees that the transfer restrictions included herein shall continue to apply to such Subject Securities following such transfer; and

(vi)	the transfer of Subject Securities to a third party pursuant to a bona-fide tender offer, merger, consolidation or other similar transaction involving [common shares/subordinate voting shares] of [Sphere/Cathedra], involving a Change of Control (as defined below) that, in each case, has been approved by the board of directors of [Sphere/Cathedra] (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the Shareholder may agree to transfer such Shareholder’s Subject Securities in connection with any such transaction, or vote any of such Shareholder’s Subject Securities in favor of any such transaction); provided, that all of such Shareholder’s Subject Securities that are not so transferred remain subject to this Agreement; provided, further, that (A) it shall be a condition of the transfer that if such transaction is not completed, any of such Shareholder’s Subject Securities shall remain subject to the restrictions herein, and (B) for purposes of this clause (vi), “Change of Control” means any transaction that results in any person or “group” (within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act) becoming the beneficial owner of more than 50% of the total voting power of [Sphere/Cathedra]’s outstanding voting securities.

The Shareholder agrees that any shares of [Sphere/Cathedra] or other securities of [Sphere/Cathedra] purchased or acquired after the date of execution of this Agreement shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Securities.

4. Representations and Warranties of the Shareholder

The Shareholder represents and warrants that: (a) it is the beneficial owner of the Subject Securities or exercises control and direction over the Subject Securities, and no other securities of [Sphere/Cathedra]; (b) it has the sole right to vote the Subject Securities; (c) none of the Subject Securities are subject to any voting agreement (other than this Agreement) or adverse claim; (d) no person, firm, or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, acquisition or transfer from the Shareholder of any of the Subject Securities; and (e) it has full power and authority to make, enter into and carry out the terms of this Agreement and this Agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the Shareholder in accordance with its terms.

5. Control

If any of the Subject Securities are held through a corporation or trust over which the Shareholder has Control, the Shareholder shall vote or cause to be voted such Subject Securities and exercise its power and authority to ensure that this Agreement is complied with by said corporation or trust.

6. Capacity as Shareholder2

The Shareholder agrees and acknowledges that it is bound hereunder solely in his capacity as a shareholder of [Sphere/Cathedra] and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder in his capacity as a director or officer of [Sphere/Cathedra]. Nothing in this Agreement shall: (a) limit or affect any actions or omissions taken by the Shareholder in his capacity as a director or officer of [Sphere/Cathedra], including in exercising rights under the Arrangement Agreement and no such actions or omissions shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict the Shareholder from fulfilling his fiduciary duties as a director or officer of [Sphere/Cathedra].

7. Disclosure

The Shareholder agrees that the details of this Agreement may be set out in any press release, information circular or other communication of Sphere and/or Cathedra issued, made or given in connection with the Proposed Transaction or the Arrangement Agreement and that this Agreement may be made publicly available on EDGAR or SEDAR+ or filed with the securities regulatory authorities in Canada or the United States of America, and otherwise to the extent required by law.

The Shareholder agrees it will not, directly or indirectly, make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of [Sphere/Cathedra], not to be unreasonably withheld or delayed. Notwithstanding the foregoing, [Sphere/Cathedra] shall be permitted to make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of the other party if: (a) the disclosure is required by Law; and (b) [Sphere/Cathedra] has first used its commercially reasonable efforts to consult with the other party about the form and substance of such disclosure, subject to the overriding obligations of Laws.

8. Termination

This Agreement shall automatically terminate on the earlier of the date, if any, (a) that the Arrangement Agreement is terminated in accordance with its terms, (b) the board of directors of [Sphere/Cathedra] publicly announces that it has received an Acquisition Proposal (as defined in the Arrangement Agreement) that it has determined constitutes a [Sphere Superior Proposal/Cathedra Superior Proposal] (as defined in the Arrangement Agreement) and [Cathedra/Sphere] does not exercise its right to match such Superior Proposal in accordance with Section 7.2 of the Arrangement Agreement, or (c) the Effective Time.

[2]	This section applies to a shareholder who is also a director or officer of [Sphere/Cathedra].

9. Miscellaneous.

(a)	Each of the Parties agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

(b)	It is understood and agreed that monetary damages would not be a sufficient remedy for any breach of this Agreement by the Shareholder. Without prejudice to the rights and remedies otherwise available to it, Sphere and/or Cathedra shall be entitled to equitable relief by way of injunction or otherwise if the Shareholder breaches, or threatens to breach, any of the provisions of this Agreement. Sphere and/or Cathedra shall not be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy. Notwithstanding that damages may be readily quantifiable, the Shareholder agrees not to plead sufficiency of damages as a defense in any such proceeding and the Shareholder further agrees to not oppose Sphere and/or Cathedra in seeking or the granting of such relief.

(c)	This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether oral or written, between the Parties relating to the same and all past courses of dealing or industry custom. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by duly authorized signatories of the Parties. The waiver by either party of a breach of or a default under any provision of this Agreement shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power, privilege or remedy that it has or may have hereunder operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise of any such right, power, privilege or remedy hereunder.

(d)	This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(e)	In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions hereof shall remain in full force and effect and such provision shall be enforced to the maximum extent possible so as to effect the intent of the Parties, and shall in no way be affected, impaired or invalidated. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

Please confirm your agreement with the foregoing by signing a copy of this Agreement where indicated below and returning the same to the Shareholder by facsimile or email.

[Signature page to follow]

Sincerely yours,

Sphere 3D Corp.

Per: Authorized Signatory

Cathedra Bitcoin Inc.

Per: Authorized Signatory

ACCEPTED AND AGREED to with effect from the ____ day of ______________, 2026.

Name of Shareholder

Signature of Shareholder

Title (if applicable)

Number of Shares Held

Number of Options to Purchase Shares Held

Number of Warrant to Purchase Shares Held

Number of RSUs to Acquire Shares Held

Address

Sphere 3D Corp.
("**Sphere**")

Special Meeting
May 15, 2026 at 1:00PM ET
Virtual Meeting: https://virtual-meetings.tsxtrust.com/1927
(the "**Meeting**")

Proxy Voting – Guidelines and Conditions

1. **THIS PROXY IS SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF SPHERE.**
2. **THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING PROXY MATERIALS PRIOR TO VOTING.**
3. **If you appoint the Management Nominees indicated on the reverse to vote on your behalf, they must also vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.**
4. This proxy confers discretionary authority on the person named to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.
5. **The securityholder has a right to appoint a person or company to represent the securityholder at the Meeting other than the person or company designated in the form of proxy.** Such right may be exercised by inserting, on the reverse of this form, in the space labeled "Please print appointee name", the name of the person to be appointed, who need not be a securityholder of Sphere.
6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the securityholders of Sphere.
7. To be valid, this proxy must be filed using one of the ***Voting Methods*** and must be received by *TSX Trust Company* before the ***Filing Deadline for Proxy***, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 24 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chair of the Meeting in their discretion, and the Chair is under no obligation to accept or reject any particular late proxy.
8. If the holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the holder may be required to provide documentation evidencing the signatory's power to sign the proxy.
9. Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol.

Electronic Delivery
If you are a registered securityholder and wish to enroll for electronic delivery for future issuer communications including meeting related materials, financial statements, DRS, etc., where applicable, you may do so:

1) After you vote online at www.voteproxyonline.com using your control number.
2) Through TSX Trust's online portal, Investor Insite. You may log in or enroll at https://www.tsxtrust.com/investor-login

For details go to www.tsxtrust.com/consent-to-electronic-delivery

VOTING METHOD	
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number
FACSIMILE	416-595-9593
MAIL or HAND DELIVERY	TSX Trust Company 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1

Investor inSite
TSX Trust Company offers at no cost to holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable holder forms and Frequently Asked Questions.

To register, please visit: https://www.tsxtrust.com/t/investor-hub/forms/investor-insite-registration and complete the registration form

For assistance, please contact TSX TRUST INVESTOR SERVICES.

Mail: 301 - 100 Adelaide Street West Toronto, ON, M5H 4H1

Tel: 1-866-600-5869

Email: tsxtis@tmx.com

TMX TSX TRUST

FORM OF PROXY ("PROXY")

Sphere 3D Corp.
("Sphere")

Special Meeting
May 15, 2026 at 1:00PM ET
Virtual Meeting: https://virtual-meetings.tsxtrust.com/1927

CONTROL NUMBER:

SECURITY CLASS: Common Shares | **RECORD DATE: April 10, 2026** | **FILING DEADLINE FOR PROXY: May 14, 2026 at 1:00PM ET**

APPOINTEES

The undersigned hereby appoints **Duncan McEwan**, whom failing **Kurt L. Kalbfleisch** (the "Management Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with the voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME	*Signature of registered owner(s)*	*Date (MM/DD/YYYY)*

TSX TRUST

Virtual Meeting Guide 1/2

Issuer Name	
SPHERE 3D CORP.	
Meeting Date	**Time**
MAY 15, 2026	1:00 PM (ET)

This year we will be conducting a virtual meeting, giving you the opportunity to attend the meeting online, using your smartphone, tablet or computer.

You will be able to view a live webcast of the Meeting, ask questions and submit your votes in real time (where applicable).

APPOINTING SOMEONE TO BE YOUR PROXYHOLDER
An additional step is required, if you appoint someone to be your proxy, other than the individual(s) named on the form of proxy or voting instruction form, you or your proxy will be required to register with TSX Trust to receive a **Meeting Access Number**, in order to participate at the Meeting. To Register, please go the URL below.

NON-REGISTERED HOLDERS, holding securities through a broker or financial institution, should carefully follow the instructions set out on the voting instruction form and in the information circular. Please note that only registered securityholders and proxyholders are permitted to vote at the meeting. A non-registered securityholder wishing to vote at the meeting, should appoint themselves as a proxyholder, and will be required to register with TSX Trust to receive Meeting Access Number in order participate at the Meeting.

NOTE: If you do not register with TSX Trust to receive your Meeting Access Number, you will NOT be able to participate at the Meeting.

To Register with TSX Trust go to:
tsxtrust.com/resource/en/75

ATTENDING THE MEETING VIRTUALLY

Simply go to the following website in your web browser (not a Google search) on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Edge or Firefox. Please ensure your browser is compatible by logging in early.

URL
https://virtual-meetings.tsxtrust.com/1927

I HAVE A CONTROL NUMBER / MEETING ACCESS NUMBER

If you have received a form of proxy from our transfer agent, TSX Trust Company, with a control number, or you are a proxyholder with a Meeting Access Number, select "I have a Control Number / Meeting Access Number" and enter the numbers and the password below (case sensitive):

Meeting Password (case sensitive)
sphereSM2026

I AM A GUEST

If you do not have a control number select "I am a Guest" and fill in the required information.

Please login at least 15 minutes before the start of the meeting and ensure your web browser and internet connection are working properly.

TSX TRUST
Choose a login method
I HAVE A CONTROL NUMBER
Annual General Meeting of Shareholders
Questions
Voting
VOTING
ASK A QUESTION
LEAVE THE MEETING

tsxtrust.com

TSX TRUST

Virtual Meeting Guide 2/2

NAVIGATION

When successfully authenticated, the info screen will be displayed. You can view the company information, ask questions and watch the webcast.

If you would like to watch the webcast press the play icon. If viewing on a computer, the webcast will appear automatically once the meeting has started.

VOTING

Once the voting is announced, click the voting icon on the left hand side. VOTING

To vote, simply select your voting direction from the options shown on screen and click **SUBMIT**. A confirmation message will appear to show your vote has been received.

If you have additional control numbers to vote, click + I HAVE ADDITIONAL CONTROL NUMBERS at the top to enter the additional credential.

To change your vote, simply click REFRESH VOTING RESOLUTIONS

Voting will remain open until the voting on the ballot is closed.

QUESTIONS

Eligible securityholders (registered securityholder and proxyholders) attending the meeting, with their control number / Meeting Access Number may ask questions during the meeting.

Messages can be submitted at any time during the Q&A session up until the Chair closes the session.

If you would like to ask a question, select the icon on the left. ASK A QUESTION

Type your message within the chat box in the messaging screen. Once you are happy with your message click the "Ask Now" button

Questions sent via TSX Trust Virtual Meeting platform will be moderated before being sent to the Chair

ADDITIONAL NOTES

This document should be read in conjunction with the Information Circular. Registered and Non-registered securityholders should carefully follow the instructions on the Form of Proxy / Voting Instruction Form, and ensure that Votes / Proxy Appointments are submitted by the Proxy Filing Deadline.

It is important that you are connected to the internet at all times during the Meeting. It is your responsibility to ensure connectivity for the duration of the Meeting. We encourage you to log-in to the Meeting at least 15 minutes before the start of the Meeting to check your connectivity and audio settings.

tsxtrust.com